  As filed with the Securities and Exchange Commission on March 21, 2001

                                                 Registration No. 333-51434

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM F-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
                          The News Corporation Limited
           (Exact Name of the Registrant as Specified in its Charter)

   South Australia, Australia         4833         Not Applicable
     (State or Other            (Primary Standard     (I.R.S.
     Jurisdiction of               Industrial         Employer
     Incorporation or          Classification Code Identification
      Organization)                  Number)          Number)

                                 2 Holt Street
                    Sydney, New South Wales 2010, Australia
                         (Country Code 61) 2-9-288-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            Arthur M. Siskind, Esq.
                          The News Corporation Limited
                         c/o News America Incorporated
                          1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 852-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                With Copies to:

     Jeffrey W. Rubin, Esq.         Lou R. Kling, Esq.        Lynn Toby Fisher, Esq.
      Stephen H. Kay, Esq.         Howard L. Ellin, Esq.         Kaye Scholer LLP
   Squadron Ellenoff Plesent &   Skadden, Arps, Slate, Meagher    425 Park Avenue
          Sheinfeld LLP                 & Flom LLP           New York, New York 10022
        551 Fifth Avenue             Four Times Square            (212) 836-8000
    New York, New York 10176     New York, New York 10036
         (212) 661-6500               (212) 735-3000

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the closing of the mergers as described herein.

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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                          CHRIS-CRAFT INDUSTRIES, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear Chris-Craft Stockholder:

   Chris-Craft Industries, Inc., BHC Communications, Inc. and United Television, Inc. have each agreed to merge with a subsidiary of The News Corporation Limited under three separate merger agreements, each dated as of August 13, 2000. Chris-Craft owns approximately 80% (representing approximately 97% of the voting power) of BHC and BHC owns approximately 58% of United Television.

   To complete the proposed mergers, Chris-Craft, BHC and United Television must each obtain the approval of their stockholders. Accordingly, we have scheduled a special meeting of Chris-Craft stockholders on Tuesday, April 24, 2001 at 11:00 a.m., local time, at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, at which we will ask you to vote to approve and adopt the Chris-Craft merger agreement. BHC and United Television have scheduled similar meetings on the same date.

   In the Chris-Craft merger, you will receive cash and/or News Corporation Preferred ADSs in the amounts and in accordance with the election procedures described in this joint proxy statement/prospectus. News Corporation Preferred ADSs are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each News Corporation Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP".

   This joint proxy statement/prospectus provides you with detailed information regarding the mergers. We urge you to read it carefully and in its entirety. In particular, you should read the "Risk Factors" section beginning on page 35 for a description of the various risks you should consider in evaluating the Chris-Craft merger.

   Your board of directors has approved the Chris-Craft merger and unanimously recommends that Chris-Craft stockholders vote FOR the Chris-Craft merger proposal described in this joint proxy statement/prospectus.

   Your vote is important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                                          Very truly yours,

                                          /s/ Herbert J. Siegel
                                          Herbert J. Siegel
                                          Chairman of the Board


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      This joint proxy statement/prospectus is dated March 21, 2001,

   and is first being mailed to stockholders on or about March 23, 2001.

                            BHC COMMUNICATIONS, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear BHC Stockholder:

   BHC Communications, Inc., Chris-Craft Industries, Inc. and United Television, Inc. have each agreed to merge with a subsidiary of The News Corporation Limited under three separate merger agreements, each dated as of August 13, 2000. Chris-Craft owns approximately 80% (representing approximately 97% of the voting power) of BHC and BHC owns approximately 58% of United Television.

   To complete the proposed mergers, BHC, Chris-Craft and United Television must each obtain the approval of their stockholders. Accordingly, we have scheduled a special meeting of BHC stockholders on Tuesday, April 24, 2001 at 10:00 a.m., local time, at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, at which we will ask you to vote to approve and adopt the BHC merger agreement. Chris-Craft and United Television have scheduled similar meetings on the same date. Chris-Craft, which owns sufficient shares of BHC to approve the BHC merger proposal, has agreed to vote its shares in favor of the BHC merger proposal.

   In the BHC merger, you will receive cash and/or News Corporation Preferred ADSs in the amounts and in accordance with the election procedures described in this joint proxy statement/prospectus. News Corporation Preferred ADSs are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each News Corporation Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP".

   This joint proxy statement/prospectus provides you with detailed information regarding the mergers. We urge you to read it carefully and in its entirety. In particular, you should read the "Risk Factors" section beginning on page 35 for a description of the various risks you should consider in evaluating the BHC merger.

   Your board of directors has approved the BHC merger and unanimously recommends that BHC stockholders vote FOR the BHC merger proposal described in this joint proxy statement/prospectus.

   Your vote is important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                                          Very truly yours,

                                          /s/ William D. Siegel
                                          William D. Siegel
                                          President and Chief Executive
                                           Officer


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      This joint proxy statement/prospectus is dated March 21, 2001,

   and is first being mailed to stockholders on or about March 23, 2001.

                            UNITED TELEVISION, INC.
                        132 South Rodeo Drive, 4th Floor
                        Beverly Hills, California 90212

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear United Television Stockholder:

   United Television, Inc., Chris-Craft Industries, Inc. and BHC
Communications, Inc. have each agreed to merge with a subsidiary of The News Corporation Limited under three separate merger agreements, each dated as of August 13, 2000. Chris-Craft owns approximately 80% (representing approximately 97% of the voting power) of BHC and BHC owns approximately 58% of United Television.

   To complete the proposed mergers, United Television, Chris-Craft and BHC must each obtain the approval of their stockholders. Accordingly, we have scheduled a special meeting of United Television stockholders on Tuesday, April 24, 2001 at 9:00 a.m., local time, at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, at which we will ask you to vote to approve and adopt the United Television merger agreement. Chris-Craft and BHC have scheduled similar meetings on the same date. BHC, which owns sufficient shares of United Television to approve the United Television merger proposal, has agreed to vote its shares in favor of the United Television merger proposal.

   In the United Television merger, you will receive cash and/or News Corporation Preferred ADSs in the amounts and in accordance with the election procedures described in this joint proxy statement/prospectus. News Corporation Preferred ADSs are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each News Corporation Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange under the symbol "NCPDP".

   This joint proxy statement/prospectus provides you with detailed information regarding the mergers. We urge you to read it carefully and in its entirety. In particular, you should read the "Risk Factors" section beginning on page 35 for a description of the various risks you should consider in evaluating the United Television merger.

   Your board of directors has approved the United Television merger and unanimously recommends that United Television stockholders vote FOR the United Television merger proposal described in this joint proxy statement/prospectus.

   Your vote is important, regardless of the number of shares you own. Please vote your shares as soon as possible so that your shares are represented at the special meeting. To vote your shares, please complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                                          Very truly yours,

                                          /s/ John C. Siegel
                                          John C. Siegel
                                          Chairman of the Board


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      This joint proxy statement/prospectus is dated March 21, 2001,

   and is first being mailed to stockholders on or about March 23, 2001.

                          CHRIS-CRAFT INDUSTRIES, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Chris-Craft Industries, Inc.:

   A special meeting of stockholders of Chris-Craft Industries, Inc. will be held at 11:00 a.m., local time, on Tuesday, April 24, 2001 at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among Chris-Craft Industries, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc. We have attached a copy of the merger agreement as Annex A to the joint proxy statement/prospectus that accompanies this notice.

     2. To transact such other business as may properly come before the Chris-Craft special meeting or any adjournment or postponement of the meeting.

   As described in the joint proxy statement/prospectus that accompanies this notice, the Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

   Only stockholders of record at the close of business on March 16, 2001, the record date for the special meeting, are entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at the special meeting and for ten days before the special meeting, during ordinary business hours, at Chris-Craft's principal place of business, 767 Fifth Avenue, 46th Floor, New York, NY 10153. To vote your shares, please complete, sign, date and return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          By order of the Board of Directors,

                                          /s/ Brian C. Kelly
                                          Brian C. Kelly
                                          Secretary

New York, New York

March 21, 2001

                                   IMPORTANT


 Whether or not you expect to be present at the special meeting, please promptly complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                            BHC COMMUNICATIONS, INC.
                          767 Fifth Avenue, 46th Floor
                               New York, NY 10153

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of BHC Communications, Inc.:

   A special meeting of stockholders of BHC Communications, Inc. will be held at 10:00 a.m., local time, on Tuesday, April 24, 2001 at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among BHC Communications, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc. We have attached a copy of the merger agreement as Annex B to the joint proxy statement/prospectus that accompanies this notice.

     2. To transact such other business as may properly come before the BHC special meeting or any adjournment or postponement of the meeting.

   As described in the joint proxy statement/prospectus that accompanies this notice, the Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

   Only stockholders of record at the close of business on March 16, 2001, the record date for the special meeting, are entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at the special meeting and for the ten days before the special meeting, during ordinary business hours, at BHC's principal place of business, 767 Fifth Avenue, 46th Floor, New York, NY 10153. To vote your shares, please complete, sign, date and return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          By order of the Board of Directors,

                                          Brian C. Kelly
                                          Secretary

New York, New York

March 21, 2001

                                   IMPORTANT


 Whether or not you expect to be present at the special meeting, please promptly complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                            UNITED TELEVISION, INC.
                        132 South Rodeo Drive, 4th Floor
                        Beverly Hills, California 90212

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of United Television, Inc.:

   A special meeting of stockholders of United Television, Inc. will be held at 9:00 a.m., local time, on Tuesday, April 24, 2001 at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among United Television, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc. We have attached a copy of the merger agreement as Annex C to the joint proxy statement/prospectus that accompanies this notice.

     2. To transact such other business as may properly come before the United Television special meeting or any adjournment or postponement of the meeting.

   As described in the joint proxy statement/prospectus that accompanies this notice, the Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

   Only stockholders of record at the close of business on March 16, 2001, the record date for the special meeting, are entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at the special meeting and for the ten days before the special meeting, during ordinary business hours, at United Television's principal place of business, 132 South Rodeo Drive, 4th Floor, Beverly Hills, California 90212. To vote your shares, please complete, sign, date and return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          By order of the Board of Directors,

                                          /s/ Garth S. Lindsey
                                          Garth S. Lindsey
                                          Secretary

Beverly Hills, California

March 21, 2001

                                   IMPORTANT


 Whether or not you expect to be present at the special meeting, please promptly complete, sign, date and return the enclosed proxy card. This will not limit your right to vote in person or to attend the special meeting.

                             ADDITIONAL INFORMATION

   This joint proxy statement/prospectus incorporates important business and financial information about News Corporation, Chris-Craft, BHC and United Television from documents filed with the Securities and Exchange Commission that are not included in or delivered with this joint proxy statement/prospectus. News Corporation will provide you with copies of this information relating to News Corporation, without charge, upon written or oral request to:

     Investor Relations
     The News Corporation Limited
     c/o News America Incorporated
     1211 Avenue of the Americas
     New York, NY 10036
     Tel: (212) 852-7000

   Chris-Craft, BHC and United Television will provide you with copies of this information relating to their respective company, without charge, upon written or oral request to:

     Innisfree M&A Incorporated
     501 Madison Avenue, 20th Floor
     New York, NY 10022
     Tel: (212) 750-5833 (for banks and brokers)
       (888) 750-5834 (toll-free for stockholders)

   In order to receive timely delivery of the documents in advance of the Chris-Craft special meeting, BHC special meeting or United Television special meeting, as applicable, you should make your request no later than April 17, 2001.

   In addition, if you have questions about the Chris-Craft merger, BHC merger or United Television merger, as applicable, you may contact Innisfree M&A Incorporated at the address and telephone number set forth above.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETINGS...........   1
SUMMARY....................................................................   4
  The Companies............................................................   4
  Overview and Structure of the Mergers....................................   5
  What You Will Receive in the Mergers.....................................   6
  Election Procedures......................................................  17
  Preferred ADSs...........................................................  18
  Our Recommendations to Stockholders......................................  18
  Votes Required to Approve the Proposals..................................  18
  Possibility of BHC and United Television Mergers Without Chris-Craft
   Merger..................................................................  19
  Opinions of Financial Advisors...........................................  20
  Additional Interests of our Executive Officers and Boards of Directors as
   a Result of the Mergers.................................................  20
  Conditions to the Mergers................................................  21
  Restrictions on Alternate Transactions...................................  22
  Termination of the Merger Agreements.....................................  22
  Termination Fees.........................................................  24
  Related Transactions.....................................................  24
  Regulatory Matters.......................................................  24
  Material U.S. Federal Income Tax Consequences of the Mergers.............  25
  Accounting Treatment.....................................................  25
  Appraisal Rights.........................................................  26
  Comparative Market Price Data............................................  26
  Currencies and Exchange Rates............................................  26
  SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA.........................  27
  UNAUDITED COMPARATIVE PER SHARE INFORMATION..............................  34

RISK FACTORS...............................................................  35
  The value of the merger consideration to be received may fluctuate considerably............................................................  35
  Stockholders may receive a form of consideration different from what they elect...................................................................  35
  The form of consideration received by, and the U.S. federal income tax consequences to, Chris-Craft, BHC and United Television stockholders vary based on the structure of the mergers and each stockholder's election, variables which will not be known prior to the time of the special meetings........................................................  35
  News Corporation is controlled by one principal stockholder..............  36
  Members of the management and boards of directors of Chris-Craft, BHC and
   United Television have interests in the mergers that may differ from the interests of their stockholders.........................................  36
  Obtaining required regulatory approvals may delay completion of the mergers.................................................................  36

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................  37

THE CHRIS-CRAFT SPECIAL MEETING............................................  38
  Where and when the Chris-Craft special meeting will be held..............  38
  What will be voted upon..................................................  38
  Only Chris-Craft holders of record are entitled to vote..................  38
  Quorum...................................................................  39
  Vote required to adopt the Chris-Craft merger proposal...................  39
  Voting your shares and changing your vote by revoking your proxy.........  39
  How proxies are counted..................................................  40
  Cost of solicitation.....................................................  40

THE BHC SPECIAL MEETING....................................................  41
  Where and when the BHC special meeting will be held......................  41
  What will be voted upon..................................................  41

  Only BHC holders of record are entitled to vote..........................  41
  Quorum...................................................................  41
  Vote required to adopt the BHC merger proposal...........................  42
  Voting your shares and changing your vote by revoking your proxy.........  42
  How proxies are counted..................................................  42
  Cost of solicitation.....................................................  43

THE UNITED TELEVISION SPECIAL MEETING......................................  44
  Where and when the United Television special meeting will be held........  44
  What will be voted upon..................................................  44
  Only United Television holders of record are entitled to vote............  44
  Quorum...................................................................  44
  Vote required to adopt the United Television merger proposal.............  44
  Voting your shares and changing your vote by revoking your proxy.........  45
  How proxies are counted..................................................  45
  Cost of solicitation.....................................................  46

THE MERGERS................................................................  47
  The Background of the Mergers............................................  47
  News Corporation's Reasons for the Mergers...............................  57
  Chris-Craft's, BHC's and United Television's Reasons for the Mergers;
   Recommendations of the Special Committees and Boards of Directors.......  57
  Financial Advisor Fairness Opinions......................................  64
  Accounting Treatment.....................................................  81
  Material Income Tax Consequences.........................................  81
  Stock Exchange Listing...................................................  87
  Restrictions on Sales of Preferred ADSs by Affiliates of Chris-Craft, BHC
   and United Television...................................................  88
  Delisting and Deregistration of Stock after Mergers......................  88
  Regulatory Matters Relating to the Mergers...............................  88
  Stockholder Litigation...................................................  92

APPRAISAL RIGHTS...........................................................  94
  Appraisal Rights of Chris-Craft Stockholders.............................  94
  Appraisal Rights of BHC Stockholders.....................................  95
  Appraisal Rights of United Television Stockholders.......................  96

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS............  98

INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANIES IN
 THE MERGERS............................................................... 115
  Chris-Craft Executive Officers........................................... 115
  Bonus Pool............................................................... 117
  Directors' and Officers' Insurance; Indemnification...................... 117
  BHC Executive Officers................................................... 117
  United Television Executive Officers..................................... 117

SUMMARY OF THE TRANSACTION DOCUMENTS....................................... 119
  The Chris-Craft Merger Agreement......................................... 119
  The BHC Merger Agreement................................................. 138
  The BHC Voting Agreement and Proxy....................................... 157
  The United Television Merger Agreement................................... 157
  The United Television Voting Agreement and Proxy......................... 176

THE COMPANIES.............................................................. 178
  News Corporation......................................................... 178
  Chris-Craft.............................................................. 180
  BHC...................................................................... 182
  United Television........................................................ 182

COMPARISON OF STOCKHOLDERS' RIGHTS......................................... 183

DESCRIPTION OF NEWS CORPORATION CAPITAL STOCK.............................. 213
  The Preferred American Depositary Shares................................. 213
  The Preferred Ordinary Shares............................................ 221
  Australian exchange controls and other limitations affecting holders..... 226
  Limitations on foreign acquisitions and investment in Australian companies............................................................... 227

RELATED TRANSACTIONS....................................................... 230

MARKET PRICE DATA.......................................................... 231
  News Corporation Preferred ADSs.......................................... 231
  Chris-Craft Common Stock................................................. 232
  BHC Common Stock......................................................... 233
  United Television Common Stock........................................... 234

DIVIDEND DATA.............................................................. 235
  News Corporation Preferred Ordinary Shares............................... 235
  Chris-Craft Common Stock................................................. 235
  BHC Common Stock......................................................... 235
  United Television Common Stock........................................... 235

DEADLINE FOR STOCKHOLDER PROPOSALS......................................... 236
  Chris-Craft.............................................................. 236
  BHC...................................................................... 236
  United Television........................................................ 236

CURRENCY OF PRESENTATION, EXCHANGE RATES AND CERTAIN DEFINITIONS........... 237

EXCHANGE CONTROLS AND OTHER LIMITATIONS.................................... 238

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS................... 239

ENFORCEABILITY OF JUDGMENTS................................................ 240

LEGAL MATTERS.............................................................. 242

EXPERTS.................................................................... 242

WHERE YOU CAN FIND MORE INFORMATION........................................ 243

ANNEXES
  ANNEX A: Agreement and Plan of Merger (Chris-Craft)...................... A-1
  ANNEX B: Agreement and Plan of Merger (BHC).............................. B-1
  ANNEX C: Agreement and Plan of Merger (United Television)................ C-1
  ANNEX D: Opinion of Allen & Company Incorporated......................... D-1
  ANNEX E: Opinion of Wasserstein Perella & Co., Inc. ..................... E-1
  ANNEX F: Opinion of Bear, Stearns & Co. Inc.............................. F-1
  ANNEX G: Section 262 of the Delaware General Corporation Law............. G-1

       QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETINGS
Q: What are the proposed transactions?

A: News Corporation is proposing to acquire Chris-Craft, BHC and United
   Television in three separate merger transactions.

   If possible, the mergers will be completed as "forward mergers", which means that Chris-Craft, BHC and United Television will each merge into a subsidiary of News Corporation, and the News Corporation subsidiary will continue as the surviving corporation in each of the mergers. For each merger to be effected as a forward merger, the parties to that merger must receive a favorable tax ruling from the Internal Revenue Service and a related tax opinion from their respective legal counsel. In addition, the Federal Communications Commission must consent to the structure proposed by the parties for the ownership of Chris-Craft's, BHC's and United Television's television stations following each merger. The parties have received a favorable tax ruling from the IRS.

   If those tax and regulatory conditions are not met with respect to a particular merger, that merger will be restructured as a "reverse merger". In a reverse merger, a subsidiary of Fox Entertainment Group, Inc., a publicly-held company in which News Corporation holds an 82.76% equity interest (representing a 97.79% voting interest), will merge into Chris-Craft, BHC or United Television, as applicable, with Chris-Craft, BHC or United Television, as applicable, continuing as the surviving corporation in the merger.

   Because each merger is a separate transaction, it is possible that one or more of the mergers may be effected as a forward merger, with the other mergers being effected as reverse mergers.

Q: What is the difference between a forward merger and a reverse merger?

A: The principal difference to stockholders between a forward merger and a reverse merger is that, in a forward merger, the receipt of Preferred American Depositary Shares of News Corporation (Preferred ADSs), but not cash, by Chris-Craft, BHC or United Television stockholders will generally be tax-free for U.S. federal income tax purposes and, in a reverse merger, the receipt of Preferred ADSs by Chris-Craft, BHC and United Television stockholders will be taxable for U.S. federal income tax purposes. In the reverse mergers, Chris-Craft, BHC and United Television stockholders will receive more consideration than they would otherwise receive in the forward mergers. In addition, in the forward mergers, Chris-Craft, BHC and United Television stockholders will be able to make elections to receive cash and/or Preferred ADSs; however, in the reverse mergers, the stockholders will not have the right to elect the type of merger consideration they will receive.

Q: What will I receive in these mergers?

A: The consideration you will receive and detailed information about your ability to elect cash and/or Preferred ADSs, and about potential proration, adjustments and other factors that may affect what you receive, are described beginning on page 6 of the Summary.

Q: Will the final structure of the mergers be announced prior to the special meetings?

A: Not unless the structures are determined prior to such date. However, each company will issue a press release announcing whether its merger will proceed as a forward merger or reverse merger promptly after it is determined.

Q: When do the companies expect to complete the mergers?

A: We anticipate completing the mergers by June 30, 2001, or as soon as practicable following receipt of all required stockholder and regulatory approvals. Because all three mergers are subject to regulatory approvals and other factors outside the control of the parties, we cannot predict the exact timing of their completion.

Q: What vote is required to approve the mergers?

A: The Chris-Craft merger

   For the Chris-Craft merger to occur, the Chris-Craft merger agreement must be approved and adopted by a majority of the votes entitled to be cast by stockholders at the Chris-Craft special meeting (including the Chris-Craft convertible preferred stockholders), voting together as a single class, and a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock at the Chris-Craft special meeting, voting as a separate class.

   As of the record date, Chris-Craft directors and executive officers and their affiliates (none of whom has entered into agreements as to how to vote with respect to the Chris-Craft merger proposal) owned common stock, class B common stock and convertible preferred stock entitling them to cast approximately 46% of the votes entitled to be cast by stockholders voting together as a single class at the Chris-Craft special meeting, and convertible preferred stock entitling them to cast approximately 64% of the votes entitled to be cast by holders of convertible preferred stock at the Chris-Craft special meeting.

  The BHC merger

   For the BHC merger to occur, the BHC merger agreement must be approved and adopted by a majority of the votes entitled to be cast by holders of BHC's class A and class B common stock at the BHC special meeting, voting together as a single class. Chris-Craft, which holds shares representing approximately 97% of the voting power of BHC, and, accordingly, holds sufficient shares to approve the BHC merger proposal, has agreed to vote its BHC shares in favor of the BHC merger proposal.

  The United Television merger

   For the United Television merger to occur, the United Television merger agreement must be approved and adopted by a majority of the votes entitled to be cast by stockholders at the United Television special meeting. BHC, which holds shares representing approximately 58% of the voting power of United Television and, accordingly, holds sufficient shares to approve the United Television merger proposal, has agreed to vote its United Television shares in favor of the United Television merger proposal.

Q: Is it possible that some but not all of the mergers will occur?

A: Yes. It is possible for the BHC and United Television mergers to occur without the occurrence of the Chris-Craft merger. The completion of the Chris-Craft merger, however, is conditioned on satisfaction of the conditions for the completion of the BHC and United Television mergers. The conditions to the mergers are described beginning on page 21 of the Summary.

Q: What do I need to do now?

A: First, carefully read and consider the information contained in this joint proxy statement/prospectus. Then, please vote your shares as soon as possible, so that your shares may be represented at your special meeting.

Q: How do I vote?

A: You may choose one of the following ways to cast your vote:

  . by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage paid envelope; or

  . by appearing and voting in person at the Chris-Craft special meeting if you are a Chris-Craft stockholder, at the BHC special meeting if you are a BHC stockholder, or at the United Television special meeting if you are a United Television stockholder.

   If you sign, date and send in your proxy and do not indicate how you wish to vote, we will count your proxy as a vote in favor of approval and adoption of the applicable merger agreement on which you are entitled to vote.

   If you send in your proxy but abstain from voting or if you do not send in your proxy or vote at the special meetings, it will have the same effect as a vote against the approval and adoption of the applicable merger agreement on which you are entitled to vote.

   The Chris-Craft, BHC and United Television special meetings will each take place on April 24, 2001. You may attend your special meeting and vote your shares in person rather than voting by proxy.

Q: Can I change my vote after I have mailed in my proxy card?

A: Yes. You may revoke your proxy or change your vote at any time before the vote is taken at your special meeting. You can do this in one of three ways:

  . delivering notice in writing to your company's corporate secretary that you have revoked your proxy;

  . properly submitting a later-dated proxy before your special meeting; or

  . appearing and voting in person at your special meeting.

Q: If my broker holds my shares in "street name', will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares, it will have the same effect as a vote against the approval and adoption of your merger agreement.

Q: When should I send in my stock certificates? How do I make elections as to the form of consideration I prefer to receive?

A: Please DO NOT send in your stock certificates with your proxy card.

   We are sending you a letter of transmittal to surrender your stock certificates and a form of election with instructions for making your election as to the form of consideration you prefer to receive in the event of a forward merger. You should follow the instructions in the letter of transmittal and form of election regarding how and when to surrender your stock certificates. The available elections, election procedures and deadline for making elections are described beginning on page 17 of the Summary. You will only be permitted to make an election if your merger is structured as a forward merger. To make an election, you will need to deliver the form of election, the letter of transmittal and your stock certificates (or a properly completed notice of guaranteed delivery) according to the instructions set forth in the letter of transmittal and the form of election to the exchange agent before the election deadline. Prior to the closing of the mergers, we will publicly announce the structure of the mergers and, if applicable, the election deadline, which will be 10:00 a.m. New York City time on the date of the closing of the mergers.

   Additional copies of the form of election and letter of transmittal can be obtained by contacting Innisfree M&A Incorporated at the address and telephone number set forth below, and will be available until 5:00 p.m. New York City time on the last business day prior to the effective time of the mergers.

   If your merger is structured as a reverse merger or if you have not sent in a letter of transmittal and form of election prior to the election deadline, after your merger is completed, we will send you a letter of transmittal and instructions explaining how to exchange your stock certificates for the merger consideration.

Q: Am I entitled to appraisal rights?

A: Yes. Under Delaware law, Chris-Craft, BHC and United Television stockholders are entitled to exercise appraisal rights in connection with their mergers. Stockholders wishing to exercise appraisal rights and who follow the procedures and satisfy the requirements of Delaware law will have the right to receive an appraisal of the fair value of their shares. We describe the procedures for exercising appraisal rights in this joint proxy statement/prospectus in "Appraisal Rights" on page 94, and we have attached the provisions of Delaware law that govern appraisal rights as Annex G.

Q: Whom should I call if I have any questions?

A: If you have any questions about the mergers or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, or the form of election and letter of transmittal you should contact:

   Innisfree M&A Incorporated
   501 Madison Avenue, 20th Floor
   New York, NY 10022
  Tel: (212) 750-5833 (for banks and brokers)
     (888) 750-5834 (toll-free for stockholders)

                                    SUMMARY

   This summary highlights selected information about the Chris-Craft, BHC and United Television mergers from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the mergers fully, and for a more complete description of the terms of the mergers, you should read carefully this entire joint proxy statement/prospectus and the documents to which we have referred you. For more information, see "Where You Can Find More Information" beginning on page 243.

The Companies

   (See page 178)

The News Corporation Limited
2 Holt Street
Sydney, New South Wales, 2010
Australia
Telephone: 2-9-288-3000

   The News Corporation Limited, together with its subsidiaries, is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines and books; the production and distribution of promotional and advertising products and services; the development and distribution of conditional access systems, interactive television applications and broadcast control software systems; and the creation and distribution of on-line programming. The activities of News Corporation are conducted principally in the United States, the United Kingdom and Australia and the Pacific Basin. News Corporation has also entered into joint ventures to provide direct-to-home
(DTH) television services in Italy and Latin America.

   News Corporation holds an 82.76% equity interest (representing a 97.79% voting interest) in Fox Entertainment Group, Inc. Fox Entertainment Group is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

Chris-Craft Industries, Inc.
767 Fifth Avenue, 46th Floor
New York, New York 10153
Telephone: (212) 421-0200

   Chris-Craft is primarily engaged in television broadcasting, conducted through its majority-owned (80% at March 16, 2001) subsidiary, BHC Communications, Inc., which owns 100% of Chris-Craft Television, Inc., 100% of Pinelands, Inc. and, as of March 16, 2001, 58% of United Television, Inc. BHC and United Television together operate six very high frequency (VHF) television stations and four ultra high frequency (UHF) television stations, together constituting Chris-Craft's Television Division. Chris-Craft Industrial Products, Inc., a wholly-owned subsidiary of Chris-Craft that constitutes its Industrial Division, is primarily engaged in manufacturing plastic flexible films and distributing containment systems to the healthcare industry.

BHC Communications, Inc.
767 Fifth Avenue, 46th Floor
New York, New York 10153
Telephone: (212) 421-0200

   BHC is the majority-owned television broadcasting subsidiary of Chris-Craft. BHC's principal business is television broadcasting, conducted through its wholly-owned subsidiaries, Chris-Craft Television, Inc. and

Pinelands, Inc., and its majority-owned subsidiary, United Television. BHC and United Television together operate six VHF television stations and four UHF television stations. Eight stations are affiliates of United Paramount Network
(UPN), one is affiliated with ABC, and one is affiliated with NBC.

United Television, Inc.
132 South Rodeo Drive, 4th Floor
Beverly Hills, California 90212
Telephone: (310) 281-4844

   United Television is the majority-owned subsidiary of BHC Communications, Inc. United Television owns and operates seven of BHC's ten television stations that comprise Chris-Craft's Television Division. United Television operates three VHF television stations and four UHF television stations. Five stations are affiliates of UPN, one is affiliated with ABC, and one is affiliated with NBC.

Overview and Structure of the Mergers

   (See pages 119 (Chris-Craft), 138 (BHC) and 157 (United Television))

   News Corporation is proposing to acquire Chris-Craft, BHC and United Television in three separate merger transactions. The mergers are structured initially as "forward mergers" as described below. For each merger to be effected as a forward merger, the parties to that merger must obtain a favorable tax ruling from the Internal Revenue Service regarding the merger and a related tax opinion from their respective legal counsel. In addition, the Federal Communications Commission must consent to the mergers and reorganization transactions and the structure proposed by the parties for the ownership and operation of Chris-Craft's, BHC's and United Television's television stations following the mergers. The parties have received a favorable tax ruling from the IRS. If those tax and regulatory conditions are not met with respect to a particular merger, that merger will be restructured as a "reverse merger" as described below.

   If a merger is effected as a forward merger, Chris-Craft, BHC and United Television, as applicable, simultaneously with the closing of the merger, will merge into News Publishing Australia Limited, a subsidiary of News Corporation. News Publishing will survive each of the forward mergers and transfer the television assets formerly held by Chris-Craft, BHC and United Television, as applicable, to a subsidiary of Fox Entertainment Group. The Fox Entertainment Group subsidiary will simultaneously transfer the title to all of the FCC licenses to Fox Television Stations, Inc. The ownership of Fox Television Stations is described under "Related Transactions" on page 230.

   If a merger is restructured as a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into Chris-Craft, BHC or United Television, as applicable, and Chris-Craft, BHC or United Television, as applicable, will be the surviving corporation in the merger. The mergers will occur in order such that the Chris-Craft merger occurs first, followed by the BHC merger and then the United Television merger. Because each merger is a separate transaction, it is possible that one or more of the mergers may be effected as a forward merger, with the other mergers being effected as reverse mergers.

   The principal difference to stockholders between the forward mergers and the reverse mergers is that, in the forward mergers, the receipt of Preferred ADSs, but not cash, by Chris-Craft, BHC or United Television stockholders will generally be tax-free for U.S. federal income tax purposes and, in the reverse mergers, the receipt of Preferred ADSs by Chris-Craft, BHC or United Television stockholders will be taxable for U.S. federal income tax purposes. In the reverse mergers, Chris-Craft, BHC and United Television stockholders will receive more consideration than they would otherwise receive in the forward mergers. However, in the reverse mergers, stockholders will not be able to make any election as to the type of merger consideration they will receive.

The Chris-Craft Merger

   In a forward merger, Chris-Craft will merge into News Publishing and, as a result, Chris-Craft will cease to exist and News Publishing will be the surviving corporation in the merger. In a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into Chris-Craft and, as a result, Chris-Craft will be the surviving corporation in the merger and become a wholly-owned subsidiary of Fox Entertainment Group. The terms and conditions of the Chris-Craft merger are contained in a merger agreement, dated as of August 13, 2000, as amended, which is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the Chris-Craft merger agreement as it is the legal document that governs the Chris-Craft merger.

The BHC Merger

   In a forward merger, BHC will merge into News Publishing and, as a result, BHC will cease to exist and News Publishing will be the surviving corporation in the merger. In a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into BHC and, as a result, BHC will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Fox Entertainment Group. The terms and conditions of the BHC merger are contained in a merger agreement, dated as of August 13, 2000, as amended, which is attached as Annex B to this joint proxy statement/prospectus. We encourage you to read the BHC merger agreement as it is the legal document that governs the BHC merger.

   In a voting agreement entered into with News Corporation, Chris-Craft agreed to vote its approximate 97% voting interest in BHC in favor of the BHC merger proposal. Approval and adoption of the BHC merger agreement is assured, provided that Chris-Craft votes its shares of BHC in accordance with the terms of this voting agreement.

The United Television Merger

   In a forward merger, United Television will merge into News Publishing and, as a result, United Television will cease to exist and News Publishing will be the surviving corporation in the merger. In a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge into United Television and, as a result, United Television will be the surviving corporation in the merger and become a wholly-owned subsidiary of Fox Entertainment Group. The terms and conditions of the United Television merger are contained in a merger agreement, dated as of August 13, 2000, as amended, which is attached as Annex C to this joint proxy statement/prospectus. We encourage you to read the United Television merger agreement as it is the legal document that governs the United Television merger.

   In a voting agreement entered into with News Corporation, BHC agreed to vote its approximate 58% voting interest in United Television in favor of the United Television merger proposal. Approval and adoption of the United Television merger agreement is assured, provided that BHC votes its shares of United Television in accordance with the terms of this voting agreement.

What You Will Receive in the Mergers

Chris-Craft Stockholders

   (See page 120)

   The consideration to be received by Chris-Craft stockholders in the Chris-Craft merger depends on whether the Chris-Craft merger is effected as a forward merger or a reverse merger. In both the forward merger and the reverse merger, shares of Chris-Craft convertible preferred stock will be treated as if they had been fully converted into shares of Chris-Craft common stock immediately prior to the merger.

 The Chris-Craft Forward Merger

   In a forward merger, Chris-Craft stockholders will have the right to make one of the following elections for each of their Chris-Craft shares. The elections are subject to proration and adjustment in some circumstances as described below.

                                           Consideration to be Received per
            Type of Election                   Chris-Craft Common Share
            ----------------               --------------------------------
 . Mixed Election...................... $34 in cash (or $35 if the merger is completed after August 13, 2001) and
                                        1.1591 Preferred ADSs of News
                                        Corporation


 . All Cash Election................... An amount in cash equivalent in value to the per share consideration
                                        received by a stockholder who made a
                                        mixed election

 . All Stock Election.................. A number of Preferred ADSs equivalent in value to the per share
                                        consideration received by a
                                        stockholder who made a mixed election

   We can approximate the value of the per share consideration to be received by a stockholder who makes a mixed election as the sum of (1) $34 (or $35 if the merger is completed after August 13, 2001) and (2) the value of 1.1591 Preferred ADSs based on the volume weighted average trading price for all trades of Preferred ADSs reported on the New York Stock Exchange for each day of the five trading days prior to the closing date of the Chris-Craft merger. We illustrate this methodology in the examples below, which show you one way of approximating what you will receive under the different election alternatives. However, we will compute the actual amount of cash and number of Preferred ADSs you will receive in the merger using a complex formula contained in the Chris-Craft merger agreement. This complex formula produces substantially the same result as the methodology used in the examples set forth below except for differences due to rounding. For a summary of the formula contained in the Chris-Craft merger agreement, see "Summary of the Transaction Documents--The Chris-Craft Merger Agreement--Merger Consideration" on page 120.

   The consideration to be paid to stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known. In addition, as described below, the value of the consideration you will receive as a result of the merger (regardless of the election you make) will fluctuate based on the trading price of Preferred ADSs, and thus may be more or less than the value of the merger consideration at the time of the special meetings.

   Chris-Craft stockholders who fail to make an election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on the types of elections of the other Chris-Craft stockholders.

   Examples. Assuming, solely for purposes of the all cash election and all stock election examples below, that the weighted average trading price for Preferred ADSs is $30, then, subject to proration and adjustment, you can approximate what you will receive in the manner illustrated below:

 . Mixed Election...................... If you own 100 shares of Chris-Craft common stock and you make a mixed
                                        election, you will receive $34
                                        multiplied by 100, or $3,400, in cash
                                        (or $35 multiplied by 100, or $3,500,
                                        in cash if the merger is completed
                                        after August 13, 2001) and 1.1591
                                        multiplied by 100, or 115.91,
                                        Preferred ADSs. The amount of cash and
                                        number of Preferred ADSs you receive
                                        in a mixed election is unaffected by
                                        the assumed weighted average trading
                                        price of Preferred ADSs of $30.


 . All Cash Election................... If you own 100 shares of Chris-Craft common stock and you make an all cash
                                        election, you will receive
                                        approximately $6,877.30 in cash (or
                                        approximately $6,977.30 if the merger
                                        is completed after August 13, 2001).
                                        This amount is the sum of:

                                        . $34 multiplied by 100, or $3,400
                                          ($35 multiplied by 100, or $3,500,
                                          if the merger occurs after August
                                          13, 2001), plus

                                        . 1.1591 multiplied by 100, or 115.91,
                                          Preferred ADSs, multiplied by the
                                          assumed weighted average trading
                                          price of Preferred ADSs of $30, or
                                          $3,477.30.

 . All Stock Election.................. If you own 100 shares of Chris-Craft common stock and you make an all stock
                                        election, you will receive
                                        approximately 229.24 Preferred ADSs
                                        (or approximately 232.58 Preferred
                                        ADSs if the merger is completed after
                                        August 13, 2001). This amount is the
                                        result of dividing the cash amount
                                        obtained in the all cash election
                                        example above for 100 shares of Chris-
                                        Craft common stock, by the assumed
                                        weighted average trading price of
                                        Preferred ADSs of $30.

   Stockholders receiving any Preferred ADSs as consideration in the merger will receive cash in lieu of any fractional Preferred ADSs. For example, if you were entitled to receive 229.24 Preferred ADSs, as in the above example, you would instead receive 229 Preferred ADSs and cash representing the value of .24 Preferred ADSs. This value will be derived from your proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would otherwise have been issued to Chris-Craft stockholders.

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a Chris-Craft stockholder would receive in a mixed election, an all cash election and an all stock election, as well as the value of the consideration a Chris-Craft stockholder would receive (regardless of the election the stockholder makes). The table does not reflect the additional $1 per share of consideration payable to Chris-Craft stockholders if the merger closes after August 13, 2001, the fact that cash will be paid in lieu of fractional shares or the effects of proration or adjustment. Because the entries in the following table have been derived using the complex formula contained in the Chris-Craft merger agreement, the table entries may differ slightly from the results you would obtain using the methodology illustrated above as a result of differences due to rounding.

      Weighted Average                                                         Value of
      Trading Price of                             All Cash    All Stock     Consideration
      News Corporation        Mixed Election       Election     Election      (regardless
       Preferred ADSs    (Cash and Preferred ADSs)  (Cash)  (Preferred ADSs) of election)
      ----------------   ------------------------- -------- ---------------- -------------
           $35.00              $34 + 1.1591 ADSs    $74.57       2.131 ADSs     $74.57
            34.00               34 + 1.1591          73.41       2.159           73.41
            33.00               34 + 1.1591          72.25       2.189           72.25
            32.00               34 + 1.1591          71.09       2.222           71.09
            31.00               34 + 1.1591          69.93       2.256           69.93
            30.00               34 + 1.1591          68.77       2.292           68.77
            29.00               34 + 1.1591          67.61       2.331           67.61
            28.00               34 + 1.1591          66.45       2.373           66.45
            27.00               34 + 1.1591          65.30       2.418           65.30
            26.00               34 + 1.1591          64.14       2.467           64.14
            25.00               34 + 1.1591          62.98       2.519           62.98

   As illustrated in the above table and examples, whether you make a mixed election, an all cash election or an all stock election, the value of the consideration that you will receive as of the closing date will be the same.

   Although the value of the consideration you receive will not be altered, under some circumstances, even if you make an all cash election, you may receive some Preferred ADSs in lieu of cash and, even if you make an all stock election, you may receive some cash in lieu of Preferred ADSs. For a discussion of these circumstances, see "Proration" on page 16 of this Summary and "Adjustment" on page 17 of this Summary. In addition, if you make an all cash election or a mixed election in a forward merger, you may receive less cash per share and more Preferred ADSs under the circumstances described under "Adjustment" on page 17 of this Summary.

 The Chris-Craft Reverse Merger

   In a reverse merger, each Chris-Craft share will be converted into $36 in cash (or $37 if the merger is completed after August 13, 2001) and 1.2273 Preferred ADSs. Unlike the forward merger, Chris-Craft stockholders have no right to make elections in the reverse merger and the merger consideration is only subject to adjustment in limited circumstances (such as to give effect to stock splits).

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a Chris-Craft stockholder would receive in the reverse merger and the value of this consideration. The table does not reflect the additional $1 per share of consideration payable to Chris-Craft stockholders if the merger closes after August 13, 2001, or the fact that cash will be paid in lieu of fractional shares.

      Weighted Average
      Trading Price of          Consideration Received in
      News Corporation               Reverse Merger                       Value of
       Preferred ADSs           (Cash and Preferred ADSs)               Consideration
      ----------------          -------------------------               -------------
           $35.00                     $36 + 1.2273 ADSs                    $78.96
            34.00                      36 + 1.2273                          77.73
            33.00                      36 + 1.2273                          76.50
            32.00                      36 + 1.2273                          75.27
            31.00                      36 + 1.2273                          74.05
            30.00                      36 + 1.2273                          72.82
            29.00                      36 + 1.2273                          71.59
            28.00                      36 + 1.2273                          70.36
            27.00                      36 + 1.2273                          69.14
            26.00                      36 + 1.2273                          67.91
            25.00                      36 + 1.2273                          66.68

   For example, a stockholder holding 100 shares of Chris-Craft stock would receive $3,600 in cash and 122.73 Preferred ADSs in the reverse merger. Because cash will be paid in lieu of fractional Preferred ADSs, the Chris-Craft stockholder would receive, in lieu of the 122.73 Preferred ADSs, 122 Preferred ADSs and cash representing the value of .73 Preferred ADSs. This value will be derived from that stockholder's proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would have otherwise been issued to Chris-Craft stockholders.

BHC Stockholders

   (See page 140)

   The consideration to be received by BHC stockholders in the BHC merger depends on whether the BHC merger is effected as a forward merger or a reverse merger.

 The BHC Forward Merger

   In a forward merger, BHC stockholders will have the right to make one of the following elections for each of their BHC shares. The elections are subject to proration and adjustment in some circumstances as described below.

                                         Consideration to be Received per BHC
            Type of Election                         Common Share
            ----------------             ------------------------------------
 . Mixed Election...................... $66 in cash and 2.2278 Preferred ADSs of News Corporation


 . All Cash Election................... An amount in cash equivalent in value to the per share consideration
                                        received by a stockholder who made a
                                        mixed election

 . All Stock Election.................. A number of Preferred ADSs equivalent in value to the per share
                                        consideration received by a
                                        stockholder who made a mixed election

   We can approximate the value of the per share consideration to be received by a stockholder who makes a mixed election as the sum of (1) $66 and (2) the value of 2.2278 Preferred ADSs based on the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each day of the five trading days prior to the closing date of the BHC merger. We illustrate this methodology in the examples below, which show you one way of approximating what you will receive under the different election alternatives. However, we will compute the actual amount of cash and number of Preferred ADSs you will receive in the merger using a complex formula contained in the BHC merger agreement. This complex formula produces substantially the same result as the methodology used in the examples set forth below except for differences due to rounding. For a summary of the formula contained in the BHC merger agreement, see "Summary of the Transaction Documents--The BHC Merger Agreement--Merger Consideration" on page 140.

   The consideration to be paid to stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known. In addition, as described below, the value of the consideration you will receive as a result of the merger (regardless of the election you make) will fluctuate based on the trading price of Preferred ADSs, and thus may be more or less than the value of the merger consideration at the time of the special meetings.

   BHC stockholders who fail to make an election may be paid in cash, Preferred ADSs, or a mixture of cash and Preferred ADSs, depending on the types of elections of the other BHC stockholders.

   Examples. Assuming, solely for purposes of the all cash election and all stock election examples below, that the weighted average trading price for Preferred ADSs is $30, then, subject to proration and adjustment, you can approximate what you will receive in the manner illustrated below:

 . Mixed Election...................... If you own 100 shares of BHC common stock and you make a mixed election,
                                        you will receive $66 multiplied by
                                        100, or $6,600, in cash and 2.2278
                                        multiplied by 100, or 222.78,
                                        Preferred ADSs. The amount of cash and
                                        number of Preferred ADSs you receive
                                        in a mixed election is unaffected by
                                        the assumed weighted average trading
                                        price of Preferred ADSs of $30.

 . All Cash Election................... If you own 100 shares of BHC common stock and you make an all cash
                                        election, you will receive
                                        approximately $13,283.40 in cash. This
                                        amount is the sum of:

                                        . $66 multiplied by 100, or $6,600,
                                          plus


                                        . 2.2278 multiplied by 100, or 222.78,
                                          Preferred ADSs, multiplied by the
                                          assumed weighted average trading
                                          price of Preferred ADSs of $30, or
                                          $6,683.40.

 . All Stock Election.................. If you own 100 shares of BHC common stock and you make an all stock
                                        election, you will receive
                                        approximately 442.78 Preferred ADSs.
                                        This amount is the result of dividing
                                        the cash amount obtained in the all
                                        cash election example above for 100
                                        shares of BHC common stock, by the
                                        assumed weighted average trading price
                                        of Preferred ADSs of $30.

   Stockholders receiving any Preferred ADSs as consideration in the merger will receive cash in lieu of any fractional Preferred ADSs. For example, if you were entitled to receive 442.78 Preferred ADSs, as in the above example, you would instead receive 442 Preferred ADSs and cash representing the value of .78 Preferred ADSs. This value will be derived from your proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would otherwise have been issued to BHC stockholders.

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a BHC stockholder would receive in a mixed election, an all cash election and an all stock election, as well as the value of the consideration a BHC stockholder would receive (regardless of the election the stockholder makes). The table does not reflect the fact that cash will be paid in lieu of fractional shares or the effects of proration or adjustment. Because the entries in the following table have been derived using the complex formula contained in the BHC merger agreement, the table entries may differ slightly from the results you would obtain using the methodology illustrated above as a result of differences due to rounding.

      Weighted Average                                                         Value of
      Trading Price of                             All Cash    All Stock     Consideration
      News Corporation        Mixed Election       Election     Election      (regardless
       Preferred ADSs    (Cash and Preferred ADSs)  (Cash)  (Preferred ADSs) of election)
      ----------------   ------------------------- -------- ---------------- -------------
           $35.00              $66 + 2.2278 ADSs   $143.97       4.114 ADSs     $143.97
            34.00               66 + 2.2278         141.75       4.169           141.75
            33.00               66 + 2.2278         139.52       4.228           139.52
            32.00               66 + 2.2278         137.29       4.290           137.29
            31.00               66 + 2.2278         135.06       4.357           135.06
            30.00               66 + 2.2278         132.83       4.428           132.83
            29.00               66 + 2.2278         130.61       4.504           130.61
            28.00               66 + 2.2278         128.38       4.585           128.38
            27.00               66 + 2.2278         126.15       4.672           126.15
            26.00               66 + 2.2278         123.92       4.766           123.92
            25.00               66 + 2.2278         121.70       4.868           121.70

   As illustrated in the above table and examples, whether you make a mixed election, an all cash election or an all stock election, the value of the consideration that you will receive as of the closing date will be the same.

   Although the value of the consideration you receive will not be altered, under some circumstances, even if you make an all cash election, you may receive some Preferred ADSs in lieu of cash and, even if you make an all stock election, you may receive some cash in lieu of Preferred ADSs. For a discussion of these circumstances, see "Proration" on page 16 of this Summary and "Adjustment" on page 17 of this Summary. In addition, if you make an all cash election or a mixed election in a forward merger, you may receive less cash per share and more Preferred ADSs under the circumstances described under "Adjustment" on page 17 of this Summary.

 The BHC Reverse Merger

   In a reverse merger, each BHC share will be converted into $69.30 in cash and 2.3392 Preferred ADSs. Unlike the forward merger, BHC stockholders have no right to make elections in the reverse merger and the merger consideration is only subject to adjustments in limited circumstances (such as to give effect to stock splits).

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a BHC stockholder would receive in the reverse merger and the value of this consideration. The table does not reflect the fact that cash will be paid in lieu of fractional shares.

      Weighted Average
      Trading Price of          Consideration Received in
      News Corporation               Reverse Merger                       Value of
       Preferred ADSs           (Cash and Preferred ADSs)               Consideration
      ----------------          -------------------------               -------------
           $35.00                    $69.30 + 2.3392 ADSs                  $151.17
            34.00                     69.30 + 2.3392                        148.83
            33.00                     69.30 + 2.3392                        146.49
            32.00                     69.30 + 2.3392                        144.15
            31.00                     69.30 + 2.3392                        141.82
            30.00                     69.30 + 2.3392                        139.48
            29.00                     69.30 + 2.3392                        137.14
            28.00                     69.30 + 2.3392                        134.80
            27.00                     69.30 + 2.3392                        132.46
            26.00                     69.30 + 2.3392                        130.12
            25.00                     69.30 + 2.3392                        127.78

   For example, a stockholder holding 100 shares of BHC stock would receive in the reverse merger $6,930 in cash and 233.92 Preferred ADSs. Because cash will be paid in lieu of fractional Preferred ADSs, the BHC stockholder would receive, in lieu of the 233.92 Preferred ADSs, 233 Preferred ADSs and cash representing the value of .92 Preferred ADSs. This value will be derived from that stockholder's proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would have otherwise been issued to BHC stockholders.

United Television Stockholders

   (See page 159)

   The consideration to be received by United Television stockholders in the United Television merger depends on whether the United Television merger is effected as a forward merger or a reverse merger.

 The United Television Forward Merger

   In a forward merger, United Television stockholders will have the right to make one of the following elections for each of their United Television shares. The elections are subject to proration and adjustment in some circumstances as described below.

                                           Consideration to be Received per
            Type of Election                United Television Common Share
            ----------------               --------------------------------
 . Mixed Election...................... $60 in cash and 2.0253 Preferred ADSs of News Corporation


 . All Cash Election................... An amount in cash equivalent in value to the per share consideration
                                        received by a stockholder who made a
                                        mixed election

 . All Stock Election.................. A number of Preferred ADSs equivalent in value to the per share
                                        consideration received by a
                                        stockholder who made a mixed election

   We can approximate the value of the per share consideration to be received by a stockholder who makes a mixed election as the sum of (1) $60 and (2) the value of 2.0253 Preferred ADSs based on the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each day of the five trading days prior to the closing date of the United Television merger. We illustrate this methodology in the examples below, which show you one way of approximating what you will receive under the different election alternatives. However, we will compute the actual amount of cash and number of Preferred ADSs you will receive in the merger using a complex formula contained in the United Television merger agreement. This complex formula produces substantially the same result as the methodology used in the examples set forth below except for differences due to rounding. For a summary of the formula contained in the United Television merger agreement, see "Summary of the Transaction Documents-- The United Television Merger Agreement--Merger Consideration" on page 159.

   The consideration to be paid to stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known. In addition, as described below, the value of the consideration you will receive as a result of the merger (regardless of the election you make) will fluctuate based on the trading price of Preferred ADSs, and thus may be more or less than the value of the merger consideration at the time of the special meetings.

   United Television stockholders who fail to make an election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs, depending on the type of elections of the other United Television stockholders.

   Examples. Assuming, solely for purposes of the all cash election and all stock election examples below, that the weighted average trading price for Preferred ADSs is $30, then, subject to proration and adjustment, you can approximate what you will receive in the manner illustrated below:

 . Mixed Election...................... If you own 100 shares of United
                                        Television common stock and you make a
                                        mixed election, you will receive $60
                                        multiplied by 100, or $6,000, in cash
                                        and 2.0253 multiplied by 100, or
                                        202.53 Preferred ADSs. The amount of
                                        cash and number of Preferred ADSs you
                                        receive in a mixed election is
                                        unaffected by the assumed weighted
                                        average trading price of Preferred
                                        ADSs of $30.


 . All Cash Election................... If you own 100 shares of United
                                        Television common stock and you make
                                        an all cash election, you will receive
                                        approximately $12,075.90 in cash. This
                                        amount is the sum of:

                                        . $60 multiplied by 100, or $6,000,
                                          plus


                                        . 2.0253 multiplied by 100, or 202.53,
                                          Preferred ADSs, multiplied by the
                                          assumed weighted average trading
                                          price of Preferred ADSs of $30, or
                                          $6,075.90.

 . All Stock Election.................. If you own 100 shares of United
                                        Television common stock and you make
                                        an all stock election, you will
                                        receive approximately 402.53 Preferred
                                        ADSs. This amount is the result of
                                        dividing the cash amount obtained in
                                        the all cash election example above
                                        for 100 shares of United Television
                                        common stock by the assumed weighted
                                        average trading price of Preferred
                                        ADSs of $30.

   Stockholders receiving any Preferred ADSs as consideration in the merger will receive cash in lieu of any fractional Preferred ADSs. For example, if you were entitled to receive 402.53 Preferred ADSs, as in the above example, you would instead receive 402 Preferred ADSs and cash representing the value of .53 Preferred ADSs. This value will be derived from your proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would otherwise have been issued to United Television stockholders.

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a United Television stockholder would receive in a mixed election, an all cash election and an all stock election, as well as the value of the consideration a United Television stockholder would receive (regardless of the election the stockholder makes). The table does not reflect the fact that cash will be paid in lieu of fractional shares or the effects of proration or adjustment. Because the entries in the following table have been derived using the complex formula contained in the United Television merger agreement, the table entries may differ slightly from the results you would obtain using the methodology illustrated above as a result of differences due to rounding.

                            Mixed
      Weighted Average     Election                 All Stock       Value of
      Trading Price of    (Cash and        All Cash  Election     Consideration
      News Corporation    Preferred        Election (Preferred     (regardless
       Preferred ADSs       ADSs)           (Cash)    ADSs)       of election)
      ----------------    ---------        -------- ----------    -------------
           $35.00        $60 + 2.0253 ADSs $130.89    3.740 ADSs     $130.89
            34.00         60 + 2.0253       128.86    3.790           128.86
            33.00         60 + 2.0253       126.83    3.843           126.83
            32.00         60 + 2.0253       124.81    3.900           124.81
            31.00         60 + 2.0253       122.78    3.961           122.78
            30.00         60 + 2.0253       120.76    4.025           120.76
            29.00         60 + 2.0253       118.73    4.094           118.73
            28.00         60 + 2.0253       116.71    4.168           116.71
            27.00         60 + 2.0253       114.68    4.248           114.68
            26.00         60 + 2.0253       112.66    4.333           112.66
            25.00         60 + 2.0253       110.63    4.425           110.63

   As illustrated in the above table and examples, whether you make a mixed election, an all cash election or an all stock election, the value of the consideration that you will receive as of the closing date will be the same.

   Although the value of the consideration you receive will not be altered, under some circumstances, even if you make an all cash election, you may receive some Preferred ADSs in lieu of cash and, even if you make an all stock election, you may receive some cash in lieu of Preferred ADSs. For a discussion of these circumstances, see "Proration" on page 16 of this Summary and "Adjustment" on page 17 of this Summary. In addition, if you make an all cash election or a mixed election in a forward merger, you may receive less cash per share and more Preferred ADSs under the circumstances described under "Adjustment" on page 17 of this Summary.

 The United Television Reverse Merger

   In a reverse merger, each United Television share will be converted into $63 in cash and 2.1266 Preferred ADSs. Unlike the forward merger, United Television stockholders have no right to make elections in the reverse merger and the merger consideration is only subject to adjustments in limited circumstances (such as to give effect to stock splits).

   Set forth below is a table showing a range of prices for Preferred ADSs, along with entries showing the corresponding consideration that a United Television stockholder would receive in the reverse merger and the value of this consideration. This table does not reflect the fact that cash will be paid in lieu of fractional shares.

      Weighted Average
      Trading Price of          Consideration Received in
      News Corporation               Reverse Merger                       Value of
       Preferred ADSs           (Cash and Preferred ADSs)               Consideration
      ----------------          -------------------------               -------------
           $35.00                     $63 + 2.1266 ADSs                    $137.43
            34.00                      63 + 2.1266                          135.30
            33.00                      63 + 2.1266                          133.18
            32.00                      63 + 2.1266                          131.05
            31.00                      63 + 2.1266                          128.92
            30.00                      63 + 2.1266                          126.80
            29.00                      63 + 2.1266                          124.67
            28.00                      63 + 2.1266                          122.54
            27.00                      63 + 2.1266                          120.42
            26.00                      63 + 2.1266                          118.29
            25.00                      63 + 2.1266                          116.17

   For example, a stockholder holding 100 shares of United Television stock would receive in the reverse merger $6,300 in cash and 212.66 Preferred ADSs. Because cash will be paid in lieu of fractional Preferred ADSs, the United Television stockholder would receive, in lieu of the 212.66 Preferred ADSs, 212 Preferred ADSs and cash representing the value of .66 Preferred ADSs. This value will be derived from that stockholder's proportionate share of the proceeds from the sale of the aggregate fractional Preferred ADSs that would have otherwise been issued to United Television stockholders.

Proration

   (See pages 122 (Chris-Craft), 142 (BHC) and 161 (United Television))

   The aggregate amount of cash and the aggregate number of Preferred ADSs which will be paid as merger consideration in each of the three mergers is fixed, subject to the adjustments described on page 17 of this Summary. The aggregate number of Preferred ADSs that will be issued and the aggregate amount of cash that will be paid in the Chris-Craft forward merger is 1.1591 and $34 (or $35 if the merger is completed after August 13, 2001), respectively, multiplied by the total number of Chris-Craft shares outstanding immediately prior to the completion of the Chris-Craft merger (less any shares to be cancelled in the merger). The aggregate number of Preferred ADSs that will be issued and the aggregate amount of cash that will be paid in the BHC forward merger is 2.2278 and $66, respectively, multiplied by the total number of BHC shares outstanding immediately prior to the completion of the BHC merger (less any shares to be cancelled in the merger). The aggregate number of Preferred ADSs that will be issued and the aggregate amount of cash that will be paid in the United Television forward merger is 2.0253 and $60, respectively, multiplied by the total number of United Television shares outstanding immediately prior to the completion of the United Television merger (less any shares to be cancelled in the merger).

   The all cash elections and the all stock elections in each of the three forward mergers are subject to proration to preserve these fixed limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in each merger. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock. Holders who make a mixed election will not be subject to this proration.

   Example 1. If too many stockholders in your merger have made the all cash election, then all stockholders making all stock elections and stockholders failing to make an election will receive only Preferred ADSs, and stockholders making all cash elections will receive as much cash as is available for this group (after honoring the cash portion to be paid to all stockholders making mixed elections), on a proportionate basis, and will receive the rest of their consideration in Preferred ADSs.

   Example 2. If too many stockholders in your merger have made the all stock election, then all stockholders making all cash elections and stockholders failing to make an election will receive only cash, and the stockholders making all stock elections will receive as many Preferred ADSs as are available for this group (after honoring the stock portion to be paid to all stockholders making mixed elections), on a proportionate basis, and will receive the rest of their consideration in cash.

Adjustment

   (See pages 124 (Chris-Craft), 144 (BHC) and 163 (United Television))

   In a forward merger, an all cash election and a mixed election are subject to an adjustment to the extent required to preserve the tax-free treatment of the receipt of Preferred ADSs by Chris-Craft, BHC and United Television stockholders, as applicable, for U.S. federal income tax purposes.

   This adjustment could occur in your merger if the amount of cash to be paid as consideration in your merger would exceed 55% of the aggregate value of cash and Preferred ADSs paid as consideration in your merger based on the closing price of Preferred ADSs reported on the NYSE on the trading day immediately prior to the closing of the merger. If this type of adjustment is made with respect to your merger, you may receive more Preferred ADSs and less cash than you elected, even after giving effect to proration and even if you have made a mixed election.

   This adjustment will be made in each merger if the closing price of Preferred ADSs on the trading day immediately prior to the closing of the merger is less than approximately $24.

Election Procedures

   (See pages 126 (Chris-Craft), 145 (BHC) and 165 (United Television))

   Concurrently with the mailing of this joint proxy statement/prospectus, we will mail you a form with instructions for making the mixed election, the all cash election or the all stock election, and a letter of transmittal that you must properly complete and deliver to the exchange agent along with your stock certificates (or a properly completed notice of guaranteed delivery). Do not send your stock certificates or letter of transmittal and form of election with your proxy card. Letters of transmittal and forms of election and stock certificates (or a properly completed notice of guaranteed delivery) must be received by the exchange agent by the election deadline, which will be 10:00 a.m. New York City time on the date of the closing of your merger. Since we do not know the closing date, we intend to publicly announce the proposed closing date for each of the mergers three to five business days prior to the proposed date. If you fail to submit a properly completed letter of transmittal and form of election, together with your stock certificates (or a properly completed notice of guaranteed delivery), prior to the election deadline, you will be deemed to have made a non-election. As a non-electing holder, you will be paid an equivalent value per share to the amount paid per share to holders making elections, but you may be paid all in cash, all in Preferred ADSs, or in part cash and in part Preferred ADSs, depending on the pool of cash and Preferred ADSs available for paying merger consideration after honoring the all cash elections, all stock elections and mixed elections that other stockholders have made. If you own Chris-Craft, BHC or United Television shares in a "street name' through a bank, broker or other financial institution, and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election.

   Elections are applicable only to forward mergers. If your merger is effected as a reverse merger, the amount of cash and Preferred ADSs you receive will be fixed as described above.

Preferred ADSs

   (See page 213)

   Preferred ADSs are American depositary shares of News Corporation, which are traded on the NYSE under the symbol "NWS.A". Each Preferred ADS represents four preferred limited voting ordinary shares of News Corporation, which are traded on the Australian Stock Exchange Limited (ASX) under the symbol "NCPDP".

Our Recommendations to Stockholders

   (See pages 57 (Chris-Craft), 60 (BHC) and 63 (United Television))

To Chris-Craft Stockholders

   The Chris-Craft board of directors believes that the Chris-Craft merger agreement and the Chris-Craft merger are fair to and in the best interests of Chris-Craft and its stockholders and has approved and declared advisable the Chris-Craft merger agreement and the Chris-Craft merger. The Chris-Craft board of directors recommends that Chris-Craft stockholders vote FOR the Chris-Craft merger proposal.

To BHC Stockholders

   The BHC board of directors believes that the BHC merger agreement and the BHC merger are fair to and in the best interests of BHC and its stockholders and has approved and declared advisable the BHC merger agreement and the BHC merger. The BHC board of directors recommends that BHC stockholders vote FOR the BHC merger proposal.

To United Television Stockholders

   The United Television board of directors believes that the United Television merger agreement and the United Television merger are fair to and in the best interests of United Television and its stockholders and has approved and declared advisable the United Television merger agreement and the United Television merger. The United Television board of directors recommends that United Television stockholders vote FOR the United Television merger proposal.

Votes Required to Approve the Proposals

   (See pages 39 (Chris-Craft), 42 (BHC) and 44 (United Television))

Chris-Craft Stockholders

   Chris-Craft stockholders will vote on a proposal to approve and adopt the Chris-Craft merger agreement. The vote required for approval and adoption is the affirmative vote of:

  . a majority of the votes entitled to be cast by stockholders at the Chris-
    Craft special meeting (including the Chris-Craft convertible preferred stockholders), voting together as a single class; and

  . a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock at the Chris-Craft special meeting, voting as a separate class.

   As of the record date, Chris-Craft directors and executive officers and their affiliates (none of whom has entered into agreements as to how to vote with respect to the Chris-Craft merger proposal) owned common stock, class B common stock and convertible preferred stock entitling them to cast approximately 46% of the votes entitled to be cast by stockholders voting together as a single class at the Chris-Craft special meeting, and convertible preferred stock entitling them to cast approximately 64% of the votes entitled to be cast by holders of convertible preferred stock at the Chris-Craft special meeting.

BHC Stockholders

   BHC stockholders will vote on a proposal to approve and adopt the BHC merger agreement. The vote required for approval and adoption is the affirmative vote of a majority of the votes entitled to be cast by holders of BHC's class A and class B common stock at the BHC special meeting, voting together as a single class.

   Chris-Craft owns approximately 80% of the common stock, which shares represent approximately 97% of the voting power, of BHC. Accordingly, Chris-Craft owns sufficient shares to approve the BHC merger proposal. Chris-Craft has agreed with News Corporation in the BHC voting agreement to vote Chris-Craft's BHC shares in favor of the BHC merger proposal.

   As of the record date, BHC directors and executive officers and their affiliates (none of whom has entered into agreements as to how to vote with respect to the BHC merger proposal) owned class A common stock and class B common stock entitling them to cast less than 1% of the votes entitled to be cast at the BHC special meeting. This number does not include the BHC common stock that is owned by Chris-Craft.

United Television Stockholders

   United Television stockholders will vote on a proposal to approve and adopt the United Television merger agreement. The vote required for approval and adoption is the affirmative vote of a majority of the votes entitled to be cast by stockholders at the United Television special meeting.

   BHC owns approximately 58% of United Television's voting shares and, accordingly, sufficient shares to approve the United Television merger proposal. BHC has agreed with News Corporation in the United Television voting agreement to vote BHC's United Television shares in favor of the United Television merger proposal.

   As of the record date, United Television directors and executive officers and their affiliates (none of whom has entered into agreements as to how to vote with respect to the United Television merger proposal), excluding BHC and Chris-Craft, owned United Television common stock entitling them to cast approximately 1% of the votes entitled to be cast at the United Television special meeting.

Possibility of BHC and United Television Mergers Without Chris-Craft Merger

   It is possible that the BHC and United Television mergers could occur without the Chris-Craft merger occurring if the requisite vote to approve the Chris-Craft merger proposal was not obtained and the other conditions to the completion of the BHC and United Television mergers were satisfied. This is possible because BHC and United Television stockholders owning sufficient shares to approve the BHC and United Television mergers have entered into the voting agreements described above, but no Chris-Craft stockholders have entered into voting agreements with respect to the Chris-Craft merger proposal. If the BHC and United Television mergers were to occur without the Chris-Craft merger, Chris-Craft would receive the same consideration, in respect of the approximately 18,010,000 BHC shares it owns (as of March 16, 2001), as BHC's other stockholders, which consideration would be less than the aggregate value of the consideration received by Chris-Craft stockholders in the Chris-Craft merger. In this event, any cash received by Chris-Craft in a forward merger would be taxable to Chris-Craft and both cash and Preferred ADSs received by Chris-Craft in a reverse merger would be taxable to Chris-Craft.

Opinions of Financial Advisors

   (See pages 64 (Chris-Craft), 72 (BHC) and 76 (United Television))

   In deciding to approve and declare advisable the merger agreements, the board of directors of Chris-Craft and the special committees of the boards of directors of BHC and United Television each received an opinion from its financial advisor. These opinions are addressed to the board of directors or special committees and do not constitute recommendations to any stockholder as to the form of consideration to be elected in the mergers or any other matters relating to the mergers.

Opinion to the Board of Directors of Chris-Craft

   On August 13, 2000, the board of directors of Chris-Craft received a written opinion from its financial advisor, Allen & Company Incorporated, substantially to the effect that, based upon and subject to the matters set forth in the opinion, as of the date of the opinion, the merger consideration to be received by Chris-Craft stockholders in connection with the Chris-Craft merger was fair from a financial point of view. We have included this opinion in this joint proxy statement/prospectus as Annex D. Chris-Craft urges its stockholders to read the opinion of Allen & Company in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Allen & Company.

Opinion to the Special Committee of the Board of Directors of BHC

   On August 13, 2000, the special committee of the board of directors of BHC received an oral opinion from its financial advisor, Wasserstein Perella & Co., Inc., subsequently confirmed in writing, substantially to the effect that, based upon and subject to the matters set forth in the opinion, as of the date of the opinion, the merger consideration to be received by BHC stockholders (other than Chris-Craft) in connection with the BHC merger was fair from a financial point of view. We have included this opinion in this joint proxy statement/prospectus as Annex E. BHC urges its stockholders to read the opinion of Wasserstein Perella in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Wasserstein Perella.

Opinion to the Special Committee of the Board of Directors of United Television

   On August 13, 2000, the special committee of the board of directors of United Television received an oral opinion from its financial advisor, Bear, Stearns & Co. Inc., subsequently confirmed in writing, substantially to the effect that, based upon and subject to the matters set forth in the opinion, as of the date of the opinion, the merger consideration to be received by United Television's public stockholders in connection with the United Television merger was fair from a financial point of view. We have included this opinion in this joint proxy statement/prospectus as Annex F. United Television urges its stockholders to read the opinion of Bear Stearns in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Bear Stearns.

Additional Interests of our Executive Officers and Boards of Directors as a Result of the Mergers

   (See page 115)

   Some of the directors and executive officers of Chris-Craft, BHC and United Television have interests in the mergers that are different from, or are in addition to, the interests of their company's stockholders. You should be aware of these interests because they might conflict with yours. These interests include the potential for employment with a surviving entity, special bonuses and severance payments.

Conditions to the Mergers

   (See pages 136 (Chris-Craft), 154 (BHC) and 174 (United Television))

   The completion of each merger depends on the satisfaction of a number of conditions, including those set forth below. Because the three mergers have a number of conditions in common, we have described those conditions first, followed by conditions that are particular to each merger.

Conditions Common to the Chris-Craft, BHC and United Television Mergers

   We may not complete the Chris-Craft, BHC or United Television merger unless a number of conditions are satisfied or waived. Conditions that are common to all three mergers include:

  . the absence of any law, order or injunction preventing that merger;

  . the clearance of that merger under antitrust laws and the receipt of required regulatory approvals, including the approval of the FCC;

  . the material accuracy as of the closing of the parties' representations and warranties contained in the applicable merger agreement;

  . the performance by each party of its obligations under the applicable merger agreement; and

  . as to each merger structured as a forward merger, the receipt by the parties to the merger of:

   . legal opinions from their respective tax counsel as to the tax-free receipt of Preferred ADSs in the merger; and

   . a favorable private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations. Such a ruling has been received by the parties.

Additional Conditions to the Chris-Craft Merger

   We may not complete the Chris-Craft merger unless a number of conditions are satisfied or waived in addition to the common conditions listed above. These include:

  . adoption of the Chris-Craft merger agreement by the required stockholder vote; and

  . satisfaction or waiver of all conditions to the parties' obligations to complete the BHC merger and the United Television merger, except the completion of the Chris-Craft merger, and in the case of the United Television merger, the completion of the BHC merger; provided that this condition may not be enforced by Chris-Craft because of any failure of BHC or United Television stockholders to approve their merger at a duly held meeting.

Additional Conditions to the BHC Merger

   We may not complete the BHC merger unless a number of conditions are satisfied or waived in addition to the common conditions listed above. These include:

  . completion of the Chris-Craft merger, or the failure of the stockholders of Chris-Craft to approve the Chris-Craft merger at a duly held stockholders' meeting;

  . adoption of the BHC merger agreement by the required stockholder vote;
    and

  . satisfaction or waiver of all conditions to the parties' obligations to complete the United Television merger; provided, however, that a party may not enforce this condition if that party prevented the satisfaction of those conditions; and, provided further, that BHC may not enforce this condition to the BHC merger because of the failure of the United Television stockholders to approve their merger at a duly held meeting.

Additional Conditions to the United Television Merger

   We may not complete the United Television merger unless a number of additional conditions are satisfied or waived in addition to the common conditions listed above. These include:

  . completion of the Chris-Craft merger, or the failure of the stockholders of Chris-Craft to approve the Chris-Craft merger at a duly held stockholders' meeting;

  . adoption of the United Television merger agreement by the required stockholder vote; and

  . satisfaction or waiver of all conditions to the parties' obligations to complete the BHC merger; provided, however, that a party may not enforce this condition if that party prevented the satisfaction of those conditions.

Restrictions on Alternate Transactions

   (See pages 133 (Chris-Craft), 153 (BHC) and 172 (United Television))

   The merger agreements limit the ability of Chris-Craft, BHC and United Television to endorse, initiate, solicit, enter into or continue discussions with any third parties about any potentially competing business combinations or transactions; provided, however, that each of Chris-Craft, BHC and United Television may, prior to receiving stockholder approval of its merger, participate in discussions and negotiations with a third party making an unsolicited proposal regarding the acquisition of more than 50% of the voting power of its capital stock or all or substantially all of its assets for consideration which its board of directors concludes in good faith would be more favorable to its stockholders than the applicable merger with News Corporation. However, the foregoing activities would not affect the obligations of the parties under the two voting agreements.

Termination of the Merger Agreements

   (See pages 137 (Chris-Craft), 156 (BHC) and 175 (United Television))

Termination of the Chris-Craft Merger Agreement

   News Corporation and Chris-Craft may agree to terminate the Chris-Craft merger agreement at any time prior to completing the Chris-Craft merger. In addition, either company may terminate the Chris-Craft merger agreement prior to completing the Chris-Craft merger if specified events occur. These include:

  . if Chris-Craft stockholders fail to approve and adopt the Chris-Craft merger at a duly held stockholders' meeting;

  . if the Chris-Craft merger is not completed on or prior to November 13, 2001;

  . if any governmental authority issues a final and non-appealable order or takes any other action permanently restraining, enjoining or otherwise prohibiting completion of the Chris-Craft merger;

  . if the BHC or United Television merger agreement is terminated; provided that a party may not terminate the Chris-Craft merger agreement if it prevented the completion of the BHC or United Television merger; and provided further that Chris-Craft may not terminate the Chris-Craft merger agreement because the BHC or United Television stockholders fail to approve their respective company's merger agreement; or

  . if the other party breaches, and cannot timely cure, its representations, warranties or covenants in the Chris-Craft merger agreement.

Termination of the BHC Merger Agreement

   News Corporation and BHC may agree to terminate the BHC merger agreement at any time prior to completing the BHC merger. In addition, either company may terminate the BHC merger agreement prior to completing the BHC merger if specified events occur. These include:

  . if BHC stockholders fail to approve and adopt the BHC merger at a duly held stockholders' meeting; provided that BHC may not terminate the BHC merger agreement if the reason for this failure is Chris-Craft's breach of its voting agreement with News Corporation;

  . if the BHC merger is not completed on or prior to November 13, 2001;

  . if any governmental authority issues a final and non-appealable order or takes any other action permanently restraining, enjoining or otherwise prohibiting completion of the BHC merger;

  . if the Chris-Craft merger agreement is terminated; provided that neither party may terminate the BHC merger agreement if it prevented the completion of the Chris-Craft merger; and provided further that BHC may not terminate the BHC merger agreement because Chris-Craft stockholders fail to approve the Chris-Craft merger agreement;

  . if the United Television merger agreement is terminated; provided that neither party may terminate the BHC merger agreement if it prevented the completion of the United Television merger; and provided further that BHC may not terminate the BHC merger agreement because United Television stockholders fail to approve the United Television merger agreement; or

  . if the other party breaches, and cannot timely cure, its representations, warranties or covenants in the BHC merger agreement.

Termination of the United Television Merger Agreement

   News Corporation and United Television may agree to terminate the United Television merger agreement at any time prior to completing the United Television merger. In addition, either company may terminate the United Television merger agreement prior to completing the United Television merger if specified events occur. These include:

  . if United Television stockholders fail to approve and adopt the United
    Television merger at a duly held stockholders' meeting; provided that United Television may not terminate the United Television merger agreement if the reason for this failure is BHC's breach of its voting agreement with News Corporation;

  . if the United Television merger is not completed on or prior to November
    13, 2001;

  . if any governmental authority issues a final and non-appealable order or takes any other action permanently restraining, enjoining or otherwise prohibiting the completion of the United Television merger;

  . if the Chris-Craft merger agreement is terminated; provided that neither party may terminate the United Television merger agreement if it prevented the completion of the Chris-Craft merger; and provided further that United Television may not terminate the United Television merger agreement because Chris-Craft stockholders fail to approve the Chris-Craft merger agreement;

  . if the BHC merger agreement is terminated; provided that neither party may terminate the United Television merger agreement if it prevented the completion of the BHC merger; or

  . if the other party breaches, and cannot timely cure, its representations, warranties or covenants in the United Television merger agreement.

Termination Fees

   None of the parties is required to pay a "termination" or "break-up" fee or make any similar payment to another party if any merger agreement is terminated.

Related Transactions

   (See page 230)

   Simultaneously with the closing of the forward mergers, News Publishing (the News Corporation subsidiary that Chris-Craft, BHC and United Television would merge into in a forward merger) will contribute substantially all of the television assets and liabilities of Chris-Craft, BHC and United Television to a newly-formed subsidiary of Fox Entertainment Group in exchange for shares of Fox Entertainment Group's class A common stock. The remaining assets and liabilities (including Chris-Craft's industrial business) will remain with News Publishing. As a result, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.25%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%. Upon receipt of these Chris-Craft, BHC and United Television assets and liabilities, the newly-formed subsidiary of Fox Entertainment Group will simultaneously transfer title to all of the FCC licenses of the ten television stations historically owned and operated by Chris-Craft, BHC and United Television to Fox Television Stations, Inc., the ownership structure of which is described under "Related Transactions" on page
230. In connection with the licenses transfer, the newly formed Fox Entertainment Group subsidiary will enter into an operating agreement with Fox Television Stations which will provide that Fox Television Stations will own the licenses and control the management and operation of the acquired television stations. The proposed transfer of these assets and liabilities, including the licenses, and the operating agreement with Fox Television Stations are subject to approval by the FCC.

   If the mergers are effected as reverse mergers, simultaneously with the closing, the Preferred ADSs to be issued in the mergers will be contributed to Fox Entertainment Group in exchange for Fox Entertainment Group class A common stock. As a result of this contribution, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.45%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%. Following the reverse mergers, Fox Entertainment Group will transfer the non-television operating assets and liabilities acquired in the mergers, including Chris-Craft's industrial business, to a subsidiary of News Corporation. The television assets and liabilities, or the ownership interests in Chris-Craft and its subsidiaries, will be transferred simultaneously with the closing of the reverse mergers to Fox Television Stations, subject to approval by the FCC.

Regulatory Matters

   (See page 88)

   Each of the three mergers is subject to the receipt of regulatory approvals, including the approval of the FCC and the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act).

   The parties have agreed to use their reasonable best efforts to obtain all regulatory and other required approvals, and to do so as expeditiously as possible. Premerger Notification and Report Forms were filed with the Federal Trade Commission and the Department of Justice under the HSR Act, by News Corporation on October 12, 2000 and by Chris-Craft (on its own behalf and on behalf of BHC and United Television) on October 11, 2000. On November 9, 2000, the Antitrust Division of the Department of Justice issued a request to News Corporation and Chris-Craft for additional information. On or about January 18, 2001, the Antitrust Division informed the parties that compliance with the request would not be necessary provided News Corporation entered into a consent decree relating to the disposition of one of the stations in Salt Lake City.

The proposed consent decree, which requires News Corporation to divest the station within five months, subject to a 60 day extension, is awaiting final approval by the Antitrust Division.

   An application with the FCC was filed on September 18, 2000. On October 27, 2000, a coalition of advocacy and community groups filed a Petition to Deny and Motion to Dismiss the FCC application, and Fox Television Stations and Chris-Craft (for itself and BHC and United Television) filed a Joint Opposition on November 9, 2000. The Petitioners filed a reply on November 22, 2000. On December 21, 2000, the Mass Media Bureau of the FCC by letter to counsel (referred to herein as the "FCC Letter") requested additional information concerning the transaction from Fox Television Stations and Chris-Craft which they provided in a filing dated January 25, 2001. On February 8, 2001, the Petitioners filed a reply.

   The parties to each of the merger agreements have agreed that they will not be required to make divestitures, or accept substantial limitations on the operations, of specified television assets held by each of them.

Material U.S. Federal Income Tax Consequences

   (See page 82)

   With respect to each merger effected as a forward merger, the parties to the merger will obtain an opinion from their respective legal counsel substantially to the effect that, for U.S. federal income tax purposes, (1) the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, (2) no income, gain or loss will be recognized by the parties to the merger as a result of the merger, and (3) no income, gain or loss will be recognized by any stockholder of the acquired corporation as a result of the merger (except to the extent cash is received by a stockholder in connection with the merger). The tax opinions issued in connection with each forward merger will rely in part on the ruling received by the parties from the IRS that each merger satisfies the continuity of business requirement described in section 1.368-1(d) of the Treasury Regulations. If a merger is restructured as a reverse merger under the circumstances described in this joint proxy statement/prospectus, then the merger will not qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, and each stockholder in that merger will be treated for U.S. federal income tax purposes as having sold their stock in that merger in a fully taxable transaction.

Accounting Treatment

   (See page 81)

   News Corporation will account for each of the mergers as a purchase, and Chris-Craft, BHC and United Television will become controlled entities in accordance with Australian and U.S. generally accepted accounting principles.

Appraisal Rights

   (See page 94)

   Under the laws of the State of Delaware, where Chris-Craft, BHC and United Television are incorporated, stockholders of Chris-Craft, BHC and United Television who comply with the applicable requirements of Delaware law will have the right to receive an appraisal of the fair value of their shares. We have included a copy of the provisions of Delaware law that govern appraisal rights as Annex G to this joint proxy statement/prospectus.

Comparative Market Price Data

   (See page 231)

   We present below the per share closing prices for Preferred ADSs of News Corporation (symbol: NWS.A) and Chris-Craft common stock (symbol: CCN), each as quoted on the NYSE, BHC class A common stock (symbol: BHC) as quoted on the AMEX and United Television common stock (symbol: UTVI) as quoted on NASDAQ. These prices are presented on the following dates:

  . August 11, 2000, the last trading day before the public announcement of the signing of the Chris-Craft, BHC and United Television merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition; and

  . March 20, 2001, the latest practicable date before the printing of this joint proxy statement/prospectus.

                          News Corporation      Chris-Craft        BHC Class A     United Television
                         Preferred ADS Price Common Stock Price Common Stock Price Common Stock Price
                         ------------------- ------------------ ------------------ ------------------
August 11, 2000.........     $44 1/8              $62               $141 3/4           $136
March 20, 2001..........     $27.86               $66.30            $130.45            $116 5/16

   Chris-Craft stockholders are urged to obtain current market quotations for Preferred ADSs and Chris-Craft common stock before making a decision with respect to the Chris-Craft merger. BHC stockholders are urged to obtain current market quotations for Preferred ADSs and BHC class A common stock before making a decision with respect to the BHC merger. United Television stockholders are urged to obtain current market quotations for Preferred ADSs and United Television common stock before making a decision with respect to the United Television merger.

Currencies and Exchange Rates

   (See page 237)

   Unless otherwise stated or the context otherwise requires, all references in this joint proxy statement/prospectus to "A$" are to Australian dollars and references to "$" or "US$" are to U.S. dollars.

   For your convenience, this joint proxy statement/prospectus contains translations of certain A$ amounts into US$ amounts at specified exchange rates. These translations of A$ into US$ and of US$ into A$ have been made at the indicated Noon Buying Rate in New York City for cable transfers in Australian dollars as certified for customs purposes by The Federal Reserve Bank of New York. On March 20, 2001, the latest practicable date for which exchange rate information was available before the printing of this joint proxy statement/prospectus, the Noon Buying Rate was US$0.4997 per A$1.00. These translations should not be construed as representations that the A$ amounts actually represent such US$ amounts or could be converted to US$ at the rates indicated.

   For a five-year history of relevant exchange rates, see "Currency of Presentation, Exchange Rates and Certain Definitions" on page 237.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                NEWS CORPORATION
                       Selected Historical Financial Data

   The selected historical financial data of News Corporation has been derived from the audited historical consolidated financial statements and related notes of News Corporation for each of the years in the five-year period ended June 30, 2000 and from the unaudited consolidated financial statements of News Corporation for the six months ended December 31, 2000 and 1999. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in News Corporation's Annual Report on Form 20-F for the fiscal year ended June 30, 2000 filed on December 18, 2000 and its Report on Form 6-K filed on February 7, 2001, which have been filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page 243. The selected historical financial data is set forth in Australian dollars with a translation of amounts for the six months ended December 31, 2000 (A-GAAP) and the fiscal year ended June 30, 2000 (US-GAAP) into U.S. dollars at A$1.00 = US$0.4984, the Noon Buying Rate on March 19, 2001, solely for your convenience.

   The audited consolidated financial statements of News Corporation contained in its Annual Report on Form 20-F for the fiscal year ended June 30, 2000 have been prepared in accordance with Australian generally accepted accounting principles (A-GAAP). A-GAAP differs significantly in certain respects from U.S. generally accepted accounting principles (US-GAAP). A discussion of these significant differences and a reconciliation of consolidated net income and stockholders' equity to US-GAAP is found in Note 18 of News Corporation's audited consolidated financial statements.

                                  Fiscal Years Ended June 30(1),             Six months ended December 31,
                         --------------------------------------------------  -------------------------------
                           1996      1997      1998      1999       2000       1999       2000       2000
                         --------- --------- --------- ---------  ---------  --------  ----------- ---------
                                                                                       (unaudited) (In US$)
                                              (in thousands, except per share data)
Amounts in Accordance
 with A-GAAP
Income statement data:
Revenues................  A$13,088  A$14,389  A$18,949  A$21,774   A$22,443  A$10,821   A$12,777   US$ 6,368
Operating income........     1,593     1,700     2,646     2,752      2,742     1,396      1,715         855
Equity in net earnings
 (losses) of associated
 companies..............       351       393       259       (66)      (125)      (58)       (80)        (40)
Interest expense, net...       605       634       770       775        822       425        462         230
Other income............        23        15         7         2          8       --         --          --
Income before abnormal
 items..................     1,263     1,295     1,800     1,471      1,259       645        751         374
Net income (loss).......     1,020       720     1,682     1,088      1,921     1,300       (475)       (237)
Income before abnormal
 items
 per share..............  A$  0.40  A$  0.38  A$  0.46  A$  0.37   A$  0.30   A$0.157   A$ 0.180   US$ 0.090
Net income (loss) per
 share..................      0.32      0.20      0.43      0.27       0.47     0.321     (0.124)     (0.062)
Dividends per preferred
 ordinary share.........     0.075     0.075     0.075     0.075      0.075     0.038      0.038       0.019
Dividends per preferred
 ordinary share in U.S.
 dollars................ US$ 0.057 US$ 0.058 US$ 0.051 US$ 0.047  US$ 0.047  US$0.024   US$0.021   US$   --
Balance sheet data at
 period end:
Cash....................  A$ 2,298  A$ 3,616  A$ 4,314  A$ 7,483   A$ 4,638  A$ 4,765   A$ 3,513   US$ 1,751
Total assets............    30,763    41,358    54,484    53,972     65,585    60,842     69,058      34,419
Total debt..............     8,542    11,339    14,422    13,167     15,431    14,736     16,611       8,279
Total stockholders'
 equity.................    17,166    22,234    27,211    27,109     32,660    30,701     34,233      17,062

                                       Fiscal Years Ended June 30(1),
                         ----------------------------------------------------------------
                           1996       1997       1998       1999       2000       2000
                         ---------  ---------  ---------  ---------  ---------  ---------
                                                                                (in US$)
                                    (in millions, except per share data)
Amounts in Accordance
 with US-GAAP(2)
Income Statement data:
Revenues................  A$13,088   A$14,389   A$18,949   A$21,774   A$22,451  US$11,190
Operating income........     1,318        541      1,921      2,012      1,509        752
Equity in net earnings
 (losses) of associated
 companies..............       267        284       (116)      (509)      (936)      (467)
Interest expense, net...       613        642        778        783        829        413
Other income............      (380)      (185)      (111)      (506)     1,070        533
Income (loss) before
 extraordinary item.....       483       (184)       555        963       (329)      (164)
Net income (loss).......       483       (199)       555        963       (329)      (164)
Income (loss) before
 extraordinary item per
 share..................  A$  0.15   A$ (0.08)  A$  0.14   A$  0.24   A$ (0.10) US$ (0.05)
Net income (loss) per
 share..................      0.15      (0.08)      0.14       0.24      (0.10)     (0.05)
Dividends per preferred
 ordinary share.........     0.075      0.075      0.075      0.075      0.075      0.037
Dividends per preferred
 ordinary share in U.S.
 dollars................ US$ 0.057  US$ 0.058  US$ 0.051  US$ 0.047  US$ 0.047  US$   --
Balance sheet data at
 period end:
Cash....................  A$ 2,298   A$ 3,616   A$ 4,314   A$ 7,483   A$ 4,638  US$ 2,312
Total assets............    25,451     35,991     48,094     47,094     57,986     28,900
Total debt..............     8,542     11,339     14,422     13,167     15,431      7,691
Total stockholders'
 equity.................     8,841     11,292     15,713     14,044     18,443      9,192

--------

(/1/) See Note 2 to the audited consolidated financial statements of News
      Corporation for the fiscal year ended June 30, 2000 for information on significant acquisitions and dispositions occurring during fiscal 1998, 1999 and 2000. In fiscal 1996, News Corporation acquired six television stations for an aggregate purchase price of US$643 million, an additional 36.4% interest in STAR TV for approximately US$345 million and the Advanced Products Division of National Transcommunications, Ltd. (DigiMedia Vision) for US$142 million. During fiscal 1996, News Corporation sold HarperCollins' Scott Foresman and College divisions for US$585 million. During fiscal 1997, News Corporation acquired New World Communications Group, Inc. for an aggregate consideration of approximately US$3.4 billion including the assumption of debt.

(/2/) News Corporation's reports under the Securities Exchange Act of 1934, as amended, contain reconciliations of its A-GAAP financial information to US-GAAP information on a semi-annual basis only. News Corporation's US-GAAP reconciliation for the six months ended December 31, 2000 has not been filed with the SEC as of the date of this joint proxy statement/prospectus.

                          CHRIS-CRAFT INDUSTRIES, INC.

                       Selected Historical Financial Data

   The selected historical financial data of Chris-Craft has been derived from audited consolidated financial statements of Chris-Craft as of and for the years ended December 31, 1996 through 2000. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that Chris-Craft has filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page 243.

                                 For the Fiscal Years Ended December 31,
                          ----------------------------------------------------------
                             1996        1997        1998        1999        2000
                          ----------  ----------  ----------  ----------  ----------
                                      (in thousands, except per share data)
Income Statement Data
Operating revenue.......  $  465,695  $  464,646  $  467,093  $  491,547  $  528,842
Operating income........     103,268      95,525      94,670      94,197     115,232
Interest and other
 income, net............      81,879      80,556      80,337     106,183     138,191
Equity in UPN (loss)....    (146,313)    (87,430)    (88,597)    (97,344)    (35,696)
Gain on change of
 ownership in UPN.......         --      153,933         --          --          --
Income taxes............     (19,500)    (99,600)    (32,500)    (32,300)      1,100
Minority interest.......     (18,522)    (49,483)    (24,440)    (28,303)    (60,814)
Net income..............         812      93,501      29,470      42,433     158,013
Earnings per share
 (diluted)..............        0.01        2.13        0.67        0.97        3.58
Common dividends
 declared per share(1)..         --          --          --          --          --

Balance Sheet Data (at
 period end)
Cash and marketable
 securities.............  $1,395,179  $1,501,929  $1,415,543  $1,359,668  $1,445,117
Working capital.........   1,418,085   1,486,556   1,387,978   1,353,942   1,580,407
Total assets............   2,137,259   2,226,429   2,245,423   2,345,985   2,552,209
Minority interest.......     506,260     484,268     479,820     503,447     553,394
Shareholders'
 investment.............   1,288,918   1,383,180   1,408,469   1,441,803   1,602,202

--------
(1) Chris-Craft has not declared cash dividends on its common stock during the periods presented; however, Chris-Craft has declared a 3% stock dividend on its common stock with respect to each of the calendar years presented.

                            BHC COMMUNICATIONS, INC.

                       Selected Historical Financial Data

   The selected historical financial data of BHC has been derived from audited consolidated financial statements of BHC as of and for the years ended December 31, 1996 through 2000. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that BHC has filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page 243.

                                For the Fiscal Years Ended December 31,
                         ----------------------------------------------------------
                            1996        1997        1998        1999        2000
                         ----------  ----------  ----------  ----------  ----------
                                     (in thousands, except per share data)
Income Statement Data
Operating revenue....... $  446,292  $  443,499  $  445,850  $  469,347  $  505,504
Operating income........    107,148     101,338      96,729     102,156     118,776
Interest and other
 income.................     81,849      82,809      79,366     105,805     132,310
Equity in UPN (loss)....   (146,313)    (87,430)    (88,597)    (97,344)    (35,696)
Gain on change of
 ownership in UPN.......        --      153,933         --          --          --
Income taxes............    (21,000)   (101,000)    (31,500)    (41,900)      2,700
Minority interest.......    (17,448)    (18,473)    (16,425)    (18,184)    (21,495)
Net income..............      4,236     131,177      39,573      50,533     196,595
Earnings per share
 (diluted)..............       0.17        5.61        1.75        2.24        8.73
Dividends declared per
 share..................        --         1.00        1.00        1.00        2.00

Balance Sheet Data (at
 period end)
Cash and marketable
 securities............. $1,391,992  $1,487,280  $1,403,245  $1,336,328  $1,371,899
Total assets............  2,097,263   2,142,488   2,142,601   2,224,448   2,390,961
Shareholders'
 investment.............  1,705,533   1,724,954   1,696,327   1,714,482   1,862,316

                            UNITED TELEVISION, INC.

                       Selected Historical Financial Data

   The selected historical financial data of United Television has been derived from audited consolidated financial statements of United Television as of and for the years ended December 31, 1996 through 2000. The historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual reports, quarterly reports and other information that United Television has filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. To obtain copies of these documents, see "Where You Can Find More Information" on page 243.

                           At or For the Fiscal Years Ended December
                                              31,
                          ------------------------------------------------
                            1996      1997      1998      1999      2000
                          --------  --------  --------  --------  --------
                                 (in thousands, except per share data)
Income Statement Data
Net revenue.............  $174,339  $170,963  $182,849  $209,746  $226,681
Operating income........    59,076    62,412    54,932    61,276    63,890
Gain on sale of BHC
 common stock...........       --        --     19,932       --        --
Interest and other
 income, net............    10,163    12,317    11,587    12,028    21,331
Income taxes............   (27,500)  (29,750)  (33,625)  (29,575)  (34,150)
Net income..............    41,739    44,979    52,826    43,729    51,071
Earnings per share
 (diluted)..............      4.36      4.76      5.59      4.62      5.35
Dividends declared per
 share..................      0.50      0.50      0.50      0.50      0.50

Balance Sheet Data (at
 period end)
Cash and current
 marketable securities..  $194,866  $270,581  $216,827  $186,197  $235,839
Total assets............   335,598   387,986   437,641   504,681   553,648
Working capital.........   205,170   280,828   228,982   199,897   246,495
Shareholders'
 investment.............   250,441   300,740   337,447   382,939   429,387

                                NEWS CORPORATION

       Selected Unaudited Pro Forma Consolidated Condensed Financial Data

   The selected unaudited pro forma consolidated condensed financial data of News Corporation has been derived from the unaudited pro forma consolidated condensed financial statements included in this joint proxy statement/prospectus under "Unaudited Pro Forma Consolidated Condensed Financial Statements" beginning on page 98. The unaudited pro forma consolidated condensed financial statements give effect to:

  . the Chris-Craft, BHC and United Television mergers (assuming that each merger is effected as a forward merger and without giving effect to the additional US$1 per share in cash increase in the Chris-Craft merger consideration if the Chris-Craft merger closes after August 13, 2001);

  . the increase of News Corporation's equity investment in Gemstar - TV
    Guide International, Inc., a global technology and media company focused on consumer entertainment, to approximately 43% as a result of the pending acquisition by News Corporation of Liberty Media Corporation's approximate 21% investment in Gemstar - TV Guide pursuant to an agreement entered into on September 27, 2000; and

  . the increase of News Corporation's equity investment in Stream S.p.A., an Italian pay television service provider, from 35% to 50%.

   The unaudited pro forma consolidated condensed statements of operations were prepared as if the transactions had occurred as of the first day of the periods presented. The unaudited pro forma consolidated condensed balance sheets were prepared as if the above transactions had occurred as of December 31, 2000 (A-GAAP) and June 30, 2000 (A-GAAP and US-GAAP). The pro forma results are not necessarily indicative of actual results that would have been achieved by News Corporation had such transactions been consummated on such dates. For additional information, see "Unaudited Pro Forma Consolidated Condensed Financial Statements" on page 98, the historical consolidated financial statements and related notes contained in the News Corporation's Annual Report on Form 20-F for the fiscal year ended June 30, 2000 filed December 18, 2000 and its Report on Form 6-K containing historical consolidated financial statements as of and for the six months ended December 31, 2000 filed February 7, 2001, which have been filed with the SEC and incorporated by reference into this joint proxy statement/prospectus.

   The following unaudited pro forma consolidated condensed financial data is set forth in Australian dollars with a translation of amounts to U.S. dollars at A$1.00=US$0.4984, the Noon Buying Rate on March 19, 2001, solely for your convenience.

                                    Fiscal Year Ended       Six Months Ended
                                      June 30, 2000        December 31, 2000
                                   ---------------------  ---------------------
                                     (in millions, except per share data)
                                    (in A$)    (in US$)    (in A$)    (in US$)
Amounts in accordance with A-GAAP
Income statement data:
  Revenues.......................  A$  23,271  US$11,598  A$  13,251  US$ 6,604
  Operating income...............       2,935      1,462       1,825        910
  Equity (losses) net earnings of
   associated companies..........        (146)       (73)         (8)        (4)
  Interest expense, net..........        (649)      (323)       (296)      (148)
  Other expense..................         (71)       (35)        (43)       (21)
  Income before abnormal items...       1,655        825       1,259        628
  Net income (loss)..............       2,180      1,087         (73)       (36)
  Net income (loss) per share....  A$    0.45  US$  0.22  A$   (0.01) US$ (0.01)
  Dividends per preferred
   ordinary share................  A$   0.075      0.037       0.038      0.019
  Dividend per preferred ordinary
   share (in U.S. dollars).......  US$  0.047  US$ 0.023  US$  0.021  US$   --

Balance sheet data at period end:
  Cash...........................  A$   1,503  US$   749  A$     392  US$   195
  Total assets...................      82,861     41,299      87,451     43,585
  Total debt.....................      15,431      7,691      16,611      8,279
  Total shareholders' equity.....      49,028     24,436      51,512     25,673

Amounts in accordance with US-
 GAAP(1)
Income statement data:
  Revenue........................  A$  23,279  US$11,602
  Operating income...............       1,465        730
  Equity losses of associated
   companies.....................      (1,486)      (741)
  Interest expense, net..........        (656)      (327)
  Other income...................       1,924        959
  Income before minority
   interest......................         478        238
  Net loss.......................        (746)      (372)
  Net loss per share.............  A$   (0.15) US$ (0.08)
  Dividends per preferred
   ordinary share................  A$   0.075      0.037
  Dividend per preferred ordinary
   share (in U.S. dollars).......  US$  0.047      0.023

Balance sheet data at period end:
  Cash...........................  A$   1,503  US$   749
  Total assets...................      77,840     38,796
  Total debt.....................      15,431      7,691
  Total shareholders' equity.....      34,811     17,350

--------

(1) News Corporation's reports under the Securities Exchange Act of 1934, as amended, contain reconciliations of its A-GAAP financial information to US-GAAP information on a semi-annual basis only. News Corporation's US-GAAP reconciliation for the six months ended December 31, 2000 has not been filed with the SEC as of the date of this joint proxy statement/prospectus.

                  UNAUDITED COMPARATIVE PER SHARE INFORMATION

   We present below per share data regarding the income, cash dividends declared and book value of News Corporation, Chris-Craft, BHC and United Television on both an historical and unaudited equivalent pro forma consolidated basis. We have derived the unaudited pro forma consolidated per share information from the unaudited pro forma consolidated condensed financial statements presented in this joint proxy statement/prospectus on page 98 under the heading "Unaudited Pro Forma Consolidated Condensed Financial Statements". The unaudited comparative per share data is being shown as of and for the twelve months ended June 30, 2000, which is the fiscal year end of News Corporation and the combined company after the mergers, and as of and for the six months ended December 31, 2000 (A-GAAP only). You should read the information below in conjunction with the financial statements and accompanying notes that are incorporated by reference in this joint proxy statement/prospectus and with the unaudited pro forma consolidated condensed financial information included under "Unaudited Pro Forma Consolidated Condensed Financial Statements" on page 98.

                                            As of and for the
                                              Twelve Months    As of and  for the
                                                  Ended         Six Months Ended
                                              June 30, 2000    December 31, 2000
                                            ------------------ ------------------
                                               US-
                                            GAAP(/1/)  A-GAAP        A-GAAP
                                            ---------  ------- ------------------
News Corporation Historical Per Share
 Data:
  Net income (loss) per share:
    Basic and diluted.....................  A$ (0.10)  A$ 0.47      A$ (0.12)
  Cash dividends per preferred ordinary
   share..................................  $  0.075   $ 0.075      $  0.038
  Book value per preferred ordinary
   share..................................  A$  2.20   A$ 3.60      A$  3.76
  Net income per share (in US$):
    Basic and diluted.....................  US$(0.05)  US$0.23      US$(0.06)
  Cash dividends per preferred ordinary
   share..................................  $  0.037   $ 0.037      $  0.019
  Book value per preferred ordinary share
   (in US$)...............................  US$ 1.10   US$1.80      US$ 1.88
News Corporation Pro Forma Per Share Data:
  Net income (loss) per share:
    Basic and diluted.....................  $  (0.08)  $  0.22      $ (0.005)
  Cash dividends per preferred ordinary
   share..................................  $  0.037   $ 0.037      $  0.019
  Book value per preferred ordinary
   share..................................  $   2.02   $  2.69      $   2.82
Chris-Craft Historical Per Share Data:
  Net income per common share:
    Basic.................................  $   1.67       --       $    --
    Diluted...............................  $   1.32       --       $    --
  Cash dividends per common share.........  $    --        --       $    --
  Book value per common share.............  $  33.87       --       $
Chris-Craft Equivalent Per Share
 Data:(/2/)
  Net income (loss) per common share:
    Basic and diluted.....................  $  (0.37)     1.02      $  (0.02)
  Cash dividends per common share.........  $   0.17      0.17      $    --
  Book value per common share.............  $   9.36     12.47      $  13.07
BHC Historical Per Share Data:
  Net income per common share:
    Basic.................................  $   3.08       --       $    --
    Diluted...............................  $   3.08       --       $    --
  Cash dividends per common share.........  $   2.00       --       $    --
  Book value per common share.............  $  75.57       --       $    --
BHC Equivalent Per Share Data:(/2/)
  Net income (loss) per common share:
    Basic and diluted.....................  $  (0.71)     1.96      $  (0.04)
  Cash dividends per common share.........  $   0.33      0.33      $    --
  Book value per common share.............  $  18.00     23.97      $  25.13
United Television Historical Per Share
 Data:
  Net income per common share:
    Basic.................................  $   4.94       --       $    --
    Diluted...............................  $   4.92       --       $    --
  Cash dividends per common share.........  $   0.50       --       $    --
  Book value per common share.............  $  42.41       --       $    --
United Television Equivalent Per Share
 Data:(/2/)
  Net income (loss) per common share:
    Basic and diluted.....................  $  (0.65)     1.78      $  (0.04)
  Cash dividends per common share.........  $   0.30      0.30      $    --
  Book value per common share.............  $  16.36     21.79      $  22.85

--------

(/1/) News Corporation's reports under the Securities Exchange Act of 1934, as amended, contain reconciliations of its A-GAAP financial information to its US-GAAP information on a semi-annual basis only. News Corporation's US-GAAP reconciliation for the six months ended December 31, 2000 has not been filed with the SEC as of the date of this joint proxy statement/prospectus.

(/2/) The Chris-Craft, BHC and United Television equivalent per share data was computed by multiplying the News Corporation Pro Forma Per Share Data above by a ratio of 1.1591, 2.2278 and 2.0253, respectively, and then by multiplying that result by four, as four preferred ordinary shares underlie each Preferred ADS. These ratios represent the number of Preferred ADSs a Chris-Craft, BHC and United Television stockholder would receive for each share owned in a mixed election in a forward merger. Assuming an all stock election, the Chris-Craft, BHC and United Television equivalent per share data would be computed by multiplying the News Corporation Pro Forma Per Share Data above by a ratio of 2.3417,
      4.5235 and 4.1123, respectively, multiplied by four. These ratios are based on US$28.75, the volume weighted average trading price for all trades of Preferred ADSs for the five trading days ending on March 16, 2001. All calculations assume a forward merger and no proration, adjustment or US$1 increase in the Chris-Craft merger consideration in the event the Chris-Craft merger closes after August 13, 2001.

                                  RISK FACTORS

   In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus (including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" on page 37), you should consider the following in determining whether to vote in favor of your merger. In this "Risk Factors" section, the terms "we", "our", "us" and similar terms refer to News Corporation either before or after the mergers.

The value of the merger consideration to be received may fluctuate considerably.

   The value of the consideration Chris-Craft, BHC and United Television stockholders receive in the mergers may fluctuate considerably. Because a portion of the aggregate merger consideration in each merger consists of a fixed number of Preferred ADSs, the value of the aggregate merger consideration will fluctuate based on changes in the market price of Preferred ADSs, regardless of how the mergers are structured and regardless of any elections you make in a forward merger. None of the Chris-Craft, BHC or United Television merger agreements contain a provision to adjust the exchange ratios with respect to per share consideration in the event that the market price of Preferred ADSs declines. In addition, none of the merger agreements permits Chris-Craft, BHC or United Television to "walk away" from the completion of the mergers if the market price of Preferred ADSs declines.

   The mergers may not be completed until a significant period of time has passed from the date of the special meetings because of the lengthy regulatory review process. Therefore, at the time of the special meetings, Chris-Craft, BHC and United Television stockholders may not know the value of the consideration they will receive in the mergers. Factors which could affect the market price of Preferred ADSs, and thus the value of the merger consideration in each merger, include those we discuss under "Cautionary Statement Concerning Forward-Looking Statements" on page 37.

Stockholders may receive a form of consideration different from what they elect.

   The consideration to be received by Chris-Craft, BHC and United Television stockholders in the forward mergers is subject to proration to preserve the contractual limitations on the maximum amount of cash and Preferred ADSs to be issued in each forward merger. If a stockholder elects all cash and the available cash is oversubscribed, then the stockholder will receive a portion of the merger consideration in Preferred ADSs. If a stockholder elects all stock and the available stock is oversubscribed, then the stockholder will receive a portion of the merger consideration in cash. Further, the total amount of cash to be paid in each forward merger may be reduced and replaced with Preferred ADSs, if necessary to preserve beneficial U.S. federal income tax treatment. In other words, if the amount of cash is reduced in a forward merger as a result of the tax adjustment, stockholders making an all cash election and, in some cases, a mixed election may receive more Preferred ADSs and less cash than they elected even after accounting for proration. Accordingly, in the event of a forward merger, Chris-Craft, BHC and United Television stockholders may not receive the type of consideration they elect to receive in the mergers.

The form of consideration received by, and the U.S. federal income tax consequences to, Chris-Craft, BHC and United Television stockholders vary based on the structure of the mergers and each stockholder's election, variables which will not be known prior to the time of the special meetings.

   The U.S. federal income tax consequences of the acquisition to each Chris-Craft, BHC and United Television stockholder will vary depending on whether the mergers are completed through the use of the forward merger structure or the reverse merger structure. These tax consequences will also vary in a forward merger depending on whether a Chris-Craft, BHC or United Television stockholder receives cash, stock, or a combination of cash and stock in exchange for the stockholder's shares. At the time that a Chris-Craft, BHC or United Television stockholder makes an election as to the form of the consideration to be received in the applicable forward merger and at the time that the stockholder votes on the applicable merger, the stockholder will not know if, or to what extent, the stockholder's elected consideration will be subject to proration or adjustment. Therefore, a Chris-Craft, BHC or United Television stockholder will not know at those times the extent to which the stockholder's elected form of merger consideration will be given effect. Additionally, at the time of voting on the applicable merger, the Chris-Craft, BHC and United Television stockholders may not know which of the two alternative structures, forward or reverse, will be used to complete the applicable merger. Accordingly, although the form of consideration and the U.S. federal income tax treatment of both of these alternative structures are described in this joint proxy statement/prospectus, the actual form of consideration and the U.S. federal income tax consequences to each Chris-Craft, BHC and United Television stockholder will not be known at that time.

News Corporation is controlled by one principal stockholder.

   Approximately 30% of the ordinary shares of News Corporation are owned by
(1) K. Rupert Murdoch; (2) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and various corporations and trusts, the beneficiaries of which include Mr. Murdoch, members of his family and certain charities; and (3) corporations which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, various charities and other persons. By virtue of the shares of News Corporation owned by Mr. Murdoch and these entities, and Mr. Murdoch's position as chairman and chief executive of News Corporation, Mr. Murdoch may be deemed to control the operations of News Corporation.

Members of the management and boards of directors of Chris-Craft, BHC and United Television have interests in the mergers that may differ from the interests of their stockholders.

   Members of Chris-Craft's, BHC's and United Television's management and boards of directors have interests in the mergers that may be different from the interests of Chris-Craft, BHC and United Television stockholders. The mergers will give rise to entitlements and benefits to some members of management and the boards of directors of Chris-Craft, BHC and United Television that are not provided to other Chris-Craft, BHC and United Television stockholders.

Obtaining required regulatory approvals may delay completion of the mergers.

   Various regulatory approvals must be obtained from, or notifications submitted to, regulatory authorities, including competition authorities in the U.S. and the Federal Communications Commission, before the mergers may be completed. No assurance can be given, however, that these approvals will be obtained, or, if they are obtained, as to the terms, conditions and timing of these approvals. The requirement for these approvals could delay the completion of the mergers for a significant period of time after Chris-Craft, BHC and United Television stockholders have approved the proposals relating to the mergers at their respective special meetings. If regulators require material divestitures or operating restrictions of the types specified in the merger agreements, News Corporation will have the right to terminate any of the Chris-Craft, BHC and United Television merger agreements. There is a risk that News Corporation will terminate the merger agreements if these conditions are imposed by regulators.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

   This joint proxy statement/prospectus and the documents that are incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements are based on the beliefs and assumptions of each company's management and may include statements regarding the period following the completion of the mergers. Words like "anticipates", "believes", "estimates", "expects", "hopes", "intends", "plans" and similar expressions are used to identify these forward-looking statements.

   These forward-looking statements are subject to risks, uncertainties and assumptions about us and our businesses and are not guarantees of performance. Important factors that could affect the future results of News Corporation and cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include:

  . the risks and other factors described in "Risk Factors" above and elsewhere in this joint proxy statement/prospectus and in the documents which are incorporated by reference in this joint proxy statement/prospectus;

  . those factors we discuss or identify in our public filings with the Securities and Exchange Commission;

  .  worldwide economic and business conditions;

  .  changing technology and our businesses' ability to adapt successfully;

  .  exposure to exchange rate fluctuations;

  . our assumptions about customer acceptance, overall market penetration and competition from providers of alternative products and services;

  .  regulatory developments; and

  .  changes in our business strategy or development plans.

   In light of these risks, uncertainties and assumptions, the results or outcomes expressed in these forward-looking statements might not occur. Because the above factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us, you should not place undue reliance on any forward-looking statement. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

                        THE CHRIS-CRAFT SPECIAL MEETING

   This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Chris-Craft common stock, class B common stock and convertible preferred stock by the Chris-Craft board of directors with regard to the Chris-Craft merger proposal and other matters to be voted upon at the Chris-Craft special meeting and at any adjournment or postponement of the meeting. This joint proxy statement/prospectus is also a prospectus for the Preferred ADSs of News Corporation to be issued in the Chris-Craft, BHC and United Television mergers. We mailed this joint proxy statement/prospectus to stockholders beginning March 23, 2001. You should read this joint proxy statement/prospectus carefully before voting your shares.

Where and When the Chris-Craft Special Meeting will be Held

   The Chris-Craft special meeting will be held at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, on April 24, 2001 starting at 11:00 a.m., local time.

What will be Voted Upon

   At the Chris-Craft special meeting, you will be asked to consider and vote upon the following items:

  . to approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2000, as amended, among Chris-Craft Industries, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc.; and

  . such other business as may properly come before the Chris-Craft special meeting or any adjournment or postponement of the special meeting.

   The Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

Only Chris-Craft Holders of Record are Entitled to Vote

   Chris-Craft stockholders who hold their shares of record as of the close of business on March 16, 2001 are entitled to notice of and to vote at the Chris-Craft special meeting. On the record date, there were outstanding approximately:

  . 27,287,601 shares of Chris-Craft common stock, each carrying one vote per share;

  . 7,755,356 shares of Chris-Craft class B common stock, each carrying ten votes per share; and

  .  232,417 shares of Chris-Craft convertible preferred stock, each carrying
     35.9 votes per share, or 252 votes per share if held by the person owning the shares on November 10, 1986 or a permitted transferee of that person under Chris-Craft's restated certificate of incorporation.

   Notwithstanding the foregoing, if the holder of record of a share of class B common stock or convertible preferred stock is a broker or dealer in securities, a bank or voting trustee or nominee of any of the foregoing, or if a share is otherwise held of record by a nominee of the beneficial owner of the share, then the share of class B common stock instead entitles its record holder to one vote and the share of convertible preferred stock entitles its record holder to 35.9 votes, except to the extent that such record holder establishes to Chris-Craft's satisfaction, pursuant to procedures set forth in Chris-Craft's restated certificate of incorporation, that the share has been held continuously since November 10, 1986 or its later issuance by a named beneficial owner or permitted transferee (whose address must also be specified).

   On the record date, there were approximately 2,317 holders of record of Chris-Craft common stock, 1,461 holders of record of Chris-Craft class B common stock and 486 holders of record of Chris-Craft convertible preferred stock.

Quorum

   A quorum of Chris-Craft stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the Chris-Craft special meeting is:

  . with respect to all matters, including approval and adoption of the Chris-Craft merger agreement, the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast by all stockholders of Chris-Craft (including holders of Chris-Craft convertible preferred stock), voting together as a single class; and

  . in addition to the above requirement, with respect to the approval and adoption of the Chris-Craft merger agreement, the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast by Chris-Craft convertible preferred stockholders.

   If a quorum is not present, the holders of shares representing a majority of the votes entitled to be cast by the stockholders present or represented by proxy at the Chris-Craft special meeting may adjourn the Chris-Craft meeting.

Vote Required to Adopt the Chris-Craft Merger Proposal

   The Chris-Craft merger proposal must be approved and adopted by the affirmative vote of:

  . a majority of the votes entitled to be cast by stockholders at the Chris-Craft special meeting (including the Chris-Craft convertible preferred stockholders), voting together as a single class; and

  . a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock at the Chris-Craft special meeting, voting as a separate class.

   As of the record date, Chris-Craft directors and executive officers and their affiliates (none of whom has entered into agreements as to how to vote with respect to the Chris-Craft merger proposal) owned common stock, class B common stock and convertible preferred stock entitling them to cast approximately 75,158,378 votes or 46% of the votes entitled to be cast by stockholders voting together as a single class at the Chris-Craft special meeting and convertible preferred stock entitling them to cast approximately 37,409,904 votes or 64% of the votes entitled to be cast by holders of convertible preferred stock at the Chris-Craft special meeting. This computation assumes that each share of Chris-Craft class B common stock carries with it 10 votes per share, other than shares of Chris-Craft class B common stock held of record by a broker or dealer in securities, a bank or voting trustee or nominee of any of the foregoing, and shares of Chris-Craft class B common stock otherwise held of record by a nominee of the beneficial owner of the shares, as described above under the heading "Only Chris-Craft Holders of Record are Entitled to Vote".

Voting Your Shares and Changing Your Vote by Revoking Your Proxy

Voting Your Shares

   The Chris-Craft board of directors is soliciting proxies from the stockholders of Chris-Craft. This will give you the opportunity to vote at the Chris-Craft special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

   To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed, dated and received by the time the vote is taken at the Chris-Craft special meeting. If you attend the Chris-Craft special meeting in person, you may vote your shares by completing a ballot at the meeting.

Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the Chris-Craft special meeting. You can do this in one of three ways:

  . by delivering notice in writing to the Secretary of Chris-Craft that you have revoked your proxy;

  .  by properly submitting a later-dated proxy; or

  .  by appearing in person and voting at the Chris-Craft special meeting.

   You will not revoke your proxy by simply attending the Chris-Craft special meeting unless you complete a ballot at the meeting. If you have instructed your broker or nominee to vote your shares, you must follow directions from them to change those instructions.

How Proxies are Counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted FOR the Chris-Craft merger proposal. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Chris-Craft special meeting.

   A properly executed proxy marked "ABSTAIN" will not be voted with respect to the merger proposal. However, it may be counted to determine whether there is a quorum present at the Chris-Craft special meeting, and it may be voted in the proxies' discretion on any other matter properly presented for action at the Chris-Craft special meeting. If your shares are held in "street name' by a broker, your broker will vote your shares only if you provide instructions to the broker on how to vote. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not instructed as to how to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum present at the Chris-Craft special meeting. Abstentions and broker non-votes, however, will have the same effect as voting AGAINST the Chris-Craft merger proposal. Similarly, if you fail to vote in person or by proxy, it will have the same effect as voting AGAINST the Chris-Craft merger proposal.

Cost of Solicitation

   Chris-Craft (together with BHC and United Television) and News Corporation will share equally the cost of printing, filing and mailing this joint proxy statement/prospectus. In addition to solicitation by mail, telephone or other means, Chris-Craft will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Chris-Craft will, upon request, reimburse these institutions for their reasonable expenses. Chris-Craft has retained, for a fee of $8,000 plus expenses, Innisfree M&A Incorporated to aid in the solicitation of proxies.

   Chris-Craft stockholders should NOT send in their stock certificates with the proxy cards.

                            THE BHC SPECIAL MEETING

   This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of BHC class A common stock and class B common stock by the BHC board of directors with regard to the BHC merger proposal and other matters to be voted upon at the BHC special meeting and at any adjournment or postponement of the meeting. This joint proxy statement/prospectus is also a prospectus for the Preferred ADSs of News Corporation to be issued in the BHC, Chris-Craft and United Television mergers. We mailed this joint proxy statement/prospectus to stockholders beginning March 23, 2001. You should read this joint proxy statement/prospectus carefully before voting your shares.

Where and When the BHC Special Meeting will be Held

   The BHC special meeting will be held at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, on April 24, 2001 starting at 10:00 a.m., local time.

What will be Voted Upon

   At the BHC special meeting, you will be asked to consider and vote upon the following items:

  . to approve and adopt the Agreement and Plan of Merger, dated as of August
    13, 2000, as amended, among BHC Communications, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings Inc.; and

  . such other business as may properly come before the BHC special meeting or any adjournment or postponement of the special meeting.

   The Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

Only BHC Holders of Record are Entitled to Vote

   BHC stockholders who hold their shares of record as of the close of business on March 16, 2001 are entitled to notice of and to vote at the BHC special meeting. On the record date, there were outstanding approximately:

  . 4,511,583 shares of BHC class A common stock, each carrying one vote per share; and

  . 18,000,000 shares of BHC class B common stock, each carrying ten votes per share.

   On the record date, there were approximately 5,682 holders of record of BHC class A common stock and one holder of record of BHC class B common stock.

Quorum

   A quorum of BHC stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the BHC special meeting is the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast by all stockholders of BHC, voting together as a single class. Chris-Craft, which owns BHC common stock representing approximately 97% of the outstanding voting power, has agreed to vote all of its shares of BHC class A common stock and class B common stock in favor of the BHC merger proposal at the BHC special meeting. Accordingly, Chris-Craft's vote, either in person or by proxy, at the BHC special meeting will constitute a quorum of BHC stockholders.

   If a quorum is not present, the holders of shares representing a majority of the votes entitled to be cast by the stockholders present or represented by proxy may adjourn the BHC special meeting.

Vote Required to Adopt the BHC Merger Proposal

   The BHC merger proposal must be approved and adopted by the affirmative vote of a majority of the votes entitled to be cast by holders of BHC's class A and class B common stock at the BHC special meeting, voting together as a single class.

   As of the record date, BHC directors and executive officers and their affiliates (none of whom has entered into agreements as to how to vote with respect to the BHC merger proposal), excluding Chris-Craft, owned class A common stock and class B common stock entitling them to cast approximately 1,143 votes, or less than 1% of the votes entitled to be cast at the BHC special meeting. This does not include the BHC common stock that is owned by Chris-Craft, although certain directors and executive officers may be deemed to be affiliates of Chris-Craft. Chris-Craft, which owns approximately 80% of the common stock and approximately 97% of the outstanding voting power of BHC and, accordingly, sufficient shares to approve the BHC merger proposal, has entered into a voting agreement with News Corporation in which it has agreed to vote all of its shares of BHC class A common stock and class B common stock in favor of the BHC merger proposal. Approval and adoption of the BHC merger agreement is assured, provided that Chris-Craft votes its shares of BHC in accordance with the terms of this voting agreement.

Voting Your Shares and Changing Your Vote by Revoking Your Proxy

Voting Your Shares

   The BHC board of directors is soliciting proxies from the stockholders of BHC. This will give you the opportunity to vote at the BHC special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

   To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed, dated and received by the time the vote is taken at the BHC special meeting. If you attend the BHC special meeting in person, you may vote your shares by completing a ballot at the meeting.

Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the BHC special meeting. You can do this in one of three ways:

  . by delivering notice in writing to the Secretary of BHC that you have revoked your proxy;

  .  by properly submitting a later-dated proxy; or

  .  by appearing in person and voting at the BHC special meeting.

   You will not revoke your proxy by simply attending the BHC special meeting unless you complete a ballot at the meeting. If you have instructed your broker or nominee to vote your shares, you must follow directions from them to change those instructions.

How Proxies are Counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted FOR the BHC merger proposal. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the BHC special meeting.

   A properly executed proxy marked "ABSTAIN" will not be voted with respect to the merger proposal. However, it may be counted to determine whether there is a quorum present at the BHC special meeting, and it may be voted in the proxies' discretion on any other matter properly presented for action at the BHC special meeting. If your shares are held in "street name' by a broker, your broker will vote your shares only if you provide instructions to the broker on how to vote. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not instructed as to how to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum present at the BHC special meeting. Abstentions and broker non-votes, however, will have the same effect as voting AGAINST the BHC merger proposal. Similarly, if you fail to vote in person or by proxy, it will have the same effect as voting AGAINST the BHC merger proposal.

Cost of Solicitation

   BHC (together with Chris-Craft and United Television) and News Corporation will share equally the cost of printing, filing and mailing this joint proxy statement/prospectus. In addition to solicitation by mail, telephone or other means, BHC will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. BHC will, upon request, reimburse these institutions for their reasonable expenses. BHC has retained, for a fee of $8,000 plus expenses, Innisfree M&A Incorporated to aid in the solicitation of proxies.

   BHC stockholders should NOT send in their stock certificates with the proxy cards.

                     THE UNITED TELEVISION SPECIAL MEETING

   This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of United Television common stock by the United Television board of directors with regard to the United Television merger proposal and other matters to be voted upon at the United Television special meeting and at any adjournment or postponement of the meeting. This joint proxy statement/prospectus is also a prospectus for the Preferred ADSs of News Corporation to be issued in the United Television, Chris-Craft and BHC mergers. We mailed this joint proxy statement/prospectus to stockholders beginning March 23, 2001. You should read this joint proxy statement/prospectus carefully before voting your shares.

Where and When the United Television Special Meeting will be Held

   The United Television special meeting will be held at the Renaissance Parc 55 Hotel, 55 Cyril Magnin Street, San Francisco, CA 94102, on April 24, 2001 starting at 9:00 a.m., local time.

What Will be Voted Upon

   At the United Television special meeting, you will be asked to consider and vote upon the following items:

  . to approve and adopt the Agreement and Plan of Merger, dated as of August
    13, 2000, as amended, among United Television, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc.; and

  . such other business as may properly come before the United Television special meeting or any adjournment or postponement of the special meeting.

   The Agreement and Plan of Merger contemplates two alternative mergers (a forward merger and a reverse merger). A vote in favor of the approval and adoption of the Agreement and Plan of Merger constitutes the approval of both alternative mergers.

Only United Television Holders of Record are Entitled to Vote

   United Television stockholders who hold their shares of record as of the close of business on March 16, 2001 are entitled to notice of and to vote at the United Television special meeting. On the record date, there were outstanding approximately 9,524,753 shares of United Television common stock, each carrying one vote per share. On the record date, there were approximately 2,207 holders of record of United Television common stock.

Quorum

   A quorum of United Television stockholders is necessary to have a valid meeting of stockholders. The required quorum for the transaction of business at the United Television special meeting is the presence, in person or by proxy, of the holders of shares representing a majority of the shares of stock entitled to vote. BHC, which owns approximately 58% of the outstanding voting power, has agreed to vote all of its shares of United Television common stock in favor of the United Television merger proposal at the United Television special meeting. Accordingly, BHC's vote, either in person or by proxy, at the United Television special meeting will constitute a quorum of United Television stockholders.

   If a quorum is not present, the holders of shares representing a majority of the votes entitled to be cast by the stockholders present or represented by proxy may adjourn the United Television special meeting.

Vote Required to Adopt the United Television Merger Proposal

   The United Television merger proposal must be approved and adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the United Television special meeting.

   As of the record date, United Television directors and executive officers and their affiliates (none of whom has entered into agreements as to how to vote with respect to the United Television merger proposal), excluding BHC and Chris-Craft, owned United Television common stock entitling them to cast approximately 89,893 votes or 1% of the votes entitled to be cast at the United Television special meeting. Certain directors and executive officers may be deemed to be affiliates of BHC and Chris-Craft. BHC, which owns approximately 58% of United Television's shares and, accordingly, sufficient shares to approve the United Television merger proposal, has entered into a voting agreement with News Corporation in which it has agreed to vote all of its shares of United Television common stock in favor of the United Television merger proposal. Approval and adoption of the United Television merger agreement is assured, provided that BHC votes its shares of United Television in accordance with the terms of this voting agreement.

Voting Your Shares and Changing Your Vote by Revoking Your Proxy

Voting Your Shares

   The United Television board of directors is soliciting proxies from the stockholders of United Television. This will give you the opportunity to vote at the United Television special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

   To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed, dated and received by the time the vote is taken at the United Television special meeting. If you attend the United Television special meeting in person, you may vote your shares by completing a ballot at the meeting.

Changing Your Vote by Revoking Your Proxy

   You may revoke your proxy at any time before the polls close at the United Television special meeting. You can do this in one of three ways:

  . by delivering notice in writing to the Secretary of United Television that you have revoked your proxy;

  . by properly submitting a later-dated proxy; or

  . by appearing in person and voting at the United Television special meeting.

   You will not revoke your proxy by simply attending the United Television special meeting unless you complete a ballot at the meeting. If you have instructed your broker or nominee to vote your shares, you must follow directions from them to change those instructions.

How Proxies are Counted

   If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted FOR the United Television merger proposal. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the United Television special meeting.

   A properly executed proxy marked "ABSTAIN" will not be voted with respect to the merger proposal. However, it may be counted to determine whether there is a quorum present at the United Television special meeting, and it may be voted in the proxies' discretion on any other matter properly presented for action at the United Television special meeting. If your shares are held in "street name' by a broker, your broker will vote your shares only if you provide instructions to the broker on how to vote. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not instructed as to how to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum present at the United Television special meeting. Abstentions and broker non-votes, however, will have the same effect as voting AGAINST the United Television merger proposal. Similarly, if you fail to vote in person or by proxy, it will have the same effect as voting AGAINST the United Television merger proposal.

Cost of Solicitation

   United Television (together with Chris-Craft and BHC) and News Corporation will share equally the cost of printing, filing and mailing this joint proxy statement/prospectus. In addition to solicitation by mail, telephone or other means, United Television will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. United Television will, upon request, reimburse these institutions for their reasonable expenses. United Television has retained, for a fee of $5,000 plus expenses, Innisfree M&A Incorporated to aid in the solicitation of proxies.

   United Television stockholders should NOT send in their stock certificates with the proxy cards.

                                  THE MERGERS

The Background of the Mergers

   On August 5, 1999, the FCC amended its local market television ownership rules, commonly known as its duopoly rules, to permit an entity to own up to two television stations in the same market so long as specific conditions are satisfied. Soon after the FCC rule change, several companies contacted Chris-Craft and expressed their general interest in a variety of possible transactions. Chris-Craft began discussions with a number of these parties, including CBS Corporation and Viacom Inc.

   On September 7, 1999, CBS and Viacom announced that they had signed a definitive merger agreement under which Viacom would acquire CBS. Shortly thereafter, representatives of both Viacom and CBS contacted representatives of Chris-Craft to reiterate their interest regarding a possible transaction. After the announcement of the Viacom/CBS merger, BHC began to consider its potential claims against Viacom as BHC believed that the pending Viacom/CBS merger raised issues relating to Viacom's contractual obligations with respect to the United Paramount Network (UPN), which was a joint venture between Viacom's Paramount Television Group and BHC. As described below, BHC eventually filed a lawsuit against Viacom relating to those issues.

   In September 1999, Chris-Craft hired Allen & Company as its financial advisor, and authorized it to explore and evaluate strategic alternatives available to Chris-Craft in light of the FCC rule change. Chris-Craft publicly announced the engagement of Allen & Company in November 1999. Following the engagement of Allen & Company, Stanley S. Shuman, executive vice president and managing director of Allen & Company, contacted several parties that he believed might be interested in pursuing a transaction with Chris-Craft, including representatives of News Corporation, of which Mr. Shuman is a director.

   On September 13, 1999, K. Rupert Murdoch, chairman and chief executive of News Corporation and chairman and chief operating officer of Fox Television Holdings, Inc., and David F. DeVoe, chief financial officer of News Corporation and a director of Fox Television Holdings, met with representatives of Chris-Craft and expressed News Corporation's interest in acquiring Chris-Craft. News Corporation declined to make an acquisition proposal at that time in large part, according to representatives of News Corporation, as a result of their view that News Corporation's stock price was substantially undervalued. From September 1999 through July 2000, however, representatives of News Corporation continued to have intermittent discussions with representatives of Allen & Company regarding a transaction involving Chris-Craft.

   Over the next several months, representatives of Chris-Craft and Allen & Company had discussions with thirteen other parties in addition to News Corporation. As a result of this process, eight parties, including News Corporation, Viacom, CBS and one other party (which we refer to as the "Third Party"), entered into confidentiality agreements with Chris-Craft.

   During October and November 1999, Chris-Craft continued its discussions with interested parties and, together with Allen & Company, Skadden, Arps, Slate, Meagher & Flom LLP, Chris-Craft's outside legal counsel, and Marvin J. Diamond, Chris-Craft's outside regulatory counsel, worked to develop structures for potential business combinations in light of applicable Internal Revenue Service and FCC rules.

   In October 1999, given the number of interested parties and the possibility that a transaction might occur involving Chris-Craft, BHC and United Television, and given the fact that Chris-Craft owned a majority of the shares of BHC and that BHC owned a majority of the shares of United Television, Chris-Craft suggested to the board of directors of each of BHC and United Television that they each form a special committee of independent directors to monitor industry developments in light of the FCC rule change and to be prepared to evaluate any possible transactions which could affect BHC or United Television.

   As a result, in October 1999, the board of directors of BHC formed a special committee of independent directors consisting of Morgan L. Miller and John Eastman, and the board of directors of United Television formed a special committee of independent directors consisting of James D. Hodgson and Howard F. Roycroft. In October 1999 and December 1999, respectively, the BHC special committee retained Kaye Scholer LLP and Morris, James, Hitchens & Williams, LLP to advise it of the role and duties of a special committee if an acquisition transaction were proposed, as well as in connection with potential claims against Viacom relating to UPN. The BHC special committee met with Kaye Scholer and Morris James in December 1999 and January and February 2000. In November 1999, the United Television special committee retained Kramer Levin Naftalis & Frankel LLP as its counsel to advise it of the role and duties of a special committee.

   By late November 1999, Chris-Craft believed that the most likely transaction would be an acquisition of Chris-Craft and that CBS and the Third Party were, at that point, the most likely potential acquirers of Chris-Craft.

   In mid-December 1999, Skadden distributed a draft merger agreement to CBS and its outside legal counsel, Cravath, Swaine & Moore, and to the Third Party and its outside legal counsel. The draft merger agreement contemplated the execution of an agreement between the buyer and Chris-Craft, with the buyer to enter into separate independent negotiations with BHC and United Television afterwards. Further, the draft agreement contemplated a transaction with Chris-Craft that was not conditioned on the buyer entering into an agreement with BHC and United Television, but contained various procedural safeguards related to BHC and United Television, including the concept of minimum prices that the buyer would have to offer to BHC and United Television. In addition, the draft agreement contemplated the formation of a new company (referred to as "newco"), the transfer of television stations and/or other assets to newco and the grant to Chris-Craft stockholders of rights to acquire, at their option, high vote or low vote stock in newco, pro rata based on the stock they held in Chris-Craft.

   Shortly after CBS received the draft merger agreement, representatives of CBS indicated to representatives of Chris-Craft that Viacom and CBS were opposed to Chris-Craft's proposed structure and draft merger agreement. In a letter from Cravath to Skadden, dated January 5, 2000, CBS responded to that effect. In lieu of Chris-Craft's proposed structure, CBS proposed, subject to the results of its due diligence investigation of Chris-Craft and its subsidiaries, to acquire simultaneously Chris-Craft, BHC and United Television at a price of $82 in a combination of cash and CBS stock for each Chris-Craft share, $180 in CBS stock for each BHC share and $150 in CBS stock for each United Television share. The letter enclosed a proposed form of merger agreement that reflected the terms being proposed by CBS, including the simultaneous acquisition of Chris-Craft, BHC and United Television, and did not involve the "newco" structure originally proposed by Chris-Craft.

   Chris-Craft had a number of concerns with CBS's proposal. Among other things, CBS's proposal contained a number of significant contingencies, including being conditioned on the completion of CBS's due diligence investigation (which prior to that time CBS had elected not to commence), and required a 30 day exclusivity period during which Chris-Craft would not have been able to negotiate with other potential acquirers. Finally, the merger agreement proposed by CBS contained various provisions that resulted in a transaction structure with a risk of non-consummation that, in Chris-Craft's view, was significantly greater than that in the draft originally proposed by Chris-Craft and, in any event, greater than that which Chris-Craft was willing to accept.

   In mid-January 2000, representatives of Chris-Craft, Skadden, CBS and Cravath met to discuss both CBS's proposal in the January 5, 2000 letter and potential claims by BHC against Viacom regarding UPN. At the meeting, representatives of Chris-Craft rejected CBS's January 5, 2000 proposal and indicated that Chris-Craft would not be prepared to discuss any proposal further until Viacom and BHC resolved their dispute over UPN. Nonetheless, the meeting concluded with representatives of CBS indicating that, unless Chris-Craft was willing to accept CBS's proposal in the January 5, 2000 letter, Viacom would exercise the "buy-sell" provision (as described in the paragraph beginning "On February 3, 2000" below) in their agreement governing UPN. During the last week of January 2000, Mr. Eastman, on behalf of BHC, met with a representative of Cravath to discuss the issues between BHC and Viacom over UPN; however, Mr. Eastman and this representative were unable to resolve those issues.

   On January 28, 2000, the United Television special committee held a meeting at which representatives of Kramer Levin advised the United Television special committee of its role and duties under Delaware law and described the procedures typically followed by special committees.

   On February 3, 2000, Viacom delivered to BHC a buy-sell notice under the UPN agreement, with a trigger price of $5 million. Viacom's delivery of the buy-sell notice obligated BHC to make a decision by March 20, 2000 either to buy Viacom's interest in UPN for $5 million or to sell its own interest in UPN to Viacom for $5 million. Five days later, on February 8, 2000, BHC filed a lawsuit in New York State Supreme Court seeking to enjoin the CBS/Viacom merger and to toll the operation of the buy-sell notice. As a result of the lawsuit and Chris-Craft's rejection of CBS's proposal at the end of January, discussions among Chris-Craft, Viacom and CBS regarding a transaction ceased.

   Throughout the first quarter of 2000, Chris-Craft and representatives of Skadden continued extensive discussions and negotiations with the Third Party regarding a possible transaction. During the course of discussions, the parties agreed that the Third Party would execute a merger agreement with Chris-Craft only if it did not include the "newco" structure, with the Third Party to approach BHC and United Television regarding a potential transaction thereafter. By early March 2000, representatives of Chris-Craft were confident that the parties were close to reaching agreement on all material issues other than price; however, because of the market price of the Third Party's stock at the time, the parties were not able to reach agreement on an acceptable price. Over the course of discussions, the Third Party's highest indication of price, based on the market price of the Third Party's stock in early March 2000, implied a price per Chris-Craft share in the mid to high $70s. Although discussions between Chris-Craft and the Third Party continued for several weeks, the Third Party subsequently entered into a transaction with another party. Chris-Craft and the Third Party continued to have discussions for several months after the Third Party announced its other transaction. However, due to regulatory issues created by the Third Party's other transaction, and the fact that the Third Party was never able to offer Chris-Craft sufficient consideration due to the Third Party's low stock price, Chris-Craft and the Third Party never reached agreement on a transaction.

   On March 16, 2000, the New York State Supreme Court ruled against BHC in its suit against Viacom. At a meeting on March 20, 2000, BHC notified CBS that BHC would sell its interest in UPN to Viacom for $5 million under the buy-sell provision exercised by Viacom. CBS then indicated to Chris-Craft that Viacom and CBS were still interested in pursuing a transaction with Chris-Craft. CBS commenced its due diligence investigation and, over the next few months, Chris-Craft, Viacom and CBS had a number of discussions.

   On May 4, 2000, Viacom announced that it had completed its acquisition of CBS.

   As discussions with Viacom progressed, Chris-Craft contacted the BHC and United Television special committees and suggested that they prepare themselves to evaluate a possible transaction in which the minority interest in such companies would be acquired by a third party or possibly by Chris-Craft. Chris-Craft also suggested that the special committees hire any necessary legal and financial advisors, to the extent that they had not already done so.

   In May 2000, the BHC special committee retained Swidler Berlin Shereff Friedman, LLP as its legal counsel. In June 2000, the BHC special committee engaged Wasserstein Perella as its financial advisor.

   On May 15, 2000, the BHC board voted to expand the role of the BHC special committee to include receiving and evaluating the terms of any potential acquisition transaction, determining if such transaction is fair to, and in the best interests of, BHC and its stockholders, and recommending to the full BHC board what action, if any, BHC should take.

   On June 12, 2000, the United Television board voted to expand the role of the United Television special committee to include receiving and evaluating the terms of any potential acquisition transaction, determining if such transaction is fair to, and in the best interests of, United Television and its stockholders, and recommending to the full United Television board what action, if any, United Television should take.

   On June 21, 2000, the United Television special committee engaged Bear Stearns, and representatives of Bear Stearns commenced their financial review of United Television, BHC and Chris-Craft. On June 26, 2000, Bear Stearns held a meeting with United Television management to review financial and other information concerning United Television.

   Beginning in mid-June 2000, representatives of Wasserstein Perella conducted a due diligence review of Chris-Craft, BHC and United Television. On June 28, 2000, representatives of Wasserstein Perella met with management of Chris-Craft, BHC and United Television to review financial and industry-wide information regarding BHC and United Television.

   Throughout June and July 2000, representatives of Chris-Craft and Viacom, and their respective legal counsel, met on several occasions to negotiate the terms of a transaction and exchange drafts of a merger agreement. Toward the end of July 2000, the parties had reached agreement on most material business and legal issues and scheduled a meeting to discuss price, remaining issues and process.

   On July 24, 2000, representatives of Viacom, Shearman & Sterling (counsel to Viacom), Morgan Stanley Dean Witter & Co. (financial advisor to Viacom), Chris-Craft, Skadden and Allen & Company met at the offices of Skadden. At the meeting, the parties discussed the remaining business and legal issues and representatives of Viacom indicated that, upon completion of remaining due diligence and resolution of the open business and legal issues, Viacom was prepared to offer a purchase price for Chris-Craft of $77 per share. The parties discussed Viacom's indication of price and, based on additional information discussed at the meeting that Chris-Craft believed would represent additional value to Viacom, Chris-Craft believed that Viacom might be willing to offer up to $80 per share, although Viacom did not make such an offer at the time. The parties also discussed, but did not reach agreement on, the valuation of Viacom's stock for purposes of calculating an exchange ratio. Despite the lack of agreement on price at the meeting and the few remaining open issues, representatives of Chris-Craft believed that it was appropriate for Viacom to commence independent negotiations with the BHC and United Television special committees.

   Later that day, representatives of Skadden and Allen & Company contacted the special committees' respective legal and financial advisors to inform them that Chris-Craft was in discussions with Viacom regarding the acquisition of Chris-Craft by Viacom and that they should each expect to be contacted by Viacom in the next few days with an acquisition proposal.

   During the week of July 24, 2000, representatives of Morgan Stanley contacted representatives of Wasserstein Perella and Bear Stearns to discuss preliminarily a possible transaction whereby Viacom would acquire, through a merger, Chris-Craft, BHC and United Television. During that week, representatives of Skadden spoke with representatives of Swidler Berlin and Kramer Levin to update them on the discussions between Viacom and Chris-Craft. Also during this period, BHC and United Television retained Kaye Scholer as outside legal counsel to aid in negotiating the terms of the merger agreement.

   On several occasions during this period, representatives of Skadden and Allen & Company emphasized to the special committees' legal and financial advisors that the special committees' respective negotiations with Viacom were to be conducted directly between the special committees and Viacom. Representatives of Skadden further emphasized that Chris-Craft would not participate in or interfere with their negotiations regarding the amount or form of consideration that BHC and United Television stockholders were to receive in a possible transaction, and that Chris-Craft viewed their negotiations as being independent from the negotiations taking place between Chris-Craft and Viacom. These representatives also explained that, in terms of process, Viacom was to enter into agreements with Chris-Craft, BHC and United Television simultaneously and that it was Chris-Craft's understanding that Viacom would not execute a merger agreement with Chris-Craft unless Viacom simultaneously entered into agreements with BHC and United Television that had been recommended to the BHC and United Television boards by their respective special committees.

   On July 27, 2000, Mr. Murdoch contacted Mr. Shuman and indicated to Mr. Shuman that News Corporation remained interested in acquiring Chris-Craft, BHC and United Television. Mr. Murdoch indicated that he was very familiar with the three companies and that, given the increase in News Corporation's stock price since September 1999 and subject to News Corporation completing due diligence and negotiating the terms of a definitive merger agreement acceptable to News Corporation, News Corporation was prepared to offer $85 for each Chris-Craft share. Mr. Shuman indicated to Mr. Murdoch that, if News Corporation were seriously interested, it had to act expeditiously as a transaction with Chris-Craft might soon no longer be an option. Mr. Murdoch indicated that he was prepared to act as expeditiously as possible. During the next two weeks, Mr. Shuman had a number of discussions with Mr. Murdoch and several other senior News Corporation executives regarding a potential transaction. Also during that period, News Corporation began to conduct its due diligence investigation and was provided with a draft merger agreement.

   On July 31, 2000, representatives of Morgan Stanley met with representatives of Wasserstein Perella and Swidler Berlin and set forth the terms of a proposal by Viacom to acquire all of the outstanding capital stock of BHC through a merger at a price of $155 per share in a combination of cash and stock. In addition, these representatives outlined the terms of the proposed transaction for Chris-Craft. The representatives of Morgan Stanley also stated that they would inform the BHC special committee of the terms of the United Television proposal after they met with representatives of United Television. Later that day, representatives of Morgan Stanley met with representatives of Bear Stearns and Kramer Levin and set forth the terms of a proposal by Viacom to acquire all of the capital stock of United Television through a merger at a price of $137 per share in a combination of cash and stock. In addition, these representatives outlined the general terms of the proposed transactions for Chris-Craft and BHC. Also on July 31, 2000, the United Television special committee met to receive its legal and financial advisors' reports of the proposed financial and legal terms and the structure of Viacom's proposal and to receive a report on the progress of Bear Stearns' due diligence and analysis of United Television. Bear Stearns advised the United Television special committee that Bear Stearns would begin to conduct a financial review of Viacom and its proposed transaction.

   During the next two weeks, representatives of Viacom and Chris-Craft and each of their respective legal advisors negotiated most of the remaining issues in the proposed transaction with Chris-Craft. At the same time, representatives of Viacom negotiated the terms of potential transactions with each of the special committees and their respective legal and financial advisors.

   On August 1, 2000, representatives of Wasserstein Perella and Swidler Berlin met with the BHC special committee. At that time, representatives of Swidler Berlin reviewed with the BHC special committee its fiduciary duties and obligations under Delaware law. In addition, representatives of Wasserstein Perella and Swidler Berlin reviewed with the BHC special committee the financial and other principal terms of Viacom's proposal. Also on August 1, 2000, representatives of Morgan Stanley communicated to Bear Stearns the respective purchase prices offered to stockholders of Chris-Craft and BHC.

   On August 2, 2000, Shearman & Sterling, on behalf of Viacom, delivered a draft merger agreement for BHC and related documents to Swidler Berlin and a draft merger agreement for United Television and related documents to Kramer Levin.

   On August 3, 2000, representatives of Wasserstein Perella and Swidler Berlin met with the BHC special committee to further discuss the proposed transaction. Representatives of Swidler Berlin discussed the terms of the merger agreement and related documents. Representatives of Swidler Berlin also informed the BHC special committee that they had been informed by representatives of Skadden that Chris-Craft, as a majority stockholder of BHC, would not approve a transaction other than a transaction that included the sale of Chris-Craft in its entirety and, accordingly, the BHC special committee was not authorized to solicit third parties regarding an acquisition of BHC alone. Representatives of Wasserstein Perella presented a preliminary description to the BHC special committee of the financial analyses related to the proposed transaction and the results of its due diligence review. The BHC special committee directed Wasserstein Perella to seek an increase in the $155 price per BHC share offered by Viacom. Later that day, representatives of Skadden acting on behalf of Chris-Craft conveyed to representatives of Kramer Levin the substance of their discussion with Swidler Berlin regarding the solicitation of third-party proposals.

   On August 4, 2000, representatives of Bear Stearns and Kramer Levin met with the United Television special committee to further discuss the proposed transaction with Viacom. Representatives of Kramer Levin discussed the terms of the merger agreement and related documents. Representatives of Bear Stearns presented their preliminary analysis of the proposed acquisition by Viacom of United Television and their due diligence to date. At the meeting, the United Television special committee directed Bear Stearns to seek an increase in the $137 price per United Television share offered by Viacom.

   During the week of August 6, 2000, representatives of Wasserstein Perella had discussions with representatives of Morgan Stanley to seek an increase in Viacom's proposed purchase price for BHC. Also during that week, representatives of the United Television special committee and Bear Stearns conducted additional due diligence, reviewed additional information from United Television management in response to the United Television special committee's requests and discussed with Viacom's financial advisors the valuation of United Television in an attempt to induce Viacom to increase its offer. At the same time, representatives of Kramer Levin and Kaye Scholer began negotiating the United Television merger agreement and related documents with Shearman & Sterling and representatives of Swidler Berlin and Kaye Scholer began negotiating the BHC merger agreement and related documents with Shearman & Sterling. On August 10, 2000, the United Television special committee met with Bear Stearns and Kramer Levin. At the meeting, Kramer Levin reported on the draft legal documentation for the proposed transaction. Bear Stearns presented its update and advised the United Television special committee that Viacom had indicated a willingness to negotiate a small increase in the value of its proposal. The United Television special committee directed Bear Stearns to continue to seek an increase in the price per share offered by Viacom.

   Also during that week, at the request of Viacom, the boards of directors of Chris-Craft, BHC and United Television and the BHC and United Television special committees tentatively scheduled meetings for the weekend of August 12, 2000 to consider any proposals that Viacom was prepared to make by such time, with a view that, if the special committees and the boards determined to approve their respective transactions, the merger agreements could be executed promptly thereafter and, if the boards determined not to approve the transactions at that time, they would, if appropriate, meet again at a later date.

   Discussions between Chris-Craft and News Corporation intensified during this period and, on August 7, 2000, Arthur M. Siskind, senior executive vice president and group general counsel of News Corporation, and Lawrence A. Jacobs, senior vice president and deputy general counsel of News Corporation, met with representatives of Skadden to discuss material issues, the draft merger agreement and the process going forward. Over the next few days, the parties continued discussions and News Corporation continued its due diligence investigation.

   By August 10, 2000, representatives of Chris-Craft, News Corporation and Fox Television Holdings had developed a transaction structure that the parties believed could both satisfy FCC regulations and result in the tax-free receipt of Preferred ADSs of News Corporation by Chris-Craft, BHC and United Television stockholders. The parties also agreed that they would restructure the transaction in a manner that would be taxable to Chris-Craft stockholders if FCC approval and an IRS ruling relating to one of the requirements for a tax free reorganization were not obtained. The parties tentatively agreed that if the transaction were restructured to be taxable to the Chris-Craft stockholders, News Corporation would increase its proposed $85 per share purchase price by an amount which the parties discussed as being $5 per Chris-Craft share. To address Chris-Craft's concern that the FCC and IRS processes and the alternative transaction structures could substantially delay the consummation of the transaction, News Corporation agreed that it would increase the purchase price per Chris-Craft share by $1 in the event that the merger took longer than one year to be completed.

   On the evening of August 10, 2000, Mr. Shuman contacted Mel Karmazin, president and chief operating officer of Viacom, by telephone and notified him that Chris-Craft had received a proposal from a third party that was substantially more favorable to Chris-Craft stockholders than the transaction Chris-Craft had been negotiating with Viacom. Mr. Shuman acknowledged that Mr. Karmazin had indicated in previous discussions that Viacom would not be willing to increase its purchase price beyond that previously discussed between the parties, but Mr. Shuman indicated that Chris-Craft wanted to apprise Mr. Karmazin of the recent development nonetheless. Mr. Karmazin stated that he was not willing to increase the purchase price and that he was terminating further discussions with Chris-Craft regarding the proposed transaction. Mr. Shuman indicated that Chris-Craft was willing to, and would like to, continue discussions with Viacom as its other transaction was not yet finalized. Mr. Karmazin declined this offer and reiterated that he was terminating discussions with Chris-Craft.

   Later that evening, Chris-Craft's financial and legal advisors contacted the special committees' respective legal and financial advisors and advised them that representatives of News Corporation would be contacting them with a proposal. The following morning, representatives of Wasserstein Perella and Swidler Berlin spoke with representatives of Donaldson, Lufkin & Jenrette Securities Corporation (DLJ), News Corporation's financial advisor with respect to its potential acquisition of Chris-Craft, BHC and United Television, concerning the proposed transactions involving News Corporation, Chris-Craft, BHC and United Television. At the time, representatives of DLJ spoke generally about the material non-financial terms of the Chris-Craft transaction and of News Corporation's proposal with respect to BHC. Also that day, DLJ had similar discussions with Bear Stearns with respect to United Television.

   On August 11, 2000, Mr. Shuman spoke with Paul Taubman, a managing director of Morgan Stanley. Mr. Taubman indicated that Viacom would be willing to engage in a transaction if Chris-Craft were willing to execute a merger agreement that day and that, if Chris-Craft were not willing to do so, Viacom would issue a press release after the financial markets closed that day to the effect that Viacom was terminating discussions with Chris-Craft regarding an acquisition. Representatives of Shearman & Sterling delivered the same message to representatives of Skadden. Mr. Shuman subsequently communicated to Mr. Taubman that, as the parties had previously discussed, the special committees and boards were scheduled to meet on Saturday, August 12, 2000 and Sunday, August 13, 2000 to consider and, if appropriate, approve a transaction, and that Chris-Craft, BHC and United Television were still willing to consider a proposal from Viacom over the weekend as previously scheduled. Representatives of Skadden simultaneously communicated to representatives of Shearman & Sterling that Chris-Craft was not willing to comply with Viacom's deadline and that, even if Chris-Craft wished to do so, Chris-Craft physically could not execute a merger agreement by Viacom's deadline as many of the three companies' directors were traveling in anticipation of the next days' meetings, which had been scheduled at the request of Viacom. Representatives of Skadden also indicated that Viacom should not assume that Chris-Craft would have been willing to execute a merger agreement by Viacom's deadline even if Chris-Craft physically were able to do so, but that, in any event and as previously scheduled, Skadden and Chris-Craft were prepared to work expeditiously over the weekend to resolve any remaining legal and contractual issues so that the parties would be in a position to execute a merger agreement should they wish to do so. Mr. Taubman and representatives of Shearman & Sterling indicated that Viacom was not willing to continue discussions over the weekend and, as a result, at 2:54 p.m. Eastern Time, prior to the close of the financial markets, Viacom issued a press release to the effect that it had terminated discussions with Chris-Craft and its subsidiaries regarding an acquisition. At 5:27 p.m. Eastern Time, Chris-Craft, in response to Viacom's announcement, issued a press release to the effect that Chris-Craft, BHC and United Television were in intensive negotiations with another major media company with respect to a merger.

   That same day, representatives of DLJ formally proposed to representatives of Wasserstein Perella that News Corporation was prepared to purchase BHC's outstanding capital stock in a merger at a price of $165 per share in a combination of cash and stock. In addition, representatives of DLJ informed representatives of Wasserstein Perella of the terms of News Corporation's proposals for Chris-Craft and United Television. Later that day, representatives of Wasserstein Perella met with the BHC special committee to discuss News Corporation's proposal. Representatives of Wasserstein Perella informed the BHC special committee that

Viacom had formally rescinded its proposal and issued a press release indicating that it was no longer in talks to acquire Chris-Craft, BHC and United Television. To facilitate the process with News Corporation, Skadden distributed to Kaye Scholer, Swidler Berlin, News Corporation and Squadron Ellenoff Plesent & Sheinfeld LLP, outside legal counsel for News Corporation and Fox Television Holdings, a draft merger agreement for use by those parties as a base from which, independent of Chris-Craft and Skadden, they could negotiate the terms of a merger agreement. The draft distributed was substantially the same as the latest draft of the merger agreement being negotiated between Chris-Craft and News Corporation, with conforming changes having been made for BHC based on the latest draft that BHC had been negotiating with Viacom. The price provisions of the draft were blank. Representatives of Swidler Berlin discussed the terms of the merger agreement with the BHC special committee and once again reviewed the fiduciary duties and obligations of the BHC special committee. Further on August 11, 2000, representatives of Wasserstein Perella conducted a financial due diligence review of News Corporation and the proposed transaction.

   Also on August 11, 2000, representatives of DLJ formally proposed to representatives of Bear Stearns that News Corporation was prepared to purchase United Television's outstanding capital stock in a merger at a price of $150 per share in a combination of cash and stock. In addition, representatives of DLJ informed representatives of Bear Stearns of the terms of News Corporation's proposals for Chris-Craft and BHC. That same day, representatives of Swidler Berlin, Kramer Levin, Kaye Scholer, News Corporation and Squadron Ellenoff had a series of conference calls to discuss the regulatory and tax issues involved in the proposed transaction. Later that day, representatives of Bear Stearns and Kramer Levin met with the United Television special committee for a meeting that was originally scheduled to discuss the proposed transaction with Viacom. At the meeting, representatives of Bear Stearns described the proposal from News Corporation and informed the United Television special committee that Viacom had rescinded its proposal and issued a press release indicating that it was no longer in discussions to acquire Chris-Craft, BHC and United Television. As with BHC, to facilitate the process, Skadden distributed to Kaye Scholer, Kramer Levin, News Corporation and Squadron Ellenoff a draft merger agreement for use by those parties as a base from which, independent of Chris-Craft and Skadden, they could negotiate the terms of a merger agreement. As with BHC, this draft was substantially the same as the latest draft of the merger agreement being negotiated between Chris-Craft and News Corporation, with conforming changes having been made for United Television based on the latest draft that United Television had been negotiating with Viacom. As with BHC, the price provisions of the draft were blank. Later that day, representatives of Kramer Levin discussed the structure and terms of the merger agreement with the United Television special committee. The United Television special committee directed Bear Stearns to seek improvements in the financial terms of News Corporation's offer, including an increase in the price per share offered by News Corporation, which representatives of Bear Stearns did following the meeting. Also, following Skadden's distribution of the draft BHC and United Television merger agreements, Kaye Scholer and Swidler Berlin, in the case of BHC, and Kaye Scholer and Kramer Levin, in the case of United Television, negotiated those documents directly with News Corporation and Squadron Ellenoff.

   During the weekend of August 12, 2000, Chris-Craft, BHC and the BHC special committee and United Television and the United Television special committee, and each of their respective legal and financial advisors, independently negotiated with News Corporation to finalize the financial and other terms of their respective merger agreements and proposed transactions with News Corporation. During the course of discussions, both representatives of News Corporation and Chris-Craft indicated that, while the parties preferred to adhere to the tentative schedule of executing merger agreements over the weekend, they strongly felt that if the special committees and boards needed more time to consider News Corporation's proposals, the schedule would be delayed to permit them to do so. Neither of the special committees and neither of the boards indicated that it needed more time to consider News Corporation's proposals.

   On the morning of August 12, 2000, the full Chris-Craft, BHC and United Television boards met together. At the meeting, the special committees and boards and Chris-Craft's, BHC's and United Television's advisors reviewed and discussed the terms of the proposed merger agreements and the tax and regulatory aspects of the transactions, and representatives of Chris-Craft and its advisors described the history of the process that Chris-Craft and its advisors had gone through concerning the proposed sale of Chris-Craft, including the discussions with the Third Party, CBS, Viacom and News Corporation. After further discussions and questions from directors, the meeting concluded. After that meeting, and throughout the course of the day, the BHC special committee, the United Television special committee, the board of directors of Chris-Craft, the board of directors of BHC and the board of directors of United Television each separately met to consider News Corporation's proposals.

   At the BHC special committee meeting, representatives of Swidler Berlin summarized the chronology of events that had led to News Corporation's proposal. These representatives then discussed in detail the BHC special committee's fiduciary duties in considering News Corporation's proposal and further discussed the terms of the merger agreement and related documents and related regulatory and tax matters. Representatives of Swidler Berlin and Wasserstein Perella also described to the BHC special committee the financial and other terms of the proposals that News Corporation was making to each of Chris-Craft and United Television. Representatives of Wasserstein Perella then presented to the BHC special committee their financial analyses related to News Corporation's proposal to acquire BHC. These representatives indicated that Wasserstein Perella was prepared to render its opinion concerning the fairness of the News Corporation's proposal. At the conclusion of the presentations, the BHC special committee directed Wasserstein Perella to seek improvements in the financial terms of News Corporation's offer, including an increase in the price per share offered by News Corporation, which representatives of Wasserstein Perella did following the meeting.

   Later on August 12, 2000, representatives of DLJ informed representatives of Wasserstein Perella that News Corporation had rejected the BHC special committee's requests.

   At the United Television special committee meeting that morning, Kramer Levin and Bear Stearns reviewed the developments to date and Kramer Levin reviewed with the United Television special committee their fiduciary duties in considering News Corporation's proposal to acquire United Television. Representatives of Kramer Levin and Bear Stearns also described to the United Television special committee the financial and other terms of the proposals that News Corporation was making to each of Chris-Craft and BHC. Representatives of Bear Stearns then reported that News Corporation rejected their requests for improvements in the financial terms of News Corporation's offer and then reviewed Bear Stearns' preparedness to deliver a fairness opinion with respect to the transaction. Later that morning, the United Television special committee met again and Kaye Scholer reported on the status of the merger agreement negotiations relating to the transaction and the differences between the proposed United Television merger agreement and the proposed Chris-Craft and BHC merger agreements. The United Television special committee then directed Bear Stearns to seek an increase in the consideration to be paid to United Television stockholders in the event the merger is not consummated by August 13, 2001, similar to the increase to be received in such event by Chris-Craft stockholders.

   Later on August 12, 2000, representatives of DLJ informed representatives of Bear Stearns that News Corporation had rejected the United Television special committee's request. Thereafter, the United Television special committee voted unanimously to recommend to the United Television board of directors News Corporation's proposal, subject to receipt of Bear Stearns' favorable fairness opinion.

   Also that day, the board of directors of Chris-Craft held a meeting. At this meeting, representatives of Skadden discussed with the board its fiduciary duties. Representatives of Chris-Craft and Skadden also reviewed with the board the regulatory-driven structure of the transaction and discussed the FCC consent and IRS ruling process. Representatives of Chris-Craft and Skadden then reviewed the terms of the merger agreement and Allen & Company delivered a financial presentation and stated that it was prepared to deliver a fairness opinion with respect to the consideration to be received by Chris-Craft stockholders. That same afternoon, the board of directors of each of BHC and United Television independently held meetings at which Kaye Scholer reviewed with the BHC and United Television boards their duty to apprise themselves of all necessary information to reach their decision and their need to act in the best interests of all of their stockholders. At the BHC meeting, representatives of BHC and representatives of Kaye Scholer reviewed the terms of the BHC merger agreement and Wasserstein Perella delivered a financial presentation summarizing its opinion to the BHC special committee. At the United Television meeting, representatives of United Television and representatives of Kaye Scholer reviewed the terms of the United Television merger agreement and Bear Stearns delivered a financial presentation with respect to the consideration to be received by United Television stockholders. Members of each special committee also updated each board as to the developments in their meetings and the preparedness of each of their respective financial advisors reported to deliver their fairness opinions.

   Over the course of the evening and again on the morning of August 13, 2000, representatives of Skadden and Chris-Craft and representatives of Kaye Scholer, BHC and United Television worked independently with News Corporation and Squadron Ellenoff to finalize the three merger agreements and related documentation.

   On August 13, 2000, the BHC special committee met again to review the most recent developments concerning the negotiations. At this time, Wasserstein Perella formally delivered its opinion to the BHC special committee that the consideration to be paid in the proposed transaction with News Corporation was fair to the stockholders of BHC, other than Chris-Craft, from a financial point of view. At the conclusion of the meeting, the BHC special committee unanimously determined that the merger was advisable and fair to, and in the best interests of, BHC and its stockholders and resolved to recommend that BHC's board of directors approve the BHC merger agreement and the transactions contemplated by the BHC merger agreement.

   On August 13, 2000, the United Television special committee met to receive an update on the proposed transaction and to receive Bear Stearns' fairness opinion. At that time, Bear Stearns delivered its opinion to the United Television special committee that the consideration to be paid in the proposed transaction with News Corporation was fair to the stockholders of United Television, other than BHC, from a financial point of view. At the conclusion of the meeting, the United Television special committee unanimously determined that the merger was advisable and fair to, and in the best interests of, United Television and its stockholders and resolved to recommend that United Television's board of directors approve the United Television merger agreement and the transactions contemplated by the United Television merger agreement.

   In the afternoon of August 13, 2000, the board of directors of BHC met and reviewed the terms of the proposed BHC merger agreement and received the recommendation of the BHC special committee. Based upon, among other things, the report and recommendation of the BHC special committee, the BHC board of directors, by unanimous vote of the eight directors present, constituting the entire board, approved the BHC merger agreement and related transactions and recommended that the BHC stockholders approve and adopt the BHC merger agreement. On the same afternoon, the board of directors of United Television met and reviewed the terms of the proposed United Television merger agreement and received the recommendation of the United Television special committee. Based upon, among other things, the report and recommendation of the United Television special committee, the United Television board of directors, by unanimous vote of the seven directors present, constituting the entire board, approved the United Television merger agreement and related transactions and recommended that the United Television stockholders approve and adopt the United Television merger agreement. Following the meetings of the BHC and United Television boards of directors, the board of directors of Chris-Craft held a meeting, at which the board of directors, by unanimous vote of the ten directors present, constituting the entire board, approved the Chris-Craft merger agreement and related transactions and recommended that the Chris-Craft stockholders approve and adopt the Chris-Craft merger agreement.

   Thereafter, on August 13, 2000, Chris-Craft, BHC and United Television each entered a merger agreement with News Corporation and its two affiliates, News Publishing and Fox Television Holdings. In addition, Chris-Craft and BHC each entered into a voting agreement and irrevocable proxy with respect to shares in BHC and United Television, respectively, with News Corporation and a News Corporation affiliate. For a discussion of the merger agreements and voting agreements, see "Summary of the Transaction Documents" on page 119.

   On the morning of August 14, 2000, Chris-Craft, BHC and United Television issued a joint press release, and News Corporation and Fox Television Stations issued a separate press release, each of which announced the signing of the Chris-Craft, BHC and United Television merger agreements.

News Corporation's Reasons for the Mergers

   News Corporation has entered into the merger agreements in order to strengthen its existing U.S. television station business through the acquisition and operation by Fox Television Stations of the 10 stations currently owned and operated by Chris-Craft, BHC and United Television.

Chris-Craft's, BHC's and United Television's Reasons for the Mergers; Recommendations of the Special Committees and Boards of Directors

The Board of Directors of Chris-Craft

   At its meeting on August 13, 2000, Chris-Craft's board of directors unanimously:

  . determined that the Chris-Craft merger agreement and the Chris-Craft merger are advisable and fair to, and in the best interests of, Chris-Craft and its stockholders;

  . directed that the Chris-Craft merger proposal be submitted for consideration by the Chris-Craft stockholders; and

  . recommended that the Chris-Craft stockholders vote FOR the Chris-Craft merger proposal.

   In the course of reaching its decision to approve the Chris-Craft merger agreement and the Chris-Craft merger, Chris-Craft's board of directors consulted with Chris-Craft's management, as well as its outside legal counsel and its financial advisors, and considered the following material factors:

  . the financial and other terms of the Chris-Craft merger and the Chris-
    Craft merger agreement;

  . the ability of Chris-Craft stockholders to make elections to receive stock, cash or a combination thereof, subject to proration and the rebalancing mechanism described in this joint proxy statement/prospectus;

  . recent regulatory changes in the industry creating new opportunities for Chris-Craft;

  . the financial presentation of Allen & Company, including its opinion that the consideration to be received by Chris-Craft stockholders under the Chris-Craft merger agreement is fair, from a financial point of view, to the Chris-Craft stockholders;

  . that over a period of several months, Chris-Craft solicited and received indications of interest from various potential purchasers interested in acquiring Chris-Craft; that the transaction with News Corporation was the only proposal at an acceptable price then outstanding; and that the transaction with News Corporation provided greater value to Chris-Craft stockholders than the previous transaction proposed by Viacom and subsequently withdrawn;

  . the views of senior management at the time that, in light of the preceding factor, it was unlikely that any party would propose an acquisition or strategic business combination that would be more favorable to Chris-Craft and its stockholders;

  . possible alternatives to the Chris-Craft merger including continuing to operate Chris-Craft as an independent entity;

  . the regulatory process and the regulatory approvals required to consummate the mergers and the prospects for receiving those approvals;

  . that News Corporation was to execute merger agreements simultaneously with Chris-Craft, BHC and United Television;

  . that the Chris-Craft merger is conditioned on the satisfaction or waiver of conditions to the BHC and United Television mergers;

  . that none of the mergers is conditioned on News Corporation's ability to obtain financing or its completion of due diligence;

  . that no termination fee would be payable to News Corporation in the event the merger is terminated;

  . the belief that the terms and conditions of the Chris-Craft merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

  . that the receipt of Preferred ADSs in the forward merger is intended to be tax-free to Chris-Craft stockholders, and the increase in the consideration to be received by Chris-Craft stockholders in the event the transaction is restructured to be fully taxable;

  . the increase in the consideration to be received by Chris-Craft stockholders in the event the merger is not consummated by August 13, 2001;

  . the financial and other terms of the BHC and United Television mergers and the BHC and United Television merger agreements;

  . information concerning the financial performance and condition, business operations, capital levels, cash flows, asset quality and prospects of Chris-Craft and News Corporation and conditions in the broadcast and media industries generally;

  . the historical market prices and trading information with respect to Chris-Craft capital stock and Preferred ADSs;

  . the liquidity of News Corporation's shares relative to the liquidity of Chris-Craft shares;

  . the interests of the directors and executive officers of Chris-Craft in the Chris-Craft merger as described in "Interests of Certain Directors and Executive Officers of the Companies in the Mergers" on page 115;

  . the terms and conditions of the Chris-Craft voting agreement that require
    Chris-Craft to vote its shares of BHC capital stock in favor of the BHC merger and the terms and conditions of the Chris-Craft proxy that grants the right to vote Chris-Craft's shares of BHC capital stock in the BHC merger to executive officers of News Corporation;

  . the concern that the consummation of the BHC merger without consummation of the Chris-Craft merger would not only have adverse tax consequences to Chris-Craft, but would result in Chris-Craft receiving less aggregate consideration in the BHC merger than that to be received by Chris-Craft stockholders in the Chris-Craft merger;

  . that News Corporation will bear the financial risk of divesting any Chris-Craft assets that may be required to be divested under FCC regulations;

  . that Chris-Craft stockholders may exercise appraisal rights under the Delaware General Corporation Law;

  . that Chris-Craft stockholders receiving Preferred ADSs in the merger will have an opportunity to benefit from potential operating efficiencies and revenue generation that may result from the mergers, including News Corporation's potential to own and operate multiple television stations in major cities following consummation of the mergers; and

  . with respect to Chris-Craft stockholders receiving Preferred ADSs in the Chris-Craft merger, the risk that the operations of Chris-Craft (including the operations of its subsidiaries) and News Corporation might not be successfully integrated and the risk that the potential benefits of the merger might not be fully realized.

   In view of the variety of factors and the amount of information considered, the Chris-Craft board did not find it practicable to, and did not, quantify, rank or attach any particular relative or specific weight to the various factors it considered in reaching its decision. Rather, the determination was made after consideration of all the factors as a whole. In addition, individual members of the Chris-Craft board may have given different weights to different factors.

The Special Committee and Board of Directors of BHC

 Recommendation of the BHC Special Committee

   The BHC special committee (consisting of two independent directors), in connection with its determination that the BHC merger was advisable and fair to, and in the best interests of, BHC and its stockholders (other than Chris-Craft), carefully considered the terms of the BHC merger agreement and the transactions contemplated by the BHC merger agreement. The BHC special committee recommended that the BHC board of directors approve the BHC merger agreement and recommend to BHC stockholders the approval and adoption of the BHC merger agreement. The BHC board of directors, by unanimous vote of its eight directors, has determined that the terms of the BHC merger are advisable, fair to and in the best interests of BHC stockholders (other than Chris-Craft) and has approved and adopted the BHC merger agreement.

   The BHC special committee considered a number of factors, including those listed below, in the course of reaching its recommendations. The BHC special committee also considered presentations by, and consulted with, representatives of Wasserstein Perella and Swidler Berlin. The following list of factors is not exhaustive but is believed to include all material factors considered by the BHC special committee:

  . the terms and conditions of the BHC merger agreement, including:

   . the financial terms of the transaction, including the ability of BHC stockholders to elect to receive the merger consideration in the form of cash, Preferred ADSs, or a combination of cash and Preferred ADSs, subject to proration; and

   . the rebalancing mechanism which ensures that those stockholders of BHC who elect to receive cash from News Corporation will share equally in any changes in the price per share of Preferred ADSs from the date of the signing of the BHC merger agreement to the closing of the BHC merger;

  . the financial presentation of Wasserstein Perella, including its opinion delivered on August 13, 2000 as to the fairness, from a financial point of view, of the merger consideration to the BHC stockholders, other than Chris-Craft;

  . the opportunity for BHC stockholders to hold capital stock of News
    Corporation, which the BHC special committee believed would have greater liquidity and less volatility than the capital stock of BHC;

  . that the merger contemplated by the BHC merger agreement is not subject to any financing contingencies;

  . the likelihood that the BHC merger will be completed;

  . that News Corporation will bear the financial risk of divesting any BHC assets that may be required to be divested under FCC regulations;

  . the views of senior members of BHC management that the duopoly rules made advisable a sale of BHC to a company with diverse content and the ability to create and maximize the efficiency of a duopoly in any of BHC's markets and their views of the financial condition, operations and businesses of BHC and News Corporation and conditions in the broadcast industry generally;

  . that the consideration to be paid to the stockholders in the BHC merger, based on the Preferred ADS price of $44 7/16 as of August 10, 2000, represented, in the case of a forward merger, a 16% premium over the trading price of the shares on the last trading day prior to the announcement of the transaction, a 10% premium over the trading price of the shares four weeks prior to the announcement of the transaction, and a 25% premium over the trading price of the shares on August 22, 1999, the trading day before rumors regarding the sale of BHC first appeared in the press and, in each case, an even higher premium in the case of a reverse merger;

  . that stockholders of BHC may demand appraisal rights under the Delaware
    General Corporation Law;

  . the potential adverse effects on BHC's stock price if the merger is not consummated, coupled with the limited alternatives available to BHC after Chris-Craft had made lengthy efforts to sell Chris-Craft and Viacom had publicly announced that it had terminated acquisition discussions; and

  . that if the BHC forward merger does not qualify as a tax-free reorganization for purposes of the Internal Revenue Code the consideration to be received by the stockholders of BHC will be increased.

   The BHC special committee also considered the potential adverse factors of the proposed BHC merger including:

  . that the consideration to be paid to BHC stockholders will not be increased in the event the BHC merger is not consummated by August 13, 2001;

  . that Chris-Craft stockholders were receiving a premium for their control of BHC;

  . that if the BHC forward merger could fail to qualify as a tax-free reorganization for purposes of the Internal Revenue Code and the transaction is restructured as a reverse merger, then the Preferred ADSs received as merger consideration would be taxable to BHC stockholders for U.S. federal income tax purposes;

  . that BHC would be unable to engage in any other acquisition transaction that might be proposed by any third-party while the BHC merger agreement is in effect, since Chris-Craft, which holds BHC stock representing approximately a 97% voting interest in BHC, intended to agree with News Corporation to vote its BHC shares in favor of the BHC merger with News Corporation;

  . the regulatory approvals required by the FCC, the Federal Trade
    Commission and the Antitrust Division of the United States Department of Justice to complete the BHC merger and the prospects for receiving those approvals;

  . the challenges of combining the businesses, assets and workforces of the companies and the risks of not achieving the expected operating efficiencies or growth;

  . that the aggregate amount of cash and the number of Preferred ADSs to be paid at the closing of the BHC merger were fixed at the signing of the BHC merger agreement;

  . that the BHC merger is not conditioned upon approval of a majority of the stockholders of BHC who are not affiliated with Chris-Craft;

  . the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the BHC merger; and

  . the risk that the BHC merger will not be completed.

   In addition, in considering the proposed BHC merger, the members of the BHC special committee were aware of the interests of certain officers and directors of BHC in the transaction, as described under "Interests of Certain Directors and Executive Officers of the Companies in the Mergers" on page 115, and were informed as to the financial and other terms of the Chris-Craft and United Television mergers and the Chris-Craft and United Television merger agreements. This information included revenue, EBITDA and broadcast cash flow multiples per share being paid to stockholders in the Chris-Craft and United Television mergers.

   In view of the variety of factors considered in reaching its determination, the BHC special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendations. In addition, the individual members of the BHC special committee may have given different weight to different factors.

 Recommendation of the BHC Board of Directors

   The BHC board of directors consists of eight directors, two of whom served on the BHC special committee. At the August 12 and 13, 2000 meetings of the BHC board of directors, the BHC special committee, with its legal and financial advisors participating, reported to the BHC board of directors on the BHC special committee's review of the BHC merger agreement and the financial terms of the proposed BHC merger and the factors taken into account by the BHC special committee in reaching its determination to recommend that the board of directors approve the BHC merger agreement. The same factors considered by the BHC special committee were taken into account by the BHC board of directors. In addition, the BHC board of directors considered the conclusions and recommendations of the BHC special committee and believes that these factors supported the BHC board of directors' determination to approve and recommend the BHC merger agreement. The BHC board of directors also considered that Chris-Craft, which holds approximately 80% of the equity of BHC and approximately a 97% voting interest in BHC, intended to enter into an agreement to merge with News Corporation if BHC and United Television were able to reach agreement with News Corporation.

 Fairness of the Merger

   The BHC board of directors, including the members of the BHC special committee, also believes that the BHC merger is procedurally fair because, among other things:

  . the BHC special committee consisted of two independent directors who were appointed to represent the interests of BHC's stockholders other than Chris-Craft and its subsidiaries, officers and directors;

  . the BHC special committee retained and received advice from independent legal and financial advisors; and

  . the BHC special committee negotiated certain terms of the BHC merger agreement with News Corporation, including those described under the "Recommendation of the BHC special committee" section above.

The Special Committee and Board of Directors of United Television

 Recommendation of the United Television Special Committee

   The United Television special committee (consisting of two independent directors) unanimously determined that the terms of the United Television merger are advisable, fair to and in the best interests of United Television stockholders (other than BHC, Chris-Craft and their respective subsidiaries, officers and directors) and recommended that the United Television board of directors approve the United Television merger agreement and recommend to United Television stockholders the approval and adoption of the merger agreement. The United Television board of directors, by unanimous vote of its seven directors, has determined that the terms of the United Television merger are advisable, fair to and in the best interests of United Television stockholders (other than BHC, Chris-Craft and their respective subsidiaries, officers and directors) and has approved and adopted the United Television merger agreement.

   In the course of reaching its decision to recommend that the United Television board of directors approve the United Television merger agreement and recommend its adoption to United Television stockholders, the United Television special committee consulted with United Television's management and with independent legal and financial advisors. The following list of factors is not exhaustive, but is believed to include or incorporate all of the material factors considered by the United Television special committee:

  . the financial terms of the transaction, including the United Television stockholders' right to elect to receive the merger consideration payable to them solely in cash or solely in Preferred ADSs, subject to proration;

  . the rebalancing mechanism which ensures that United Television stockholders who elect to receive the consideration payable to them solely in cash will share equally in any changes in the price per share of Preferred ADSs from the date of the signing of the United Television merger agreement to the closing of the United Television merger;

  . the financial presentation of Bear Stearns, including its opinion dated
    August 13, 2000 as to the fairness, from a financial point of view, of the United Television merger consideration to United Television's public stockholders;

  . the superior liquidity of Preferred ADSs relative to the liquidity of United Television shares;

  . the lack of a financing condition to the Chris-Craft, BHC and United
    Television mergers and the relatively small number of conditions to the completion of the United Television merger;

  . that News Corporation bears the financial risks of divesting any United
    Television assets that may be required to be divested in connection with the United Television merger under the FCC rules;

  . the views of senior members of United Television management that the duopoly rules made advisable a sale of United Television to a company with diverse content and the ability to create and maximize the efficiency of a duopoly in some of United Television's markets and their views of the financial condition, operations and businesses of United Television and News Corporation and conditions in the broadcast industry generally;

  . that the consideration to be paid to the stockholders in the United
    Television merger, based on the Preferred ADS price of $44 7/16 as of August 10, 2000, represented, in the case of a forward merger, a 13.2% premium over the average trading price of the United Television shares during the month preceding announcement of the transaction, a 5.8% premium over their all-time high trading price and a 41.5% premium over their closing price on August 2, 1999, the day before the FCC issued a press release indicating that the FCC would consider modifying its broadcast ownership rules at its meeting on August 5, 1999 and, in each case, an even higher premium in the case of a reverse merger;

  . the anticipation of a drop in United Television's stock price if a transaction is not completed, coupled with few, if any, alternatives to the merger with News Corporation once Viacom withdrew its proposal, and after Chris-Craft's lengthy efforts to sell Chris-Craft;

  . that the United Television forward merger is expected to qualify as a tax-free reorganization for purposes of the Internal Revenue Code and that the portion of the merger consideration received in the form of Preferred ADSs would not be taxable to United Television's stockholders for U.S. income tax purposes (other than tax on gain to the extent cash is received by a stockholder in connection with the merger), and that if the forward merger might not qualify as a tax-free reorganization, the transaction would be restructured as a fully taxable reverse merger and the aggregate consideration to be received by the United Television stockholders would be increased; and

  . the ability of stockholders who object to the United Television merger to obtain "fair value" for their shares if they exercise and perfect their dissenters' rights of appraisal under the Delaware General Corporation Law.

   The United Television special committee also considered the potential adverse factors of the proposed United Television merger including:

  . the risk that the United Television merger will not be approved by the FCC, the Federal Trade Commission or the Antitrust Division of the United States Justice Department, or that such approval will be delayed;

  . the risk that the United Television merger will not be completed;

  . that the aggregate amount of cash and the number of Preferred ADSs payable were fixed at the signing of the United Television merger agreement;

  . that stockholders of Chris-Craft will receive a larger premium for their stock relative to the Chris-Craft stock prices as of August 2, 1999 and August 10, 2000 than will the United Television stockholders relative to the United Television stock prices as of the same dates;

  . that the consideration to be paid to United Television stockholders will not be increased in the event the United Television merger is not consummated by August 13, 2001;

  . the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the United Television merger;

  . that BHC, United Television's controlling stockholder, has agreed with News Corporation to vote its shares in favor of the United Television merger, rendering United Television unable to engage in any other acquisition transaction that could be proposed by any third party while the United Television merger agreement is in effect;

  . that the United Television merger is not conditioned upon approval of a majority of United Television stockholders who are not affiliated with BHC;

  . the risk that the United Television forward merger could fail to qualify as a tax-free reorganization for purposes of the Internal Revenue Code and, if the transaction is restructured as a reverse merger, then the additional consideration to be paid by News Corporation in that event may not adequately compensate the stockholders for their additional tax liability; and

  . the challenges of combining the businesses, assets and workforces of two major companies and the risks of News Corporation not achieving any expected operating efficiencies or growth.

   In addition, in considering the proposed merger with News Corporation, the members of the United Television special committee were aware of the interests of certain officers and directors of United Television in the transaction, as described under "Interests of Certain Directors and Executive Officers of the Companies in the Mergers" on page 115, and were informed as to the financial and other terms of the Chris-Craft and BHC mergers and the Chris-Craft and BHC merger agreements.

   The foregoing discussion of the information and factors considered by the United Television special committee includes all of the material factors considered by the United Television special committee in reaching its conclusions and recommendations but is not meant to be exhaustive. In view of the variety of factors considered in reaching its determination, the United Television special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusions and recommendations. In addition, the individual members of the United Television special committee may have given different weights to different factors.

 Recommendation of the United Television Board of Directors

   The United Television board of directors consists of seven directors, two of whom served on the United Television special committee. At the August 12 and 13, 2000 meetings of the United Television board of directors, the United Television special committee, with its legal and financial advisors participating, reported to the United Television board of directors on its review of the United Television merger agreement and the financial terms of the proposed United Television merger and the factors taken into account by the United Television special committee in reaching its determination to recommend that the board of directors approve the United Television merger agreement and recommend it to the United Television stockholders. Accordingly, the same factors considered by the United Television special committee were taken into account by the United Television board of directors. In addition, the United Television board of directors considered the conclusions and recommendations of the United Television special committee and believes that these factors supported the United Television board of directors' determination to approve and recommend the United Television merger agreement. The United Television board of directors also considered that BHC, which holds approximately 58% of United Television's voting stock, intended to enter into an agreement to merge with News Corporation if Chris-Craft and United Television were able to reach agreement with News Corporation.

 Fairness of the Merger

   The United Television board of directors, including the members of the United Television special committee, also believes that the United Television merger is procedurally fair because, among other things:

  . the United Television special committee consisted of two independent directors who were appointed to represent the interests of United Television's stockholders other than Chris-Craft and BHC, and their respective subsidiaries, officers and directors;

  . the United Television special committee retained and received advice from independent legal and financial advisors; and

  . the United Television special committee negotiated certain terms of the United Television merger agreement with News Corporation, including those described above under "Recommendation of the United Television Special Committee".

Financial Advisor Fairness Opinions

Opinion of Chris-Craft's Financial Advisor

   Chris-Craft retained Allen & Company to act as financial advisor to Chris-Craft and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by Chris-Craft stockholders in connection with the Chris-Craft merger. On August 13, 2000, Allen & Company delivered its oral and written opinions to the Chris-Craft board of directors that the consideration to be received by Chris-Craft stockholders in connection with the proposed Chris-Craft merger was fair from a financial point of view.

   The full text of Allen & Company's written opinion is set forth as Annex D to this joint proxy statement/prospectus and describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Allen & Company's opinion is directed only to whether the consideration to be received in the proposed transaction is fair from a financial point of view to Chris-Craft stockholders and does not constitute a recommendation to Chris-Craft stockholders as to how they should vote or what action they should take in connection with the Chris-Craft merger. The summary of Allen & Company's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Chris-Craft stockholders are urged to read the opinion carefully and in its entirety.

   In arriving at its conclusion, Allen & Company considered, among other factors deemed relevant:

  . the terms of the draft Chris-Craft merger agreement and related documentation;

  . the nature of the operations, assets and financial history of each of Chris-Craft and News Corporation, including discussions with senior management of each regarding their respective businesses and prospects, including their respective operating budgets and financial outlooks;

  . filings with the SEC;

  . historical trading information for the equity securities of each of Chris-Craft and News Corporation;

  . publicly available equity research reports published by nationally recognized brokerage houses, covering News Corporation and other companies in businesses related to those of News Corporation;

  . financial and stock market information for other companies in businesses related to those of each of Chris-Craft and News Corporation;

  . financial information relating to merger and acquisition transactions involving companies in businesses related to those of Chris-Craft; and

  . publicly available information relating to premiums paid in selected merger and acquisition transactions.

   In addition to reviewing and analyzing the specific information listed above, Allen & Company assessed general economic, monetary, market and industry conditions existing as of the date of its opinion as they may affect the business and prospects of Chris-Craft.

   In preparing its opinion, Allen & Company relied on information relating to Chris-Craft and News Corporation that Allen & Company acquired during the course of its assignment, including information provided by senior management in the course of a number of discussions. Allen & Company did not, however, conduct an independent appraisal of either Chris-Craft's or News Corporation's assets, or independently verify the information concerning either Chris-Craft's or News Corporation's operations or other data which Allen & Company considered in its review, and for the purpose of expressing its opinion, Allen & Company assumed that all such information was accurate, complete and current.

   In connection with a presentation to the Chris-Craft board of directors on August 12, 2000, Allen & Company advised Chris-Craft's board of directors that, in evaluating the consideration to be received by Chris-Craft stockholders, Allen & Company had performed a variety of financial analyses with respect to Chris-Craft and News Corporation. The material financial analyses are summarized below:

 Chris-Craft Analysis--Comparable Companies Analysis

   Allen & Company compared selected financial, market and operating information of Chris-Craft with corresponding data of selected publicly traded companies in the television broadcasting industry to compare the valuation implied by the proposed Chris-Craft merger to public market valuations of companies with similar operations. Allen & Company compared Chris-Craft's multiples of enterprise value to estimated 2000 attributable revenue and broadcast cash flow to those of selected television broadcasting companies. Allen & Company performed its analysis of Chris-Craft on a basis attributing to Chris-Craft its share of the operating results of BHC and United Television. Allen & Company defined "enterprise value" as the public market value of the company's equity securities calculated on a fully diluted basis plus total debt less cash and cash equivalents. Allen & Company defined "broadcast cash flow" as reported operating income plus depreciation, amortization of goodwill, corporate overhead expense and amortization of programming costs, less cash expenditures for programming. The selected television broadcasting companies used in Allen & Company's comparable company analysis were:

  . Granite Broadcasting Corporation

  . Hearst-Argyle Television, Inc.

  . Sinclair Broadcasting Group, Inc.

  . Paxson Communications Corporation

  . Univision Communications Inc.

  . Young Broadcasting, Inc.

   Allen & Company selected these television broadcasting companies because Allen & Company considered them to have operations similar to the operations of Chris-Craft. Allen & Company calculated multiples for these selected television broadcasting companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its revenue and broadcast cash flow projections on publicly available research estimates. Allen & Company noted that with an $85.00 per share purchase price, the implied value of the Chris-Craft merger consideration on the date of the Chris-Craft merger agreement represented a multiple of enterprise value to each of revenue and broadcast cash flow that exceeded the average and median found for the selected television broadcasting companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to Chris-Craft attributable estimated 2000 revenue and broadcast cash flow:

                                                      Enterprise Value to 2000E
                                                     ---------------------------
                                                     Revenue Broadcast Cash Flow
                                                     ------- -------------------
   Chris-Craft Attributable.........................   7.6x         22.0x
   Selected Television Broadcasting Companies
     Average........................................   6.0x         13.6x
     Average excluding High and Low.................   5.0x          9.7x
     Median.........................................   4.4x          9.3x
     High...........................................  12.5x         30.2x
     Low............................................   3.8x          8.8x

   No company used in the comparable company analyses summarized above is identical to Chris-Craft. Accordingly, any analysis of the fairness of the consideration to be received by the Chris-Craft stockholders in the proposed Chris-Craft merger involves complex considerations and judgments concerning the differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.

 Chris-Craft Analysis--Comparable Transactions Analysis

   Allen & Company reviewed the implied transaction multiples paid in selected comparable merger and acquisition transactions and compared these multiples to the multiples implied by the consideration to be paid to Chris-Craft stockholders in the Chris-Craft merger. Allen & Company analyzed the enterprise value of Chris-Craft as a multiple of broadcast cash flow and compared this multiple to multiples of broadcast cash flow paid in selected mergers and acquisitions of television broadcasting companies, in each case, using the projected broadcast cash flow for the calendar year in which the transaction took place. The following transactions were used in Allen & Company's analysis:

  . Chronicle (KRON-TV)/Young Broadcasting

  . CBS/Viacom

  . Gaylord (KTVT-TV)/CBS

  . Kelly (KCRA-TV)/Hearst-Argyle

  . Pulitzer/Hearst-Argyle

  . Sullivan/Sinclair

  . Telemundo/Apollo, Sony, Liberty, et al

  . LIN Television/Hicks Muse

  . Heritage/Sinclair

  . Argyle/Hearst

  . First Media (four stations)/Meredith

   Allen & Company selected these transactions because they involved companies in businesses similar to the operations of Chris-Craft. Allen & Company noted that the multiple implied by an $85 per share purchase price is within the range of multiples implied in comparable transactions.

                                                             Enterprise Value to
                                                             Annual Yr. Forecast
                                                             Broadcast Cash Flow
                                                             -------------------
     Chris-Craft............................................        22.0x
     Television Broadcasting Comparable Transactions
       Average..............................................        15.8x
       Average excluding High and Low.......................        15.3x
       Median...............................................        14.5x
       High.................................................        24.3x
       Low..................................................        12.3x

   No transaction used in the comparable transaction analysis summarized above is identical to the Chris-Craft merger. Accordingly, any analysis of the fairness of the consideration to be received by the stockholders of Chris-Craft in the Chris-Craft merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values in the comparable companies.

 Chris-Craft Analysis--Discounted Cash Flow Analysis

   Allen & Company estimated the present value of the future stand-alone, unlevered free cash flows that could be produced by Chris-Craft's operating assets. Such analysis is performed to determine the value that a current share might be worth based on various assumptions as set forth below. Since Chris-Craft does not project operating results beyond one year, Allen & Company constructed four years of projections based on discussions with management as to how the stations' performance was expected to improve over the next four years. Allen & Company estimated the net present value ranges by applying terminal value multiples ranging from 15.0x to 17.0x estimated 2004 broadcast cash flow and discount rates ranging from 10.0% to 12.0%. Terminal value multiples were determined based on both current public and private market-based valuations. The discount rates were determined based on the weighted average cost of capital formulation, which utilizes the cost of both debt and equity for a company/investment. Allen & Company's analysis indicated a value per share of Chris-Craft common stock ranging from approximately $66.82 to $74.30, as compared to an assumed per share purchase price of $85.00 for Chris-Craft common stock.

 Chris-Craft Analysis--Mergers & Acquisitions Premiums Analysis

   Allen & Company analyzed the premiums paid over pre-announcement prices in public market merger and acquisition transactions between $1.0 billion and $8.0 billion in equity value between January 1, 1997 and August 11, 2000. Allen & Company compiled the premiums represented by acquisition prices for 427 target companies for which data was available relative to those target companies' share prices one day, one week, and four weeks prior to the announcement that the target company was to be acquired. The following table summarizes Allen & Company's results and compares them to the premiums represented by the proposed Chris-Craft merger, assuming an $85 per share purchase price:

                                                    Premium to Closing Price
                                                      Prior to Announcement
                                                   ---------------------------
                                                   One Day One Week Four Weeks
                                                   ------- -------- ----------
   427 Precedent Transactions
     Average......................................  31.4%    37.1%     43.2%
     Median.......................................  24.2%    31.1%     36.5%
   Chris-Craft....................................  37.1%    19.5%     19.5%

   Allen & Company also analyzed the premium represented by the proposed Chris-Craft merger, assuming an $85 per share purchase price, over Chris-Craft's closing price on October 12, 1999, the last date before rumors of Chris-Craft's sale appeared in the media. The premium of 49.7% compares favorably to the premiums shown in the precedent transactions. Finally, Allen & Company analyzed the premium represented by the proposed Chris-Craft merger, assuming an $85 per share purchase price, over Chris-Craft's October 12, 1999 stock price after adjusting the proposed purchase price and October 12, 1999 stock price for Chris-Craft's cash position. Since Chris-Craft's cash balance is large relative to its enterprise value, Allen & Company considered this analysis relevant since it isolates the premium being put on Chris-Craft's operating assets as opposed to its operating assets and its cash position. The premium of 88.9% compares favorably to the premiums shown in the precedent transactions, but it should be noted that the premiums in the precedent transactions are not adjusted for the respective cash positions of the targets.

 News Corporation Analysis--Diversified Media Comparable Companies Analysis

   Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the diversified media industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's multiple of adjusted enterprise value to adjusted earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, to those of the diversified media comparable companies. Allen & Company defined adjusted enterprise value for a given company as total enterprise value, which is the public market value of the company's equity securities calculated on a fully diluted basis plus total debt, less cash and cash equivalents, less the value of unconsolidated stakes in other companies, plus the value of any minority stakes in consolidated businesses. The diversified media comparable companies used in Allen & Company's analysis were:

  . Viacom Inc.

  . The Walt Disney Company

  . America Online, Inc. pro forma for its proposed merger with Time Warner
     Inc.

  . Time Warner Inc.

  . USA Networks, Inc.

  . Fox Entertainment Group, Inc.

  . The Seagram Company Ltd.

   Allen & Company selected these diversified companies because Allen & Company considered them to have operations similar to the operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for News Corporation on guidance provided by News Corporation and for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary American Depositary Shares (Ordinary ADSs) and Preferred ADSs of $49.75 and $44.13, respectively, represented a multiple of adjusted enterprise value to adjusted EBITDA toward the low end of the range found for the diversified media comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
   News Corporation..............................................  2.2x   12.5x
   Diversified Media Comparable Companies
     Average.....................................................  3.6x   17.1x
     Average excluding High and Low..............................  3.7x   17.1x
     Median......................................................  3.8x   16.9x
     High........................................................  5.5x   21.7x
     Low.........................................................  1.5x   12.2x

   Allen & Company also highlighted each company's estimated calendar year 2001 adjusted EBITDA multiple as a multiple of its projected five-year growth rate:

                                                              EBITDA Multiple to
                                                              EBITDA Growth Rate
                                                              ------------------
   News Corporation..........................................        0.8x
   Diversified Media Comparable Companies
     Average.................................................        1.1x
     Average excluding High and Low..........................        1.0x
     Median..................................................        1.0x
     High....................................................        1.7x
     Low.....................................................        0.9x

   News Corporation's ratio of EBITDA multiple to EBITDA growth rate fell below the range found for the diversified media comparable companies, indicating that its EBITDA multiple was low relative to its projected EBITDA growth when compared to the diversified media comparable companies. Allen & Company considered a review of the diversified media comparable companies' ratios of EBITDA multiple to projected EBITDA growth rate to be a meaningful way to look at each company's valuation relative to the growth rate of its EBITDA, as projected by equity research analysts.

 News Corporation Analysis--Television Broadcasting Comparable Companies
 Analysis

   Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the television broadcasting industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's adjusted enterprise value to adjusted EBITDA multiple to those of the television broadcasting comparable companies. The television broadcasting comparable companies used in Allen & Company's analysis were:

  .  Granite Broadcasting Corporation

  .  Hearst-Argyle Television, Inc.

  .  Sinclair Broadcasting Group, Inc.

  .  Paxson Communications Corporation

  .  Univision Communications Inc.

  .  Young Broadcasting, Inc.

   Allen & Company selected these companies because Allen & Company considered them to have operations similar to the television broadcasting operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary ADS and Preferred ADS of $49.75 and $44.13, respectively, represented a multiple of enterprise value to adjusted EBITDA that was within the range found for the television broadcasting comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
News Corporation.................................................   2.2x  12.5x
Television Broadcasting Comparable Companies
  Average........................................................   5.6x  14.2x
  Average excluding High and Low.................................   4.6x  11.2x
  Median.........................................................   4.4x  10.9x
  High...........................................................  11.3x  27.6x
  Low............................................................   3.6x   9.6x

   Allen & Company also highlighted each company's estimated calendar year 2001 adjusted EBITDA multiple as a multiple of its projected three-year growth rate:

                                                              EBITDA Multiple to
                                                              EBITDA Growth Rate
                                                              ------------------
News Corporation.............................................        0.8x
Television Broadcasting Comparable Companies
  Average....................................................        1.2x
  Average excluding High and Low.............................        1.2x
  Median.....................................................        1.2x
  High.......................................................        1.3x
  Low........................................................        1.1x

   News Corporation's ratio of EBITDA multiple to EBITDA growth rate fell below the range found for the television broadcasting comparable companies, indicating that its EBITDA multiple was low relative to its projected EBITDA growth when compared to the television broadcasting comparable companies.

 News Corporation Analysis--Broadcasting and Publishing Comparable Companies Analysis

   Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the broadcasting and publishing industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's multiple of adjusted enterprise value to adjusted EBITDA to those of the broadcasting/publishing comparable companies. The broadcasting/publishing comparable companies used in Allen & Company's analysis were:

  . E. W. Scripps

  . Tribune

  . Washington Post

  . A. H. Belo

  . Lee Enterprises

   Allen & Company selected these companies because Allen & Company considered them to have operations similar to the broadcasting and publishing operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary ADS and Preferred ADS of $49.75 and $44.13, respectively, represented a multiple of enterprise value to adjusted EBITDA that was above the range found for the broadcasting/publishing comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
   News Corporation..............................................  2.2x   12.5x
   Broadcasting/Publishing Comparable Companies..................
     Average.....................................................  2.3x    8.1x
     Average excluding High and Low..............................  2.4x    8.1x
     Median......................................................  2.4x    8.9x
     High........................................................  2.9x    9.4x
     Low.........................................................  1.5x    5.8x

 News Corporation Analysis--Newspaper Comparable Companies Analysis

   Allen & Company also compared selected financial, market and operating information of News Corporation with corresponding data of other selected publicly traded companies in the newspaper industry to compare News Corporation's public market valuation to public market valuations of companies with similar operations. Allen & Company compared News Corporation's multiple of adjusted enterprise value to adjusted EBITDA to those of the newspaper comparable companies. The newspaper comparable companies used in this analysis were:

  . Dow Jones

  . Gannett

  . Knight-Ridder

  . The New York Times

   Allen & Company selected these companies because Allen & Company considered them to have operations similar to the newspaper operations of News Corporation. Allen & Company calculated all multiples for these companies based on the closing prices of their publicly traded capital stock on August 11, 2000 and based its adjusted EBITDA projections for the comparable companies on publicly available research estimates. Allen & Company noted that the closing prices per share of News Corporation's Ordinary ADS and Preferred ADS of $49.75 and $44.13, respectively, represented a multiple of enterprise value to adjusted EBITDA that was above the range found for the newspaper comparable companies. To illustrate, Allen & Company highlighted the following multiples of enterprise value to News Corporation estimated calendar year 2001 revenue and adjusted
EBITDA:

                                                                    Enterprise
                                                                  Value to 2001E
                                                                  --------------
                                                                  Revenue EBITDA
                                                                  ------- ------
   News Corporation..............................................  2.2x   12.5x
   Broadcasting/Publishing Comparable Companies..................
     Average.....................................................  2.3x    8.1x
     Average excluding High and Low..............................  2.3x    8.2x
     Median......................................................  2.3x    8.2x
     High........................................................  2.7x    8.9x
     Low.........................................................  1.7x    7.2x

   No company used in the comparable company analyses summarized above is identical to News Corporation. Accordingly, any analysis of the fairness of the consideration to be received by Chris-Craft stockholders in the proposed Chris-Craft merger involves complex considerations and judgments concerning the differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.

 General Information

   The foregoing summary does not purport to be a complete description of the analyses performed by Allen & Company or of its presentation to Chris-Craft's board of directors. The preparation of financial analyses and a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Allen & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Allen & Company and its opinion. Allen & Company has not indicated that any of the analyses which it performed had a greater significance than any other.

   In determining the appropriate analyses to conduct, and when performing those analyses, Allen & Company made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Chris-Craft or News Corporation. The analyses which Allen & Company performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Allen & Company's analysis as to whether the consideration to be received by Chris-Craft stockholders under the terms of the proposed Chris-Craft merger is fair, from a financial point of view. The analyses are not appraisals, and the estimates of values of companies do not reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

   Allen & Company, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Allen & Company was engaged by Chris-Craft on September 13, 1999, to render financial advisory services in connection with a potential sale of Chris-Craft. In connection with such engagement, Allen & Company was paid a retainer of $1,000,000 upon engagement and would receive a fee of $29,000,000 upon completion of the proposed Chris-Craft merger. In the past, Allen & Company has provided financial advisory services to each of Chris-Craft and News Corporation and has received fees for the rendering of such services. Stanley S. Shuman, who is a Managing Director of Allen & Company, also serves as a director and is a shareholder of News Corporation. As a non-executive director of News Corporation, Mr. Shuman received fees in the amount of $120,000 in fiscal year 2000. News Corporation has acknowledged that while Mr. Shuman is a member of News Corporation's board of directors, he has acted solely on behalf of Chris-Craft with respect to the transaction and excused himself from News Corporation's deliberations with respect to the transaction. In the course of its business as a broker-dealer, Allen & Company may from time to time trade in the securities of Chris-Craft and News Corporation for its own account, the accounts of investment funds under management of Allen & Company and for the accounts of its customers and, accordingly, may at any time hold a long or short position in their securities.

Opinion of BHC's Special Committee's Financial Advisor

 Role of Wasserstein Perella

   The BHC special committee engaged Wasserstein Perella to act as its exclusive financial advisor in connection with a possible sale of BHC. On August 13, 2000, Wasserstein Perella delivered its oral opinion to the BHC special committee, subsequently confirmed in writing, to the effect that, subject to the various assumptions and limitations set forth in the opinion, as of the date of the opinion, the consideration payable under the BHC merger agreement is fair to BHC's stockholders (other than Chris-Craft) from a financial point of view. Under the terms of its engagement, Wasserstein Perella was engaged and acted solely as an advisor to the BHC special committee and not as an advisor to or agent of any other person. Wasserstein Perella's opinion is for the benefit and use of the BHC special committee in its consideration of the BHC merger and may not be used for any other purpose.

 Wasserstein Perella Opinion

   The full text of the written opinion of Wasserstein Perella, dated August 13, 2000, which sets forth, among other things, the opinion expressed, the assumptions made, procedures followed, matters considered and limitations of the review undertaken by Wasserstein Perella, is attached as Annex E to this joint proxy statement/prospectus. BHC stockholders are urged to read the Wasserstein Perella opinion in its entirety. The Wasserstein Perella opinion does not constitute a recommendation to any BHC stockholder as to how the stockholder should vote or otherwise act in respect of the merger agreement or the transactions contemplated by the BHC merger agreement and should not be relied upon by any BHC stockholder in respect of these matters. The discussion of the Wasserstein Perella opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion attached as Annex E to this joint proxy statement/prospectus.

   Wasserstein Perella consented to the inclusion of the Wasserstein Perella opinion in this joint proxy statement/prospectus and the discussion of the opinion that follows. This joint proxy statement/prospectus was prepared by News Corporation, Chris-Craft, BHC and United Television, and Wasserstein Perella disclaims any responsibility for any other contents of this joint proxy statement/prospectus.

 Matters Reviewed

   In connection with rendering its opinion, Wasserstein Perella reviewed drafts of the BHC merger agreement and, for purposes of its opinion, assumed that the final form of the merger agreement did not differ in any material respect from the drafts provided to it for its review. Wasserstein Perella also reviewed and analyzed:

  . publicly available business and financial information relating to BHC, Chris-Craft, United Television and News Corporation for recent years and interim periods to date; and

  . internal financial and operating information, including:

   . prospective financial information for the calendar year 2000 prepared by or on behalf of BHC, Chris-Craft and United Television; and

   . estimates of third party research analysts of the earnings of News
     Corporation for fiscal years 2000 and 2001.

   In addition, Wasserstein Perella met with certain members of the respective managements of BHC, Chris-Craft, United Television and News Corporation to review and discuss, among other matters:

  . the prospective financial information referred to above; and

  . each of BHC's, Chris-Craft's, United Television's and News Corporation's respective businesses, results of operations, assets, financial conditions and future prospects.

   Wasserstein Perella also reviewed and considered:

  .  financial and stock market data relating to BHC, Chris-Craft, United
    Television and News Corporation and similar data for other publicly traded companies that Wasserstein Perella selected as being possibly relevant or comparable in certain respects to BHC, or one or more of its respective businesses or assets; and

  . the financial terms of recent acquisitions and business combination transactions in the television broadcasting industry specifically, and in other industries generally, that Wasserstein Perella selected as being reasonably comparable to the BHC merger, or otherwise relevant to its inquiry.

   Wasserstein Perella also performed other financial studies, analyses and investigations and reviewed other information as it considered appropriate for purposes of its opinion.

 Assumptions and Limitations

   In its review and analysis and in formulating its opinion, Wasserstein Perella assumed and relied without independent verification upon various matters, including:

  . the accuracy and completeness of all of the historical and other information provided to or discussed with Wasserstein Perella or publicly available;

  . the reasonableness and accuracy of the prospective financial information referred to above;

  . that the prospective financial information referred to above was reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of BHC's, Chris-Craft's and United Television's respective managements;

  . the reasonableness and accuracy of analysts' estimates;

  . that obtaining regulatory and other approvals and third-party consents required for completion of the BHC merger would not have a material effect on BHC or News Corporation or on the anticipated benefits of the BHC merger; and

  . that the transactions described in the BHC merger agreement would be completed without waiver or modification of any of the material terms or conditions contained in the BHC merger agreement.

   Wasserstein Perella's analysis and opinion were subject to additional limitations, including:

  . Wasserstein Perella expressed no opinion in its opinion, and expresses no opinion in this document or otherwise, with respect to the prospective financial information referred to above or the assumptions upon which it or any portion of it is based;

  . Wasserstein Perella did not review any of the books or records of BHC, Chris-Craft, United Television or News Corporation;

  . Wasserstein Perella did not conduct a physical inspection of the properties or facilities of BHC, Chris-Craft, United Television or News Corporation or obtain or make an independent valuation or appraisal of the assets or liabilities of BHC, Chris-Craft, United Television or News Corporation, and no such independent valuation or appraisal was provided to it; and

  . Wasserstein Perella was not authorized to and did not solicit third party indications of interest in acquiring all or any part of BHC, or investigate alternative transactions that may have been available to BHC.

   Wasserstein Perella was advised that BHC does not prepare prospective financial information for periods extending beyond fiscal year 2000, and therefore, Wasserstein Perella did not perform a discounted cash flow analysis in connection with rendering its opinion. Wasserstein Perella's opinion is necessarily based on economic circumstances as they existed and could be evaluated by Wasserstein Perella as of the date of its opinion.

   In arriving at its opinion, Wasserstein Perella performed various quantitative analyses and considered a number of factors. However, the preparation of an opinion as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the applications of those methods to the particular circumstances. Therefore, such an opinion is not easily summarized. Furthermore, in arriving at its opinion, Wasserstein Perella did not attribute any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Wasserstein Perella believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

 Valuation Analyses

   In performing its analysis, Wasserstein Perella used and reviewed with the BHC special committee four principal valuation methodologies: (1) public company trading analysis, (2) breakup analysis, (3) precedent merger and acquisition transactions analysis and (4) premiums analysis. These valuation analyses and other analyses performed by Wasserstein Perella are summarized below.

   Public Company Trading Analysis. Wasserstein Perella reviewed the stock market trading multiples and certain other financial characteristics for selected television broadcasting companies that Wasserstein Perella deemed comparable to BHC. Using publicly available information, Wasserstein Perella calculated and analyzed the enterprise value multiples of certain historical and projected financial criteria, such as revenue and earnings before interest, taxes, depreciation and amortization, commonly referred to as "EBITDA", and reported operating income plus depreciation, amortization of goodwill, corporate overhead expense and amortization of programming costs, less cash expenditures for programming, commonly referred to as broadcast cash flow
(BCF), as of March 31, 2000 for the selected companies and as of June 30, 2000 for BHC.

   The following table presents the preceding 12-month and calendar year 1999 and estimated 2000 revenue, EBITDA and BCF.

                              Comparable Companies

                                                         Low  High  Median  BHC
                                                         ---- ----- ------ -----
     Enterprise Value Multiples:
     Revenue:
       1999A*........................................... 3.8x  6.7x  4.5x   4.8x
       LTM**............................................ 3.7x  6.2x  4.4x   4.5x
       2000E***......................................... 2.8x  5.2x  4.1x   4.4x
     EBITDA:
       1999A............................................ 9.7x 36.6x 12.4x  20.1x
       LTM.............................................. 9.4x 34.2x 11.7x  16.3x
       2000E............................................ 6.2x 20.0x 10.3x  14.4x
     BCF:
       1999A............................................ 9.1x 27.9x 10.5x  15.6x
       LTM.............................................. 8.8x 26.2x 10.7x  13.5x
       2000E............................................ 5.8x 16.5x  9.3x  12.5x

--------
*  "A" indicates actual results.
** "LTM" indicates the latest twelve months.
*** "E" indicates estimate contained in prospective financial information described above.

   Based on the foregoing multiples, Wasserstein Perella derived an implied equity valuation for BHC of between $2.701 billion and $3.264 billion and an implied enterprise valuation range for BHC of between

$1.343 billion and $1.906 billion. Wasserstein Perella defined "equity valuation" as the public market value of a company's equity securities calculated on a fully diluted basis and "enterprise valuation" as equity valuation, plus debt, less cash and cash equivalents. Based on this analysis, the implied value per share (excluding the effect of any taxes payable) would be between $120 and $145.

   Breakup Analysis. Wasserstein Perella reviewed and analyzed the enterprise value of BHC in the event that each television station owned by BHC was to be sold separately. Wasserstein Perella did so by applying a range of multiples to the estimated 2000 BCF for each of BHC's stations as well as BHC's production business to derive an implied enterprise value for BHC.

   Based on its analysis, Wasserstein Perella derived an adjusted equity valuation for BHC of between $3.477 billion and $3.932 billion and an adjusted enterprise valuation range for BHC of $2.119 billion to $2.574 billion. Based on this analysis, the implied value per share (excluding the effect of any taxes payable) would be between $154 and $175.

   Precedent M&A Transactions Analysis. Wasserstein Perella reviewed publicly available information for selected television broadcasting company transactions since 1997 to determine purchase price multiples in those transactions. Wasserstein Perella calculated revenue and BCF multiples for those transactions. The following table presents high, low, mean and median multiples for the selected transactions and the multiples applied to BHC, assuming a $165 per share purchase price paid in the BHC merger:

                           Precedent M&A Transactions

                                                                           The
                                                                           BHC
                                                  Low  High  Mean  Median Merger
                                                 ----- ----- ----- ------ ------
     Enterprise Value to:
       Current Year Revenue.....................  3.6x  7.8x  6.3x  6.8x   6.2x
       Forward Year Revenue.....................  3.5x  7.1x  5.6x  6.1x   5.6x
       Current Year BCF......................... 10.8x 18.7x 14.1x 14.1x  20.1x
       Forward Year BCF.........................  9.7x 15.4x 13.1x 13.3x  16.1x

   Based on the multiples of the precedent transactions, Wasserstein Perella derived an implied equity valuation for BHC of between $3.264 billion and $3.940 billion and an implied enterprise valuation range of $1.906 billion to $2.581 billion. Based on this analysis, the implied value per share would be between $145 and $175.

   Premiums Analysis. Wasserstein Perella reviewed the stock market price and volume trading history of BHC's class A common stock for specified periods prior to announcement of the BHC merger and compared these results to the premiums paid in a number of transactions involving the sale of minority interests in related party closeout transactions since 1997. These premiums are set forth below:

                                      Minimum     Maximum      Mean
     Closing Stock Price for        Transaction Transaction Transaction The BHC
     Specified Period                 Premium     Premium     Premium   Merger*
     -----------------------        ----------- ----------- ----------- -------
     1-Day Prior to Announcement         -5%         84%        23%       16%
     1-Week Prior to Announcement        -5%         58%        25%       11%
     4-Weeks Prior to Announcement      -10%        102%        36%       10%

--------
*  Assuming a $165 per share purchase price.

   The closing price of $132.50 for BHC stock on August 20, 1999, the last trading day before rumors of a sale transaction appeared in the press on August 22, 1999, implies an offer price premium of 25%, assuming a $165 per share purchase price.

 Other Analyses

   In addition to the analyses outlined above, Wasserstein Perella conducted other financial studies, analyses and investigations and considered other factors as it deemed appropriate for purposes of its opinion. Wasserstein Perella also performed other analyses in connection with the preparation of its opinion.

 General Information

   No company or transaction used in the foregoing analyses is identical to BHC, Chris-Craft, United Television or News Corporation or the BHC merger. The analyses described above were performed solely as a part of the analytical process utilized by Wasserstein Perella in connection with its analysis of the BHC merger and do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In performing its analyses, Wasserstein Perella made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BHC, Chris-Craft, United Television and News Corporation.

   Wasserstein Perella is an internationally recognized investment banking and advisory firm. Wasserstein Perella, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, it may actively trade the debt and equity securities of BHC, Chris-Craft, United Television or News Corporation for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in their securities.

   Wasserstein Perella has been engaged by the BHC special committee to act as its exclusive financial advisor. BHC has agreed to pay Wasserstein Perella a fee for providing financial advisory services in connection with the BHC merger, including providing the opinion described above, of $1,750,000, $100,000 of which was paid when Wasserstein Perella was retained, $775,000 of which was paid upon the delivery of its opinion and $875,000 of which would become payable upon completion of the BHC merger. BHC also agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel, and to indemnify Wasserstein Perella against various liabilities and expenses in connection with its services, including various liabilities under federal securities laws.

Opinion of United Television's Special Committee's Financial Advisor

   In an engagement letter dated as of June 21, 2000, United Television engaged Bear Stearns as its financial advisor based on Bear Stearns' experience and expertise. Bear Stearns is an internationally recognized investment banking firm that has substantial experience with a variety of transactions in the television broadcasting industry, including business combinations. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, divestitures, negotiated underwritings, primary and secondary distributions of listed and unlisted securities, and private placements.

   At the August 13, 2000 meeting of the special committee of the United Television board of directors, Bear Stearns delivered its oral opinion, which was subsequently confirmed in a written opinion dated August 13, 2000, to the effect that, as of that date, and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received was fair, from a financial point of view, to United Television's public stockholders.

   We have attached as Annex F to this joint proxy statement/prospectus a copy of Bear Stearns' written opinion and urge you to read the opinion in its entirety. This opinion sets forth the assumptions made, some of the matters considered and qualifications and limitations on the review undertaken by Bear Stearns.

   In reading the discussion of the fairness opinion set forth below, United Television stockholders should be aware that Bear Stearns' opinion:

  . was provided to the United Television special committee of the board of directors for its use and benefit in connection with its consideration as to whether the consideration to be received in the United Television merger was fair, from a financial point of view, to United Television's public stockholders;

  . does not address United Television's underlying business decision to effect the United Television merger;

  . does not constitute a recommendation to the United Television special committee of the board of directors in connection with the United Television merger;

  . does not constitute a recommendation to United Television stockholders as to how to vote in connection with the United Television merger proposal; and

  . does not express any opinion as to the price or range of prices at which the securities of United Television and News Corporation would trade subsequent to the announcement of the United Television merger or as to the price or range of prices at which the securities of News Corporation may trade subsequent to the completion of the United Television merger.

   Although Bear Stearns evaluated the fairness of the consideration from a financial point of view to United Television's public stockholders, the consideration itself was determined by News Corporation and United Television through negotiations. Bear Stearns was directed to and did discuss increasing the consideration to be paid to United Television stockholders, but was informed by the advisor for News Corporation that News Corporation rejected their request.

   In arriving at its opinion, Bear Stearns, among other things:

  . reviewed the United Television merger agreement;

  . reviewed United Television's annual reports to stockholders and annual reports on Form 10-K for the years ended December 31, 1997 through 1999, its quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its report on Form 8-K dated July 7, 1999;

  . reviewed BHC's annual reports to stockholders and annual reports on Form
    10-K for the years ended December 31, 1997 through 1999, its quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its report on Form 8-K dated February 8, 2000;

  . reviewed Chris-Craft's annual reports to stockholders and annual reports on Form 10-K for the years ended December 31, 1997 through 1999 and its quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2000;

  . reviewed News Corporation's annual reports to stockholders and annual reports on Form 20-F for the fiscal years ended June 30, 1997 through 1999 and its interim report on Form 6-K for the period ended March 31, 2000;

  . reviewed operating and financial information, including a budget for the year ended December 31, 2000, provided to Bear Stearns by United Television's management relating to United Television's business and prospects;

  . reviewed operating and financial information, including a budget for the year ended December 31, 2000, provided to Bear Stearns by Chris-Craft's management relating to Chris-Craft's, BHC's and United Television's business and prospects;

  . met with members of United Television's senior management to discuss
    United Television's business, operations, historical and budgeted financial results and future prospects;

  . spoke with members of News Corporation's senior management to discuss
    News Corporation's business, operations, historical and projected financial results and future prospects and noted that News Corporation's management expressed confidence that it would meet analyst expectations for fiscal years 2000 and 2001;

  . reviewed the historical prices, trading multiples and trading volumes of the common shares of United Television, BHC and Chris-Craft and News Corporation's Ordinary ADSs and Preferred ADSs;

  . reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to United Television and News Corporation;

  . reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to the United Television merger involving companies which Bear Stearns deemed generally comparable to United Television;

  . reviewed the pro forma results, financial condition and capitalization of News Corporation giving effect to the United Television merger; and

  . conducted other studies, analyses, inquiries and investigations that Bear
    Stearns deemed appropriate.

   In the course of its review, Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by United Television. With respect to projected financial results, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of United Television as to the expected future performance of United Television.

   In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of United Television or News Corporation, nor has Bear Stearns been furnished with any appraisals. In connection with its engagement, Bear Stearns has not solicited, nor was Bear Stearns asked to solicit, third party acquisition interest in United Television. Bear Stearns has assumed that the United Television merger will be completed in a timely manner and in accordance with the terms of the United Television merger agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on United Television and News Corporation.

   Bear Stearns' opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns, as of the date of its opinion.

   The following is a brief summary of the material valuation and financial and comparative analyses which Bear Stearns considered in connection with rendering its opinion.

   In performing its analyses, Bear Stearns made a number of assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bear Stearns, United Television and News Corporation. Any estimates contained in the analyses performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which these businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

 Consideration and Historical Stock Trading Analysis

   Based on News Corporation's Preferred ADS price of $44.44 as of August 10, 2000, a $150.00 per share purchase price, the implied value of the United Television merger consideration on the date of the United Television merger agreement, constitutes a 13.2% premium to United Television's stock price of $132.56 as of August 10, 2000 and a 41.5% premium to United Television's stock price of $106.00 as of August 2, 1999, the unaffected stock price prior to the public announcement of the FCC's liberalization of broadcasting duopoly rules. A $150.00 per share purchase price also reflects a premium to United Television's average stock price during various time periods leading up to August 10, 2000, as set forth in the table below:

                                  Avg. United      Implied premium based on
                                  Television  NWS.A price as of 8/10/00 ($44.44)
                                  stock price   and purchase price of $150.00
                                  ----------- ----------------------------------
   August 10, 2000...............   $132.56                  13.2%
   1-Month.......................   $132.54                  13.2%
   6-Month.......................   $131.68                  13.8%
   1-Year........................   $128.39                  16.9%
   August 2, 1999................   $106.00                  41.5%

   Bear Stearns also noted that between August 2, 1999 and August 10, 2000, stock prices in the broadcasting sector declined significantly (compared to the broader market, as measured by the S&P 400 and the Russell 2000 indices). Therefore, Bear Stearns viewed the stock price as of August 2, 1999 as a conservative measure of an unaffected stock price for United Television.

                                              Stock price increase (reduction)
                                                 between August 2, 1999 and
                                                      August 10, 2000
                                              --------------------------------
   TV Broadcasting Companies
     United Television, Inc..................                 25%
     Acme Communications, Inc................                (65%)
     A.H. Belo Corporation...................                 (5%)
     Granite Broadcasting Corporation........                (52%)
     Hearst-Argyle Television, Inc...........                (22%)
     Sinclair Broadcast Group, Inc...........                (47%)
     Young Broadcasting, Inc.................                (39%)

   Average (excluding United Televison,
    Inc.)....................................                (27%)
   S&P 400...................................                 24%
   Russell 2000..............................                 13%

 Comparable Company Analysis

   Bear Stearns compared operating and financial information for United
Television to similar information for selected publicly traded companies, which, in Bear Stearns' judgment, were generally comparable to United
Television for purposes of this analysis. Below is a summary of these companies' ratios of (1) enterprise value, which is the public market value of the respective companies' equity securities calculated on a fully diluted basis, plus debt, less cash to (2) 2000 expected broadcast cash flow, which includes broadcast earnings before deduction of interest, taxes, depreciation, amortization and corporate overhead, based on analysts' estimates.

                                                  Enterprise value (2) to
                                                 2000E broadcast cash flow
                                              --------------------------------
   United Television, Inc.(1)................              12.5x
   Acme Communications, Inc..................              14.7x
   A.H. Belo Corporation.....................               7.4x
   Granite Broadcasting Corporation..........              11.2x
   Hearst-Argyle Television, Inc.............               9.1x
   Sinclair Broadcast Group, Inc.............               8.6x
   Young Broadcasting, Inc...................               8.4x

--------

(1) Based on $150.00 per share purchase price.

(2) As of 8/10/00.

   Bear Stearns noted that the ratio of enterprise value to 2000 expected broadcast cash flow implied by the United Television merger consideration of $150.00 per share was 12.5x. This ratio was within the range of the comparable companies' ratios and represented a premium to the 2000 expected ratios of A.H. Belo Corporation, Granite Broadcasting Corporation, Hearst-Argyle Television, Inc., Sinclair Broadcast Group, Inc., and Young Broadcasting, Inc. Bear Stearns also noted that none of the generally comparable companies compared is identical to United Television and that, accordingly, any analysis of generally comparable companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading value of United Television versus the companies to which United Television was being compared.

 Precedent Transaction Analysis

   Bear Stearns reviewed and analyzed the publicly available financial terms of eight announced broadcasting transactions over $100 million in size since January 1, 1999. These transactions consist of:

      Date    Acquired company                         Acquiring company
      ----    ----------------                         -----------------
   May  2000  Lee Enterprises, Inc.'s Station Group(1) Emmis Communications Corporation
   Nov. 1999  KRON (Chronicle Publishing Company)      Young Broadcasting, Inc.
   Dec. 1999  Spartan Communications, Inc.             Media General
   Dec. 1999  DP Media, Inc.                           Paxson Communications Corporation
   Jul. 1999  MAC America Communications, Inc.(2)      A.H. Belo Corporation
   Jun. 1999  WKCF (Press Communications)              Emmis Communications Corporation
   Apr. 1999  KEYE (Granite Broadcast Corporation)     CBS Corporation
   Apr. 1999  KTVT (Gaylord Entertainment Company)     CBS Corporation

--------
(1) Lee Enterprises, Inc.'s station group excludes KMAZ (Telemundo), El Paso, Texas.

(2) Acquisition only includes KTVK-TV, the Phoenix, Arizona independent station, the rights to operate KASW-TV, the Phoenix, Arizona WB affiliate and a 50% interest in the Arizona News Channel, a cable news joint venture with Cox Cable.

   The precedent transactions that Bear Stearns considered, in its judgment, to be the most comparable to the United Television merger are the two most recent transactions: (1) the acquisition of the Lee Enterprises Station Group (Lee Stations) by Emmis Communications Corporation dated May 8, 2000 and (2) the acquisition of KRON from The Chronicle Publishing Co. by Young Broadcasting, Inc. dated November 16, 1999. Bear Stearns examined the ratios of enterprise value to 1999 and 2000 broadcast cash flow associated with the acquired companies in these transactions, on both a reported basis and adjusted for certain factors as described below. The ratios are shown below:

                                               Enterprise value to
                                  ---------------------------------------------
                                          1999A                  2000E
                                  broadcast cash flow(4) broadcast cash flow(5)
                                  ---------------------- ----------------------
   United Television, Inc.(1)...               13.6x             12.5x
   Emmis Communications
    Corporation/Lee Enterprises,
    Inc. (as reported)..........      Not Applicable             13.5x
   Emmis Communications
    Corporation/Lee Enterprises,
    Inc. (adj. for 35% broadcast
    cash flow margin)(2)........      Not Applicable             11.7x
   Emmis Communications
    Corporation/Lee Enterprises,
    Inc. (adj. for 40% broadcast
    cash flow margin)(2)........      Not Applicable             10.2x
   Young Broadcasting, Inc./KRON
    (as reported)...............               13.5x             11.3x
   Young Broadcasting, Inc./KRON
    (adj. for tax)(3)...........               11.7x              9.8x

--------

(1) Based on $150.00 per share purchase price.

(2) The Lee Stations were reported to have an estimated 2000 broadcast cash flow margin of 30.4%, which is lower than many other broadcasting companies (for example, Emmis Communications' 2000 broadcast cash flow margin was estimated to be 41% prior to its acquisition of the Lee Stations). Bear Stearns calculated a hypothetical adjusted broadcast cash flow multiple assuming that the Lee Stations had 2000 broadcast cash flow margins of 35% and 40%, respectively.
(3) Adjusted for estimated present value of tax benefits of $110 million as disclosed to the investment community.
(4) "A" indicates actual results.
(5) "E" indicates estimated results.

   Bear Stearns noted that the ratio of enterprise value to 1999 broadcast cash flow implied by the United Television merger consideration of $150.00 per share (13.6x) was greater than the comparable ratio observed in the Young transaction, on both a reported basis (13.5x) and adjusted basis (11.7x). Bear Stearns further noted that the ratio of enterprise value to expected 2000 broadcast cash flow implied by the United Television merger consideration of $150.00 per share (12.5x) was greater than the comparable ratio for the Young transaction on both a reported basis (11.3x) and adjusted basis (9.8x). When compared to the Lee Stations transaction, the ratio of enterprise value to expected 2000 broadcast cash flow implied by the United Television merger consideration of $150.00 per share was less than the comparable multiple on a reported basis (13.5x) but greater than the comparable ratio on an adjusted basis (11.7x based on 35% broadcast cash flow margin and 10.2x based on 40% broadcast cash flow margin).

   The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Fairness opinions therefore are not readily susceptible to partial analysis or summary description, and taking portions of the analyses set forth above, without considering the analyses as a whole, would, in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering its opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns considered the results of its separate analyses and did not attribute particular weight to any one analysis or factor. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. These analyses were prepared solely as part of the Bear Stearns analysis of the fairness, from a financial point of view, of the consideration to be received by the public stockholders of United Television.

   Under the terms of its engagement letter with Bear Stearns, United Television has agreed to pay Bear Stearns a total fee of $1,750,000, $100,000 of which was paid when Bear Stearns was retained, $775,000 of which was paid upon the delivery of its opinion and $875,000 of which would become payable upon completion of the United Television merger. In addition, United Television has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with the merger, including reasonable fees and disbursements of its legal counsel. United Television has also agreed to indemnify Bear Stearns against various liabilities in connection with its engagement, including various liabilities under the federal securities laws.

   Bear Stearns has not previously rendered investment banking and financial advisory services to United Television. Bear Stearns may provide financial advisory and financing services to the combined company and/or its affiliates and may receive fees for the rendering of these services. In the ordinary course of its business, Bear Stearns may actively trade the securities of United Television and/or News Corporation for its own account and for the accounts of its customers and, accordingly, Bear Stearns may at any time hold a long or short position in these securities.

Accounting Treatment

   Each merger will be accounted for as a purchase under generally accepted accounting principles in Australia and the U.S. For additional information about the accounting treatment of the mergers, see "Unaudited Pro Forma Consolidated Condensed Financial Statements" beginning on page 98.

Material Income Tax Consequences

   The following is a discussion of the anticipated material U.S. federal and Australian tax consequences to holders of Chris-Craft, BHC and United Television common stock and Chris-Craft convertible preferred stock of (1) the mergers and (2) owning Preferred ADSs.

Material U.S. Federal Income Tax Consequences

   The following is a discussion of the anticipated material U.S. federal income tax consequences (1) of the mergers to U.S. Holders of Chris-Craft, BHC and United Television common stock and Chris-Craft convertible preferred stock and (2) to U.S. Holders of an investment in Preferred ADSs. For purposes of this discussion, "U.S. Holder" means an owner of Chris-Craft, BHC or United Television common stock or Chris-Craft convertible preferred stock or an owner of Preferred ADSs that is:

  . a U.S. citizen or resident, as determined for U.S. federal income tax purposes;

  . a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof;

  . an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  . a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

   This discussion assumes that each U.S. Holder of Chris-Craft, BHC or United Television stock that exchanges its stock under a merger holds its stock and will hold the Preferred ADSs as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as:

  . banks or other financial institutions;

  . mutual funds;

  . tax-exempt organizations;

  . insurance companies;

  . dealers in securities or foreign currencies;

  . traders in securities who elect to apply a mark-to-market method of accounting;

  . domestic stockholders that, immediately after the consummation of the forward merger, own at least five percent of either the total voting power or total value of News Corporation;

  . stockholders that hold shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction; and

  . stockholders that acquired their shares upon the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

   The following discussion is not binding on the IRS. It is for general information only and does not address any tax consequences under state, local or foreign laws. The discussion which follows is based on the Internal Revenue Code, Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. The following discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the mergers or an investment in Preferred ADSs. Consequently, each stockholder of Chris-Craft, BHC or United Television is urged to consult its own tax advisor as to the particular tax consequences of the mergers and an investment in Preferred ADSs, including tax reporting requirements, the applicability and effect of any state, local or foreign tax laws and of changes in applicable tax laws.

 Forward Merger

   Consummation of each forward merger is conditioned upon (1) the receipt of a ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations, which ruling has been received by the parties, and (2) the receipt by each party to the merger of a tax opinion of its legal counsel, substantially to the effect that, on the basis of the IRS ruling and facts, representations and assumptions set forth or referred to in such opinions:

  . the merger will qualify as a reorganization within the meaning of section
    368(a) of the Internal Revenue Code;

  . for U.S. federal income tax purposes, no income, gain or loss will be recognized by any of the corporations participating in the merger as a result of the merger; and

  . for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of common stock (or, in the case of Chris-Craft, common stock or convertible preferred stock) as a result of the merger except to the extent that holders receive cash in the merger.

News Corporation and its subsidiaries will receive its tax opinions from Squadron Ellenoff, Chris-Craft will receive its tax opinion from Skadden and BHC and United Television will receive their respective tax opinions from Kaye Scholer. If any opinions from tax counsel cannot be obtained because of a concern that a merger would not satisfy the "continuity of interest" requirement for reorganization treatment, the number of Preferred ADSs to be issued in that merger will be increased the minimum extent necessary to enable such opinion(s) to be issued and the aggregate amount of cash consideration will be reduced accordingly. For additional information about adjustments to preserve the tax treatment of a forward merger, see "Summary of the Transaction Documents--The Chris-Craft Merger Agreement--Adjustment to Preserve Tax Treatment of Forward Merger" on page 124; "Summary of the Transaction Documents--The BHC Merger Agreement--Adjustment to Preserve Tax Treatment of Forward Merger" on page 144; "Summary of the Transaction Documents--The United Television Merger Agreement--Adjustment to Preserve Tax Treatment of Forward Merger" on page 163. None of News Corporation, Chris-Craft, BHC and United Television currently intends to waive the closing condition relating to the receipt of the tax opinions in the case of a forward merger. In the unlikely event that any of News Corporation, Chris-Craft, BHC or United Television were to determine to waive such condition with respect to a forward merger in which it is a party, the company doing so would mail additional information to its stockholders describing any changes in the material U.S. federal income tax consequences that will result from the merger and would resolicit proxies from its stockholders if there are any material adverse changes in the U.S. federal income tax consequences to such stockholders.

   As discussed below, the U.S. federal income tax circumstances of the forward merger to a U.S. Holder generally will depend on whether the holder exchanges its common stock for cash, Preferred ADSs, or a combination of cash and Preferred ADSs. For purposes of the discussion below, references to "common stock" include, in the case of Chris-Craft, the outstanding convertible preferred stock of Chris-Craft.

   In general, provided that each forward merger qualifies as a reorganization within the meaning of section 368(a) of the Internal Revenue Code and subject to the assumptions and qualifications set forth herein:

   Exchange Solely for Cash. In general, a U.S. Holder (including a U.S. Holder that exercises its right to dissent and seek an appraisal) that exchanges all of such U.S. Holder's shares of common stock actually owned by it solely for cash in a forward merger will recognize gain or loss in an amount equal to the difference between the cash received and such U.S. Holder's adjusted tax basis in the shares surrendered. Any recognized gain will generally be long-term capital gain if the U.S. Holder's holding period with respect to the stock is more than one year, and otherwise will be short-term capital gain. If, however, any such U.S. Holder constructively owns shares of the common stock that are exchanged for Preferred ADSs in the merger or owns Preferred ADSs actually or constructively after the merger, the consequences to such U.S. Holder may be similar to the consequences described below under the heading "Exchange for Preferred ADSs and Cash," except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of such U.S. Holder's gain.

   Exchange Solely for Preferred ADSs. A U.S. Holder that exchanges all of such U.S. Holder's shares of common stock actually owned by it solely for Preferred ADSs in a forward merger will not recognize any gain or loss as a result of the exchange, except in respect of cash received in lieu of a fractional Preferred ADS (as described below). The aggregate adjusted tax basis of the Preferred ADSs in the hands of the exchanging U.S. Holder will equal the aggregate adjusted tax basis of the shares of common stock surrendered in the exchange, reduced by the tax basis allocable to any fractional shares of Preferred ADSs received in the merger. The exchanging U.S. Holder will include the holding period of the common stock surrendered in the transaction in the holding period of the Preferred ADSs received in the transaction. If the U.S. Holder has differing bases or holding periods in respect of its shares of common stock that it is surrendering, it should consult its tax advisor prior to the exchange to identify the bases or holding periods of the particular Preferred ADSs received in the exchange.

   Exchange for Preferred ADSs and Cash. A U.S. Holder that exchanges all of such U.S. Holder's shares of common stock for a combination of Preferred ADSs and cash in a forward merger will recognize gain equal to the excess, if any, of (1) the sum of cash and the fair market value of Preferred ADSs received in the exchange over (2) such U.S. Holder's adjusted tax basis in the common stock surrendered. This gain will not exceed the amount of cash received in the exchange. Moreover, such U.S. Holder will not recognize any loss on the exchange. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares cannot be used to offset a gain realized on another block of shares. Any recognized gain will generally be long-term capital gain if the U.S. Holder's holding period with respect to the stock is more than one year, and otherwise will be short-term capital gain. If, however, the cash received has the effect of the distribution of a dividend, the gain would be treated as a dividend to the extent of the holder's ratable share of the acquired corporation's accumulated earnings and profits. For additional information, see "Character of Recognized Gain" below. Any recognized gain will be treated as capital gain or ordinary income based on the factors discussed in "Character of Recognized Gain," below. The aggregate tax basis of the Preferred ADSs received by the U.S. Holder will equal the adjusted tax basis of the shares of common stock surrendered in the exchange, increased by any gain recognized on the exchange (whether treated as capital gain or ordinary income), and decreased by the amount of cash received in the exchange. The exchanging U.S. Holder will include the holding period of the common stock surrendered in the transaction in the holding period of the Preferred ADSs received in the transaction. If the U.S. Holder has differing bases or holding periods in respect of its shares of common stock that it is surrendering, it should consult its tax advisor prior to the exchange to identify the bases or holding periods of the particular Preferred ADSs received in the exchange.

   Cash in Lieu of Fractional Preferred ADS. Cash received by a U.S. Holder in lieu of a fractional Preferred ADS will be treated as received in redemption of such fractional Preferred ADS and gain or loss will be recognized, equal to the difference between the amount of cash received and the portion of the adjusted tax basis of the share of common stock allocable to such fractional interest. The gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the holding period for such share of common stock was greater than one year as of the date of the exchange.

   Character of Recognized Gain. For any U.S. Holder that receives cash in the forward merger, the following discussion will determine whether recognized gain described above will be characterized as capital gain or ordinary income.

   A U.S. Holder determines the characterization of recognized gain as follows. The stockholder must hypothesize that (1) instead of receiving cash in the exchange, the U.S. Holder exchanged all of its shares of common stock solely for Preferred ADSs; and (2) immediately after the exchange, News Corporation redeemed, for the amount of cash received by such U.S. Holder, a number of Preferred ADSs with a fair market value equal to the amount of such cash.

   The exchanging U.S. Holder will recognize capital gain rather than ordinary dividend income with respect to the cash received if the hypothetical redemption is either "substantially disproportionate" with respect to such stockholder or "not essentially equivalent to a dividend" with respect to such stockholder.

     (a) The deemed redemption should be "substantially disproportionate" with respect to a U.S. Holder if the percentage of the voting power and value of the Preferred ADSs actually or constructively owned by such U.S. Holder immediately after the deemed redemption is less than 80% of both the voting power and the value of the Preferred ADSs actually or constructively owned by such stockholder immediately before the deemed redemption.

     (b) The deemed redemption should be "not essentially equivalent to a dividend" with respect to a U.S. Holder if it results in a "meaningful reduction" in such U.S. Holder's deemed percentage ownership of News Corporation. This determination requires that a U.S. Holder compare his or her percentage ownership in News Corporation (including stock owned constructively) before the deemed redemption with his or her percentage ownership in News Corporation (including stock owned constructively) after the deemed redemption. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding News Corporation should satisfy this requirement) and who exercises no control over corporate affairs should be a meaningful reduction and, therefore, gain should be characterized as capital. Accordingly, in most circumstances, gain recognized by a U.S. Holder should be long-term capital gain if the U.S. Holder's holding period with respect to the stock is more than one year, and otherwise should be short-term capital gain.

   If the tests above for capital gain treatment are not met, the recognized gain will be treated as ordinary dividend income to the extent of the U.S. Holder's ratable share of accumulated earnings and profits.

   In applying the foregoing tests, the constructive ownership rules of section 318 of the Internal Revenue Code apply in comparing the stockholder's ownership interest in News Corporation both immediately after the merger (but before the hypothetical redemption) and after the hypothetical redemption. Under these constructive ownership rules, a stockholder is deemed to own Preferred ADSs that are actually owned (and in some cases constructively owned) by certain related individuals and entities, and also is deemed to own Preferred ADSs that may be acquired by such stockholder or such related individuals or entities by exercising an option, including an employee stock option. Moreover, the tests are applied after taking into account any related transactions undertaken by a stockholder under a single, integrated plan. Thus, dispositions or acquisitions by a holder of shares of News Corporation before or after the mergers which are part of such holder's plan with respect to his or her ownership level of News Corporation stock following the mergers may be taken into account. As these rules are complex, each holder that may be subject to these rules should consult its tax advisor.

 Reverse Merger

   If a merger is structured as a reverse merger, the merger will be a taxable transaction to the U.S. Holders participating in the merger. Accordingly:

  . A U.S. Holder that exchanges such U.S. Holder's Chris-Craft, BHC or
    United Television common stock for Preferred ADSs and/or cash under the reverse merger will recognize gain or loss in an amount equal to the difference between (1) the amount of cash and the fair market value of the Preferred ADSs received by such U.S. Holder and (2) such U.S. Holder's adjusted tax basis in the shares surrendered. Any such recognized gain will be treated as capital gain, and will be long-term capital gain with respect to any U.S. Holder that has held its shares for more than one year before the time the merger is consummated.

  . The tax basis of the Preferred ADSs received in the reverse merger will equal their fair market value as of the time the merger is consummated. The holding period of such Preferred ADSs will start anew at the time the merger is consummated.

 Holding Preferred ADSs

   A U.S. Holder (as defined above) that receives Preferred ADSs pursuant to one of the mergers will be treated as the owner of the underlying Preferred Ordinary Shares of News Corporation for U.S. federal income tax purposes. Accordingly, if Preferred ADSs are later exchanged for Preferred Ordinary Shares, no gain or loss will be recognized upon the exchange, a U.S. Holder's tax basis in the Preferred Ordinary Shares will be the ratable portion of its tax basis in the Preferred ADSs surrendered therefor, and the holding period in the Preferred Ordinary Shares will include the period during which the U.S. Holder held the surrendered Preferred ADSs. For a description of the tax basis and holding period of such Preferred ADSs, see "Material Income Tax Consequences--Forward Merger" and "--Reverse Merger", above.

   Any cash distribution paid by News Corporation out of earnings and profits, as determined under U.S. federal income tax law, will be subject to tax as ordinary dividend income and will be includible in the gross income of a U.S. Holder when such distribution is received by the Depositary. Cash distributions paid by News Corporation in excess of its earnings and profits will be treated as (1) a tax-free return of capital to the extent of the U.S. Holder's adjusted basis in its Preferred ADSs (reducing such adjusted basis, but not below zero), and (2) thereafter as gain from the sale or exchange of a capital asset. Any cash distribution that is treated as a dividend will be includible in the gross income of such U.S. Holder, for U.S. federal income tax purposes, in an amount equal to the gross amount (i.e., before Australian withholding tax) of the dividend. A dividend paid in Australian dollars generally will be includible in income in a United States dollar amount based on the prevailing United States dollar/Australian dollar exchange rate at the time of receipt of such dividend by the Depositary. Such dividend income generally will constitute foreign source income for U.S. federal income tax purposes. Subject to certain complex limitations, any Australian tax withheld from the cash dividend will be treated as a foreign income tax that may be claimed as a credit against the U.S. federal income tax liability of the U.S. Holder. Alternatively, the Australian tax withheld may be deducted currently at the election of the U.S. Holder. The dividend income generally will not be eligible for the dividends received deduction allowed to corporations.

   Upon the sale, exchange or other disposition of Preferred ADSs, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized upon the disposition and the U.S. Holder's tax basis in such Preferred ADSs. Such gain or loss will be capital gain or loss and will be long-term if the Preferred ADSs have been held for more than one year. Any such capital gain generally will be treated as U.S. source income.

Material Australian Tax Consequences

 The Mergers

   News Corporation has been advised by its special Australian counsel, Allen Allen & Hemsley, that holders of Chris-Craft, BHC and United Television common stock and Chris-Craft convertible preferred stock will realize no taxable gain or loss and receive no taxable income for Australian tax purposes upon the receipt of cash and/or Preferred ADSs to be issued in connection with the mergers in exchange for the common stock or convertible preferred stock provided that they are not residents of Australia for Australian tax purposes and that they are not using, holding or acquiring the common stock or convertible preferred stock for the purposes of any business carried on in Australia.

 Holding Preferred ADSs

   The following discussion prepared by Allen Allen & Hemsley, special Australian counsel to News Corporation, provides general information about the consequences under Australian tax law of holding Preferred ADSs as a result of the mergers and does not purport to be a complete technical analysis or listing of all potential tax effects to U.S. holders of Preferred ADSs. In addition, this discussion may not apply to certain classes of holders such as dealers. Prospective recipients of Preferred ADSs pursuant to the merger agreements are urged to consult their own tax advisor as to the tax consequences to them under the laws of Australia of receiving Preferred ADSs in the mergers and of holding those Preferred ADSs.

   Under the Australian imputation system of taxation, dividends paid out of the profits of News Corporation which have been subject to tax at the maximum corporate rate then in effect are referred to as "fully franked dividends". The imputation system imputes to an Australian resident individual shareholder income equal to the amount of tax paid by News Corporation on the dividends received by him or her (in addition to such dividends) and grants him or her a tax credit of the imputed amount. In the case of fully franked dividends paid to shareholders who are not residents of Australia, no dividend withholding tax is payable and such dividends are not subject to Australian income tax in the hands of such non-resident holders.

   Dividends that are paid from profits on which no Australian corporate tax has been paid are referred to as "unfranked dividends". Unfranked dividends are subject to Australian income tax when received by shareholders who are residents of Australia, i.e., such dividends do not carry a tax credit of the imputed amount. Unfranked dividends, generally, are subject to withholding tax at 30% when paid to shareholders who are non-residents of Australia except to the extent that the dividend is paid out of certain foreign-source dividend income and certain other conditions are satisfied. Under the tax treaty currently in effect between Australia and the U.S., the withholding tax imposed on dividend payments to a qualifying U.S. resident by a corporation resident in Australia (such as News Corporation) is limited to 15% of the gross dividend.

   If the profits out of which News Corporation pays a dividend have been taxed at a rate that is less than the maximum Australian corporate tax rate then in effect, the dividend received by its shareholders will be partially franked. Dividends paid to News Corporation shareholders who are not residents of Australia will be subject to withholding tax on the unfranked portion of the dividend.

   Non-residents of Australia will have no further Australian income tax liability with respect to fully franked dividends nor in respect of dividends that are not fully franked once the withholding tax in respect of the unfranked portion thereof has been paid. Non-resident shareholders of News Corporation with no other source of Australian income are not required to file an Australian income tax return. News Corporation will send to holders of Preferred ADSs and Preferred Ordinary Shares statements that indicate the extent to which dividends are franked and the amounts of any taxes withheld.

   Upon the sale, exchange or other disposition of Preferred ADSs, a News Corporation shareholder who (1) is not a resident of Australia for Australian tax purposes; (2) has not, either alone or in combination with associates (as defined in the Income Tax Assessment Act 1997 (as amended)), held 10% or more of the issued share capital of News Corporation at any time during the five years preceding the disposition; and (3) has not held or disposed of the Preferred ADSs in, or in the course of activities conducted or carried on in, Australia, generally, will not be subject to Australian income tax or capital gains tax in respect of any gain or profit from the disposition. There is no Australian stamp duty or other transfer tax on a transfer of Preferred ADSs. Neither Australia nor any political subdivision of Australia imposes any gift, estate or death tax or duty in respect of the gift, devise or bequest of Preferred ADSs.

Stock Exchange Listing

   News Corporation will apply for listing of the Preferred ADSs to be issued in the mergers on the New York Stock Exchange and of the Preferred Ordinary Shares represented by the Preferred ADSs on the Australian Stock Exchange. It is a condition to the closing of the mergers that the Preferred ADSs to be issued in the mergers be approved for listing on the NYSE, subject to official notice of issuance.

Restrictions on Sales of Preferred ADSs by Affiliates of Chris-Craft, BHC and United Television

   The Preferred ADSs to be issued in connection with the mergers will be registered under the Securities Act of 1933, as amended, and will generally be freely transferable under the Securities Act by stockholders of Chris-Craft, BHC and United Television, except that:

  . Preferred ADSs received by persons that are deemed to be "affiliates" of Chris-Craft, BHC or United Television under the Securities Act at the time of the Chris-Craft, BHC or United Television special meeting, as the case may be, may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons that may be deemed to be affiliates of Chris-Craft, BHC or United Television for purposes of Rule 145 generally include individuals or entities that control, are controlled by or are under common control with Chris-Craft, BHC or United Television, as the case may be, and include directors and executive officers of Chris-Craft, BHC or United Television. Each of the Chris-Craft, BHC and United Television merger agreements requires each of Chris-Craft, BHC or United Television, respectively, to use its reasonable best efforts to cause each of its respective affiliates to deliver to News Corporation on or prior to the completion of the applicable merger, a signed agreement to the effect that the affiliate will not offer, sell or otherwise dispose of any Preferred ADSs issued to the affiliate in the applicable merger in violation of the Securities Act or the related SEC rules.

Delisting and Deregistration of Stock after Mergers

   If the Chris-Craft merger is completed, the Chris-Craft common and convertible preferred shares will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended. If the BHC merger is completed, the BHC class A common stock will be delisted from the American Stock Exchange and deregistered under the Exchange Act. If the United Television merger is completed, the United Television common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act.

Regulatory Matters Relating to the Mergers


   Consummation of the mergers is conditioned upon, among other things, the absence of any order issued by any governmental authority or court of competent jurisdiction which prohibits the consummation of the mergers.

Antitrust

   News Corporation and Chris-Craft (the latter on its own behalf and on behalf of BHC and United Television) have filed, with the Federal Trade Commission
(FTC) and the Antitrust Division of the United States Department of Justice, Premerger Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), as amended, with respect to News Corporation's acquisition of Chris-Craft, BHC and United Television. BHC and United Television were not required to make HSR filings because, under the HSR Act, only the ultimate parent entity must file, and Chris-Craft is considered to be the ultimate parent of both BHC and United Television. K. Rupert Murdoch, the chairman and chief executive of News Corporation, on behalf of Fox Television Stations, and Chris-Craft, on its own behalf and on behalf of BHC and United Television, also filed Premerger Notification and Report Forms under the HSR Act with respect to the acquisition by Fox Television Stations of the television broadcasting licenses held by various subsidiaries of Chris-Craft, BHC and United Television. Simultaneously with and contingent upon the closing of the mergers, title to the television broadcasting licenses held by the ten television stations owned and operated by Chris-Craft, BHC and United Television will be transferred to Fox Television Stations. The HSR Act provides for an initial 30 calendar day waiting period following the filing by the parties of the Premerger Notification and Report Forms before the mergers may be consummated. The initial 30 calendar day waiting periods began on October 12, 2000. On November 9, 2000, the Antitrust Division issued a request for additional information to News Corporation and Chris-Craft with respect to their HSR filings regarding the mergers. No request for additional information was issued by the Antitrust Division or the FTC with respect to the HSR filings made by Mr. Murdoch and Chris-Craft regarding the transfer of title of the subject television stations' television broadcasting licenses to Fox Television Stations. On or about January 18, 2001, the Antitrust Division informed News Corporation that it had decided to limit its investigation to only the Salt Lake City market, and that additional information would not be required from the parties if News Corporation entered into a consent decree relating to the disposition of one of the stations Fox Television Stations will own in Salt Lake City subsequent to the mergers. The terms of a proposed consent decree, which requires News Corporation to divest the station within five months, subject to a 60 day extension, is awaiting final approval by the Antitrust Division. In addition, the Antitrust Division and the FTC continue to have the authority to challenge the mergers and related transfers of television broadcasting licenses on antitrust grounds before and after the mergers are completed.

Federal Regulation of Television Broadcasting

 General

   Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, most recently amended by the Telecommunications Act of 1996. The Communications Act prohibits the operation of broadcasting stations except under a license issued by the FCC and empowers the FCC, among other actions, to issue, renew, revoke and modify broadcasting licenses.

   Under the Communications Act, the FCC also regulates certain aspects of the operation of cable television systems and other electronic media that compete with broadcast stations.

   The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without prior approval of the FCC. As described in this joint proxy statement/prospectus, the mergers are therefore subject to FCC approval of the assignment of the licenses held by the various licensee subsidiaries of Chris-Craft, BHC and United Television to Fox Television Stations. The application for assignment of licenses must be placed on public notice for a period of no less than 30 days during which time petitions to deny the application may be filed by the public. On October 27, 2000, a Petition to Deny and Motion to Dismiss the application relating to the mergers was filed by a coalition of advocacy and community groups. Fox Television Stations and Chris-Craft (for itself and BHC and United Television) filed a Joint Opposition on November 9, 2000 and the Petitioners filed a Reply on November 22, 2000. On December 21, 2000, the Mass Media Bureau of the FCC by letter to counsel (referred to herein as the "FCC Letter") requested that Fox Television Stations and Chris-Craft provide additional detail regarding the ownership structure proposed for acquiring the Chris-Craft, BHC, and United Television licenses and the public interest benefits of the proposed mergers. On January 25, 2001, Fox Television Stations and Chris-Craft jointly filed a response to the FCC Letter. On February 8, 2001, the Petitioners filed a reply.

   Neither Fox Television Stations nor Chris-Craft can predict how this Petition to Deny and Motion to Dismiss the application will affect the FCC's determination with respect to the application. If the FCC denies the petition and motion and grants the application, interested parties would have 30 days from the date of public notice of the grant to seek reconsideration or review of that grant by the full FCC if the grant was made by the staff of the FCC, or, if the grant was made by the full FCC, by a court of competent jurisdiction. The full FCC has an additional 10 days to set aside on its own motion any action taken by the FCC's staff, if action on the application were taken in the first instance by the staff of the FCC; if action is taken in the first instance by the full FCC, the full FCC may set aside its own action within 30 days of public notice of such action. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

 Ownership Regulation

   The Communications Act and FCC rules and regulations also regulate broadcast ownership. The FCC has enacted rules that, among other matters, limit the ability of individuals and entities to own or have an official position or ownership interest, known as an attributable interest, above a specific level in broadcast stations as well as other specified mass media entities (the multiple ownership rules). As detailed below, in August 1999, the FCC substantially revised a number of its multiple ownership and attribution rules, specifically its restrictions on television ownership, radio-television cross-ownership, and attribution of broadcast ownership interests. On January 19, 2001, the FCC released decisions on reconsideration generally affirming the revised rules. The FCC's applicable multiple ownership rules, inclusive of the recent revisions, are summarized below:

 Local Television Ownership

   The FCC's new television duopoly rule permits an individual or entity to own two television stations without regard to signal contour overlap provided they are located in separate markets referred to as designated market areas. In addition, the new rules permit an individual or entity in larger designated market areas to own up to two television stations in the same designated market area so long as at least eight independently owned and operating television stations would remain in the market following the acquisition and at least one of the two owned stations is not among the top four-ranked stations in the market based on audience share.

   Following consummation of the mergers, and exclusive of other acquisitions, Fox Television Stations could potentially have duopolies in the following three television markets consistent with the new duopoly rule: Los Angeles, New York and Phoenix. A fourth duopoly will be created in Salt Lake City. However, since both of the current stations owned by Fox Television Stations and Chris-Craft are among the top four ranked stations in the Salt Lake City market, one of the stations will have to be divested to comply with the new duopoly rule. In their application for FCC consent to assign the Chris-Craft, BHC and United Television broadcast licenses, the companies requested a twelve month period following consummation of the mergers to comply with the duopoly rule in Salt Lake City. There can be no assurance that the FCC will grant the requested twelve-month waiver. While Fox Television Stations will seek to maintain ownership of the television stations in Los Angeles, New York and Phoenix under the new television duopoly rules, there can be no assurance that Fox Television Stations will be able to retain two television stations in each of the duopoly markets.

 Newspaper/Broadcast Cross-Ownership

   The FCC's newspaper/broadcast cross-ownership rule restricts common ownership or control of a daily newspaper and a television broadcast station license with a Grade A contour that encompasses the entire community in which the newspaper is published. In May 2000, the FCC adopted a report in which it determined that the newspaper/broadcast cross-ownership rule should be retained, but indicated that there may be circumstances in which the rule may not be necessary to achieve its intended public interest benefits. Accordingly, the FCC stated that it would initiate a rulemaking proceeding to consider tailoring the rule.

   In 1993 News Corporation applied for, and was granted by the FCC, a permanent waiver of the newspaper/broadcast cross-ownership rule to permit the acquisition of the New York Post. The FCC's duopoly rule now permits Fox Television Stations to own or control the licenses of two television stations that serve New York. In its application to the FCC, Fox Television Stations submitted that creation of a permitted television duopoly in New York and continued ownership of the New York Post requires no further FCC action. Alternatively, in the event that the FCC disagrees and concludes that the previously granted permanent waiver does not extend to the acquisition of a second television station in New York, Fox Television Stations requested that the FCC nevertheless permit common ownership of the two television stations and the New York Post pending conclusion of the soon-to-be-initiated rulemaking proceeding to consider relaxation of the newspaper/broadcast cross-ownership restriction.

 National Television Ownership Cap

   On the national level, the FCC imposes a 35 percent national audience reach cap for television ownership, under which one party may not have an attributable interest in television stations which reach more than 35 percent of all U.S. television households. The FCC discounts the audience reach of a UHF station for this purpose by 50 percent. Additionally, under the new FCC rules, for entities that have attributable interests in two stations in the same market, the FCC counts the audience reach of that market only once for national cap purposes. The FCC decided to retain the national ownership cap and the "UHF discount" as part of the biennial reviews of its broadcast ownership rules concluded in May 2000 and December 2000. However, the FCC did state that when the transition to digital television, discussed below, is complete, it would issue a notice of proposed rulemaking proposing elimination of the "UHF discount".

   The television stations currently attributable to Fox Television Stations, Chris-Craft, BHC and United Television would have an aggregate national audience reach for purposes of the national ownership cap of approximately 40.91%. As these stations would exceed the FCC's 35% national ownership cap, it will be necessary, under the currently effective rules, to divest a sufficient number of television stations in order to comply with the national ownership cap. In their application for FCC consent to the assignment of the Chris-Craft, BHC and United Television broadcast licenses, the companies requested a twelve month period following consummation of the mergers to comply with the national television ownership cap.

 Alien Ownership

   The Communications Act limits the interests that foreign entities or individuals may own or hold in broadcast licenses. As applicable to the combined companies, non-U.S. citizens, collectively, may directly or indirectly own or vote up to twenty percent of the capital stock of a corporate licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-U.S. citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The licenses acquired in the mergers will be held by Fox Television Stations, and the FCC has previously ruled that the ownership structure of Fox Television Stations is consistent with the public interest for purposes of the Communications Act regulations with respect to alien ownership. The similar structure being used to acquire the Chris-Craft, BHC and United Television licenses will also be subject to review in the pending assignment application. The FCC Letter requested additional information from Fox Television Stations and Chris-Craft regarding, among other things, the ownership structure proposed for acquiring the Chris-Craft, BHC, and United Television licenses. On January 25, 2001, Fox Television Stations and Chris-Craft filed a response. There can be no assurance that the proposed structure will be approved by the FCC.

Other Regulations, Legislation and Recent Developments Affecting Broadcast Stations

 Digital Television Service

   The FCC has taken a number of steps to implement digital television broadcasting service in the U.S. The FCC has adopted a digital television table of allotments that provides all authorized television stations with a second channel on which to broadcast a digital television signal. The FCC has attempted to provide digital television coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple channels of standard definition television programming, audio, data and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

   Digital television channels will generally be located in the range of channels from channel 2 through channel 51. The FCC required affiliates of ABC, CBS, Fox and NBC in the top 10 television markets to begin digital broadcasting by May 1, 1999. Many stations, including several owned and operated by Fox Television Stations, BHC and United Television, have already begun digital broadcasting. Affiliates of the four major networks in the top 30 markets were required to begin digital broadcasting by November 1, 1999, and all other commercial broadcasters must do so by May 1, 2002.

   The FCC's plan calls for the digital television transition period to end in the year 2006, at which time the FCC expects that television broadcasters will cease non-digital broadcasting and return one of their two channels to the government, allowing that spectrum to be recovered for other uses. Under the Balanced Budget Act, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given market one or more television stations affiliated with ABC, CBS, NBC or Fox is not broadcasting digitally, and the FCC determines that such stations have "exercised due diligence" in attempting to convert to digital broadcasting; or less than 85% of the television households in the station's market subscribe to a multichannel video service that carries at least one digital channel from each of the local stations in that market, and less than 85% of the television households in the market can receive digital signals off the air using either a set-top converter box for an analog television set or a new digital television set.

   In January 2001, the FCC decided that digital-only television stations (new stations that transmit only in digital and current stations that return their analog spectrum and convert to digital) are entitled to mandatory carriage by cable systems. However, it deferred the issue of mandatory "dual carriage" (simultaneous carriage of a station's analog and digital signals), issuing a Further Notice of Proposed Rulemaking to develop the relevant record.

   The implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs and there can be no assurance that the combined television stations of Fox Television Stations, Chris-Craft, BHC and United Television will be able to increase revenue to offset such costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of digital television channels. In addition, the Communications Act allows the FCC to charge a spectrum fee to the extent broadcasters use the digital spectrum to offer subscription-based services. The FCC has adopted rules that require broadcasters to pay a fee of 5% of gross revenues received from ancillary or supplementary uses of the digital spectrum for which they charge subscription fees, excluding revenues from the sale of commercial time. None of News Corporation, Fox Television Stations, Chris-Craft, BHC or United Television can predict what future actions the FCC might take with respect to digital television, nor can any company predict the effect of the FCC's present digital television implementation plan or such future actions on News Corporation's or Fox Television Stations' businesses. Fox Television Stations will incur considerable expense in the conversion to digital television and is unable to predict the extent or timing of consumer demand for any such digital television services.

Stockholder Litigation

   Between August 14 and 21, 2000, various purported stockholders of BHC filed complaints in the Delaware Court of Chancery entitled Gissen v. BHC, et al., Civil Action No. 18209; Piven v. BHC, et al., Civil Action No. 18211; Voege v. Siegel, et al., Civil Action No. 18210; Stubbe v. BHC, et al., Civil Action No. 18217; and Rand v. BHC, et al., Civil Action No. 18229 (which we collectively refer to as the "BHC lawsuits"). During the same period, various purported stockholders of United Television filed complaints in the Delaware Court of Chancery entitled Pyenson v. UTV, et al., Civil Action No. 18222; Malamud v. UTV, et al., Civil Action No. 18218; and Rand v. UTV, et al., Civil Action No. 18235 (which we collectively refer to as the "United Television lawsuits" and, together with the BHC actions, as the "Delaware actions"). The Delaware actions assert claims against Chris-Craft, United Television, BHC, and some of their officers and directors, alleging, among other things, that Chris-Craft and/or BHC and/or United Television and the individual defendants breached their fiduciary duties to stockholders, and that some of the defendants engaged in self-dealing, with respect to the BHC and/or United Television mergers. The Delaware actions allege, among other things, that the consideration to be received by BHC stockholders and United Television stockholders in the mergers is unfair and inadequate by comparison to the consideration to be received by Chris-Craft stockholders in the mergers. The Delaware actions seek class action certification and injunctive relief against Chris-Craft, BHC and United Television mergers, or, in the alternative, to obtain rescission of the mergers or damages, and other relief.

   On September 25, 2000, the court entered an order of consolidation, consolidating the BHC lawsuits as In re BHC Communications, Inc. Shareholders Litigation, Civil Action No. 18209 and directing the plaintiffs to file a consolidated amended complaint. On October 2, 2000, the court entered an order of consolidation, consolidating the United Television lawsuits as In re United Television, Inc. Shareholders Litigation, Civil Action No. 18218 and directing that the complaint filed in Malamud v. UTV, Civil Action No. 18218, be deemed the operative complaint in the consolidated action.

   On February 6, 2001, the plaintiffs in In re BHC Communications, Inc. Shareholders Litigation filed a consolidated amended complaint. On February 15, 2001, all defendants moved to dismiss the consolidated amended complaint. On February 14, 2001, the plaintiffs in In re United Television, Inc. Shareholders Litigation filed a consolidated amended complaint. On February 23, 2001, all defendants moved to dismiss the consolidated amended complaint. On March 14, 2001, the Court of Chancery heard oral argument on the defendants' motions to dismiss the two cases. At the conclusion of the hearing, the Court asked the plaintiffs to advise the Court within two weeks whether they wished to seek leave to further amend their complaints.

   Chris-Craft, BHC and United Television believe that the Delaware actions are without merit and intend to defend them vigorously.

                                APPRAISAL RIGHTS

   Under Delaware law, holders of record of shares of Chris-Craft stock, BHC stock and United Television stock who timely follow the procedures specified in
Section 262 of the Delaware General Corporation Law may have their shares appraised by the Delaware Court of Chancery and receive the "fair value" of their shares as of the effective time of the Chris-Craft merger, the BHC merger or the United Television merger, as the case may be, as determined by the court, in place of the consideration that the holder would otherwise receive in the applicable merger. To exercise appraisal rights, a stockholder must demand and perfect the rights in accordance with Section 262 of the Delaware General Corporation Law. The following is a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to
Section 262 of the Delaware General Corporation Law, a copy of which is attached to this joint proxy statement/prospectus as Annex G. Chris-Craft, BHC and United Television stockholders should carefully review Section 262 of the Delaware General Corporation Law as well as the information discussed below to evaluate their rights to appraisal and to understand the procedures they must follow to obtain appraisal.

Appraisal Rights of Chris-Craft Stockholders

   If a holder of record of Chris-Craft stock elects to exercise the right to an appraisal under Section 262 of the Delaware General Corporation Law, the stockholder must:

  . file with Chris-Craft at its main office in New York, New York, a written demand for appraisal of the shares of Chris-Craft stock held by the stockholder (which demand must identify the stockholder and reasonably inform Chris-Craft that the stockholder intends to demand appraisal of his or her shares) before the vote is taken on the Chris-Craft merger agreement at the Chris-Craft special meeting;

  . not vote in favor of the Chris-Craft merger proposal; and

  . continuously hold the Chris-Craft shares through the effective time of the Chris-Craft merger.

   All written demands for appraisal should be addressed to: Brian C. Kelly, Secretary, Chris-Craft Industries, Inc., 767 Fifth Avenue, 46th Floor, New York, NY 10153, and delivered before the vote is taken on the Chris-Craft merger agreement at the Chris-Craft special meeting and should be executed by, or on behalf of, the holder of record.

   Within 10 days after the effective time of the Chris-Craft merger, the surviving company of the Chris-Craft merger will give written notice of the effective time to each holder of Chris-Craft stock who has satisfied the requirements of Section 262 of the Delaware General Corporation Law. Within 120 days after the effective time, the surviving company or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Chris-Craft stock of all dissenting stockholders. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis, unless the dissenting stockholder receives notice that the petition has been filed by the surviving company or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of Chris-Craft stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Chris-Craft merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court will take into account all relevant factors. The court may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the Chris-Craft merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal ceases. The costs of the appraisal proceeding will be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stockholder's shares. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

   After the effective time of the Chris-Craft merger, no dissenting stockholder will have any rights of a Chris-Craft stockholder with respect to the dissenting stockholder's shares for any purpose, except to receive payment to which Chris-Craft stockholders of record as of a date prior to the effective time are entitled, if any. If a dissenting stockholder delivers to the surviving company of the Chris-Craft merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the Chris-Craft merger or thereafter with the written approval of the surviving company of the Chris-Craft merger, or if no petition for appraisal is filed within 120 days after the effective time, then the right of the dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration as provided in the Chris-Craft merger agreement. Such merger consideration shall be paid, at News Corporation's discretion, in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the merger consideration paid to Chris-Craft stockholders (other than dissenting stockholders) that have made mixed elections, all cash elections and all stock elections, and the form of the merger consideration paid to Chris-Craft stockholders (other than dissenting stockholders) that have made (or are deemed to have made) non-elections, as well as taking into account any election which such dissenting stockholders may have validly submitted.

   The foregoing is only a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of such provision, which is included as Annex G to this joint proxy statement/prospectus.

Appraisal Rights of BHC Stockholders

   If a holder of record of BHC stock elects to exercise the right to an appraisal under Section 262 of the Delaware General Corporation Law, the stockholder must:

  . file with BHC at its main office in New York, New York, a written demand for appraisal of the shares of BHC stock held by the stockholder (which demand must identify the stockholder and reasonably inform BHC that the stockholder intends to demand appraisal of his or her shares) before the vote is taken on the BHC merger agreement at the BHC special meeting;

  . not vote in favor of the BHC merger proposal; and

  . continuously hold the BHC shares through the effective time of the BHC merger.

   All written demands for appraisal should be addressed to: Brian C. Kelly, Secretary, BHC Communications, Inc., 767 Fifth Avenue, 46th Floor, New York, NY 10153, and delivered before the vote is taken on the BHC merger agreement at the BHC special meeting and should be executed by, or on behalf of, the holder of record.

   Within 10 days after the effective time of the BHC merger, the surviving company of the BHC merger will give written notice of the effective time to each holder of BHC common stock who has satisfied the requirements of Section 262 of the Delaware General Corporation Law. Within 120 days after the effective time, the surviving company or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of BHC stock of all dissenting stockholders. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis, unless the dissenting stockholder receives notice that the petition has been filed by the surviving company or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of BHC common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the BHC merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining fair value, the court will take into account all relevant factors. The court may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under to the BHC merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal ceases. The costs of the appraisal proceeding will be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stockholder's shares. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

   After the effective time of the BHC merger, no dissenting stockholder will have any rights of a BHC stockholder with respect to the dissenting stockholder's shares for any purpose, except to receive payment to which BHC stockholders of record as of a date prior to the effective time are entitled, if any. If a dissenting stockholder delivers to the surviving company of the BHC merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the BHC merger or thereafter with the written approval of the surviving company of the BHC merger, or if no petition for appraisal is filed within 120 days after the effective time, then the right of the dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration as provided in the BHC merger agreement. Such merger consideration shall be paid, at News Corporation's discretion, in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the merger consideration paid to BHC stockholders (other than dissenting stockholders) that have made mixed elections, all cash elections and all stock elections, and the form of the merger consideration paid to BHC stockholders (other than dissenting stockholders) that have made (or are deemed to have made) non-elections, as well as taking into account any election which such dissenting stockholders may have validly submitted.

   The foregoing is only a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of such provision, which is included as Annex G to this joint proxy statement/prospectus.

Appraisal Rights of United Television Stockholders

   If a holder of record of United Television stock elects to exercise the right to an appraisal under Section 262 of the Delaware General Corporation Law, the stockholder must:

  . file with United Television at its main office in Beverly Hills, California, a written demand for appraisal of the shares of United Television stock held by the stockholder (which demand must identify the stockholder and reasonably inform United Television that the stockholder intends to demand appraisal of his or her shares) before the vote is taken on the United Television merger agreement at the United Television special meeting;

  . not vote in favor of the United Television merger proposal; and

  . continuously hold the United Television shares through the effective time of the United Television merger.

   All written demands for appraisal should be addressed to: Garth S. Lindsey, Secretary, United Television, Inc., 132 South Rodeo Drive, 4th Floor, Beverly Hills, CA 90212, and delivered before the vote is taken on the United Television merger agreement at the United Television special meeting and should be executed by, or on behalf of, the holder of record.

   Within 10 days after the effective time of the United Television merger, the surviving company of the United Television merger will give written notice of the effective time to each holder of United Television common stock who has satisfied the requirements of Section 262 of the Delaware General Corporation Law. Within 120 days after the effective time, the surviving company or any dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of United Television stock of all dissenting stockholders. Any dissenting stockholder desiring to file a petition is advised to file on a timely basis, unless the dissenting stockholder receives notice that the petition has been filed by the surviving company or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of United Television common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the United Television merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court will take into account all relevant factors. The court may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the United Television merger agreement. If a petition for appraisal is not timely filed, then the right to an appraisal ceases. The costs of the appraisal proceeding will be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stockholder's shares. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

   After the effective time of the United Television merger, no dissenting stockholder will have any rights of a United Television stockholder with respect to the dissenting stockholder shares for any purpose, except to receive payment to which United Television stockholders of record as of a date prior to the effective time are entitled, if any. If a dissenting stockholder delivers to the surviving company of the United Television merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the United Television merger or thereafter with the written approval of the surviving company of the United Television merger, or if no petition for appraisal is filed within 120 days after the effective time, then the right of the dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration as provided in the United Television merger agreement. Such merger consideration shall be paid, at News Corporation's discretion, in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the merger consideration paid to United Television stockholders (other than dissenting stockholders) that have made mixed elections, all cash elections and all stock elections, and the form of the merger consideration paid to United Television stockholders (other than dissenting stockholders) that have made (or are deemed to have made) non-elections, as well as taking into account any election which such dissenting stockholders may have validly submitted.

   The foregoing is only a summary of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of such provision, which is included in Annex G to this joint proxy statement/prospectus.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma consolidated condensed balance sheet as of December 31, 2000 and the unaudited pro forma consolidated condensed statement of operations for the six months ended December 31, 2000 of News Corporation are presented under Australian generally accepted accounting principles (A-
GAAP). The following unaudited pro forma consolidated condensed balance sheets as of June 30, 2000 of News Corporation are presented under A-GAAP and U.S. generally accepted accounting principles (US-GAAP). The following unaudited pro forma consolidated condensed statements of operations for News Corporation's fiscal year ended June 30, 2000 are presented under A-GAAP and US-GAAP. The pro forma consolidated condensed financial statements are presented to illustrate the effects of the Chris-Craft, BHC and United Television mergers on the historical financial position and operating results of News Corporation, assuming that each of these mergers was effected as a forward merger. Prior to the mergers, Chris-Craft owns approximately 80% of BHC, which owns approximately 58% of United Television. After the mergers, News Corporation and its subsidiaries will own 100% of each of these entities.

   The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of News Corporation, Chris-Craft, BHC and United Television. For News Corporation, those financial statements are included in News Corporation's Annual Report on Form 20-F for the fiscal year ended June 30, 2000 filed on December 18, 2000 and its report on Form 6-K with respect to the six months ended December 31, 2000 filed on February 7, 2001, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. For Chris-Craft, those financial statements are included in Chris-Craft's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 and its Annual Report on Form 10-K for the year ended December 31, 2000, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. For BHC, those financial statements are included in BHC's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 and its Annual Report on Form 10-K for the year ended December 31, 2000, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. For United Television, those financial statements are included in United Television's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 and its Annual Report on Form 10-K for the year ended December 31, 2000, which are filed with the SEC and incorporated in this joint proxy statement/prospectus by reference. Because Chris-Craft, BHC and United Television each report on a calendar year basis, their respective historical consolidated operating results for the twelve months ended June 30, 2000 were derived by adding their respective operating results for the six months ended June 30, 2000 with their respective operating results for the year ended December 31, 1999 and subtracting their respective operating results for the six months ended June 30, 1999.

   Pro forma adjustments for the mergers include:

  . a decrease in cash of US$2.143 billion (A$3.578 billion), based on a price per Preferred ADS of approximately US$44 (as required under US-GAAP, the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to cash payments in partial consideration for approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis) at US$34 per share, approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) at US$66 per share and approximately 4.1 million outstanding shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) at US$60 per share. The pro forma balance sheets do not give effect to the additional US$1 per share in cash increase in the Chris-Craft merger consideration if the Chris-Craft merger closes after August 13, 2001, nor do they give effect to any adjustment that may occur to preserve the tax treatment of the transactions; and

  . an increase in equity of US$3.212 billion (A$5.363 billion), based on a price per Preferred ADS of approximately $44 (as required under US-GAAP, the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to (1) the exchange of approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis)
   for approximately 54.5 million Preferred ADSs, based on an exchange ratio of 1.1591 Preferred ADSs to one share of Chris-Craft common stock, (2) the exchange of approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) for approximately 10.0 million Preferred ADSs, based on exchange ratio of 2.2278 Preferred ADSs to one share of BHC common stock, and (3) the exchange of approximately 4.1 million shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) for approximately 8.3 million Preferred ADSs, based on an exchange ratio of 2.0253 Preferred ADSs to one share of United Television common stock.

   Each merger is being accounted for as a purchase in the unaudited pro forma condensed financial statement presentation under A-GAAP and US-GAAP. The preliminary allocation of purchase price reflected in these pro forma financial statements is based upon preliminary estimates of useful lives, assets and liabilities. The final purchase price and its allocations may differ from the preliminary allocation on which these pro forma financial statements are based.

   News Corporation pro forma adjustments include the impact of:

  . the increase of News Corporation's equity investment in Gemstar - TV
    Guide International, a global technology and media company focused on consumer entertainment, to approximately 43% as a result of the pending acquisition by News Corporation of Liberty Media Corporation's approximate 21% investment in Gemstar - TV Guide pursuant to an agreement entered into on September 27, 2000; and

  . the increase of News Corporation's equity investment in Stream S.p.A., an Italian pay television service provider, from 35% to 50%.

   News Corporation's historical financial statements, on which certain of these pro forma statements are based, were prepared in accordance with A-GAAP. A-GAAP differs significantly in certain respects from accounting principles accepted in the U.S. A discussion of these significant differences and reconciliation of consolidated net income and stockholders' equity to US-GAAP are found in Note 18 of News Corporation's audited consolidated financial statements for the fiscal year ended June 30, 2000 contained in News Corporation's Annual Report on Form 20-F filed on December 18, 2000 with the SEC and incorporated herein by reference.

   The following unaudited pro forma consolidated condensed financial statements are set forth in Australian dollars with a translation of amounts to U.S. dollars at A$1.00 = US$0.4984, the Noon Buying Rate on March 19, 2001, solely for your convenience. The Chris-Craft historical financial information has been translated into Australian dollars at A$1.00 = US$0.5531 and A$1.00 = US$0.5989 as of December 31 and June 30, 2000, respectively and A$1.00 = US$0.5549 and A$1.00 = US$0.6305 for the six months ended December 31, 2000 and the fiscal year ended June 30, 2000, respectively.

   The unaudited pro forma consolidated condensed statements of operations were prepared as if the transactions had occurred as of the first day of the periods presented. The unaudited pro forma consolidated condensed balance sheets were prepared as if the above transactions had occurred as of December 31, 2000 (A-GAAP) and June 30, 2000 (A-GAAP and US-GAAP). The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of News Corporation that would have occurred had the mergers and other transactions referred to above been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of News Corporation.

                               NEWS CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                       (NEWS CORPORATION & CHRIS-CRAFT)

                         As of December 31, 2000

                                    A-GAAP
                                 (in millions)

                                                                                         News
                                              News        Chris-Craft      News     Corporation Pro
                           Chris-Craft    Corporation      Pro Forma    Corporation      Forma       News Corporation
                          Historical (a) Historical (b) Adjustments (c)  Adjusted   Adjustments (d)     As Adjusted
                          -------------- -------------- --------------- ----------- --------------- -------------------
                                                                                                              (In US$)
ASSETS
------

Cash....................     A$  457        A$ 3,513       A$(3,578)     A$   392      A$   --      A$   392 US$    195
Marketable securities...       2,155             --             --          2,155           --         2,155      1,074
Receivables.............         192           7,365            --          7,557           --         7,557      3,766
Inventories.............         220           2,794            --          3,014           --         3,014      1,502
Other...................         339             669            --          1,008           --         1,008        502
                             -------        --------       --------      --------      --------     -------- ----------
 Total Current Assets...       3,363          14,341         (3,578)       14,126           --        14,126      7,039
Investments.............         161          13,247            --         13,408        11,916       25,324     12,622
Inventories.............          80           3,334            --          3,414           --         3,414      1,702
Property, plant and
equipment...............         119           6,557            --          6,676           --         6,676      3,327
Publishing rights,
titles and television
licenses................         --           29,595          6,274        35,869           --        35,869     17,877
Other intangible
assets..................         833             500           (833)          500           --           500        249
Other...................          58           1,484            --          1,542           --         1,542        769
                             -------        --------       --------      --------      --------     -------- ----------
 Total Non-current
 Assets.................       1,251          54,717          5,441        61,409        11,916       73,325     36,546
                             -------        --------       --------      --------      --------     -------- ----------
 Total Assets...........     A$4,614        A$69,058       A$ 1,863      A$75,535      A$11,916     A$87,451 US$ 43,585
                             =======        ========       ========      ========      ========     ======== ==========

LIABILITIES &
SHAREHOLDERS' EQUITY
--------------------
Current maturities of
long term debt..........     A$  --         A$    60       A$   --       A$    60      A$   --      A$    60 US$     30
Accounts and other
payables................         501           9,064            398         9,963           --         9,963      4,966
                             -------        --------       --------      --------      --------     -------- ----------
 Total Current
 Liabilities............         501           9,124            398        10,023           --        10,023      4,996
Long term debt..........         --           16,551            --         16,551           --        16,551      8,249
Accounts and other
payables................         215           5,839            --          6,054           --         6,054      3,017
                             -------        --------       --------      --------      --------     -------- ----------
 Total Non-current
 Liabilities............         215          22,390            --         22,605           --        22,605     11,266
Minority interest.......       1,000             --          (1,000)          --            --           --         --
Exchangeable preferred
securities..............         --            3,311            --          3,311           --         3,311      1,650
                             -------        --------       --------      --------      --------     -------- ----------
 Total Liabilities......       1,716          34,825           (602)       35,939           --        35,939     17,912
 Total Shareholders'
 Equity.................       2,898          34,233          2,465        39,596        11,916       51,512     25,673
                             -------        --------       --------      --------      --------     -------- ----------
 Total Liabilities and
 Shareholders' Equity...     A$4,614        A$69,058       A$ 1,863      A$75,535      A$11,916     A$87,451 US$ 43,585
                             =======        ========       ========      ========      ========     ======== ==========

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements.

                               NEWS CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                       (NEWS CORPORATION & CHRIS-CRAFT)
                              As of June 30, 2000

                                    A-GAAP
                                 (in millions)

                             Chris-         News       Chris-Craft      News     News Corporation
                              Craft      Corporation    Pro Forma    Corporation    Pro Forma      News Corporation
                          Historical(a) Historical(b) Adjustments(c)  Adjusted    Adjustments(d)     As Adjusted
                          ------------- ------------- -------------- ----------- ---------------- ------------------
ASSETS                                                                                                     (In US$)
------

Cash....................    A$   443      A$ 4,638       A$(3,578)    A$ 1,503       A$   --      A$ 1,503 US$   749
Marketable securities...       1,867           --             --         1,867            --         1,867       931
Receivables.............         175         5,331            --         5,506            --         5,506     2,744
Inventories.............         100         2,646            --         2,746            --         2,746     1,369
Other...................         125           512            --           637            --           637       317
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current Assets...       2,710        13,127         (3,578)      12,259            --        12,259     6,110
Investments.............         164        13,806            --        13,970         11,005       24,975    12,448
Inventories.............          42         4,027            --         4,069            --         4,069     2,028
Property, plant and
equipment...............         113         5,948            --         6,061            --         6,061     3,021
Publishing rights,
titles and television
licenses................         --         26,884          6,783       33,667            --        33,667    16,780
Other intangible
assets..................         780           348           (780)         348            --           348       173
Other...................          37         1,445            --         1,482            --         1,482       739
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Assets.................       1,136        52,458          6,003       59,597         11,005       70,602    35,189
                            --------      --------       --------     --------       --------     -------- ---------
 Total Assets...........    A$ 3,846      A$65,585       A$ 2,425     A$71,856       A$11,005     A$82,861 US$41,299
                            ========      ========       ========     ========       ========     ======== =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current maturities of
long term debt..........    A$   --       A$    50       A$   --      A$    50       A$   --      A$    50 US$    25
Accounts and other
payables................         414         8,958            367        9,739            --         9,739     4,854
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current
 Liabilities............         414         9,008            367        9,789            --         9,789     4,879
Long term debt..........         --         15,381            --        15,381            --        15,381     7,666
Accounts and other
payables................         127         5,521            --         5,648            --         5,648     2,815
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Liabilities............         127        20,902            --        21,029            --        21,029    10,481
Minority interest.......         852           --            (852)         --             --           --        --
Exchangeable preferred
securities..............         --          3,015            --         3,015            --         3,015     1,503
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities......       1,393        32,925           (485)      33,833            --        33,833    16,863
 Total Shareholders'
 Equity.................       2,453        32,660          2,910       38,023         11,005       49,028    24,436
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities and
 Shareholders' Equity...    A$ 3,846      A$65,585       A$ 2,425     A$71,856       A$11,005     A$82,861 US$41,299
                            ========      ========       ========     ========       ========     ======== =========

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements.

                               NEWS CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                       (NEWS CORPORATION & CHRIS-CRAFT)
                              As of June 30, 2000

                                    US-GAAP
                                 (in millions)

                             Chris-         News       Chris-Craft      News     News Corporation        News
                              Craft      Corporation    Pro Forma    Corporation    Pro Forma        Corporation
                          Historical(a) Historical(b) Adjustments(c)  Adjusted    Adjustments(d)     As Adjusted
                          ------------- ------------- -------------- ----------- ---------------- ------------------ ---
                                                                                                           (In US$)
ASSETS
------

Cash....................    A$   443      A$ 4,638       A$(3,578)    A$ 1,503       A$   --      A$ 1,503 US$   749
Marketable securities...       1,867           --             --         1,867            --         1,867       931
Receivables.............         175         5,331            --         5,506            --         5,506     2,744
Inventories.............         100         2,646            --         2,746            --         2,746     1,369
Other...................         125           520            --           645            --           645       321
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current Assets...       2,710        13,135         (3,578)      12,267            --        12,267     6,114
Investments.............         164        13,355            --        13,519         11,005       24,524    12,223
Inventories.............          42         4,027            --         4,069            --         4,069     2,028
Property, plant and
equipment...............         113         5,813            --         5,926            --         5,926     2,954
Publishing rights,
titles and television
licenses................         --         18,200          6,783       24,983            --        24,983    12,451
Other intangible
assets..................         780         2,101          1,798        4,679            --         4,679     2,332
Other...................          37         1,355            --         1,392            --         1,392       694
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Assets.................       1,136        44,851          8,581       54,568         11,005       65,573    32,682
                            --------      --------       --------     --------       --------     -------- ---------
 Total Assets...........    A$ 3,846      A$57,986       A$ 5,003     A$66,835       A$11,005     A$77,840 US$38,796
                            ========      ========       ========     ========       ========     ======== =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current maturities of
long term debt..........    A$   --       A$    50       A$   --      A$    50       A$   --      A$    50 US$    25
Accounts and other
payables................         414         9,192            367        9,973            --         9,973     4,971
                            --------      --------       --------     --------       --------     -------- ---------
 Total Current
 Liabilities............         414         9,242            367       10,023            --        10,023     4,996
Long term debt..........         --         15,381            --        15,381            --        15,381     7,666
Accounts and other
payables................         127         8,552          2,578       11,257            --        11,257     5,610
                            --------      --------       --------     --------       --------     -------- ---------
 Total Non-current
 Liabilities............         127        23,933          2,578       26,638            --        26,638    13,276
Minority interest.......         852         6,368           (852)       6,368            --         6,368     3,174
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities......       1,393        39,543          2,093       43,029            --        43,029    21,446
 Total Shareholders'
 Equity.................       2,453        18,443          2,910       23,806         11,005       34,811    17,350
                            --------      --------       --------     --------       --------     -------- ---------
 Total Liabilities and
 Shareholders' Equity...    A$ 3,846      A$57,986       A$ 5,003     A$66,835       A$11,005     A$77,840 US$38,796
                            ========      ========       ========     ========       ========     ======== =========

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements.

                               NEWS CORPORATION

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       (NEWS CORPORATION & CHRIS-CRAFT)

                For the Six Months Ended December 31, 2000

                                    A-GAAP
                     (in millions, except per share data)

                                                                                        News
                             Chris-          News      Chris-Craft Pro    News       Corporation
                             Craft       Corporation        Forma      Corporation    Pro Forma    News Corporation
                         Historical (e) Historical (f) Adjustments (g)  Adjusted   Adjustments (h)    As Adjusted
                         -------------- -------------- --------------- ----------- --------------- ------------------  ---
                                                                                                             (In US$)
Revenues...............      A$ 474        A$12,777         A$--        A$13,251        A$--       A$13,251  US$6,604
Cost & Expenses
  Operating............         231           8,743           --           8,974          --          8,974     4,473
  Selling, general &
  administrative.......         123           1,989           --           2,112          --          2,112     1,053
  Depreciation &
  amortization.........          23             330           (13)           340          --            340       169
                             ------        --------         -----       --------        -----      --------  --------
   Total costs &
   expenses............         377          11,062           (13)        11,426          --         11,426     5,695
Operating income.......          97           1,715            13          1,825          --          1,825       909
Other income (expense)
  Equity (losses) net
  earnings of
  associated
  companies............         --              (80)          --             (80)          72            (8)       (4)
  Interest expense,
  net..................         166            (462)          --            (296)         --           (296)     (148)
  Other................         --              (43)          --             (43)         --            (43)      (21)
                             ------        --------         -----       --------        -----      --------  --------
Income (loss) before
income taxes, minority
interest & abnormal
items..................         263           1,130            13          1,406           72         1,478       736
Income tax benefit
(expense)..............          59            (273)           (5)          (219)         --           (219)     (109)
                             ------        --------         -----       --------        -----      --------  --------
Income (loss) before
minority interest &
abnormal items.........         322             857             8          1,187           72         1,259       627
Minority interest......         (79)           (106)           79           (106)         --           (106)      (53)
Abnormal items, net....         --           (1,226)          --          (1,226)         --         (1,226)     (611)
                             ------        --------         -----       --------        -----      --------  --------
Net income (loss)......      A$ 243        A$  (475)        A$ 87       A$  (145)       A$ 72      A$   (73) US$  (37)
                             ======        ========         =====       ========        =====      ========  ========
Net income (loss) per
share:
  Basic................      A$6.93        A$ (0.12)                    A$ (0.03)                  A$ (0.01) US$(0.01)
  Diluted..............        5.48           (0.12)                       (0.03)                     (0.01)    (0.01)
Weighted average
shares:
  Basic................          35           4,064                        4,355                      4,956     4,956
  Diluted..............          44           4,064                        4,355                      4,956     4,956

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements.

                               NEWS CORPORATION

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       (NEWS CORPORATION & CHRIS-CRAFT)
                    For the Fiscal Year Ended June 30, 2000

                                    A-GAAP
                     (in millions, except per share data)

                                            News       Chris-Craft      News     News Corporation
                           Chris-Craft   Corporation    Pro Forma    Corporation    Pro Forma      News Corporation
                          Historical(e) Historical(f) Adjustments(g)  Adjusted    Adjustments(h)     As Adjusted
                          ------------- ------------- -------------- ----------- ---------------- -------------------
                                                                                                            (In US$)
Revenues................     A$ 828       A$22,443        A$--        A$23,271        A$ --       A$23,271  US$11,598
Cost & Expenses
  Operating.............        393         16,047          --          16,440           --         16,440      8,194
  Selling, general &
  administrative........        224          3,092          --           3,316           --          3,316      1,653
  Depreciation &
  amortization..........         40            562          (22)           580           --            580        289
                             ------       --------        -----       --------        ------      --------  ---------
Total costs & expenses..        657         19,701          (22)        20,336           --         20,336     10,136
Operating income........        171          2,742           22          2,935           --          2,935      1,462
Other income (expense)
  Equity (losses) net
  earnings of associated
  companies.............       (121)          (125)         --            (246)          100          (146)       (73)
  Interest expense,
  net...................        173           (822)         --            (649)          --           (649)      (323)
  Other.................        --             (71)         --             (71)          --            (71)       (35)
                             ------       --------        -----       --------        ------      --------  ---------
Income before income
taxes, minority interest
& abnormal items........        223          1,724           22          1,969           100         2,069      1,031
Income tax expense......        (78)          (328)          (8)          (414)          --           (414)      (206)
                             ------       --------        -----       --------        ------      --------  ---------
Income before minority
interest & abnormal
items...................        145          1,396           14          1,555           100         1,655        825
Minority interest.......        (54)          (137)          54           (137)          --           (137)       (68)
Abnormal items, net.....        --             662          --             662           --            662        330
                             ------       --------        -----       --------        ------      --------  ---------
Net income..............     A$  91       A$ 1,921        A$ 68       A$ 2,080        A$ 100      A$ 2,180  US$ 1,087
                             ======       ========        =====       ========        ======      ========  =========
Net income per share:
  Basic.................     A$2.65       A$  0.47                    A$  0.48                    A$  0.45  US$  0.22
  Diluted...............       2.10           0.47                        0.48                        0.45       0.22
Weighted average shares:
  Basic.................         35          4,003                       4,294                       4,895      4,895
  Diluted...............         44          4,003                       4,294                       4,895      4,895

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements.

                               NEWS CORPORATION

      UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       (NEWS CORPORATION & CHRIS-CRAFT)
                    For the Fiscal Year Ended June 30, 2000

                                    US-GAAP
                     (in millions, except per share data)

                                                                                      News
                                            News       Chris-Craft      News      Corporation
                           Chris-Craft   Corporation    Pro Forma    Corporation   Pro Forma     News Corporation
                          Historical(e) Historical(f) Adjustments(g)  Adjusted   Adjustments(h)    As Adjusted
                          ------------- ------------- -------------- ----------- -------------- -------------------
                                                                                                          (In US$)
Revenues................     A$ 828       A$22,451        A$ --       A$23,279       A$ --      A$23,279  US$11,602
Cost & expenses.........        617         19,720           --         20,337          --        20,337     10,136
Depreciation &
amortization............         40          1,222           215         1,477          --         1,477        736
                             ------       --------        ------      --------       ------     --------  ---------
Operating income........        171          1,509          (215)        1,465          --         1,465        730
Other income (expense)
  Equity losses of
  associated companies..       (121)          (936)          --         (1,057)        (429)      (1,486)      (741)
  Interest expense,
  net...................        173           (829)          --           (656)         --          (656)      (327)
  Other.................        --           1,924           --          1,924          --         1,924        959
                             ------       --------        ------      --------       ------     --------  ---------
Income (loss) before
income taxes and
minority interest.......        223          1,668          (215)        1,676         (429)       1,247        621
Income tax expense......        (78)          (773)           82          (769)         --          (769)      (383)
                             ------       --------        ------      --------       ------     --------  ---------
Income (loss) before
minority interest.......        145            895          (133)          907         (429)         478        238
Minority interest.......        (54)        (1,224)           54        (1,224)         --        (1,224)      (610)
                             ------       --------        ------      --------       ------     --------  ---------
Net income (loss).......     A$  91       A$  (329)       A$ (79)     A$  (317)      A$(429)    A$  (746) US$  (372)
                             ======       ========        ======      ========       ======     ========  =========
Net income (loss) per
share:
  Basic.................     A$2.65       A$ (0.10)                   A$ (0.07)                 A$ (0.15) US$ (0.08)
  Diluted...............       2.10          (0.10)                      (0.07)                    (0.15)     (0.08)
Weighted average shares:
  Basic.................         35          3,913                       4,204                     4,805      4,805
  Diluted...............         44          4,084                       4,375                     4,976      4,976

See the accompanying notes to these unaudited pro forma consolidated condensed financial statements.

    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

   (a) Reflects the historical unaudited consolidated financial position of Chris-Craft, BHC and United Television under US-GAAP as of December 31, and June 30, 2000, respectively, as translated into A$. The financial position approximates Chris-Craft's A-GAAP financial position as of each balance sheet date. The December 31, and June 30, 2000 balance sheet amounts have been translated at the exchange rates of A$1.00 = US$0.5531 and A$1.00 = US$0.5989, respectively.

   (b) Reflects the historical consolidated financial position of News Corporation as of December 31, and June 30, 2000, respectively.

   (c) Pro forma adjustments to record the mergers reflect:

    . a decrease in cash of US$2.143 billion (A$3.578 billion), based on a price per Preferred ADS of approximately US$44 (as required under US-GAAP, the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to cash payments in partial consideration for approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis) at US$34 per share, approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) at US$66 per share and approximately 4.1 million outstanding shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) at US$60 per share. The pro forma balance sheets do not give effect to the additional US$1 per share in cash increase in the Chris-Craft merger consideration if the Chris-Craft merger closes after August 13, 2001, nor do they give effect to any adjustment that may occur to preserve the tax treatment of the transactions;

    . an increase in equity of US$3.212 billion (A$5.363 billion), based on a price per Preferred ADS of approximately $44 (as required under US-GAAP, the approximate market price of a Preferred ADS immediately prior to the announcement of the mergers) and relating to (1) the exchange of approximately 47.0 million outstanding shares of Chris-Craft common stock (on a fully diluted basis) for approximately 54.5 million Preferred ADSs, based on an exchange ratio of 1.1591 Preferred ADSs to one share of Chris-Craft common stock, (2) the exchange of approximately 4.5 million outstanding shares of BHC common stock (on a fully diluted basis but not including shares held by Chris-Craft) for approximately 10.0 million Preferred ADSs, based on an exchange ratio of 2.2278 Preferred ADSs to one share of BHC common stock, and (3) the exchange of approximately 4.1 million shares of United Television common stock (on a fully diluted basis but not including shares held by BHC) for approximately 8.3 million Preferred ADSs, based on an exchange ratio of 2.0253 Preferred ADSs to one share of United Television common stock;

    . the elimination of approximately A$833 million and A$780 million of Chris-Craft's pre-existing intangible assets as of December 31, and June 30, 2000, respectively;

    . the elimination of approximately A$1.000 billion and A$852 million of Chris-Craft's pre-existing minority interest liability as of December 31, and June 30, 2000, respectively;

    . a decrease in shareholders' equity of A$2.898 billion and A$2.453 billion relating to the elimination of Chris-Craft's historical shareholders' equity as of December 31, and June 30, 2000, respectively;

    . the preliminary allocation, under A-GAAP, of the excess of the A$8.941 billion purchase price over the book value of the net assets acquired to publishing rights, titles and television licenses in the amount of A$6.274 billion as of December 31, 2000. Deferred taxes are not provided for under A-GAAP. Under US-GAAP, as of June 30, 2000, the excess is allocated to:

     (1) publishing rights, titles and television licenses in the amount of A$6.783 billion; and

     (2) other intangible assets in the amount of A$2.578 billion related to deferred taxes as described below;

    . accounts and other payables--current in the amount of A$398 million as of December 31, 2000 and A$367 million as of June 30, 2000 for accrued transaction fees; and

    . accounts and other payables--non-current in the amount of A$2.578 billion for the deferred tax liability established for the book-tax difference related to the increase in publishing rights, titles and television licenses as of June 30, 2000.

   The final allocation of the purchase price will be determined after the completion of the mergers and will be based on a comprehensive final evaluation of the fair value of Chris-Craft's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the mergers. The preliminary allocation is summarized in the following table:

                                                 December 31,
                                                     2000      June 30, 2000
                                                 ------------ ----------------
                                                    A-GAAP    A-GAAP   US-GAAP
                                                 ------------ -------  -------
                                                       (A$ in millions)
   Total Purchase Price:.......................    A$8,941    A$8,941  A$8,941
                                                   =======    =======  =======
   Allocation of Purchase Price:
     Assets:
       Chris-Craft's tangible assets...........      3,781      3,066    3,066
       Publishing rights, titles and television
        licenses...............................      6,274      6,783    6,783
       Other intangible assets.................        --         --     2,578
     Liabilities:
       Chris-Craft's liabilities...............       (716)      (541)    (541)
       Accounts and other payables--current....       (398)      (367)    (367)
       Accounts and other payables--non-
        current................................        --         --    (2,578)
                                                   -------    -------  -------
       Total purchase price....................    A$8,941    A$8,941  A$8,941
                                                   =======    =======  =======

   Detail of the above adjustments to reflect the mergers, under A-GAAP as of December 31, 2000, is set forth below:

                            Payment      Elimination of   Allocation  Elimination of   Elimination of
                          of Cash and     Chris-Craft's   of Excess    Chris-Craft's   Chris-Craft's   Total Pro
                          Issuance of      Historical      Purchase     Historical       Historical      Forma
                         Preferred ADSs Intangible Assets   Price    Minority Interest     Equity     Adjustments
                         -------------- ----------------- ---------- ----------------- -------------- -----------
                                                             (A$ in millions)
Cash....................     (3,578)           --             --             --               --        (3,578)
Publishing rights,
 titles and television                                                       --
 licenses...............        --             --           6,274                             --         6,274
Other intangible
 assets.................        --            (833)           --             --               --          (833)
Accounts and other
 payables--current......        --             --             398            --               --           398
Minority interest.......        --             --             --          (1,000)             --        (1,000)
Shareholders' equity....      5,363            --             --             --            (2,898)       2,465

   Detail of the above adjustments to reflect the mergers, under A-GAAP as of June 30, 2000, is set forth below:

                            Payment      Elimination of   Allocation  Elimination of   Elimination of
                          of Cash and     Chris-Craft's   of Excess    Chris-Craft's   Chris-Craft's   Total Pro
                          Issuance of      Historical      Purchase     Historical       Historical      Forma
                         Preferred ADSs Intangible Assets   Price    Minority Interest     Equity     Adjustments
                         -------------- ----------------- ---------- ----------------- -------------- -----------
                                                             (A$ in millions)
Cash....................     (3,578)           --             --            --                --        (3,578)
Publishing rights,
 titles and television
 licenses...............        --             --           6,783           --                --         6,783
Other intangible
 assets.................        --            (780)           --            --                --          (780)
Accounts and other
 payables--current......        --             --             367           --                --           367
Minority interest.......        --             --             --           (852)              --          (852)
Shareholders' equity....      5,363            --             --            --             (2,453)       2,910

   Detail of the above adjustments to reflect the mergers, under US-GAAP as of June 30, 2000, is set forth below:

                             Payment      Elimination of   Allocation  Elimination of   Elimination of
                           of Cash and     Chris-Craft's   of Excess    Chris-Craft's   Chris-Craft's   Total Pro
                           Issuance of      Historical      Purchase     Historical       Historical      Forma
                          Preferred ADSs Intangible Assets   Price    Minority Interest     Equity     Adjustments
                          -------------- ----------------- ---------- ----------------- -------------- -----------
                                                              (A$ in millions)
Cash....................      (3,578)           --             --            --                --        (3,578)
Publishing rights,
 titles and television
 licenses...............         --             --           6,783           --                --         6,783
Other intangible
 assets.................         --            (780)         2,578           --                --         1,798
Accounts and other
 payables--current......         --             --             367           --                --           367
Accounts and other
 payables--non-current..         --             --           2,578           --                --         2,578
Minority interest.......         --             --             --           (852)              --          (852)
Shareholders' equity....       5,363            --             --            --             (2,453)       2,910

   (d) Pro forma adjustment to record News Corporation's pending increased equity investment in Gemstar-TV Guide from approximately 22% to approximately 43%, and certain related transactions.

   (e) Reflects the historical unaudited consolidated operating results of Chris-Craft, BHC and United Television under US-GAAP for the six months ended December 31, 2000 and the twelve months ended June 30, 2000, as translated into A$. These results approximate what Chris-Craft's A-GAAP results would have been with the exception of the treatment of intangible amortization expense (see (g) below). Because Chris-Craft, BHC and United Television each reports on a calendar year basis, their respective historical unaudited consolidated operating results for the twelve months ended June 30, 2000 were derived by adding their respective operating results for the six months ended June 30, 2000 with their respective operating results for the year ended December 31, 1999 and subtracting their respective operating results for the six months ended June 30, 1999. The income statement amounts for the six months ended December 31, 2000 and for the twelve months ended June 30, 2000 have been translated at the exchange rate of A$1.00 = US$0.5549 and A$1 = US$0.6305, respectively.

   (f) Reflects the historical operating results of News Corporation for the six months ended December 31, 2000 unaudited and the fiscal year ended June 30, 2000.

   (g) Pro forma adjustments to record the mergers:

    . net increase of A$215 million, under US-GAAP, in amortization of publishing rights, titles and television licenses relating to the excess of the purchase price to acquire Chris-Craft over the book value of its net assets acquired, amortized on a straight-line basis over a 40-year period; under A-GAAP, there is no amortization of publishing rights, titles and television licenses and, accordingly, Chris-Craft's historical intangible amortization expense has been reversed during each period presented under A-GAAP; and

    . the elimination of A$79 million and A$54 million of Chris-Craft's historical minority interest for the six months ended December 31, 2000 and the year ended June 30, 2000, respectively.

   (h) Pro forma adjustments to record the following equity transactions as if they were consummated on July 1, 1999:

    . increase of approximately A$96 million (US-GAAP) in equity losses in associated companies for the year ended June 30, 2000 due to the increase in the equity investment from 35% to 50% in Stream; and

    . increase of approximately A$333 million in equity losses in associated companies for the year ended June 30, 2000 under US-GAAP and equity gains of approximately A$72 million and A$100 million under A-GAAP for the six months ended December 31, 2000 and the year ended June 30, 2000, respectively, due to the increase in the equity investment in Gemstar-TV Guide to approximately 43%.

   (i) Assuming each of the mergers is effected as a reverse merger, the following would be the changes to the unaudited pro forma consolidated condensed financial statements:

    . a US$121 million (A$202 million) decrease in cash;

    . a US$182 million (A$304 million) increase in shareholders' equity;

    . a US$713 million (A$1,288 million) and US$304 million (A$507 million) increase to publishing rights, titles and television licenses as of December 31 (A-GAAP), and June 30, 2000 (US-GAAP), respectively;

    . a US$115 million (A$193 million) increase to other intangible assets as of June 30, 2000 under US-GAAP;

    . a US$115 million (A$193 million) increase to accounts and other payables--non-current as of June 30, 2000 under US-GAAP;

    . a US$10 million (A$17 million) increase in depreciation and amortization expense for the fiscal year ended June 30, 2000 under US-GAAP;

    . a US$10 million (A$17 million) decrease in operating income, income before income taxes and minority interest and net income for the fiscal year ended June 30, 2000 under US-GAAP; and

    . a US$0.01 (A$0.01) decrease in basic and diluted earnings per share for the fiscal year ended June 30, 2000 under US-GAAP.

   (j) In a voting agreement entered into with News Corporation, Chris-Craft has agreed to vote its approximate 97% voting interest in BHC in favor of the BHC merger proposal. Approval of the BHC merger agreement is assured, provided that Chris-Craft votes its shares in accordance with the terms of this voting agreement. In a voting agreement entered into with News Corporation, BHC agreed to vote its approximate 58% voting interest in United Television in favor of the United Television merger proposal. Approval of the United Television merger agreement is assured, provided that BHC votes its shares of United Television in accordance with the terms of this voting agreement. Assuming these two proposed mergers are consummated and the Chris-Craft merger is not consummated, the following would be changes to the unaudited pro forma consolidated condensed financial statements:

    . a US$71 million (A$119 million) increase in cash;

    . a US$129 million (A$215 million) decrease in shareholders' equity;

    . a US$266 million (A$481 million) increase to publishing rights, titles and television licenses as of December 31, 2000 (A-GAAP) and a US$147 million (A$246 million) decrease in publishing rights, titles and television licenses as of June 30, 2000 (US-GAAP);

    . a US$56 million (A$93 million) decrease to other intangible assets as of June 30, 2000 under US-GAAP;

    . a US$56 million (A$93 million) decrease to accounts and other payables--non-current as of June 30, 2000 under US-GAAP;

    . a US$5 million (A$8 million) decrease in depreciation and amortization expense for the fiscal year ended June 30, 2000 under US-GAAP;

    . a US$5 million (A$8 million) increase in operating income, income before income taxes and minority interest and net income for the fiscal year ended June 30, 2000 under US-GAAP; and

    . a US$0.01 (A$0.01) decrease in basic and diluted earnings per share for the fiscal year ended June 30, 2000 under US-GAAP.

   (k) Assuming each of the BHC and United Television mergers is effected as a reverse merger and the Chris-Craft merger is not consummated, the following would be the changes to the unaudited pro forma consolidated condensed financial statements:

    .  a US$33 million (A$55 million) decrease in cash;

    .  a US$25 million (A$42 million) increase in shareholders' equity;

    . a US$524 million (A$947 million) and US$111 million (A$185 million) increase to publishing rights, titles and television licenses as of December 31, 2000 (A-GAAP) and June 30, 2000 (US-GAAP), respectively;

    . a US$42 million (A$70 million) increase to other intangible assets as of June 30, 2000 under US-GAAP;

    . a US$42 million (A$70 million) increase to accounts and other payables--non-current as of June 30, 2000 under US-GAAP;

    . a US$4 million (A$6 million) increase in depreciation and amortization expense for the fiscal year ended June 30, 2000 under US-GAAP;

    . a US$4 million (A$6 million) decrease in operating income, income before income taxes and minority interest and net income for the fiscal year ended June 30, 2000 under US-GAAP; and

    . a US$0.01 (A$0.01) decrease in basic and diluted earnings per share for the fiscal year ended June 30, 2000 under US-GAAP.

   (1) Because Chris-Craft, BHC and United Television each reports on a calendar year basis, their respective historical unaudited consolidated operating results for the twelve months ended June 30, 2000 were derived by adding their respective operating results for the six months ended June 30, 2000 with their respective operating results for the year ended December 31, 1999 and subtracting their respective operating results for the six months ended June 30, 1999. The income statement amounts for the six months ended December 31, 2000 and for the twelve months ended June 30, 2000 have been translated at the exchange rate of A$1.00=US$0.5549 and A$1=US$0.6305, respectively. The December 31, 2000 and June 30, 2000 balance sheet amounts have been translated at the exchange rates of A$1.00 = US$0.5531 and A$1.00=US$0.5989, respectively. The historical unaudited consolidated financial statements of Chris-Craft included in the unaudited pro forma consolidated condensed financial statements are derived from the following historical unaudited consolidating financial statements of Chris-Craft presented on pages 111-114 (in US$).

                  CHRIS-CRAFT CONSOLIDATING BALANCE SHEET

                          As of December 31, 2000
                                 (in millions)

                                                                          Chris-Craft
                       United     BHC TV                    BHC            Combined
                     Television  Division              Communications with the Industrial              Chris-Craft      A$
                    Consolidated Combined Eliminations  Consolidated       Division       Eliminations Consolidated Translation
                    ------------ -------- ------------ -------------- ------------------- ------------ ------------ -----------
Cash and cash
equivalents.......     US$120    US$  116   US$ --        US$  236         US$   17        US$   --      US$  253     A$  457
Marketable
securities........        116       1,020       --           1,136               57              --         1,193       2,155
Income tax refund
receivable........        --          130       --             130              --               --           130         235
Accrued interest
receivable........          1           9       --              10                1              --            11          21
Accounts
receivable, net...         48          55        (1)           102                4              --           106         192
Film contract
rights............         40          81       --             121              --               --           121         220
Prepaid expenses
and other current
assets............          9          28       --              37               20              (12)          45          83
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Current
  Assets..........        334       1,439        (1)         1,772               99              (12)       1,859       3,363
                       ------    --------   -------       --------         --------        ---------     --------     -------
Investments.......         38          49       --              87                3              --            90         161
Film contract
rights, less
current portion...         10          34       --              44              --               --            44          80
Property, plant &
equipment, net....         32          30       --              62                5              --            67         119
Intangible
assets............        138         248        19            405                1               55          461         833
Other assets......          2         286      (267)            21            1,552           (1,542)          31          58
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Non-
  current Assets..        220         647      (248)           619            1,561           (1,487)         693       1,251
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Assets....     US$554    US$2,086   US$(249)      US$2,391         US$1,660        US$(1,499)    US$2,552     A$4,614
                       ======    ========   =======       ========         ========        =========     ========     =======
Film contracts
payable...........     US$ 39    US$   69   US$ --        US$  108         US$  --         US$   --      US$  108     A$  195
Accounts payable..          3           6        (1)             8                2              --            10          18
Accrued expenses..         34          59       --              93               44               (2)         135         243
Income taxes
payable...........         11          21       --              32                3              (10)          25          45
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Current
  Liabilities.....         87         155        (1)           241               49              (12)         278         501
                       ------    --------   -------       --------         --------        ---------     --------     -------
Film contracts
payable after one
year..............         36          66       --             102              --               --           102         184
Other long-term
liabilities.......          2           3       --               5               12              --            17          31
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total Non-
  current
  Liabilities.....         38          69       --             107               12              --           119         215
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total
  Liabilities.....        125         244        (1)           348               61              (12)         397         716
Minority
interest..........        --          --        181            181              --               372          553       1,000
Shareholders'
Investment........        429       1,862      (429)         1,862            1,599           (1,859)       1,602       2,898
                       ------    --------   -------       --------         --------        ---------     --------     -------
  Total
  Liabilities and
  Shareholders'
  Investment......     US$554    US$2,086   US$(249)      US$2,391         US$1,660        US$(1,499)    US$2,552     A$4,614
                       ======    ========   =======       ========         ========        =========     ========     =======

            CHRIS-CRAFT CONSOLIDATING STATEMENT OF OPERATIONS

                    SIX MONTHS ENDED DECEMBER 31, 2000
                                 (in millions)

                     Consolidated  Combined                 Consolidated
                        United        BHC                       BHC       Industrial                          Chris-Craft
                      Television  TV Division Eliminations Communications  Division  Head Office Eliminations Consolidated
                     ------------ ----------- ------------ -------------- ---------- ----------- ------------ ------------
Net revenues.......     US$113      US$139       US$--         US$252       US$11      US$--        US$--        US$263
Operating expenses
 Television
 expenses..........         46          75          --            121         --          --           --           121
 Cost of goods
 sold..............        --          --           --            --            7         --           --             7
 Selling, general
 &
 administrative....         36          38            1            75           2           4          --            81
                        ------      ------       ------        ------       -----      ------       ------       ------
   Total costs &
   expenses........         82         113            1           196           9           4          --           209
Operating income
(loss).............         31          26           (1)           56           2          (4)         --            54
 Interest and
 other income,
 net...............         13          72          --             85         --            7          --            92
 Equity in
 associated
 companies.........        --           15          (15)          --          --          --           --           --
                        ------      ------       ------        ------       -----      ------       ------       ------
                            13          87          (15)           85         --            7          --            92
                        ------      ------       ------        ------       -----      ------       ------       ------
Income (loss)
before income taxes
& minority
interest...........         44         113          (16)          141           2           3          --           146
Income tax
provision..........         18         (53)         --            (35)          1         --             1          (33)
                        ------      ------       ------        ------       -----      ------       ------       ------
Income (loss)
before minority
interest...........         26         166          (16)          176           1           3           (1)         179
Minority interest..        --          --            11            11         --          --            33           44
                        ------      ------       ------        ------       -----      ------       ------       ------
Net income (loss)..     US$ 26      US$166       US$(27)       US$165       US$ 1      US$  3       US$(34)      US$135
                        ======      ======       ======        ======       =====      ======       ======       ======
                         A$
                     Translation
                     -----------
Net revenues.......     A$474
Operating expenses
 Television
 expenses..........       218
 Cost of goods
 sold..............        13
 Selling, general
 &
 administrative....       146
                     -----------
   Total costs &
   expenses........       377
Operating income
(loss).............        97
 Interest and
 other income,
 net...............       166
 Equity in
 associated
 companies.........         0
                     -----------
                          166
                     -----------
Income (loss)
before income taxes
& minority
interest...........       263
Income tax
provision..........       (59)
                     -----------
Income (loss)
before minority
interest...........       322
Minority interest..        79
                     -----------
Net income (loss)..     A$243
                     ===========

               CHRIS-CRAFT UNAUDITED CONSOLIDATING BALANCE SHEET

                              As of June 30, 2000
                                 (in millions)

                                                                           Chris-
                                                                           Craft
                                                                          Combined
                          United     BHC TV                    BHC        with the
                        Television  Division              Communications Industrial              Chris-Craft      A$
                       Consolidated Combined Eliminations  Consolidated   Division  Eliminations Consolidated Translation
                       ------------ -------- ------------ -------------- ---------- ------------ ------------ -----------
Cash and cash
equivalents..........     US$ 70    US$  177   US$ --        US$  247     US$   17   US$   --      US$  264     A$  443
Marketable
securities...........        135         929       --           1,064           54         --         1,118       1,867
Accrued interest
receivable...........          2          11       --              13            1         --            14          23
Accounts receivable,
net..................         49          54       (1)            102            3         --           105         175
Film contract
rights...............         26          35       --              61          --          --            61         100
Deferred tax asset...          5           7       --              12           18         --            30          50
Prepaid expenses and
other current
assets...............          4          22       --              26            4           1           31          52
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Current
  Assets.............        291       1,235       (1)          1,525           97           1        1,623       2,710
Investments..........         38          57       --              95            3                       98         164
Film contract rights,
less current
portion..............          9          16       --              25          --                        25          42
Property, plant &
equipment, net.......         33          31       --              64            3                       67         113
Intangible assets....        140         252        19            411            1          56          468         780
Other assets.........          1         262      (251)            12        1,427      (1,417)          22          37
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Non-current
  Assets.............        221         618      (232)           607        1,434      (1,361)         680       1,136
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Assets.......     US$512    US$1,853   US$(233)      US$2,132     US$1,531   US$(1,360)    US$2,303     A$3,846
                          ======    ========   =======       ========     ========   =========     ========     =======
Film contracts
payable..............     US$ 33    US$   43   US$ --        US$   76     US$  --    US$   --      US$   76     A$  126
Accounts & other
payable..............          3           3       (1)              5            1         --             6          10
Accrued expenses.....         34          57       --              91           44         --           135         225
Income taxes
payable..............         12          12       --              24            7           1           32          53
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Current
  Liabilities........         82         115       (1)            196           52           1          249         414
Film contracts
payable after one
year.................         27          35       --              62                                    62         104
Other long-term
liabilities..........        --            3       --               3           11         --            14          23
Intercompany payable
(receivable).........        --          --        --             --           (17)         17          --          --
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Non-current
  Liabilities........         27          38       --              65           (6)         17           76         127
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Liabilities..        109         153       (1)            261           46          18          325         541
Minority interest....        --          --        170            170                      340          510         852
Shareholders'
Investment...........        403       1,700      (402)         1,701        1,485      (1,718)       1,468       2,453
                          ------    --------   -------       --------     --------   ---------     --------     -------
  Total Liabilities
  and Shareholders'
  Investment.........     US$512    US$1,853   US$(233)      US$2,132     US$1,531   US$(1,360)    US$2,303     A$3,846
                          ======    ========   =======       ========     ========   =========     ========     =======

          CHRIS-CRAFT UNAUDITED CONSOLIDATING STATEMENT OF OPERATIONS

                       TWELVE MONTHS ENDED JUNE 30, 2000
                                 (in millions)

                                                                         Chris-Craft
                                                                          Combined
                       United        BHC                       BHC          with
                     Television  TV Division              Communications Industrial               Chris-Craft      A$
                    Consolidated  Combined   Eliminations  Consolidated   Division   Eliminations Consolidated Translation
                    ------------ ----------- ------------ -------------- ----------- ------------ ------------ -----------
Net revenues.......    US$226      US$274       US$--         US$500        US$23       US$--        US$523       A$828
Operating expenses
 Television
 expenses..........        89         145          --            234                       --           234         371
 Cost of goods
 sold..............       --          --           --            --            14          --            14          22
 Selling, general
 &
 administrative....        72          78            1           151           15          --           166         264
                       ------      ------       ------        ------        -----       ------       ------       -----
   Total costs &
   expenses........       161         223            1           385           29          --           414         657
                       ------      ------       ------        ------        -----       ------       ------       -----
Operating income
(loss).............        65          51           (1)          115           (6)         --           109         171
                       ------      ------       ------        ------        -----       ------       ------       -----
 Interest and
 other income......        14          96          --            110           (1)                      109         173
 Equity in
 associated
 companies.........       --          (50)         (27)          (77)         --                        (77)       (121)
                       ------      ------       ------        ------        -----       ------       ------       -----
                           14          46          (27)           33           (1)         --            32          52
                       ------      ------       ------        ------        -----       ------       ------       -----
 Income (loss)
 before income
 taxes & minority
 interest..........        79          97          (28)          148           (7)         --           141         223
 Income tax
 provision.........        32          28          --             60           (9)         --            51          78
                       ------      ------       ------        ------        -----       ------       ------       -----
 Income (loss)
 before minority
 interest..........        47          69          (28)           88            2          --            90         145
 Minority
 interest..........       --          --            19            19          --            13           32          54
                       ------      ------       ------        ------        -----       ------       ------       -----
 Net income
 (loss)............    US$ 47      US$ 69       US$(47)       US$ 69        US$ 2       US$(13)      US$ 58       A$ 91
                       ======      ======       ======        ======        =====       ======       ======       =====

             INTERESTS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS
                        OF THE COMPANIES IN THE MERGERS

   The executive officers of Chris-Craft, BHC and United Television, some of whom are also directors of Chris-Craft, BHC and/or United Television, have interests in the mergers that are different from, or in addition to, the interests of stockholders generally. The Chris-Craft, BHC and United Television boards of directors were aware of and discussed these potentially conflicting interests when they approved the mergers.

Chris-Craft Executive Officers

   Each of Chris-Craft's executive officers is a party to an employment agreement with Chris-Craft that provides certain benefits upon a qualifying termination of employment after a change in control of Chris-Craft. The approval and adoption of the Chris-Craft merger proposal by Chris-Craft stockholders will constitute a change in control of Chris-Craft.

Herbert J. Siegel

   Herbert J. Siegel is Chris-Craft's chairman, president and chief executive officer, as well as its largest stockholder. Mr. Siegel's existing employment agreement with Chris-Craft was scheduled to expire on December 31, 2000. The existing employment agreement (which is expected to be superseded as described below) was amended on August 11, 2000 to extend the term of the agreement and set the remuneration levels that would apply during the extended term. The agreement was amended to provide for Mr. Siegel to continue his service as chairman, president and chief executive officer until December 31, 2002 and to continue his service as chairman until December 31, 2004. The agreement was also amended to provide for Mr. Siegel's annual deferred compensation, currently set at $634,662, to be set at $700,000 in years 2001 and 2002 and $500,000 in years 2003 and 2004. Mr. Siegel's annual bonus, which entitles him to 1% of the amount by which Chris-Craft pre-tax income exceeds $36,000,000, was amended to provide that for each of years 2001 and 2002 he will be entitled to 1% of the amount by which Chris-Craft pre-tax income exceeds $50,000,000, and for each of years 2003 and 2004, he will be entitled to 1% of the amount by which Chris-Craft pre-tax income exceeds $100,000,000. The agreement was also amended to increase the amount of Mr. Siegel's cumulative annual charitable contributions that Chris-Craft is required to match from $200,000 to $300,000. In addition, the change in control provision, which provided for the term of the agreement to be extended for three years after the occurrence of a change in control, was deleted. The agreement now provides that, after a change in control, Mr. Siegel is to be provided, for the duration of the employment and consulting terms of the agreement, with the amenities and perquisites that Chris-Craft provided to him before the occurrence of the change in control.

   Effective as of the consummation of the Chris-Craft merger, Mr. Siegel is expected to enter into a new employment agreement with News Corporation. This agreement will supersede Mr. Siegel's existing employment agreement, as amended as of August 11, 2000. Under the new agreement, it is expected that Mr. Siegel will serve News Corporation in a senior advisory role until June 30, 2004, at the same annual base salary and with similar benefits and perquisites as are currently in effect under his existing employment agreement. During the employment term, Mr. Siegel will be entitled to receive an annual bonus of $2,000,000. After the expiration of the employment term, Mr. Siegel will provide consulting services to News Corporation for a period of five years. During the consulting term, he will be entitled to receive the same consulting fees and similar perquisites and benefits as he would have been entitled to receive as a consultant under his existing employment agreement. As is the case under the existing agreement, the new agreement will provide for Mr. Siegel to be made whole should any of the payments or benefits he receives under the agreement be subject to the excise tax imposed on "golden parachutes" by section 4999 of the Internal Revenue Code.

   If Mr. Siegel's employment is terminated by News Corporation during the term of the new agreement (other than for death, disability or cause), or if Mr. Siegel terminates his employment as a result of a breach of the agreement by News Corporation (each of which we refer to as a "qualifying termination"), he will be entitled to receive, in a lump sum, an amount equal to the base salary, deferred compensation, bonus and consulting fees that would have been payable through each of the employment and consulting terms. If a qualifying termination were to occur on December 31, 2001, the cash amount payable to Mr. Siegel under the new agreement, based on calculations as of the date of this joint proxy statement/prospectus, would be approximately $14,800,000. In addition, Mr. Siegel will be entitled to continued medical and health insurance coverage on the same basis as News Corporation provides to its chief executive officer.

Messrs. Thompson, John Siegel, William Siegel and Kelly and Mrs. Merkel

   Evan C Thompson, executive vice president and a director of Chris-Craft and president of Chris-Craft's television division, John C. Siegel and William D. Siegel, each an executive vice president and a director of Chris-Craft, Brian
C. Kelly, the senior vice president and general counsel of Chris-Craft, and Joelen K. Merkel, the senior vice president and treasurer of Chris-Craft, are each a party to an employment agreement with Chris-Craft. Under their respective employment agreements with Chris-Craft, Messrs. Thompson, John C. Siegel, William D. Siegel and Kelly and Mrs. Merkel (each of whom we refer to as an "executive" and which we collectively refer to as "executives") has the right to terminate his or her employment after a change of control if his or her authorities, duties and responsibilities are materially reduced thereafter, or for any reason during the 90-day period commencing six months after the consummation of the Chris-Craft merger. In addition, Mr. Thompson may terminate his employment if Chris-Craft fails to pay him a minimum bonus as defined in his employment agreement. In the event of a termination by an executive in the circumstances described above, or in the event of a termination by Chris-Craft (or a successor) other than for cause or the death or disability of the executive (each of which we refer to as a "qualifying termination"),

     (1) Mr. Thompson is entitled to receive a lump sum equal to three times the sum of his (a) then current base salary and deferred compensation and
  (b) highest performance bonus paid in the past five years; and

     (2) each of the other executives is entitled to receive a lump sum equal to three times the sum of the executive's (a) base salary plus (b) for John Siegel and William Siegel, the maximum performance bonus for the year of termination, and for Mr. Kelly and Mrs. Merkel, a bonus equal to 30% of base salary.

If Mr. Thompson terminates his employment under the minimum bonus provision, he is also entitled to receive an amount equal to the excess of the minimum bonus over the bonus actually paid for each year from the change of control through the year prior to termination.

   Following a qualifying termination, each executive is also entitled to receive in a lump sum all consulting fees (without a cost of living adjustment) that would have been payable under the executive's agreement, and the insurance, medical and health coverages that would have been provided over the consulting term provided for in the executive's agreement. Alternatively, each executive may elect to render consulting services over the consulting term, in which case the executive will receive monthly payments (and not a lump sum payment), the use of existing office space, secretarial and other office support services and insurance and medical and health coverages, in each case, over the consulting term. If a qualifying termination were to occur on December 31, 2001, Messrs. Thompson, John Siegel, William Siegel, Kelly and Mrs. Merkel would be entitled to receive a cash payment, based on calculations as of the date of this joint proxy statement/prospectus, of approximately $14,900,000, $8,900,000, $8,900,000, $2,650,000 and $2,750,000, respectively.

   Each executive's agreement also provides that, upon a qualifying termination, all outstanding and unvested Chris-Craft stock options the executive then holds shall immediately become vested and exercisable. News Corporation has agreed to provide an aggregate of $2,000,000 to reimburse the executives, collectively as a group, for any excise taxes imposed on "golden parachutes" by section 4999 of the Internal Revenue Code arising from the accelerated vesting of their Chris-Craft stock options that will occur in the event of a qualifying termination. Messrs. Thompson, John Siegel, William Siegel and Kelly and Mrs. Merkel each hold 369,116, 317,616, 317,616, 195,166 and 195,166 unvested options, respectively, with weighted average exercise prices of $54.11, $53.87, $53.87, $53.63 and $53.63, respectively. These options and the exercise price
of such options will be converted in the Chris-Craft merger as described under "Summary of the Transaction Documents--The Chris-Craft Merger Agreement--Stock Options" on page 124.

Bonus Pool

   News Corporation and Chris-Craft agreed that the compensation committee of Chris-Craft's board of directors, composed of David Linowes and Norman Perlmutter, will have the authority to award special bonuses to Chris-Craft employees whose efforts were instrumental to the completion of the Chris-Craft merger. A total of $10,000,000 in bonuses may be awarded by the compensation committee, which bonuses will generally be paid at the consummation of the Chris-Craft merger, except that the compensation committee may determine to pay such bonus prior to the completion of the Chris-Craft merger, so long as any bonus so paid is returned to Chris-Craft if the merger is not completed.

Directors' and Officers' Insurance; Indemnification

   News Corporation has agreed to cause the surviving corporation in each of the Chris-Craft, BHC and United Television mergers to maintain for a period of six years after completion of each merger directors' and officers' liability insurance covering those persons who are currently covered by Chris-Craft, BHC and United Television's directors' and officers' liability insurance policies on terms comparable to such existing insurance coverage. The surviving corporation shall not be required to expend more than 300% of current annual premiums paid by Chris-Craft, BHC and United Television, respectively. If the premiums exceed such amount, News Corporation will obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation has also agreed to cause the surviving corporation to indemnify, to the fullest extent permitted by law, present and former officers, directors and employees of Chris-Craft, BHC and United Television and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of Chris-Craft or any of its current or former subsidiaries.

BHC Executive Officers

   Each executive officer of BHC--Herbert J. Siegel, chairman of the board, William D. Siegel, president and chief executive officer, Brian C. Kelly, senior vice president, general counsel and secretary, and Joelen K. Merkel, senior vice president and treasurer,--as well as Evan C Thompson, who is not an elected officer of BHC, but may be deemed a BHC executive officer under SEC rules--is also an executive officer of Chris-Craft and receives no regular compensation from BHC. However, Mr. Thompson receives his salary and bonus from a subsidiary of BHC. William D. Siegel, Joelen K. Merkel and John C. Siegel are also directors of BHC. None of the above named executive officers has any interest in the BHC merger that is different from or in addition to those of BHC stockholders generally. For a description of the interests of Chris-Craft executive officers in the Chris-Craft merger, see "Chris-Craft Executive Officers" above.

United Television Executive Officers

   The executive officers of United Television are Evan C Thompson, John C. Siegel, Laurey J. Barnett, Garth S. Lindsey and Thomas L. Muir. John C. Siegel is the chairman of United Television and Evan C Thompson and Herbert J. Siegel are directors of United Television. Ms. Barnett is United Television's vice president and director of programming, Mr. Lindsey is United Television's executive vice president, chief financial officer and secretary, and Mr. Muir is United Television's treasurer and controller. None of Messrs. Evan C Thompson, John C. Siegel or Herbert J. Siegel has an interest in the United Television merger that is different from or in addition to those of United Television stockholders generally. For a description of the interests of Messrs. Evan C Thompson, John C. Siegel and Herbert J. Siegel in the Chris-Craft merger, see "Chris-Craft Executive Officers" above, and for a description of the interests of Messrs. Lindsey and Muir and Ms. Barnett in the United Television merger, see below.

United Television Severance Plan

   On December 14, 1999, United Television adopted a cash-based employee severance plan. Eligible employees are entitled to receive severance benefits under the plan in the event of a qualifying termination of employment within a certain period following a change in control of Chris-Craft. The amount of the cash severance payment to which a participant will be entitled, upon a qualifying termination, is a function of both the participant's length of service and seniority of position. Each of Messrs. Lindsey and Muir and Ms. Barnett is eligible to participate in the severance plan.

   An eligible executive officer will incur a qualifying termination if, within a certain period following the Chris-Craft, BHC or United Television merger, his or her employment is terminated other than for cause, death or disability or he or she terminates employment for good reason. An eligible executive officer will have good reason to terminate employment if there is (1) a material diminution in his or her duties or authority, (2) a change of his or her place of employment by more than 50 miles or (3) a reduction in his or her salary or bonus opportunity. The severance plan provides that an executive officer's good faith determination of whether there has been a material diminution in his or her duties or authority is determinative.

   Upon a qualifying termination, a participant who has in excess of 20 years of service with United Television will be entitled to receive a lump sum cash severance payment equal to three times the sum of his or her (1) then current base salary (without regard to any decrease in such salary constituting good reason) and (2) average bonus received over the three years prior to the change of control of Chris-Craft (or the three years prior to the year in which his or her qualifying termination occurs). Upon a qualifying termination, a participant who has fewer than 20 years of service but more than 15 years of service will be entitled to receive a lump sum cash severance payment equal to two and one-half times the sum of (1) and (2) above. Messrs. Lindsey and Muir each has in excess of 20 years of service with United Television and Ms. Barnett has 17 years of service with United Television. If a qualifying termination were to occur on December 31, 2001, based on calculations as of the date of this joint proxy statement/prospectus, Messrs. Lindsey and Muir and Ms. Barnett would be entitled to receive lump sum cash severance payments of approximately $1,242,000, $753,000, and $957,500, respectively.

   Each eligible executive officer will also be entitled to receive continued group health and life insurance benefits following a qualifying termination. A participant who has in excess of 20 years of service will be entitled to 36 months of welfare benefits continuation and a participant with less than 20 years of service but greater than 15 years of service will be entitled to 30 months of welfare benefits continuation.

   In addition, the severance plan provides that, upon a qualifying termination, any stock options a participant then holds under any Chris-Craft or United Television stock option plan will immediately become fully vested and exercisable. Messrs. Lindsey and Muir and Ms. Barnett hold 6,200, 3,800 and 6,000 unvested United Television options, respectively, each with an exercise price of $101.50. These options and the exercise price of such options will be converted in the United Television merger as described under "Summary of the Transaction Documents--The United Television Merger Agreement--Stock Options" on page 163.

                      SUMMARY OF THE TRANSACTION DOCUMENTS

The Chris-Craft Merger Agreement

   The following summary describes the material terms of the Chris-Craft merger agreement. We urge you to read carefully the complete Chris-Craft merger agreement, to which the following is subject, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference.

Form of Merger

   The Chris-Craft merger is structured initially as a forward merger. However, in the event of a restructuring trigger (described below) the merger will be restructured as a reverse merger.

 The Forward Merger

   If the Chris-Craft merger is effected as a forward merger, Chris-Craft will merge into News Publishing, a subsidiary of News Corporation, with News Publishing continuing as the surviving corporation in the merger.

 Restructuring

   In the event a restructuring trigger has occurred and has not been cured prior to the effective time of the Chris-Craft merger, the merger will be restructured as a reverse merger. A restructuring trigger is defined in the Chris-Craft merger agreement as either a ruling failure (described below) or an FCC failure (described below).

  . A "ruling failure" will occur if (within various time periods specified in the merger agreement):

   . News Corporation and Chris-Craft do not receive a private letter ruling from the IRS to the effect that the forward merger will satisfy the continuity of business enterprise requirement contained in Treasury Regulations section 1.368-1(d);

   . the IRS indicates to the parties that it is not likely to grant such a ruling; or

   . tax counsel to either News Corporation or Chris-Craft indicates that it will be unable to deliver the tax opinion which is required as a condition to effecting a forward merger.

  . An "FCC failure" will occur if (within various time periods specified in the merger agreement):

   . the FCC does not consent to the assignment or transfer of control of the FCC licenses (including the transfer of applicable authorizations, licenses, permits and other FCC approvals) to Fox Television Holdings or one of its subsidiaries, in the manner contemplated by the merger agreement; or

   .  the FCC indicates to the parties that it will not so consent.

   News Corporation and Chris-Craft have received a favorable private letter ruling from the IRS.

 The Reverse Merger

   If the merger is effected as a reverse merger, a wholly-owned subsidiary of Fox Entertainment Group will merge with and into Chris-Craft, and Chris-Craft will be the surviving corporation following the merger.

Closing Matters

 Closing

   Chris-Craft and News Corporation will announce the anticipated date of the closing of the forward merger at least three but no more than five business days prior to the proposed closing date. In both the forward and reverse merger structures, unless the parties otherwise agree, the closing will not take place earlier than the second business day following the day on which all the conditions to closing are met (except for specified conditions relating to compliance and representations and warranties, which may be met as of the closing date).

 Effective Time

   On the closing date, the merger will be effective upon filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger is the time the certificate of merger is filed with the Secretary of State of the State of Delaware or such other date and time as Chris-Craft and News Corporation specify in the certificate of merger.

Order of Mergers

   If all of the conditions to closing the Chris-Craft merger and the BHC merger are satisfied or waived, the mergers will occur in order such that the BHC merger will occur after the Chris-Craft merger. If the conditions to closing the United Television merger are satisfied or waived, the United Television merger will occur after the BHC merger.

Merger Consideration

   The consideration to be received by Chris-Craft stockholders in the Chris-Craft merger depends on whether the merger is effected as a forward merger or a reverse merger and is described below.

  . In both the forward merger and the reverse merger, shares of convertible preferred stock of Chris-Craft will be treated as if they had been fully converted into shares of common stock of Chris-Craft immediately prior to the merger.

  . In both the forward merger and the reverse merger, the form of Preferred
    ADSs to be issued are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each Preferred ADS represents four Preferred Ordinary Shares of News Corporation, which are traded on the Australian Stock Exchange Limited
    (ASX) under the symbol "NCPDP". For a description of the Preferred ADSs, see "Description of News Corporation Capital Stock" beginning on page 213.

  . In both the forward merger and the reverse merger, you will receive cash in lieu of any fractional Preferred ADSs. For more information about fractional shares, see "--No Fractional Shares" on page 125.

 Forward Merger Consideration

   If the merger is effected as a forward merger, Chris-Craft stockholders will have the right, with respect to each of their Chris-Craft shares, to make one of the following elections and to receive the consideration indicated below, subject to proration and adjustment as described below.

                           Consideration to be Received per Chris-Craft Common
      Type of Election                            Share
      ----------------     ---------------------------------------------------
   . Mixed Election...... $34 in cash (or $35 if the merger is completed after
                          August 13, 2001) and 1.1591 Preferred ADSs
   . All Cash Election... An amount in cash equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)
   . All Stock Election.. A number of Preferred ADSs equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)

   The consideration to be paid for all stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.
   Any Chris-Craft stockholder who does not make an election or otherwise indicates no preference in his or her form of election will be deemed to have made a non-election and will receive cash and/or stock based on what is available after giving effect to the elections made by other stockholders, as well as the proration and adjustment described below. In addition, Chris-Craft stockholders may specify different elections with respect to different lots of their shares (for example, a stockholder with 100 shares could make a mixed election with respect to 25 shares, an all cash election with respect to 50 shares and an all stock election with respect to the remaining 25 shares).

   Mixed Election. The number of Preferred ADSs and the amount of cash to be paid to stockholders who make mixed elections (unlike all cash elections and all stock elections) will not be subject to proration, other than adjustment in specified circumstances for tax purposes and to avoid dilution. For information about adjustment in specific circumstances for tax purposes and to avoid dilution, see "--Adjustment to Preserve Tax Treatment of Forward Merger" and "--Anti-dilution Adjustments to Merger Consideration" on pages 124 and 125.

   All Cash Election. Each Chris-Craft stockholder who makes a valid all cash election will have the right to receive in exchange for each share of Chris-Craft stock an amount in cash equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election, subject to adjustment and proration. The value of the cash to be received per share in a valid all cash election is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary-- What You Will Receive in the Mergers--Chris-Craft Stockholders" beginning on page 6; however, in both cases, substantially the same result is obtained, except for differences due to rounding.

   The Chris-Craft merger agreement provides that each Chris-Craft stockholder who makes a valid all cash election will have the right to receive, in exchange for each share of Chris-Craft stock, an amount in cash equal to the "per share amount".

   The "per share amount" is the amount obtained by dividing the "closing transaction value" by the number of "exchangeable shares".

  . The "closing transaction value" is the dollar amount of the sum of (A) the "aggregate cash amount" and (B) the product of the "aggregate buyer share amount" and the "closing buyer share value".

   . The "aggregate cash amount" is:

    (1) the amount obtained by multiplying the number of shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by $34 (unless the effective time of the merger occurs after August 13, 2001, in which case the amount will be $35), less

    (2) the amount of cash to be paid in respect of shares of Chris-Craft stock for which the holders have made mixed elections (other than dissenting shares) (as described below).

   . The "aggregate buyer share amount" is:

    (1) 60% of the product of the amount obtained by multiplying the number of shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by 1.9318, less

    (2) the number of Preferred ADSs to be issued in respect of shares of Chris-Craft stock for which the holders have made mixed elections (other than dissenting shares).

   . The "closing buyer share value" is the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each of the five trading days preceding, but not including, the closing date of the merger, unless an earlier date is required to comply with SEC rules.

  . The "exchangeable shares" are the shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger, less any shares to be cancelled in the merger (such as treasury stock) or shares for which the holders have made mixed elections (other than dissenting shares).

  . The "dissenting shares", for purposes of these and certain other computations, are shares of Chris-Craft stock for which the holder has taken all the necessary steps required to be taken by the applicable date to exercise his or her appraisal rights under Delaware law. For more information about appraisal rights, see "Appraisal Rights" on page 94.

   All Stock Election. Each Chris-Craft stockholder who makes a valid all stock election will receive in exchange for each share of Chris-Craft stock a number of Preferred ADSs equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election, subject to adjustment and proration. The value of the Preferred ADSs to be received is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--What You Will Receive in the Mergers--Chris-Craft Stockholders" beginning on page 6; however, in both cases, substantially the same result is obtained.

   The Chris-Craft merger agreement provides that each Chris-Craft stockholder who makes a valid all stock election will receive, in exchange for each share of Chris-Craft stock, a number of Preferred ADSs equal to the "exchange ratio".

   The "exchange ratio" is defined in the merger agreement as the number of Preferred ADSs obtained by dividing the per share amount by the closing buyer share value (each of which is described above).

   Non-Election Shares. Chris-Craft stockholders who indicate that they have no preference as to whether they receive cash or Preferred ADSs in the merger, and Chris-Craft stockholders who do not make a valid election, will be deemed to have made a "non-election". Stockholders making a non-election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the number of mixed elections, all cash elections and all stock elections that have been made by other Chris-Craft stockholders making elections using the proration adjustment described below.

   Proration. The total number of Preferred ADSs that will be issued and the total amount of cash that will be paid in the Chris-Craft merger is 1.15908 and $34 (or $35 if the merger is completed after August 13, 2001), respectively, multiplied by the total number of Chris-Craft shares outstanding immediately prior to the completion of the Chris-Craft merger. Therefore, the all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in the Chris-Craft merger.

   As a result, even if you make the all cash election or all stock election, you may nevertheless receive a mix of cash and stock. Stockholders who make the mixed election will not be subject to proration.

   Proration if Too Much Cash is Elected. Preferred ADSs may be issued to stockholders who make all cash elections if the all cash election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of Chris-Craft common stock that may be converted into the right to receive cash in the merger (other than through mixed elections or dissenting shares) is equal to the "all cash election number".

   The "all cash election number" is computed by dividing the aggregate cash amount (as described above) by the per share amount (as described above) and then subtracting the number of dissenting shares, if any.

   If the all cash election is oversubscribed, then Chris-Craft stockholders making all cash elections will receive a combination of cash and Preferred ADSs equal to the following for each share of Chris-Craft stock:

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) the "cash fraction" (described below); and

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) a fraction equal to one minus the cash fraction.

   In addition, if the all cash election is oversubscribed, stockholders making all stock elections or making (or deemed to be making) non-elections for any of their shares of Chris-Craft stock will receive Preferred ADSs for each of these shares.

   The "cash fraction" is a fraction with (1) a numerator equal to the all cash election number and (2) a denominator equal to the total number of shares of Chris-Craft common stock for which an all cash election has been made (other than dissenting shares).

   Proration if Too Much Stock is Elected. Cash may be paid to stockholders who make all stock elections if the all stock election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of Chris-Craft common stock that may be converted into Preferred ADSs in the merger (other than through mixed elections (other than dissenting shares)) is equal to the "stock election number".

   The "stock election number" is computed by taking the number of shares of Chris-Craft stock issued and outstanding immediately prior to the effective time of the merger and subtracting from that amount (1) the all cash election number (as described above), (2) any cancelled or dissenting shares and (3) any shares for which the holders have made mixed elections (other than dissenting shares).

   If the all stock election is oversubscribed, then Chris-Craft stockholders making an all stock election will receive a combination of cash and Preferred ADSs equal to the following for each share of Chris-Craft stock:

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) the "stock fraction" (described below); and

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) a fraction equal to one minus the stock fraction.

   In addition, if the all stock election is oversubscribed, stockholders making all cash elections or making (or deemed to be making) non-elections for any of their shares of Chris-Craft stock will receive cash for each of these shares.

   The "stock fraction" is a fraction with (1) a numerator equal to the stock election number and (2) a denominator equal to the total number of shares of Chris-Craft common stock for which a stock election has been made (other than dissenting shares).

   Proration of Non-Election Share Consideration. As described above, if too many stockholders make all cash elections, stockholders making (or deemed to be making) non-elections will receive only Preferred ADSs and if too many stockholders make all stock elections, stockholders making (or deemed to be making) non-elections will receive only cash. If both the all cash election and all stock election are undersubscribed (after giving effect to all mixed elections), the merger consideration received by stockholders making (or deemed to be making) non-elections will be determined in accordance with the following mechanism.

   If the aggregate number of shares of Chris-Craft stock covered by all cash elections does not exceed the all cash election number (as described above) and the number of shares of Chris-Craft stock covered by all stock elections does not exceed the stock election number (described above), then Chris-Craft stockholders having made (or deemed to have made) non-elections will receive the following for each share of Chris-Craft stock:

  . an amount in cash (if any) equal to the product of (1) the per share amount (as described above) and (2) the "non-election fraction" (described below); and

  . a number of Preferred ADSs (if any) equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the non-election fraction.

   . The "non-election fraction" is a fraction with (1) a numerator equal to
     (A) the all cash election number (as described above under "Proration if Too Much Cash is Elected" on page 122) less (B) the total number of shares of Chris-Craft stock for which an all cash election has been made (other than dissenting shares), and (2) a denominator equal to (A) the number of exchangeable shares (as described above) less (B) any dissenting shares and less (C) the total number of shares of Chris-Craft stock for which either an all cash election or an all stock election has been made (other than dissenting shares).

 Reverse Merger Consideration

   If the transaction is effected as a reverse merger, each Chris-Craft share will be converted into $36 in cash (unless the effective time of the merger occurs after August 13, 2001, in which event the amount will be $37) and 1.2273 Preferred ADSs. Unlike the forward merger, Chris-Craft stockholders have no right to make elections in the reverse merger and, except for anti-dilution protection, these amounts generally are not subject to adjustment.

Stock Options

   Stock options for the purchase of Chris-Craft stock will be converted into options to purchase Preferred ADSs. Each outstanding unexpired and unexercised option to purchase shares of common stock of Chris-Craft will be automatically converted at the effective time of the merger into an option to purchase a number of Preferred ADSs equal to the number of shares of Chris-Craft common stock that could have been purchased under the Chris-Craft option multiplied by either (1) the exchange ratio (as described above) in the case of the forward merger or (2) 2.0455 in the case of the reverse merger, in each case at a price per Preferred ADS equal to the per share option exercise price specified in the Chris-Craft option divided by the exchange ratio in the case of the forward merger and by 2.0455 in the case of the reverse merger. The substitute options will be subject to the same terms and conditions as were applicable to the Chris-Craft options, except as mandated by the requirements of the ASX or Australian law. After the effective time of the merger, all references to Chris-Craft in Chris-Craft's stock option agreements will be deemed to refer to News Corporation.

   News Corporation has agreed to file a Form S-8 or other appropriate registration statement with the SEC covering the Preferred ADSs subject to the substituted options, to the extent a registration is required under applicable law, within two business days after the effective time of the merger and will use its reasonable best efforts to obtain and maintain the effectiveness of the registration statement.

Adjustment to Preserve Tax Treatment of Forward Merger

   In the event that the closing price of Preferred ADSs on the NYSE on the trading day immediately preceding the date of the closing is such that the aggregate amount of cash paid as merger consideration exceeds 55% of the combined value of all of the cash and the Preferred ADSs to be paid in the merger, then, in order for the forward merger to qualify as a tax-free reorganization, the amount of cash paid to Chris-Craft stockholders making all cash elections and, in some circumstances, the amount of cash paid to Chris-Craft stockholders making mixed elections may be adjusted so that, in lieu of cash, these stockholders will receive Preferred ADSs in the amount of the adjustment. To effect the adjustment, the merger agreement provides that if the "cash amount" (described below) exceeds 55% of the total consideration, the components of the merger consideration will be modified as follows:

  . first, in the case of shares of Chris-Craft stock for which an all cash election has been made, by reducing the cash portion of the merger consideration by the minimum amount necessary to avoid this result, but in no event below the amount of cash payable in exchange for shares for which a mixed election has been made, and paying in lieu of this cash, a number of Preferred ADSs equal to the amount of the per share cash reduction divided by the closing price of Preferred ADSs referred to above; and

  . second, after making the above reduction, in the event that the cash amount is still in excess of 55% of the total consideration to be paid in the merger, by reducing the cash payable in exchange for shares of Chris-Craft stock for which all cash elections or mixed elections have been made to the extent necessary to avoid this result and paying, in lieu of this cash, a number of Preferred ADSs equal to the amount of per share cash reduction divided by the closing price of Preferred ADSs referred to above.

   The "cash amount" is defined in the merger agreement as the sum of (1) the aggregate cash amount (as described above) and (2) the product of (A) $34 (or, if the effective time of the merger occurs after August 13, 2001, $35) and (B) the number of shares of Chris-Craft stock for which a mixed election has been made.

   The "total consideration" is defined in the merger agreement as the sum of
(1) the cash amount and (2) the product of (A) the closing price of Preferred ADSs referred to above, (B) 1.9318 and (C) 60% of the number of shares of Chris-Craft stock outstanding immediately prior to the effective time of the merger (less any cancelled shares).

   In a forward merger, if either Squadron Ellenoff or Skadden is unable to render an opinion that the receipt of Preferred ADSs will be tax-free for U.S. federal income tax purposes, News Corporation will make adjustments similar to those described above, to the extent necessary, so that each tax advisor is able to render its tax opinion.

Anti-dilution Adjustments to Merger Consideration

   If, before the merger becomes effective, News Corporation declares or effects a stock split, stock or cash dividend (other than ordinary cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Preferred ADSs, there will be an appropriate adjustment to the merger consideration unless such adjustment would:

  . in a forward merger, prevent either Skadden or Squadron Ellenoff from delivering an opinion that the merger will be a tax free reorganization;

  . create a meaningful risk that the consideration paid in respect of the adjustment would be taxable to or have an adverse tax consequence to Chris-Craft stockholders; or

  . change the tax treatment of the event giving rise to the adjustment.

   If the adjustment would have any of the above consequences, News Corporation will adjust the merger consideration in an appropriate manner:

  . to convey value to the Chris-Craft stockholders in an amount equal to the anti-dilution adjustment;

  . in the case of a forward merger, to permit the tax opinions to be rendered; and

  . if Chris-Craft requests, to avoid the adverse tax consequences to holders of Chris-Craft shares.

Dividends

   Chris-Craft stockholders will not have the right to receive any dividends or other distributions payable by News Corporation with respect to the Preferred ADSs unless and until they exchange their Chris-Craft stock certificates for Preferred ADSs. After delivering their Chris-Craft stock certificates to the exchange agent, those stockholders will receive, subject to applicable laws, accumulated dividends and distributions with a record date after the effective time of the merger, without interest.

No Fractional Shares

   No fractional Preferred ADSs will be issued. In addition, no dividend or other distribution of Preferred ADSs will relate to any fractional Preferred ADSs, and no fractional Preferred ADSs will entitle the holder to any voting or other rights of a holder of Preferred ADSs.

   Chris-Craft stockholders otherwise entitled to fractional Preferred ADSs will instead receive a cash payment equal to the amount of the stockholder's proportionate interest in the net proceeds from the sale by the exchange agent, on behalf of all Chris-Craft stockholders, of the aggregate fractions of Preferred ADSs which would otherwise be issued in the merger, without interest.

No Interest

   No interest will be paid on any portion of the merger consideration.

Withholding

   News Corporation will be entitled to deduct and withhold from the merger consideration payable to any stockholder the amounts it is required to deduct and withhold under federal, state, local or foreign tax law. If News Corporation withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Exchange of Certificates; Elections as to Form of Consideration

 Exchange Agent

   News Corporation has selected Citibank, N.A. as exchange agent. The exchange agent will exchange certificates representing shares of Chris-Craft stock for merger consideration to be received in the merger. At the effective time, News Corporation will:

  . deposit with the exchange agent cash to the extent it constitutes merger consideration; and

  . deposit certificates representing Preferred Ordinary Shares with its custodian, and instruct Citibank, N.A., as depositary under a deposit agreement, to issue the Preferred ADSs, each representing four fully paid and non-assessable shares of Preferred Ordinary Shares, to be exchanged as merger consideration in the merger with the exchange agent for the benefit of holders exchanging Chris-Craft shares in the merger.

   The Preferred Ordinary Shares underlying the Preferred ADSs to be issued as consideration in the merger will rank pari passu with all of the Preferred Ordinary Shares. The Preferred Ordinary Shares will receive the same dividend entitlement of any previously issued Preferred Ordinary Shares outstanding as of the date of the effective time of the merger.

 Letter of Transmittal and Form of Election

   The merger agreement provides that concurrent with the mailing of this joint proxy statement/prospectus, the companies will mail to each stockholder a letter of transmittal that stockholders must properly complete and deliver to the exchange agent with the certificates they are surrendering and a form of election with instructions for making the mixed election, all cash election or all stock election in a forward merger. If a stockholder cannot deliver his or her stock certificates to the exchange agent by the election deadline described below, a stockholder may deliver an appropriate guarantee of delivery promising to deliver his or her stock certificates, as described in the letter of transmittal and form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent within five NYSE trading days after the election deadline.

   The companies will use their reasonable best efforts to mail the letter of transmittal and form of election to each holder who is a holder on the record date for the special meeting or becomes a holder during the period between the record date and seven calendar days prior to the effective time of the merger. The companies will use their reasonable best efforts to make the letter of transmittal and form of election available to all holders who become holders subsequent to the seventh calendar day prior to the effective time of the merger up until 5:00 pm New York City time on the last business day prior to the effective time of the merger.

   Holders of Chris-Craft stock who wish to elect the type of merger consideration they will receive in the event of a forward merger should carefully review and follow the instructions set forth in the letter of transmittal and form of election. The form of election, accompanied by the certificates to be exchanged or a pledge to deliver such certificates after the closing, must be received by the exchange agent prior to the election deadline, which is 10:00 am New York City time on the day of the closing of the merger. News Corporation has the discretion to review the forms of election to determine whether an election has been validly made.

   An election may be revoked, but only by written notice received by the exchange agent prior to the election deadline. Upon any revocation, unless a duly completed letter of transmittal and form of election, accompanied by a certificate, is thereafter submitted, such shares shall be deemed to be non-election shares. If a letter of transmittal and form of election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates, without charge, to the person who submitted those certificates.

   Shares of Chris-Craft stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If News Corporation or the exchange agent determines that any purported mixed election, all cash election, or all stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed to have made a non-election for these purposes.

   News Corporation will have the discretion (which it may delegate in whole or in part to the exchange agent) to determine whether letters of transmittal and forms of election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in letters of transmittal and forms of election. The decision of News Corporation (or the exchange agent) in such matters, absent manifest error, shall be conclusive and binding. Neither News Corporation nor the exchange agent will be under any obligation to notify any person of any defect in a letter of transmittal and form of election submitted to the exchange agent. The exchange agent and News Corporation shall also make all computations related to elections, proration and adjustment and all such computations shall be conclusive and binding on stockholders absent manifest error. In addition, News Corporation reserves the right not to recalculate the effects of proration and adjustment if, subsequent to such calculation, stockholders withdraw any demands for dissenters' rights they may have made.

   Soon after the completion of the Chris-Craft merger, the exchange agent will send another letter of transmittal to each person who was a stockholder at the effective time who has not previously and properly surrendered shares of Chris-Craft stock to the exchange agent. This mailing will contain instructions on how to surrender shares of Chris-Craft stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Dissenting Shares

   The merger agreement provides that, notwithstanding other provisions contained in the merger agreement, to the extent that stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, shares of stock issued and outstanding immediately prior to closing and held by stockholders who have properly exercised and perfected their demand for appraisal rights under Section 262 of the Delaware General Corporation Law (i.e., dissenting shares) will not be converted into the right to receive the merger consideration. Instead, the holders of dissenting shares will be entitled to receive the consideration determined by Section 262 of the Delaware General Corporation Law; provided, however, that if any stockholder fails to perfect, effectively withdraws or loses his or her right to appraisal and payment under Delaware law, that stockholder's shares will be deemed to have been converted as of the closing date into the right to receive the merger consideration, without any interest, and those shares will not be deemed to be dissenting shares. For a discussion of appraisal rights, see "Appraisal Rights" on page 94.

Officers and Directors; Articles and By-laws

   If a forward merger occurs, the officers and directors of News Publishing will continue as the officers and directors following the merger. Also, the articles and by-laws of News Publishing will continue as the articles and by-laws of News Publishing after the merger. If a reverse merger occurs, the board of directors and officers of the wholly-owned subsidiary of Fox Entertainment Group formed for the purpose of effecting the merger will become the officers and directors of Chris-Craft and the certificate of incorporation and by-laws of Chris-Craft will be amended and restated to conform to the certificate and by-laws of such subsidiary.

Representations and Warranties of Chris-Craft and News Corporation

   In the merger agreement, News Corporation and Chris-Craft make representations and warranties to each other about their respective companies and their respective subsidiaries. The representations and warranties of News Corporation and Chris-Craft are subject to exceptions for disclosures made by each of the companies and the representations and warranties of Chris-Craft are made subject to an exception for specified environmental litigation and other proceedings to which Chris-Craft, Montrose Chemical Corporation of California or specified subsidiaries of Chris-Craft is a party. News Corporation and Chris-Craft make representations and warranties to each other regarding, among other things, the following:

  . their corporate organization, good standing and qualification to do business;

  . validity and effectiveness of their charter and by-laws;

  . capitalization of their companies;

  . the authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

  . absence of material defaults or violations under their certificates of incorporation and bylaws and certain other agreements and laws as a result of the contemplated transactions, except as disclosed;

  . except as disclosed, the absence of any requirement of consents, including consents of third parties, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

  . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

  . the absence of material violations of laws or government orders;

  . filings with the SEC and the accuracy and completeness of the information contained in these filings;

  . accuracy of financial statements included in filings with the SEC;

  . the absence of certain material changes in their respective businesses since December 31, 1999;

  . the absence of actions, facts, agreements, plans or other circumstances that would be reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of section 368(a) of the Internal Revenue Code; and

  . their use of brokers.

   Chris-Craft makes additional representations and warranties in the merger agreement with respect to Chris-Craft and its subsidiaries, as applicable, regarding the following matters, except as disclosed in the Chris-Craft merger agreement:

  . material compliance with applicable rules and regulations of the FCC, and the absence of material proceedings before the FCC;

  . absence of conflict with permits and material obligations;

  . absence of defaults under material contracts and licenses;

  . ownership by Chris-Craft of its subsidiaries;

  . nonexistence of contracts or agreements that restrict the ability of Chris-Craft or its subsidiaries from competing in any line of business or with any person and engaging in any business in any geographic area;

  . absence of material litigation;

  . absence of facts or circumstances that would prevent the construction and operation of DTV stations by the relevant deadline established by the FCC;

  . material compliance of employee benefit plans with applicable laws, benefit obligations of Chris-Craft and its subsidiaries and the effect of the merger on such plans, and the absence of proceedings regarding such plans;

  . absence of pending labor actions and material compliance with labor agreements;

  . absence of knowingly false statements made by certain persons with respect to environmental matters and absence of material environmental liabilities;

  . environmental matters;

  . ownership of intellectual property;

  . material compliance with applicable tax laws;

  . title to properties and assets;

  . Year 2000 compliance;

  . opinion of Allen & Company, financial advisors to Chris-Craft;

  . stockholder vote required to adopt the merger agreement;

  . inapplicability of state anti-takeover provisions to the merger agreement; and

  . the capitalization of BHC and United Television.

   News Corporation also makes representations and warranties in the merger agreement with respect to News Corporation and its subsidiaries, as applicable, regarding:

  . authority of Fox Television Stations and a newly formed subsidiary of Fox
    Entertainment Group to enter into the agreement under which Fox Television Stations will operate the television stations acquired in the merger as licensee;

  . conformity of Preferred ADSs to be issued as merger consideration in all material respects to the description of such shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation;

  . due authorization, execution and delivery of the deposit agreement under which News Corporation will deposit its Preferred ADSs with Citibank, NA, acting as depositary;

  . compliance with all applicable ASX filing requirements and accuracy and completeness of such ASX filings;

  . accuracy of financial statements contained in ASX filings;

  . no conduct of business prior to the effective time of any subsidiary formed for the purpose of merging into Chris-Craft, BHC or United Television; and

  . ownership of at least 80% of the voting and nonvoting stock of News
    Publishing.

   All representations and warranties made in the merger agreement expire at the closing of the merger.

Conduct of Business by Chris-Craft

   Chris-Craft has agreed that, until the merger is effected or the merger agreement is terminated, it will not, subject to various exceptions and fiduciary obligations to BHC, United Television and the respective boards of directors of each, take specific actions without the consent of News Corporation, unless expressly permitted by the merger agreement or in the BHC or United Television merger agreements. Chris-Craft has agreed to the following with respect to itself and, where applicable, its subsidiaries:

  . Conduct of Operations. To conduct its businesses in the ordinary course and in a manner consistent with past practice, including preserving intact its business organizations and relationships.

  . Governing Documents. Not to amend its charter or by-laws in any material respect.

  . Issuance of Stock. Not to issue, sell or otherwise dispose of shares of its capital stock, except for the issuance of common stock upon the exercise of outstanding options.

  . Properties and Assets. Not to sell, encumber or otherwise dispose of any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of specified amounts.

  . Dividends and Distributions. Not to declare, make or pay any dividend or other distribution (other than regular cash dividends in respect of Chris-Craft's convertible preferred stock or the prior preferred stock or cash dividends payable by any wholly-owned subsidiary with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice). Chris-Craft may, however, accept funds advanced by its subsidiaries on an as-needed basis, including, without limitation, to pay merger expenses under short term loans on arms-length terms, which loans must be repaid by Chris-Craft if the Chris-Craft merger is not consummated no later than 30 days after consummation of the BHC merger.

  . Changes to Capital Stock. Not to reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock.

  . Business Combinations; Assets; Indebtedness. Except in connection with acquisitions or investments in the ordinary course of business consistent with past practice and not in excess of specified amounts, not to (1) invest in other companies or assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system; or (2) incur any indebtedness except the refinancing of existing indebtedness.

  . Material Contracts. Not to enter into or amend any material contracts other than in the ordinary course of business and that would not be reasonably likely to prevent or materially delay the consummation of the merger.

  . Capital Expenditures. Not to authorize any capital expenditures in excess of specified amounts.

  . Employee Compensation. Not to increase compensation to executive officers or employees except as specified and except for special bonuses to reward those employees whose efforts were instrumental to the successful consummation of the merger. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Bonus Pool" on page 117.

  . Employee Benefits. Not to grant any severance or termination pay to any director or executive officer or employee or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement.

  . Accounting. Not to change its accounting practices.

  . New Contracts. Not to enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have resulted in it breaching certain representation and warranties.

  . Litigation; Liabilities. Not to make any material settlements or compromises in connection with any material arbitration, action, suit, investigation or proceeding (other than those related to tax matters), or in connection with the merger or settle or discharge any material liability except as specified.

  . Related Party Agreements. Not to amend or waive any right under or enter into any agreement with any affiliate of Chris-Craft or with any stockholder or any of the stockholders' affiliates.

  . Affiliation Agreements. Not to materially change or terminate any network affiliation agreement, retransmission consent agreement or, subject to specified exceptions, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any digital television station.

  . Licenses and Syndication Agreements. Not to enter into, amend or terminate any film or program license or syndication agreement involving aggregate payments beyond specified amounts.

  . General Prohibition. Not to enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the items set forth above.

  . Redemption of Prior Preferred Stock. To take all actions required under its Restated Certificate of Incorporation to effectuate redemption of its Prior Preferred Stock prior to the Chris-Craft special meeting record date.

  . FCC Matters. To:

   . use its reasonable best efforts to comply with all applicable material requirements of the FCC;

   . deliver promptly to News Corporation copies of reports filed with the FCC;

   . notify promptly News Corporation of any inquiry, investigation or proceeding initiated by the FCC;

   . not make or revoke any material election with the FCC; and

   . use its reasonable best efforts to take all actions necessary to complete construction and initial operation of its digital television stations.

  . Taxes. To:

   . timely file all tax returns required to be filed by it, and prepare the returns in a manner consistent with past practice;

   . timely pay all taxes due;

   . accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which a tax return is not due prior to the time the merger is effective;

   . promptly notify News Corporation of any tax or material suit, action or audit with respect to it or any of its subsidiaries in respect of any tax matter; and

   . not make or revoke any material tax election or adopt or change a material tax accounting method.

Covenants of Chris-Craft and News Corporation

   News Corporation and Chris-Craft have agreed as follows:

  . Securities Filings. Each company has agreed to cooperate to file the SEC documents necessary to complete the merger.

  . Special Meeting of Chris-Craft. Chris-Craft has agreed to call and hold a stockholders' meeting to vote upon the adoption of the merger agreement and approval of the merger.

  . Proxy Solicitation by Chris-Craft. Chris-Craft has agreed to solicit proxies in favor of the adoption of the merger agreement and approval of the merger, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law.

  . Approvals of News Corporation. News Corporation has agreed to obtain, and cause its subsidiaries to obtain, all stockholder and other approvals necessary to consummate the merger and the other transactions contemplated thereby.

  . Regulatory Filings. Each company has agreed to promptly make all governmental filings necessary under the HSR Act and to promptly make all filings with or applications to the FCC that are necessary to consummate the merger and otherwise use reasonable best efforts to consummate the merger, and will do so in a manner designed to obtain regulatory clearance and the satisfaction of these conditions as expeditiously as reasonably possible. Each company has agreed to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast law that may be validly required by any governmental authority, so as to enable the companies to close the merger as expeditiously as reasonably possible, subject to various specified limitations. News Corporation and Fox Television Holdings will have the right to make all decisions concerning any divestiture commitments necessary to comply with the multiple ownership rules (See "The Mergers-- Regulatory Matters Relating to the Mergers" on page 88), although they have agreed to regularly consult with, and consider the views of, Chris-Craft in good faith. News Corporation and Fox Television Holdings have also agreed not to seek a waiver of section 73.3555 of the FCC's rules, except for a temporary waiver of subsections (b) and (e) of that section, for a period not to exceed 12 months for television divestitures required to obtain FCC consent, and with respect to subsection (d) of that section, in the application to the FCC requesting such consent, News Corporation has agreed to maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and to request, in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold a newspaper and two television stations for a period not to extend beyond the date which is the later to occur of (1) 12 months from the closing date, and (2) the conclusion of any then pending FCC rulemaking proceeding regarding 47 CFR Section 73.35555 (d). The parties will not be obligated to take actions in order to comply with conditions which are "adverse conditions". "Adverse conditions" include (1) any requirement that News Corporation or Fox Television Holdings divest any material assets or accept any material limitation on any of their respective material businesses, other than divestitures or operational limitations of broadcast assets (i.e. newspaper and television stations) as required to comply with the multiple ownership rules or a final order of an antitrust or other similar governmental authority; or (2) any requirement (including any requirement under the multiple ownership rules or a final order of an antitrust or other similar governmental authority) that would require News Corporation, Fox Television Holdings, Chris-Craft, BHC or United Television to divest, hold separate, accept any material operational limitation with respect to, or waive any rights with respect to any of their respective television assets in San Francisco or Los Angeles.

  . Consents. Each company will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger.

  . Access to Information; Confidentiality. Each company has agreed to continue to allow the other company reasonable access to its corporate records and has agreed to comply with the Confidentiality Agreement dated September 16, 1999 between News Corporation and Chris-Craft, as amended.

  . Notification. Each company has agreed to promptly notify the other company of (1) any event that would likely cause any representation or warranty to be untrue or inaccurate, or any covenant or condition not to be complied with or satisfied, or the forward merger not to be consummated, and (2) any failure to comply with or satisfy any covenant or condition or agreement to be complied with or satisfied.

  . Tax and FCC Matters. The companies have agreed to cooperate in the preparation and submission of filings necessary to obtain a favorable ruling from the IRS with respect to the tax treatment of the merger and consent of the FCC. The forward merger is intended to constitute a tax-free plan of reorganization within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Internal Revenue Code, and the parties have agreed not to take any action which will adversely affect this intended tax treatment. News Corporation and Chris-Craft have agreed to deliver representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Skadden, tax counsel to Chris-Craft, in connection with the proposed tax opinions of each such tax adviser and in connection with the IRS ruling.

  . Listing Applications. The companies have agreed to prepare and submit promptly an application to the NYSE for the listing of the new Preferred ADSs to be issued in the merger, and within two business days after the date the merger is effective, prepare and submit an application to the ASX for the listing of the Preferred Ordinary Shares that underlie the Preferred ADSs.

  . ASX Waiver. The companies will promptly seek the waiver of Australian
    Stock Exchange Listing Rule 10.1 (or if not obtained, the approval of News Corporation's stockholders). This waiver has been obtained.

  . Public Announcements. The companies will consult with each other prior to making any public announcements concerning the merger.

  . Affiliates. Chris-Craft will notify News Corporation of all persons that may be deemed affiliates of Chris-Craft under Rule 145 of the Securities Act, and Chris-Craft will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger.

  . Comfort Letters. News Corporation will use reasonable best efforts to deliver to Chris-Craft, and Chris-Craft will use reasonable best efforts to deliver to News Corporation, two comfort letters in customary form, from the companies' respective independent public accountants.

  . Compliance with Merger and Voting Agreements. News Corporation has agreed to comply with its obligations under the BHC merger agreement and the United Television merger agreement, and Chris-Craft has agreed to comply with its obligations under the voting and proxy agreement related to the BHC merger, and has agreed to cause BHC to comply with its obligations under the voting and proxy agreement related to the United Television merger.

  . Solicitation of Key Employees. The companies will not solicit for employment any current senior management level employees or any of the three highest compensated on-air talent employees at each television station of the other company.

Reorganization of Television Assets

   News Corporation has agreed to effect specified transfers of the television assets acquired from Chris-Craft in the mergers and to take other specified actions in connection with these transfers. For a discussion of the proposed transfers and related transactions, see "Related Transactions" on page 230.

No Solicitation Provision

   Chris-Craft has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "competing transaction", which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its stockholders acquiring more than 25% of the voting power of the Chris-Craft capital stock then outstanding or more than 25% of the assets of Chris-Craft and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of Chris-Craft or any agent or representative of Chris-Craft to take any of these actions. Chris-Craft has agreed to notify News Corporation as promptly as practicable of all the relevant material details relating to all inquiries and proposals that Chris-Craft, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

   Notwithstanding the foregoing, prior to the adoption of the merger agreement by the stockholders of Chris-Craft, the board of directors of Chris-Craft is not prohibited from:

  . furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the board of directors of Chris-Craft determines in good faith, after consultation with Chris-Craft financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal", which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding Chris-Craft capital stock or all or substantially all the assets of Chris-Craft and its subsidiaries, taken as a whole, for consideration which the board of directors of Chris-Craft determines in its good faith judgment to be more favorable to Chris-Craft's stockholders than the merger with News Publishing (or a subsidiary of News Corporation), provided that Chris-Craft must notify News Corporation of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, inform News Corporation of the identity of the third party and the material terms and conditions of any superior proposal and enter into a confidentiality agreement with the third party; or

  . complying with its disclosure and other obligations under applicable laws.

Other Employee Arrangements

   During the one year period commencing on the effective date of the merger, News Corporation will provide employees and former employees of Chris-Craft and its subsidiaries with employee benefits that are either substantially comparable to the benefits provided to Chris-Craft employees as of the date of the merger agreement, or substantially similar to those provided to employees of News Corporation who are similarly situated.

   If the effective time occurs during the calendar year 2001, then Chris-Craft employees who are employed by Chris-Craft immediately prior to the effective time, and who are eligible by virtue of being a participant in the Chris-Craft 2001 Bonus Plan or by virtue of receiving an annual bonus in 2000 and being eligible to receive an annual bonus for the year 2001, may receive a prorated bonus for service in 2001. The process for determining the bonus for those employees who remain employed on and after the effective date through December 31, 2001 will be determined in the discretion of News Corporation.

   News Corporation will recognize service with Chris-Craft under News Corporation's employee benefit plans for purposes of determining eligibility to participate and vesting, but not for purposes of benefit accrual. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. If Chris-Craft employees are transferred to a new health plan, Chris-Craft employees will be given credit for amounts paid under a corresponding health plan during the new health plan's year in which the Chris-Craft employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of the new health plan. News Corporation will also honor all vacation, personal and sick days accrued by Chris-Craft employees.

   News Corporation will make required payments when due under all Chris-Craft benefit plans maintained or contributed to by Chris-Craft or any of its subsidiaries that are applicable with respect to any current or former employee or director, including their beneficiaries, of Chris-Craft or any of its subsidiaries. However, News Corporation may amend or terminate any Chris-Craft benefit plan in accordance with its terms.

   Prior to the effective time, Chris-Craft may amend the Chris-Craft/United Television Stock Purchase Plan, the Chris-Craft Pension Plan and the Chris-Craft Benefit Equalization Plan in specified respects relating to the merger. Also prior to the effective time, Chris-Craft may cause a contribution to be made to the Chris-Craft Profit Sharing Plan at the rate of 9% of each eligible participant's compensation for such calendar year, or may terminate the Profit Sharing Plan, as of the effective time.

   News Corporation has agreed to guarantee the full and prompt payment of all obligations of the surviving corporation under the Chris-Craft Benefit Equalization Plan, Executive Deferred Income Plan, executive employment agreements, and the employment agreement between Chris-Craft and its current Chairman and CEO, Herbert J. Siegel (but only with respect to employees who remain employed immediately prior to the effective time).

   Chris-Craft and Herbert J. Siegel amended Mr. Siegel's employment agreement on August 11, 2000, as described under "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Chris-Craft Executive Officers" on page 115. No effect will be given to any of these amendments from and after the consummation of the Chris-Craft merger since Mr. Siegel's employment will be governed by the terms of a new employment agreement he is expected to enter into with News Corporation.

   Prior to the effective time, Chris-Craft may amend specified employment agreements with executive officers to:

  . clarify issues with respect to the timing and amount of bonuses;

  . provide that in the event of a qualifying termination all outstanding options held by the executive that were granted prior to August 13, 2000 become fully vested and exercisable;

  . provide that in the event of a qualifying termination the executive is entitled to additional payments for certain excise taxes (which payments to all executives will not exceed $2,000,000 in the aggregate); and

  . provide that in the event of a qualifying termination, the executive may remain a consultant to News Corporation for the full duration of his or her consulting term, to the extent the employment agreement provides for consulting.

   Prior to the effective time, Chris-Craft has the discretion to award special bonuses to reward employees whose efforts were instrumental to the successful consummation of the merger, provided that the aggregate of such bonuses does not exceed $10,000,000. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Merger--Bonus Pool" on page 117.

Indemnification; Directors' and Officers' Insurance

   Following the merger, the surviving corporation's certificate of incorporation and by-laws will contain the indemnification provisions in favor of officers and directors that are contained in Chris-Craft's current restated certificate of incorporation and by-laws.

   For six years following the merger the surviving corporation will maintain directors' and officers' liability insurance covering those persons who are currently covered by Chris-Craft's directors' and officers' liability insurance policy on terms comparable to Chris-Craft's existing coverage. However, the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Chris-Craft for such insurance. If the annual premiums of such insurance coverage exceed this amount, News Corporation will only be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation will cause the surviving corporation to indemnify to the fullest extent permitted by law present and former officers, directors and employees of Chris-Craft and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of Chris-Craft or any of its current or former subsidiaries.

Conditions to Closing

   The merger agreement contains certain conditions to the parties' obligations to complete the merger. The parties will not be obligated to complete the merger unless at or before the time the merger becomes effective:

  . Stockholder Approval. The merger agreement has been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the Chris-Craft stockholders' meeting, including the holders of Chris-Craft convertible preferred stock, voting together as a single class, and a majority of the votes entitled to be cast by holders of Chris-Craft convertible preferred stock, voting as a separate class.

  . Hart-Scott-Rodino Antitrust Improvements Act of 1976. Any applicable waiting period under the HSR Act has terminated or expired.

  . Legality. No governmental authority or court has entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation.

  . Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective and there is no stop order to suspend the effectiveness of the registration statement.

  . FCC Consent. The FCC has consented to the assignment or to the transfer of control of the FCC licenses of Chris-Craft and its subsidiaries to Fox Television Holdings (or a wholly-owned subsidiary of Fox Television Holdings), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Chris-Craft television stations.

  . Authorizations. Both companies have obtained all other material authorizations, consents, waivers, orders or approvals for the merger required to be obtained from governmental authorities, and both companies have made all required filings and notices with governmental authorities prior to the consummation of the merger.

  . Listing of Shares. The shares of Preferred ADSs issuable to the Chris-
    Craft's stockholders in the merger and to holders of Chris-Craft options outstanding immediately prior to effective time are authorized for listing on the NYSE, subject to official notice of issuance.

  . Satisfaction/Waiver of Conditions. All conditions to all parties' obligations to consummate the BHC and United Television mergers, except completion of the Chris-Craft merger and, in the case of the United Television merger, completion of the BHC merger, are satisfied or waived.

  . Representations and Warranties. Each representation and warranty that is qualified by materiality is true and correct as of the time the merger becomes effective (other than those which speak as of a different date, which must be true and correct as of that date), each representation and warranty that is not so qualified is true and correct in all material respects, all material agreements and covenants have been performed and complied with, and each party has received from the other party a certificate of the chief executive officer or chief financial officer certifying to the foregoing.

   In addition, News Corporation will not be obligated to complete the merger unless:

  . Affiliate Letter. News Corporation has received an executed copy of an agreement substantially in the form of Exhibit A to the merger agreement from each person named in the letter identifying all persons who may be deemed affiliates of Chris-Craft under Rule 145 of the Securities Act.

  . Consents and Orders. News Corporation has received satisfactory evidence that all material consents, approvals, authorizations, qualifications and orders of all governmental authorities legally required for the consummation of the merger, and all other consents, approvals, authorizations, qualifications and orders of all governmental authorities or third parties required for the consummation of the merger have been obtained.

  . Prior Preferred Stock. The prior preferred stock of Chris-Craft has been redeemed.

  . Tax Matters. In the case of a forward merger, News Corporation has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and Chris-Craft as a result of the merger, and no income, gain, or loss will be recognized by the holders of Chris-Craft convertible preferred stock, common stock and the class B common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations. This ruling has been received by the parties.

  . Adverse Condition. No "adverse condition" exists in the FCC consent.
    "Adverse Conditions" are discussed under the heading "Covenants of Chris-Craft and News Corporation--Regulatory Filings" on page 131.

   Chris-Craft will not be obligated to complete the merger unless:

  . Tax Matters. In the case of a forward merger, Chris-Craft has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and Chris-Craft as a result of the merger, and no income, gain, or loss will be recognized by the holders of Chris-Craft convertible preferred stock, common stock and class B common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations. This ruling has been received by the parties.

Termination

   The merger agreement may be terminated and the merger abandoned at any time prior to the effective time:

  . by mutual written consent duly authorized by the boards of directors of each of News Corporation and Chris-Craft;

  . by either company, if the transaction is not completed on or prior to November 13, 2001;

  . by Chris-Craft, upon a breach of a representation, warranty, covenant or agreement on the part of News Corporation or Fox Television Holdings set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by News Corporation, upon breach of a representation, warranty, covenant or agreement on the part of Chris-Craft set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by either company, if a governmental authority has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger;

  . by either company, if the approval of the merger by the stockholders of Chris-Craft required for the consummation of the merger has not been obtained by reason of the failure to obtain the required vote at a duly held stockholders' meeting; or

  . by either company, if either the BHC merger agreement or the United
    Television merger agreement has been terminated; provided that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of either merger; and provided further that this condition may not be enforced by Chris-Craft because of the failure of BHC and/or United Television stockholders, as the case may be, to approve their mergers at a duly held stockholders' meeting called for such purpose.

   None of the parties is required to pay a "termination" or "break-up" fee if the merger agreement is terminated. Any party may, however, be liable to the other parties in the event of any wilful breach of the merger agreement.

Amendment; Waiver

   At any time before the merger becomes effective, the parties may amend or supplement any of the terms of the merger agreement in writing, except that following approval by the Chris-Craft stockholders, the parties may not make any other change requiring stockholder approval without obtaining such approval. The parties may extend the time for performance of any obligation, waive any inaccuracy in any representation and warranty or other document delivered under the merger agreement, or waive compliance with any condition or agreement in the merger agreement. Any valid waiver must be in writing signed by the party bound by the waiver.

Costs and Expenses

   The parties will bear their own costs and expenses in connection with the merger agreement and the contemplated transactions except that News Corporation and Chris-Craft will each pay one-half of the costs associated with printing, filing and mailing this joint proxy statement/prospectus and regulatory filing fees. News Corporation will pay all expenses of the exchange agent. Chris-Craft, BHC and United Television will not, in the aggregate, pay more than one-half of the aggregate transaction expenses.

The BHC Merger Agreement

   The following summary describes the material terms of the BHC merger agreement. We urge you to read carefully the complete BHC merger agreement, to which the following is subject, a copy of which is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference.

Form of Merger

   The BHC merger is structured initially as a forward merger. However, in the event of a restructuring trigger (described below) the merger will be restructured as a reverse merger.

 The Forward Merger

   If the BHC merger is effected as a forward merger, BHC will merge into News Publishing, a subsidiary of News Corporation, with News Publishing continuing as the surviving corporation in the merger.

 Restructuring

   In the event a restructuring trigger has occurred and has not been cured prior to the effective time of the BHC merger, the merger will be restructured as a reverse merger. A restructuring trigger is defined in the BHC merger agreement as either a ruling failure (described below) or an FCC failure (described below).

  . A "ruling failure" will occur if (within various time periods specified in the merger agreement):

   . News Corporation and BHC do not receive a private letter ruling from the IRS to the effect that the forward merger will satisfy the continuity of business enterprise requirement contained in Treasury Regulations section 1.368-1(d);

   . the IRS indicates to the parties that it is not likely to grant such a ruling; or

   . tax counsel to either News Corporation or BHC indicates that it will be unable to deliver the tax opinion which is required as a condition to effecting a forward merger.

  . An "FCC failure" will occur if (within various time periods specified in the merger agreement):

   . the FCC does not consent to the assignment or transfer of control of the FCC licenses (including the transfer of applicable authorizations, licenses, permits and other FCC approvals) to Fox Television Holdings, or one of its subsidiaries, in the manner contemplated by the merger agreement; or

   . the FCC indicates to the parties that it will not so consent.

News Corporation and BHC have received a favorable private letter ruling from the IRS.

 The Reverse Merger

   If the merger is effected as a reverse merger, at the election of News Corporation, either a wholly-owned subsidiary of Fox Entertainment Group or, if the Chris-Craft merger has occurred prior to the effective time of the BHC merger, a wholly-owned subsidiary of Chris-Craft, will merge with BHC, and BHC will be the surviving corporation following the merger. If the Chris-Craft merger is effected as a forward merger, but the conditions which would permit a BHC forward merger are not met at the effective time of the BHC merger, then a first-tier subsidiary of News Corporation that is controlled by News Corporation within the meaning of section 368(c) of the Internal Revenue Code will merge into BHC and BHC will be the surviving corporation following the merger.

Closing Matters

 Closing

   BHC and News Corporation will announce the anticipated date of the closing of the forward merger at least three but no more than five business days prior to the proposed closing date. In both the forward and reverse merger structures, unless the parties otherwise agree, the closing will occur immediately following the Chris-Craft merger, or, if the Chris-Craft agreement is terminated, then the closing of the BHC merger will not take place earlier than the second business day following the day on which all the conditions to closing are met (except for certain conditions relating to compliance and representations and warranties, which may be met as of the closing date).

 Effective Time

   On the closing date, the merger will be effective upon filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger is the time the certificate of merger is filed with the Secretary of State of the State of Delaware or such other date and time as BHC and News Corporation specify in the certificate of merger.

Order of Mergers

   If all of the conditions to closing the Chris-Craft merger and the BHC merger are satisfied or waived, the mergers will occur in order such that the BHC merger will occur after the Chris-Craft merger. If the conditions to closing the United Television merger are satisfied or waived, the United Television merger will occur after the BHC merger.

Merger Consideration

   The consideration to be received by BHC stockholders in the BHC merger depends on whether the merger is effected as a forward merger or a reverse merger and is described below.

  . In both the forward merger and the reverse merger, the form of Preferred
    ADSs to be issued are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each Preferred ADS represents four Preferred Ordinary Shares of News Corporation, which are traded on the Australian Stock Exchange Limited
    (ASX) under the symbol "NCPDP". For a description of the Preferred ADSs, see "Description of News Corporation Capital Stock" beginning on page 213.

  . In both the forward merger and the reverse merger, you will receive cash in lieu of any fractional Preferred ADSs. For more information about fractional shares, see "--No Fractional Shares" on page 145.

 Forward Merger Consideration

   If the merger is effected as a forward merger, BHC stockholders will have the right, with respect to each of their BHC shares, to make one of the following elections and to receive the consideration indicated below, subject to proration and adjustment as described below.

      Type of Election      Consideration to be Received per BHC Common Share
      ----------------      -------------------------------------------------
   . Mixed Election...... $66 in cash and 2.2278 Preferred ADSs
   . All Cash Election... An amount in cash equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)
   . All Stock Election.. A number of Preferred ADSs equivalent in value to the per share consideration received by a stockholder who
                          made a mixed election (determined in the manner
                          described below)

   The consideration to be paid for all stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.

   Any BHC stockholder who does not make an election or otherwise indicates no preference in his or her form of election will be deemed to have made a non-election and will receive cash and/or stock based on what is available after giving effect to the elections made by other stockholders, as well as the proration and adjustment described below. In addition, BHC stockholders may specify different elections with respect to different lots of their shares (for example, a stockholder with 100 shares could make a mixed election with respect to 25 shares, an all cash election with respect to 50 shares and an all stock election with respect to the remaining 25 shares).

   Mixed Election. The number of Preferred ADSs and the amount of cash to be paid to stockholders who make mixed elections (unlike all cash elections and all stock elections) will not be subject to proration other than adjustment in specified circumstances for tax purposes and to avoid dilution. For information about adjustment in specific circumstances for tax purposes and to avoid dilution, see "--Adjustment to Preserve Tax Treatment of Forward Merger" and "--Anti-dilution Adjustments to Merger Consideration" on page 144.

   All Cash Election. Each BHC stockholder who makes a valid all cash election will have the right to receive in exchange for each share of BHC stock an amount in cash equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election, subject to adjustment and proration. The value of the cash to be received per share in a valid all cash election is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--What You Will Receive in the Mergers--BHC Stockholders" beginning on page 10; however, in both cases, substantially the same result is obtained, except for differences due to rounding.

   The BHC merger agreement provides that each BHC stockholder who makes a valid all cash election will have the right to receive, in exchange for each share of BHC stock, an amount in cash equal to the "per share amount".

   The "per share amount" is the amount obtained by dividing the "closing transaction value" by the number of "exchangeable shares".

  . The "closing transaction value" is the dollar amount of the sum of (A) the "aggregate cash amount" and (B) the product of the "aggregate buyer share amount" and the "closing buyer share value".

   . The "aggregate cash amount" is:

    (1) 40% of the product of the amount obtained by multiplying the number of shares of BHC stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by $165, less

    (2) the amount of cash to be paid in respect of shares of BHC stock for which the holders have made mixed elections (other than dissenting shares) (as described below).

   . The "aggregate buyer share amount" is:

    (1) 60% of the product of the amount obtained by multiplying the number of shares of BHC stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by 3.7131, less

    (2) the number of Preferred ADSs to be issued in respect of shares of BHC stock for which the holders have made mixed elections (other than dissenting shares).

   . The "closing buyer share value" is the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each of the five trading days preceding, but not including, the closing date of the merger, unless an earlier date is required to comply with SEC rules.

  . The "exchangeable shares" are the shares of BHC stock issued and outstanding immediately prior to the effective time of the merger, less any shares to be cancelled in the merger (such as treasury stock) or shares for which the holders have made mixed elections (other than dissenting shares).

  . The "dissenting shares", for purposes of these and certain other computations, are shares of BHC stock for which the holder has taken all the necessary steps required to be taken by the applicable date to exercise his or her appraisal rights under Delaware law. For more information about appraisal rights, see "Appraisal Rights" on page 94.

   All Stock Election. Each BHC stockholder who makes a valid all stock election will receive in exchange for each share of BHC stock a number of Preferred ADSs equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election, subject to adjustment and proration. The value of the Preferred ADSs to be received is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary--What You Will Receive in the Mergers--BHC Stockholders" beginning on page 10; however, in both cases, substantially the same result is obtained.

   The BHC merger agreement provides that each BHC stockholder who makes a valid all stock election will receive, in exchange for each share of BHC stock, a number of Preferred ADSs equal to the "exchange ratio".

   The "exchange ratio" is defined in the merger agreement as the number of Preferred ADSs obtained by dividing the per share amount by the closing buyer share value (each of which is described above).

   Non-Election Shares. BHC stockholders who indicate that they have no preference as to whether they receive cash or Preferred ADSs in the merger, and BHC stockholders who do not make a valid election, will be deemed to have made a "non-election". Stockholders making a non-election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the number of mixed elections, all cash elections and all stock elections that have been made by other BHC stockholders making elections using the proration adjustment described below.

   Proration. The total number of Preferred ADSs that will be issued and the total amount of cash that will be paid in the BHC merger is 2.22786 and $66, respectively, multiplied by the total number of BHC shares outstanding immediately prior to the completion of the BHC merger. Therefore, the all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in the BHC merger.

   As a result, even if you make the all cash election or all stock election, you may nevertheless receive a mix of cash and stock. Stockholders who make the mixed election will not be subject to proration.

   Proration if Too Much Cash is Elected. Preferred ADSs may be issued to stockholders who make all cash elections if the all-cash election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of BHC common stock that may be converted into the right to receive cash in the merger (other than through mixed elections or dissenting shares) is equal to the "all cash election number".

   The "all cash election number" is computed by dividing the aggregate cash amount (as described above) by the per share amount (as described above) and then subtracting the number of dissenting shares, if any.

   If the all-cash election is oversubscribed, then BHC stockholders making all cash elections will receive a combination of cash and Preferred ADSs equal to the following for each share of BHC stock:

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) the "cash fraction" (described below); and

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) a fraction equal to one minus the cash fraction.

   In addition, if the all cash election is oversubscribed, stockholders making all stock elections or making (or deemed to be making) non-elections for any of their shares of BHC stock will receive Preferred ADSs for each of these shares.

   The "cash fraction" is a fraction with (1) a numerator equal to the all cash election number and (2) a denominator equal to the total number of shares of BHC common stock for which an all cash election has been made (other than dissenting shares).

   Proration if Too Much Stock is Elected. Cash may be paid to stockholders who make all stock elections if the all stock election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of BHC common stock that may be converted into Preferred ADSs in the merger (other than through mixed elections (other than dissenting shares)) is equal to the "stock election number".

   The "stock election number" is computed by taking the number of shares of BHC stock issued and outstanding immediately prior to the effective time of the merger and subtracting from that amount (1) the all cash election number (as described above), (2) any cancelled or dissenting shares and (3) any shares for which the holders have made mixed elections (other than dissenting shares).

   If the all stock election is oversubscribed, then BHC stockholders making an all stock election will receive a combination of cash and Preferred ADSs equal to the following for each share of BHC stock:

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio
    (as described above) and (2) the "stock fraction" (described below); and

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) a fraction equal to one minus the stock fraction.

   In addition, if the all stock election is oversubscribed, stockholders making all cash elections or making (or deemed to be making) non-elections for any of their shares of BHC stock will receive cash for each of these shares.

   The "stock fraction" is a fraction with (1) a numerator equal to the stock election number and (2) a denominator equal to the total number of shares of BHC common stock for which a stock election has been made (other than dissenting shares).

   Proration of Non-Election Share Consideration. As described above, if too many stockholders make all cash elections, stockholders making (or deemed to be making) non-elections will receive only Preferred ADSs and if too many stockholders make all stock elections, stockholders making (or deemed to be making) non-elections will receive only cash. If both the all cash election and all stock election are undersubscribed (after giving effect to all mixed elections), the merger consideration received by stockholders making (or deemed to be making) non-elections will be determined in accordance with the following mechanism.

   If the aggregate number of shares of BHC stock covered by all cash elections does not exceed the all cash election number (as described above) and the number of shares of BHC stock covered by all stock elections does not exceed the stock election number (described above), then BHC stockholders having made (or deemed to have made) non-elections will receive the following for each share of BHC stock:

  . an amount in cash (if any) equal to the product of (1) the per share amount (as described above) and (2) the "non-election fraction" (described below); and

  . a number of Preferred ADSs (if any) equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the non-election fraction.

   . The "non-election fraction" is a fraction with (1) a numerator equal to
     (A) the all cash election number (as described above under "Proration if Too Much Cash is Elected" on page 142) less (B) the total number of shares of BHC stock for which an all cash election has been made (other than dissenting shares), and (2) a denominator equal to (A) the number of exchangeable shares (as described above) less (B) any dissenting shares and less (C) the total number of shares of BHC stock for which either an all cash election or an all stock election has been made (other than dissenting shares).

 Reverse Merger Consideration

   If the transaction is effected as a reverse merger, each BHC share will be converted into $69.30 in cash and 2.3392 Preferred ADSs. Unlike the forward merger, BHC stockholders have no right to make elections in the reverse merger and, except for anti-dilution protection, these amounts generally are not subject to adjustment.

Adjustment to Preserve Tax Treatment of Forward Merger

   In the event that the closing price of Preferred ADSs on the NYSE on the trading day immediately preceding the date of the closing is such that the aggregate amount of cash paid as merger consideration exceeds 55% of the combined value of all of the cash and the Preferred ADSs to be paid in the merger, then, in order for the forward merger to qualify as a tax-free reorganization, the amount of cash paid to BHC stockholders making all cash elections and, in some circumstances, the amount of cash paid to BHC stockholders making mixed elections may be adjusted so that, in lieu of cash, these stockholders will receive Preferred ADSs in the amount of the adjustment. To effect the adjustment, the merger agreement provides that if the "cash amount" (described below) exceeds 55% of the total consideration, the components of the merger consideration will be modified as follows:

  . first, in the case of shares of BHC stock for which an all cash election has been made, by reducing the cash portion of the merger consideration by the minimum amount necessary to avoid this result, but in no event below the amount of cash payable in exchange for shares for which a mixed election has been made, and paying in lieu of this cash, a number of Preferred ADSs equal to the amount of the per share cash reduction divided by the closing price of Preferred ADSs referred to above; and

  . second, after making the above reduction, in the event that the cash amount is still in excess of 55% of the total consideration to be paid in the merger, by reducing the cash payable in exchange for shares of BHC stock for which all cash elections or mixed elections have been made to the extent necessary to avoid this result and paying, in lieu of this cash, a number of Preferred ADSs equal to the amount of per share cash reduction divided by the closing price of Preferred ADSs referred to above.

   The "cash amount" is defined in the merger agreement as the sum of (1) the aggregate cash amount (as described above) and (2) the product of (A) $66 and
(B) the number of shares of BHC stock for which a mixed election has been made.

   The "total consideration" is defined in the merger agreement as the sum of
(1) the cash amount and (2) the product of (A) the closing price of Preferred ADSs referred to above, (B) 3.7131 and (C) 60% of the number of shares of BHC stock outstanding immediately prior to the effective time of the merger (less any cancelled shares).

   In a forward merger, if either Squadron Ellenoff or Kaye Scholer is unable to render an opinion that the receipt of Preferred ADSs will be tax-free for U.S. federal income tax purposes, News Corporation will make adjustments similar to those described above, to the extent necessary, so that each tax advisor is able to render its tax opinion.

Anti-dilution Adjustments to Merger Consideration

   If, before the merger becomes effective, News Corporation declares or effects a stock split, stock or cash dividend (other than ordinary cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Preferred ADSs, there will be an appropriate adjustment to the merger consideration unless such adjustment would:

  . in a forward merger, prevent either Kaye Scholer or Squadron Ellenoff from delivering an opinion that the merger will be a tax-free reorganization;

  . create a meaningful risk that the consideration paid in respect of the adjustment would be taxable to or have an adverse tax consequence to BHC stockholders; or

  . change the tax treatment of the event giving rise to the adjustment.

   If the adjustment would have any of the above consequences, News Corporation will adjust the merger consideration in an appropriate manner:

  . to convey value to the BHC stockholders in an amount equal to the anti-dilution adjustment;

  . in the case of a forward merger, to permit the tax opinions to be rendered; and

  . if BHC requests, to avoid the adverse tax consequences to holders of BHC shares.

Dividends

   BHC stockholders will not have the right to receive any dividends or other distributions payable by News Corporation with respect to the Preferred ADSs unless and until they exchange their BHC stock certificates for Preferred ADSs. After delivering their BHC stock certificates to the exchange agent, those stockholders will receive, subject to applicable laws, accumulated dividends and distributions with a record date after the effective time of the merger, without interest.

No Fractional Shares

   No fractional Preferred ADSs will be issued. In addition, no dividend or other distribution of Preferred ADSs will relate to any fractional Preferred ADSs, and no fractional Preferred ADSs will entitle the holder to any voting or other rights of a holder of Preferred ADSs.

   BHC stockholders otherwise entitled to fractional Preferred ADSs will instead receive a cash payment equal to the amount of the stockholder's proportionate interest in the net proceeds from the sale by the exchange agent, on behalf of all BHC stockholders, of the aggregate fractions of Preferred ADSs which would otherwise be issued in the merger, without interest.

No Interest

   No interest will be paid on any portion of the merger consideration.

Withholding

   News Corporation will be entitled to deduct and withhold from the merger consideration payable to any stockholder the amounts it is required to deduct and withhold under federal state, local or foreign tax law. If News Corporation withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Exchange of Certificates; Elections as to Form of Consideration

 Exchange Agent

   News Corporation has selected Citibank, N.A. as exchange agent. The exchange agent will exchange certificates representing shares of BHC stock for merger consideration to be received in the merger. At the effective time, News Corporation will:

  . deposit with the exchange agent cash to the extent it constitutes merger consideration; and

  . deposit certificates representing Preferred Ordinary Shares with its custodian, and instruct Citibank, N.A., as depositary under a deposit agreement, to issue the Preferred ADSs, each representing four fully paid and non-assessable shares of Preferred Ordinary Shares, to be exchanged as merger consideration in the merger with the exchange agent for the benefit of holders exchanging BHC shares in the merger.

   The Preferred Ordinary Shares underlying the Preferred ADSs to be issued as consideration in the merger will rank pari passu with all of the Preferred Ordinary Shares. The Preferred Ordinary Shares will receive the same dividend entitlement of any previously issued Preferred Ordinary Shares outstanding as of the date of the effective time of the merger.

 Letter of Transmittal and Form of Election

   The merger agreement provides that concurrent with the mailing of this joint proxy statement/prospectus, the companies will mail to each stockholder a letter of transmittal that stockholders must properly complete and deliver to the exchange agent with the certificates they are surrendering and a form of election with instructions for making the mixed election, all cash election or all stock election in a forward merger. If a stockholder cannot deliver his or her stock certificates to the exchange agent by the election deadline described below, a stockholder may deliver an appropriate guarantee of delivery promising to deliver his or her stock certificates, as described in the letter of transmittal and form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent within five NYSE trading days after the election deadline.

   The companies will use their reasonable best efforts to mail the letter of transmittal and form of election to each holder who is a holder on the record date for the special meeting or becomes a holder during the period between the record date and seven calendar days prior to the effective time of the merger. The companies will use their reasonable best efforts to make the letter of transmittal and form of election available to all holders who become holders subsequent to the seventh calendar day prior to the effective time of the merger up until 5:00 pm New York City time on the last business day prior to the effective time of the merger.

   Holders of BHC stock who wish to elect the type of merger consideration they will receive in the event of a forward merger should carefully review and follow the instructions set forth in the letter of transmittal and form of election. The form of election, accompanied by the certificates to be exchanged or a pledge to deliver such certificates after the closing, must be received by the exchange agent prior to the election deadline, which is 10:00 am New York City time on the day of the closing of the merger. News Corporation has the discretion to review the forms of election to determine whether an election has been validly made.

   An election may be revoked, but only by written notice received by the exchange agent prior to the election deadline. Upon any revocation, unless a duly completed letter of transmittal and form of election, accompanied by a certificate, is thereafter submitted, such shares shall be deemed to be non-election shares. If a letter of transmittal and form of election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates, without charge, to the person who submitted those certificates.

   Shares of BHC stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-electing shares. If News Corporation or the exchange agent determines that any purported mixed election, all cash election, or all stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed to have made a non-election for these purposes.

   News Corporation will have the discretion (which it may delegate in whole or in part to the exchange agent) to determine whether letters of transmittal and forms of election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in letters of transmittal and forms of election. The decision of News Corporation (or the exchange agent) in such matters, absent manifest error, shall be conclusive and binding. Neither News Corporation nor the exchange agent will be under any obligation to notify any person of any defect in a letter of transmittal and form of election submitted to the exchange agent. The exchange agent and News Corporation shall also make all computations related to elections, proration and adjustment and all such computations shall be conclusive and binding on stockholders absent manifest error. In addition, News Corporation reserves the right not to recalculate the effects of proration and adjustment if, subsequent to such calculation, stockholders withdraw any demands for dissenters' rights they may have made.

   Soon after the completion of the BHC merger, the exchange agent will send another letter of transmittal to each person who was a stockholder at the effective time who has not previously and properly surrendered shares of BHC stock to the exchange agent. This mailing will contain instructions on how to surrender shares of BHC stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Dissenting Shares

   The merger agreement provides that, notwithstanding other provisions contained in the merger agreement, to the extent that stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, shares of stock issued and outstanding immediately prior to closing and held by stockholders who have properly exercised and perfected their demand for appraisal rights under Section 262 of the Delaware General Corporation Law (i.e., dissenting shares) will not be converted into the right to receive the merger consideration. Instead, the holders of dissenting shares will be entitled to receive the consideration determined by Section 262 of the Delaware General Corporation Law; provided, however, that if any stockholder fails to perfect, effectively withdraws or loses his or her right to appraisal and payment under Delaware law, that stockholder's shares will be deemed to have been converted as of the closing date into the right to receive the merger consideration, without any interest, and those shares will not be deemed to be dissenting shares. For a discussion of appraisal rights, see "Appraisal Rights" on page 94.

Officers and Directors; Articles and By-laws

   If a forward merger occurs, the officers and directors of News Publishing will continue as the officers and directors following the merger. Also, the articles and by-laws of News Publishing will continue as the articles and by-laws of News Publishing after the merger. If a reverse merger occurs, the board of directors and officers of the wholly-owned subsidiary of Fox Entertainment Group formed for the purpose of effecting the merger will become the officers and directors of BHC and the certificate of incorporation and by-laws of BHC will be amended and restated to conform to the certificate and by-laws of such subsidiary.

Representations and Warranties of BHC and News Corporation

   In the merger agreement, News Corporation and BHC make representations and warranties to each other about their respective companies and their respective subsidiaries. The representations and warranties of News Corporation and BHC are subject to exceptions for disclosures made by each of the respective companies. News Corporation and BHC make representations and warranties to each other regarding, among other things, the following:

  . their corporate organization, good standing and qualification to do business;

  . validity and effectiveness of their charter and by-laws;

  . capitalization of their companies;

  . the authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

  . absence of material defaults or violations under their certificates of incorporation and bylaws and certain other agreements and laws as a result of the contemplated transactions, except as disclosed;

  . except as disclosed, the absence of any requirement of consents, including consents of third parties, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

  . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

  . the absence of material violations of laws or government orders;

  . filings with the SEC and the accuracy and completeness of the information contained in these filings;

  . accuracy of financial statements included in filings with the SEC;

  . the absence of certain material changes in their respective businesses since December 31, 1999;

  . the absence of actions, facts, agreements, plans or other circumstances that would be reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of section 368(a) of the Internal Revenue Code; and

  . their use of brokers.

   In addition, BHC also makes representations and warranties in the merger agreement with respect to BHC and its subsidiaries, as applicable, regarding the following matters, except as disclosed in the BHC merger agreement:

  . material compliance with applicable rules and regulations of the FCC, and the absence of material proceedings before the FCC;

  . absence of conflict with permits and material obligations;

  . absence of defaults under material contracts and licenses;

  . ownership by BHC of its subsidiaries;

  . authority of special committee, and recommendation of special committee that stockholders of BHC approve the merger and adopt the merger agreement;

  . nonexistence of contracts or agreements that restrict the ability of BHC or its subsidiaries from competing in any line of business or with any person and engaging in any business in any geographic area;

  . absence of facts or circumstances that would prevent the construction and operation of DTV stations by the relevant deadline established by the FCC;

  . absence of material litigation;

  . material compliance of employee benefit plans with applicable laws, benefit obligations of BHC and its subsidiaries and the effect of the merger on such plans, and the absence of proceedings regarding such plans;

  . absence of outstanding options to purchase BHC common stock;

  . absence of pending labor actions and material compliance with labor agreements;

  . environmental matters;

  . ownership of intellectual property;

  . material compliance with applicable tax laws;

  . title to properties and assets;

  . Year 2000 compliance;

  . opinion of Wasserstein Perella, financial advisors to the BHC special committee;

  . stockholder vote required to adopt the merger agreement;

  . inapplicability of state anti-takeover provisions to the merger agreement and the voting agreement and proxy delivered in connection therewith; and

  . the capitalization of United Television.

   News Corporation also makes representations and warranties in the merger agreement with respect to News Corporation and its subsidiaries, as applicable, regarding:

  . authority of Fox Television Stations and a newly-formed subsidiary of Fox
    Entertainment Group, to enter into the agreement under which Fox Television Stations will operate the television stations acquired in the merger as licensee;

  . conformity of Preferred ADSs to be issued as merger consideration in all material respects to the description of such shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation;

  . due authorization, execution and delivery of the deposit agreement under which News Corporation will deposit its Preferred ADSs with Citibank, NA, acting as depositary;

  . compliance with all applicable ASX filing requirements and accuracy and completeness of such ASX filings;

  . accuracy of financial statements contained in ASX filings;

  . no conduct of business prior to the effective time of any subsidiary formed for the purpose of merging into Chris-Craft, BHC or United Television; and

  . ownership of at least 80% of the voting and nonvoting stock of News
    Publishing.

   All representations and warranties made in the merger agreement expire at the closing of the merger.

Conduct of Business by BHC

   BHC has agreed that, until the merger is effected or the merger agreement is terminated, it will not, subject to various exceptions and fiduciary duties to United Television and the board of directors of United Television, take specific actions without the consent of News Corporation, unless expressly permitted by the merger agreement or in the Chris-Craft merger agreement. BHC has agreed to the following with respect to itself and, where applicable, its subsidiaries:

  . Conduct of Operations. To conduct its businesses in the ordinary course and in a manner consistent with past practice, including preserving intact its business organizations and relationships.

  . Governing Documents. Not to amend its charter or by-laws in any material respect.

  . Issuance of Stock. Not to issue, sell or otherwise dispose of shares of its capital stock, except for the issuance of common stock upon the exercise of outstanding options.

  . Properties and Assets. Not to sell, encumber or otherwise dispose of any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of specified amounts.

  . Dividends and Distributions; Distributions to Parent Chris-Craft. Not to declare, make or pay any dividend or other distribution (other than cash dividends payable by any wholly-owned subsidiary, or by United Television (if permitted under the United Television merger agreement) with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice). BHC may, however, advance funds to Chris-Craft on an as-needed basis, including, without limitation, to pay merger expenses under short term loans on arms-length terms, which loans must be repaid by Chris-Craft if the Chris-Craft merger is not consummated no later than 30 days after consummation of the BHC merger.

  . Changes to Capital Stock. Not to reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock.

  . Business Combinations; Assets; Indebtedness. Except in connection with acquisitions or investments in the ordinary course of business consistent with past practice and not in excess of specified amounts, not to (1) invest in other companies or assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system; or (2) incur any indebtedness except the refinancing of existing indebtedness.

  . Material Contracts. Not to enter into or amend any material contracts other than in the ordinary course of business and that would not be reasonably likely to prevent or materially delay the consummation of the merger.

  . Capital Expenditures. Not to authorize any capital expenditures in excess of specified amounts.

  . Employee Compensation. Not to increase compensation to executive officers or employees except as specified and except for special bonuses to reward those employees whose efforts were instrumental to the successful consummation of the merger. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Bonus Pool" on page 117.

  . Employee Benefits. Not to grant any severance or termination pay to any director or executive officer or employee or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement.

  . Accounting. Not to change its accounting practices.

  . New Contracts. Not to enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have resulted in it breaching certain representation and warranties.

  . Litigation; Liabilities. Not to make any material settlements or compromises in connection with any material arbitration, action, suit, investigation or proceeding (other than those related to tax matters), or in connection with the merger or settle or discharge any material liability except as specified.

  . Related Party Agreements. Not to amend or waive any right under or enter into any agreement with any affiliate of BHC (other than its wholly owned subsidiaries or United Television in the ordinary course of business consistent with past practice) or with any stockholder or any of the stockholders' affiliates.

  . Affiliation Agreements. Not to materially change or terminate any network affiliation agreement, retransmission consent agreement or, subject to specified exceptions, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any digital television station.

  . Licenses and Syndication Agreements. Not to enter into, amend or terminate any film or program license or syndication agreement involving aggregate payments beyond specified amounts:

  . General Prohibition. Not to enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the items set forth above.

  . FCC Matters. To:

   . use its reasonable best efforts to comply with all applicable material requirements of the FCC;

   . deliver promptly to News Corporation copies of reports filed with the FCC;

   . notify promptly News Corporation of any inquiry, investigation or proceeding initiated by the FCC;

   . not make or revoke any material election with the FCC; and

   . use its reasonable best efforts to take all actions necessary to complete construction and initial operation of its digital television stations.

  . Taxes. To:

   . timely file all tax returns required to be filed by it, and prepare the returns in a manner consistent with past practice;

   . timely pay all taxes due;

   . accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which a tax return is not due prior to the time the merger is effective;

   . promptly notify News Corporation of any tax or material suit, action or audit with respect to it or any of its subsidiaries in respect of any tax matter; and

   . not make or revoke any material tax election or adopt or change a material tax accounting method.

Covenants of BHC and News Corporation

   News Corporation and BHC have agreed as follows:

  . Securities Filings. Each company has agreed to cooperate to file the SEC documents necessary to complete the merger.

  . Special Meeting of BHC. BHC has agreed to call and hold a stockholders' meeting to vote upon the adoption of the merger agreement and approval of the merger.

  . Proxy Solicitation by BHC. BHC has agreed to solicit proxies in favor of the adoption of the merger agreement and approval of the merger, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law.

  . Approvals of News Corporation. News Corporation has agreed to obtain, and cause its subsidiaries to obtain, all stockholder and other approvals necessary to consummate the merger and the other transactions contemplated thereby.

  . Regulatory Filings. Each company has agreed to promptly make all governmental filings necessary under the HSR Act and to promptly make all filings with or applications to the FCC that are necessary to consummate the merger and otherwise use reasonable best efforts to consummate the merger, and will do so in a manner designed to obtain regulatory clearance and the satisfaction of these conditions as expeditiously as reasonably possible. Each company has agreed to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast law that may be validly required by any governmental authority, so as to enable the companies to close the merger as expeditiously as reasonably possible, subject to various specified limitations. News Corporation and Fox Television Holdings will have the right to make all decisions concerning any divestiture commitments necessary to comply with the multiple ownership rules (See "The Mergers-- Regulatory Matters Relating to the Mergers" on page 88), although they have agreed to regularly consult with and consider the views of BHC in good faith. News Corporation and Fox Television Holdings have also agreed not to seek a waiver of section 73.3555 of the FCC's rules, except for a temporary waiver of subsections (b) and (e) of that section, for a period not to exceed 12 months for television divestitures required to obtain FCC consent, and with respect to subsection (d) of that section, in the application to the FCC requesting such consent, News Corporation has agreed to maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and to request, in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold a newspaper and two television stations for a period not to extend beyond the date which is the later to occur of (1) 12 months from the closing date, and (2) the conclusion of any then pending FCC rulemaking proceeding regarding 47 CFR Section 73.35555 (d). The parties will not be obligated to take actions in order to comply with conditions which are "adverse conditions". "Adverse conditions" include (1) any requirement that News Corporation or Fox Television Holdings divest any material assets or accept any material limitation on any of their respective material businesses, other than divestitures or operational limitations of broadcast assets (i.e. newspaper and television stations) as required to comply with the multiple ownership rules or a final order of an antitrust or other similar governmental authority; or (2) any requirement (including any requirement under the multiple ownership rules or a final order of an antitrust or other similar governmental authority) that would require News Corporation, Fox Television Holdings, Chris-Craft, BHC or United Television to divest, hold separate, accept any material operational limitation with respect to, or waive any rights with respect to any of their respective television assets in Los Angeles.

  . Consents. Each company will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger.

  . Access to Information; Confidentiality. Each company has agreed to continue to allow the other company reasonable access to its corporate records and has agreed to comply with the Confidentiality Agreement dated September 16, 1999 between News Corporation and Chris-Craft, as amended.

  . Notification. Each company has agreed to promptly notify the other company of (1) any event that would likely cause any representation or warranty to be untrue or inaccurate, or any covenant or condition not to be complied with or satisfied, or the forward merger not to be consummated, and (2) any failure to comply with or satisfy any covenant or condition or agreement to be complied with or satisfied.

  . Tax and FCC Matters. The companies have agreed to cooperate in the preparation and submission of filings necessary to obtain a favorable ruling from the IRS with respect to the tax treatment of the BHC merger and consent of the FCC. Chris-Craft will submit any filings and documents in connection with the IRS ruling and shall control the process of obtaining the IRS ruling on behalf of BHC. The forward merger is intended to constitute a tax-free plan of reorganization within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Internal Revenue Code, and the parties have agreed not to take any action which will adversely affect this intended tax treatment. News Corporation and BHC have agreed to deliver certain representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Kaye Scholer, tax counsel to BHC, in connection with the proposed tax opinions of each such tax adviser, and also deliver representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Skadden, tax counsel to Chris-Craft, in connection with the IRS ruling.

  . Listing Applications. The companies have agreed to prepare and submit promptly an application to the NYSE for the listing of the new Preferred ADSs to be issued in the merger, and within two business days after the date the merger is effective, prepare and submit an application to the ASX for the listing of the Preferred Ordinary Shares that underlie the Preferred ADSs.

  . ASX Waiver. The companies will promptly seek the waiver of Australian
    Stock Exchange Listing Rule 10.1 (or if not obtained, the approval of News Corporation's stockholders). This waiver has been obtained.

  . Public Announcements. The companies will consult with each other prior to making any public announcements concerning the merger.

  . Affiliates. BHC will notify News Corporation of all persons that may be deemed affiliates of BHC under Rule 145 of the Securities Act, and BHC will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger.

  . Comfort Letters. News Corporation will use reasonable best efforts to deliver to BHC, and BHC will use reasonable best efforts to deliver to News Corporation, two comfort letters in customary form, from the companies' respective independent public accountants.

  . Compliance with Merger and Voting Agreements. News Corporation has agreed to comply with its obligations under the Chris-Craft merger agreement and the United Television merger agreement, and BHC has agreed to comply with its obligations under the voting and proxy agreement related to the United Television merger.

  . Solicitation of Key Employees. The companies will not solicit for employment any current senior management level employees or any of the three highest compensated on-air talent employees at each television station of the other company.

Reorganization of Television Assets

   News Corporation has agreed to effect specified transfers of the television assets acquired from BHC in the merger and to take other specified actions in connection with these transfers. For a discussion of the proposed transfers and related transactions, see "Related Transactions" on page 230.

No Solicitation Provision

   BHC has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "competing transaction", which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its stockholders acquiring more than 25% of the voting power of the BHC capital stock then outstanding or more than 25% of the assets of BHC and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of BHC or any agent or representative of BHC to take any of these actions. BHC has agreed to notify News Corporation as promptly as practicable of all the relevant material details relating to all inquiries and proposals that BHC, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

   Notwithstanding the foregoing, prior to the adoption of the merger agreement by the stockholders of BHC, the board of directors of BHC is not prohibited from:

  . furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the board of directors of BHC determines in good faith, after consultation with BHC financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal", which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding BHC capital stock or all or substantially all the assets of BHC and its subsidiaries, taken as a whole, for consideration which the board of directors of BHC determines in its good faith judgment to be more favorable to BHC's stockholders than the merger with News Publishing (or a subsidiary of News Corporation), provided that BHC must notify News Corporation of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, inform News Corporation of the identity of the third party and the material terms and conditions of any superior proposal and enter into a confidentiality agreement with the third party; or

  . complying with its disclosure and other obligations under applicable laws.

Other Employee Arrangements

   During the one year period commencing on the effective date of the merger, News Corporation will provide employees and former employees of BHC and its subsidiaries with employee benefits that are either substantially comparable to the benefits provided to BHC employees as of the date of the merger agreement, or substantially similar to those provided to employees of News Corporation who are similarly situated.

   If the effective time occurs during the calendar year 2001, then BHC employees who are employed by BHC immediately prior to the effective time, and who are eligible by virtue of being a participant in the BHC 2001 Bonus Plan or by virtue of receiving an annual bonus in 2000 and being eligible to receive an annual bonus for the year 2001, may receive a prorated bonus for service in 2001. The process for determining the bonus for those employees who remain employed on and after the effective date through December 31, 2001 will be determined in the discretion of News Corporation.

   News Corporation will recognize service with BHC under News Corporation's employee benefit plans for purposes of determining eligibility to participate and vesting, but not for purposes of benefit accrual. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. If BHC employees are transferred to a new health plan, BHC employees will be given credit for amounts paid under a corresponding health plan during the new health plan's year in which the BHC employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of the new health plan. News Corporation will also honor all vacation, personal and sick days accrued by BHC employees.

   News Corporation will make required payments when due under all BHC benefit plans maintained or contributed to by BHC or any of its subsidiaries that are applicable with respect to any current or former employee or director, including their beneficiaries, of BHC or any of its subsidiaries. However, News Corporation may amend or terminate any BHC benefit plan in accordance with its terms.

Indemnification; Directors' and Officers' Insurance

   Following the merger, the surviving corporation's certificate of incorporation and by-laws will contain the indemnification provisions in favor of officers and directors that are contained in BHC's current restated certificate of incorporation and by-laws.

   For six years following the merger the surviving corporation will maintain directors' and officers' liability insurance covering those persons who are currently covered by BHC's directors' and officers' liability insurance policy on terms comparable to BHC's existing coverage. However, the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by BHC for such insurance. If the annual premiums of such insurance coverage exceed this amount, News Corporation will only be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation will cause the surviving corporation to indemnify, to the fullest extent permitted by law, present and former officers, directors and employees of BHC and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of BHC or any of its current or former subsidiaries.

Conditions to Closing

   The merger agreement contains certain conditions to the parties' obligations to complete the merger. The parties will not be obligated to complete the merger unless at or before the time the merger becomes effective:

  . Stockholder Approval. The merger agreement has been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the BHC stockholders' meeting, voting together as a single class.

  . Hart-Scott-Rodino Antitrust Improvements Act of 1976. Any applicable waiting period under the HSR Act has terminated or expired.

  . Legality. No governmental authority or court has entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation.

  . Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective and there is no stop order to suspend the effectiveness of the registration statement.

  . FCC Consent. The FCC has consented to the assignment or to the transfer of control of the FCC licenses of BHC and United Television to Fox Television Holdings (or a wholly-owned subsidiary of Fox Television Holdings), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the BHC television stations.

  . Authorizations. Both companies have obtained all other material authorizations, consents, waivers, orders or approvals for the merger required to be obtained from governmental authorities, and both companies have made all required filings and notices with governmental authorities prior to the consummation of the merger.

  . Listing of Shares. The shares of Preferred ADSs issuable to the BHC stockholders in the merger are authorized for listing on the NYSE, subject to official notice of issuance.

  . Chris-Craft Merger. The Chris-Craft merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft merger at a duly held stockholders' meeting.

  . Satisfaction/Waiver of Conditions. All conditions to all parties' obligations to consummate the United Television merger, except completion of the United Television merger, are satisfied or waived.

  . Representations and Warranties. Each representation and warranty that is qualified by materiality is true and correct as of the time the merger becomes effective (other than those which speak as of a different date, which must be true and correct as of that date), each representation and warranty that is not so qualified is true and correct in all material respects, all material agreements and covenants have been performed and complied with, and each party has received from the other party a certificate of the chief executive officer or chief financial officer certifying to the foregoing.

   In addition, News Corporation will not be obligated to complete the merger unless:

  . Affiliate Letter. News Corporation has received an executed copy of an agreement substantially in the form of Exhibit A to the merger agreement from each person named in the letter identifying all persons who may be deemed affiliates of BHC under Rule 145 of the Securities Act.

  . Consents and Orders. News Corporation has received satisfactory evidence that all material consents, approvals, authorizations, qualifications and orders of all governmental authorities legally required for the consummation of the merger, and all other consents, approvals, authorizations, qualifications and orders of all governmental authorities or third parties required for the consummation of the merger have been obtained.

  . Tax Matters. In the case of a forward merger, News Corporation has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and BHC as a result of the merger, and no income, gain, or loss will be recognized by the holders of BHC common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations. This ruling has been received by the parties.

  . Adverse Condition. No "adverse condition" exists in the FCC consent.
    "Adverse Conditions" are discussed under the heading "Covenants of BHC and News Corporation--Regulatory Filings" on page 151.

   BHC will not be obligated to complete the merger unless:

  . Tax Matters. In the case of a forward merger, BHC has received:

   . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and BHC as a result of the merger, and no income, gain, or loss will be recognized by the holders of BHC common stock except to the extent such holders receive cash under the merger; and

   . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations. This ruling has been received by the parties.

Termination

   The merger agreement may be terminated and the merger abandoned at any time prior to the effective time:

  . by mutual written consent duly authorized by the boards of directors of each of News Corporation and BHC;

  . by either company, if the transaction is not completed on or prior to November 13, 2001;

  . by BHC, upon a breach of a representation, warranty, covenant or agreement on the part of News Corporation or Fox Television Holdings set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by News Corporation, upon breach of a representation, warranty, covenant or agreement on the part of BHC set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by either company, if a governmental authority has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger;

  . by either company, if the approval of the merger by the stockholders of BHC required for the consummation of the merger has not been obtained by reason of the failure to obtain the required vote at a duly held stockholders' meeting, provided BHC will not have the right to terminate the BHC merger agreement if the breach by Chris-Craft of the voting agreement is the reason for such failure;

  . by either company, if the Chris-Craft merger agreement has been terminated, provided that neither party will have the right to terminate the BHC merger agreement if its actions or failure to act prevented the consummation of the Chris-Craft merger, and provided further that BHC will not have the right to terminate the BHC merger agreement if the Chris-Craft merger was terminated because of the failure of the Chris-Craft stockholders to approve their merger at a duly held stockholders meeting called for such purpose; or

  . by either company, if the United Television merger agreement has been terminated; provided, that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of the United Television merger; and provided further that this condition may not be enforced by BHC because of the failure of United Television stockholders to approve their merger at a duly held stockholders' meeting called for such purpose.

   None of the parties is required to pay a "termination" or "break-up" fee to another party if the merger agreement is terminated. Any party may, however, be liable to the other parties in the event of any willful breach of the merger agreement.

Amendment; Waiver

   At any time before the merger becomes effective, the parties may amend or supplement any of the terms of the merger agreement in writing, except that following approval by the BHC stockholders, the parties may not make any other change requiring stockholder approval without obtaining such approval, and any such amendment must also be approved by the special committee. The parties may extend the time for performance of any obligation, waive any inaccuracy in any representation and warranty or other document delivered under the merger agreement, or waive compliance with any condition or agreement in the merger agreement. Any valid waiver must be in writing signed by the party bound by the waiver.

Costs and Expenses

   The parties will bear their own costs and expenses in connection with the merger agreement and the contemplated transactions except that News Corporation and BHC will each pay one-half of the costs associated with printing, filing and mailing this joint proxy statement/prospectus and regulatory filing fees. News Corporation will pay all expenses of the exchange agent. BHC, Chris-Craft and United Television will not, in the aggregate, pay more than one-half of the aggregate transaction expenses.

The BHC Voting Agreement and Proxy

   Simultaneously with the execution of the BHC merger agreement, Chris-Craft, which holds approximately 97% of the voting power of BHC, entered into a voting agreement with News Corporation and News Publishing in which Chris-Craft agreed to vote all of its shares of class A common stock, class B common stock, and any other equity securities of BHC with voting rights it owns in favor of the approval and adoption of the BHC merger agreement, against any proposals in opposition to the BHC merger agreement and against any competing transaction or superior proposal. Chris-Craft has also agreed in the voting agreement not to transfer ownership of any of its shares of BHC stock unless the transferee unconditionally agrees in writing to be bound by the voting agreement. The voting agreement terminates upon the earlier of the termination of the BHC merger agreement or the effective time of the merger.

   In connection with the voting agreement, Chris-Craft delivered an irrevocable proxy granting to News Corporation the power to vote Chris-Craft's BHC shares in favor of the merger proposal in the event that Chris-Craft does not comply with the terms of the voting agreement.

The United Television Merger Agreement

   The following summary describes the material terms of the United Television merger agreement. We urge you to read carefully the complete United Television merger agreement, to which the following is subject, a copy of which is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference.

Form of Merger

   The United Television merger is structured initially as a forward merger. However, in the event of a restructuring trigger (described below) the merger will be restructured as a reverse merger.

 The Forward Merger

   If the United Television merger is effected as a forward merger, United Television will merge into News Publishing, a subsidiary of News Corporation, with News Publishing continuing as the surviving corporation in the merger.

 Restructuring

   In the event a restructuring trigger has occurred and has not been cured prior to the effective time of the United Television merger, the merger will be restructured as a reverse merger. A restructuring trigger is defined in the United Television merger agreement as either a ruling failure (described below) or an FCC failure (described below).

  . A "ruling failure" will occur if (within various time periods specified in the merger agreement):

   . News Corporation and United Television do not receive a private letter ruling from the IRS to the effect that the forward merger will satisfy the continuity of business enterprise requirement contained in Treasury Regulations section 1.368-1(d);

   . the IRS indicates to the parties that it is not likely to grant such a ruling; or

   . tax counsel to either News Corporation or United Television indicates that it will be unable to deliver the tax opinion which is required as a condition to effecting a forward merger.

  . An "FCC failure" will occur if (within various time periods specified in the merger agreement):

   . the FCC does not consent to the assignment or transfer of control of the FCC licenses (including the transfer of applicable authorizations, licenses, permits and other FCC approvals) to Fox Television Holdings or one of its subsidiaries, in the manner contemplated by the merger agreement; or

   .  the FCC indicates to the parties that it will not so consent.

   News Corporation and United Television have received a favorable private letter ruling from the IRS.

 The Reverse Merger

   If the merger is effected as a reverse merger, at the election of News Corporation, either a wholly owned subsidiary of Fox Entertainment Group, or, if the BHC merger has occurred prior to the effective time of the United Television merger, a wholly owned subsidiary of BHC, will merge with and into United Television, and United Television will be the surviving corporation following the merger.

Closing Matters

 Closing

   United Television and News Corporation will announce the anticipated date of the closing of the forward merger at least three but no more than five business days prior to the proposed closing date. In both the forward and reverse merger structures, unless the parties otherwise agree, the closing will occur immediately following the closing of the BHC merger.

 Effective Time

   On the closing date, the merger will be effective upon filing a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger is the time the certificate of merger is filed with the Secretary of State of the State of Delaware or such other date and time as United Television and News Corporation specify in the certificate of merger.

Order of Mergers

   If all of the conditions to closing the Chris-Craft merger and the BHC merger are satisfied or waived, the mergers will occur in order such that the BHC merger will occur after the Chris-Craft merger. If the conditions to closing the United Television merger are satisfied or waived the United Television merger will occur after the BHC merger.

Merger Consideration

   The consideration to be received by United Television stockholders in the United Television merger depends on whether the merger is effected as a forward merger or a reverse merger and is described below.

  . In both the forward merger and the reverse merger, the form of Preferred ADSs to be issued are American depositary shares of News Corporation, which are traded on the New York Stock Exchange under the symbol "NWS.A". Each Preferred ADS represents four Preferred Ordinary Shares of News Corporation, which are traded on the Australian Stock Exchange Limited (ASX) under the symbol "NCPDP". For a description of the Preferred ADSs, see "Description of News Corporation Capital Stock" beginning on page 213.

  . In both the forward merger and the reverse merger, you will receive cash in lieu of any fractional Preferred ADSs. For more information about fractional shares, see "--No Fractional Shares" on page 164.

 Forward Merger Consideration

   If the merger is effected as a forward merger, United Television stockholders will have the right, with respect to each of their United Television shares, to make one of the following elections and to receive the consideration indicated below, subject to proration and adjustment as described below.

                            Consideration to be Received per United Television
      Type of Election                         Common Share
      ----------------      --------------------------------------------------
   . Mixed Election...... $60 in cash and 2.0253 Preferred ADSs

   . All Cash Election... An amount in cash equivalent in value to the per share consideration received by a stockholder who made a mixed election (determined in the manner described below)

   . All Stock Election.. A number of Preferred ADSs equivalent in value to the per share consideration received by a stockholder who made a mixed election (determined in the manner described below)

   The consideration to be paid for all stockholders who make all cash or all stock elections cannot be determined until the close of trading on the business day immediately prior to the closing of the merger. We intend to announce these amounts when known.

   Any United Television stockholder who does not make an election or otherwise indicates no preference in his or her form of election will be deemed to have made a non-election and will receive cash and/or stock based on what is available after giving effect to the elections made by other stockholders, as well as the proration and adjustment described below. In addition, United Television stockholders may specify different elections with respect to different lots of their shares (for example, a stockholder with 100 shares could make a mixed election with respect to 25 shares, an all cash election with respect to 50 shares and an all stock election with respect to the remaining 25 shares).

   Mixed Election. The number of Preferred ADSs and the amount of cash to be paid to stockholders who make mixed elections (unlike all cash elections and all stock elections) will not be subject to proration, other than adjustment in specified circumstances for tax purposes and to avoid dilution. For information about adjustment in specific circumstances for tax purposes and to avoid dilution, see "--Adjustment to Preserve Tax Treatment of Forward Merger" and "--Anti-dilution Adjustments to Merger Consideration" on pages 163 and 164.

   All Cash Election. Each United Television stockholder who makes a valid all cash election will have the right to receive in exchange for each share of United Television stock an amount in cash equivalent in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election, subject to adjustment and proration. The value of the cash to be received per share in a valid all cash election is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary --What You Will Receive in the Mergers--United Television Stockholders" beginning on page 13; however, in both cases, substantially the same result is obtained, except for differences due to rounding.

   The United Television merger agreement provides that each United Television stockholder who makes a valid all cash election will have the right to receive, in exchange for each share of United Television stock, an amount in cash equal to the "per share amount".

   The "per share amount" is the amount obtained by dividing the "closing transaction value" by the number of "exchangeable shares".

  . The "closing transaction value" is the dollar amount of the sum of (A) the "aggregate cash amount" and (B) the product of the "aggregate buyer share amount" and the "closing buyer share value".

    .  The "aggregate cash amount" is:

       (1) 40% of the product of the amount obtained by multiplying the number of shares of United Television stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by $150, less

       (2) the amount of cash to be paid in respect of shares of United Television stock for which the holders have made mixed elections (other than dissenting shares) (as described below).

    .  The "aggregate buyer share amount" is:

       (1) 60% of the product of the amount obtained by multiplying the number of shares of United Television stock issued and outstanding immediately prior to the effective time of the merger, less any shares cancelled in the merger, by 3.3755, less

       (2) the number of Preferred ADSs to be issued in respect of shares of United Television stock for which the holders have made mixed elections (other than dissenting shares).

    .The "closing buyer share value" is the volume weighted average trading price for all trades of Preferred ADSs reported on the NYSE for each of the five trading days preceding, but not including, the closing date of the merger, unless an earlier date is required to comply with SEC rules.

  . The "exchangeable shares" are the shares of United Television stock issued and outstanding immediately prior to the effective time of the merger, less any shares to be cancelled in the merger (such as treasury stock) or shares for which the holders have made mixed elections (other than dissenting shares).

  . The "dissenting shares", for purposes of these and certain other computations, are shares of United Television stock for which the holder has taken all the necessary steps required to be taken by the applicable date to exercise his or her appraisal rights under Delaware law. For more information about appraisal rights, see "Appraisal Rights" on page 94.

   All Stock Election. Each United Television stockholder who makes a valid all stock election will receive in exchange for each share of United Television stock a number of Preferred ADSs equal in value (as of the closing date of the merger) to the value of the cash and Preferred ADSs received by a stockholder who made a mixed election, subject to adjustment and proration. The value of the Preferred ADSs to be received is determined using a formula contained in the merger agreement, which is summarized below. The formula contained in the merger agreement is more complex than the computation method we used in the examples contained under "Summary-- What You Will Receive in the Mergers--United Television Stockholders" beginning on page 13; however, in both cases, substantially the same result is obtained.

   The United Television merger agreement provides that each United Television stockholder who makes a valid all stock election will receive, in exchange for each share of United Television stock, a number of Preferred ADSs equal to the "exchange ratio".

   The "exchange ratio" is defined in the merger agreement as the number of Preferred ADSs obtained by dividing the per share amount by the closing buyer share value (each of which is described above).

   Non-Election Shares. United Television stockholders who indicate that they have no preference as to whether they receive cash or Preferred ADSs in the merger, and United Television stockholders who do not make a valid election, will be deemed to have made a "non-election". Stockholders making a non-election may be paid in cash, Preferred ADSs or a mixture of cash and Preferred ADSs depending on, and after giving effect to, the number of mixed elections, all cash elections and all stock elections that have been made by other United Television stockholders making elections using the proration adjustment described below.

   Proration. The total number of Preferred ADSs that will be issued and the total amount of cash that will be paid in the United Television merger is
2.0253 and $60, respectively, multiplied by the total number of United Television shares outstanding immediately prior to the completion of the United Television merger. Therefore, the all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and number of Preferred ADSs to be issued in the United Television merger.

   As a result, even if you make the all cash election or all stock election, you may nevertheless receive a mix of cash and stock. Stockholders who make the mixed election will not be subject to proration.

   Proration if Too Much Cash is Elected. Preferred ADSs may be issued to stockholders who make all cash elections if the all cash election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of United Television common stock that may be converted into the right to receive cash in the merger (other than through mixed elections or dissenting shares) is equal to the "all cash election number".

   The "all cash election number" is computed by dividing the aggregate cash amount (as described above) by the per share amount (as described above) and then subtracting the number of dissenting shares, if any.

   If the all cash election is oversubscribed, then United Television stockholders making all cash elections will receive a combination of cash and Preferred ADSs equal to the following for each share of United Television stock:

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) the "cash fraction" (described below); and

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the cash fraction.

   In addition, if the all cash election is oversubscribed, stockholders making all stock elections or making (or deemed to be making) non-elections for any of their shares of United Television stock will receive Preferred ADSs for each of these shares.

   The "cash fraction" is a fraction with (1) a numerator equal to the all cash election number and (2) a denominator equal to the total number of shares of United Television common stock for which an all cash election has been made (other than dissenting shares).

   Proration if Too Much Stock is Elected. Cash may be paid to stockholders who make all stock elections if the all stock election is oversubscribed. We describe below how the proration mechanism will be used.

   The maximum number of shares of United Television common stock that may be converted into Preferred ADSs in the merger (other than through mixed elections (other than dissenting shares)) is equal to the "stock election number".

   The "stock election number" is computed by taking the number of shares of United Television stock issued and outstanding immediately prior to the effective time of the merger and subtracting from that amount (1) the all cash election number (as described above), (2) any cancelled or dissenting shares and (3) any shares for which the holders have made mixed elections (other than dissenting shares).

   If the all stock election is oversubscribed, then United Television stockholders making an all stock election will receive a combination of cash and Preferred ADSs equal to the following for each share of United Television stock:

  . a number of Preferred ADSs equal to the product of (1) the exchange ratio (as described above) and (2) the "stock fraction" (described below); and

  . an amount in cash equal to the product of (1) the per share amount (as described above) and (2) a fraction equal to one minus the stock fraction.

   In addition, if the all stock election is oversubscribed, stockholders making all cash elections or making (or deemed to be making) non-elections for any of their shares of United Television stock will receive cash for each of these shares.

   The "stock fraction" is a fraction with (1) a numerator equal to the stock election number and (2) a denominator equal to the total number of shares of United Television common stock for which a stock election has been made (other than dissenting shares).

   Proration of Non-Election Share Consideration. As described above, if too many stockholders make all cash elections, stockholders making (or deemed to be making) non-elections will receive only Preferred ADSs and if too many stockholders make all stock elections, stockholders making (or deemed to be making) non-elections will receive only cash. If both the all cash election and all stock election are undersubscribed (after giving effect to all mixed elections), the merger consideration received by stockholders making (or deemed to be making) non-elections will be determined in accordance with the following mechanism.

   If the aggregate number of shares of United Television stock covered by all cash elections does not exceed the all cash election number (as described above) and the number of shares of United Television stock covered by all stock elections does not exceed the stock election number (described above), then United Television stockholders having made (or deemed to have made) non-elections will receive the following for each share of United Television stock:

  . an amount in cash (if any) equal to the product of (1) the per share amount (as described above) and (2) the "non-election fraction" (described below); and

  . a number of Preferred ADSs (if any) equal to the product of (1) the exchange ratio (as described above) and (2) a fraction equal to one minus the non-election fraction.

    . The "non-election fraction" is a fraction with (1) a numerator equal to (A) the all cash election number (as described above under "Proration if Too Much Cash is Elected" on page 161 less (B) the total number of shares of United Television stock for which an all cash election has been made

     (other than dissenting shares), and (2) a denominator equal to (A) the number of exchangeable shares (as described above) less (B) any dissenting shares and less (C) the total number of shares of United Television stock for which either an all cash election or an all stock election has been made (other than dissenting shares).

 Reverse Merger Consideration

   If the transaction is effected as a reverse merger, each United Television share will be converted into $63 in cash and 2.1266 Preferred ADSs. Unlike the forward merger, United Television stockholders have no right to make elections in the reverse merger and, except for anti-dilution protection, these amounts generally are not subject to adjustment.

Stock Options

   Stock options for the purchase of United Television stock will be converted into options to purchase Preferred ADSs. Each outstanding unexpired and unexercised option to purchase shares of common stock of United Television will be automatically converted at the effective time of the merger into an option to purchase a number of Preferred ADSs equal to the number of shares of United Television common stock that could have been purchased under the United Television option multiplied by either (1) the exchange ratio (as described above) in the case of the forward merger or (2) 3.54433 in the case of the reverse merger, in each case at a price per Preferred ADS equal to the per share option exercise price specified in the United Television option divided by the exchange ratio in the case of the forward merger and by 3.54433 in the case of the reverse merger. The substitute options will be subject to the same terms and conditions as were applicable to the United Television options, except as mandated by the requirements of the ASX or Australian law. After the effective time of the merger, all references to United Television in United Television's stock option agreements will be deemed to refer to News Corporation.

   News Corporation has agreed to file a Form S-8 or other appropriate registration statement with the SEC covering the Preferred ADSs subject to the substituted options, to the extent a registration is required under applicable law, within two business days after the effective time of the merger and will use its reasonable best efforts to obtain and maintain the effectiveness of the registration statement.

Adjustment to Preserve Tax Treatment of Forward Merger

   In the event that the closing price of Preferred ADSs on the NYSE on the trading day immediately preceding the date of the closing is such that the aggregate amount of cash paid as merger consideration exceeds 55% of the combined value of all of the cash and the Preferred ADSs to be paid in the merger, then, in order for the forward merger to qualify as a tax-free reorganization, the amount of cash paid to United Television stockholders making all cash elections and, in some circumstances, the amount of cash paid to United Television stockholders making mixed elections may be adjusted so that, in lieu of cash, these stockholders will receive Preferred ADSs in the amount of the adjustment. To effect the adjustment, the merger agreement provides that if the "cash amount" (described below) exceeds 55% of the total consideration, the components of the merger consideration will be modified as follows:

  . first, in the case of shares of United Television stock for which an all cash election has been made, by reducing the cash portion of the merger consideration by the minimum amount necessary to avoid this result, but in no event below the amount of cash payable in exchange for shares for which a mixed election has been made, and paying in lieu of this cash, a number of Preferred ADSs equal to the amount of the per share cash reduction divided by the closing price of Preferred ADSs referred to above; and

  . second, after making the above reduction, in the event that the cash amount is still in excess of 55% of the total consideration to be paid in the merger, by reducing the cash payable in exchange for shares of United Television stock for which all cash elections or mixed elections have been made to the extent necessary to avoid this result and paying, in lieu of this cash, a number of Preferred ADSs equal to the amount of per share cash reduction divided by the closing price of Preferred ADSs referred to above.

   The "cash amount" is defined in the merger agreement as the sum of (1) the aggregate cash amount (as described above) and (2) the product of (A) $60 and
(B) the number of shares of United Television stock for which a mixed election has been made.

   The "total consideration" is defined in the merger agreement as the sum of
(1) the cash amount and (2) the product of (A) the closing price of Preferred ADSs referred to above, (B) 3.3755 and (C) 60% of the number of shares of United Television stock outstanding immediately prior to the effective time of the merger (less any cancelled shares).

   In a forward merger, if either Squadron Ellenoff or Kaye Scholer is unable to render an opinion that the receipt of Preferred ADSs will be tax-free for U.S. federal income tax purposes, News Corporation will make adjustments similar to those described above, to the extent necessary, so that each tax advisor is able to render its tax opinion.

Anti-dilution Adjustments to Merger Consideration

   If, before the merger becomes effective, News Corporation declares or effects a stock split, stock or cash dividend (other than ordinary cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Preferred ADSs, there will be an appropriate adjustment to the merger consideration unless such adjustment would:

  . in a forward merger, prevent either Kaye Scholer or Squadron Ellenoff from delivering an opinion that the merger will be a tax-free reorganization;

  . create a meaningful risk that the consideration paid in respect of the adjustment would be taxable to or have an adverse tax consequence to United Television stockholders; or

  .  change the tax treatment of the event giving rise to the adjustment.

   If the adjustment would have any of the above consequences, News Corporation will adjust the merger consideration in an appropriate manner:

  . to convey value to the United Television stockholders in an amount equal to the anti-dilution adjustment;

  . in the case of a forward merger, to permit the tax opinions to be rendered; and

  . if United Television requests, to avoid the adverse tax consequences to holders of United Television shares.

Dividends

   United Television stockholders will not have the right to receive any dividends or other distributions payable by News Corporation with respect to the Preferred ADSs unless and until they exchange their United Television stock certificates for Preferred ADSs. After delivering their United Television stock certificates to the exchange agent, those stockholders will receive, subject to applicable laws, accumulated dividends and distributions with a record date after the effective time of the merger, without interest.

No Fractional Shares

   No fractional Preferred ADSs will be issued. In addition, no dividend or other distribution of Preferred ADSs will relate to any fractional Preferred ADSs, and no fractional Preferred ADSs will entitle the holder to any voting or other rights of a holder of Preferred ADSs.

   United Television stockholders otherwise entitled to fractional Preferred ADSs will instead receive a cash payment equal to the amount of the stockholder's proportionate interest in the net proceeds from the sale by the exchange agent, on behalf of all United Television stockholders, of the aggregate fractions of Preferred ADSs which would otherwise be issued in the merger, without interest.

No Interest

   No interest will be paid on any portion of the merger consideration.

Withholding

   News Corporation will be entitled to deduct and withhold from the merger consideration payable to any stockholder the amounts it is required to deduct and withhold under federal, state, local or foreign tax law. If News Corporation withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

Exchange of Certificates; Elections as to Form of Consideration

 Exchange Agent

   News Corporation has selected Citibank, N.A. as exchange agent. The exchange agent will exchange certificates representing shares of United Television stock for merger consideration to be received in the merger. At the effective time, News Corporation will:

  . deposit with the exchange agent cash to the extent it constitutes merger consideration; and

  . deposit certificates representing Preferred Ordinary Shares with its custodian, and instruct Citibank, N.A., as depositary under a deposit agreement, to issue the Preferred ADSs, each representing four fully paid and non-assessable shares of Preferred Ordinary Shares, to be exchanged as merger consideration in the merger with the exchange agent for the benefit of holders exchanging United Television shares in the merger.

   The Preferred Ordinary Shares underlying the Preferred ADSs to be issued as consideration in the merger will rank pari passu with all of the Preferred Ordinary Shares. The Preferred Ordinary Shares will receive the same dividend entitlement of any previously issued Preferred Ordinary Shares outstanding as of the date of the effective time of the merger.

 Letter of Transmittal and Form of Election

   The merger agreement provides that concurrent with the mailing of this joint proxy statement/prospectus, the companies will mail to each stockholder a letter of transmittal that stockholders must properly complete and deliver to the exchange agent with the certificates they are surrendering and a form of election with instructions for making the mixed election, all cash election or all stock election in a forward merger. If a stockholder cannot deliver his or her stock certificates to the exchange agent by the election deadline described below, a stockholder may deliver an appropriate guarantee of delivery promising to deliver his or her stock certificates, as described in the letter of transmittal and form of election, so long as (1) the guarantee of delivery is from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States and (2) the actual stock certificates are in fact delivered to the exchange agent within five NYSE trading days after the election deadline.

   The companies will use their reasonable best efforts to mail the letter of transmittal and form of election to each holder who is a holder on the record date for the special meeting or becomes a holder during the period between the record date and seven calendar days prior to the effective time of the merger. The companies will use their reasonable best efforts to make the letter of transmittal and form of election available to all holders who become holders subsequent to the seventh calendar day prior to the effective time of the merger up until 5:00 pm New York City time on the last business day prior to the effective time of the merger.

   Holders of United Television stock who wish to elect the type of merger consideration they will receive in the event of a forward merger should carefully review and follow the instructions set forth in the letter of transmittal and form of election. The form of election, accompanied by the certificates to be exchanged or a pledge to deliver such certificates after the closing, must be received by the exchange agent prior to the election deadline, which is 10:00 am New York City time on the day of the closing of the merger. News Corporation has the discretion to review the forms of election to determine whether an election has been validly made.

   An election may be revoked, but only by written notice received by the exchange agent prior to the election deadline. Upon any revocation, unless a duly completed letter of transmittal and form of election, accompanied by a certificate, is thereafter submitted, such shares shall be deemed to be non-election shares. If a letter of transmittal and form of election is revoked, or the merger agreement is terminated, and any certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates, without charge, to the person who submitted those certificates.

   Shares of United Television stock as to which the holder has not made a valid election prior to the closing of the merger, including as a result of revocation, will be deemed non-electing shares. If News Corporation or the exchange agent determines that any purported mixed election, all cash election, or all stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed to have made a non-election for these purposes.

   News Corporation will have the discretion (which it may delegate in whole or in part to the exchange agent) to determine whether letters of transmittal and forms of election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in letters of transmittal and forms of election. The decision of News Corporation (or the exchange agent) in such matters, absent manifest error, shall be conclusive and binding. Neither News Corporation nor the exchange agent will be under any obligation to notify any person of any defect in a letter of transmittal and form of election submitted to the exchange agent. The exchange agent and News Corporation shall also make all computations related to elections, proration and adjustment and all such computations shall be conclusive and binding on stockholders absent manifest error. In addition, News Corporation reserves the right not to recalculate the effects of proration and adjustment if, subsequent to such calculation, stockholders withdraw any demands for dissenters' rights they may have made.

   Soon after the completion of the United Television merger, the exchange agent will send another letter of transmittal to each person who was a stockholder at the effective time who has not previously and properly surrendered shares of United Television stock to the exchange agent. This mailing will contain instructions on how to surrender shares of United Television stock (if these shares have not already been surrendered) in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

Dissenting Shares

   The merger agreement provides that, notwithstanding other provisions contained in the merger agreement, to the extent that stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, shares of stock issued and outstanding immediately prior to closing and held by stockholders who have properly exercised and perfected their demand for appraisal rights under Section 262 of the Delaware General Corporation Law (i.e., dissenting shares) will not be converted into the right to receive the merger consideration. Instead, the holders of dissenting shares will be entitled to receive the consideration determined by Section 262 of the Delaware General Corporation Law; provided, however, that if any stockholder fails to perfect, effectively withdraws or loses his or her right to appraisal and payment under Delaware law, that stockholder's shares will be deemed to have been converted as of the closing date into the right to receive the merger consideration, without any interest, and those shares will not be deemed to be dissenting shares. For a discussion of appraisal rights, see "Appraisal Rights" on page 94.

Officers and Directors; Articles and By-laws

   If a forward merger occurs, the officers and directors of News Publishing will continue as the officers and directors following the merger. Also, the articles and by-laws of News Publishing will continue as the articles and by-laws of News Publishing after the merger. If a reverse merger occurs, the board of directors and officers of the wholly-owned subsidiary of Fox Entertainment Group formed for the purpose of effecting the merger will become the officers and directors of United Television and the certificate of incorporation and by-laws of United Television will be amended and restated to conform to the certificate and by-laws of such subsidiary.

Representations and Warranties of United Television and News Corporation

   In the merger agreement, News Corporation and United Television make representations and warranties to each other about their respective companies and their respective subsidiaries. The representations and warranties of News Corporation and United Television are subject to exceptions for disclosures made by each of the respective companies. News Corporation and United Television make representations and warranties to each other regarding, among other things, the following:

  . their corporate organization, good standing and qualification to do business;

  .  validity and effectiveness of their charter and by-laws;

  .  capitalization of their companies;

  . the authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

  . absence of material defaults or violations under their certificates of incorporation and bylaws and certain other agreements and laws as a result of the contemplated transactions, except as disclosed;

  . except as disclosed, the absence of any requirement of consents, including consents of third parties, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

  . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

  .  the absence of material violations of laws or government orders;

  . filings with the SEC and the accuracy and completeness of the information contained in these filings;

  .  accuracy of financial statements included in filings with the SEC;

  . the absence of certain material changes in their respective businesses since December 31, 1999;

  . the absence of actions, facts, agreements, plans or other circumstances that would be reasonably likely to prevent the merger from qualifying as a reorganization withing the meaning of section 368(a) of the Internal Revenue Code; and

  .  their use of brokers.

   In addition, United Television also makes representations and warranties in the merger agreement with respect to United Television and its subsidiaries, as applicable, regarding the following matters, except as disclosed in the United Television merger agreement:

  . material compliance with applicable rules and regulations of the FCC, and the absence of material proceedings before the FCC;

  .  absence of conflict with permits and material obligations;

  .  absence of defaults under material contracts and licenses;

  .  ownership by United Television of its subsidiaries;

  . authority of special committee, and recommendation of special committee that stockholders of United Television approve the merger and adopt the merger agreement;

  . nonexistence of contracts or agreements that restrict the ability of United Television or its subsidiaries from competing in any line of business or with any person and engaging in any business in any geographic area;

  . absence of facts or circumstances that would prevent the construction and operation of DTV stations by the relevant deadline established by the FCC;

  .  absence of material litigation;

  . material compliance of employee benefit plans with applicable laws, benefit obligations of United Television and its subsidiaries and the effect of the merger on such plans, and the absence of proceedings regarding such plans;

  . absence of pending labor actions and material compliance with labor agreements;

  .  environmental matters;

  .  ownership of intellectual property;

  .  material compliance with applicable tax laws;

  .  title to properties and assets;

  .  Year 2000 compliance;

  . opinion of Bear, Stearns & Co. Inc., financial advisor to the United Television special committee;

  .  stockholder vote required to adopt the merger agreement; and

  . inapplicability of state anti-takeover provisions to the merger agreement and the voting agreement and proxy delivered in connection therewith.

   News Corporation also makes representations and warranties in the merger agreement with respect to News Corporation and its subsidiaries, as applicable, regarding:

  . authority of Fox Television Stations and a newly-formed subsidiary of Fox Entertainment Group to enter into the agreement under which Fox Television Stations will operate the television stations acquired in the merger as licensee;

  . conformity of Preferred ADSs to be issued as merger consideration in all material respects to the description of such shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation;

  . due authorization, execution and delivery of the deposit agreement under which News Corporation will deposit its Preferred ADSs with Citibank, NA, acting as depositary;

  . compliance with all applicable ASX filing requirements and accuracy and completeness of such ASX filings;

  .  accuracy of financial statements contained in ASX filings;

  . no conduct of business prior to the effective time of any subsidiary formed for the purpose of merging into Chris-Craft, BHC or United Television; and

  . ownership of at least 80% of the voting and nonvoting stock of News Publishing.

   All representations and warranties made in the merger agreement expire at the closing of the merger.

Conduct of Business by United Television

   United Television has agreed that, until the merger is effected or the merger agreement is terminated, it will not, subject to various exceptions, take specific actions without the consent of News Corporation, unless expressly permitted by the merger agreement or in the Chris-Craft merger agreement. United Television has agreed to the following with respect to itself and, where applicable, its subsidiaries:

  . Conduct of Operations. To conduct its businesses in the ordinary course and in a manner consistent with past practice, including preserving intact its business organizations and relationships.

  . Governing Documents. Not to amend its charter or by-laws in any material respect.

  . Issuance of Stock. Not to issue, sell or otherwise dispose of shares of its capital stock, except for the issuance of common stock upon the exercise of outstanding options.

  . Properties and Assets. Not to sell, encumber or otherwise dispose of any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of specified amounts.

  . Dividends and Distributions. Not to declare, make or pay any dividend or other distribution (other than regular cash dividends payable by any wholly-owned subsidiary with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice). United Television may, however, advance funds to Chris-Craft on an as-needed basis, including, without limitation, to pay merger expenses, under short term loans on arms-length terms, which loans must be repaid by Chris-Craft if the Chris-Craft merger is not consummated no later than 30 days after consummation of the United Television merger.

  . Changes to Capital Stock. Not to reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock.

  . Business Combinations; Assets; Indebtedness. Except in connection with acquisitions or investments in the ordinary course of business consistent with past practice and not in excess of specified amounts, not to (1) invest in other companies or assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system; or (2) incur any indebtedness except the refinancing of existing indebtedness.

  . Material Contracts. Not to enter into or amend any material contracts other than in the ordinary course of business and that would not be reasonably likely to prevent or materially delay the consummation of the merger.

  . Capital Expenditures. Not to authorize any capital expenditures in excess of specified amounts.

  . Employee Compensation. Not to increase compensation to executive officers or employees except as specified and except for special bonuses to reward those employees whose efforts were instrumental to the successful consummation of the merger. For additional information about special bonuses, see "Interests of Certain Directors and Executive Officers of the Companies in the Mergers--Bonus Pool" on page 117.

  . Employee Benefits. Not to grant any severance or termination pay to any director or executive officer or employee or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement.

  .  Accounting. Not to change its accounting practices.

  . New Contracts. Not to enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have resulted in it breaching certain representation and warranties.

  . Litigation; Liabilities. Not to make any material settlements or compromises in connection with any material arbitration, action, suit, investigation or proceeding (other than those related to tax matters), or in connection with the merger or settle or discharge any material liability except as specified.

  . Related Party Agreements. Not to amend or waive any right under or enter into any agreement with any affiliate of United Television or with any stockholder or any of the stockholders' affiliates.

  . Affiliation Agreements. Not to materially change or terminate any network affiliation agreement, retransmission consent agreement or, subject to specified exceptions, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any digital television station.

  . Licenses and Syndication Agreements. Not to enter into, amend or terminate any film or program license or syndication agreement involving aggregate payments beyond specified amounts.

  . General Prohibition. Not to enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the items set forth above.

  .  FCC Matters. To:

   . use its reasonable best efforts to comply with all applicable material requirements of the FCC;

   . deliver promptly to News Corporation copies of reports filed with the FCC;

   . notify promptly News Corporation of any inquiry, investigation or proceeding initiated by the FCC;

   .  not make or revoke any material election with the FCC; and

   . use its reasonable best efforts to take all actions necessary to complete construction and initial operation of its digital television stations.

  .  Taxes. To:

   . timely file all tax returns required to be filed by it, and prepare the returns in a manner consistent with past practice;

   .  timely pay all taxes due;

   . accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by it for which a tax return is not due prior to the time the merger is effective;

   . promptly notify News Corporation of any tax or material suit, action or audit with respect to it or any of its subsidiaries in respect of any tax matter; and

   . not make or revoke any material tax election or adopt or change a material tax accounting method.

Covenants of United Television and News Corporation

   News Corporation and United Television have agreed as follows:

  . Securities Filings. Each company has agreed to cooperate to file the SEC documents necessary to complete the merger.

  . Special Meeting of United Television. United Television has agreed to call and hold a stockholders' meeting to vote upon the adoption of the merger agreement and approval of the merger.

  . Proxy Solicitation by United Television. United Television has agreed to solicit proxies in favor of the adoption of the merger agreement and approval of the merger, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law.

  . Approvals of News Corporation. News Corporation has agreed to obtain, and cause its subsidiaries to obtain, all stockholder and other approvals necessary to consummate the merger and the other transactions contemplated thereby.

  . Regulatory Filings. Each company has agreed to promptly make all governmental filings necessary under the HSR Act and to promptly make all filings with or applications to the FCC that are necessary to consummate the merger and otherwise use reasonable best efforts to consummate the merger, and will do so in a manner designed to obtain regulatory clearance and the satisfaction of these conditions as expeditiously as reasonably possible. Each company has agreed to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast law that may be validly required by any governmental authority, so as to enable the companies to close the merger as expeditiously as reasonably possible, subject to various specified limitations. News Corporation and Fox Television Holdings will have the right to make all decisions concerning any divestiture commitments necessary to comply with the multiple ownership rules (See "The Mergers--Regulatory Matters Relating to the Mergers" on page 88), although they have agreed to regularly consult with and consider the views of United Television in good faith. News Corporation and Fox Television Holdings have also agreed not to seek a waiver of section 73.3555 of the FCC's rules, except for a temporary waiver of subsections (b) and (e) of that section, for a period not to exceed 12 months for television divestitures required to obtain FCC consent, and with respect to subsection (d) of that section, in the application to the FCC requesting such consent, News Corporation has agreed to maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and to request, in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold a newspaper and two television stations for a period not to extend beyond the date which is the later to occur of (1) 12 months from the closing date, and (2) the conclusion of any then pending FCC rulemaking proceeding regarding 47 CFR Section 73.35555 (d). The parties will not be obligated to take actions in order to comply with conditions which are "adverse conditions". "Adverse conditions" include (1) any requirement that News Corporation or Fox Television Holdings divest any material assets or accept any material limitation on any of their respective material businesses, other than divestitures or operational limitations of broadcast assets (i.e. newspaper and television stations) as is required to comply with the multiple ownership rules or a final order of an antitrust or other similar governmental authority; or (2) any requirement (including any requirement under the multiple ownership rules or a final order of an antitrust or other similar governmental authority) that would require News Corporation, Fox Television Holdings, Chris-Craft, BHC or United Television to divest, hold separate, accept any material operational limitation with respect to, or waive any rights with respect to any of their respective television assets in San Francisco.

  . Consents. Each company will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger.

  . Access to Information; Confidentiality. Each company has agreed to continue to allow the other company reasonable access to its corporate records and has agreed to comply with the Confidentiality Agreement dated September 16, 1999 between News Corporation and Chris-Craft, as amended.

  . Notification. Each company has agreed to promptly notify the other company of (1) any event that would likely cause any representation or warranty to be untrue or inaccurate, or any covenant or condition not to be complied with or satisfied, or the forward merger not to be consummated, and (2) any failure to comply with or satisfy any covenant or condition or agreement to be complied with or satisfied.

  . Tax and FCC Matters. The companies have agreed to cooperate in the preparation and submission of filings necessary to obtain a favorable ruling from the IRS with respect to the tax treatment of the United Television merger and consent of the FCC. Chris-Craft will submit any filings and documents in connection with the IRS ruling and shall control the process of obtaining the IRS ruling on behalf of

   United Television. The forward merger is intended to constitute a tax-free plan of reorganization within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Internal Revenue Code, and the parties have agreed not to take any action which will adversely affect this intended tax treatment. News Corporation and United Television have agreed to deliver certain representation letters to Squadron Ellenoff, tax counsel to News Corporation, and Kaye Scholer, tax counsel to United Television, in connection with the proposed tax opinions of each such tax adviser, and also deliver representation letters to Skadden, tax counsel to Chris-Craft, in connection with the IRS ruling.

  . Listing Applications. The companies have agreed to prepare and submit promptly an application to the NYSE for the listing of the new Preferred ADSs to be issued in the merger, and within two business days after the date the merger is effective, prepare and submit an application to the ASX for the listing of the Preferred Ordinary Shares that underlie the Preferred ADSs.

  . ASX Waiver. The companies will promptly seek the waiver of Australian Stock Exchange Listing Rule 10.1 (or if not obtained, the approval of News Corporation's stockholders). This waiver has been obtained.

  . Public Announcements. The companies will consult with each other prior to making any public announcements concerning the merger.

  . Affiliates. United Television will notify News Corporation of all persons that may be deemed affiliates of United Television under Rule 145 of the Securities Act, and United Television will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger.

  . Comfort Letters. News Corporation will use reasonable best efforts to deliver to United Television, and United Television will use reasonable best efforts to deliver to News Corporation, two comfort letters in customary form, from the companies' respective independent public accountants.

  . Compliance with Merger and Voting Agreements. News Corporation has agreed to comply with its obligations under the Chris-Craft merger agreement and the BHC merger agreement.

  . Solicitation of Key Employees. The companies will not solicit for employment any current senior management level employees or any of the three highest compensated on-air talent employees at each television station of the other company.

Reorganization of Television Assets

   News Corporation has agreed to effect specified transfers of the television assets acquired from United Television in the merger and to take other specified actions in connection with these transfers. For a discussion of the proposed transfers and related transactions, see "Related Transactions" on page 230.

No Solicitation Provision

   United Television has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "competing transaction", which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its stockholders acquiring more than 25% of the voting power of the United Television capital stock then outstanding or more than 25% of the assets of United Television and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of United Television or any agent or representative of United Television to take any of these actions. United Television has agreed to notify News Corporation as promptly as practicable of all the relevant material details relating to all inquiries and proposals that United Television, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

   Notwithstanding the foregoing, prior to the adoption of the merger agreement by the stockholders of United Television, the board of directors of United Television is not prohibited from:

  . furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the board of directors of United Television determines in good faith, after consultation with United Television financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal", which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding United Television capital stock or all or substantially all the assets of United Television and its subsidiaries, taken as a whole, for consideration which the board of directors of United Television determines in its good faith judgment to be more favorable to United Television's stockholders than the merger with News Publishing (or a subsidiary of News Corporation), provided that United Television must notify News Corporation of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, inform News Corporation of the identity of the third party and the material terms and conditions of any superior proposal and enter into a confidentiality agreement with the third party; or

  . complying with its disclosure and other obligations under applicable laws.

Other Employee Arrangements

   During the one year period commencing on the effective date of the merger, News Corporation will provide employees and former employees of United Television and its subsidiaries with employee benefits that are either substantially comparable to the benefits provided to United Television employees as of the date of the merger agreement, or substantially similar to those provided to employees of News Corporation who are similarly situated.

   If the effective time occurs during the calendar year 2001, then United Television employees who are employed by United Television immediately prior to the effective time, and who are eligible by virtue of being a participant in the United Television 2001 Bonus Plan or by virtue of receiving an annual bonus in 2000 and being eligible to receive an annual bonus for the year 2001, may receive a prorated bonus for service in 2001. The process for determining the bonus for those employees who remain employed on and after the effective date through December 31, 2001 will be determined in the discretion of News Corporation.

   News Corporation will recognize service with United Television under News Corporation's employee benefit plans for purposes of determining eligibility to participate and vesting, but not for purposes of benefit accrual. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. If United Television employees are transferred to a new health plan, United Television employees will be given credit for amounts paid under a corresponding health plan during the new health plan's year in which the United Television employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of the new health plan. News Corporation will also honor all vacation, personal and sick days accrued by United Television employees.

   News Corporation will make required payments when due under all United Television benefit plans maintained or contributed to by United Television or any of its subsidiaries that are applicable with respect to any current or former employee or director, including their beneficiaries, of United Television or any of its subsidiaries. However, News Corporation may amend or terminate any United Television benefit plan in accordance with its terms.

Indemnification; Directors' and Officers' Insurance

   Following the merger, the surviving corporation's certificate of incorporation and by-laws will contain the indemnification provisions in favor of officers and directors that are contained in United Television's current restated certificate of incorporation and by-laws.

   For six years following the merger the surviving corporation will maintain directors' and officers' liability insurance covering those persons who are currently covered by United Television's directors' and officers' liability insurance policy on terms comparable to United Television's existing coverage. However, the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by United Television for such insurance. If the annual premiums of such insurance coverage exceed this amount, News Corporation will only be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   News Corporation will cause the surviving corporation to indemnify, to the fullest extent permitted by law, present and former officers, directors and employees of United Television and other specified persons against various specified indemnifiable claims, including against amounts paid in settlement of any threatened, pending or completed claim based upon the fact that such person is or was a director, officer, employee or stockholder of United Television or any of its current or former subsidiaries.

Conditions to Closing

   The merger agreement contains certain conditions to the parties' obligations to complete the merger. The parties will not be obligated to complete the merger unless at or before the time the merger becomes effective:

  . Stockholder Approval. The merger agreement has been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders at the United Television stockholders' meeting.

  . Hart-Scott-Rodino Antitrust Improvements Act of 1976. Any applicable waiting period under the HSR Act has terminated or expired.

  . Legality. No governmental authority or court has entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation.

  . Registration Statement. The registration statement, of which this joint proxy statement/prospectus forms a part, is declared effective and there is no stop order to suspend the effectiveness of the registration statement.

  . FCC Consent. The FCC has consented to the assignment or to the transfer of control of the FCC licenses of United Television and its subsidiaries to Fox Television Holdings (or a wholly-owned subsidiary of Fox Television Holdings), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the United Television television stations.

  . Authorizations. Both companies have obtained all other material authorizations, consents, waivers, orders or approvals for the merger required to be obtained from governmental authorities, and both companies have made all required filings and notices with governmental authorities prior to the consummation of the merger.

  . Listing of Shares. The shares of Preferred ADSs issuable to the United Television's stockholders in the merger are authorized for listing on the NYSE, subject to official notice of issuance.

  . Chris-Craft Merger. The Chris-Craft merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft merger at a duly held stockholders' meeting.

  . Satisfaction/Waiver of Conditions. All conditions to all parties' obligations to consummate the BHC merger, except completion of the BHC merger, are satisfied or waived.

  . Representations and Warranties. Each representation and warranty that is qualified by materiality is true and correct as of the time the merger becomes effective (other than those which speak as of a different date, which must be true and correct as of that date), each representation and warranty that is not so qualified is true and correct in all material respects, all material agreements and covenants have been performed and complied with, and each party has received from the other party a certificate of the chief executive officer or chief financial officer certifying to the foregoing.

   In addition, News Corporation will not be obligated to complete the merger unless:

  . Affiliate Letter. News Corporation has received an executed copy of an agreement substantially in the form of Exhibit A to the merger agreement from each person named in the letter identifying all persons who may be deemed affiliates of United Television under Rule 145 of the Securities Act.

  . Consents and Orders. News Corporation has received satisfactory evidence that all material consents, approvals, authorizations, qualifications and orders of all governmental authorities legally required for the consummation of the merger, and all other consents, approvals, authorizations, qualifications and orders of all governmental authorities or third parties required for the consummation of the merger have been obtained.

   . Tax Matters. In the case of a forward merger, News Corporation has received:

    . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and United Television as a result of the merger, and no income, gain, or loss will be recognized by the holders of United Television common stock except to the extent such holders receive cash under the merger; and

    . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations. This ruling has been received by the parties.

   . Adverse Condition. No "adverse condition" exists in the FCC consent. "Adverse Conditions" are discussed under the heading "Covenants of United Television and News Corporation--Regulatory Filings" on page 170.

   United Television will not be obligated to complete the merger unless:
   . Tax Matters. In the case of a forward merger, United Television has received:

    . an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under section 368 of the Internal Revenue Code, no income, gain or loss will be recognized by News Corporation, News Publishing and United Television as a result of the merger, and no income, gain, or loss will be recognized by the holders of United Television common stock except to the extent such holders receive cash under the merger; and

    . a private letter ruling from the IRS to the effect that the merger will satisfy the continuity of business enterprise requirement described in section 1.368-1(d) of the Treasury Regulations. This ruling has been received by the parties.

Termination

   The merger agreement may be terminated and the merger abandoned at any time prior to the effective time:

  . by mutual written consent duly authorized by the boards of directors of each of News Corporation and United Television;

  . by either company, if the transaction is not completed on or prior to November 13, 2001;

  . by United Television, upon a breach of a representation, warranty, covenant or agreement on the part of News Corporation or Fox Television Holdings set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by News Corporation, upon breach of a representation, warranty, covenant or agreement on the part of United Television set forth in the merger agreement, such that a condition to the merger cannot be satisfied prior to November 13, 2001;

  . by either company, if a governmental authority has issued a final and non-appealable order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger;

  . by either company, if the approval of the merger by the stockholders of United Television required for the consummation of the merger has not been obtained by reason of the failure to obtain the required vote at a duly held stockholders' meeting, provided United Television will not have the right to terminate the United Television merger agreement if the breach by BHC of the voting agreement is the reason for such failure;

  . by either company, if the Chris-Craft merger agreement has been terminated; provided, that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of the Chris-Craft merger; provided further that United Television will not have the right to terminate the United Television merger agreement if the Chris-Craft merger was terminated because of the failure of the Chris-Craft stockholders to approve their merger at a duly held stockholders meeting called for such purpose; or

  . by either company, if the BHC merger agreement has been terminated; provided, that a party will not have the right to terminate the merger agreement if its actions or failure to act has prevented the consummation of the BHC merger.

   None of the parties is required to pay a "termination" or "break-up" fee to another party if the merger agreement is terminated. Any party may, however, be liable to the other parties in the event of any willful breach of the merger agreement.

Amendment; Waiver

   At any time before the merger becomes effective, the parties may amend or supplement any of the terms of the merger agreement in writing, except that following approval by the United Television stockholders, the parties may not make any other change requiring stockholder approval without obtaining such approval, and any such amendment must also be approved by the special committee. The parties may extend the time for performance of any obligation, waive any inaccuracy in any representation and warranty or other document delivered under the merger agreement, or waive compliance with any condition or agreement in the merger agreement. Any valid waiver must be in writing signed by the party bound by the waiver.

Costs and Expenses

   The parties will bear their own costs and expenses in connection with the merger agreement and the contemplated transactions except that News Corporation and United Television will each pay one-half of the costs associated with printing, filing and mailing this joint proxy statement/prospectus and regulatory filing fees. News Corporation will pay all expenses of the exchange agent. Chris-Craft, BHC and United Television will not, in the aggregate, pay more than one-half of the aggregate transaction expenses.

The United Television Voting Agreement and Proxy

   Simultaneously with the execution of the United Television merger agreement, BHC, which holds approximately 58% of the voting shares of United Television, entered into a voting agreement with News Corporation and News Publishing in which BHC agreed to vote all of its shares of common stock of United

Television and any other voting securities of United Television it owns in favor of the approval and adoption of the United Television merger agreement, against any proposals in opposition to the United Television merger agreement and against any competing transaction or superior proposal. BHC also agreed in the voting agreement not to transfer ownership of any of its shares of United Television unless the transferee unconditionally agrees in writing to be bound by the voting agreement. The voting agreement terminates upon the earlier of the termination of the United Television merger agreement or the effective time of the merger.

   In connection with the voting agreement, BHC granted an irrevocable proxy to News Corporation giving certain officers of News Corporation the power to vote BHC's United Television shares in favor of the merger proposal in the event that BHC does not comply with the terms of the voting agreement.

                                 THE COMPANIES

News Corporation

   The News Corporation Limited, together with its subsidiaries, is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines and books; the production and distribution of promotional and advertising products and services; the development and distribution of conditional access systems, interactive television applications and broadcast control software systems; and the creation and distribution of on-line programming. The activities of News Corporation are conducted principally in the United States, the United Kingdom and Australia and the Pacific Basin. News Corporation has also entered into joint ventures to provide direct-to-home
(DTH) television services in Italy and Latin America.

United States Operations and Interests

   News Corporation holds an 82.76% equity interest (representing a 97.79% voting interest) in Fox Entertainment Group. Fox Entertainment Group is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

 Filmed Entertainment

   Fox Entertainment Group engages in feature film and television production and distribution principally through the following businesses: Fox Filmed Entertainment, a producer and distributor of feature films; Twentieth Century Fox Television, a producer of network television programming; and Fox Television Studios, a producer of television programming for domestic and international distribution.

   Fox Filmed Entertainment produces, finances, acquires and distributes motion pictures throughout the world under a variety of arrangements through Twentieth Century Fox and Fox 2000, which produce motion pictures for mainstream audiences; Fox Searchlight Pictures, which produces and acquires specialized motion pictures; and Twentieth Century Fox Animation, which produces feature-length animated motion pictures.

   Twentieth Century Fox Television produces television programs for the Fox Broadcasting Company, or "FOX", as well as for the ABC, CBS, NBC, WB and UPN television networks and the USA cable network. In addition to U.S. prime-time network series, Fox Television Studios also produces programming in a wide variety of genres for a variety of other domestic and international programming services.

 Television Broadcasting

   Fox Entertainment Group is engaged in the distribution of network programming and the operation of broadcast television stations. FOX has 200 affiliated stations, which reach, during prime time, approximately 99% of all U.S. television households. Of the 200 FOX affiliates, 23 full power television stations are owned by subsidiaries of Fox Entertainment Group. These stations are located in 9 of the top 10 largest designated market areas.

 Cable Network Programming

   Fox Entertainment Group operates and holds interests in cable network programming businesses in the areas of news, sports, general entertainment, family entertainment, documentary programming and movies.

   Fox News Channel is a 24-hour all news cable channel which is currently available to over 54 million U.S. households.

   Fox Sports Networks owns the largest regional sports network programmer in the U.S., focusing on live professional and major collegiate home team sports events. Fox Sports Networks also operates FX Networks, a general entertainment network that currently reaches approximately 53 million cable and DBS households.

   Fox Entertainment Group owns 49.5% of Fox Family Worldwide, which is an integrated family and children's entertainment company that develops, acquires, produces, broadcasts and distributes live-action and animated family and children's television programming on a global basis. Fox Family Worldwide's principal operations are comprised of: (1) International Family Entertainment, Inc., which operates the Fox Family Channel; (2) the Fox Kids Network; (3) the Fox Kids International Network Europe N.V.; and (4) Saban Entertainment, which owns and manages an extensive and growing library of family and children's programming. In January 2001, following the exercise by Mr. Haim Saban, the Chairman and Chief Executive Officer of Fox Family Worldwide, of his right to sell his 49.5% interest in Fox Family Worldwide to Fox Entertainment Group, Fox Entertainment Group exercised its superseding right to purchase Mr. Saban's interest. The purchase price for Mr. Saban's interest is to be determined by mutual agreement of the parties.

   Fox Entertainment Group owns and operates the Los Angeles Dodgers Major League Baseball franchise, along with Dodger Stadium and other related real estate.

 Magazines and Inserts

   News America Marketing FSI, Inc. is one of the two largest publishers in the U.S. of promotional free-standing inserts, known in the industry as "FSIs", which are multi-page promotional booklets containing coupons, sweepstakes, rebates and other consumer offers which are distributed to consumers through insertion in local Sunday newspapers. News America Marketing In-Store, Inc. is the leading provider of in-store marketing products and services, primarily to consumer packaged goods manufacturers, with products in more than 35,000 supermarkets, drug stores and mass merchandisers worldwide.

   News Corporation publishes The Weekly Standard, a weekly magazine offering conservative political commentary, and Maximum Golf, a magazine devoted to golf which is published ten times per year.

 Book Publishing

   Through HarperCollins Publishers, News Corporation is engaged in English language book publishing on a worldwide basis. HarperCollins primarily publishes fiction and non-fiction, including religious books, for the general consumer. In the United Kingdom, HarperCollins also publishes some titles for the educational market.

 Newspapers

   News Corporation owns the New York Post, a mass circulation, metropolitan morning newspaper which is published seven days a week in New York City.

 Other Activities and Interests

   News Corporation currently owns approximately 21% of Gemstar-TV Guide, a leading global technology and media company focused on consumer entertainment. News Corporation has entered into an agreement to acquire Liberty Media Corporation's approximate 21% interest in Gemstar-TV Guide. Gemstar-TV Guide provides interactive program guides and other consumer products including VCR Plus+, a technology that simplifies the recording of television programming, and TV Guide Magazine, the most widely circulated paid weekly magazine in the U.S.

United Kingdom and Other European Operations and Interests

 Newspapers

   The four national newspapers published by News Corporation account for approximately one third of all national newspapers sold in the United Kingdom. The Times and The Sunday Times are leading quality newspapers and The Sun and the News of the World are both popular, mass market newspapers.

 Television

   News Corporation owns approximately 37% of British Sky Broadcasting Group plc, or "BSkyB". BSkyB is one of the leading pay television broadcasters in the United Kingdom and is one of the leading suppliers of content, including movies, news, sports and general entertainment, to pay television operators in the United Kingdom. News Corporation also owns approximately 50% of Stream S.p.A., a leading Italian pay television service provider.

 Technology

   News Corporation owns approximately 80% of NDS Group plc, a leading provider of interactive television applications and conditional access systems to digital satellite and cable pay television broadcasters. Conditional access systems scramble programming content to prevent unauthorized access and, therefore, are a necessary component of every pay television system.

Australia and the Pacific Basin Operations and Interests

 Newspapers

   News Corporation is the largest newspaper publisher in Australia, owning more than 100 daily, Sunday, weekly, bi-weekly and tri-weekly newspapers, of which 76 are suburban publications. News Corporation publishes the only nationally distributed general interest newspaper in Australia, leading metropolitan and suburban newspapers in each of the major Australian cities of Sydney, Melbourne, Adelaide and Perth and their respective suburbs. News Corporation's daily and Sunday newspapers (exclusive of its suburban and regional newspapers) account for over 50% of the total circulation of all daily and Sunday newspapers (excluding suburban and regional newspapers) published in Australia. News Corporation owns a 42% equity interest in Queensland Press Limited, which publishes two metropolitan and eight regional newspapers in Australia.

 Television

   News Corporation, through its wholly-owned subsidiary, STAR, is engaged in the development, production and distribution of television programming throughout Asia and the Middle East. STAR is the leading pan-Asian television content and service provider, focused on India and China and operating in 51 other countries. STAR currently broadcasts its programming in seven languages across 28 channels. News Corporation also has an approximate 8% interest in Sky PerfecTV!, the leading multi-channel digital satellite television distribution platform in Japan.

Latin American Operations and Interests

   News Corporation has a 36% interest in Net Sat Servicos Ltda., operator of Sky Brazil, the leading DTH pay television service in Brazil, and a 30% interest in Innova S. de R.L., operator of Sky Mexico, the leading DTH pay television service in Mexico. News Corporation also owns a 30% interest in Sky Multi-Country Partners, a joint venture which, together with local partners, is operating DTH pay television services in Colombia and Chile and recently launched a pay television service in Argentina. News Corporation has agreed to purchase Liberty Media International, Inc.'s 10% interest in Net Sat, Innova and Sky Multi-Country Partners, subject to several conditions, in connection with its acquisition of Liberty's interest in Gemstar-TV Guide.

Chris-Craft

   Chris-Craft Industries, Inc. was organized in 1928 and adopted its present name in 1962. Chris-Craft is primarily engaged in television broadcasting, conducted through its majority-owned (80% at March 16, 2001) subsidiary, BHC Communications, Inc., which owns 100% of Chris-Craft Television, Inc., 100% of Pinelands, Inc. and, as of March 16, 2001, 58% of United Television, Inc.

 Television Division

   BHC and United Television together operate six very high frequency (VHF) television stations and four ultra high frequency (UHF) television stations, together constituting Chris-Craft's Television Division. Commercial television broadcasting in the U.S. is conducted on 68 channels numbered 2 through 69. Channels 2 through 13 are in the VHF bank, and channels 14 through 69 are in the UHF bank. In general, UHF stations are at a disadvantage relative to VHF stations, because UHF frequencies are more difficult for households to receive. This disadvantage generally is eliminated when a viewer receives the UHF station through a cable system.

   Commercial broadcast television stations may be either affiliated with one of the three major national networks (ABC, NBC and CBS); three more recently established national networks (Fox Broadcasting Company, United Paramount Network (UPN) and The WB Network), which provide substantially fewer hours of programming; or may be independent.

   The following table sets forth selected information with respect to BHC and United Television stations and their respective markets as of October 2000:

                             Network
        Station and        Affiliation/    DMA TV       DMA    DMA Cable TV
        Location(1)          Channel    Households(2) Rank(2) Penetration(3)
        -----------        ------------ ------------- ------- --------------
   WWOR(4)                     UPN 9      6,935,610     1st         75%
    Secaucus
   KCOP                       UPN 13      5,354,150     2nd         65%
    Los Angeles
   KPTV                       UPN 12      1,017,760    23rd         62%
    Portland
   KMSP                        UPN 9      1,510,130    14th         55%
    Minneapolis/ St. Paul
   KTVX                        ABC 4        732,380    36th         53%
    Salt Lake City
   KMOL                        NBC 4        693,810    37th         65%
    San Antonio
   KBHK                       UPN 44      2,431,720     5th         72%
    San Francisco
   KUTP                       UPN 45      1,441,660    17th         59%
    Phoenix
   WRBW                       UPN 65      1,126,000    21st         76%
    Orlando
   WUTB                       UPN 24      1,010,160    24th         69%
    Baltimore

--------
(1) KCOP, KPTV and WWOR are owned by wholly-owned subsidiaries of BHC; the remaining stations are owned by United Television or wholly-owned subsidiaries of United Television.
(2) Designated Market Area (DMA) is an exclusive geographic area consisting of all counties in which the home-market commercial stations received a preponderance of total viewing hours. The ranking shown is the nationwide rank, in terms of television households in DMA, of the market served by the station. Source: Nielsen Media Research television households universe estimates.
(3) Cable penetration refers to the percentage of DMA television viewing households receiving cable television service, as estimated by Nielsen Media Research.
(4) WWOR UPN 9 broadcasts across a tri-state area including the entire New York City metropolitan area.

 Industrial Division

   Chris-Craft Industrial Products, Inc., a wholly-owned subsidiary of Chris-Craft that constitutes its Industrial Division, is primarily engaged in manufacturing plastic flexible films and distributing containment systems to the healthcare industry. These products are marketed as roll and cut stock as well as proprietary and private-label end products. The end products include plastic flexible films and water-soluble hospital laundry bags. Significant portions of the sales of the Industrial Division are to the flexible film packaging industry, composite material fabricators, and health care facilities. Sales of particular items may vary widely from year to year as specifications, designs and other conditions change. The products of the Industrial Division are sold by it directly and by sales agents and distributors.

BHC

   BHC is the majority-owned (80% at March 16, 2001) television broadcasting subsidiary of Chris-Craft. BHC was organized in 1977 under the name BHC, Inc. and changed its name to BHC Communications, Inc. in 1989. BHC's principal business is television broadcasting, conducted through its wholly-owned subsidiaries, Chris-Craft Television, Inc. and Pinelands, Inc., and its majority-owned (58% at March 16, 2001) subsidiary, United Television.

   BHC and United Television together operate six VHF television stations and four UHF television stations, as indicated in the table under the caption "Chris-Craft". Eight stations are affiliates of UPN, one is affiliated with ABC, and one is affiliated with NBC.

United Television

   United Television, organized in 1956, is the majority-owned (58% at March 16, 2001) subsidiary of BHC. United Television owns and operates three VHF television stations and four UHF television stations of BHC's ten television stations that comprise Chris-Craft's Television Division, as indicated in the table under the caption "Chris-Craft". Five stations are affiliates of UPN, one is affiliated with ABC, and one is affiliated with NBC.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

   Each of Chris-Craft, BHC and United Television is incorporated in the State of Delaware, and News Corporation is incorporated under the laws of the State of South Australia. The rights of stockholders of Chris-Craft, BHC or United Television currently are governed by the law of Delaware and that company's certificate of incorporation and by-laws. The rights of stockholders of News Corporation currently are governed by the law of South Australia and that company's constitution.

   In accordance with the merger agreements, at the date the mergers become effective, the stockholders of Chris-Craft, BHC and United Television who elect to receive the stock of News Corporation in the mergers will each exchange all or a portion of their respective shares for News Corporation Preferred American Depositary Shares (Preferred ADSs), each representing four News Corporation Preferred Ordinary Shares.

   The following summary is a comparison of the material rights of:

  . the holders of Preferred Ordinary Shares of News Corporation, represented by Preferred ADSs;

  . the holders of common stock and convertible preferred stock of Chris-Craft; and

  .  the holders of common stock of BHC and United Television.

   The certificates of incorporation and the by-laws of Chris-Craft, BHC and United Television and the constitution of News Corporation are incorporated by reference in this joint proxy statement/prospectus. Copies of these constituent documents can be found with each company's respective filing with the SEC. For additional information about those documents, see "Where You Can Find More Information" on page 243. The following summary is not and does not purport to be complete or identify all differences that may exist between the different companies' stockholders' rights, whether under the companies' constituent documents or under Delaware, Australian or any other applicable law. Because Chris-Craft redeemed all of its outstanding prior preferred stock in September 2000, the provisions relating to the prior preferred stock are generally not included in this summary. The following summary is qualified by reference to the full text of:

  .  the Delaware General Corporation Law;

  . the Australian Corporations Law, which is uniform in every Australian state; and

  .  the constituent documents of each of:

   .  News Corporation;

   .  Chris-Craft;

   .  BHC; and

   .  United Television.

   Provision               News Corporation          Chris-Craft                         BHC                   United Television
------------------------------------------------------------------------------------------------------------------------------------
Authorized
Capital:        .  There is no longer any  .  Chris-Craft's             .  BHC's certificate of      .  United Television's
                   concept of authorized      certificate of               incorporation provides       certificate of
                   capital or par value       incorporation provides       for authorized capital       incorporation provides
                   under Australian law.      for authorized capital       totaling 450,000,000         for authorized capital
                   News Corporation's         totaling 160,397,553         shares, consisting of:       totaling 26,000,000
                   constitution provides      shares, consisting of:       .  200,000,000 shares, par   shares, consisting of:
                   for the issuance of the    .  73,399 shares, without       value $.01 per share,     .  25,000,000 shares, par
                   following types of            par value, of prior          of class A common            value $.10 per share,
                   shares:                       preferred stock;             stock;                       of common stock; and
                .  a Preferred Limited        .  324,154 shares, par       .  200,000,000 shares, par   .  1,000,000 shares, par
                   Voting Ordinary Share,        value $1.00 per share,       value $.01 per share,        value $1.00 per share,
                   referred to in this           of convertible               of class B common            of preferred stock.
                   joint proxy                   preferred stock;             stock; and
                   statement/prospectus as    .  10,000,000 shares, par    .  50,000,000 shares, par
                   a Preferred Ordinary          value $1.00 per share,       value $.01 per share,
                   Share;                        of preferred stock;          of preferred stock.
                .  an Ordinary Share;         .  100,000,000 shares, par
                .  a Non-Voting Ordinary         value $.50 per share,
                   Share; or                     of common stock; and
                .  such other shares as       .  50,000,000 shares, par
                   may be permitted by           value $.50 per share,
                   News Corporation's            of class B common
                   constitution, which           stock.
                   currently includes:
                   .  Converting Preference
                      Shares;
                   .  Redeemable Ordinary
                      Shares;
                   .  Perpetual Preference
                      Shares; and
                   .  Redeemable Preference
                      Shares.

Quorum:         .  Under News                 .  Under Delaware law, a     .  Under Delaware law, a     .  Under Delaware law, a
                   Corporation's                 quorum exists at any         quorum exists at any         quorum exists at any
                   constitution, five            meeting at which the         meeting at which the         meeting at which the
                   shareholders entitled         holders of a majority        holders of a majority        holders of a majority
                   to vote and present in        of the shares entitled       of the shares entitled       of the shares entitled
                   person, by proxy,             to vote are present or       to vote are present or       to vote are present or
                   attorney or                   represented at the           represented at the           represented at the
                   representative (if a          commencement of the          commencement of the          commencement of the
                   corporation) constitute       meeting. Chris-Craft's       meeting.                     meeting.
                   a quorum.                     certificate of
                                                 incorporation further
                                                 provides that with
                                                 respect to the approval
                                                 of the Chris-Craft
                                                 merger agreement a
                                                 quorum requires the
                                                 presence, in person or
                                                 by proxy, of the
                                                 holders of shares
                                                 representing a majority
                                                 of the votes entitled
                                                 to be cast by
                                                 Chris-Craft convertible
                                                 preferred stockholders.



   Provision      News Corporation                  Chris-Craft                        BHC               United Television
-------------------------------------------------------------------------------------------------------------------------------
Voting:      .  Under Australian law,     .  The vote of holders of        .  The vote of holders of     .  The vote of holders of
                most matters requiring       a majority of the                a majority of the             a majority of the
                shareholder approval         voting stock                     voting stock                  voting stock
                may be acted upon by an      represented at a                 represented at a              represented at a
                ordinary resolution          stockholders meeting of          stockholders meeting of       stockholders meeting of
                (i.e. simple majority),      a Delaware corporation           a Delaware corporation        a Delaware corporation
                but some matters             generally constitutes            generally constitutes         generally constitutes
                require the approval of      stockholder action,              stockholder action,           stockholder action,
                a special resolution         except that directors            except that directors         except that directors
                (i.e. three-quarters         are elected by a                 are elected by a              are elected by a
                majority).                   plurality of the votes           plurality of the votes        plurality of the votes
                                             and as otherwise set             and as otherwise set          and as otherwise set
             .  Under Australian law,        forth below.                     forth below.                  forth below.
                voting rights of
                shareholders are          .  Chris-Craft's                 .  BHC's certificate of       .  Each share of United
                largely governed by the      certificate of                   incorporation provides        Television common stock
                company's constitution,      incorporation provides           in general that:              carries one vote.
                the Australian               in general that:                 .  each share of class A
                Corporations Law and         .  each share of common             common stock carries
                the listing rules of            stock carries one vote;          one vote; and
                the ASX.                        and                           .  each share of class B
                                             .  each share of class B            common stock carries
                                                common stock carries             ten votes.
                                                ten votes.

             .  Votes at meetings are     .  Chris-Craft's                 .  BHC's by-laws provide      .  United Television's
                conducted by a show of       certificate of                   that the vote on any          by-laws require all
                hands unless a poll is       incorporation provides           question need not be by       elections of directors
                demanded. A poll may be      that each holder of a            written ballot unless:        to be by written
                demanded by:                 share of convertible             .  required by statute; or    ballot. Voting on any
                .  chairman of the           preferred stock is               .  determined by the          other matter may be
                   meeting;                  entitled to:                        chairman of the meeting    viva voce, unless
                .  at least five             .  except as otherwise              to be advisable.           voting by ballot is:
                   shareholders having a        provided in the                                             .  required by law; or
                   right to vote; or            certificate of             .  Delaware law requires         .  demanded by any
                .  members with at least        incorporation, 7.8            that all elections of            stockholder entitled
                   5% of the vote that may      votes; or                     directors be by written          vote.
                   be cast on the            .  such number of votes          ballot, unless
                   resolution on a poll.        equal to 21 times the         otherwise provided in      .  Delaware law requires
                                                number of shares of           the corporation's             that all elections of
             .  Each holder of Ordinary         common stock into which       certificate of                directors be by written
                Shares or Redeemable            the share of                  incorporation. BHC's          ballot, unless
                Ordinary Shares (or             convertible preferred         certificate of                otherwise provided in
                proxy, attorney or              stock is directly             incorporation does not        the corporation's
                representative of such          convertible if:               otherwise provide.            certificate of
                holder) has:                    .  the share was held by                                    incorporation. United
                .  one vote on a show of           the holder on the date  .  BHC's by-laws provide         Television's
                   hands; and                      class B common stock       that, on a vote by            certificate of
                .  one vote per Ordinary           was first distributed      written ballot, each          incorporation does not
                   Share or Redeemable             to common stock            ballot shall be signed        otherwise provide.
                   Ordinary Share                  stockholders, or the       by the stockholder, or
                   registered in his or            holder is a permitted      proxy, voting and shall    .  United Television's
                   her name on a poll              transferee; and            state the number of           by-laws provide that on
                   (but, votes on a poll        .  so long as any class B     shares voted.                 a vote by written
                   with respect to partly          common stock is                                          ballot, each ballot
                   paid shares are pro             outstanding; or         .  Under BHC's certificate       shall be signed by the
                   rata in accordance with   .  the number of votes           of incorporation,             stockholder, or proxy,
                   the amount paid up on        equal to the number of        holders of class A            voting and shall state
                   such shares).                shares of common stock        common stock and class        the number of shares
                                                into which the share of       B common stock vote on        voted.
                                                convertible preferred         all matters together as
                                                stock is directly             one class.
                                                convertible, as
                                                described in
                                                Chris-Craft's
                                                certificate of
                                                incorporation, if:


   Provision            News Corporation                 Chris-Craft                   BHC               United Television
------------------------------------------------------------------------------------------------------------------------------------
           .  The vote of a majority             .  the share was
              of members present at a               transferred after
              meeting and entitled to               the above date,
              vote is generally                     unless the holder
              required to pass a                    is a permitted
              resolution on a show of               transferee; or
              hands. However, the                .  there is no
              rights and privileges                 longer any class
              attached to each class                B common stock
              into which the capital                outstanding.
              is divided may be
              modified, abrogated or       .  Chris-Craft's by-laws        .  Under Delaware law and    .  Under Delaware law and
              dealt with only by:             provide that the vote           BHC's certificate of         United Television's
              .  a three-fourths              on any question need            incorporation, any           certificate of
                 majority of the              not be by written               action may be taken by       incorporation, any
                 votes cast at a              ballot unless:                  written consent of           action may be taken by
                 separate meeting of          .  required by statute;         holders of stock             written consent of
                 the holders of that             or                           sufficient to authorize      holders of stock
                 class; or                    .  determined by the            the action at a              sufficient to authorize
              .  in certain                      chairman of the              meeting.                     the action at a
                 circumstances,                  meeting to be                                             meeting.
                 written consent                 advisable.
                 approving such
                 action by the             .  Delaware law requires
                 holders of                   that all elections of
                 three-fourths of the         directors be by written
                 shares of such               ballot, unless
                 class.                       otherwise provided in
                                              the corporation's
           .  A holder of a Preferred         certificate of
              Ordinary Share is               incorporation.
              entitled to vote at any         Chris-Craft's
              general meeting in the          certificate of
              same manner and subject         incorporation does not
              to the same conditions          otherwise provide.
              as the holder of an
              Ordinary Share but only      .  Chris-Craft's by-laws
              under the following             provide that on a vote
              circumstances:                  by written ballot, each
                                              ballot shall be signed
              .  on a proposal:               by the stockholder, or
                 .  to reduce the             proxy, voting and shall
                    share capital of          state the number of
                    the company;              shares voted.
                 .  to wind up or
                    during the             .  Under Delaware law and
                    winding up of the         Chris-Craft's
                    company; or               certificate of
                 .  for the disposal          incorporation, any
                    of the whole of           action may be taken by
                    the property,             written consent of
                    business and              holders of stock
                    undertaking of            sufficient to authorize
                    the company;              the action at a
              .  when any                     meeting.
                 preferential
                 dividend declared on      .  Except as otherwise
                 such Preferred               required by law or
                 Ordinary Share is in         provided under
                 arrears;                     Chris-Craft's
              .  on a proposal which          certificate of
                 affects rights               incorporation, holders
                 attached to                  of convertible
                 Preferred Ordinary           preferred stock, common
                 Shares; or                   stock and class B
              .  on a resolution to           common stock vote on
                 approve the terms of         all matters (including
                 an agreement to              the election of
                 buy-back the shares.         directors) together as
                                              one class.
           .  The following will be
              deemed to directly
              affect the rights
              attached to, and the
              rights and privileges
              of holders of,
              Preferred Ordinary
              Shares:
              .  issuance of other
                 preference shares
                 ranking in any
                 respect prior to
                 Preferred Ordinary
                 Shares; or

 Provision  News Corporation          Chris-Craft                            BHC                         United Television
-----------------------------------------------------------------------------------------------------------------------------
            . conversion            . Chris-
              of                     Craft's
              Ordinary               certificate
              Shares                 of
              and                    incorporation
              Non-                   specifies
              Voting                 matters
              Ordinary               requiring
              Shares                 the
              into                   affirmative
              preference             vote of
              shares                 the
              ranking                holders
              in any                 of a
              respect                particular
              prior                  class of
              to or                  stock,
              ranking                voting
              equally                as a
              with                   separate
              Preferred              class,
              Ordinary               such as:
              Shares.                . to
                                       adopt
            . The                      an
              following                amendment
              will be                  to the
              deemed                   certificate
              not to                   of
              directly                 incorporation
              affect                   that
              such                     alters
              rights                   adversely
              or                       the
              privileges:              rights
            . issue                    of
              of                       holders
              other                    of that
              preference               particular
              shares                   class;
              ranking                . to
              equally                  effect
              with                     a
              Preferred                merger,
              Ordinary                 consolidation,
              Shares;                  dissolution
              or                       or
            . issue                    liquidation;
              of                       or
              additional             . to
              Preferred                authorize
              Ordinary                 new
              Shares.                  classes
                                       of stock
                                       with
                                       specified
                                       characteristics
                                       or
                                       additional
                                       shares
                                       of
                                       specified
                                       classes.
Voting
for
mergers
and other
corporate
reorganizations:
            . Under                     . In                            . Delaware                          . Delaware
              Australian                  addition                        law                                 law
              law and                     to any                          requires                            requires
              the                         class                           the                                 the
              listing                     vote                            affirmative                         affirmative
              rules of                    required                        vote of                             vote of
              the ASX,                    by                              a                                   a
              the                         Chris-                          majority                            majority
              method                      Craft's                         of the                              of the
              of                          certificate                     stock                               stock
              effecting                   of                              entitled                            entitled
              a merger                    incorporation,                  to vote                             to vote
              or                          as                              to                                  to
              corporate                   described                       authorize                           authorize
              reorganization              above,                          any                                 any
              will                        Delaware                        merger,                             merger,
              determine                   law                             consolidation,                      consolidation,
              whether                     requires                        dissolution,                        dissolution,
              News                        the                             or sale                             or sale
              Corporation's               affirmative                     of                                  of
              shareholders                vote of                         substantially                       substantially
              vote on                     a                               all of                              all of
              the                         majority                        the                                 the
              transaction.                of the                          assets                              assets
                                          stock                           of a                                of a
            . No                          entitled                        corporation.                        corporation.
              shareholder                 to vote                         However,                            However,
              approval                    to                              no vote                             no vote
              is                          authorize                       by                                  by
              required                    any                             stockholders                        stockholders
              under                       merger,                         of a                                of a
              the                         consolidation,                  Delaware                            Delaware
              Australian                  dissolution,                    corporation                         corporation
              Corporations                or sale                         surviving                           surviving
              Law for                     of                              a merger                            a merger
              a                           substantially                   is                                  is
              takeover                    all of                          required                            required
              bid made                    the                             if:                                 if:
              under                       assets                          . the                               . the
              Chapter                     of a                              surviving                           surviving
              6 of the                    corporation.                      corporation's                       corporation's
              Australian                  However,                          certificate                         certificate
              Corporations                no vote                           of                                  of
              Law.                        by                                incorporation                       incorporation
                                          stockholders                      is not                              is not
            . Australian                  of a                              amended                             amended
              law                         Delaware                          by the                              by the
              provides                    corporation                       merger;                             merger;
              for                         surviving                       . each                              . each
              schemes                     a merger                          share of                            share
              of                          is                                stock of                            of
              arrangement,                required                          the                                 stock
              arrangements                if:                               surviving                           of the
              or                          . the                             corporation                         surviving
              compromises                   surviving                       will be                             corporation
              between                       corporation's                   an                                  will be
              a                             certificate                     outstanding                         an
              company                       of                              or                                  outstanding
              and any                       incorporation                   treasury                            or
              class of                      is not                          share of                            treasury
              its                           amended                         the                                 share
              shareholders                  by the                          surviving                           of the
              or                            merger;                         corporation                         surviving
              creditors,                  . each                            after                               corporation
              to be                         share                           the                                 after
              used for                      of                              merger;                             the
              certain                       stock                           and                                 merger;
              types of                      of the                        . the                                 and
              reconstructions,              surviving                       shares                            . the
              amalgamations,                corporation                     to be                               shares
              capital                       will be                         issued                              to be
              reorganizations               an                              in the                              issued
              and                           outstanding                     merger                              in the
              takeovers.                    or                              do not                              merger
              These                         treasury                        constitute                          do not
              schemes                       share                           more                                constitute
              of                            of the                          than 20%                            more
              arrangement                   surviving                       of the                              than
              require:                      corporation                     surviving                           20% of
            . the                           after                           corporation's                       the
              approval                      the                             outstanding                         surviving
              at a                          merger;                         common                              corporation's
              special                       and                             stock                               outstanding
              meeting                     . the                             immediately                         common
              of the                        shares                          prior to                            stock
              company                       to be                           the                                 immediately
              of a                          issued                          effective                           prior
              majority                      in the                          date of                             to the
              in                            merger                          the                                 effective
              number                        do not                          merger.                             date of
              of the                        constitute                                                          the
              shareholders;                 more                                                                merger.
              and                           than                                                            . United Television's
            . the                           20% of                                                            certificate
              affirmative                   the                                                               of
              votes                         surviving                                                         incorporation
              of 75%                        corporation's                                                     provides
              of the                        outstanding                                                       that
              votes                         common                                                            whenever
              attaching                     stock                                                             a
              to the                        immediately                                                       compromise
              relevant                      prior                                                             or
              class                         to the                                                            arrangement
              of                            effective                                                         is
              shares                        date of                                                           proposed
              held by                       the                                                               between:
              those                         merger.                                                           . the
              present                                                                                           corporation
              and                                                                                               and its
              voting,                                                                                           creditors
              either                                                                                            or any
              in                                                                                                class
              person                                                                                            of
              or by                                                                                             creditors;
              proxies;                                                                                          or
              and
            . the
              sanction
              of the
              court.

                                      187

               News             Chris-                         United
Provision   Corporation         Craft           BHC          Television
-------------------------------------------------------------------------------
            . A sale                                        . the
              of                                              corporation
              substantially                                   and its
              all of                                          stockholders
              News                                            or any
              Corporation's                                   class
              assets                                          of
              or a                                            stockholders;
              change                                        any
              in the                                        Delaware
              nature                                        court of
              or rate                                       equitable
              of its                                        jurisdiction
              activities                                    may, on
              will                                          application
              require                                       by any
              approval                                      creditor,
              by                                            stockholder,
              majority                                      receiver
              vote of                                       or
              its                                           trustee
              shareholders                                  order:
              under                                         . a
              the                                             meeting
              listing                                         of
              rules                                           creditors
              of the                                          or
              ASX.                                            class
                                                              of
                                                              creditors;
                                                              and/or
                                                            . a
                                                              meeting
                                                              of
                                                              stockholders
                                                              or
                                                              class
                                                              of
                                                              stockholders
                                                            (as the
                                                            case may
                                                            be), and
                                                            must be:
                                                            . agreed
                                                              to by a
                                                              majority
                                                              in
                                                              number
                                                              representing
                                                              three-
                                                              fourths
                                                              in
                                                              value
                                                              of the
                                                              creditors
                                                              or
                                                              class
                                                              of
                                                              creditors,
                                                              and/or
                                                              the
                                                              stockholders
                                                              or
                                                              class
                                                              of
                                                              stockholders
                                                              (as the
                                                              case
                                                              may
                                                              be);
                                                              and
                                                            . sanctioned
                                                              by the
                                                              Delaware
                                                              court
                                                              of
                                                              equitable
                                                              jurisdiction.

Amendment   . Under            . Under        . Under       . Under
of charter    Australian         Delaware       Delaware      Delaware
documents:    law, a             law,           law,          law,
              company            charter        charter       charter
              is able            amendments     amendments    amendments
              to                 generally      generally     generally
              modify             require:       require:      require:
              or                 . approval     . approval    . approval
              repeal               of             of            of
              its                  directors;     directors;    directors;
              constitution       . vote of      . vote of     . vote of
              in whole             the            the           the
              or in                holders        holders       holders
              part by              of a           of a          of a
              a three-             majority       majority      majority
              fourths              of             of            of
              majority             outstanding    outstanding   outstanding
              of the               stock;         stock;        stock;
              votes                and            and           and
              cast by            . vote of      . vote of     . vote of
              members              the            the           the
              entitled             holders        holders       holders
              to vote              of a           of a          of a
              on the               majority       majority      majority
              resolution           of each        of each       of each
              who                  class of       class         class
              attend               stock          of            of
              and vote             outstanding    stock         stock
              at a                 and            outstanding   outstanding
              general              entitled       and           and
              meeting.             to vote        entitled      entitled
              The                  thereon        to vote       to vote
              board of             as a           thereon       thereon
              directors            class.         as a          as a
              is not                              class.        class.
              authorized
              to
              change
              the
              constitution.

            . Amendments       . Chris-       . BHC's         . United
              affecting          Craft's        certificate     Television's
              the                certificate    of              certificate
              rights             of             incorporation   of
              of the             incorporation  requires        incorporation
              holders            requires       any             requires
              of any             any            amendment       any
              class of           amendment      to              amendment
              shares             to             Article         to
              may,               Article        Fifth           Articles
              depending          Seventh        (dealing        Seventh
              on the             (dealing       with the        and
              rights             with the       number,         Eighth
              attached           number,        election,       (dealing
              to such            election,      removal         with the
              class,             removal        and             number,
              also               and            vacancy         election,
              require            vacancy        of              removal
              approval           of             directors)      and
              of the             directors)     or to           vacancy
              classes            or to          the by-         of
              affected           the by-        laws            directors)
              in                 laws           dealing         to be
              separate           dealing        with the        approved:
              class              with the       same to
              meetings.          same to        be
                                 be             approved:
                                 approved:

                                 . by the       . by the        . by the
                                   holders        holders         holders
                                   of             of              of
                                   shares         shares          shares
                                   representing   representing    representing
                                   at             at              at
                                   least          least           least
                                   two-           two-            two-
                                   thirds         thirds          thirds
                                   of the         of the          of the
                                   votes          votes           votes
                                   entitled       entitled        entitled
                                   to be          to be           to be
                                   cast at        cast at         cast at
                                   a              a               a
                                   meeting        meeting         meeting
                                   of             of              of
                                   stockholders   stockholders    stockholders
                                   called         called          called
                                   for            for             for
                                   consideration  consideration   consideration
                                   of such        of such         of such
                                   amendment;     amendment;      amendment;
                                   or             or              or

                                 . by the       . by the        . by the
                                   written        written         written
                                   consent        consent         consent
                                   of the         of the          of the
                                   holders        holders         holders
                                   of such        of such         of such
                                   shares.        shares.         shares.


Provision      News Corporation                    Chris-Craft                       BHC                      United Television
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                                             .  Chris-Craft's by-laws      .  BHC's by-laws may be       .  United Television's
                                                may be amended by:            amended by:                   by-laws may be
                                                .  the stockholders at        .  the holders of             adopted, amended or
                                                   a meeting; or                 shares representing        repealed by
                                                .  by the board of               a majority of the       .  the vote of the
                                                   directors, provided           votes entitled to          holders of shares
                                                   that any by-laws so           be cast in the             entitled to vote in
                                                   adopted may be                election of                the election of
                                                   amended or repealed           directors; or              directors, or
                                                   by the                     .  the board of            .  the board of
                                                   stockholders.                 directors, provided        directors, provided
                                                                                 that any by-laws so        that any by-laws so
                                                                                 adopted may be             made, amended or
                                                                                 amended or repealed        repealed may be
                                                                                 by the                     amended or repealed.
                                                                                 stockholders.

Dividends:  .  Under Australian law,         .  Under Delaware law, a      .  Under Delaware law, a      .  Under Delaware law, a
               a corporation is only            corporation is                corporation is                corporation is
               permitted to pay                 permitted to declare          permitted to declare          permitted to declare
               dividends out of                 and pay dividends out         and pay dividends out         and pay dividends out
               profits available for            of surplus or net             of surplus or net             of surplus or net
               distribution and not             profits for the               profits for the               profits for the
               out of the share                 current and/or                current and/or                current and/or
               capital.                         preceding fiscal year,        preceding fiscal year,        preceding fiscal year,
                                                so long as dividends          so long as dividends          so long as dividends
                                                will not reduce               will not reduce               will not reduce
                                                capital below that            capital below that            capital below that
                                                represented by all            represented by all            represented by all
                                                classes of stock              classes of stock              classes of stock
                                                having preference upon        having preference upon        having preference upon
                                                the distribution of           the distribution of           the distribution of
                                                assets.                       assets.                       assets.

            .  News Corporation's            .  Holders of convertible     .  Holders of class A
               constitution provides            preferred stock are           common stock and class
               that, subject to the             entitled to receive           B common stock will be
               satisfaction of the              cumulative                    entitled to receive
               rights of holders of             preferential dividends        such dividends and
               Converting Preference            of $1.40 cash per year        distributions (payable
               Shares and                       per outstanding share,        in cash or otherwise)
               Preferred Ordinary               payable (if declared)         as may be declared by
               Shares, dividends                in equal semi-annual          the board of directors
               on Ordinary Shares,              installments.                 from time to time.
               Redeemable Ordinary
               Shares and Non-Voting         .  All cumulative             .  All dividends or
               Ordinary Shares:                 dividends on                  distributions to
               .  may be declared by the        convertible preferred         holders of class A
                  directors; and                stock must have been          common stock and class
               .  are distributed among         paid, or declared and         B common stock will be
                  holders of those              set apart for payment,        paid or made in
                  shares in proportion          before:                       equal amounts and types
                  to the amount of              .  any sum can be set         of consideration,
                  capital paid on those            aside for or               share for share, as if
                  shares by such holders           applied to the             class A common stock
                  (and, if an Ordinary             purchase or                and class B common
                  Share or Redeemable              redemption of any:         stock were a single
                  Ordinary Share is                .  common stock;           class of stock,
                  issued or any capital            .  class B common          except:
                  is paid on an Ordinary              stock; or
                  Share or Redeemable              .  preferred stock      .  BHC may pay an
                  Ordinary Share during               junior in right         equal or greater
                  the period in respect               of redemption to        amount per share on
                  of which the dividend               the convertible         class A common
                  is declared, according              preferred stock;        stock than on class
                  to the terms of issue               or                      B common stock if a
                  or otherwise                  .  any dividend can be        dividend is paid
                  proportionately for              paid or declared or        solely in cash and
                  the period during                set aside or any           it is not a
                  which such capital               other distribution         dividend paid in
                  was paid up).                    ordered or made            partial or complete
                                                   upon any:                  liquidation of the
                                                   .  common stock;           corporation.
                                                   .  class B common
                                                      stock; or


Provision         News Corporation                 Chris-Craft                       BHC                      United Television
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              .  Subject to any special         .  preferred stock         .   A stock dividend in
                 rights attached to                junior in right of          shares of either
                 shares, the directors             redemption to the           class may be paid
                 or members at general             convertible                 only on shares of
                 meetings may also                 preferred stock;            that class and only
                 resolve that profits                                          if a stock dividend
                 or other legally            .  Whenever the full              in shares of the
                 available reserves be          dividends upon the             other class is paid
                 capitalised and                convertible preferred          at the same rate on
                 distributed among such         stock for all past and         the shares of the
                 of the shareholders as         current dividend               other class.
                 would be entitled to           periods have been
                 receive the same if            paid, or declared and      .   In any distribution
                 distributed by way of          set aside for payment,         of the common stock
                 dividend and in the            the holders of common          or substantially
                 same proportions and           stock and class B              equivalent equity
                 the same be applied            common stock will be           securities of any
                 for the benefit of             entitled to receive            subsidiary of the
                 members in certain             such dividends and             corporation, the
                 distributions of               distributions as may           board of directors
                 capital, including:            be declared by the             may distribute to:
                 .  payment of                  board of directors
                    unpaid capital              from time to time.             .  holders of class
                    on shares;                                                    A common stock
                 .  issuing fully            .  All dividends or                  securities with
                    paid shares or              distributions to                  rights
                    debentures; or              holders of common                 corresponding to
                 .  in accordance               stock and class B                 class A common
                    with the rules              common stock will be              stock; and
                    of a bonus share            paid or made in equal          .  holders of class
                    plan of News                amounts, share for                B common stock
                    Corporation.                share, as if common               securities with
                                                stock and class B                 rights
                 .  Dividends on any class      common stock were a               corresponding to
                    of News Corporation's       single class of stock,            class B common
                    securities are not          except:                           stock.
                    required to be paid in      .  Chris-Craft may pay
                    the fiscal year in             an equal or greater
                    respect of which they          amount per share on
                    are declared.                  common stock than
                    Dividends are payable:         on class B common
                    .  on the date                 stock if a dividend
                       specified by the            is paid solely in
                       board of directors          cash and it is not
                       at the time of              a dividend paid in
                       declaration; or             partial or complete
                    .  if no such date is          liquidation of the
                       specified,                  corporation.
                       forthwith after the
                       declaration.             .  A stock dividend in
                                                   shares of either
                 .  If dividends on the            class may be paid
                    Preferred Ordinary             only on shares of
                    Shares are not                 that class and only
                    declared with respect          if a stock dividend
                    to any fiscal year or,         in shares of the
                    if any dividends               other class is paid
                    declared on Preferred          at the same rate on
                    Ordinary Shares in             the shares of the
                    respect of the fiscal          other class.
                    year fall short in
                    aggregate of 15% on         .  In any distribution
                    the amount of capital          of the common stock
                    paid up on such                or substantially
                    shares, such omission          equivalent equity
                    or shortfall will not          securities of any
                    limit the dividends            subsidiary of the
                    which may be declared          corporation, the
                    or paid on the                 board of directors
                    Ordinary Shares or             may distribute to:
                    Redeemable Ordinary            .  holders of
                    Shares with respect to            common stock
                    any subsequent year.              securities with
                                                      rights
                 .  No dividends may be               corresponding to
                    paid to the holders               common stock;
                    of:                               and
                    .  Preferred Ordinary
                       Shares;
                    .  Ordinary Shares;
                    .  Redeemable Ordinary
                       Shares; or

Provision           News Corporation                 Chris-Craft                       BHC                      United Television
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               .  Non-Voting Ordinary           .  holders of class B
                  Shares, until all Base           common stock
                  Dividends (as defined            securities with
                  in News Corporation's            rights
                  constitution) and                corresponding to
                  Supplementary                    class B common
                  Dividends (as defined            stock.
                  in News Corporation's
                  constitution) payable
                  in respect of
                  Converting Preference
                  Shares immediately
                  preceding the
                  declaration of
                  dividends in those
                  other classes of
                  shares, or any of
                  them, have been paid
                  or otherwise provided
                  for in full.

               .  Preferred Ordinary
                  Shares confer a
                  preferential but non-
                  cumulative right to
                  dividends with respect
                  to any financial year
                  of News Corporation
                  equal to the greater
                  of:
                  .  the Base Dividend,
                     which is such
                     amount (if any) as
                     is declared by the
                     directors as a
                     dividend not
                     exceeding 15% of
                     the paid up capital
                     on the Preferred
                     Ordinary Shares (or
                     a lesser percentage
                     in proportion to
                     any increase in the
                     capital resulting
                     from a bonus issue
                     of Preferred
                     Ordinary Shares);
                     and
                  .  the Premium
                     Dividend, which is
                     120% of the
                     aggregate of all
                     dividends declared
                     in respect of that
                     financial year on
                     any Ordinary Share
                     paid up to the same
                     proportion for the
                     same period of
                     time.

               .  Ordinary Shares,
                  Redeemable Ordinary
                  Shares and Non-Voting
                  Ordinary Shares are
                  entitled to dividends
                  equally, without
                  preference, with all
                  other such shares, but
                  the right to such a
                  dividend is subject
                  to:
                  .  declaration of the
                     greater of the Base
                     Dividend and the
                     Premium Dividend on
                     the Preferred
                     Ordinary Shares and
                     Converting
                     Preference Shares;

                                      191


Provision              News Corporation                 Chris-Craft                       BHC                      United Television
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                     . in the case of an
                       interim dividend,
                       prior to concurrent
                       payment of the
                       greater of:
                       .  50% of the Preference
                          Dividend, which is the
                          amount of dividend declared
                          in respect of each of the
                          Preferred Ordinary Shares;
                          and
                       .  an amount equal to 120% of
                          all dividends paid on
                          Ordinary, Redeemable
                          Ordinary and Non-Voting
                          Ordinary Shares in that
                          financial year; and
                       .  in the case of a
                          final dividend,
                          prior or concurrent
                          payment of the
                          remainder of the
                          Preference Dividend.

                    .  Each Non-Voting
                       Ordinary Share will
                       confer the same
                       dividend entitlement
                       as an Ordinary Share.

                    .  If any Perpetual
                       Preference Shares or
                       Redeemable Preference
                       Shares are issued by
                       the company, they will
                       carry dividend rights
                       to be determined upon
                       or prior to issue by
                       the directors in
                       accordance with News
                       Corporation's
                       constitution. Those
                       dividend rights:
                       .  will rank senior to
                          the rights
                          attaching to
                          Ordinary Shares and
                          Redeemable Ordinary
                          Shares;
                       .  will rank junior to
                          the rights
                          attaching to
                          Converting
                          Preference Shares;
                          and
                       .  may rank senior to,
                          equally, without
                          preference, with or
                          junior to other
                          classes of
                          preference shares
                          outstanding at the
                          time those shares
                          are issued,
                          including the
                          Preferred Ordinary
                          Shares, depending
                          on their terms of
                          issue.

Provision         News Corporation                 Chris-Craft                       BHC                      United Television
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Meetings of    .  Under Australian law,      .  Under Delaware law,        .  Under Delaware law,        .  Under Delaware law,
stockholders:     an annual meeting of a        annual meetings of            annual meetings of            annual meetings of
                  public corporation's          stockholders and              stockholders and              stockholders and
                  members is required to        special meetings of           special meetings of           special meetings of
                  be held.                      stockholders must be          stockholders must be          stockholders must be
                                                held in accordance            held in accordance            held in accordance
               .  Directors may call a          with the corporation's        with the corporation's        with the corporation's
                  meeting when they deem        certificate of                certificate of                certificate of
                  a meeting necessary or        incorporation or              incorporation or              incorporation or
                  appropriate.                  by-laws.                      by-laws.                      by-laws.

               .  Under the Australian       .  Chris-Craft's by-laws      .  BHC's by-laws require      .  United Television's
                  Corporations Law, at          require an annual             an annual meeting to          by-laws require an
                  least 28 days' notice         meeting to be held            be held between April         annual meeting to be
                  must be given of a            between April 1 and           1 and August 31 of            held in March, April
                  meeting of News               June 30 of each year.         each year.                    or May of each year.
                  Corporation's
                  shareholders.              .  Special meetings may       .  Special meetings may       .  Special meetings may
                                                be called at any time         be called at any time         be called at any time
               .  A general meeting may         by the board of               by the board of               by the chairman or the
                  also be called when           directors or the              directors or the              president, and must be
                  the directors are             chairman and the              chairman and the              called by the
                  required to do so by:         president.                    president.                    secretary on the
                  .  shareholders                                                                           written request of
                     holding at least 5%     .  Notice of any meeting      .  Notice of any meeting         record holder(s) of at
                     of the total votes         must be given to each         must be given to each         least 20% of the
                     that may be cast at        stockholder entitled          stockholder entitled          shares of stock
                     the general                to vote at such               to vote at such               entitled generally to
                     meeting; or                meeting not less than         meeting not less than         vote for the election
                  .  at least 100               10 and not more than          10 and not more than          of directors or the
                     shareholders who           50 days before the            60 days before the            written request of any
                     are entitled to            date of the meeting.          date of the meeting.          two directors.
                     vote at a general
                     meeting.                .  Any special meeting of                                   .  Notice of any meeting
                                                holders of convertible                                      must be given to each
               .  Ordinary resolutions          preferred stock for                                         stockholder entitled
                  require a simple              the purpose of                                              to vote at such
                  majority of votes cast        electing directors                                          meeting not less than
                  by those present and          following a dividend                                        10 and not more than
                  voting personally or          default will be held                                        60 days before the
                  by representative,            upon 40 days' notice                                        date of the meeting.
                  proxy or attorney.            by the secretary or
                                                any holder of
               .  Special resolutions           convertible preferred
                  require a                     stock.
                  three-quarters
                  majority of votes cast
                  by those present and
                  voting personally or
                  by representative,
                  proxy or attorney.

               .  News Corporation's
                  constitution requires
                  notice of any
                  nomination of a person
                  for election as a
                  director, other than a
                  director retiring and
                  seeking re-election or
                  a person recommended
                  by the directors, to
                  be given to it on or
                  before the 30th
                  business day before
                  the meeting at which
                  the director is to be
                  elected.

Provision        News Corporation                      Chris-Craft                 BHC                     United Television
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Rights of
Inspection:
          . Under Australian law, the        . Under Delaware law, any   . Under Delaware law, any     . Under Delaware law, any
            registers, index of names          stockholder may inspect     stockholder may inspect       stockholder may inspect
            of shareholders, and               the corporation's stock     the corporation's stock       the corporation's stock
            minutes of meetings of             ledger, a list of its       ledger, a list of its         ledger, a list of its
            shareholders may be                stockholders and other      stockholders and other        stockholders and other
            inspected by the                   books and records, and      books and records, and        books and records, and
            company's shareholders             make copies, upon written   make copies, upon written     make copies, upon written
            and copies of such                 demand under oath stating   demand under oath stating     demand under oath stating
            registers may be obtained          a purpose reasonably        a purpose reasonably          a purpose reasonably
            by a company's                     related to such person's    related to such person's      related to such person's
            shareholders. Published            interest as a               interest as a                 interest as a
            annual accounts of the             stockholder.                stockholder.                  stockholder.
            company or a concise
            financial report are also
            required to be mailed to
            shareholders.
            Shareholders are also
            entitled to inspect other
            registers. Upon showing a
            proper purpose, a
            shareholder may apply for
            a court order allowing
            the shareholder's lawyer
            or accountant access to
            the company's books,
            including books of
            account, registers and
            documents.

Rights of
Appraisal:
          . Australian law generally         . Except as described       . Except as described         . Except as described
            does not provide for               below, a stockholder of     below, a stockholder of       below, a stockholder of
            appraisal rights.                  record of a Delaware        record of a Delaware          record of a Delaware
                                               corporation that is a       corporation that is a         corporation that is a
          . Dissenters under a scheme          party to a merger may       party to a merger may         party to a merger may
            of arrangement will be             receive cash in the         receive cash in the           receive cash in the
            bound by the decision of           amount of the fair value    amount of the fair value      amount of the fair value
            the majority (50% by               of his or her shares, in    of his or her shares, in      of his or her shares, in
            number and 75% of the              lieu of the consideration   lieu of the consideration     lieu of the consideration
            votes cast on the                  he or she would otherwise   he or she would otherwise     he or she would otherwise
            resolution) of holders of          receive in such             receive in such               receive in such
            shares in the relevant             transaction if the          transaction if the            transaction if the
            class.                             stockholder neither voted   stockholder neither voted     stockholder neither voted
                                               in favor of nor consented   in favor of nor consented     in favor of nor consented
                                               in writing to the           in writing to the             in writing to the
                                               transaction.                transaction.                  transaction.

Provision        News Corporation                      Chris-Craft                 BHC                     United Television
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           . However, a dissenting           . No appraisal rights         . No appraisal rights         . No appraisal rights
             shareholder whose                 are available to              are available to              are available to
             rights are subject to             stockholders of the           stockholders of the           stockholders of the
             compulsory                        surviving corporation         surviving corporation         surviving corporation
             acquisition following             if a vote of the              if a vote of the              if a vote of the
             a takeover may appeal             surviving                     surviving                     surviving
             to a court for an                 corporation's                 corporation's                 corporation's
             order that his or her             stockholders is not           stockholders is not           stockholders is not
             shares not be                     required under                required under                required under
             acquired if the                   Section 251(f) of the         Section 251(f) of the         Section 251(f) of the
             dissenter can prove               Delaware General              Delaware General              Delaware General
             he or she has been                Corporation Law or to         Corporation Law or to         Corporation Law or to
             treated unfairly.                 holders of shares             holders of shares             holders of shares
                                               listed on a national          listed on a national          listed on a national
                                               securities exchange,          securities exchange,          securities exchange,
                                               designated as                 designated as                 designated as
                                               national market               national market               national market
                                               system securities on          system securities on          system securities on
                                               an interdealer                an interdealer                an interdealer
                                               quotation system by           quotation system by           quotation system by
                                               the National                  the National                  the National
                                               Association of                Association of                Association of
                                               Securities Dealers,           Securities Dealers,           Securities Dealers,
                                               Inc., or held by more         Inc., or held by more         Inc., or held by more
                                               than 2,000                    than 2,000                    than 2,000
                                               stockholders, if the          stockholders, if the          stockholders, if the
                                               only consideration to         only consideration to         only consideration to
                                               be received by the            be received by the            be received by the
                                               stockholders is               stockholders is               stockholders is
                                               stock, cash in lieu           stock, cash in lieu           stock, cash in lieu
                                               of fractional shares          of fractional shares          of fractional shares
                                               or any combination of         or any combination of         or any combination of
                                               the above of the              the above of the              the above of the
                                               corporation surviving         corporation surviving         corporation surviving
                                               the merger or of              the merger or of              the merger or of
                                               another corporation           another corporation           another corporation
                                               listed, designated or         listed, designated or         listed, designated or
                                               held in the manner            held in the manner            held in the manner
                                               described above.              described above.              described above.

Stockholders'
suits:
           . Australian law                  . Under Delaware law,         . Under Delaware law,         . Under Delaware law,
             permits an individual             stockholders may              stockholders may              stockholders may
             shareholder to:                   bring derivative,             bring derivative,             bring derivative,
             . bring an action in              individual and, when          individual and, when          individual and, when
               his or her own                  the requirements for          the requirements for          the requirements for
               name as the                     maintaining a class           maintaining a class           maintaining a class
               representative of               action lawsuit under          action lawsuit under          action lawsuit under
               other shareholders              Delaware law have             Delaware law have             Delaware law have
               where his or her                been met, class               been met, class               been met, class
               and the other                   action lawsuits               action lawsuits               action lawsuits
               shareholders'                   against a corporation         against a corporation         against a corporation
               personal rights                 and its officers and          and its officers and          and its officers and
               are threatened;                 directors for breach          directors for breach          directors for breach
               and                             of fiduciary duty and         of fiduciary duty and         of fiduciary duty and
             . apply for leave to              other wrongs.                 other wrongs.                 other wrongs.
               seek a court order
               to bring an action            . A derivative action         . A derivative action         . A derivative action
               on behalf of a                  allows stockholders           allows stockholders           allows stockholders
               company in the                  to sue on behalf of           to sue on behalf of           to sue on behalf of
               company's name.                 the corporation where         the corporation where         the corporation where
                                               those in control of           those in control of           those in control of
           . When granting relief,             the corporation               the corporation               the corporation
             courts have wide                  refuse to assert a            refuse to assert a            refuse to assert a
             discretion and may                claim belonging to            claim belonging to            claim belonging to
             authorize civil                   it.                           it.                           it.
             proceedings brought
             in the name of the              . To maintain a               . To maintain a               . To maintain a
             company by a                      derivative action, a          derivative action, a          derivative action, a
             shareholder against               plaintiff must                plaintiff must                plaintiff must
             the persons                       . be a stockholder            . be a stockholder            . be a stockholder
             responsible for the                 of the defendant              of the defendant              of the defendant
             prejudicial action.                 corporation at the            corporation at the            corporation at the
                                                 time of the                   time of the                   time of the
                                                 alleged wrong;                alleged wrong;                alleged wrong;

Provision        News Corporation                      Chris-Craft                   BHC                     United Television
-----------------------------------------------------------------------------------------------------------------------------------
               . Except in the above              . make demand on the        . make demand on the       . make demand on the
                 limited respects,                  directors of the            directors of the           directors of the
                 Australian law does                corporation to assert       corporation to assert      corporation to assert
                 not permit class                   the claim unless such       the claim unless such      the claim unless such
                 action lawsuits by                 a demand would be           a demand would be          a demand would be
                 shareholders on                    futile; and                 futile; and                futile; and
                 behalf of the company
                 or on behalf of other            . be an adequate            . be an adequate           . be an adequate
                 shareholders.                      representative of the       representative of the      representative of the
                                                    corporation's other         corporation's other        corporation's other
                                                    stockholders.               stockholders.              stockholders.

Loans to
directors and
officers:      . Under Australian law,            . Under Delaware law,       . Under Delaware law,      . Under Delaware law,
                 a loan or other                    loans can generally         loans can generally        loans can generally
                 financial benefit                  be made to officers         be made to officers        be made to officers
                 cannot be provided to              and directors upon          and directors upon         and directors upon
                 a director or officer              approval by the board       approval by the board      approval by the board
                 by a public company                of directors.               of directors.              of directors.
                 unless the loan or
                 benefit:
                 . constitutes
                   reasonable
                   remuneration;
                 . is given to a
                   director or a
                   director's spouse not
                   exceeding A$2,000;
                 . is made on
                   arm's-length terms;
                   or
                 . has been approved by
                   disinterested
                   shareholders.

Fiduciary
duties:        . Under Australian law,            . Under Delaware law,       . Under Delaware law,      . Under Delaware law,
                 the board of                       directors owe a             directors owe a            directors owe a
                 directors is charged               fiduciary duty to the       fiduciary duty to the      fiduciary duty to the
                 with managing the                  corporation and its         corporation and its        corporation and its
                 affairs of the                     stockholders,               stockholders,              stockholders,
                 corporation.                       including:                  including:                 including:
                                                    . a duty of care, under     . a duty of care, under    . a duty of care, under
               . Although directors'                  which directors must        which directors must       which directors must
                 duties are similar to                properly apprise            properly apprise           properly apprise
                 those described for                  themselves of all           themselves of all          themselves of all
                 Chris-Craft, BHC and                 reasonably available        reasonably available       reasonably available
                 United Television                    information, and            information, and           information, and
                 under Delaware law,                . a duty of loyalty,        . a duty of loyalty,       . a duty of loyalty,
                 the directors owe                    under which directors       under which directors      under which directors
                 these duties to the                  must protect the            must protect the           must protect the
                 company as a whole.                  interests of the            interests of the           interests of the
                 While  "the company                  corporation and             corporation and            corporation and
                 as a whole"                          refrain from injuring       refrain from injuring      refrain from injuring
                 typically references                 the corporation and         the corporation and        the corporation and
                 the company's                        its stockholders or         its stockholders or        its stockholders or
                 shareholders, in                     depriving them of any       depriving them of any      depriving them of any
                 certain circumstances                profit or advantage.        profit or advantage.       profit or advantage.
                 the term may also
                 encompass a company's
                 creditors.

                                                  . As permitted by           . As permitted by          . As permitted by
                                                    Delaware law,               Delaware law, BHC's        Delaware law, United
                                                    Chris-Craft's               certificate of             Television's
                                                    certificate of              incorporation              certificate of
                                                    incorporation               eliminates or limits,      incorporation
                                                    eliminates or limits,       depending upon the         eliminates or limits,
                                                    depending upon the          circumstances,             depending upon the
                                                    circumstances,              directors' monetary        circumstances,
                                                    directors' monetary         liability for breach       directors' monetary
                                                    liability for breach        of the duty of care.       liability for breach
                                                    of the duty of care.                                   of the duty of care.


Provision        News Corporation                      Chris-Craft                   BHC                     United Television
-----------------------------------------------------------------------------------------------------------------------------------
Indemnification
of directors and
officers:
               . Under Australian law,        . Delaware law provides       . Delaware law provides      . Delaware law provides
                 a company may not              that a corporation may        that a corporation may       that a corporation may
                 indemnify a person             indemnify any person          indemnify any person         indemnify any person
                 against any liability          party, or threatened to       party, or threatened to      party, or threatened to
                 to the company or a            be made a party, to any       be made a party, to any      be made a party, to any
                 related body                   threatened, pending or        threatened, pending or       threatened, pending or
                 corporate incurred as          completed action, suit        completed action, suit       completed action, suit
                 an officer or auditor          or proceeding (other          or proceeding (other         or proceeding (other
                 of the company.                than an action by or in       than an action by or in      than an action by or in
                                                the right of the              the right of the             the right of the
               . Australian law does            corporation) against          corporation) against         corporation) against
                 not prohibit a                 expenses, judgments,          expenses, judgments,         expenses, judgments,
                 company from                   fines and amounts paid        fines and amounts paid       fines and amounts paid
                 indemnifying a person          in settlement actually        in settlement actually       in settlement actually
                 from liability to any          and reasonably incurred       and reasonably incurred      and reasonably incurred
                 other person incurred          by the person in              by the person in             by the person in
                 as an officer or               connection with such          connection with such         connection with such
                 auditor of the                 action, suit or               action, suit or              action, suit or
                 company, except                proceeding by reason of       proceeding by reason of      proceeding by reason of
                 liability which                the fact that he or she       the fact that he or she      the fact that he or she
                 arises out of conduct          is or was a director,         is or was a director,        is or was a director,
                 involving a lack of            officer, employee or          officer, employee or         officer, employee or
                 good faith and                 agent of the                  agent of the                 agent of the
                 certain penalty or             corporation or is or          corporation or is or         corporation or is or
                 compensation orders.           was serving at the            was serving at the           was serving at the
                                                request of the                request of the               request of the
               . Australian law does            corporation as a              corporation as a             corporation as a
                 not prohibit a                 director, officer,            director, officer,           director, officer,
                 company from                   employee or agent of          employee or agent of         employee or agent of
                 indemnifying a person          another organization.         another organization.        another organization.
                 for legal costs
                 incurred as a                . Delaware law provides       . Delaware law provides      . Delaware law provides
                 director or officer            that a corporation may        that a corporation may       that a corporation may
                 of the company except          indemnify any person          indemnify any person         indemnify any person
                 legal costs which are          party, or threatened to       party, or threatened to      party, or threatened to
                 incurred in:                   be made a party, to any       be made a party, to any      be made a party, to any
                 . defending criminal           threatened, pending or        threatened, pending or       threatened, pending or
                   proceedings in which         completed action or           completed action or          completed action or
                   the person is found          suit brought by or in         suit brought by or in        suit brought by or in
                   guilty;                      the right of the              the right of the             the right of the
                 . defending or                 corporation to procure        corporation to procure       corporation to procure
                   resisting certain            a judgment in its favor       a judgment in its favor      a judgment in its favor
                   compensation orders          by reason of the fact         by reason of the fact        by reason of the fact
                   which the person is          that he or she was an         that he or she was an        that he or she was an
                   required to pay;             officer, director,            officer, director,           officer, director,
                 . connection with              employee or agent of          employee or agent of         employee or agent of
                   proceedings for              the corporation, or is        the corporation, or is       the corporation, or is
                   relief to that person        or was serving at the         or was serving at the        or was serving at the
                   which are denied; or         request of the                request of the               request of the
                 . defending or                 corporation as a              corporation as a             corporation as a
                   resisting certain            director, officer,            director, officer,           director, officer,
                   other orders if the          employee or agent of          employee or agent of         employee or agent of
                   grounds for those            another corporation or        another corporation or       another corporation or
                   orders are                   other entity, against         other entity, against        other entity, against
                   established.                 expenses actually and         expenses actually and        expenses actually and
                                                reasonably incurred in        reasonably incurred in       reasonably incurred in
               . News Corporation's             connection with the           connection with the          connection with the
                 constitution provides          defense or settlement         defense or settlement        defense or settlement
                 that the company:              of such action or suit,       of such action or suit,      of such action or suit,
                 . must indemnify its           except that there may         except that there may        except that there may
                   directors, principal         be no such                    be no such                   be no such
                   executive officers           indemnification if the        indemnification if the       indemnification if the
                   and secretaries to           person is found liable        person is found liable       person is found liable
                   the extent permitted         to the corporation            to the corporation           to the corporation
                   by the relevant              unless the court              unless the court             unless the court
                   statutory provisions;        determines the person         determines the person        determines the person
                   and                          is entitled thereto.          is entitled thereto.         is entitled thereto.
                 . may indemnify any
                   auditor, employee or
                   other officer of the       . Delaware law provides       . Delaware law provides      . Delaware law provides
                   company or any               that a corporation must       that a corporation must      that a corporation must
                   subsidiary of the            indemnify a director or       indemnify a director or      indemnify a director or
                   company (including a         officer who                   officer who                  officer who
                   director, principal          successfully defends          successfully defends         successfully defends
                   executive officer or         himself or herself in         himself or herself in        himself or herself in
                   secretary of such            an action, suit or            an action, suit or           an action, suit or
                   subsidiary) where its        proceeding to which he        proceeding to which he       proceeding to which he
                   board of directors           or she was a party            or she was a party           or she was a party
                   considers it                 because he or she is or       because he or she is or      because he or she is or
                   appropriate to do so.        was a director or             was a director or            was a director or
                                                officer against               officer against              officer against
                                                expenses actually and         expenses actually and        expenses actually and
                                                reasonably incurred by        reasonably incurred by       reasonably incurred by
                                                him or her.                   him or her.                  him or her.

Provision        News Corporation                      Chris-Craft                   BHC                     United Television
-----------------------------------------------------------------------------------------------------------------------------------
             . The Australian                . Indemnification is        . Indemnification is          . Indemnification is
               Corporations Law                generally permitted         generally permitted           generally permitted
               permits a company or            under Delaware law for:     under Delaware law for:       under Delaware law for:
               any related body
               corporate to purchase           . acts performed in good    . acts performed in good      . acts performed in good
               and maintain insurance            faith and in a manner       faith and in a manner         faith and in a manner
               on behalf of present              the indemnified person      the indemnified person        the indemnified person
               and past directors,               reasonably believed to      reasonably believed to        reasonably believed to
               other officers or                 be in or not opposed to     be in or not opposed to       be in or not opposed to
               auditors of the company           the best interest of        the best interest of          the best interest of
               against any liability             the corporation; and        the corporation; and          the corporation; and
               (other than legal
               costs) except liability         . with respect to any       . with respect to any         . with respect to any
               which arises out of               criminal action or          criminal action or            criminal action or
               conduct involving a               proceeding, such            proceeding, such              proceeding, such
               wilful breach of duty,            indemnified person had      indemnified person had        indemnified person had
               the improper use of               no reasonable cause to      no reasonable cause to        no reasonable cause to
               information acquired by           believe the act was         believe the act was           believe the act was
               virtue of his or her              unlawful.                   unlawful.                     unlawful.
               position, or the
               improper use of his or
               her position, to gain
               an advantage for
               himself or herself or
               any other person, or to
               cause detriment to the
               company.

             . News Corporation's            . Chris-Craft's by-laws     . BHC's by-laws require         . United Television's
               constitution permits            require indemnification     indemnification of              by-laws require
               the board of directors          of directors, officers,     directors, officers,            indemnification of
               to authorize the                employees and agents        employees and agents to         directors and officers
               purchase and                    upon a determination        the fullest extent and          to the fullest extent
               maintenance of such             that the director,          in the manner set forth         and in the manner set
               insurance on behalf of          officer, employee or        and permitted by the            forth and permitted by
               the current and former          agent has met the           Delaware General                the Delaware General
               directors, principal            applicable standard of      Corporation Law and             Corporation Law and
               executive officers,             conduct set out above.      other applicable law.           other applicable law.
               secretaries and                                                                             The corporation may
               auditors of the company       . However, no plaintiff     . However, no plaintiff           indemnify employees or
               or any subsidiary, and          will be indemnified         will be indemnified,            agents in the same
               any insurance on behalf         unless the board of         unless the board of             manner.
               of other employees of           directors otherwise         directors otherwise
               the company or a                determines.                 determines.                   . United Television's
               subsidiary.                                                                                 by-laws authorize it to
                                             . Chris-Craft's by-laws     . BHC's by-laws authorize         purchase directors' and
                                               authorize it to             it to purchase                  officers' insurance
                                               purchase directors' and     directors' and                  covering claims
                                               officers' insurance         officers' insurance             respecting which it
                                               covering claims             covering claims                 lacks the power to
                                               respecting which it         respecting which it             indemnify.
                                               lacks the power to          lacks the power to
                                               indemnify.                  indemnify.

Provision        News Corporation                      Chris-Craft                   BHC                     United Television
-----------------------------------------------------------------------------------------------------------------------------------
Interested
director
transactions:
               . Under Australian law             . Under Delaware law,         . Under Delaware law,       . Under Delaware law,
                 and News Corporation's             certain contracts or          certain contracts or        certain contracts or
                 constitution, a                    transactions in which         transactions in which       transactions in which
                 transaction will be not            at least one of a             at least one of a           at least one of a
                 void or voidable merely            corporation's                 corporation's               corporation's
                 because a director has             directors has an              directors has an            directors has an
                 a personal interest in             interest are not void         interest are not void       interest are not void
                 the transaction.                   or voidable solely            or voidable solely          or voidable solely
                                                    because of such               because of such             because of such
               . However, Australian law            interest or because           interest or because         interest or because
                 prohibits a director               such director was             such director was           such director was
                 who has a material                 present at the                present at the              present at the
                 personal interest in a             meeting where such a          meeting where such a        meeting where such a
                 matter from voting on              contract or                   contract or                 contract or
                 the matter or being                transaction was               transaction was             transaction was
                 present when the                   authorized or                 authorized or               authorized or
                 remainder of the board             ratified by the               ratified by the             ratified by the
                 votes on the matter,               stockholders or the           stockholders or the         stockholders or the
                 unless the                         board of directors so         board of directors so       board of directors so
                 disinterested directors            long as certain               long as certain             long as certain
                 agree. News                        conditions, such as           conditions, such as         conditions, such as
                 Corporation's                      good faith and full           good faith and full         good faith and full
                 constitution prohibits             disclosure, are met.          disclosure, are met.        disclosure, are met.
                 a director who has a               The contract or               The contract or             The contract or
                 material interest from             transaction:                  transaction:                transaction:
                 voting on the                      . must be approved by         . must be approved by       . must be approved by
                 transaction.                         either:                       either:                     either:
                                                      . a majority of the           . a majority of the         . a majority of the
               . Further, Australian law                disinterested                 disinterested               disinterested
                 prohibits a related                    directors (even               directors (even             directors (even
                 party of a public                      if such group is              if such group is            if such group is
                 company from obtaining                 less than a                   less than a                 less than a
                 a financial benefit                    quorum); or                   quorum); or                 quorum); or
                 (defined expansively)                . a vote of the               . a vote of the             . a vote of the
                 from the public company                stockholders; or              stockholders; or            stockholders; or
                 or its child entities              . must be fair to the         . must be fair to the       . must be fair to the
                 unless the giving of                 corporation as of             corporation as of           corporation as of
                 the benefit is excluded              the time it is                the time it is              the time it is
                 from the prohibition.                authorized by the             authorized by the           authorized by the
                 Relevant exclusions                  board of directors,           board of directors,         board of directors,
                 include benefits which               a committee thereof           a committee thereof         a committee thereof
                 are:                                 or the                        or the                      or the
                 . reasonable                         stockholders.                 stockholders.               stockholders.
                   remuneration to
                   officers;
                 . given to directors or
                   their spouses and
                   does not exceed
                   A$2,000;
                 . otherwise on arm's
                   length terms; or
                 . has been approved by
                   a resolution of
                   disinterested
                   shareholders.

Provision        News Corporation                      Chris-Craft                 BHC                     United Television
------------------------------------------------------------------------------------------------------------------------------------
Business
combination
restrictions:  . Australian law                   . Delaware law, in          . Delaware law, in          . Delaware law, in
                 provides that if any               general, prohibits a        general, prohibits a        general, prohibits a
                 person or their                    Delaware corporation        Delaware corporation        Delaware corporation
                 associate (a defined               from engaging in a          from engaging in a          from engaging in a
                 term) has or ceases                business combination        business combination        business combination
                 to have 5% of the                  (defined as a variety       (defined as a variety       (defined as a variety
                 total voting power in              of transactions,            of transactions,            of transactions,
                 a company listed in                including mergers,          including mergers,          including mergers,
                 Australia (power that              consolidations and          consolidations and          consolidations and
                 arises by owning the               certain sales of            certain sales of            certain sales of
                 voting shares in the               assets and issuances        assets and issuances        assets and issuances
                 company) (a                        of stock) with an           of stock) with an           of stock) with an
                 substantial                        interested                  interested                  interested
                 shareholding) or                   stockholder (defined        stockholder (defined        stockholder (defined
                 there is a movement                generally as a person       generally as a person       generally as a person
                 of more than 1% in a               that is the                 that is the                 that is the
                 substantial share                  beneficial owner of         beneficial owner of         beneficial owner of
                 holding, the person                15% or more of a            15% or more of a            15% or more of a
                 must provide certain               corporation's               corporation's               corporation's
                 detailed information               outstanding voting          outstanding voting          outstanding voting
                 about their                        stock) for a period         stock) for a period         stock) for a period
                 substantial                        of three years              of three years              of three years
                 shareholding to the                following the date          following the date          following the date
                 company and to each                that such person            that such person            that such person
                 Australian securities              became an interested        became an interested        became an interested
                 exchange on which the              stockholder unless,         stockholder unless,         stockholder unless,
                 company is listed                  among other things,         among other things,         among other things,
                 within 2 business                  prior to the date           prior to the date           prior to the date
                 days after they                    such person became an       such person became an       such person became an
                 become aware of the                interested                  interested                  interested
                 information.                       stockholder, the            stockholder, the            stockholder, the
                                                    board of directors of       board of directors of       board of directors of
               . Australian law also                the corporation             the corporation             the corporation
                 places restrictions                approved either the         approved either the         approved either the
                 on a person acquiring              business combination        business combination        business combination
                 interests in voting                or the transaction          or the transaction          or the transaction
                 shares in a company                that resulted in the        that resulted in the        that resulted in the
                 listed in Australia                stockholder becoming        stockholder becoming        stockholder becoming
                 such that the                      an interested               an interested               an interested
                 person's or someone                stockholder or, at or       stockholder or, at or       stockholder or, at or
                 else's voting power                subsequent to such          subsequent to such          subsequent to such
                 in the company                     time, the business          time, the business          time, the business
                 increases from 20% or              combination is              combination is              combination is
                 below to more than                 approved by the board       approved by the board       approved by the board
                 20% or from a                      of directors and            of directors and            of directors and
                 starting point that                authorized at an            authorized at an            authorized at an
                 is above 20% and                   annual or special           annual or special           annual or special
                 below 90%. Generally,              meeting of                  meeting of                  meeting of
                 such acquisitions                  stockholders (not by        stockholders (not by        stockholders (not by
                 cannot be made unless              written consent) by         written consent) by         written consent) by
                 the person does not                the affirmative vote        the affirmative vote        the affirmative vote
                 acquire more than 3%               of at least 2/3 of          of at least 2/3 of          of at least 2/3 of
                 of the voting shares               the outstanding             the outstanding             the outstanding
                 of the target in any               voting stock which is       voting stock which is       voting stock which is
                 six month period, the              not owned by the            not owned by the            not owned by the
                 acquisition is made                interested                  interested                  interested
                 with shareholder                   stockholder.                stockholder.                stockholder.
                 approval or the
                 acquisition is made
                 pursuant to a
                 takeover bid under
                 the Australian
                 Corporations Law.
                 Takeover bids must
                 treat all
                 shareholders of the
                 target company alike
                 and must not involve
                 any collateral
                 benefits. Various
                 restrictions about
                 conditional offers
                 exist and there are
                 also substantial
                 restrictions
                 concerning the
                 withdrawal and
                 suspension of offers.


Provision        News Corporation                      Chris-Craft                 BHC                     United Television
------------------------------------------------------------------------------------------------------------------------------------
Rights on a
winding-up:    . On a winding up of          . Chris-Craft's certificate of   . BHC's certificate of
                 News Corporation, the         incorporation provides that      incorporation provides
                 company's assets              in the event of any              that in the event of
                 (including capital            liquidation, dissolution         any liquidation,
                 uncalled at the               or winding up of                 dissolution or winding
                 commencement of the           Chris-Craft, the assets          up of BHC, the assets
                 winding up) remaining         of the corporation available     of the corporation
                 after paying and              for distribution are             available for
                 discharging the               to be applied as follows:        distribution are to be
                 company's debts and           . first, in the payment          applied as follows:
                 liabilities and the             to the holders of              . first, in the payment
                 costs of winding up             convertible preferred            to the holders of
                 are to be applied as            stock the sum of                 preferred stock of
                 follows:                        $23.00 per share plus            their preferential
                 . first, in the                 an amount equal to               amounts; and
                   payment to the                cumulative dividends           . second, any residual
                   holders of                    not paid, and amounts            will belong to and be
                   Converting                    payable will be pro              distributable in
                   Preference Shares             rated if full payment            equal amounts per
                   of any Base                   is not possible; and             share to the holders
                   Dividend (as                . any residual will                of class A common
                   defined in the                belong to and be                 stock and the holders
                   company's                     distributable in                 of class B common
                   constitution) not             equal amounts per                stock, as if such
                   paid and any                  share to the holders             classes constituted a
                   Supplementary                 of common stock and              single class.
                   Dividend (as                  the holders of class         . For the purposes
                   defined in the                B common stock, as if          described above, the
                   company's                     such classes                   following events will
                   constitution) not             constituted a single           not be deemed to be a
                   declared on those             class.                         liquidation,
                   shares, pro rata                                             dissolution or winding
                   according to the          . The following events             up of BHC:
                   amounts not paid;           will not be deemed to            . the merger or
                                               be a liquidation,                  consolidation of BHC
                 . second, in the              dissolution or winding             into or with another
                   payment of capital          up of Chris-Craft for              corporation;
                   paid up on                  the purposes described           . the merger or
                   Converting                  above:                             consolidation of
                   Preference Shares           . the merger or                    another corporation
                   pro rata according            consolidation of                 into or with BHC;
                   to the amounts so             Chris-Craft into or            . any sale, transfer or
                   paid;                         with another                     lease of all or
                                                 corporation;                     substantially all of
                 . third, in repayment         . the merger or                    BHC's assets;
                   of the capital paid           consolidation of               . any transaction or
                   up on the Preferred           another corporation              series of
                   Ordinary Shares pro           into or with                     transactions having
                   rata according to             Chris-Craft;                     the effect of a
                   the amounts so              . any sale, transfer or            reorganization;
                   paid;                         lease of all or                . any partial
                                                 substantially all of             liquidation
                 . fourth, in payment            Chris-Craft's assets;            distribution or
                   to holders of the           . any transaction or               transaction commonly
                   Preferred Ordinary            series of                        known as a spin-off
                   Shares of the                 transactions having              or split-off, or
                   preferential                  the effect of a                  other transaction in
                   dividends declared            reorganization;                  the nature of a
                   but not paid on                                                partial liquidation,
                   their shares pro                                               if the record date
                   rata according to                                              fixed to determine
                   the amounts not                                                stockholders so
                   paid;                                                          entitled is at least
                                                                                  30 days after the
                 . fifth, in repayment                                            date such
                   to the holders of                                              distribution is
                   Redeemable Ordinary                                            approved or
                   Shares of up to                                                authorized.
                   A$1.00 for every
                   1,000 Redeemable
                   Ordinary Shares
                   held;


Provision           News Corporation                      Chris-Craft                 BHC                     United Television
------------------------------------------------------------------------------------------------------------------------------------
                 . sixth, in repayment                 . any partial liquidation
                   of the capital paid                   distribution or
                   up on the Ordinary                    transaction commonly
                   Shares, Redeemable                    known as a spin-off or
                   Ordinary Shares and                   split-off, or other
                   any other class of                    transaction in the
                   securities of the                     nature of a partial
                   company pro rata                      liquidation, if the
                   according to the                      record date fixed to
                   amounts so paid; and                  determine stockholders
                                                         so entitled is at least
                 . seventh, in payment                   30 days after the date
                   to the holders of                     such distribution is
                   Preferred Ordinary                    approved or authorized.
                   Shares, Ordinary
                   Shares, Redeemable
                   Ordinary Shares and
                   Non-Voting Ordinary
                   Shares of
                   non-preferential
                   dividends declared
                   but not paid on their
                   shares pro-rata
                   according to the
                   amounts not paid.

               . Lastly, any residue
                 shall be divided
                 amongst the holders of:
                 . the Preferred
                   Ordinary Shares;
                 . Ordinary Shares;
                 . Redeemable Ordinary
                   Shares; and
                 . Non-Voting Ordinary
                 Shares, pro rata
                 according to the
                 amounts of capital
                 paid up on such
                 shares, respectively.

               . On a winding up of News
                 Corporation, repayment
                 of the capital of
                 members will rank
                 junior to payment of
                 all of the company's
                 creditors. Also, as
                 between holders of
                 preferred shares in the
                 company, holders of
                 Preferred Ordinary
                 Shares will rank junior
                 to holders of
                 Converting Preference
                 Shares.


 Provision     News Corporation                                   Chris-Craft             BHC          United Television
-----------------------------------------------------------------------------------------------------------------------------
            . If any Perpetual Preference
              Shares or Redeemable Preference
              Shares are issued by the
              company, their ranking on
              winding up shall be on terms
              determined by the directors in
              accordance with News
              Corporation's constitution on or
              prior to the issue of those shares.
              Such shares:
              . shall rank senior to Ordinary
                Shares and Redeemable
                Ordinary Shares;
              . shall rank junior to Converting
                Preference Shares; and
              . may rank senior to, equally,
                without preference, with, or
                junior to, other classes of
                preference shares outstanding
                at the time those shares are
                issued, including the Preferred
                Ordinary Shares, depending on
                their terms of issue.

Transfers: . Other than the transfer of shares  . Under Delaware law, a      . Under Delaware law, a    . Under Delaware law, a
             under the business rules of the      corporation may impose       corporation may impose     corporation may impose
             Australian Securities Clearing       restrictions on transfer     restrictions on transfer   restrictions on transfer
             House as permitted by News           of securities either:        of securities either:      of securities either:
             Corporation's constitution,        . by the corporation's       . by the corporation's     . by the corporation's
             delivery of the following items to   certificate of               certificate of             certificate of
             the company are prerequisites to     incorporation or             incorporation or           incorporation or
             registration of a transfer in the    by-laws or                   by-laws or                 by-laws or
             register of shareholders:          . by an agreement among      . by an agreement among    . by an agreement among
              . an instrument of transfer         security holders.            security holders.          security holders.
                in proper form and duly
                stamped;                        . Under Chris-Craft's        . Under BHC's by-laws,     . Under United Television's
              . the share certificates (if        by-laws, a transfer of       a transfer of shares of    by-laws, a transfer of
                any); and                         shares of stock will only    stock will only be made    shares of stock will only
              . such other information relating   be made on the stock         on the stock records upon: be made on the stock
                to the transferor's right to      records upon:               . authorization by the      records upon:
                dispose of the shares, as the     . authorization by the        registered holder or      . authorization by the
                directors require.                  registered holder or        his authorized              registered holder or
                                                    his authorized              attorney; and               his authorized
                                                    attorney; and             . surrender of the            attorney; and
                                                  . surrender of the            certificate(s)            . surrender of the
                                                    certificate(s)              for such shares             certificate(s)
                                                    for such shares             properly endorsed or        for such shares
                                                    properly endorsed or        accompanied by a duly       properly endorsed for
                                                    accompanied by a duly       executed stock transfer     transfer; and
                                                    executed stock transfer     power; and                . the payment of all
                                                    power; and                . the payment of all          necessary transfer
                                                  . the payment of all          taxes on the transfer.      taxes.
                                                    taxes on the transfer.

                                      203


Provision         News Corporation                 Chris-Craft                        BHC                   United Television
------------------------------------------------------------------------------------------------------------------------------------

               .  The directors may          .  Chris-Craft's               .  BHC's certificate of
                  decline to register           certificate of                 incorporation provides
                  any transfer of               incorporation provides         that:
                  shares:                       that:
                                                                               .  no person holding
                  .  if News Corporation        .  no person holding              any share of class
                     has a lien on those           any share of class             B common stock may
                     shares; or                    B common stock may             transfer; and
                                                   transfer; and
                  .  where to register                                         .  the corporation
                     the transfer would         .  the corporation                will not register
                     result in a                   will not register              the transfer of,
                     contravention of or           the transfer of,               such share of class
                     failure to observe            such share of class            B common stock or
                     a law of an                   B common stock or              any interest in
                     Australian                    any interest in                that stock, whether
                     jurisdiction; or              that stock, whether            by sale,
                                                   by sale,                       assignment, gift,
                  .  as permitted by the           assignment, gift,              bequest,
                     Australian                    bequest,                       appointment or
                     Corporations Law,             appointment or                 otherwise, except
                     listing rules of              otherwise, except              to a "Permitted
                     the ASX or business           to a "Permitted                Transferee" of such
                     rules of the                  Transferee" of such            person.
                     Australian                    person.
                     Securities Clearing
                     House.                  .  Any purported transfer
                                                of shares of class B
               .  News Corporation's            common stock other
                  constitution permits          than to a Permitted
                  shares to be                  Transferee will result
                  transferred in any            in the conversion of
                  manner permitted by           such shares into
                  the listing rules of          shares of common
                  the ASX and the               stock, effective on
                  business rules of the         the date of such
                  Australian Securities         purported transfer.
                  Clearing House. News
                  Corporation's              .  Chris-Craft may
                  constitution also             require, as a
                  makes provision for           condition to transfer
                  the refusal to                or registration of
                  register any transfer         transfer of class B
                  of shares where the           common stock or
                  shares are subject to:        convertible preferred
                                                stock to a purported
                  .  a lien in respect          Permitted Transferee,
                     of unpaid calls;           that the record holder
                                                file with the transfer
                  .  an escrow agreement        agent:
                     entered into in
                     accordance with the        .  an appropriate
                     listing rules of              certificate or
                     the ASX; or                   affidavit; or

                  .  where such                 .  such other proof as
                     transfer:                     the corporation
                                                   deems necessary, as
                  .  would create a new            satisfactory
                     shareholding of               evidence that the
                     less than                     transferee is a
                     marketable parcel;            Permitted
                                                   Transferee.
                  .  must or may be
                     refused in
                     accordance with the
                     listing rules of
                     the ASX, the
                     Corporations Law or
                     the Australian
                     Securities Clearing
                     House Business
                     Rules; or

                  .  would require
                     registration of
                     more than three
                     persons as joint
                     holders unless they
                     are executors or
                     trustees of a
                     deceased
                     shareholder.

               .  The listing rules of
                  the ASX also provide
                  for an application to
                  be made to the
                  Australian Securities
                  Clearing House, if
                  certain circumstances
                  exist, to prevent
                  shares from being
                  transferred.


Provision         News Corporation                 Chris-Craft                       BHC                      United Television
------------------------------------------------------------------------------------------------------------------------------------

               .  All shares of News
                  Corporation are
                  presently approved for
                  participation in the
                  Australian Securities
                  Clearing House's
                  Clearing House
                  Electronic Subregister
                  System.
               .  News Corporation's
                  constitution also
                  provides that a person
                  may not:
                  .  offer to acquire;
                     or
                  .  procure any offer
                     to acquire; or
                  .  acquire, any
                     Ordinary Shares or
                     Preferred Ordinary
                     Shares under a
                     takeover scheme or
                     announcement or
                     other general offer
                     (as defined in News
                     Corporation's
                     constitution) for
                     such shares unless:
                     .  the takeover
                        scheme or
                        announcement
                        relates to both
                        Ordinary Shares
                        and Preferred
                        Ordinary Shares;
                        or
                     .  contemporaneous
                        offers are made
                        for both
                        Ordinary Shares
                        and Preferred
                        Ordinary Shares
                        and the terms of
                        the offer are
                        comparable (as
                        that term is
                        used in News
                        Corporation's
                        constitution).
               .  In accordance with
                  Section 140 of the
                  Australian
                  Corporations Law, such
                  a provision in News
                  Corporation's
                  constitution has the
                  effect of a contract
                  under seal between:
                  .  the company and
                     each member;
                  .  the company and
                     each of its
                     directors or
                     secretaries; and
                  .  each of the members
                     as between
                     themselves, under
                     which each of them
                     agrees to observe
                     and perform those
                     provisions
                     applicable to them
                     as in force for the
                     time being. As long
                     as that provision
                     remains in News
                     Corporation's
                     constitution, it
                     may be enforced by
                     and


 Provision
                                News Corporation                     Chris-Craft       BHC            United Television
------------------------------------------------------------------------------------------------------------------------
                            against such persons to
                            the extent permitted by
                            Section 140. News
                            Corporation's
                            constitution does not
                            affect the operation of
                            those provisions of the
                            Australian Corporations
                            Law which control the
                            acquisition of shares
                            in the company and
                            regulate takeover bids.

Election of directors;   . Under Australian law,         . Under Delaware law,     . Under Delaware law,     . Under Delaware law,
Classified board           board composition is            the total number of       the total number of       the total number of
 of directors              largely provided for            directors may be          directors may be          directors may be
                           in a company's                  fixed in the              fixed in the              fixed in the
                           constitution,                   certificate of            certificate of            certificate of
                           although a public               incorporation or as       incorporation or as       incorporation or as
                           company must have at            provided by the by-       provided by the by-       provided by the by-
                           least 3 directors,              laws. Board meetings      laws. Board meetings      laws. Board meetings
                           two of whom must be             may be held by            may be held by            may be held by
                           Australian residents.           telephone, and the        telephone, and the        telephone, and the
                                                           board may act by          board may act by          board may act by
                                                           written consent.          written consent.          written consent.

                        . News Corporation's             . Chris-Craft's           . BHC's certificate       . United Television's
                          constitution provides            certificate of            of incorporation          certificate of
                          that at every annual             incorporation             provides that there       incorporation
                          general meeting:                 generally provides        will be no less than      provides that there
                          . one third of the               that there will be no     3 and no more than 15     will be no less than
                            directors other than           less than 3 and no        directors, with the       3 and no more than 15
                            the managing                   more than 15              exact number to be        directors, with the
                            director; or                   directors, with the       fixed by the board.       exact number to be
                          . if the number of               exact number to be        Currently, BHC has 8      fixed by the board.
                            directors is not a             fixed by the board.       directors.                Currently, United
                            multiple of three,             Currently, Chris-                                   Television has 7
                            the number nearest             Craft has 10                                        directors.
                            to but not exceeding           directors.
                            one-third of the
                            directors,
                          shall retire and be
                          eligible for reelection.

                        . The directors who
                          must retire are those
                          who have held office
                          for the longest time
                          since being elected
                          or re-elected. The
                          managing director is
                          not required to
                          retire by rotation.
                          Any director who has
                          been appointed by the
                          directors to fill a
                          casual vacancy on the
                          Board or as an
                          additional director
                          is also required to
                          retire at the next
                          general meeting
                          following his or her
                          appointment and is
                          eligible for re-
                          election at that
                          meeting. Such a
                          director and the
                          managing director are
                          not taken into
                          account in deciding
                          the number or
                          identity of the one-
                          third of directors
                          who must retire by
                          rotation.


Provision         News Corporation                 Chris-Craft                    BHC                   United Television
------------------------------------------------------------------------------------------------------------------------------------

               .  Except for the             .  Whenever three or more
                  managing director, a          semi- annual
                  director may not hold         dividends, in whole or
                  office:                       in part (whether or
                                                not consecutive) have
                  .  for a period in            not been paid, or
                     excess of three            declared and set aside
                     years; or                  for payment, with
                                                respect to any share
                  .  after the third            of the convertible
                     annual general             preferred stock, the
                     meeting following          holders of the
                     his or her                 convertible preferred
                     appointment,               stock have the right
                     (whichever occurs          to elect two
                     later) without             directors, voting
                     submitting for             separately as a class:
                     re-election.
                                                .  at a special
                                                   meeting of
                                                   convertible
                                                   preferred stock
                                                   stockholders
                                                   convened after the
                                                   occurrence of such
                                                   event; and

                                                .  at each subsequent
                                                   annual meeting
                                                   thereafter, only if
                                                   and so long as any
                                                   dividend remains in
                                                   arrears at the time
                                                   such meeting is
                                                   held. These
                                                   directorships will
                                                   be automatically
                                                   vacated and
                                                   abolished upon the
                                                   dividends being
                                                   paid or set aside
                                                   for payment.

                                             .  Delaware law permits,    .  Delaware law permits,  .  Delaware law permits,
                                                but does not require,       but does not require,     but does not require,
                                                a classified board of       a classified board of     a classified board of
                                                directors with              directors with            directors with
                                                staggered terms under       staggered terms under     staggered terms under
                                                which one-half or           which one-half or         which one-half or
                                                one-third of the            one-third of the          one-third of the
                                                directors are elected       directors are elected     directors are elected
                                                for terms of two or         for terms of two or       for terms of two or
                                                three years,                three years,              three years,
                                                respectively.               respectively. BHC's       respectively. United
                                                Chris-Craft's               certificate of            Television's
                                                certificate of              incorporation provides    certificate of
                                                incorporation provides      for directors to be       incorporation provides
                                                for directors to be         divided into three        for directors to be
                                                divided into three          classes.                  divided into three
                                                classes.                                              classes.




   Provision            News Corporation                 Chris-Craft                   BHC               United Television
------------------------------------------------------------------------------------------------------------------------------------
Removal of
directors:        .  Australian law allows     .  Under Delaware law, a      .  Under Delaware law, a     .  Under Delaware law, a
                     shareholders to remove       director can be               director can be              director can be
                     any director of a            removed with or               removed with or              removed with or
                     public company by an         without cause by the          without cause by the         without cause by the
                     ordinary resolution at       holders of a majority         holders of a majority        holders of a majority
                     a general meeting.           of shares entitled to         of shares entitled to        of shares entitled to
                                                  vote in an election of        vote in an election of       vote in an election of
                  .  News Corporation's           directors unless:             directors unless:            directors unless:
                     constitution provides        .  the certificate of         .  the certificate of        .  the certificate of
                     that the office of              incorporation                 incorporation                incorporation
                     director may be                 provides otherwise            provides otherwise           provides otherwise
                     vacated on grounds of:          (where a                      (where a                     (where a
                     .  mental disorder;             corporation has a             corporation has a            corporation has a
                     .  ceasing to hold an           classified board,             classified board,            classified board,
                        executive office;            stockholders must             stockholders must            stockholders must
                        or                           have cause to                 have cause to                have cause to
                     .  continual absence            remove), or                   remove), or                  remove), or
                        from board meetings       .  if less than the           .  if less than the          .  if less than the
                        for a period of six          entire board is to            entire board is to           entire board is to
                        months without               be removed and the            be removed and the           be removed and the
                        leave of absence             corporation has               corporation has              corporation has
                        from the Board.              cumulative voting,            cumulative voting,           cumulative voting,
                                                     no director may be            no director may be           no director may be
                                                     removed without               removed without              removed without
                                                     cause if the votes            cause if the votes           cause if the votes
                                                     cast against his or           cast against his or          cast against his or
                                                     her removal would             her removal would            her removal would
                                                     be sufficient to              be sufficient to             be sufficient to
                                                     elect him or her if           elect him or her if          elect him or her if
                                                     cumulatively voted            cumulatively voted           cumulatively voted
                                                     at an election of             at an election of            at an election of
                                                     the entire board.             the entire board.            the entire board.

                                                                             .  BHC's certificate of
                                                                                incorporation provides
                                                                                that any director may
                                                                                be removed without
                                                                                cause:
                                                                                .  with the
                                                                                   concurrence of a
                                                                                   majority of the
                                                                                   entire board of
                                                                                   directors; and
                                                                                .  the vote or consent
                                                                                   of holders of
                                                                                   shares representing
                                                                                   a majority of the
                                                                                   votes entitled to
                                                                                   be cast, voting
                                                                                   together as a
                                                                                   single class.
Vacancies on the
board of directors   .  Under News                .  Delaware law            .  Delaware law provides     .  Delaware law provides
                        Corporation's                provides that              that vacancies and           that vacancies and
                        constitution, the            vacancies and newly        newly created                newly created
                        company may, by              created                    directorships may be         directorships may be
                        ordinary resolution of       directorships may          filled by a majority         filled by a majority
                        its shareholders,            be filled by a             of the directors then        of the directors then
                        appoint a person who         majority of the            in office (although          in office (although
                        has been nominated in        directors then in          less than a quorum)          less than a quorum)
                        advance and is willing       office (although           unless:                      unless:
                        to be a director             less than a quorum)
                        either to fill a             unless:
                        vacancy or as an
                        additional director.


   Provision     News Corporation                 Chris-Craft                   BHC               United Television
------------------------------------------------------------------------------------------------------------------------------------
            .  News Corporation's            .  the certificate of      .  the certificate of          .  the certificate of
               board of directors may           incorporation or           incorporation or               incorporation or
               also appoint a                   by-laws provide            by-laws provide                by-laws provide
               director to fill a               otherwise; or              otherwise; or                  otherwise; or
               vacancy or as an              .  the certificate of      .  the certificate of          .  the certificate of
               additional director,             incorporation              incorporation                  incorporation
               so long as such                  directs a                  directs a                      directs a
               appointment will only            particular class           particular class               particular class
               last until the next              to elect such              to elect such                  to elect such
               following general                director, in which         director, in which             director, in which
               meeting of the company           case any other             case any other                 case any other
               where the director may           directors elected          directors elected              directors elected
               be re-elected.                   by such class, or a        by such class, or a            by such class, or a
                                                sole remaining             sole remaining                 sole remaining
                                                director, shall            director, shall                director, shall
                                                fill such vacancy.         fill such vacancy.             fill such vacancy.

                                             .  Other than with      .  There is no contrary        .  There is no contrary
                                                respect to the          provision in BHC's             provision in United
                                                rights of the           constituent documents.         Television's constituent
                                                convertible                                            documents.
                                                preferred
                                                stockholders to
                                                elect directors
                                                upon a dividend
                                                default, as
                                                described above,
                                                there is no
                                                contrary provision
                                                in Chris-Craft's
                                                constituent documents.


            .  No person is eligible      .  If, at the time of      .  If, at the time of          .  If, at the time of
               for appointment as            filling any vacancy or     filling any vacancy or         filling any vacancy or
               director unless:              newly created              newly created                  newly created
               .  the nominee is a           directorship, the          directorship, the              directorship, the
                  director retiring          directors then in          directors then in              directors then in
                  at a meeting;              office constitute less     office constitute less         office constitute less
               .  the nominee has            than a majority of the     than a majority of the         than a majority of the
                  been recommended by        entire board, the          entire board, the              entire board, the
                  the board of               Delaware Court of          Delaware Court of              Delaware Court of
                  directors; or              Chancery may, upon         Chancery may, upon             Chancery may, upon
               .  notice of the              application                application                    application
                  nomination is given        of stockholders holding    of stockholders holding        of stockholders holding
                  by a shareholder to        at least 10% of the        at least 10% of the            at least 10% of the
                  the company on or          shares outstanding and     shares outstanding and         shares outstanding and
                  before the 30th            entitled to vote,          entitled to vote,              entitled to vote,
                  business day before        order an election to       order an election to           order an election to
                  the meeting.               be held:                   be held:                       be held:
                                             .  to fill any such        .  to fill any such            .  to fill any such
            .  News Corporation's               vacancies or newly         vacancies or newly             vacancies or newly
               constitution provides            created                    created                        created
               that the board of                directorships; or          directorships; or              directorships; or
               directors will be             .  to replace the          .  to replace the              .  to replace the
               comprised of not less            directors chosen by        directors chosen by            directors chosen by
               than 5 directors                 the directors in           the directors in               the directors in
               unless the                       office.                    office.                        office.
               shareholders
               determine otherwise in
               a general meeting.

     Provision           News Corporation                   Chris-Craft                    BHC               United Television
------------------------------------------------------------------------------------------------------------------------------------
Reporting
obligations   .  As a foreign private      .  As a U.S. public            .  As a U.S. public           .  As a U.S. public
                 issuer, News                 company, Chris-Craft           company, BHC must file        company, United
                 Corporation is not           must file with the             with the SEC, among           Television must file
                 required to file             SEC, among other               other reports and             with the SEC, among
                 Annual Reports on Form       reports and notices:           notices:                      other reports and
                 10-K, Quarterly              .  Annual Reports on           .  Annual Reports on          notices:
                 Reports on Form 10-Q            Form 10-K within 90            Form 10-K within 90        .  Annual Reports on
                 or Current Reports on           days after the end             days after the end            Form 10-K within 90
                 Form 8-K with the SEC.          of each fiscal                 of each fiscal                days after the end
                 In lieu of such                 year;                          year;                         of each fiscal
                 reports, News                .  Quarterly Reports           .  Quarterly Reports             year;
                 Corporation is                  on Form 10-Q                   on Form 10-Q within        .  Quarterly Reports
                 required to file:               within 45 days                 45 days after the             on Form 10-Q within
                 .  Annual Reports on            after the end of               end of each fiscal            45 days after the
                    Form 20-F and                each fiscal                    quarter; and                  end of each fiscal
                 .  Reports of Foreign           quarter; and                .  Current Reports on            quarter; and
                    Private Issuer on         .  Current Reports on             Form 8-K upon the          .  Current Reports on
                    Form 6-K.                    Form 8-K upon the              occurrence of                 Form 8-K upon the
                                                 occurrence of                  important corporate           occurrence of
                                                 important corporate            events.                       important corporate
                                                 events.                                                      events.

              .  The Form 20-F (which
                 is required to be
                 filed with the SEC
                 within six months
                 after the close of the
                 company's fiscal year)
                 contains information
                 on various topics,
                 including the
                 company's business,
                 properties, officers
                 and directors,
                 compensation of its
                 officers and
                 directors, related
                 party transactions,
                 outstanding options to
                 purchase securities
                 from the company or
                 its subsidiaries and
                 financial data and
                 audited financial
                 statements.

              .  Unlike the Form 10-K
                 required of domestic
                 registrants, the
                 contents of the
                 non-financial portions
                 of the Form 20-F are
                 not governed by
                 Regulation S-K.

              .  The information in the
                 Form 20-F regarding
                 compensation paid to
                 the company's officers
                 and directors during
                 the fiscal year is
                 presented as an
                 aggregate amount for
                 all officers and
                 directors as a group
                 without naming them
                 unless such
                 information is
                 otherwise made public
                 for individually named
                 officers and
                 directors.


   Provision            News Corporation                 Chris-Craft                   BHC               United Television
------------------------------------------------------------------------------------------------------------------------------------
                      .  The Form 20-F is
                         required to contain
                         financial statements
                         prepared in accordance
                         with Australian
                         generally accepted
                         accounting principles.
                         The Form 20-F is also
                         required to contain a
                         description of the
                         significant
                         differences in the
                         accounting principles,
                         practices and methods
                         used in Australian
                         generally accepted
                         accounting principles
                         from the principles,
                         practices and methods
                         used in U.S. generally
                         accepted accounting
                         principles.

                      .  Information regarding
                         related party
                         transactions specified
                         in the instructions to
                         Form 20-F is required
                         to be disclosed in the
                         Form 20-F only to the
                         extent it is otherwise
                         made public by the
                         company.

                      .  The information
                         required to be
                         furnished under Form
                         6-K is material
                         information regarding
                         News Corporation and
                         its subsidiaries which
                         News Corporation:
                         .  makes public under
                            the law of its
                            domicile or country
                            of incorporation;
                         .  files with a stock
                            exchange on which
                            its securities are
                            traded and which
                            information is made
                            public by that
                            stock exchange; or
                         .  distributes to its
                            security holders.

                      .  The Form 6-K is
                         required to be
                         furnished to the SEC
                         promptly after the
                         material contained in
                         it is made public as
                         described in the
                         preceding sentence.

   Provision      News Corporation             Chris-Craft                    BHC                         United Television
------------------------------------------------------------------------------------------------------------------------------------
             .  Foreign private           .  Unlike News                .  Unlike News                .  Unlike News
                issuers (such as News        Corporation, as a U.S.        Corporation, as a U.S.        Corporation, as a U.S.
                Corporation) are             public company,               public company, BHC is        public company, United
                exempt from the              Chris-Craft is subject        subject to Sections           Television is subject
                following Sections of        to Sections 14(a),            14(a), (b), (c) and           to Sections 14(a),
                the Securities               (b), (c) and (f) and          (f) and Section 16 of         (b), (c) and (f) and
                Exchange Act 1934:           Section 16 of the             the Securities                Section 16 of the
                14(a), (b), (c) and          Securities Exchange           Exchange Act of 1934.         Securities Exchange
                (f) concerning proxies       Act of 1934.                                                Act of 1934.
                and information
                statements and
                securities registered
                by foreign private
                issuers under the
                Securities Exchange
                Act 1934 are exempt
                from Section 16 of
                that Act concerning,
                among other things,
                short swing profits.

                 DESCRIPTION OF NEWS CORPORATION CAPITAL STOCK

   News Corporation's Preferred Ordinary Shares are listed on the ASX. The ASX presently constitutes the principal non-U.S. trading market for the Preferred Ordinary Shares. In November 1994, News Corporation issued by means of a bonus issue (i.e., a stock dividend) one authorized but previously unissued Preferred Ordinary Share for each two of its Ordinary Shares held of record on November 11, 1994.

   In the U.S., News Corporation's Preferred American Depositary Shares (Preferred ADSs), each representing four Preferred Ordinary Shares, are listed on the NYSE and traded under the symbol "NWS.A". In accordance with the rules of the NYSE, the Preferred Ordinary Shares are also listed on NYSE solely in connection with the listing of the Preferred ADSs and without the ability to trade.

The Preferred American Depositary Shares

   The Preferred ADSs will be issued under the Amended and Restated Deposit Agreement, dated as of December 3, 1996, between The News Corporation Limited, Citibank, N.A., as Depositary, and the holders from time to time of the Preferred ADSs. The following is a summary of the material provisions of that agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Deposit Agreement. Copies of the Amended and Restated Deposit Agreement are available for inspection at the office of the Depositary, located at 111 Wall Street, 20th Floor, New York, New York 10043.

American Depositary Receipts

   American Depositary Receipts (Preferred ADRs) representing Preferred ADSs are issuable by the Depositary under the Amended and Restated Deposit Agreement. Each Preferred ADR evidences a specified number of Preferred ADSs, each of which represents four Preferred Ordinary Shares, deposited with the Depositary's custodian, Citicorp Nominees Pty Ltd., located in Melbourne, Australia or its successors or any other firms or corporations appointed as Custodians by the Depositary. A Preferred ADR may represent any number of Preferred ADSs.

Deposit and Withdrawal of Shares

   Upon deposit with the Custodian of:

  . certificates for Preferred Ordinary Shares or evidence of rights to receive such shares endorsed or accompanied by any appropriate instruments of transfer; and

  .such certifications and payments as may be required by the Custodian or the Depositary,

the Depositary agrees to execute and deliver at its office to, or upon the written order of, the person or persons specified by the depositor, a Preferred ADR or Preferred ADRs for the number of Preferred Ordinary Shares issuable in respect of such deposit.

   Each holder of a Preferred ADR is entitled to withdraw the underlying Preferred Ordinary Shares at any time. This right to withdraw is not restricted in any manner, subject only to:

  . temporary delays caused by the closing transfer books of the Depositary or News Corporation or the deposit of Preferred Ordinary Shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  . the payment of fees, taxes and similar charges; and

  . compliance with any laws or governmental regulations relating to Preferred ADRs or to the withdrawal of deposited securities.

   Upon surrendering a Preferred ADR at the Depositary's office, the holder of the Preferred ADR is entitled to delivery, at that office or at the Custodian's office in Melbourne, Australia, of the Preferred Ordinary Shares and any other documents of title at the time represented by the surrendered Preferred ADR. However, the entitlement to delivery is subject to the payment of the fees and charges provided in the Amended and Restated Deposit Agreement, as applicable, and the terms of that agreement. The forwarding of share certificates and other documents of title for delivery at the Depositary's office, in New York, New York will be at the risk and expense of the Preferred ADR holder.

   The Depositary may issue Preferred ADRs against rights to receive Preferred Ordinary Shares from:

  .News Corporation;

  .any agent of News Corporation; or

  . any other entity involved in ownership or transaction records in respect of the Preferred Ordinary Shares.

   The Depositary will not issue Preferred ADRs against any other rights to receive Preferred Ordinary Shares unless:

  . such Preferred ADRs are fully collateralized (marked-to-market daily) with cash or U.S. government securities, or other collateral of comparable safety and liquidity;

  . the applicant for such Preferred ADRs represents in writing that it, or its customer, owns such Preferred Ordinary Shares or Preferred ADRs before the issuance of such Preferred ADRs or such evidence of ownership as the Depositary deems appropriate; and will hold them in trust for the Depositary until delivery upon the Depositary's request; and

  . such issuance shall be terminable by the Depositary on not more than five business days' notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate.

   Additionally, the Depositary intends that the number of Preferred ADRs issued by it prior to the receipt of Preferred Ordinary Shares and outstanding at any one time generally will not exceed 30% of the Preferred ADSs issued by the Depositary with respect to which Preferred Ordinary Shares are on deposit with the Depositary or Custodian. However, the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will set limits with respect to the number of Preferred ADRs and Preferred Ordinary Shares involved in transactions under these provisions on a case-by-case basis. The Depositary or the Custodian may only deliver Preferred Ordinary Shares in accordance with the Amended and Restated Deposit Agreement.

Voting Deposited Securities

   If the Depositary receives any notice of any meeting or solicitation of consents or proxies of holders of Preferred Ordinary Shares or other deposited securities, the Depositary will:

  . as soon as practicable, fix a record date for determining the Preferred
    ADR holders entitled to give instructions for the exercise of voting rights or the grant of proxies or consents, as provided in the Amended and Restated Deposit Agreement; and

  . mail to such holders a notice containing:

   . the information contained in the notice of meeting and solicitation materials, if any;

   . a statement that such holders at the close of business on a specified record date will be entitled, subject to applicable law, News Corporation's constitution and the provisions of the deposited securities, to instruct the Depositary as to the exercise of the voting rights (if any) pertaining to the Preferred Ordinary Shares and other deposited securities represented thereby; and

   . a brief statement as to the manner in which such instructions may be given.

   If the Depositary receives a written request of a Preferred ADR holder on such record date, on or before the date established by the Depositary for such purpose, it shall endeavor, insofar as practicable and permitted under applicable law, News Corporation's constitution and the provisions of the deposited securities, to vote or cause to be voted the amount of Preferred Ordinary Shares or other deposited securities represented by such Preferred ADSs, in accordance with the instructions set out in the request. Other than in accordance with instructions received from holders, the Depositary will not itself exercise any voting discretion over any Preferred ADSs or other deposited securities evidenced by a Preferred ADR.

Dividends, Other Distributions and Rights

   Whenever the Depositary receives any cash dividend or other cash distribution on the deposited securities, the Depositary or the Custodian will, subject to the provisions of the Amended and Restated Deposit Agreement:

  . convert on a reasonable basis such dividend or distribution without unreasonable delay into U.S. dollars; and

  . distribute the converted amounts to the record holders entitled to such dividend or distribution, in proportion to the number of Preferred ADSs representing such deposited securities held by it,

provided, however, that the amount distributed will be reduced by any amounts required to be withheld by News Corporation, the Custodian or the Depositary on account of taxes.

   The Depositary will either:

  . distribute the non-U.S. dollar currency received by the Depositary to the then Preferred ADR holders entitled to the dividend or distribution; or

  . hold such non-U.S. dollar currency for the respective accounts of such persons, without liability for interest, and distribute to them an appropriate document or notice evidencing their rights to receive such currency, if:

   . the Depositary determines that non-U.S. dollar amounts may not be converted on a reasonable basis into the U.S. dollars transferable to the U.S.;

   . any approval or license of any government or agency, which is required for such conversion, is denied or, in the Depositary's opinion, is unobtainable; or

   . any such approval or license is not obtained within a reasonable period as determined by the Depositary.

   If any distribution consists of a dividend in Preferred Ordinary Shares or a free distribution of such shares, the Depositary may in its discretion, upon prior consultation with and the approval of News Corporation, distribute to the Preferred ADR holders entitled to the dividend or distribution additional Preferred ADRs representing the aggregate number of Preferred Ordinary Shares received, subject to the terms of the Amended and Restated Deposit Agreement. The Depositary must distribute such additional Preferred ADRs if News Corporation so requests. In lieu of delivering Preferred ADRs for fractional Preferred ADSs in any such case, the Depositary may sell the number of Preferred Ordinary Shares represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Amended and Restated Deposit Agreement.

   Whenever the Depositary or the Custodian receives any distribution other than cash or Preferred Ordinary Shares or rights upon any deposited securities, the Depositary will, upon consultation with News Corporation, distribute without unreasonable delay to the Preferred ADR holders entitled to the distribution such securities or property in any manner that the Depositary, after consultation with News Corporation if practicable, may deem equitable and practicable for accomplishing such distribution. If:

  . in the Depositary's opinion, such distribution cannot be made to the Preferred ADR holders entitled to the distribution; or

  . for any other reason (such as any requirement (1) that News Corporation, the Depositary or the Custodian withhold an amount on account of taxes, or other governmental charges, (2) under any applicable securities or exchange control regulations or law, or (3) that such securities must be registered under the Securities Act of 1933, as amended, or other law in order to be distributed to holders of Preferred ADRs), the Depositary, after consultation with News Corporation if practicable, deems such distribution to be unfeasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper or in accordance with applicable law. The net proceeds of any such sale will be distributed by the Depositary to the Preferred ADR holders so entitled as in the case of a distribution received in cash.

   If News Corporation offers, or causes to be offered, to the holders of any deposited securities any rights to purchase additional Preferred Ordinary Shares or any other rights, such rights shall be made available by the Depositary to the Preferred ADR holders in such manner as the Depositary may determine, either:

  . by the issue to the record holders so entitled of warrants or other instruments representing such rights; or

  . by such other method as the Depositary deems feasible, after consultation with News Corporation,

provided, however, that:

  . if at the time of the offering of any rights, the Depositary determines that it is unlawful or not feasible to make such rights available to Preferred ADR holders by the issue of warrants or otherwise; or

  . if the rights, warrants or other instruments are not exercised and appear to be about to lapse,

the Depositary in its discretion may, in accordance with applicable law, sell such rights, warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of such sale will be distributed to the extent practicable to the Preferred ADR holders so entitled as in the case of a distribution received in cash. Disposal of rights in accordance with this paragraph may reduce the equity interest of the Preferred ADR holders in News Corporation.

   If registration under the Securities Act of the securities to which any rights relate is required in order for News Corporation to offer such rights to Preferred ADR holders and sell the securities represented by such rights, the Depositary will not offer such rights to the Preferred ADR holders:

  . unless and until such a registration statement is in effect; or

  . unless the offering and sale of such securities to such Preferred ADR holders are exempt from registration under the provisions of the Securities Act.

If such rights are offered, the Depositary may dispose of such rights in accordance with the preceding paragraph. News Corporation will, in connection with any offer of such rights, use reasonable efforts to make such rights generally transferable or consent to the transfer of such rights by foreign investors not resident in Australia.

Fixing Record Dates

   Whenever:

  . the Depositary receives notice of the fixing of a record date by News
    Corporation for the determination of holders of Preferred Ordinary Shares or other deposited securities entitled to receive any cash dividend, cash or non-cash distribution, or any rights to be issued with respect to the Preferred Ordinary Shares or other deposited securities;

  . the Depositary receives notice of any meeting of holders of the Preferred
    Ordinary Shares or other deposited securities; or

  . upon such other circumstances as are specified in the Amended and Restated Deposit Agreement,

the Depositary will, after consultation with News Corporation if practicable, fix a record date (which, where applicable, will be as close as practicable to the date corresponding to the record date fixed by News Corporation in respect of the Preferred Ordinary Shares) for determining the Preferred ADR holders who will be entitled to:

  . receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or

  . to give instructions for the exercise of voting rights at any such meeting or to take such other action.

   Subject to the provisions of the Amended and Restated Deposit Agreement, the record Preferred ADR holders at the close of business on the record date fixed by the Depositary will be entitled to:

  . receive the amount distributable by the Depositary with respect to such dividend or distribution or rights or the net proceeds of the sale thereof; or

  . give voting instructions for the exercise of such voting rights,

in proportion to the number of Preferred ADSs held by them.

Transfer of Preferred ADRs

   The Preferred ADRs are transferable on the books of the Depositary in accordance with the provisions of the Amended and Restated Deposit Agreement. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Preferred ADR, the Depositary or a Custodian may require:

  . payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer registration fee with respect thereto;

  . payment of any applicable fees as provided in the Amended and Restated
    Deposit Agreement;

  . the production of proof satisfactory to it as to the identity and genuineness of any signature; and

  . compliance with any laws or governmental regulations and such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Amended and Restated Deposit Agreement.

   The Depositary or News Corporation may:

  . suspend the delivery of Preferred ADRs against deposits of Preferred
    Ordinary Shares generally;

  . suspend the delivery of Preferred ADRs against deposits of particular
    Preferred Ordinary Shares;

  . withhold the delivery of Preferred ADRs against the deposit of particular
    Preferred Ordinary Shares;

  . refuse the registration of transfer of Preferred ADRs in particular instances; or

  . suspend the transfer of Preferred ADRs generally,

during any period when the transfer books are closed, or if any such action is deemed necessary or advisable by the Depositary or News Corporation at any time or from time to time because of:

  . any requirement of law, any government or governmental body, authority or commission or under any provision of the Amended and Restated Deposit Agreement;

  . the provisions of or governing deposited securities;

  . any meeting of shareholders of News Corporation; or

  . any other reason in accordance with the Amended and Restated Deposit
    Agreement.

Filing Proofs, Certificates and Other Information

   Any person presenting Preferred Ordinary Shares for deposit or any Preferred ADR holder may be required from time to time to:

  . file such proof of citizenship or residence, evidence of the number of Preferred Ordinary Shares beneficially owned and any other matters necessary or appropriate to evidence compliance with applicable laws, the constitution of News Corporation or other matters;

  . file such other information including, without limitation:

   . taxpayer status;

   . exchange control approval; and

   . information relating to the registration on the books of News
     Corporation (or its appointed agent for transfer and registration of Preferred Ordinary Shares);

  . execute such certificates; and

  . make such representations and warranties,

as the Depositary or News Corporation may deem necessary or proper. The Depositary may, and will if requested by News Corporation:

  . withhold the delivery or registration of transfer of any Preferred ADR or the distribution of rights or of the proceeds thereof or the delivery of any such deposited securities; and

  . make a reasonable effort to, refuse to vote the deposited securities of a specified holder in accordance with instructions received from such holder under the Amended and Restated Deposit Agreement, until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Amendment of the Amended and Restated Deposit Agreement

   The form of the Preferred ADRs and any provisions of the Amended and Restated Deposit Agreement may at any time be amended by written agreement between News Corporation and the Depositary.

   Any amendment:

  . imposing or increasing any fees or charges payable by Preferred ADR holders (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses); or

  . otherwise prejudicing any substantial existing right of Preferred ADR holders,
shall not take effect as to outstanding Preferred ADRs until the expiration of thirty days after notice of such amendment has been given to the record holders of outstanding Preferred ADRs. Every Preferred ADR holder at the time such amendment so becomes effective will be deemed, by continuing to hold such Preferred ADR, to consent and agree to such amendment and to be bound by the Amended and Restated Deposit Agreement as amended thereby.

   No amendment may impair the right of any Preferred ADR holder to surrender his Preferred ADR and receive the underlying deposited securities except as permitted under the Amended and Restated Deposit Agreement.

Termination of the Amended and Restated Deposit Agreement

   The Depositary will, at the direction of News Corporation, terminate the Amended and Restated Deposit Agreement by mailing notice of such termination to the record Preferred ADR holders then outstanding under the Amended and Restated Deposit Agreement, at least thirty days prior to the date fixed in such notice for termination. The Depositary may likewise terminate the Amended and Restated Deposit Agreement at any time after sixty days of delivering to News Corporation a written notice of its election to resign, and a successor depositary has not have been appointed and accepted its appointment within such sixty days.

   If any Preferred ADRs remain outstanding after the date of termination of the Amended and Restated Deposit Agreement, the Depositary thereafter shall:

  . discontinue the registration of transfer of Preferred ADRs;

  . suspend the distribution of dividends to the holders of any outstanding
    Preferred ADRs; and

  . not give further notices or perform any further acts under the Amended and Restated Deposit Agreement, except for:

   . the collection of dividends and other distributions pertaining to the deposited securities;

   . the sale of rights as provided in the Amended and Restated Deposit
     Agreement; and

   . the delivery of the deposited securities, together with any dividends or other distributions received with respect to the deposited securities and the net proceeds of the sale of any rights or other property, in exchange for surrendered Preferred ADRs.

   At any time after the expiration of six months from the date of termination, the Depositary may:

  . sell the deposited securities then held at public or private sale, at such place or places as it deems proper, and in accordance with applicable law; and

  . thereafter hold uninvested the net proceeds of such sale, together with any cash then held by it under the Amended and Restated Deposit Agreement, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the outstanding Preferred ADR holders.

Notices and Reports

   On or before the date that News Corporation gives notice to its shareholders, by publication or otherwise, of:

  . any meeting of holders of its Preferred Ordinary Shares or other deposited securities;

  . any adjourned meeting of such holders; or

  . the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the deposited securities,

News Corporation will transmit to the Depositary and the Custodian a copy of such notice in the form given to holders of the Preferred Ordinary Shares or other deposited securities.

   The Depositary will, at News Corporation's expense:

  . arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by News Corporation to holders of its Preferred Ordinary Shares; and

   . arrange for the mailing of copies of such notices, reports and other communications to all Preferred ADR holders; or

   . at News Corporation's request, make such notices, reports and other communications available to Preferred ADR holders on a basis similar to that for holders of Preferred Ordinary Shares or other deposited securities or on such other basis as News Corporation may advise the Depositary may be required by any applicable law or regulation.

   The Depositary will make available for inspection by Preferred ADR holders at its office, any reports and communications received from News Corporation which are both:

  . received by the Depositary as the holder of the deposited securities; and

  . made generally available to the holders of such deposited securities by News Corporation,

and the Depositary will furnish such communications and reports to Preferred ADR holders upon request of such holders.

Inspection of Transfer Books

   The Depositary will keep books in the Borough of Manhattan, The City of New York, New York for the registration and transfer of Preferred ADRs. These books will at all reasonable times be open for inspection by:

  . the Preferred ADR holders; and

  . News Corporation,

provided that such inspection, to the Depositary's knowledge, shall not be for the purpose of communicating with Preferred ADR holders in the interest of a business or object other than:

  . the business of News Corporation; or

  . a matter related to the Amended and Restated Deposit Agreement or Preferred ADRs.

   The Depositary may close the books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Amended and Restated Deposit Agreement or at the request of News Corporation.

Charges of Depositary

   The Depositary will charge:

  . the party to whom Preferred ADRs are delivered against deposits of stock;
    and

  . the party surrendering Preferred ADRs for delivery of stock and other deposited securities,

$5.00 per 100 Preferred ADSs (or fraction thereof) represented by each Preferred ADR delivered or surrendered. News Corporation will pay other charges of the Depositary except for:

  . stock transfer and other taxes and other governmental charges;

  . fees of the Depositary for execution, delivery, transfer, combination, split-up or surrender of, and the making of distributions with respect to, Preferred ADRs;

  . fees for registration, exchange or transfer of Preferred Ordinary Shares;

  . expenses incurred by the Depositary in the conversion of foreign currency; and

  . such cable, telex or facsimile transmission and delivery charges as are expressly provided in the Amended and Restated Deposit Agreement.

Liability of Holders for Taxes or Other Charges

   Any tax or other governmental charge or assessment which becomes payable by the Depositary with respect to:

  . a Preferred ADR; or

  . any deposited security evidenced by a Preferred ADR,

will be payable by such Preferred ADR holder or any deposited security represented by a Preferred ADS. Until such payments are made:

  . transfer of such Preferred ADS or any split-up or combination or withdrawal of deposited securities represented by the share may be refused;

  . any dividends or other distributions may be withheld; and

  . any part or all of the deposited securities evidenced by such Preferred
    ADR and not sold may be sold for the account of the holder of such Preferred ADR,

and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge. The holder of such Preferred ADR remains liable for any deficiency.

Limitation on Liability

   The Depositary, News Corporation or any of their respective agents will not be liable to the Preferred ADR holders if it is prevented or delayed in performing its obligations under the Amended and Restated Deposit Agreement by:

  .any present or future law;

  .any rule or regulation;

  .any present or future provision of News Corporation's constitution; or

  .any circumstances beyond its control.

   The obligations of the Depositary and the Custodian under the Amended and Restated Deposit Agreement are expressly limited to performing their respective obligations and duties specified in that agreement in good faith using their best judgment.

The Preferred Ordinary Shares

   News Corporation's constitution provides that each unclassified share in News Corporation must, on issuance by the directors, be classified as:

  . a Preferred Limited Voting Ordinary Share, which is referred to in this joint proxy statement/prospectus as a Preferred Ordinary Share;

  . an Ordinary Share;

  . a Non-Voting Ordinary Share; or

  . such other share as may be permitted by News Corporation's constitution, which currently includes:

   . Converting Preference Shares, which are convertible into Ordinary
     Shares and otherwise have rights and privileges attached to them as set out in News Corporation's constitution;

   . Redeemable Ordinary Shares, which upon transfer or disposal prior to a "Triggering Event" (as defined at the time of issuance) other than to a "Permitted Transferee" (also as so defined) are automatically redeemed and converted into one Preferred Ordinary Share for each Redeemable Ordinary Share redeemed, plus an amount of cash calculated in accordance with News Corporation's constitution equating to the excess of the then current market price of the Redeemable Ordinary Shares over the current market price of the Preferred Ordinary Shares. The Redeemable Ordinary Shares otherwise have the rights and privileges attached to them as specified in News Corporation's constitution;

   . Perpetual Preference Shares, with such rights attaching to them as the directors determine on or prior to allotment, but in accordance with News Corporation's constitution; and

   . Redeemable Preference Shares, with such rights attaching to them as the directors determine on or prior to allotment, but in accordance with News Corporation's constitution

   As at March 20, 2001, there were outstanding 2,048,935,199 Ordinary Shares, 2,150,478,373 Preferred Ordinary Shares and no other classes of shares in News Corporation. Australian Stock Exchange Listing Rule 7.1 generally provides that a company may not issue (in any 12 month period) more than 15% of the number of equity securities already on issue without the approval of the holders of ordinary securities.

Voting

   At annual and extraordinary general meetings of shareholders:

  . five members entitled to vote and present in person, by proxy, attorney or (if a corporation) representative constitute a quorum;

  . each holder of Ordinary Shares or Redeemable Ordinary Shares or proxy, attorney or (if a corporation) representative of such holder present has one vote on a show of hands; and

  . on a poll, each holder of Ordinary Shares or Redeemable Ordinary Shares present in person or by proxy, attorney or representative has one vote per Ordinary Share or Redeemable Ordinary Share registered in his name (provided that votes on a poll in respect of partly paid Ordinary Shares or Redeemable Ordinary Shares are pro rata in accordance with the amount paid up on such shares).

   Votes at meetings are conducted by a show of hands unless a poll is demanded. A poll may be demanded by:

  . the chairman of the meeting;

  . not less than five shareholders having a right to vote; or

  . members with at least 5% of the votes that may be cast on a resolution on a poll.

   A majority of votes cast is required generally for the passing of resolutions. However, the rights and privileges attached to each class into which the capital is divided may be modified, abrogated or dealt with only by a three-fourths majority of the votes cast at a separate meeting of the holders of that class, or, in certain circumstances, written consent approving such action by the holders of three-fourths of the shares of such class.

   A holder of a Preferred Ordinary Share is by virtue of holding such share entitled to vote at any general meeting of the members of News Corporation in the same manner and subject to the same conditions as the holder of an Ordinary Share or a Redeemable Ordinary Share, but only under the following circumstances:

  . on a proposal to reduce the share capital of News Corporation;

  . on a proposal to wind up or during the winding up of News Corporation;

  . on a proposal for the disposal of the whole of the property, business and undertaking of News Corporation;

  . when any preferential dividend declared on such Preferred Ordinary Shares is in arrears;

  . on a proposal which affects rights attached to the Preferred Ordinary
    Share; or

  . on a resolution to approve the terms of a buy-back agreement.

   Other than as set forth in the preceding paragraph, a holder of a Preferred Ordinary Share has no right to vote. The following circumstances will be deemed to directly affect the rights attached to, and the rights and privileges of holders of, Preferred Ordinary Shares:

  . the issuance of other preference shares ranking in any respect prior to Preferred Ordinary Shares; or

  . the conversion of Ordinary Shares and Non-Voting Ordinary Shares into preference shares ranking in any respect prior to or ranking equally with the Preferred Ordinary Shares.

But the issue of other preference shares ranking equally with the Preferred Ordinary Shares or of additional Preferred Ordinary Shares will be deemed not to affect directly such rights or privileges.

   A holder of a Non-Voting Ordinary Share is not entitled to vote at any general meeting of members of News Corporation by virtue of holding such share. A holder of a Converting Preference Share, a Perpetual Preference Share or a Redeemable Preference Share is not entitled to vote at any general meeting of members of News Corporation except in certain limited circumstances similar to those in which holders of Preferred Ordinary Shares will be permitted to vote.

Dividends

   Subject to the satisfaction of the rights of holders of Converting Preference Shares (described below) and Preferred Ordinary Shares (also described below), dividends on Ordinary Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares:

  . may be declared by the directors of News Corporation;

  . are payable only out of the profits of News Corporation; and

  . are distributed among holders of those shares in proportion to the amount of capital paid on those shares by such holders (and, if an Ordinary Share or Redeemable Ordinary Share is issued or any capital is paid on an Ordinary Share or Redeemable Ordinary Share during the period in respect of which the dividend is declared, according to the terms of issue or otherwise proportionately for the period during which such capital was paid up).

   The directors or members in general meeting may also resolve that:

  . profits or other legally available reserves be capitalised and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions; and

  . the same be applied for the benefit of members in certain distributions of capital, including:

   . payment of unpaid capital on shares;

   . issuing fully paid shares or debentures; or

   . in accordance with the rules of a bonus share plan of News Corporation.

   Dividends on any class of securities of News Corporation are not required to be paid in the fiscal year in respect of which they are declared and are payable:

  . on the date specified by the board of directors at the time of declaration; or

  . if no such date is specified, forthwith after the declaration.

   If dividends on the Preferred Ordinary Shares are not declared in respect of any fiscal year, such omission or shortfall shall not limit the dividends which may be declared or paid on the Ordinary Shares in respect of any subsequent year.

   No dividends may be paid to the holders of Preferred Ordinary Shares, Ordinary Shares or Non-Voting Ordinary Shares until all Base Dividends and Supplementary Dividends (each as defined in News Corporation's constitution) payable in respect of Converting Preference Shares immediately preceding the declaration of dividends in those other classes of shares or any of them, have been paid or otherwise provided in full.

   Each Preferred Ordinary Share will confer a preferential but non-cumulative right to dividends in respect of any financial year of News Corporation equal to the greater of:

  . the Base Dividend, which is such amount (if any) as is declared by the directors as a dividend not exceeding 15% of the paid up capital on the Preferred Ordinary Shares, or a lesser percentage in proportion to any increase in the capital resulting from a bonus issue of Preferred Ordinary Shares; and

  . the Premium Dividend, which is 120% of the aggregate of all dividends declared in that financial year on an Ordinary Share paid up to the same proportion for the same period of time.

   Ordinary Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares are entitled to dividends equally, without preference, with all other such shares, but the right to such a dividend is subject to:

  . declaration of the greater of the Base Dividend or the Premium Dividend on the Preferred Ordinary Shares;

  . in the case of an interim dividend on the Ordinary, Redeemable Ordinary or Non-Voting Ordinary Shares, prior or concurrent payment of the greater of:

   . 50% of the Preferred Dividend, which is the amount of dividend declared in respect of each of the Preferred Ordinary Shares;

   . an amount equal to 120% of all dividends paid on Ordinary, Redeemable
     Ordinary and Non-Voting Shares in that financial year; and

   . in the case of a final dividend on the Ordinary, Redeemable Ordinary or Non-Voting Ordinary Shares, prior or concurrent payment of the remainder of the Preferred Dividend.

   Each Non-Voting Ordinary Share will confer the same dividend entitlement as an Ordinary Share.

   If any Perpetual Preference Shares or Redeemable Preference Shares are issued by News Corporation, they will carry dividend rights to be determined upon or prior to issue by the directors of News Corporation in accordance with that company's constitution. Those dividend rights:

  . will rank senior to the rights attaching to Ordinary Shares;

  . will rank junior to the rights attaching to Converting Preference Shares;
    and

  . may rank senior to, equally, without preference, with or junior to other classes of preference shares outstanding at the time those shares are issued, including the Preferred Ordinary Shares, depending on their terms of issue.

Rights on a Winding-Up

   On a winding up of News Corporation, News Corporation's assets (including capital uncalled at the commencement of the winding up) remaining after paying and discharging its debts and liabilities and the costs of the winding up, are to be applied as follows:

  . first, in payment to the holders of Converting Preference Shares of any Base Dividends not paid and any Supplementary Dividend not declared on those shares, pro rata according to the amounts not paid;

  . second, in repayment of the capital paid up on Converting Preference
    Shares pro rata according to the amounts so paid;

  . third, in repayment of the capital paid up on the Preferred Ordinary
    Shares pro rata according to the amounts so paid;

  . fourth, in payment to the holders of the Preferred Ordinary Shares of the preferential dividends declared but not paid on their shares pro rata according to the amounts not paid;

  . fifth, in repayment to the holders of Redeemable Ordinary Shares of up to A$1.00 for every 1,000 Redeemable Ordinary Shares held;

  . sixth, in repayment of the capital paid up on the Ordinary Shares and any other class of securities of News Corporation pro rata according to the amounts so paid;

  . seventh, in payment to the holders of Preferred Ordinary Shares, Ordinary
    Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares of non-preferential dividends declared but not paid on their shares pro rata according to the amounts not paid; and

  . any residue shall be divided amongst the holders of the Preferred
    Ordinary Shares, Ordinary Shares, Redeemable Ordinary Shares and Non-Voting Ordinary Shares pro rata according to the amounts of capital paid up on such shares, respectively.

   On a winding up of News Corporation, repayment of the capital of members will rank junior to payment of all of the creditors of News Corporation. Also, holders of Preferred Ordinary Shares will rank junior to holders of Converting Preference Shares.

   If any Perpetual Preference Shares or Redeemable Preference Shares are issued by News Corporation, their ranking on winding up shall be one of the terms determined by the directors in accordance with News Corporation's constitution on or prior to the issue of those shares, and:

  . they shall rank senior to Ordinary Shares and Redeemable Ordinary Shares;

  . they shall rank junior to Converting Preference Shares; and

  . they may rank senior to, equally, without preference, with, or junior to, other classes of preference shares outstanding at the time those shares are issued, including the Preferred Ordinary Shares, depending on their terms of issue.

Transfers

   News Corporation's constitution permits its shares to be transferred in any manner permitted by the listing rules of the ASX and the business rules of the Australian Securities Clearing House.

   News Corporation's constitution also makes provision for the refusal to register any transfer of shares:

  . where the shares are subject to a lien in respect of unpaid calls;

  . where an escrow agreement has been entered into in accordance with the listing rules of the ASX;

  . where such transfer would create a new shareholding of a less than marketable parcel;

  . where such transfer must or may be refused in accordance with the listing rules of the ASX, the Corporations law or the Australian Securities Clearing House Business Rules; or

  . where such transfer would require registration of more than three persons as joint holders (unless they are executors or trustees of a deceased shareholder).

The existing rules of the ASX also provide for an application to be made to the Australian Securities Clearing House, if certain circumstances exist, to prevent shares from being transferred. All shares of News Corporation are presently approved for participation in the Clearing House Electronic Subregister System administered by the Australian Securities Clearing House.

   Other than transfers under the rules of the Australian Securities Clearing House, as permitted by News Corporation's constitution, the following must be delivered to News Corporation as a prerequisite to a transfer in the register of shareholders:

  . an instrument of transfer in proper form and duly stamped;

  . the share certificates (if any); and

  . such other information relating to the transferor's right to dispose of the shares as the directors require.

   The share registry office of News Corporation is KPMG Peat Marwick, Adelaide, South Australia, Australia.

   News Corporation's constitution also provides that a person may not:

  . offer to acquire;

  . procure any offer to acquire; or

  . acquire,

any Ordinary Shares, Redeemable Ordinary Shares or Preferred Ordinary Shares under a takeover scheme or announcement or other general offer (as defined in News Corporation's constitution) for such shares unless:

  . the takeover scheme or announcement or other offer relates to Ordinary
    Shares, Redeemable Ordinary Shares and Preferred Ordinary Shares; or

  . contemporaneous offers are made for Ordinary Shares, Redeemable Ordinary
    Shares and Preferred Ordinary Shares,

and the terms of the offer are comparable (as that term is used in News Corporation's constitution). In accordance with section 140 of the Australian Corporations Law, such a provision in a company's constitution has the effect of a contract under seal between the company and each member, between the company and each of its directors or secretaries and between each of the members as between themselves, under which each of them agrees to observe and perform those provisions applicable to them as in force for the time being. As long as that provision remains in News Corporation's constitution, it may be enforced by and against such persons to the extent permitted by section 140. News Corporation's constitution does not affect the operation of those provisions of the Australian Corporations Law which control the acquisition of shares in the company and regulate takeover bids.

Australian Exchange Controls and Other Limitations Affecting Holders

   The Australian Banking (Foreign Exchange) Regulations and other Australian legislation and regulations control and regulate, or permit the control and regulation of, a broad range of payments and transactions involving non-residents of Australia. Under certain general and specific exemptions, authorities and approvals, however, News Corporation is not restricted from transferring funds from Australia or placing funds to the credit of non-residents of Australia subject to:

  . withholding for Australian tax due in respect of dividends (to the extent they are unfranked) and interest and royalties paid to non-residents of Australia; and

  . a requirement for approval from the Reserve Bank of Australia for certain payments in or from Australia to or on behalf of:

   . the government of Iraq, its agencies or nationals;

   . authorities in the Federal Republic of Yugoslavia (Serbia and Montenegro) or their agencies;

   . the government or a public authority of Libya or certain Libyan undertakings;

   . Taliban or any undertaking owned or controlled directly or indirectly by the Taliban; or

   . Unita as an organization, senior officials of Unita and adult members of the immediate families of the senior officials of Unita.

Accordingly, at the present time, remittance of dividends on the Preferred Ordinary Shares to the Depositary is not subject to exchange controls.

   There are no limitations, either under Australian law or under News Corporation's constitution, on the right to hold or vote Preferred Ordinary Shares other than under the Australian Foreign Acquisitions and Takeovers Act of 1975, as amended, and the Australian Corporations Law insofar as such laws regulate certain fundamental corporate transactions.

Limitations on Foreign Acquisitions and Investment in Australian Companies

   The following Australian laws impose limitations on the right of non-residents or non-citizens of Australia to hold, own or vote shares in News Corporation.

Australian Foreign Acquisitions and Takeovers Act

   Each of the following persons is defined by the Australian Foreign Acquisitions and Takeovers Act to be a foreign person for the purposes of that
Act:

  . any natural person not ordinarily resident in Australia, or

  . any corporation or trustee of a trust estate in which:

   . a natural person not ordinarily resident in Australia, or a foreign corporation (being a body corporate organized outside Australia), holds a Substantial Interest (as defined in the following paragraph); or

   . in which two or more such persons or foreign corporations hold an Aggregate Substantial Interest (as defined in the following paragraph).

   A person is taken to hold a Substantial Interest:

  . in a corporation if the person, alone or together with any associates (as defined in the Australian Foreign Acquisitions and Takeovers Act):

   . is in a position to control at least 15% of the voting power in the corporation; or

   . holds interests in at least 15% of the issued shares in the corporation; and

  . in a trust estate, if the person alone or together with any associates
    (as so defined) holds a beneficial interest in at least 15% of the corpus or income of the trust estate.

   Two or more persons are taken to hold an Aggregate Substantial Interest:

  . in a corporation, if they together with any associates (as so defined):

   . are in a position to control at least 40% of the voting power in the corporation; or

   . hold at least 40% of the issued shares in the corporation; and

  . in a trust estate, if they together with any associates hold in the aggregate beneficial interests in at least 40% of the corpus or income of the trust estate.

   Where a trustee has power or discretion under the terms of a trust as to the distribution of income or corpus of the trust estate to beneficiaries, each beneficiary is taken for the purposes of the definitions of Substantial Interest and Aggregate Substantial Interest above to hold a beneficial interest in the maximum percentage of income or corpus of the trust estate that the trustee is empowered to distribute to that beneficiary.

   As applied to News Corporation, the Australian Foreign Acquisitions and Takeovers Act prohibits any foreign person (as described above) from entering into an agreement by virtue of which the foreign person acquires any interests in any shares if:

  . the foreign person already holds a Substantial Interest in News
    Corporation; or

  . on acquisition of those interests (together with any interests in other shares in News Corporation that the person has offered to acquire) the foreign person would hold a Substantial Interest,

without first applying in the prescribed form for approval of such acquisition by the Australian Treasurer and such approval being granted or (if no order is made) forty days having elapsed after such application was made.

   The circumstances in which a person is to be taken to hold an interest in a share are widely described in the Australian Foreign Acquisitions and Takeovers Act and, without limitation, include:

  . having a legal or equitable interest in the share;

  . having entered into a contract to purchase the share or an option over the share or an interest in the share; or

  . having the right to vote the share.

   The Australian Foreign Acquisitions and Takeovers Act also provides that, for the purpose of that Act, a holder of a Substantial Interest or holders of an Aggregate Substantial Interest (including any such interest held by other applications of the relevant provision) in a corporation or a trust estate which:

  . is in a position to control any voting power in another corporation; or

  . holds interest in shares in another corporation or in another trust estate,

shall be taken to be in the position to control such voting power in the other corporation or to hold such interests in the other corporation or in the other trust estate (as the case may be).

   The Australian Treasurer has the power to compel divestiture of shares where:

  . an Australian corporation becomes foreign controlled or undergoes a change in foreign control without consent, which is determined according to whether:

   . a Substantial Interest or an Aggregate Substantial Interest is acquired by the foreign person or persons; or

   . where foreign persons hold an Aggregate Substantial Interest, there is any change in the foreign persons holding any interest; and

  . the Treasurer is satisfied that such a result would be contrary to the national interest.

   Notwithstanding that the Australian Foreign Acquisitions and Takeovers Act does not require compulsory notification of the acquisition of an Aggregate Substantial Interest, it is possible to lodge a voluntary notification under that Act to ascertain the Australian Treasury Department's view of the transaction. If the Australian Treasury Department advises that it does not object to the transaction or the time for the Australian Treasury Department to make a decision expires, then the Treasurer will not be permitted to compel divestiture of the shares that are the subject of the notified transaction.

   News Corporation believes that Cruden Investments Pty. Limited may technically be deemed to be a foreign person under the Australian Foreign Acquisitions and Takeovers Act. Based upon the latest information available to it, News Corporation has reason to believe that approximately an additional 40% of the Ordinary Shares and approximately an additional 52% of News Corporation's issued capital in total are held by a foreign person or persons; thus foreign persons may hold an Aggregate Substantial Interest in News Corporation.

   The Australian Treasury Department issues from time to time a statement of its policy relating to foreign investment in terms of particular industry sectors (including the media sector). The current foreign investment policy is available from the Australian Treasury Department's web site located at "http://www.treasury.gov.au".

The Australian Corporations Law

   As applied to News Corporation, the Australian Corporations Law, which is uniform in all Australian States, prohibits any person (including a corporation) from acquiring Ordinary Shares or Redeemable Ordinary Shares, except under a takeover bid or in certain other exceptional circumstances, if after the acquisition that person's or someone else's voting power in News Corporation would exceed 20%.

   In general terms, a person's voting power in News Corporation is: (1) the total number of votes attached to Ordinary Shares and Redeemable Ordinary Shares that the person or an associate of the person has a relevant interest in; divided by (2) the total number of votes attached to all of News Corporation's Ordinary Shares and Redeemable Ordinary Shares.

   In general terms, a person is considered to have a relevant interest in a share under the Australian Corporations Law if he is the holder of the share or has, or is deemed under the Australian Corporations Law to have:

  . power to exercise, or to control the exercise of, the right to vote attached to that share; or

  . power to dispose of, or to control the exercise of a power to dispose of that share,

whether such power is direct or indirect and legally enforceable or not, and irrespective of certain restrictions and restraints on such power and other matters and things as specified in the Australian Corporations Law. A person is considered to have acquired a share when he or she has acquired such power over such share.

   Shares are regarded as being held by a person if they are held by a corporation which the person controls or in which the person has a 20% voting interest.

   In general terms, a person is considered to be an associate of another person (the primary person) under the Australian Corporations Law:

  . if the primary person is a body corporate, if the person is a director or secretary of the body, a related body corporate (as defined in the Australian Corporations Law) or a director or secretary of a related body corporate,

  . in relation to a body corporate, if the primary person has, or proposes to enter into an agreement:

   . under which one of them will have any voting power with respect to the body;

   . for the purpose of influencing the conduct of the affairs of the body;

   . under which one of them may acquire shares in the body in which the other has a relevant interest; or

   . under which one of them may be required to dispose of shares in the body; or

  . if he is a person with whom the primary person is acting, or proposes to act.

   The above Australian Corporations Law prohibition is subject to certain exceptions which must be strictly complied with to be applicable.

                              RELATED TRANSACTIONS

   Simultaneously with the closing of forward mergers, News Publishing will contribute substantially all of the television assets and liabilities of Chris-Craft, BHC and United Television to a newly-formed subsidiary of Fox Entertainment Group in exchange for shares of Fox Entertainment Group's class A common stock. The remaining assets and liabilities (including Chris-Craft's industrial business) will remain with News Publishing. As a result, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.25%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%.

   In the case of forward mergers, upon receipt of the Chris-Craft, BHC and United Television assets and liabilities, the newly-formed subsidiary of Fox Entertainment Group will simultaneously transfer title to all of the FCC licenses of the 10 television stations historically operated by Chris-Craft, BHC and United Television to Fox Television Stations. Fox Television Stations is a wholly-owned subsidiary of Fox Television Holdings, Inc., which is an entity in which the Fox Entertainment Group holds approximately 99% of the equity and 24% of the voting power and Mr. K. Rupert Murdoch holds approximately 1% of the equity and 76% of the voting power. In connection with the license transfer, the newly-formed Fox Entertainment Group subsidiary will enter into an operating agreement with Fox Television Stations which will provide that Fox Television Stations will hold the licenses and control the management and operation of the acquired television stations. The proposed transfer of the assets and liabilities including the licenses and entering into the operating agreement are subject to approval by the FCC.

   The operating agreement for the operation of the television stations acquired in a forward merger will have a twenty year term, provide for the full authority, power and control of the management and operation of the television station assets by Fox Television Stations, allocate to the Fox Entertainment Group subsidiary which will continue to own the television stations assets 95% of the operating income and losses in connection with the operation of the stations, provide that such stations can be sold by Fox Television Stations without the consent of the Fox Entertainment Group subsidiary provided such sales are at arm's length for fair market value, and provide that the station licenses cannot be sold separately from the other television assets.

   If the mergers are effected as reverse mergers, simultaneously with the closing, the Preferred ADSs to be issued in the mergers will be contributed to Fox Entertainment Group in exchange for Fox Entertainment Group class A common stock. As a result of this contribution, News Corporation's indirect equity interest in Fox Entertainment Group will increase from approximately 82.76% to approximately 85.45%, and its indirect voting interest will increase from approximately 97.79% to approximately 97.84%. Following the reverse mergers, Fox Entertainment Group will transfer the non-television operating assets and liabilities acquired in the mergers, including Chris-Craft's industrial business, to a subsidiary of News Corporation in which Fox Entertainment Group holds no interest. The television assets and liabilities, or the ownership interests in Chris-Craft and its subsidiaries, will be transferred simultaneously with the closing of the merger to Fox Television Stations, subject to approval by the FCC.

                               MARKET PRICE DATA

News Corporation Preferred ADSs

   The Ordinary Shares and Preferred Ordinary Shares of News Corporation are listed on the ASX, which operates stock exchanges in the capital cities of each state of Australia, the London Stock Exchange and the New Zealand Stock Exchange. The ASX constitutes the principal non-U.S. trading market for News Corporation's Ordinary Shares and Preferred Ordinary Shares.

   In the U.S., News Corporation's Ordinary American Depositary Shares (Ordinary ADSs), each representing four Ordinary Shares, and Preferred ADSs, each representing four Preferred Ordinary Shares, are listed on the NYSE. In accordance with the rules of the NYSE, News Corporation's Ordinary Shares and Preferred Ordinary Shares are also listed on the NYSE but only for technical reasons and without trading privileges.

   The following table sets forth, for the calendar quarters indicated, in U.S. dollars the reported high and low closing sales prices on the NYSE of Preferred ADSs.

                                                                News Corporation
                                                                 Preferred ADSs
                                                                ----------------
                                                                US$ High US$ Low
                                                                -------- -------
   1999
   First Quarter............................................... 28 11/16 23 5/16
   Second Quarter.............................................. 33 11/16 28 5/8
   Third Quarter............................................... 33 5/8   26 1/4
   Fourth Quarter.............................................. 36 1/2   24 9/16
   2000
   First Quarter............................................... 56 3/8   32 1/4
   Second Quarter.............................................. 47 1/2   36 3/4
   Third Quarter............................................... 48 5/8   42 1/16
   Fourth Quarter.............................................. 54 3/4   30 7/16
   2001
   First Quarter (through March 20, 2001)......................    36.58   27.86

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of the Preferred ADSs was $44 1/8 on the NYSE.

   As of March 20, 2001, the latest practicable date before the printing of this joint proxy statement/prospectus for us to obtain this information, the closing price of the Preferred ADSs was $27.86 on the NYSE and there were approximately 710 registered holders of Preferred ADSs.

   You are urged to obtain a current market price quotation for the Preferred ADSs prior to making any decision with respect to the mergers.

Chris-Craft Common Stock

   Shares of Chris-Craft common stock are listed on the NYSE and the Pacific Exchange under the symbol "CCN". The following table sets forth, for the calendar quarters indicated, in U.S. dollars, the reported high and low closing sales prices of Chris-Craft common stock on the NYSE. Since Chris-Craft class B common stock is ordinarily non-transferable, there is no trading market for class B common stock.

                                                                  Chris-Craft
                                                                 Common Stock
                                                               -----------------
                                                               US$ High US$ Low
                                                               -------- --------
1999
First Quarter................................................. 48 3/16  41 9/16
Second Quarter................................................ 49       44 3/8
Third Quarter................................................. 58 9/16  46 1/16
Fourth Quarter................................................ 76 15/16 57 1/16
2000
First Quarter................................................. 78 3/8   60 1/16
Second Quarter................................................ 69 3/16  57 1/2
Third Quarter................................................. 84 7/8   62
Fourth Quarter................................................ 82       63 15/16
2001
First Quarter (through March 20, 2001)........................ 76       66.30

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of Chris-Craft common stock was $62 on the NYSE.

   As of March 20, 2001, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of Chris-Craft common stock was $66.30 on the NYSE.

   You are urged to obtain a current market price quotation for Chris-Craft common stock prior to making any decision with respect to the Chris-Craft merger.

BHC Common Stock

   Shares of BHC class A common stock are listed on the American Stock Exchange
(AMEX) under the symbol "BHC". The following table sets forth, for the calendar quarters indicated, in U.S. dollars, the reported high and low closing sales prices of BHC class A common stock on the AMEX. All shares of BHC class B common stock, which in general are non-transferable, are held by Chris-Craft, and, there is no trading market for the class B common stock.

                                                              BHC Common Stock
                                                             -------------------
                                                                          US$
                                                             US$ High     Low
                                                             --------- ---------
1999
First Quarter............................................... 128       107 7/8
Second Quarter.............................................. 131       115 1/2
Third Quarter............................................... 138 5/8   124 3/4
Fourth Quarter.............................................. 169       141
2000
First Quarter............................................... 164 7/8   141 5/8
Second Quarter.............................................. 160       140 1/4
Third Quarter............................................... 160       141 3/4
Fourth Quarter.............................................. 156 15/16 128 15/16
2001
First Quarter (through March 20, 2001)......................    146.93    129.70

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of BHC class A common stock was $141 3/4 on the AMEX.

   As of March 20, 2001, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of BHC class A common stock was $130.45 on the AMEX.

   You are urged to obtain a current market price quotation for BHC class A common stock prior to making any decision with respect to the BHC merger.

United Television Common Stock

   Shares of United Television common stock are listed on the Nasdaq National Market (NASDAQ) under the symbol "UTVI". The following table sets forth, for the calendar quarters indicated, in U.S. dollars, the reported high and low closing sales prices of United Television common stock on NASDAQ.

                                                              United Television
                                                                 Common Stock
                                                              ------------------
                                                                 US$
                                                                High    US$ Low
                                                              --------- --------
1999
First Quarter................................................ 114 5/16  100 5/16
Second Quarter............................................... 104 7/8   96
Third Quarter................................................ 112 3/4   104 7/16
Fourth Quarter............................................... 139 7/8   114

2000
First Quarter................................................ 141 3/4   125 3/16
Second Quarter............................................... 139 1/2   125
Third Quarter................................................ 149 7/16  128
Fourth Quarter............................................... 143 15/16 116
2001
First Quarter (through March 20, 2001)....................... 134 13/16 116 5/16

   On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreements and the day on which Viacom Inc. issued a press release to the effect that it had terminated discussions with Chris-Craft regarding an acquisition, the closing price of United Television common stock was $136 on NASDAQ.

   As of March 20, 2001, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of United Television common stock was $116 5/16 on NASDAQ.

   You are urged to obtain a current market price quotation for United Television common stock prior to making any decision with respect to the United Television merger.

                                 DIVIDEND DATA

News Corporation Preferred Ordinary Shares

   The following table sets forth the annual dividends paid per Preferred Ordinary Share of News Corporation with respect to the financial years indicated. Four Preferred Ordinary Shares underlie each Preferred ADS.

                                                           Dividend paid per
                                                            News Corporation
                                                        Preferred Ordinary Share
                                                        --------------------------
     Fiscal year ended 30 June,                             A$         US$(1)
     --------------------------                         ----------- --------------
     1996..............................................       0.075       0.0544
     1997..............................................       0.075       0.0593
     1998..............................................       0.075       0.0470
     1999..............................................       0.075       0.0483
     2000..............................................       0.075       0.0389

--------

(1) Dividend amounts have been translated into US dollars at the Noon Buying Rates prevailing on the dates the final dividends were paid.

   The dividend levels of past years may not be indicative of future dividends.

Chris-Craft Common Stock

   The following table sets forth the annual dividends paid per share of Chris-Craft common stock with respect to the calendar years indicated.

                                                             Dividend paid
                                                              per share of
     Calendar year                                      Chris-Craft common stock
     -------------                                      ------------------------
     1996..............................................    3% Stock Dividend
     1997..............................................    3% Stock Dividend
     1998..............................................    3% Stock Dividend
     1999..............................................    3% Stock Dividend
     2000..............................................    3% Stock Dividend

BHC Common Stock

   The following table sets forth the annual dividends paid per share of BHC common stock with respect to the calendar years indicated.

                                                                 Dividend paid
                                                                  per share of
     Calendar year                                              BHC common stock
     -------------                                              ----------------
     1996......................................................      $  --
     1997......................................................      $1.00
     1998......................................................      $1.00
     1999......................................................      $1.00
     2000......................................................      $2.00

United Television Common Stock

   The following table sets forth the annual dividends paid per share of United Television common stock with respect to the calendar years indicated.

                                                                 Dividend paid
                                                                 per share of
                                                               United Television
     Calendar year                                               common stock
     -------------                                             -----------------
     1996.....................................................       $0.50
     1997.....................................................       $0.50
     1998.....................................................       $0.50
     1999.....................................................       $0.50
     2000.....................................................       $0.50

                       DEADLINE FOR STOCKHOLDER PROPOSALS

Chris-Craft

   Chris-Craft does not expect to hold a 2001 annual meeting of its stockholders unless the Chris-Craft merger is not completed before the latest time it would otherwise be required to hold an annual meeting. Chris-Craft expects to complete the merger by the end of the second quarter of 2001. The following information shall apply with respect to stockholder proposals to be included in a proxy statement if one is distributed for a 2001 annual meeting.

   The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Chris-Craft stockholders who wish to submit written proposals for possible inclusion in the proxy materials for the 2001 annual meeting must have made certain that they were received no later than December 6, 2000, as stated in the most recent Chris-Craft proxy statement. Proposals should be sent to Brian C. Kelly, Corporate Secretary, Chris-Craft Industries, Inc., 767 Fifth Avenue, 46th Floor, New York, New York 10153. The persons named on the front of the proxy to be sent in connection with the solicitation of proxies on behalf of Chris-Craft's board of directors for Chris-Craft's 2001 annual meeting of stockholders will vote in their own discretion on any matter as to which Chris-Craft has not received notice by February 19, 2001, as stated in the most recent Chris-Craft proxy statement.

BHC

   BHC does not expect to hold a 2001 annual meeting of its stockholders unless the BHC merger is not completed before the latest time it would otherwise be required to hold an annual meeting. BHC expects to complete the merger by the end of the second quarter of 2001. The following information shall apply with respect to stockholder proposals to be included in a proxy statement if one is distributed for a 2001 annual meeting.

   The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. BHC stockholders who wish to submit written proposals for possible inclusion in the proxy materials for the 2001 annual meeting must have made certain that they were received no later than December 6, 2000, as stated in the most recent BHC proxy statement. Proposals should be sent to Brian C. Kelly, Corporate Secretary, BHC Communications, Inc., 767 Fifth Avenue, 46th Floor, New York, New York 10153. The persons named on the front of the proxy to be sent in connection with the solicitation of proxies on behalf of BHC's board of directors for BHC's 2001 annual meeting of stockholders will vote in their own discretion on any matter as to which BHC has not received notice by February 19, 2001, as stated in the most recent BHC proxy statement.

United Television

   United Television does not expect to hold a 2001 annual meeting of its stockholders unless the United Television merger is not completed before the latest time it would otherwise be required to hold an annual meeting. United Television expects to complete the merger by the end of the second quarter of 2001. The following information shall apply with respect to stockholder proposals to be included in a proxy statement if one is distributed for a 2001 annual meeting.

   The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. United Television stockholders who wish to submit written proposals for possible inclusion in the proxy materials for the 2001 annual meeting must have made certain that they were received no later than December 6, 2000, as stated in the most recent United Television proxy statement. Proposals should be sent to Garth S. Lindsey, Corporate Secretary, United Television Inc., 132 South Rodeo Drive, 4th Floor, Beverly Hills, California 90212. The persons named on the front of the proxy to be sent in connection with the solicitation of proxies on behalf of United Television's board of directors for United Television's 2001 annual meeting of stockholders will vote in their own discretion on any matter as to which United Television has not received notice by February 19, 2001, as stated in the most recent United Television proxy statement.

        CURRENCY OF PRESENTATION, EXCHANGE RATES AND CERTAIN DEFINITIONS

   News Corporation publishes its consolidated financial statements in Australian dollars. In this joint proxy statement/prospectus, unless otherwise stated or the context otherwise requires, all references to "A$" are to Australian dollars and references to "$" or "US$" are to U.S. dollars.

   For your convenience, this joint proxy statement/prospectus contains translations of certain A$ amounts into US$ amounts at specified exchange rates. These translations of A$ into US$ and of US$ into A$ have been made at the indicated Noon Buying Rate in New York City for cable transfers in Australian dollars as certified for customs purposes by The Federal Reserve Bank of New York. These translations should not be construed as representations that the A$ amounts actually represent such US$ amounts or could be converted to US$ at the rates indicated.

   The following table sets out, for the periods and dates indicated, information concerning the rates of exchange of A$1.00 into US$ based on the Noon Buying Rate on the relevant dates:

                                                             US$ Per A$
                                                    ----------------------------
                                                      At
                                                    Period Average
Fiscal Year Ended June 30,                           End   Rate(1)  High   Low
--------------------------                          ------ ------- ------ ------
2001 (through March 20, 2001)...................... 0.4997 0.5462  0.5996 0.4940
2000............................................... 0.5971 0.6256  0.6703 0.5685
1999............................................... 0.6611 0.6246  0.6712 0.5550
1998............................................... 0.6030 0.6773  0.7550 0.5867
1997............................................... 0.7455 0.7823  0.8137 0.7455
1996............................................... 0.7856 0.7612  0.8026 0.7100

--------
(1) The average of the Noon Buying Rates on the last business day of each fiscal month during the year.

   On March 20, 2001, the latest practicable date for which exchange rate information was available before the printing of this joint proxy statement/prospectus, the Noon Buying Rate was US$0.4997 per A$1.00.

   Fluctuations in the A$/US$ exchange rate will also affect the US$ equivalent of the A$ price of the Preferred Ordinary Shares of News Corporation, on the ASX and, as a result, are likely to affect the market price of the corresponding Preferred ADSs in the U.S. Such fluctuations would also affect the US$ amounts received by holders of Preferred ADSs on conversion by Citibank, N.A., as the Depositary, of cash dividends, if any, paid in A$ on the Preferred Ordinary Shares of News Corporation.

                    EXCHANGE CONTROLS AND OTHER LIMITATIONS

   The Australian Banking (Foreign Exchange) Regulations and other Australian legislation and regulations control and regulate, or permit the control and regulation of, a broad range of payments and transactions involving non-residents of Australia. Under certain general and specific exemptions, authorities and approvals, however, News Corporation is not restricted from transferring funds from Australia or placing funds to the credit of non-residents of Australia subject to:

  . withholding for Australian tax due in respect of dividends (to the extent they are unfranked) and interest and royalties paid to non-residents of Australia; and

  . a requirement for approval from the Reserve Bank of Australia for certain payments in or from Australia to or on behalf of:

   . the government of Iraq, its agencies or nationals;

   . authorities in the Federal Republic of Yugoslavia (Serbia and Montenegro) or their agencies;

   . the government or a public authority of Libya or certain Libyan undertakings;
   . Taliban or any undertaking owned or controlled directly or indirectly by the Taliban; or

   . Unita as an organization, senior officials of Unita and adult members of the immediate families of the senior officials of Unita.

   Accordingly, at the present time, remittance of dividends on News Corporation's Preferred Ordinary Shares, represented by Preferred ADSs, to Citibank, N.A., as the Depositary, is not subject to exchange controls. (See "Description of News Corporation Capital Stock--Australian Exchange Controls and Other Limitations Affecting Holders" on page 226).

   There are no limitations, either under Australian law or under the constitution of News Corporation, on the right to hold or vote News Corporation's Preferred Ordinary Shares, represented by Preferred ADSs, other than under the Australian Foreign Acquisitions and Takeovers Act of 1975, as amended, and the Australian Corporations Law insofar as such laws regulate certain fundamental corporate transactions.

            ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

   News Corporation is a corporation organized under the laws of the State of South Australia in the Commonwealth of Australia.

   Since many of News Corporation's directors and officers, its Australian counsel and its independent auditors named in this joint proxy statement/prospectus reside outside the U.S., it may not be possible to:

  . effect service of process within the U.S. upon those directors, officers, counsel and experts; or

  . enforce, in U.S. courts, judgments against those persons obtained in U.S. courts predicated on the civil liability provisions of the U.S. federal securities laws.

   Furthermore, since all directly owned assets of News Corporation are located outside the U.S., any judgment obtained in the U.S. against News Corporation may not be collectible within the U.S.

   News Corporation has been advised by its Australian counsel, Allen Allen & Hemsley, that there is doubt as to the enforceability of civil liabilities under the U.S. federal securities laws in actions originating in federal and state courts in Australia. However, Allen Allen & Hemsley has further advised News Corporation that, subject to certain conditions, exceptions and time limitations, Australian courts will enforce foreign (including the U.S.) judgments for liquidated amounts in civil matters, including (although there is no express authority relating to this) judgments for such amounts rendered in civil actions under the civil liability provisions of the U.S. federal securities laws. Such Australian counsel has expressed no opinion, however, as to whether the enforcement by Australian courts of any judgment would be effected in any currency other than Australian dollars and if in Australian dollars, the date of determination of the applicable exchange rate from U.S. dollars to Australian dollars.

   News Corporation has expressly submitted to the jurisdiction of New York State and U.S. federal courts sitting in The City of New York for the purpose of any suit, action or proceeding arising out of the offering with respect to which this joint proxy statement/prospectus is delivered. News Corporation has appointed News America Publishing Incorporated at 1211 Avenue of the Americas, New York, New York 10036 to accept service of process in any such action with respect to the offering with respect to this joint proxy statement/prospectus. For additional information about the enforcement of civil liabilities, see "Enforceability of Judgments", below.

                          ENFORCEABILITY OF JUDGMENTS

   News Corporation is a corporation incorporated under the laws of the State of South Australia in the Commonwealth of Australia. Service of process upon directors, officers, its Australian counsel and certain of the experts named in this joint proxy statement/prospectus who reside outside the U.S. may be difficult to obtain within the U.S. Furthermore, since all directly owned assets of News Corporation are outside the U.S., any judgment obtained in the U.S. against News Corporation may not be collectible within the U.S. News Corporation has been advised by its Australian counsel, Allen Allen & Hemsley, that there is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in actions originating in federal and state courts in Australia.

   News Corporation conducts its operations through direct and indirect subsidiaries worldwide, but it does not directly own any significant assets outside of Australia. News Corporation has been advised by Allen Allen & Hemsley that, subject to certain exceptions and time limitations, federal and state courts in Australia will enforce a foreign (including the U.S.) judgment for a liquidated amount in a civil matter, including (although there is no express authority relating to this) a judgment for such amount rendered in an action under the Securities Act or the Exchange Act obtained after due trial before a court which has jurisdiction on grounds recognized under Australian conflicts of law rules for the purposes of enforcement of judgments, provided that:

  . due service of process has been effected with sufficient notice to enable appearance in defense; and

  . such judgment:

   (a) is not contrary to Australian law or public policy and the proceedings by which it was obtained were not contrary to natural justice; and

   (b) is final and conclusive and cannot be reopened by the parties and was not obtained by actual or constructive fraud or duress; and

   (c) could be enforced by execution in the jurisdiction in which such judgment was rendered; and

   (d) has not been stayed or satisfied in full or set aside; and

   (e) is not directly or indirectly for the payment of foreign taxes or charges of like nature or of a fine or other penalty (in particular, Allen Allen & Hemsley have indicated that they believe that (subject to the proviso in paragraph (g) below) Australian courts would probably not enforce a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for loss or damage sustained by the person in whose favor the judgment was given, such as a treble-damage award under the United States Racketeer Influenced and Corrupt Organizations Act); and

   (f) was not awarded against a non-U.S. resident or corporation in respect of acts committed outside the U.S.; and

   (g) is not a judgment in respect of which the Australian Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act, 1984 (provided that if the declaration is under Section 9(1)(d) of that Act and the amount of the judgment is deemed to be reduced to an amount specified in the declaration, the judgment may, subject to the other requirements for recognition or enforcement, be recognized or enforced as if the reduced amount were substituted for the amount of the judgment); and

   (h) is not a judgment given in respect of a cause of action which had previously been determined by a court having jurisdiction; and

   (i) is not a judgment on a claim for contribution in respect of a judgment which does not satisfy the terms of this proviso.

   Allen Allen & Hemsley has further advised that News Corporation might be allowed to raise any counterclaim which it might have raised had the action originally been brought before the courts of Australia, unless such counterclaim was in issue before and had previously been decided by such U.S. court. Of the foregoing matters which affect the enforceability of a foreign judgment in an Australian court, some must be established by the party seeking enforcement and others by the party resisting enforcement. Moreover, Allen Allen & Hemsley has expressed no opinion as to whether the enforcement by an Australian court of any judgment would be effected in any currency other than Australian dollars, and if in Australian dollars, the date of determination of the applicable exchange rate from U.S. dollars to Australian dollars.

                                 LEGAL MATTERS

   The validity of News Corporation's Preferred Ordinary Shares, represented by Preferred ADSs, to be issued in the mergers and the material Australian tax consequences of the mergers will be passed upon by Allen Allen & Hemsley, Australian counsel for News Corporation. Material U.S. federal income tax consequences of the mergers will be passed upon by Squadron Ellenoff Plesent & Sheinfeld LLP for News Corporation, Skadden, Arps, Slate, Meagher & Flom LLP for Chris-Craft and Kaye Scholer LLP for BHC and United Television.

                                    EXPERTS

   The audited financial statements and schedules of The News Corporation Limited, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The audited financial statements and schedules of Fox Entertainment Group, Inc., incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The audited financial statements and schedules of British Sky Broadcasting Group plc and subsidiaries, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen, independent chartered accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The audited financial statements and schedules of Stream S.p.A., incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen SpA, independent auditors, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Chris-Craft incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of BHC incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements and schedule of United Television incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   News Corporation, Chris-Craft, BHC and United Television file reports and other information with the SEC. Chris-Craft, BHC and United Television also file proxy statements with the SEC. News Corporation, as a foreign private issuer, is exempt from the SEC's rules prescribing the furnishing and content of proxy statements. You may read and copy any reports, statements or other information filed by the companies at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information. Various reports, proxy statements and other information filed by the companies may also be obtained at the SEC's Web site located at "http://www.sec.gov".

   News Corporation and Chris-Craft also file reports and other information with the NYSE. BHC also files reports and other information with the AMEX and United Television also files reports and other information with NASDAQ. Such reports and other information relating to News Corporation or Chris-Craft may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such reports and other information relating to BHC and United Television may be inspected at the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006, and the Nasdaq National Market, 1735 K Street, NW, Washington, D.C. 20006, respectively.

   The Preferred ADSs, each representing four Preferred Ordinary Shares of News Corporation, will be issued under the Amended and Restated Deposit Agreement, dated as of December 3, 1996, between The News Corporation Limited, Citibank, N.A., as Depositary, and the holders from time to time of the Preferred ADSs. News Corporation will provide the Depositary with copies of its annual reports containing consolidated financial statements which are audited and reported upon, with an opinion expressed by News Corporation's independent public accountants. Such consolidated financial statements will be prepared in conformity with Australian generally accepted accounting principles. News Corporation will also prepare annual reconciliations of its financial statements to U.S. generally accepted accounting principles. The Depositary will mail such reports to record holders of Preferred ADSs. News Corporation will also provide to the Depositary all notices of shareholders' meetings and other reports and communications that are generally made available to shareholders of News Corporation. The Depositary will, in its discretion, make such notices, other reports and communications available to holders of Preferred ADSs, and will mail to all record holders a notice containing a summary of the information contained in any notice of a shareholders' meeting of News Corporation received by it.

   News Corporation has filed a Registration Statement on Form F-4 to register with the SEC the Preferred Ordinary Shares to be issued in the mergers to the stockholders of Chris-Craft, BHC and United Television. This joint proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of News Corporation in addition to being a proxy statement of each of Chris-Craft, BHC and United Television for the special meetings. As allowed by the SEC's rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

   The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the following documents which we have previously filed with the SEC:

 News Corporation Filings (File No. 1-9141)      Relevant Period or Date Filed
 ------------------------------------------      -----------------------------
 . Annual Report on Form 20-F                    Fiscal year ended June 30,
                                                 2000

 . Reports of Foreign Private Issuer on Form 6-K Filed on January 3, 2001; and
                                                 February 7, 9 and 22, 2001

 Chris-Craft Filings (File No. 1-2999)           Relevant Period or Date Filed
 -------------------------------------           -----------------------------

 . Annual Report on Form 10-K                    Fiscal year ended December 31,
                                                 2000

 . Definitive Proxy Statement on Form 14A        Filed on April 5, 2000

 . Quarterly Reports on Form 10-Q                Quarter ended June 30, 2000

 BHC Filings (File No. 1-10342)                  Relevant Period or Date Filed
 ------------------------------                  -----------------------------

 . Annual Report on Form 10-K                    Fiscal year ended December 31,
                                                 2000

 . Definitive Proxy Statement on Form 14A        Filed on April 6, 2000

 . Quarterly Reports on Form 10-Q                Quarter ended June 30, 2000

 United Television Filings (File No. 1-8411)     Relevant Period or Date Filed
 -------------------------------------------     -----------------------------

 . Annual Report on Form 10-K                    Fiscal year ended December 31,
                                                 2000

 . Definitive Proxy Statement on Form 14A        Filed on April 6, 2000

 . Quarterly Reports on Form 10-Q                Quarter ended June 30, 2000

   All documents filed by News Corporation, Chris-Craft, BHC and United Television with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the closing of the mergers are also incorporated by reference into this joint proxy statement/prospectus.

   News Corporation, Chris-Craft, BHC and United Television have each supplied all of the information contained or incorporated by reference in this document relating to itself.

   You can obtain any document incorporated by reference in this joint proxy statement/prospectus by contacting us or the SEC. We will provide the documents incorporated by reference, without charge, upon written or oral request. If exhibits to the documents incorporated by reference are not themselves specifically incorporated by reference in this joint proxy statement/prospectus, then those exhibits will not be provided. Any request for documents should be made by April 17, 2001 so that you will receive them before the special meetings.

   Requests for documents relating to News Corporation should be directed to:

   Investor Relations
   The News Corporation Limited
   c/o News America Incorporated
   1211 Avenue of the Americas
   New York, NY 10036
   Tel: (212) 852-7000

   Requests for documents relating to Chris-Craft, BHC or United Television should be directed to:

   Innisfree M&A Incorporated
   501 Madison Avenue, 20th Floor
   New York, NY 10022
   Tel: (212) 750-5833 (for banks and brokers)
      (888) 750-5834 (toll-free for stockholders)

   Requests for additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, or the form of election and letter of transmittal can also be made to Innisfree M&A Incorporated at the address and telephone number set forth above.

   You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus to vote on the merger relevant to you. No one has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated March 21, 2001. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this joint proxy statement/prospectus to Chris-Craft, BHC or United Television's stockholders nor the issuance by News Corporation of Preferred ADSs or Preferred Ordinary Shares in connection with the Chris-Craft, BHC or United Television mergers shall create any implication to the contrary. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Chris-Craft has been provided by Chris-Craft. Information contained in this joint proxy statement/prospectus regarding BHC has been provided by BHC. Information contained in this joint proxy statement/prospectus regarding United Television has been provided by United Television. Information contained in this joint proxy statement/prospectus regarding News Corporation has been provided by News Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFORMED COPY                                                           ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                         CHRIS-CRAFT INDUSTRIES, INC.,

                         THE NEWS CORPORATION LIMITED,

                       NEWS PUBLISHING AUSTRALIA LIMITED,

                                      and

                         FOX TELEVISION HOLDINGS, INC.

                    Dated as of August 13, 2000, as Amended

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I

                                   The Merger

 Section 1.1  The Merger.................................................    2
 Section 1.2  Effect on Securities.......................................    2
 Section 1.3  Share Election.............................................    5
 Section 1.4  Allocation and Proration...................................    7
 Section 1.5  Exchange of Certificates...................................    8
 Section 1.6  Transfer Taxes; Withholding................................   10
 Section 1.7  Stock Options and Other Stock..............................   10
 Section 1.8  Lost Certificates..........................................   12
 Section 1.9  Dissenting Shares..........................................   12
 Section 1.10 Merger Closing.............................................   12

                                   ARTICLE II

                           The Surviving Corporation

 Section 2.1  Certificate of Incorporation...............................   12
 Section 2.2  By-laws....................................................   12
 Section 2.3  Officers and Board of Directors............................   12

                                  ARTICLE III

                 Representations and Warranties of the Company

 Section 3.1  Organization and Qualification; Subsidiaries...............   13
 Section 3.2  Restated Certificate of Incorporation and By-Laws..........   14
 Section 3.3  Capitalization.............................................   14
 Section 3.4  Authority Relative to Agreement............................   15
 Section 3.5  No Conflict; Required Filings and Consents.................   15
 Section 3.6  Permits and Licenses; Contracts; Compliance with Laws......   16
 Section 3.7  SEC Reports................................................   18
 Section 3.8  Absence of Certain Changes or Events.......................   18
 Section 3.9  Absence of Litigation......................................   19
 Section 3.10 Employee Benefit Plans.....................................   19
 Section 3.11 Labor Matters..............................................   21
 Section 3.12 Environmental Matters......................................   21
 Section 3.13 Trademarks, Patents and Copyrights.........................   22
 Section 3.14 Taxes......................................................   22
 Section 3.15 Tax Matters................................................   24
 Section 3.16 Title to Properties; Assets................................   24
 Section 3.17 Year 2000 Compliance.......................................   24
 Section 3.18 Opinion of Financial Advisors..............................   25
 Section 3.19 Vote Required..............................................   25
 Section 3.20 Brokers....................................................   25
 Section 3.21 State Takeover Statutes....................................   25
 Section 3.22 BHC and UTV................................................   25

                                                                           Page
                                                                           ----
                                   ARTICLE IV

                    Representations and Warranties of Buyer

 Section 4.1  Organization and Qualification; Subsidiaries...............   26
 Section 4.2  Charter Documents..........................................   26
 Section 4.3  Capitalization.............................................   27
 Section 4.4  Authority Relative to Agreement............................   27
 Section 4.5  No Conflict; Required Filings and Consents.................   28
 Section 4.6  Permits and Licenses.......................................   28
 Section 4.7  Buyer SEC/ASX Reports......................................   29
 Section 4.8  Absence of Certain Changes or Events.......................   29
 Section 4.9  Tax Matters................................................   29
 Section 4.10 Brokers....................................................   29
 Section 4.11 Interim Operations of Acquisition Sub......................   29

                                   ARTICLE V

                     Conduct of Business Pending the Merger

 Section 5.1  Conduct of Business by the Company Pending the Merger......   30
 Section 5.2  Prior Preferred Stock......................................   32
 Section 5.3  FCC Matters................................................   32
 Section 5.4  Certain Tax Matters........................................   32

                                   ARTICLE VI

                             Additional Agreements

 Section 6.1  Registration Statement; Proxy Statement....................   33
 Section 6.2  Stockholders' Meetings; Approvals..........................   34
 Section 6.3  Appropriate Action; Consents; Filings......................   35
 Section 6.4  Access to Information; Confidentiality.....................   36
 Section 6.5  No Solicitation of Competing Transactions..................   37
 Section 6.6  Directors' and Officers' Indemnification and Insurance.....   37
 Section 6.7  Notification of Certain Matters............................   39
 Section 6.8  Tax Matters................................................   40
 Section 6.9  Stock Exchange Listing.....................................   40
 Section 6.10 Public Announcements.......................................   40
 Section 6.11 Affiliates of the Company..................................   40
 Section 6.12 Employee Matters...........................................   40
 Section 6.13 Letters of the Company's Accountants.......................   42
 Section 6.14 Letters of Buyer's Accountants.............................   42
 Section 6.15 [INTENTIONALLY OMITTED]....................................   42
 Section 6.16 Other Merger Agreements....................................   42
 Section 6.17 Employee Solicitation......................................   42
 Section 6.18 Post-Closing Covenant of Buyer.............................   42
 Section 6.19 Form of Merger.............................................   43
 Section 6.20 Obligations of FTH.........................................   43

                                                                          Page
                                                                          ----
                                  ARTICLE VII

                           Conditions to the Merger

 Section 7.1  Conditions to the Obligations of Each Party...............   44
 Section 7.2  Conditions to the Obligations of Buyer....................   44
 Section 7.3  Conditions to the Obligations of the Company..............   45

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

 Section 8.1  Termination...............................................   46
 Section 8.2  Effect of Termination.....................................   47
 Section 8.3  Amendment.................................................   47
 Section 8.4  Waiver....................................................   47
 Section 8.5  Expenses..................................................   47

                                  ARTICLE IX

                              General Provisions

 Section 9.1  Non-Survival of Representations, Warranties and
               Agreements...............................................   48
 Section 9.2  Notices...................................................   48
 Section 9.3  Interpretation, Certain Definitions.......................   48
 Section 9.4  Severability..............................................   49
 Section 9.5  Entire Agreement; Assignment..............................   49
 Section 9.6  Parties in Interest.......................................   50
 Section 9.7  Governing Law.............................................   50
 Section 9.8  Consent to Jurisdiction...................................   50
 Section 9.9  Counterparts..............................................   50
 Section 9.10 WAIVER OF JURY TRIAL......................................   50

 EXHIBITS
 Exhibit A    Form of Written Agreement with Company Affiliates
 Exhibit B    Newco--FTH Agreement Term Sheet

                             TABLE OF DEFINED TERMS

Term                                                                       Page
----                                                                      ------
$........................................................................     49
1999 Balance Sheet.......................................................     23
Acquisition Sub..........................................................      1
Actions..................................................................     33
Adverse Condition........................................................     36
affiliate................................................................     49
Aggregate Buyer Share Amount.............................................      4
Aggregate Cash Amount....................................................      4
Agreement................................................................      1
All Cash Election........................................................      5
All Cash Election Number.................................................      4
All Cash Election Shares.................................................      7
ASX...................................................................... 10, 28
ASX Listing Rules........................................................     28
ASX Waiver...............................................................     28
BHC......................................................................      1
BHC Class A Shares.......................................................     25
BHC Class B Shares.......................................................     25
BHC Merger...............................................................      1
BHC Merger Agreement.....................................................      1
BHC Preferred Stock......................................................     25
Blue Sky Laws............................................................     16
business day.............................................................     49
Buyer....................................................................      1
Buyer Disclosure Schedule................................................     26
Buyer FCC Licenses.......................................................     28
Buyer Licensed Facilities................................................     28
Buyer Material Adverse Effect............................................     26
Buyer Preferred Stock....................................................      2
Buyer SEC Reports........................................................     29
Buyer Shareholder Approval...............................................     28
Buyer Shares.............................................................      2
Buyer Shares Trust.......................................................      9
Cash Amount..............................................................      7
Cash Election Shares.....................................................      3
Cash Fraction............................................................      7
Cash Merger Price........................................................      4
CERCLA...................................................................     22
Certificate of Merger....................................................      2
Certificates.............................................................      8
change in control........................................................     11
Class B Common Stock.....................................................      1
Closing..................................................................     12
Closing Buyer Share Value................................................      4
Closing Date.............................................................     12
Closing Price............................................................      8
Closing Transaction Value................................................      4
Code.....................................................................      1
Common Stock.............................................................      1

Term                                                                       Page
----                                                                      ------
Common Stock Equivalents.................................................      1
Communications Act.......................................................     16
Company..................................................................      1
Company Benefit Plans....................................................     19
Company Disclosure Schedule..............................................     13
Company Employees........................................................     41
Company FCC Licenses.....................................................     17
Company Financial Advisor................................................     25
Company Intellectual Property Rights.....................................     22
Company Material Adverse Effect.......................................... 13, 16
Company Options..........................................................     10
Company Permits..........................................................     16
Company SEC Reports......................................................     18
Company Stations.........................................................     17
Company Stock Plans......................................................     14
Company Systems..........................................................     24
Company Year 2000 Compliant..............................................     25
Company Year 2000 Plan...................................................     24
Competing Transaction....................................................     37
Confidentiality Agreement................................................     36
control..................................................................     49
controlled by............................................................     49
Convertible Preferred Stock..............................................      1
Costs....................................................................     38
Covered Affiliates.......................................................     38
Delaware Law.............................................................      1
Deposit Agreement........................................................      8
Depositary...............................................................      8
Dissenting Shares........................................................  5, 12
dollars..................................................................     49
DTV......................................................................     17
DTV Stations.............................................................     18
Effective Time...........................................................      2
Election Deadline........................................................      6
Elections................................................................      5
Environmental Laws.......................................................     22
Environmental Permits....................................................     22
ERISA....................................................................     19
ERISA Affiliates.........................................................     20
Excess Buyer Shares......................................................      9
excess parachute payment.................................................     20
Exchange Act.............................................................     11
Exchange Agent...........................................................      5
Exchange Fund............................................................     10
Exchange Ratio...........................................................      5
Exchangeable Shares......................................................      5
Exchanged Shares.........................................................      5
Excluded Matters.........................................................     13
Expenses................................................................. 39, 47
FCC......................................................................     16
FCC Application..........................................................     35

Term                                                                       Page
----                                                                      ------
FCC Consent..............................................................     44
FCC Failure..............................................................     43
FCC Multiple Ownership Rules.............................................     35
FEG......................................................................     42
Form of Election.........................................................      5
Forward Merger...........................................................      1
FTH......................................................................      1
GAAP.....................................................................     18
Governmental Authority...................................................     49
Hazardous Materials......................................................     22
Holders..................................................................      5
HSR Act..................................................................     16
incentive stock options..................................................     11
Indemnifiable Claim......................................................     38
Indemnifying Party.......................................................     38
Indemnitees.............................................................. 38, 39
Intellectual Property Rights.............................................     22
IRS......................................................................     19
IRS Ruling...............................................................     45
knowledge................................................................     49
Laws.....................................................................     16
Liens....................................................................     14
Merger...................................................................      1
Merger Consideration.....................................................      2
Multiemployer Plans......................................................     19
Newco....................................................................     42
Newco-FTH Agreement......................................................     42
Non-Election.............................................................      7
Non-Election Fraction....................................................      7
Non-Election Shares......................................................      7
NYSE.....................................................................      4
Opinions.................................................................     21
Option Registration Statement............................................     33
Order....................................................................     36
Partial Cash Election....................................................      3
Partial Cash Election Shares.............................................      3
Partial Exchange Ratio...................................................      3
Per Share Amount.........................................................      5
Person...................................................................      5
Post-Signing Returns.....................................................     32
Preferred Stock..........................................................     14
Prior Preferred Stock....................................................     14
Pro-Rata Bonus...........................................................     41
Program Agreement........................................................     32
Proxy Statement..........................................................     33
Registration Statement...................................................     33
Representatives..........................................................     36
Restated Certificate of Incorporation....................................      3
Restructuring Trigger....................................................     43
Reverse Merger...........................................................      1
Reverse Merger Exchange Ratio............................................      3

Term                                                                        Page
----                                                                        ----
Ruling Failure.............................................................  72
SEC........................................................................   7
Secretary of State.........................................................   3
Securities Act.............................................................  27
Share Registration Statement...............................................  55
Stock Election.............................................................   9
Stock Election Number......................................................   8
Stock Election Shares......................................................  11
Stock Fraction.............................................................  12
Stockholders' Meeting......................................................  58
subsidiaries...............................................................  82
subsidiary.................................................................  82
Subsidiary Merger Agreements...............................................   2
Subsidiary Mergers.........................................................   2
Substituted Option.........................................................  18
Superior Proposal..........................................................  63
Surviving Corporation......................................................   3
Tax........................................................................  38
Tax Returns................................................................  38
Taxes......................................................................  38
Terminating Buyer Breach...................................................  78
Terminating Company Breach.................................................  78
Termination Date...........................................................  77
Total Consideration........................................................  13
under common control with..................................................  82
UTV........................................................................   2
UTV Common Shares..........................................................  43
UTV Merger.................................................................   2
UTV Merger Agreement.......................................................   2
UTV Preferred Stock........................................................  43
Valuation Period...........................................................   7
VEBA.......................................................................  32

   AGREEMENT AND PLAN OF MERGER dated as of August 13, 2000, as amended (this "Agreement") by and among CHRIS-CRAFT INDUSTRIES, INC., a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED, a South Australian corporation ("Buyer"), NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub") and FOX TELEVISION HOLDINGS, INC., a Delaware corporation ("FTH") (but solely as to Section 6.3 and Section 6.20 of this Agreement).

   Whereas, in furtherance of the acquisition of the Company by Buyer, the respective Boards of Directors of the Company, Buyer and Acquisition Sub, and Buyer, as the sole stockholder of Acquisition Sub, have each approved this Agreement and the merger of (A) the Company with and into Acquisition Sub (the "Forward Merger") and (B) in the event a Restructuring Trigger (as defined herein) has occurred, the merger of Acquisition Sub with and into the Company (the "Reverse Merger" and, together with the Forward Merger, as applicable, the "Merger"), in each case upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereby each share of the issued and outstanding shares of Common Stock of the Company, par value $.50 per share (the "Common Stock"), each share of the issued and outstanding shares of Class B Common Stock of the Company, par value $.50 per share (the "Class B Common Stock"), and each share of the issued and outstanding shares of Convertible Preferred Stock of the Company, par value $1.00 per share (the "Convertible Preferred Stock" and, collectively with the Common Stock and the Class B Common Stock, the "Common Stock Equivalents") will, upon the terms and subject to the conditions and limitations set forth herein, be converted into the Merger Consideration (as defined herein) as determined in accordance with Article I hereof;

   Whereas, the Board of Directors of the Company (i) has determined that the Merger is fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

   Whereas, for Federal income tax purposes, it is intended that the Forward Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer is entering into an agreement and plan of merger with BHC Communications, Inc. ("BHC"), a Delaware corporation and a direct subsidiary of the Company (the "BHC Merger Agreement"), providing for the merger of BHC with and into Acquisition Sub or, if a Restructuring Trigger has occurred, the merger of a direct or indirect subsidiary of Buyer (or of the Company) with and into BHC, in each case upon the terms and subject to the conditions set forth in the BHC Merger Agreement (the "BHC Merger");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer is entering into an agreement and plan of merger with United Television, Inc. ("UTV"), a Delaware corporation and an indirect subsidiary of the Company (the "UTV Merger Agreement" and, together with the BHC Merger Agreement, the "Subsidiary Merger Agreements"), providing for the merger of UTV with and into Acquisition Sub or, if a Restructuring Trigger has occurred, the merger of a direct or indirect subsidiary of Buyer (or of BHC) with and into UTV, in each case upon the terms and subject to the conditions set forth in the UTV Merger Agreement (the "UTV Merger" and, together with the BHC Merger, the "Subsidiary Mergers"); and

   Whereas, it is intended that the mergers heretofore referred to shall be completed in the following order: first, the Merger; second, the BHC Merger; and third, the UTV Merger;

   Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Merger.

   (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), in the case of the Forward Merger, the Company shall be merged with and into Acquisition Sub, whereupon the separate existence of the Company shall cease, and Acquisition Sub shall continue as the surviving corporation and, in the case of the Reverse Merger, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "News Publishing Australia Limited." Whether the Forward Merger or the Reverse Merger is to be effected shall be determined in accordance with Section 6.19 hereof.

   (b) Concurrently with the Closing (as defined in Section 1.10 hereof), the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as are agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

   (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Acquisition Sub.

   Section 1.2 Effect on Securities.

   At the Effective Time:

   (a) Cancellation of Securities. Each share of Common Stock Equivalents held by the Company as treasury stock or held by Buyer or its subsidiaries immediately prior to the Effective Time shall automatically be cancelled and retired and revert to the status of authorized but unissued shares and no consideration or payment shall be delivered therefor or in respect thereto.

   (b) Conversion of Securities. Except as otherwise provided in this Agreement and subject to Section 1.4 hereof, each share of Common Stock Equivalents issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.9 hereof)) shall be converted into the following (the "Merger Consideration"):

     Either (X) in the case of the Forward Merger:

       (i) for each share of Common Stock Equivalents with respect to which an election to receive only cash (to the extent available) has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof, the right to receive in cash from Buyer the Per Share Amount (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; and

       (ii) for each share of Common Stock Equivalents with respect to which an election to receive forty percent (40%) of the Cash Merger Price in cash and the remainder of the Merger Consideration in American Depositary Shares of Buyer ("Buyer Shares"), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares, of Buyer ("Buyer Preferred

    Stock"), has been effectively made and not revoked or lost, pursuant to
    Section 1.3 hereof (a "Partial Cash Election"), (A) the right to receive from Buyer an amount in cash equal to $34, or if the Effective Time shall occur after the one year anniversary of the date hereof, $35 and (B) 1.1591 (the "Partial Exchange Ratio") Buyer Shares (such shares of Common Stock Equivalents being, collectively, "Partial Cash Election Shares" and, together with the All Cash Election Shares (as defined herein), "Cash Election Shares"); provided, however, that the foregoing shall be subject to Sections 1.2(f) and 1.4(f) hereof. The Buyer Preferred Stock allotted and issued in accordance with this Agreement shall on and from its date of allotment rank pari passu with all existing Buyer Preferred Stock on issue at that date including, as to all dividend entitlements (in respect of which they shall receive the same entitlement as any previously issued Buyer Preferred Stock); and

       (iii) for each other share of Common Stock Equivalents, the right to receive from Buyer, the number of Buyer Shares equal to the Exchange Ratio (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; or

     (Y) in the case of the Reverse Merger, subject to Section 1.2(f), for each share of Common Stock Equivalents, (A) the right to receive from Buyer an amount in cash equal to $36 or, if the Effective Time shall occur after the one year anniversary of the date hereof, $37 and (B) 1.2273 Buyer Shares (the "Reverse Merger Exchange Ratio").

   (c) All shares of Common Stock Equivalents to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Common Stock Equivalents shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 1.5(c) hereof and
(iii) any cash to be paid in lieu of any fractional Buyer Share in accordance with Section 1.5(d) hereof.

   (d) The shares of Convertible Preferred Stock shall be entitled to make elections (in the case of the Forward Merger) and shall be entitled to receive the Merger Consideration in all cases as if such shares had been converted in accordance with the Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation").

   (e) Capital Stock of Acquisition Sub. In the Forward Merger, no shares of Acquisition Sub stock will be issued directly or indirectly and each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. In the case of the Reverse Merger, each share of common stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the Surviving Corporation.

   (f) Adjustments to Exchange Ratio.

     (i) Subject to clause (ii) below, in the event that Buyer declares or effects a stock split, stock or cash dividend (other than ordinary course cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Buyer Shares or Buyer Preferred Stock, in each case with a record or ex-dividend date or effective date occurring after the date hereof and on or prior to the date of the Effective Time, there will be an appropriate adjustment made to the Merger Consideration so as to provide for the inclusion therein of the cash, property, securities or combination thereof that each holder of Common Stock Equivalents who has the right to receive the Merger Consideration pursuant to Section 1.2 hereof would have received had such Common Stock Equivalents been converted into Buyer Shares or Buyer Preferred Stock as of the date hereof.

     (ii) If either (A) in the case of the Forward Merger, the tax opinion to the Company referred to in Section 7.3(c) hereof as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom LLP), (B) in the case of the Forward Merger, the tax opinion to Buyer referred to in Section 7.2(f) as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), (C) in the case of the Forward Merger, in the reasonable judgment of the Company or Buyer, based on the advice of their respective counsel, there is a meaningful risk that the receipt of the cash, property, securities or combination thereof referred to in clause (i) above would be taxable or have an adverse tax consequence to the holders of Common Stock Equivalents or (D) in the case of either the Forward Merger or the Reverse Merger, the adjustment referred to in clause (i) above is not possible or not possible without materially changing the tax treatment of the transaction referred to in clause (i) in question, then, in each case, Buyer (but only if requested by the Company in the case of clause (C) above) shall make an appropriate adjustment to the Merger Consideration that (x) conveys an equivalent value (taking into account, among other things, the impact of the transaction referred to in clause (i) above on the trading price of Common Stock, Buyer Shares, Buyer Preferred Stock and any newly issued securities) to the holders of Common Stock Equivalents as the adjustments contemplated in paragraph (i) above, (y) in the case of the Forward Merger, allows such tax opinions to be delivered and (z) in the case of the Forward Merger, avoids the consequences referred to in clause
  (C) above; it being understood that, by way of illustration and not limitation, the Company's written agreement that clause (x) is satisfied shall constitute conclusive evidence as to such fact.

   (g) Certain Definitions. For purposes of this Agreement, or, in the case of clause (xii) below, solely for purposes of Sections 1.2, 1.3 and 1.4 hereof, the following terms shall have the following meanings:

     (i) "Aggregate Buyer Share Amount" means (A) 60% of the product of (x) the number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Common Stock Equivalents cancelled pursuant to Section 1.2(a) hereof, and (y) 1.9318, less (B) the number of Buyer Shares to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in
  Section 1.4(f) hereof.

     (ii) "Aggregate Cash Amount" means (A) the product of (x) the number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Common Stock Equivalents cancelled pursuant to
  Section 1.2(a) hereof and (y) $34 or, if the Effective Time shall occur after the one year anniversary of the date hereof, $35, less (B) the amount of cash to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in
  Section 1.4(f) hereof.

     (iii) "All Cash Election Number" means (A) that number of shares of Common Stock Equivalents as shall be equal to the quotient obtained by dividing the Aggregate Cash Amount by the Per Share Amount, less (B) the number of Dissenting Shares, subject to adjustment as described in Section 1.4(f) hereof.

     (iv) "Cash Merger Price" means $85.

     (v) "Closing Buyer Share Value" means the volume weighted average sales price for all trades of Buyer Shares reported on the New York Stock Exchange (the "NYSE") for each of the five trading days immediately preceding but not including the Closing Date (the "Valuation Period"); provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Date in this clause (iv) shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations. Buyer agrees that during the Valuation Period neither Buyer nor its affiliates shall (x) purchase or acquire, or offer to purchase or acquire, or announce any intention to purchase or acquire, any Buyer Shares or Buyer Preferred Stock or other outstanding securities of Buyer or its affiliates convertible into Buyer Shares or Buyer Preferred Stock (other than purchases at market value of Buyer Shares (in accordance with all applicable laws) by a broker who has full discretion as to the amount and timing of such purchases pursuant to a pre-existing stock buyback program) or (y) announce or effect any material corporate transaction.

     (vi) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Buyer Share Amount by the Closing Buyer Share Value.

     (vii) "Exchange Ratio" means that number of Buyer Shares as shall be obtained by dividing the Per Share Amount by the Closing Buyer Share Value.

     (viii) "Exchangeable Shares" means the aggregate number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time less the number of such shares cancelled pursuant to Section 1.2(a) hereof and less the aggregate number of Partial Cash Election Shares (other than Dissenting Shares).

     (ix) "Exchanged Shares" means the aggregate number of shares of Common Stock Equivalents (on an as converted basis) issued and outstanding immediately prior to the Effective Time less the number of such shares (A) cancelled pursuant to Section 1.2(a) hereof and (B) that are Dissenting Shares.

     (x) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

     (xi) "Stock Election Number" means that number of shares of Common Stock Equivalents as shall be equal to (A) the number of Exchanged Shares less
  (B) the sum of (i) the All Cash Election Number and (ii) the aggregate number of Partial Cash Election Shares (other than Dissenting Shares), subject to adjustment as described in Section 1.4(f) hereof.

     (xii) "Dissenting Shares" means shares of Common Stock Equivalents that are potentially Dissenting Shares within the meaning of Section 1.9 hereof in respect of which the holder thereof shall have taken all steps necessary to exercise and perfect properly his or her demand for appraisal under
  Section 262 of the Delaware Law to the extent that such steps are required to have been taken by the applicable date of determination.

   Section 1.3 Share Election. In the case of the Forward Merger (and, with respect to clauses (b) and, unless a Restructuring Trigger has theretofore occurred, (c) and (e) below, in the case of the Reverse Merger to the extent applicable):

   (a) Each Person (as defined in Section 1.3(b) hereof) who, on or prior to the Election Deadline referred to in subsection (c) below is a record holder of shares of Common Stock Equivalents (collectively, "Holders") shall have the right, with respect to the Merger Consideration, (i) to elect to receive only cash for such shares pursuant to Section 1.2(b)(X)(i) hereof (an "All Cash Election"), (ii) to make a Partial Cash Election, (iii) to elect to receive Buyer Shares for such shares pursuant to Section 1.2(b)(X)(iii) hereof (a "Stock Election"), (iv) to indicate that such record holder has no preference as to the receipt of cash or Buyer Shares for such shares (a "Non-Election") or
(v) to make a mixed election, specifying the number of shares of Common Stock Equivalents corresponding with each such Election (the All Cash Election, the Partial Cash Election, the Stock Election, and the Non-Election are collectively referred to as the "Elections"). Holders who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election (as defined below).

   (b) Prior to the mailing of the Proxy Statement (as defined in Section 6.1 hereof), The Bank of New York or such other bank, trust company, Person or Persons shall be designated by Buyer and reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration. The Exchange Agent shall act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates (as defined below) and shall obtain no rights or interests (beneficial or otherwise) in such shares. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

   (c) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal and election form (together, a "Form of Election"). Elections shall be made by Holders by mailing to the Exchange Agent a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer, in consultation with the Company, may reasonably specify. Buyer and the Company will announce the Exchange Ratio and the Per Share Amount when known and will announce the anticipated Closing Date at least three business days, but not more than five business days, prior thereto; provided, however, that the Closing Date shall not be earlier than the second business day after the satisfaction or waiver of all conditions set forth in
Article VII hereof (other than the conditions set forth in Sections 7.2(a), 7.2(b) 7.2(f), 7.3(a), 7.3(b), 7.3(c) and, in so far as it relates to the accuracy of representations and warranties and the performance of covenants,
Section 7.1(h), so long as the foregoing enumerated conditions are anticipated by the parties hereto to be satisfied on the Closing Date). All Certificates so surrendered shall be subject to the exchange procedures set forth in Section
1.5 hereof. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the Election Deadline (as defined below)). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters, absent manifest error, shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent and Buyer shall also make all computations contemplated by this Section 1.3 and by Section 1.4 hereof and all such computations shall be conclusive and binding on the Holders absent manifest error. The Form of Election and the accompanying Certificates (or appropriate guarantee of delivery in respect thereof) must be received by the Exchange Agent prior to 10:00 a.m. New York City time on the day on which the Closing occurs (the "Election Deadline") in order to be effective. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed and Buyer will promptly announce such rescheduled Election Deadline and Closing. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (c), such shares shall be deemed to be Non-Election Shares (as defined in Section
1.4 hereof). If a Form of Election is revoked, or in the event that this Agreement is terminated pursuant to the provisions hereof, and any Certificates (or guarantee(s) of delivery, as appropriate), have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates (and, in the case of a revoked Form of Election, guarantee(s) of delivery, as appropriate), shall promptly be returned without charge to the Person submitting the same.

   (d) For the purposes hereof, Common Stock Equivalents as to which the Holder has not made a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to be Non-Electing Shares. If Buyer or the Exchange Agent shall determine that any purported All Cash Election, Partial Cash Election or Stock Election was not properly made, such purported All Cash Election, Partial Cash Election or Stock Election shall be deemed to be of no force and effect and the Holder making such purported All Cash Election, Partial Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. Shares in respect of which a Non-Election shall have been made or deemed made shall be treated as Non-Election Shares.

   (e) Concurrently with the mailing of the Proxy Statement, Buyer and the Company shall mail the Form of Election to each person who is a Holder on the record date for the Stockholder's Meeting (as defined in Section 6.2 hereof) and shall each use its reasonable best efforts to mail the Form of Election to all persons who become Holders during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become Holders subsequent to the date described in clause (ii) but not later than 5:00 p.m. New York City time on the last business day prior to the Effective Time. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect such Elections fully.

   Section 1.4 Allocation and Proration. In the case of the Forward Merger:

   (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Common Stock Equivalents (on an as converted basis) which shall be converted into the right to receive cash in the Merger (other than pursuant to Partial Cash Elections and other than Dissenting Shares) shall be equal to the All Cash Election Number. The maximum number of shares of Common Stock Equivalents (on an as converted basis) to be converted into the right to receive Buyer Shares in the Merger (other than pursuant to Partial Cash Elections (other than Dissenting Shares)) shall be equal to the Stock Election Number.

   (b) If the aggregate number of shares of Common Stock Equivalents covered by All Cash Elections (the "All Cash Election Shares") (other than Dissenting Shares) exceeds the All Cash Election Number, all shares of Common Stock Equivalents covered by Stock Elections (the "Stock Election Shares") and all shares of Common Stock Equivalents covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Shares, and the All Cash Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

  each All Cash Election Share shall be converted into the right to receive
  (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the All Cash Election Number and the denominator of which shall be the total number of All Cash Election Shares (other than Dissenting Shares), and (ii) a number of shares of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

   (c) If the aggregate number of Stock Election Shares (other than Dissenting Shares) exceeds the Stock Election Number, all All Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

  each Stock Election Share shall be converted into the right to receive (i) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and
  (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares (other than Dissenting Shares), and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction equal to one minus the Stock Fraction.

   (d) In the event that neither Section 1.4(b) nor 1.4(c) above is applicable, all All Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Shares and the Non-Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

  each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the All Cash Election Number over the total number of All Cash Election Shares (other than Dissenting Shares) and the denominator of which shall be the excess of (A) the number of Exchanged Shares over (B) the sum of the total number of All Cash Election Shares (other than Dissenting Shares) and the total number of Stock Election Shares (other than Dissenting Shares) and (ii) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

   (e) Partial Cash Election Shares (other than Dissenting Shares) shall not be subject to proration and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.2(b)(X)(ii) hereof, subject to
Section 1.4(f) hereof.

   (f) If the sum of (i) the Aggregate Cash Amount (without giving effect to the reference therein to this subsection (f)) and (ii) (A) (1) $34 or (2) if the Effective Time shall occur after the one year anniversary of the date hereof, $35, multiplied by (B) the number of Partial Cash Election Shares (such sum being the "Cash Amount") exceeds 55% of the sum of (x) the Cash Amount and
(y) the product of (A) the closing price of Buyer Shares reported on the NYSE Composite Tape on the trading day immediately preceding the Closing Date (the "Closing Price") multiplied by (B) 1.9318 multiplied by (C) 60% of the excess of the number of Common Stock Equivalents (on an as converted basis) outstanding immediately prior to the Effective Time over the number of outstanding shares of Common Stock Equivalents cancelled pursuant to Section 1.2(a) hereof (such sum of (x) and (y) being the "Total Consideration"), then the components of the Merger Consideration shall be modified (1) first, in the case of shares of Common Stock Equivalents (on an as converted basis) (other than Dissenting Shares) as to which All Cash Elections shall have been made, by reducing the cash portion of the Merger Consideration to the minimum extent necessary, and in no event below the amount of cash payable in respect of Partial Election Shares, and issuing in lieu thereof additional Buyer Shares in an amount equal to the result obtained by dividing (x) the amount of such per share cash reduction by (y) the Closing Price and (2) second, in the event that the foregoing reduction is not sufficient to result in the Cash Amount not exceeding 55% of the Total Consideration, in the case of shares of Common Stock Equivalents as to which an All Cash Election or a Partial Cash Election shall have been made, by further reducing the amount of the cash portion of the Merger Consideration to the minimum extent necessary to satisfy the 55% limitation referred to above and to issue in lieu thereof additional Buyer Shares, in amount equal to the result obtained by dividing (u) the amount of such per share cash reduction by (v) the Closing Price. In the case of the Forward Merger, if either (i) the tax opinion referred to in Section 7.3(c) hereof cannot be rendered (as reasonably determined by Skadden, Arps, Slate, Meagher & Flom LLP), or (ii) the tax opinion to Buyer referred to in Section 7.2(f) cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), then the foregoing adjustments shall be similarly made, in each case to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered. For purposes of this
Section 1.4(f), holders of Dissenting Shares shall be deemed to be Persons making All Cash Elections notwithstanding, and in lieu of, any election they have or have not made.

   Section 1.5 Exchange of Certificates.

   (a) As of the Effective Time, Buyer shall (i) deposit, or cause to be deposited with (A) the Exchange Agent for the benefit of holders of shares of Common Stock Equivalents, cash to the extent it constitutes Merger Consideration and (B) pursuant to the terms of the Deposit Agreement (as defined below), the Custodian (as defined in the Deposit Agreement) certificates representing the Buyer Preferred Stock underlying the Buyer Shares to the extent they constitute Merger Consideration and (ii) pursuant to the terms of the Deposit Agreement, instruct the Depositary to deposit the Buyer Shares to be issued in the Merger with the Exchange Agent for the benefit of the holders of shares of Common Stock Equivalents for exchange in the Merger. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among Buyer, the Depositary and the holders from time to time of Buyer Shares (the "Deposit Agreement"). In addition, Buyer shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment to all Holders entitled to receive the Merger Consideration in the form of cash. The Buyer shall pay or cause one of its affiliates to pay, any transfer taxes and all other charges and fees (including all fees for the depositary, registry or custodian for the ADRs).

   (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock Equivalents (the "Certificates") (other than in the case of the Forward Merger those who had not previously properly delivered their Certificates to the Exchange Agent along with a Form of Election), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing that number of whole Buyer Shares, if any, into which the number of shares of Common Stock Equivalents previously represented by such Certificate shall have been converted pursuant to this Agreement and
(B) the amount of cash, if any, into which all or a portion of the number of shares of Common Stock Equivalents previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock Equivalents formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days following the later to occur of (i) the Effective Time or (ii) the Exchange Agent's receipt of such Certificates, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration (or the cash pursuant to subsections (c) and (d) below) payable upon the surrender of the Certificates.

   (c) Buyer may retain any dividends or other distributions with respect to Buyer Shares with a record date on or after the Effective Time in respect of the holder of any unsurrendered Certificate with respect to the Buyer Shares represented thereby by reason of the conversion of shares of Common Stock Equivalents pursuant to Sections 1.2(b), 1.3 and 1.4 hereof and no cash payment in lieu of fractional Buyer Shares shall be paid to any such holder pursuant to
Section 1.5(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be released and paid, without interest, to the Person in whose name the Buyer Shares representing such securities are registered (i) at the time of such surrender or as promptly as practicable after the sale of the Excess Buyer Shares (as defined in Section 1.5(d) hereof), the amount of any cash payable in lieu of fractional Buyer Shares to which such holder is entitled pursuant to Section 1.5(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Buyer Shares issued upon conversion of Common Stock Equivalents, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Buyer Shares.

   (d) Notwithstanding any other provision of this Agreement, no fraction of a Buyer Share will be issued and no dividend or other distribution, stock split or interest with respect to Buyer Shares shall relate to any fractional Buyer Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Buyer Shares. In lieu of any such fractional security, each holder of shares of Common Stock Equivalents otherwise entitled to a fraction of a Buyer Share will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Buyer Shares which would otherwise be issued (the "Excess Buyer Shares"). The sale of the Excess Buyer Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Common Stock Equivalents, the Exchange Agent will, subject to Section 1.5(e) hereof, hold such proceeds in trust for the holders of such shares (the "Buyer Shares Trust"). Subject to its right to withhold for taxes as described in Section 1.6 hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which the Company's former stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Buyer Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Common Stock Equivalents in lieu of any fractional Buyer Share interests, the Exchange Agent shall make available such amounts to such holders of shares of Common Stock Equivalents without interest.

   (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Common Stock Equivalents prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Buyer for their claim for (1) cash, if any, without interest, (2) Buyer Shares, if any, (3) any cash without interest, to be paid, in lieu of any fractional Buyer Shares and (4) any dividends or other distributions with respect to Buyer Shares to which such holders may be entitled. None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any Buyer Shares, (iii) any cash in lieu of fractional Buyer Shares or (iv) any dividends or distributions with respect to Buyer Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.3 hereof)), any such Buyer Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

   (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and any other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Common Stock Equivalents.

   Section 1.6 Transfer Taxes; Withholding. If any certificate for a Buyer Share is to be issued to, or cash is to be remitted to, a Person who holds shares of Common Stock Equivalents (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.14 hereof) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or (ii) establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Buyer Shares (or cash in lieu of fractional Buyer Shares) otherwise payable pursuant to this Agreement to any holder of shares of Common Stock Equivalents such amounts as Buyer or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Common Stock Equivalents in respect of whom such deduction and withholding was made by Buyer or the Exchange Agent.

   Section 1.7 Stock Options and Other Stock.

   (a) Prior to the Effective Time, Buyer and the Company shall take such action as may be necessary (including, without limitation, enacting such amendments, if any, to the Company Stock Plans (as hereinafter defined) as necessary to comply with the requirements of the Australian Stock Exchange ("ASX") or Australian Law; provided, however, that any such amendments shall not affect in any respect the number of Buyer Shares issuable upon exercise of Substituted Options (as defined below) or the exercise price thereof) to cause each unexpired and unexercised option to purchase shares of Common Stock which is outstanding immediately prior to the Effective Time (collectively, "Company Options"), to be automatically converted at the Effective Time into an option (collectively, a "Substituted Option") to purchase a number of Buyer Shares equal to the number of shares of Common Stock that could have been purchased under such Company Option multiplied by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded to the nearest whole number of Buyer Shares) at a price per Buyer Share equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as were applicable to such Company Option, except as mandated by the requirements of the ASX or Australian Law; provided, however that clarification of the terms of the Substitute Options shall be made so as to make clear that, to the extent permitted by applicable law (without the need for obtaining additional Buyer shareholder approval), the optionee may use shares of capital stock of Buyer that have been held for six months by the option holder (including any period prior to the Effective Time during which such stock was stock of the Company) as payment of the exercise price thereof and in respect of the legally required withholding obligation. The date of the grant of the Substituted Option shall be the date on which the corresponding Company Option was granted and at the Effective Time all references in the related stock option agreements to the Company shall be deemed to refer to Buyer. Except as otherwise provided herein or in the applicable plan or program, employee deferrals and all other equity based compensation that reference Common Stock will, as of and after the Effective Time, be deemed to refer to Buyer Shares (as adjusted to reflect the Exchange Ratio or one and two-thirds multiplied by the Reverse Merger Exchange Ratio, as applicable). The adjustments provided for herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Nothing contained herein shall alter or affect any provision providing for the accelerated vesting of Company Options in the event of a termination of employment following a "change in control" of the Company contained in any severance plans or employment agreements of the Company in effect as of the date hereof (or as may be amended pursuant to Section 6.12(e) and Section 6.12(e) of the Company Disclosure Schedule), as such terms are set forth in such plans or agreements, and Buyer agrees not to amend such provisions of any such plans following the Closing.

   (b) Buyer shall take such corporate action as may be necessary or appropriate within two (2) business days following the Effective Time, file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Buyer Shares subject to the Substituted Options to the extent such registration is required under applicable law in order for such Buyer Shares to be sold without restriction in the United States, and Buyer shall use its reasonable best efforts to obtain and maintain the effectiveness of such registration statement for so long as such Substituted Options remain outstanding. Buyer shall promptly prepare and submit to the NYSE applications covering the Buyer Shares subject to the Substituted Options and use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, and within ten days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares to be issued upon the exercise of Substituted Options.

   (c) Prior to the Effective Time, Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent Section 16 of the Exchange Act is applicable to such person.

   (d) At the time that a Substituted Option is exercised in accordance with the terms hereof, Buyer shall, pursuant to the terms of the Deposit Agreement,
(x) deposit with the Custodian the shares of Buyer Preferred

Stock underlying the Buyer Shares to be issued upon such exercise and (y) instruct the Depositary to deliver the Buyer Shares to be issued upon such exercise in accordance with the written instructions of the holder of such Substituted Option so exercised.

   Section 1.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article I.

   Section 1.9 Dissenting Shares. Notwithstanding Sections 1.2 and 1.4 hereof, to the extent that holders thereof are entitled to appraisal rights under
Section 262 of Delaware Law, shares of Common Stock Equivalents issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Common Stock Equivalents shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Buyer (and not the Company or Acquisition Sub).

   Section 1.10 Merger Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on a date determined in accordance with, in the case of the Forward Merger, the third sentence of Section 1.3(c) hereof and, in the case of the Reverse Merger, the proviso of the third sentence of Section 1.3(c) hereof, and in each case at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of Acquisition Sub in the case of the Forward Merger and the certificate of incorporation of the Company in the case of the Reverse Merger, in each case as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, in the case of the Reverse Merger, the certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, then reads.

   Section 2.2 By-laws. The By-laws of Acquisition Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of formation of such entity and the By-laws of such entity.

   Section 2.3 Officers and Board of Directors.

   (a) From and after the Effective Time, the officers of the Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

   (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except (i) as disclosed in the report on Form 10-K dated March 30, 2000 for the year ended December 31, 1999, the reports on Form 10-Q and Form 8-K since December 31, 1999 or the proxy statement dated April 5, 2000, in each case in the form filed by the Company with the SEC prior to the date of this Agreement or in such similar forms filed by the Company's subsidiaries for such periods or, to the extent it is readily apparent that such disclosure would be applicable hereto, in the disclosure schedules to the BHC Merger Agreement or the UTV Merger Agreement, (ii) as disclosed in a separate disclosure schedule which has been delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent) and (iii) (other than with respect to the representations of the Company set forth in Section 3.12(a) hereof, as to which this clause (iii) shall not be applicable) for the litigations and administrative proceedings set forth in Section 3.0 of the Company Disclosure Schedule (including claims made in relation thereto, the subject matter thereof and claims arising with respect thereto) and for any actions or omissions or alleged actions or omissions relating to or arising from environmental liabilities that are the subject matter of the litigations and administrative proceedings set forth in such Section 3.0 (including claims made in relation thereto, the subject matter thereof and claims arising with respect thereto) by (A) Montrose Chemical Corporation of California or (B) the Company (including its predecessors in interest, including, without limitation, Montrose Chemical Company and Baldwin-Montrose Chemical Company, Inc.) ("Excluded Matters"), the Company hereby represents and warrants to Buyer:

   Section 3.1 Organization and Qualification; Subsidiaries.

   (a) Each of the Company and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the television broadcasting industry,
(ii) changes in general economic conditions or securities markets in general, or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   (b) Other than with respect to Montrose Chemical Corporation of California (in which the Company owns a 50% equity interest and which is therefore not a subsidiary of the Company) and BHC and UTV (the capitalizations of which are described in Section 3.22 hereof) and their subsidiaries, all the outstanding shares of capital stock or other equity or voting interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.1(b) of the Company Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

   Section 3.2 Restated Certificate of Incorporation and By-Laws. The Company has made available to Buyer a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. The Restated Certificate of Incorporation and By-laws (or equivalent organizational documents) of the Company and its subsidiaries are in full force and effect. None of the Company or its subsidiaries is in material violation of any provision of its Restated Certificate of Incorporation or By-laws (or equivalent organizational documents).

   Section 3.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 50,000,000 shares of Class B Common Stock, 73,399 shares of Prior Preferred Stock, no par value per share (the "Prior Preferred Stock"), 233,668 shares of Convertible Preferred Stock and 10,000,000 shares, par value $1.00 per share, of preferred stock (the "Preferred Stock"). As of the close of business on June 30, 2000, (i) 26,904,118 shares of Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, (iii) 5,033,732 shares of Common Stock were reserved for issuance pursuant to the Company 1999 Management Incentive Plan, the Company 1994 Management Incentive Plan and the Company 1994 Director Stock Option Plan (such plans, collectively, the "Company Stock Plans") (of which 3,693,992 shares were subject to outstanding Company Options ), (iv) 8,395,525 shares of Common Stock were reserved for issuance upon conversion of the Convertible Preferred Stock, including shares of Class B Common Stock, (v) 8,013,860 shares of Common Stock were reserved for issuance upon conversion of the Class B Common Stock, (vi) 8,013,860 shares of Class B Common Stock (excluding treasury shares) were issued and outstanding, (vii) no shares of Class B Common Stock were held by the Company in its treasury, (viii) no shares of Class B Common Stock were reserved for issuance pursuant to the Company Stock Plans, (ix) 73,399 shares of Prior Preferred Stock (excluding treasury shares) were issued and outstanding, (x) no shares of Prior Preferred Stock were held by the Company in its treasury, (xi) 233,668 shares of Convertible Preferred Stock (excluding treasury shares) were issued and outstanding and (xii) no shares of Convertible Preferred Stock were held by the Company in its treasury and (xiii) no shares of Preferred Stock were issued and outstanding or were held by the Company in its treasury. The redemption price of the Prior Preferred Stock is $25.00 per share plus accrued dividends for the period through and including September 30, 2000 in the amount of $0.25 per share. There are no outstanding stock appreciation rights or other rights that are linked to the price of Common Stock granted under any Company Stock Plan that were not granted in tandem with a related Company Option. No shares of Common Stock or Class B Common Stock or any other class of capital stock are owned by any subsidiary of the Company. The Company has delivered to Buyer a true and complete list, as of June 30, 2000, of all outstanding options to purchase Common Stock granted under the Company Stock Plans and all other rights, if any, to purchase or receive Common Stock granted under the Company Stock Plans, the number of shares subject to each such Company Option, the grant dates and exercise prices of each such Company Option and the names of the holder thereof. As of the date hereof, all outstanding Company Options have an exercise price on a per share basis lower than $85, and the weighted average exercise price of such Company Options was equal to $45.96. Except as set forth above and for the exercise of Company Options since June 30, 2000, as of the date of this Agreement, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. During the period from June 30, 2000 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than (i) issuances of shares of Common Stock pursuant to the exercise of Company Options outstanding on such date, (ii) the issuance of shares of Common Stock and Class B Common Stock issued upon conversion of shares of Convertible Preferred Stock and (iii) the issuance of shares of Common Stock issued in exchange for shares of Class B Common Stock and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness for borrowed money of the Company or any of its subsidiaries, and, except as disclosed in this Section 3.3, no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as specifically permitted under
Section 5.1, there are no contracts of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries (other than BHC, UTV and their respective subsidiaries) or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. Except for the redemption of the Prior Preferred Stock contemplated by this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries (other than BHC, UTV and their respective subsidiaries) or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries (other than BHC, UTV and their respective subsidiaries). To the knowledge of the Company, as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

   Section 3.4 Authority Relative to Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the votes entitled to be cast by stockholders (including the holders of the Convertible Preferred Stock) at the Stockholders' Meeting (as defined in Section 6.2 hereof), voting together as a single class, and the adoption of this Agreement by the affirmative vote of a majority of the votes entitled to be cast by holders of the Convertible Preferred Stock at the Stockholders' Meeting, voting as a separate class (after giving effect to the redemption of the Prior Preferred Stock required pursuant to Section 5.2 hereof)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   Section 3.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not,
(i) conflict with or violate the Restated Certificate of Incorporation or By-Laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 3.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (Federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers; provided, however, that for purposes of this Section 3.5(a), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any filings and approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder (collectively, the "Communications Act"), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers; provided, however, that for purposes of this Section 3.5(b), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   Section 3.6 Permits and Licenses; Contracts; Compliance with Laws.

   (a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted and contemplated to be conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or to the knowledge of the Company is bound by, any contract or agreement that contains a covenant restricting the ability of the Company or any of its subsidiaries or, after the Effective Time, could restrict the ability of Buyer or any of its subsidiaries or affiliates, to compete in any line of business or with any person or engage in any business in any geographic area.

   (c) The Company and its subsidiaries have operated their respective television stations and associated facilities (the "Company Stations"), in compliance with the terms of the Company Permits issued by the FCC to the Company and its subsidiaries ("Company FCC Licenses"), and in compliance with the Communications Act, and the Company and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Company Stations and have timely paid all FCC regulatory fees with respect thereto, in each case except as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of any of the broadcasting facilities of the Company subsidiaries' New York, Los Angeles, San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect and
(ii) would not result in the loss of the Company subsidiaries' main station license issued by the FCC with respect to any of the Company's New York, Los Angeles, San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect. (i) There is not, as of the date of this Agreement, pending or, to the Company's knowledge, threatened before the FCC any material proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries and (ii) there is not pending or, to the Company's knowledge, threatened before the FCC any proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries, except for any such proceedings, notices, orders, complaints or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (d) Except as disclosed in Section 3.6(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation or default of, nor has the Company or, to the knowledge of the Company, any subsidiary or affiliate thereof received written notice from any third party alleging that the Company or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the Subsidiary Mergers.

   (e) Set forth in Section 3.6(e) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of all (i) network affiliation agreements, (ii) employment agreements involving payments in excess of $100,000 per annum or $300,000 in the aggregate, (iii) talent agreements involving payments in excess of $250,000 per annum or $500,000 in the aggregate, (iv) program or film syndication or license agreements requiring remaining payments after the date hereof of more than $500,000 per annum or $2,500,000 in the aggregate or, in the case of barter agreements, having a term ending more than one year from the date hereof, (v) retransmission consent agreements entered into with any direct satellite providers and each of the top 10 (ranked by number of subscribers) multiple system operators, and (vi) agreements licensing or creating any obligations with respect to the current or future use of the digital data stream of any digital television ("DTV") station owned or to be constructed by the Company or any of its subsidiaries that would be in effect following the Effective Time, to which, in each case, the Company or any of its subsidiaries is a party, and the Company has made available to Buyer true and complete copies of the agreements described in this Section 3.6(e). Also set forth in Section 3.6(e) of the Company Disclosure Schedule are the most recent syndicated program and feature film inventory reports for each of the Company Stations.

   (f) Section 3.6(f) of the Company Disclosure Schedules sets forth a list, as of the date of this Agreement, of all material licenses and construction permits held by the Company with respect to the construction and operation of DTV stations in each of the markets in which the Company and its subsidiaries operate broadcast television stations (the "DTV Stations"). Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances existing as of the date of this Agreement that would prevent the construction and operation of the DTV Stations by the relevant deadline established by the FCC.

   (g) Set forth in Section 3.6(g) of the Company Disclosure Schedule is a list of all attributable interests, as defined at Note 2 to 47 C.F.R. Section 73.3555, of the Company and its subsidiaries in any broadcast radio or television station, daily English-language newspaper or cable television system.

   Section 3.7 SEC Reports. The Company, BHC and UTV have filed with the SEC, and have heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company, BHC and UTV since January 1, 1997 (together with all information incorporated therein by reference, the "Company SEC Reports"). Except for BHC and UTV, no subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company, BHC and UTV and their respective consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as and to the extent set forth in Section 3.7 of the Company Disclosure Schedule, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.8 Absence of Certain Changes or Events. Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Company Material Adverse Effect, including, to the extent covered by the definition of such term set forth in Section 3.1 hereof, any adverse effect on the Company's investment in BHC or BHC's investment in UTV, and (b) since December 31, 1999 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by the Company or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company or regular cash dividends on the Convertible Preferred Stock or Prior Preferred Stock or the UTV regular annual cash dividend paid in April 2000 or the BHC special dividend which was paid in January 2000), (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice, or (E) any action, event, occurrence or transaction that would have been prohibited by Section 5.1 hereof if this Agreement had been in effect since December 31, 1999.

   Section 3.9 Absence of Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.10 Employee Benefit Plans.

   (a) Section 3.10(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), maintained, contributed or required to be contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069 of ERISA (the "Company Benefit Plans"). No Company Benefit Plan has ever been or is currently subject to or governed by the Laws of any jurisdiction other than the United States or any State or Commonwealth of the United States. The Company has provided to Buyer a true and correct copy of each of the following documents, including any amendments thereto, with respect to each Company Benefit Plan, other than Multiemployer Plans: (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) all plan documents for such Company Benefit Plan, (iii) each trust agreement, insurance contract or other funding vehicle relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code or voluntary employees' benefit association ("VEBA") qualified under Section 501(c)(9) of the Code. Except as specifically provided in the foregoing documents delivered to Buyer or except as otherwise contemplated by this Agreement or except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. The Company will, promptly following the date of this Agreement, request a copy of each Company Benefit Plan that is a multiemployer plan within the meaning of
Section 3(37) of ERISA from the trustees of such multiemployer plan and the Company shall deliver such copy of the plan to Buyer promptly upon its receipt thereof.

   (b) Each Company Benefit Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining or other labor union contract or agreement, and in compliance with applicable laws. The Company and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Benefit Plans, except for any defaults or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Company Benefit Plans, no event has occurred and no condition or set of circumstances exists, in connection with which the Company or any of its subsidiaries is subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by any Governmental Authority nor has the Company or any subsidiary been notified of any audit or investigation. Neither the Company nor any member of the same "controlled group"

(as defined in Section 414(b), (e), (m) or (o) of the Code or Section 4001 of ERISA) as the Company or any of its subsidiaries (collectively, the "ERISA Affiliates") has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with
(i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 4001(a)(3) and 4063, respectively, of the Code), and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (c) The Company has made available to Buyer: (i) copies of all employment agreements with executive officers of the Company and its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its or its subsidiaries' employees; and
(iii) copies of all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Except as disclosed in
Section 3.10(c) or Section 6.12(e) of the Company Disclosure Schedule, or except as otherwise contemplated by this Agreement neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any of its subsidiaries from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any material benefits, (iv) result in a restriction on Buyer's ability to amend, modify or terminate any plan, (v) trigger a requirement for funding or the acceleration of funding of any material benefits, (vi) commence a period during which a subsequent termination of employment by an employee of the Company will entitle such employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (vii) result in a reportable event within the meaning of Section 4043(c) of ERISA for which a notice requirement has not been waived. Except as contemplated hereby, or as otherwise disclosed in Sections 3.10(c) or 6.12(e) of the Company Disclosure Schedule, the Company has taken no action with respect to the Company Options that would result in any acceleration of vesting of the Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise. Without limiting the generality of the foregoing, except as set forth in Section 3.10(c) or Section 6.12(e) of the Company Disclosure Schedule, no amount paid or payable by the Company to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

   (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Each Company Benefit Plan that is a VEBA meets the requirements of Section 501(c)(9) of the Code.

   (e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, the Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former officers, directors or employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

   (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of the ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

   (g) The Company has taken reasonable steps to ensure that each individual classified by the Company or any subsidiary as an independent contractor has been properly classified as such.

   Section 3.11 Labor Matters. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such contract except for any breaches or failures to comply that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.12 Environmental Matters.

   (a) Notwithstanding clause (iii) of the introductory paragraph to Article III hereof, the Company represents and warrants to Buyer that prior to the date of this Agreement none of the persons set forth on Section 3.12(a) of the Company Disclosure Schedule have knowingly made to Buyer any materially false statements with respect to any material fact relating to Excluded Matters; provided, however, that the foregoing representation shall not apply to any opinions, estimates, predictions, projections, valuations or matters of judgment (collectively, "Opinions") made with respect to Excluded Matters, except to the extent any such Opinion was made by such specified persons with the willful intent to deceive Buyer.

   (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

     (A) the Company and its subsidiaries (i) are in compliance with all, and, to the Company's knowledge, are not subject to any asserted liability or liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

     (B) neither the Company nor any Company subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries or, to the Company's knowledge as of the date of this Agreement, any of their predecessors in interest, is or may be in violation of, or liable under, any Environmental Law;

     (C) (i) neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee or is the subject of a claim for personal injury or property damage for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (D) none of the real property owned or leased by the Company or any of its subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup. For purposes of this Agreement:

       "CERCLA" means the Comprehensive Environmental Response,
    Compensation and Liability Act of 1980, as amended as of the date hereof.

       "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post- closure care of waste disposal, handling and transfer facilities.

       "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

       "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls and (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

   Section 3.13 Trademarks, Patents and Copyrights.

   (a) Except as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries own, or possess necessary or required licenses, to be used in each case in the manner currently used, or other necessary or required rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information (the "Intellectual Property Rights") used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), and (ii) neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property Rights.

   (b) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property Rights, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.14 Taxes.

   (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing; and (ii) "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

   (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect (unless stated otherwise below): (i) each of the Company and each of its subsidiaries has timely filed all U.S. Federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting in writing or, to the knowledge of the Company or its subsidiaries after due inquiry, threatening in writing to assert against the Company or any of its subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its subsidiaries without regard to whether such waiver or extension could have a Company Material Adverse Effect in connection with Federal, New York State and California Taxes; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 1999 (and the notes thereto) (the "1999 Balance Sheet") and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries; (vi) the Company and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of the Company or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due, (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the Federal income Tax Returns for the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of Federal income Taxes for such periods have expired) for all years through 1995; (x) the Company and its subsidiaries have given or otherwise made available to Buyer correct and complete copies of (A) all Federal income Tax Returns of the Company, BHC and UTV filed for periods ending after December 31, 1993 and (B) income Tax returns filed on behalf of UTV of San Francisco, Inc. and affiliates for California and WWOR-TV, Inc. for New Jersey and New York State for tax years 1997 and 1998; (xi) neither the Company nor any of its subsidiaries are a party to any agreement relating to the sharing, allocation, or indemnification of Taxes or any similar contract or arrangement without regard to whether any such agreement could have a Company Material Adverse Effect other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; (xii) neither the Company nor any of its subsidiaries have agreed, or is required to make, any adjustment under Section 481 of the Code; (xiii) the Company and each of its subsidiaries were not, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code without regard to whether such status could give rise to a Company Material Adverse Effect; and (xiv) there have been no redemptions by the Company or any of its subsidiaries since

March 31, 1998 without regard to whether such redemptions could give rise to a Company Material Adverse Effect.

   Section 3.15 Tax Matters. None of the Company or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 3.16 Title to Properties; Assets. Neither the Company nor any of its subsidiaries owns, or has any material interest in, (i) any material assets in Australia or (ii) any television, media or other broadcasting assets in Australia. Except as set forth in Section 3.16 of the Company Disclosure Schedule and, in each case as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of the broadcasting facilities of the Company's subsidiaries' New York, Los Angeles, San Francisco or Minneapolis television stations and (ii) would not have a Company Material Adverse Effect:

   (a) Each of the Company and its subsidiaries has good, marketable fee simple title to its owned properties and assets or good and valid leasehold interests in all of its leasehold properties and assets together with full legal and practical access to all of its properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens.

   (b) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all deeds in respect of property which it owns, and all such leases and deeds are in full force and effect. Section 3.16(b) of the Company Disclosure Schedule sets forth a description of (i) each lease to which it is a party relating to its television broadcasting, (ii) all other leases to which it is a party in which the annual rental payments exceed $250,000 or which contemplate aggregate payments in excess of $500,000 and (iii) each deed under which it is the owner; and a copy of each such lease or deed, as applicable, has previously been provided to Buyer. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases. There are no facts that would prevent Buyer or any of its subsidiaries from using or occupying all of the leased and owned property referred to in clauses (i), (ii) and (iii) above, after the Effective Time, in the same manner such leased and owned property is used or occupied by the Company or its subsidiaries immediately prior to the Effective Time.

   (c) The assets of the Company and each of its subsidiaries constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in, the conduct of the business as it is now being conducted and contemplated to be conducted by the Company and its subsidiaries. At all times since December 31, 1999, each of the Company and its subsidiaries has caused such assets to be maintained in accordance with good business practice, and all of such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

   Section 3.17 Year 2000 Compliance.

   (a) The Company has adopted a plan that it believes will cause Company Systems (as defined below) to be Company Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems.

   (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the year 2000.

   Section 3.18 Opinion of Financial Advisors. The Company has received the written opinion of Allen & Company Incorporated (the "Company Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company from a financial point of view, and the Company will deliver a copy of such opinion to Buyer promptly after the date of this Agreement.

   Section 3.19 Vote Required. At the Stockholders' Meeting, the affirmative vote of a majority of the votes entitled to be cast by stockholders (including the holders of the Convertible Preferred Stock) at the Stockholders' Meeting, voting together as a single class, and the affirmative vote of a majority of the votes entitled to be cast by holders of the Convertible Preferred Stock at the Stockholders' Meeting, voting as a separate class, are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement, after giving effect to the redemption of the Prior Preferred Stock required pursuant to Section 5.2 hereof.

   Section 3.20 Brokers. The Company Financial Advisor has entered into a letter of engagement with the Company in connection with the Merger, a copy of which has previously been provided to Buyer. Except as disclosed in Section
3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than as provided in a letter of engagement previously provided to Buyer.

   Section 3.21 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render inapplicable to the Merger and the transactions contemplated hereby the provisions of Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

   Section 3.22 BHC and UTV.

   (a) As of the date of this Agreement, the authorized capital stock of (i) BHC consists of 200,000,000 shares of Class A Common Stock, par value $0.01 per share ("BHC Class A Shares"), 200,000,000 shares of Class B Common Stock, par value $0.01 per share ("BHC Class B Shares"), and 50,000,000 shares of Preferred Stock, par value $0.01 per share ("BHC Preferred Stock"), and (ii) UTV consists of 25,000,000 shares of Common Stock, par value $0.10 per share ("UTV Common Shares"), and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("UTV Preferred Stock"). At the close of business on June 30, 2000,
(i) 4,510,823 BHC Class A Shares were issued and outstanding, 18,000,000 BHC Class B Shares were issued and outstanding, no shares of BHC Preferred Stock were issued and outstanding, 9,486,173 UTV Common Shares were issued and outstanding and no shares of UTV Preferred Stock were issued and outstanding;
(ii) (A) no shares were held by BHC in its treasury and (B) no shares were held by UTV in its treasury; and (iii) (X) no BHC Class A Shares and no BHC Class B Shares were reserved for issuance upon the exercise of outstanding options to purchase such shares and (Y) 234,570 UTV Common Shares were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of BHC or UTV have been issued except pursuant to exercise of options of UTV outstanding as of September 30, 1999 in accordance with the terms thereof. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of BHC or UTV are issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth above or in
Section 3.22(a) of the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which BHC or any of its subsidiaries or UTV or any of its subsidiaries is a party or by which any of them is bound obligating BHC or any of its subsidiaries or UTV or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of BHC or any of its subsidiaries or UTV or of any of its subsidiaries or obligating BHC or any of its subsidiaries or UTV or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of BHC and UTV are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of BHC, UTV or any of their respective subsidiaries, and no securities or other instruments or obligations of BHC, UTV or any of their respective subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of BHC or UTV having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of BHC or UTV may vote. Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of BHC or any of its subsidiaries or UTV or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of BHC or UTV or (ii) to vote or to dispose of any shares of the capital stock of any of BHC's or UTV's subsidiaries.

   (b) As of the date of this Agreement (i) the Company, directly or indirectly, owns 10,000 BHC Class A Shares, 18,000,000 BHC Class B Shares and no shares of BHC Preferred Stock, and (ii) BHC directly or indirectly, owns 5,509,027 UTV Common Shares.

                                   ARTICLE IV

                    Representations and Warranties of Buyer

   Except as disclosed in its Annual Report on Form 20-F filed with the SEC on October 27, 1999, and the reports on Form 6-K filed with the SEC on November 3, 1999, February 15, 2000 and May 12, 2000, or in a separate disclosure schedule which has been delivered by Buyer to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Buyer hereby represents and warrants to the Company that:

   Section 4.1 Organization and Qualification; Subsidiaries. Each of Buyer and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and, as applicable, in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industry in which Buyer conducts business, (ii) changes in general economic conditions or securities markets in general or
(iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 4.2 Charter Documents. Buyer has made available to the Company a complete and correct copy of the constitution, as amended to date, of Buyer. The constitution (or equivalent organizational documents) of Buyer and its subsidiaries are in full force and effect. Except as would not have a Buyer Material Adverse Effect, none of Buyer or its subsidiaries is in violation of any provision of its corporate charter documents (or equivalent organizational documents).

   Section 4.3 Capitalization.

   (a) No shares of capital stock of Buyer are owned by any subsidiary of Buyer. All outstanding shares of capital stock of Buyer are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Buyer or any of its subsidiaries and no securities or other instruments or obligations of Buyer or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are no contracts of any kind to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are not any outstanding contractual obligations of Buyer or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of Buyer as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of Buyer or any of its subsidiaries.

   (b) All shares of Buyer Preferred Stock underlying the Buyer Shares to be issued in the Merger, when deposited with the Custodian in accordance with
Section 1.5(a) hereof and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of Buyer Shares evidencing Buyer Preferred Stock against the deposit of Buyer Preferred Stock in accordance with the terms of the Deposit Agreement, the Buyer Shares to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens and persons in whose names the Buyer Shares are registered will be entitled to the rights of registered holders of Buyer Shares specified therein and in the Deposit Agreement, and the Buyer Shares will conform in all material respects to the description of the Buyer Shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation, which proxy statement was incorporated by reference into the Registration Statement on Form F-4 of Buyer. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of Buyer, has been duly and validly executed and delivered by Buyer, and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 4.4 Authority Relative to Agreement. Buyer and its subsidiaries have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer and certain of its subsidiaries of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer or any of its subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than any necessary stockholder approval of Buyer (as provided in Section 4.5(b) hereof) or of any publicly owned subsidiaries of Buyer in connection with Section 6.18 hereof, which shall be obtained in accordance with Section 6.2(b) hereof). This Agreement has been duly and validly executed and delivered by

Buyer and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Newco-FTH Agreement (as hereinafter defined), when executed and delivered by the parties thereto, will have been duly and validly executed and delivered by such parties and, will constitute a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

   Section 4.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, (i) conflict with or violate the corporate charter documents (or equivalent organizational documents) of (A) Buyer or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law or the Listing Rules (the "ASX Listing Rules") of the Australian Stock Exchange Limited ("ASX") applicable to Buyer or any of its subsidiaries or by which any property or asset of Buyer or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any property or asset of Buyer or any of its subsidiaries is bound or affected, except, in the case of clauses
(i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 4.5(a), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings and approvals as may be required under the Communications Act, filing and recordation of appropriate merger documents as required by Delaware Law, the rules of the NYSE filings and recordings of appropriate documents with, and announcements to, the Australian Securities and Investment Commission and the ASX, and a waiver from the ASX (or, if not obtained, the approval of Buyer's shareholders at a special meeting of Buyer shareholders (the "Buyer Shareholder Approval")) with respect to Listing Rule
10.1 of the ASX Listing Rules (the "ASX Waiver") and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(b), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 4.6 Permits and Licenses. Buyer or its subsidiaries have (i) operated the television stations and associated facilities for which Buyer or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Buyer or its subsidiaries (the "Buyer Licensed Facilities"), in compliance with the terms of the permits issued by the FCC to Buyer or its subsidiaries ("Buyer FCC Licenses"), and in compliance with the Communications Act, and (ii) timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Buyer Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Buyer Material Adverse Effect. As of the date hereof, to Buyer's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Buyer or any of its subsidiaries, relating to any of the Buyer Licensed Facilities or FCC regulated services conducted by Buyer or its subsidiaries that, if adversely decided, would have a Buyer Material Adverse Effect.

   Section 4.7 Buyer SEC/ASX Reports. Buyer has filed with the SEC and ASX all forms, reports, schedules, statements and other documents required to be filed with the SEC and ASX by Buyer since January 1, 1997 (together with all information incorporated therein by reference, the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act or the ASX Listing Rules, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports, and none of the Buyer Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the Buyer Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or the ASX with respect thereto, have been prepared in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP as required by SEC rules (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Buyer and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

   Section 4.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Buyer Material Adverse Effect, and (b) since December 31, 1999 to the date of this Agreement, each of Buyer and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice.

   Section 4.9 Tax Matters. None of Buyer or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 4.10 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer or any subsidiary of Buyer.

   Section 4.11 Interim Operations of Acquisition Sub. In the case of the Reverse Merger, Acquisition Sub will be a newly formed indirect subsidiary of Buyer, or a newly formed subsidiary of the Company, will be a Delaware corporation and, when formed, will have been formed solely for the purpose of engaging in the transactions contemplated hereby and the Subsidiary Mergers, as applicable, and will have engaged in no business other than in connection with such transactions and the transactions contemplated by this Agreement. In the case of the Forward Merger, Acquisition Sub will be News Publishing Australia Limited, a Delaware corporation, of which Buyer directly owns and will continue to own at least 80% of the total combined voting power of all classes of stock entitled to vote and 80% of the total number of shares of each other class of stock of such corporation.

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (x) as expressly contemplated by this Agreement (including, without limitation, as set forth in Section 5.1 of the Company Disclosure Schedule or as set forth as an exception or qualification to paragraphs (a) through (n) of this Section 5.1), (y) as expressly authorized pursuant to a Subsidiary Merger Agreement, and (z) as Buyer shall otherwise agree in advance in writing, the business of the Company and its subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company's business organization, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require or permit the Company to offer retention bonuses or other non-ordinary course compensation to such individuals without Buyer's written consent) and to preserve the current relationships of the Company and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which the Company and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, the Company will not do, and, subject to the fiduciary duties to BHC and UTV, as the case may be, of the Company, and, in the case of UTV, of BHC, and in either case, the members of the Boards of Directors of BHC and UTV, shall not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

   (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws of the Company or, in any material respect, that of any of its subsidiaries;

   (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of the Company or any of its subsidiaries (except for the issuance of shares issuable pursuant to any Company Options outstanding as of the date hereof), (ii) any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate;

   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock (other than regular cash dividends in respect of the Company's Convertible Preferred Stock or the Prior Preferred Stock or cash dividends payable by any wholly owned subsidiary (or by BHC or UTV (if permitted under the BHC Merger Agreement or the UTV Merger Agreement)) with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice);

   (d) in the case of the Company, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

   (e) (i) except in connection with acquisitions or investments which are made in the ordinary cause of business consistent with past practice not in excess of $10,000,000 individually or $25,000,000 in the aggregate and which the Buyer has not reasonably objected to as presenting any meaningful risk of resulting in the FCC Consent (with no Adverse Condition) not being obtained or delayed for more than an immaterial period of time and except with respect to the reinvestment of marketable securities or investment assets, and the investment of cash generated by the operations of the Company and its subsidiaries in marketable securities, in each case in the ordinary course of business consistent with past practice (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system, as defined at Note 2 to 47 C.F.R. Section 73.3555; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which the Company has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of 110% of the amounts currently budgeted for fiscal year 2000, and with respect to fiscal year 2001, in excess of 120% of the amount budgeted for fiscal year 2000, in each case for the Company and its subsidiaries taken as a whole; provided that any amounts budgeted in respect of DTV may be reallocated between the two years or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require the Company to take any action prohibited by this subsection (e);

   (f) except as set forth in Section 6.12 hereof or as required by Law or by the terms of any collective bargaining agreement or other labor union contract or other agreement currently in effect between the Company or any subsidiary of the Company and any executive officer or employee thereof (provided, however, that except as contemplated hereby no actions shall be taken with respect to the acceleration of vesting or cashing-out of Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise), increase the compensation payable or to become payable to its executive officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of it or any of its subsidiaries, or establish, adopt, enter into or amend in any respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent the Company or any of its subsidiaries from (i) making severance payments to the extent contractually obligated under contractual arrangements currently existing at the Company or such subsidiary and previously disclosed to Buyer, (ii) increasing compensation in accordance with the provisions of agreements with executive officers or employees in accordance with the terms of such agreements in effect on the date of this Agreement, provided that if any such agreement does not specify the amount of such increase, no such increase shall (A) fail to be in the ordinary course of business and in accordance with the past practices of the Company and
(B) exceed 10 percent of the compensation of such executive officer or employee in effect on the date of this Agreement, or (iii) increasing compensation for employees who are not parties to agreements relating to compensation, provided that each such increase (A) is in the ordinary course of business, and in accordance with the past practices of the Company and (B) does not exceed, with respect to any employee, 10 percent of the compensation of such employee on the date of this Agreement; or (iv) taking any actions necessary and appropriate to effectuate the provisions of Section 6.12(e) of the Company Disclosure Schedule;

   (g) change (except as required by the SEC or changes in GAAP which become effective after the date of this Agreement) any accounting methods, policies, practices or procedures;

   (h) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to the Company prior to the date of this Agreement would have resulted in a breach of Section
3.5 hereof;

   (i) settle or compromise any material arbitration, action, suit, investigation or proceeding (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.4 hereof), other than any such matter which, if settled or compromised, would not be materially detrimental to the Company and its subsidiaries taken as a whole; provided, however that the Company shall not in any event settle any arbitration action, suit, investigation or proceeding arising out of this Agreement or the matters contemplated hereby without Buyer's consent (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.4 hereof);

   (j) settle or discharge any material liability of a type not covered in subsection (i) above, other than in accordance with its terms or on terms no less favorable to the Company and its subsidiaries;

   (k) amend or waive any right under or enter into any agreement with any affiliate of the Company (other than its wholly owned subsidiaries or BHC or UTV in the ordinary course of business consistent with past practice) or with any stockholder of the Company or any of its subsidiaries or any affiliate of any such stockholder;

   (l) enter into, amend in any material respect or terminate any network affiliation agreement, retransmission consent agreement or, except in the case of agreements terminable without cost or penalty by the Company prior to the Closing or by Buyer within 30 days thereafter, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any DTV Station;

   (m) enter into, amend or terminate any film or program license or syndication agreement (each a "Program Agreement") involving aggregate payments of more than (i) $2,500,000 in the aggregate on a per Program Agreement, per station basis, (ii) $5,000,000 in the aggregate on a per station basis, (iii) $500,000 per annum on a per Program Agreement, per station basis and (iv) barter agreements that expire after December 31, 2001; or

   (n) enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to, do any of the foregoing actions set forth in this Section 5.1.

   Section 5.2 Prior Preferred Stock. The Company shall (i) take all actions required pursuant to the Restated Certificate of Incorporation to cause a notice (as defined in paragraph III.A(2) of Article Fourth of the Restated Certificate of Incorporation) of redemption to be mailed to the holders of the Prior Preferred Stock not less than 30 days prior to the date fixed for redemption which date shall be set by the Company to be no fewer than five (5) or greater than ten (10) days prior to the date set by the Company pursuant to
Section 6.2 hereof for the Stockholders' Meeting and (ii) prior to the Stockholders' Meeting (a) cause the redemption price (as specified in the Restated Certificate of Incorporation) to be deposited with the redemption depository (as specified in the Restated Certificate of Incorporation) and (b) take all necessary action to effectuate such redemption.

   Section 5.3 FCC Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries: (i) to use its reasonable best efforts to comply with all material requirements of the FCC applicable to the operation of the Company Stations; (ii) promptly to deliver to Buyer copies of any material reports, applications or responses filed with the FCC; (iii) promptly to notify Buyer of any inquiry, investigation or proceeding initiated by the FCC; (iv) not to make or revoke any material election with the FCC; and (v) use its reasonable best efforts to take all actions necessary to complete construction and initiate operation of the DTV Stations by the relevant deadline established by the FCC, as it may be extended, and to consult with Buyer about, and keep Buyer reasonably informed of, the progress of construction of the DTV Stations.

   Section 5.4 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Buyer of any Federal, California, New Jersey or New York income or franchise tax and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Buyer's consent, which consent shall not be unreasonably withheld; and (v) not make or revoke any material Tax election or adopt or change a material tax accounting method without Buyer's consent.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption of this Agreement and the approval of the Merger,
(ii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Share Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to be issued to the stockholders of the Company pursuant to the Merger and
(iii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Option Registration Statement," and together with the Share Registration Statement, the "Registration Statement") in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to the issued upon exercise of the Substituted Options, it being understood that the Option Registration Statement shall be considered filed as promptly as practicable if it is filed by Buyer within at least two
(2) business days following the Effective Time. In addition to the foregoing, Buyer shall make such other appropriate filings and deliveries as may be required by applicable law (including any applicable prospectus delivery requirements thereof). Each of Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective at such time as they shall agree, and, prior to the effective date of the Registration Statement, Buyer shall use reasonable best efforts to take all or any action required under any applicable Federal or state securities Laws in connection with the issuance of Buyer Shares pursuant to the Merger. If requested by the SEC, each of the Forward Merger and the Reverse Merger shall be submitted to the Company's stockholders at the Stockholders' Meeting (as defined in Section 6.2) as separate proposals. Each of Buyer and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Each of Buyer and the Company shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

   (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that the Board of Directors of the Company may take or disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting (as defined in Section 6.2 hereof), withdraw, modify, or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be the Company's regularly engaged outside legal counsel). Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders at its Stockholders' Meeting even if the Board of Directors of the Company determines at any time after the date hereof that is no longer advisable or recommends that the Company's stockholders reject it.

   (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Buyer or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) The information supplied by Buyer for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or any of its subsidiaries, or their respective officers or directors, should be discovered by Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Buyer shall promptly inform the Company. All documents that Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   Section 6.2 Stockholders' Meetings; Approvals.

   (a) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be set in accordance with Section 5.2 hereof and as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), for the purpose of voting upon the adoption of this Agreement and approval of the Merger, and the Company shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to cause the Stockholders' Meeting to occur on the same day as the meetings of stockholders are held to consider the Subsidiary Mergers. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other action necessary or advisable to secure the vote of its stockholders, required by the NYSE or Delaware

Law, as applicable, to obtain such approvals; provided, however, that the Company shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting (but shall nonetheless remain obligated to submit this Agreement to a vote of its stockholders) to the extent that the Board of Directors of the Company determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel).

   (b) Without limiting the provisions of Section 4.4 hereof, Buyer shall, as promptly as practicable following the date of this Agreement, obtain, and cause its subsidiaries to obtain, all stockholder and other approvals, including the Buyer Shareholder Approval if required, necessary to consummate the Merger and the other transactions contemplated hereby, including, without limitation, entering into and performing the agreements and transactions contemplated by
Section 6.18 hereof.

   Section 6.3 Appropriate Action; Consents; Filings.

   (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein (the "FCC Application"). The parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated herein and to cause the conditions to the Forward Merger and, if a Restructuring Trigger has occurred, the Reverse Merger, in each case as set forth in Article VII to be satisfied (including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as reasonably possible; provided, however, that Buyer and FTH shall have the right to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555 as in effect on the date of this Agreement (the "FCC Multiple Ownership Rules"); provided, that Buyer and FTH shall regularly consult with the Company during the processes referred to in this Section 6.3 and consider in good faith the views of the Company with respect thereto; and provided, further, that, in connection with the Merger, Buyer and FTH shall not seek a waiver of Section
73.3555 of the FCC's rules except for a temporary waiver of subsections (b) and
(e) thereof for a period not to exceed twelve months from the Closing Date for television divestitures required in order to obtain the FCC Consent (as defined in Section 7.1(e) hereof) and, with respect to subsection (d) thereof in the FCC Application when it is filed, Buyer will (1) maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and (2) request in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold the two television stations and newspaper for a period not to extend beyond the date which is the later of (A) twelve months from the Closing Date and (B) the conclusion of any then pending FCC rule making proceeding regarding 47 CFR
Section 73.3555(d); provided that the foregoing sentence shall be subject to the provisions of subsection (b) below. Failure to obtain any of the waivers set forth above shall not limit Buyer's obligations pursuant to subsection (b) below.

   (b) Notwithstanding anything to the contrary in this Agreement other than the following sentence, the Company, Buyer and FTH each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be validly required by any U.S. federal, state or local antitrust or competition Governmental Authority, or by the FCC or similar Governmental Authority, or by any Australian Law, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent (as defined below), or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority (each, an "Order"), that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, (i) neither Buyer nor FTH shall be required to divest any of its material assets or accept any material limitation on any of its material businesses other than (x) the divestiture of such broadcast assets (i.e., newspaper and television stations) as it is required to divest or (y) the material limitation on such broadcast assets or Buyer's and FTH's operation thereof as it is required to be subject to, in the case of each of clauses (x) and (y) in order to comply with the FCC Multiple Ownership Rules or a final Order in an action brought by an antitrust or competition or FCC or similar Governmental Authority, (ii) notwithstanding clause (i), neither the Company, Buyer nor FTH shall be required to divest or to hold separate, or to accept any substantial limitation on the operation of, or to waive any rights material to, the Los Angeles or San Francisco television stations of Buyer or the Company (each of the actions described in clause (i) and (ii) above being an "Adverse Condition"), (iii) neither party shall be required to take any of the foregoing actions if such action is not conditioned on the consummation of the Merger and (iv) without limiting Buyer's obligations set forth herein, the Company shall not agree to any of the foregoing without Buyer's consent and, at Buyer's request, the Company shall agree to any of the foregoing so long as such agreement is conditioned upon consummation of the Merger.

   (c) Each of Buyer, FTH and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Buyer, FTH and the Company shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above, necessary, proper or advisable to consummate the Forward Merger or, if a Restructuring Trigger has occurred, the Reverse Merger; provided that neither Buyer nor FTH shall be required to pay, and the Company shall not pay, without Buyer's prior written consent, any material consideration to obtain any such third party consent. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

   Section 6.4 Access to Information; Confidentiality.

   (a) From the date hereof to the Effective Time, Buyer will comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated by this Agreement and to make available information regarding Buyer and its subsidiaries as the Company may reasonably request.

   (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, the Company will provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all employees, sites, properties, information and documents which Buyer may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company; provided, however, that the Company shall not be required to provide access to any employees, sites, properties, information or documents which would breach any agreement with any third-party or which would constitute a waiver of the attorney-client or other privilege by the Company.

   (c) Except with respect to matters related to the hiring of employees and the solicitation for hiring of employees, which matters shall be governed by the provisions of Section 6.17 hereof, the parties hereto shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated September 16, 1999 between Buyer and the Company, as supplemented by the Addendum to the Confidentiality Agreement, dated August 7, 2000 (as so supplemented, the "Confidentiality Agreement"); provided that, following any termination of this Agreement, Section 6.17 hereof shall be of no further force or effect.

   (d) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

   Section 6.5 No Solicitation of Competing Transactions.

   (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Buyer as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement and the approval of the Merger by the stockholders of the Company, nothing contained in this Section 6.5 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (1) provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and provides, in any such notice to Buyer in reasonable detail the identity of the Person making such proposal and the material terms and conditions of such proposal, and (2) has received from such person or entity an executed confidentiality agreement or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law.

   (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to
Section 5.1 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 25% of the voting power of the capital stock then outstanding or more than 25% of the assets of the Company and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

   For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the capital stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment, after consultation with independent legal counsel and its financial advisors, to be more favorable to the Company's stockholders than the Merger.

   Section 6.6 Directors' and Officers' Indemnification and Insurance.

   (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were officers, directors or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

   (b) The Surviving Corporation shall maintain (or cause to be maintained) in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.6 more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; and provided further that if the annual premiums exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   (c) In addition to the other rights provided for in this Section 6.6 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.6(b)), from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law (the "Indemnifying Party"), (i) indemnify and hold harmless (and release from any liability to Buyer or the Surviving Corporation or any of their respective subsidiaries), the individuals who, on or prior to the Effective Time, were officers, directors or employees of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's current or former subsidiaries or affiliates (including, without limitation, those affiliates listed in Section 6.6(c) of the Company Disclosure Schedule (collectively, "Covered Affiliates") or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (the "Indemnitees") against all Expenses (as defined hereinafter), losses, claims, damages, judgments or amounts paid in settlement ("Costs") in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director, officer, employee or stockholder (controlling or otherwise) of the Company or any of its current or former subsidiaries or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim"; except for acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law); provided that the Surviving Corporation and Buyer shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Buyer and the Surviving Corporation; and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim (including in circumstances where the Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided that the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. Any Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained shall be reasonably acceptable to Buyer. The Indemnifying Party shall be entitled to assume and control the defense of any potential Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of its receipt of notice from the Indemnified Party that a potential Indemnifiable Claim has been made and so long as it unconditionally agrees in writing (x) to indemnify fully and indefinitely, subject only to limitations required by applicable Law, and (y) not to seek repayment of any Expenses advanced (unless such repayment would otherwise be available pursuant to clause

(ii) of the first sentence of this Section 6.6(c) solely because such matter was excluded from the definition of Indemnifiable Claim pursuant to the exception contained in the definition thereof appearing immediately prior to the initial proviso in this subsection) from, the Indemnitees in respect of such potential Indemnifiable Claim, and acknowledges in writing its obligation to do so under this Section; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Indemnifiable Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Indemnifiable Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Indemnifiable Claim may be settled by any Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. For the purposes of this Section 6.6, "Expenses" shall include reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim, but shall exclude damages, losses, claims, judgments and amounts paid in settlement. The term "Indemnitees" shall exclude persons who both (x) were serving as officers or directors or employees of the Covered Affiliates listed on Section 6.6(c) of the Company Disclosure Schedule at the request of an entity other than the Company or one of its current or former subsidiaries, or any predecessor thereto, and (y) are not otherwise an Indemnitee.

   (d) Notwithstanding anything contained in Section 9.1 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely, is intended to benefit each Indemnitee, shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors. In the event that Buyer or the Surviving Corporation or any of its subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or the Surviving Corporation or its subsidiary, as the case may be, shall expressly assume and be bound by the indemnification obligations set forth in this Section 6.6.

   (e) The obligations of the Surviving Corporation, its subsidiaries and Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6).

   Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied or
(z) the Forward Merger not to be consummated and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 6.8 Tax Matters. Buyer and the Company shall make reasonable best efforts to obtain the IRS Ruling, the tax opinions set forth in Sections 7.2(f) and 7.3(c) hereof, and the FCC Consent, including taking any reasonable actions requested by the IRS or the FCC in connection with obtaining the IRS Ruling and the FCC Consent and cooperating in preparing and submitting any filings and documents to the IRS and the FCC in a prompt manner. In the case of the Forward Merger (a) the Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code; (b) neither the Company nor Buyer nor their affiliates shall directly or indirectly (without the consent of the other) take any action, that would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement; (c) officers of Buyer, Acquisition Sub and the Company shall execute and deliver to Squadron, Ellenoff, Plesent & Sheinfeld LLP, tax counsel to Buyer, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, (i) certificates substantially in the form agreed to by the parties as of the date hereof and other appropriate representations at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with their respective deliveries of opinions, pursuant to Sections 7.2(f) and 7.3(c) hereof, with respect to the tax treatment of the Merger and (ii) representations required by the U.S. Internal Revenue Service in order to issue the IRS Ruling; and (d) none of the Buyer, Acquisition Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

   Section 6.9 Stock Exchange Listing. Buyer and the Company shall (a) as promptly as reasonably practicable prepare and submit to the NYSE applications covering the Buyer Shares to be issued in the Merger and the Buyer Shares underlying the Company Options outstanding immediately prior to the Effective Time, and shall use their reasonable best efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, (b) within two business days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares issued pursuant to the Merger and cause such securities to be approved for quotation by the ASX, and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, as soon as possible thereafter call a special meeting of shareholders to obtain the Buyer Shareholder Approval and take all actions and prepare all documents and shareholder materials required in connection therewith.

   Section 6.10 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing rules of, or listing agreement or arrangement with, a national securities exchange or the ASX to which Buyer or the Company is a party. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement.

   Section 6.11 Affiliates of the Company. The Company represents and warrants to Buyer that prior to the date of the Stockholders' Meeting the Company will deliver to Buyer a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Buyer that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit A.

   Section 6.12 Employee Matters.

   (a) During the one-year period commencing on the Effective Date, Buyer shall provide or shall cause the Surviving Corporation to provide to employees and former employees of the Company and any of its subsidiaries ("Company Employees") employee benefits (including incentive opportunities but excluding benefits under equity-based plans) that are either
(i) in the aggregate, substantially comparable to the benefits being provided to Company Employees as of the date of this Agreement under the Company Benefit Plans or (ii) substantially similar to those being provided to similarly situated employees of the Buyer (other than for former employees of the Company).

   (b) Without limiting the generality of paragraph (a) of this Section 6.12, if the Effective Time occurs prior to December 31, 2000, (1) each Company Employee who either (a) is a participant in the Company's 2000 Management Incentive Compensation Plan or (b) received an annual bonus in respect of 1999 and is eligible to receive an annual bonus for the year 2000 and who, in either case, is employed by the Company immediately prior to the Effective Time, shall be entitled to receive, in lieu of any other bonus to which the participant may otherwise be entitled under such plan, or for the period from January 1, 2000 through the Effective Time, as the case may be, a prorated bonus (the "Pro-Rata Bonus"), determined by multiplying (i) the participant's annual bonus in respect of 1999 by (ii) a fraction, the numerator of which is equal to the number of days in calendar year 2000 through and including the Effective Time and the denominator of which is 366 and (2) each such Company Employee (other than any person who is a party to an Employment Agreement (as defined in Section 6.12(e) of the Company Disclosure Schedule)) who remains employed with the Company (or its successor) or any affiliate thereof through December 31, 2000, shall be entitled to receive an additional bonus such that, when added to such employee's Pro-Rata Bonus, such employee's aggregate annual bonus in respect of 2000 is not less than such employee's annual bonus in respect of 1999. Such annual bonus with respect of 2000 shall be payable at such time that annual bonuses are normally paid to similarly situated employees of the Company. If the Effective Time occurs during the calendar year 2001, then the process described in (1) of the preceding sentence shall apply in an analogous manner to the Company's 2001 Bonus Plan and to other employees who receive an annual bonus in respect of the year 2000, with the references to the year 2000 therein being deemed to be references to the year 2001 and with references to the year 1999 therein being deemed to be references to the year 2000 and subject to Section 6.12(a), the process for determining the bonus for those who remain employed on and after the Effective Time through December 31, 2001 shall be determined in the discretion of the Buyer.

   (c) Without limiting the generality of paragraph (a) of this Section 6.12, with respect to each Buyer Plan, each Surviving Corporation plan and such other employee benefit plans as may be maintained for Company Employees from time to time following the Effective Time by Buyer, the Surviving Corporation or any subsidiary of the Surviving Corporation (including, without limitation, plans or policies providing severance benefits and vacation entitlement), and service with the Company and any of its subsidiaries (or a predecessor to the Company's or any of its subsidiaries' business or assets) shall be treated as service with the Buyer, the Surviving Corporation or any of its subsidiaries, as the case may be, to the extent recognized in the comparable plans of the Company for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. In the event Company Employees are transferred to a new health plan maintained by the Surviving Corporation effective as of a date within the annual plan year for purposes of accumulating annual deductibles, copayments and out-of-pocket maximums, Company Employees shall be given credit for amounts they have paid under a corresponding benefit plan during the new health plan's year in which the Company Employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Surviving Corporation or any of its subsidiaries. Buyer shall also honor, or cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by the Company Employees under the plans, policies, programs and arrangements of the Company or any of its subsidiaries immediately prior to the Effective Time to the extent reserved against the Company's financial statements.

   (d) Without limiting the generality of paragraph (a) of this Section 6.12, Surviving Corporation shall, or shall cause its subsidiaries to, honor, in accordance with their terms, and shall, or shall cause its subsidiaries to, make required payments when due under, all Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any Company Employee or any director of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that, subject to the provisions of Section 6.12(e) of the Company Disclosure Schedule, the foregoing shall not preclude the Surviving Corporation or any of its subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms.

   (e) Buyer and the Surviving Corporation agree to the terms and conditions set forth on Section 6.12(e) of the Company Disclosure Schedule with respect to certain employee benefit matters.

   Section 6.13 Letters of the Company's Accountants. The Company shall use reasonable best efforts to cause to be delivered to Buyer two "comfort" letters in customary form from PricewaterhouseCoopers LLP, the Company's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to Buyer.

   Section 6.14 Letters of Buyer's Accountants. Buyer shall use reasonable best efforts to cause to be delivered to the Company two "comfort" letters in customary form from Arthur Andersen LLP, Buyer's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to the Company.

   Section 6.15 [INTENTIONALLY OMITTED]

   Section 6.16 Other Merger Agreements. Buyer shall comply with its obligations under the BHC Merger Agreement and the UTV Merger Agreement. The Company shall comply with its obligations under the voting and proxy agreement related to the BHC Merger and shall cause BHC to comply with its obligations under the voting and proxy agreement related to the UTV Merger.

   Section 6.17 Employee Solicitation. In addition to, and not in limitation of any restrictions on the parties hereto contained in other documents, the parties hereto agree that during the period from the date hereof to the earlier of the termination of this Agreement or the consummation of the Merger, neither they nor any of their controlled affiliates shall solicit for employment any current senior management level employees or any of the three (3) highest compensated on air talent employees at each station of the other party hereto. This Section 6.17 shall govern in the event of any inconsistency between this
Section 6.17 and Section 6.4 hereof.

   Section 6.18 Post-Closing Covenant of Buyer. As of or promptly following the Effective Time, in the case of the Forward Merger Buyer shall cause such assets as Buyer shall determine, but at a minimum shall include the broadcast assets and related liabilities held or previously held by the Company and its subsidiaries, to be transferred to and assumed by one or more direct or indirect subsidiaries of Buyer, and shall cause such assets and liabilities to be ultimately held by, a newly formed subsidiary which is a member of the consolidated group for U.S. federal income tax purposes of News Publishing Australia Limited ("Newco") of Fox Entertainment Group, Inc. ("FEG"). As of or promptly following the Effective Time, Newco and either FTH or a wholly owned subsidiary thereof will enter into the Newco-FTH Agreement (as hereinafter defined). The "Newco-FTH Agreement" shall be an agreement prepared by Buyer and FTH as soon as practicable after the date hereof and in any event no later than August 31, 2000 which (i) reflects and is consistent with the terms set forth on Exhibit B hereto and (ii) otherwise is as Buyer and FTH shall determine, but which is consistent with the objective of obtaining the FCC Consent (without an Adverse Condition) with respect to the Forward Merger and the IRS Ruling; provided that it shall not contain any provisions as to which the Company reasonably objects by reason of concerns as to the Federal income tax treatment of the Forward Merger or the ability to obtain the FCC Consent (without any Adverse Condition) or the IRS Ruling for the Forward Merger.

Buyer and FTH shall comply with this Section 6.18 in a manner deemed appropriate by Buyer and FTH; provided, that Buyer and FTH shall act in a manner that preserves (i) the qualification of the Merger as a reorganization under Section 368(a) of the Code and (ii) the effectiveness and validity of the FCC Consent (as defined below). In the event of the Reverse Merger, as of or promptly following the Effective Time, the broadcast assets and related liabilities held by the Company and its subsidiaries (or the Company and its subsidiaries themselves by way of merger) will be transferred to and assumed by FTH or one or more direct or indirect subsidiaries thereof. The foregoing processes contained in this Section 6.18 and the actions contemplated hereby shall be deemed to constitute "transactions contemplated by this Agreement" for purposes of Buyer's representations and warranties herein.

   Section 6.19 Form of Merger. In the event that there is a Ruling Failure or an FCC Failure (each, a "Restructuring Trigger"), then the Merger shall be effected as the Reverse Merger and not as the Forward Merger and, in lieu of News Publishing Australia Limited, a newly formed indirect subsidiary of Buyer shall be Acquisition Sub and Buyer shall cause such Acquisition Sub to execute a counterpart signature page to this Agreement and become a party hereto. In the event that following the occurrence of a Restructuring Trigger and prior to the Effective Time, subsequent events occur such that the conditions to effecting the Forward Merger are all satisfied, then the Merger shall occur as if such Triggering Event had never occurred. For purposes of this Agreement, a "Ruling Failure" shall be deemed to have occurred (i) if the IRS Ruling (as defined herein) is not obtained on or prior to the seven month anniversary of the submission of the ruling request to the Internal Revenue Service (unless a responsible officer of the Internal Revenue Service has indicated to representatives of both the Company and Buyer that the IRS Ruling is likely to be issued within the next succeeding three months and such IRS Ruling is so issued within such three month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the Internal Revenue Service has indicated to representatives of both the Company and Buyer prior to the three month anniversary of this Agreement that the IRS Ruling, in form and substance reasonably satisfactory to each of the parties hereto, is not likely to be issued, and such indication shall not have been reversed or withdrawn prior to the five month anniversary of the date of this Agreement or (iii) either Skadden, Arps, Slate, Meagher & Flom LLP or Squadron, Ellenoff, Plesent & Sheinfeld LLP indicates in writing to the Company and Buyer that it will not be able to deliver its respective opinion pursuant to Section
7.3 or Section 7.2, as the case may be. For purposes of this Agreement, an "FCC Failure" shall be deemed to have occurred (i) if the FCC Consent (without an Adverse Condition) is not obtained on or prior to the ten month anniversary of this Agreement (unless a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent (without an Adverse Condition) will be issued within the next succeeding two months and such FCC Consent is so issued within such two month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent, in form and substance reasonably satisfactory to each of the parties hereto, will not be issued and, prior to the three month anniversary of this Agreement, such indication shall not have been reversed or withdrawn; provided that no FCC Failure shall have occurred if a responsible officer of the FCC has indicated (and subsequently not withdrawn or changed such indication) to representatives of both the Company and Buyer that the sole reason or reasons for the FCC Consent (without an Adverse Condition) not having been obtained does not relate in any manner to whether the Merger is the Forward Merger or the Reverse Merger and that there is no material greater likelihood of obtaining the FCC Consent (without an Adverse Condition) with respect to the Reverse Merger than the Forward Merger.

   Section 6.20 Obligations of FTH. In view of the fact that one or more subsidiaries of FTH would become the licensees of the Company Stations under either the Forward Merger or the Reverse Merger and would otherwise benefit from either merger, FTH agrees that it shall take such actions, and shall cause its subsidiaries to take such actions, as may be necessary to accomplish the requirements of FTH under Sections 6.3, 6.18 and 6.19 hereof and any other requirements of this Agreement relating to the effectuation of, or transactions to be accomplished immediately following, the Forward Merger or the Reverse Merger, as the case may be.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

   (a) this Agreement shall have been adopted by the affirmative vote of a majority of the votes entitled to be cast by stockholders (including the holders of the Convertible Preferred Stock) at the Stockholders' Meeting, voting together as a single class, and the affirmative vote of a majority of the votes entitled to be cast by holders of the Convertible Preferred Stock at the Stockholders' Meeting, voting as a separate class (after giving effect to the redemption of the Prior Preferred Stock required pursuant to Section 5.2 hereof);

   (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

   (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

   (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

   (e) the FCC Consent (as defined below) shall have been obtained. "FCC Consent," as used herein, means action by the FCC granting its consent to the assignment or to the transfer of control of the FCC licenses of the Company and its subsidiaries to FTH (or a wholly owned subsidiary of FTH), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Company Stations, pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement;

   (f) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Buyer and the Company prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Authorities, including the ASX Waiver or, if the ASX Waiver is not granted, the Buyer Shareholder Approval, and except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a Company Material Adverse Effect or Buyer Material Adverse Effect; provided, however, that a party who has failed to fulfill its obligations under Section 6.3 hereof shall not be entitled to deem this Section 7.1(e) unsatisfied by reason of such non-fulfillment;

   (g) the Buyer Shares issuable to the Company's stockholders in the Merger and to holders of Company Options outstanding immediately prior to the Effective Time shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

   (h) all conditions to all parties' obligations to consummate the Subsidiary Mergers, except completion of the Merger and, in the case of the UTV Merger, completion of the BHC Merger, shall have been satisfied or waived; provided, however, that this condition may not be enforced by a party whose actions or failure to act has prevented the conditions to the consummation of the Subsidiary Mergers from being satisfied; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of BHC or UTV, as the case may be, at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

   (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (c) Buyer shall have received from each person named in the letter referred to in Section 6.11 an executed copy of an agreement substantially in the form of Exhibit A hereto;

   (d) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that Buyer or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Authorities legally required for the consummation of the Merger and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities or third parties required (other than those set forth in Section 7.2(d) of the Company Disclosure Schedule) for the consummation of the Merger, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided, however, that if Buyer has failed to fulfill its obligations under Section 6.3 hereof it shall not be entitled to deem this
Section 7.2(d) unsatisfied by reason of such non-fulfillment;

   (e) the redemption of the Prior Preferred Stock shall have been consummated in accordance with Section 5.2;

   (f) In the case of the Forward Merger, Buyer shall have received (i) the opinion of Squadron, Ellenoff, Plesent & Sheinfeld LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Common Stock Equivalents as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) a private letter ruling (the "IRS Ruling") from the IRS, to the effect that the Merger will satisfy the continuity of business enterprise requirement described in Treasury Regulations Section 1.368-1(d). In rendering the opinion described in clause (i) hereof, Squadron, Ellenoff, Plesent & Sheinfeld LLP shall have received and may rely upon the certificates and representations referred to in
Section 6.8 hereof; and

   (g) the FCC Consent shall not contain any Adverse Condition.

   Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

   (a) each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer contained in this Agreement that are not qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective

Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect;

   (b) Buyer and FTH shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect; and

   (c) In the case of the Forward Merger, the Company shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Common Stock Equivalents as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) the IRS Ruling. In rendering the opinion described in clause (i) hereof, Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement and approval of the Merger, as follows:

   (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

   (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before 15 months from the execution of this Agreement (the "Termination Date");

   (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or FTH set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) cannot be satisfied on or before the Termination Date (a "Terminating Buyer Breach");

   (d) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) cannot be satisfied on or before the Termination Date ("Terminating Company Breach");

   (e) by either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable;

   (f) by Buyer or the Company if the approval of the Merger by the stockholders of the Company required for the consummation of the Merger as set forth in Section 7.1(a) shall not have been obtained by reason of the failure to obtain such required vote at a duly held Stockholders' Meeting or at any adjournment or postponement thereof; or

   (g) by Buyer or the Company if either of the Subsidiary Merger Agreements shall have been terminated; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if its actions or failure to act shall have prevented the consummation of either such Subsidiary Merger; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of BHC or UTV, as the case may be, at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 8.2 Effect of Termination. Subject to Sections 8.5 and 9.1 hereof, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, FTH or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 8.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.3, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.5 Expenses. Except as set forth in this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Buyer each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities; provided, however, that Buyer shall pay all Expenses relating to the Exchange Agent and, provided further, that the Company, BHC and UTV shall not, in the aggregate, pay more than one-half of the Expenses. "Expenses" as used in this Agreement (other than Section 6.6 hereof) shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC or the FCC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.4, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 and 6.20.

   Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

   if to Buyer or to FTH:

    The News Corporation Limited
    1211 Avenue of the Americas
    New York, New York 10036
    Telecopier: 212-768-2029
    Attention: Arthur M. Siskind, Esq.
     Senior Executive Vice President and Group General Counsel

   with copies to:

    Squadron, Ellenoff, Plesent & Sheinfeld LLP
    551 Fifth Avenue
    New York, New York 10176
    Telecopier No.: (212) 697-6686
    Attention: Jeffrey W. Rubin, Esq.

   if to the Company:

    Chris-Craft Industries, Inc.
    767 Fifth Avenue
    New York, New York 10153
    Telecopier No.: (212) 759-7653
    Attention: General Counsel

   with copies to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036-6522
    Telecopier No.: (212) 735-2000
    Attention: Lou R. Kling, Esq.
     - and -
    Howard L. Ellin, Esq.

   Section 9.3 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also references to its permitted successors and assigns. References to "$" or "dollars" herein shall be deemed to be references to US$.

   For purposes of this Agreement, the term:

   (a) "affiliate," of a specified Person, means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

   (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

   (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

   (d) "Governmental Authority" means any United States (Federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission;

   (e) "knowledge" means the actual knowledge of the following officers and employees of the Company and Buyer, without benefit of an independent investigation of any matter, as to (i) the Company: Herbert J. Siegel, John C. Siegel, William D. Siegel, Brian C. Kelly, Evan C. Thompson and Joelen K. Merkel and (ii) Buyer: K.R. Murdoch, D.F. DeVoe, A. Siskind, Peter Chernin and Chase Carey; and

   (f) "subsidiary" or "subsidiaries," of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, FTH and its subsidiaries shall each be deemed to be a subsidiary of Buyer, of FEG and of all of the entities of which FEG is itself a subsidiary.

   Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

   Section 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the Company Disclosure Schedule and the Buyer Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by the Company. Buyer shall not assign this Agreement, other than to an affiliate of Buyer; provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

   Section 9.6 Parties in Interest. Except as otherwise provided in this
Section 9.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Sections 6.6 and 6.11 and as specified in paragraph nine (9) of
Section 6.12(e) of the Company Disclosure Schedule (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons), 6.20 and, in the event that the Forward Merger is consummated, Sections 6.8 and 6.18 (which three sections are intended for the benefit of the persons who were the stockholders of the Company immediately preceding the Effective Time).

   Section 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

   Section 9.8 Consent to Jurisdiction.

   (a) Each of Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Buyer and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Buyer and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of Buyer and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party in accordance with Section 9.2. Nothing in this Section 9.8 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.10 WAIVER OF JURY TRIAL

   EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   In Witness Whereof, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          The News Corporation Limited

                                           /s/ Arthur M. Siskind
                                          By:__________________________________
                                            Name: Arthur M. Siskind
                                            Title: Director

                                          News Publishing Australia Limited

                                            /s/ Paula Wardynski
                                          By:__________________________________
                                            Name: Paula Wardynski
                                            Title: Vice President

                                          Fox Television Holdings, Inc.
                                          (solely as to Section 6.3 and
                                          Section 6.20 of this Agreement)

                                            /s/ Paula Wardynski
                                          By:__________________________________
                                            Name: Paula Wardynski
                                            Title: Vice President

                                          Chris-Craft Industries, Inc.

                                           /s/ Herbert J. Siegel
                                          By:__________________________________
                                            Name: Herbert J. Siegel
                                            Title: Chairman and President

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFORMED COPY                                                           ANNEX B

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                           BHC COMMUNICATIONS, INC.,

                         THE NEWS CORPORATION LIMITED,

                       NEWS PUBLISHING AUSTRALIA LIMITED

                                      and

                         FOX TELEVISION HOLDINGS, INC.

                    Dated as of August 13, 2000, as Amended

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

                                   The Merger

 Section 1.1  The Merger.................................................    2
 Section 1.2  Effect on Securities.......................................    2
 Section 1.3  Share Election.............................................    5
 Section 1.4  Allocation and Proration...................................    7
 Section 1.5  Exchange of Certificates...................................    8
 Section 1.6  Transfer Taxes; Withholding; Certain Stock.................   10
 Section 1.7  Lost Certificates..........................................   11
 Section 1.8  Dissenting Shares..........................................   11
 Section 1.9  Merger Closing.............................................   11

                                   ARTICLE II

                           The Surviving Corporation

 Section 2.1  Certificate of Incorporation...............................   11
 Section 2.2  By-laws....................................................   11
 Section 2.3  Officers and Board of Directors............................   11

                                  ARTICLE III

                 Representations and Warranties of The Company

 Section 3.1  Organization and Qualification; Subsidiaries...............   12
 Section 3.2  Restated Certificate of Incorporation and By-Laws..........   12
 Section 3.3  Capitalization.............................................   13
 Section 3.4  Authority Relative to Agreement............................   13
 Section 3.5  No Conflict; Required Filings and Consents.................   14
 Section 3.6  Permits and Licenses; Contracts; Compliance with Laws......   14
 Section 3.7  SEC Reports................................................   16
 Section 3.8  Absence of Certain Changes or Events.......................   16
 Section 3.9  Absence of Litigation......................................   17
 Section 3.10 Employee Benefit Plans.....................................   17
 Section 3.11 Labor Matters..............................................   19
 Section 3.12 Environmental Matters......................................   19
 Section 3.13 Trademarks, Patents and Copyrights.........................   20
 Section 3.14 Taxes......................................................   21
 Section 3.15 Tax Matters................................................   22
 Section 3.16 Title to Properties; Assets................................   22
 Section 3.17 Year 2000 Compliance.......................................   22
 Section 3.18 Opinion of Financial Advisors..............................   23
 Section 3.19 Vote Required..............................................   23
 Section 3.20 Brokers....................................................   23
 Section 3.21 State Takeover Statutes....................................   23
 Section 3.22 UTV........................................................   23

                                                                           Page
                                                                           ----

                                   ARTICLE IV

                    Representations and Warranties of Buyer

 Section 4.1  Organization and Qualification; Subsidiaries...............   24
 Section 4.2  Charter Documents..........................................   24
 Section 4.3  Capitalization.............................................   24
 Section 4.4  Authority Relative to Agreement............................   25
 Section 4.5  No Conflict; Required Filings and Consents.................   25
 Section 4.6  Permits and Licenses.......................................   26
 Section 4.7  Buyer SEC/ASX Reports......................................   26
 Section 4.8  Absence of Certain Changes or Events.......................   27
 Section 4.9  Tax Matters................................................   27
 Section 4.10 Brokers....................................................   27
 Section 4.11 Interim Operations of Acquisition Sub......................   27

                                   ARTICLE V

                     Conduct of Business Pending The Merger

 Section 5.1  Conduct of Business by the Company Pending the Merger......   27
 Section 5.2  FCC Matters................................................   30
 Section 5.3  Certain Tax Matters........................................   30

                                   ARTICLE VI

                             Additional Agreements

 Section 6.1  Registration Statement; Proxy Statement....................   30
 Section 6.2  Stockholders' Meetings.....................................   32
 Section 6.3  Appropriate Action; Consents; Filings......................   32
 Section 6.4  Access to Information; Confidentiality.....................   34
 Section 6.5  No Solicitation of Competing Transactions..................   34
 Section 6.6  Directors' and Officers' Indemnification and Insurance.....   35
 Section 6.7  Notification of Certain Matters............................   37
 Section 6.8  Tax Matters................................................   37
 Section 6.9  Stock Exchange Listing.....................................   38
 Section 6.10 Public Announcements.......................................   38
 Section 6.11 Affiliates of the Company..................................   38
 Section 6.12 Employee Matters...........................................   38
 Section 6.13 Letters of the Company's Accountants.......................   39
 Section 6.14 Letters of Buyer's Accountants.............................   39
 Section 6.15 [INTENTIONALLY OMITTED]....................................   39
 Section 6.16 Other Merger Agreements....................................   39
 Section 6.17 Employee Solicitation......................................   40
 Section 6.18 Post-Closing Covenant of Buyer.............................   40
 Section 6.19 Form of Merger.............................................   40
 Section 6.20 Advance of Funds...........................................   41
 Section 6.21 Obligations of FTH.........................................   41

                                                                          Page
                                                                          ----

                                  ARTICLE VII

                            Conditions to the Merger

 Section 7.1  Conditions to the Obligations of Each Party...............   41
 Section 7.2  Conditions to the Obligations of Buyer....................   42
 Section 7.3  Conditions to the Obligations of the Company..............   43

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

 Section 8.1  Termination...............................................   44
 Section 8.2  Effect of Termination.....................................   45
 Section 8.3  Amendment.................................................   45
 Section 8.4  Waiver....................................................   45
 Section 8.5  Expenses..................................................   45

                                   ARTICLE IX

                               General Provisions

              Non-Survival of Representations, Warranties and
 Section 9.1  Agreements................................................   45
 Section 9.2  Notices...................................................   46
 Section 9.3  Interpretation, Certain Definitions.......................   46
 Section 9.4  Severability..............................................   47
 Section 9.5  Entire Agreement; Assignment..............................   47
 Section 9.6  Parties in Interest.......................................   48
 Section 9.7  Governing Law.............................................   48
 Section 9.8  Consent to Jurisdiction...................................   48
 Section 9.9  Counterparts..............................................   48
 Section 9.10 WAIVER OF JURY TRIAL......................................   48

EXHIBITS

 Exhibit A    Voting Agreement
 Exhibit B    Form of Written Agreement with Company Affiliate
 Exhibit C    Terms of Newco-FTH Agreement

                             TABLE OF DEFINED TERMS

                                                                            Page
                                                                            ----
1999 Balance Sheet.........................................................  21
Acquisition Sub............................................................   1
Actions....................................................................  30
Adverse Condition..........................................................  33
Agreement..................................................................   1
All Cash Election..........................................................   5
All Cash Election Shares...................................................   7
Blue Sky Laws..............................................................  14
Buyer......................................................................   1
Buyer Disclosure Schedule..................................................  24
Buyer FCC Licenses.........................................................  26
Buyer Licensed Facilities..................................................  26
Buyer Preferred Stock......................................................   3
Buyer SEC Reports..........................................................  26
Buyer Shares...............................................................   3
Buyer Shares Trust.........................................................   9
Cash Amount................................................................   8
Cash Election Shares.......................................................   3
Cash Fraction..............................................................   7
Certificate of Merger......................................................   2
Certificates...............................................................   8
Chris-Craft................................................................   1
Chris-Craft Merger.........................................................   1
Chris-Craft Merger Agreement...............................................   1
Class A Common Stock.......................................................   1
Class B Common Stock.......................................................   1
Closing....................................................................  11
Closing Date...............................................................  11
Closing Price..............................................................   8
Code.......................................................................   1
Communications Act.........................................................  14
Company....................................................................   1
Company Benefit Plans......................................................  17
Company Common Stock.......................................................   1
Company Disclosure Schedule................................................  12
Company Employees..........................................................  17
Company FCC Licenses.......................................................  15
Company Financial Advisor..................................................  23
Company Financial Property Rights..........................................  20
Company Permits............................................................  14
Company SEC Reports........................................................  16
Company Stations...........................................................  15
Company Year 2000 Plan.....................................................  22
Confidentiality Agreement..................................................  34
Costs......................................................................  36
Covered Affiliates.........................................................  36
Delaware Law...............................................................   1
Deposit Agreement..........................................................   8
Dissenting Shares..........................................................  11

                                                                           Page
                                                                          ------
DTV......................................................................     16
Effective Time...........................................................      2
Election Deadline........................................................      6
Elections................................................................      5
ERISA....................................................................     17
ERISA Affiliate..........................................................     17
Excess Buyer Shares......................................................      9
Exchange Act.............................................................     10
Exchange Agent...........................................................      5
Exchange Fund............................................................     10
FCC......................................................................     14
FCC Multiple Ownership Rules.............................................     33
FEG......................................................................     40
Form of Election.........................................................      5
Forward Merger...........................................................      1
FTH......................................................................     40
GAAP.....................................................................     16
Holders..................................................................      5
HSR Act..................................................................     14
Indemnifiable Claim......................................................     36
Indemnifying Party.......................................................     35
Indemnitees..............................................................     36
Intellectual Property Rights.............................................     20
IRS...................................................................... 17, 43
IRS Ruling...............................................................     43
Laws.....................................................................     14
Merger...................................................................      1
Merger Consideration.....................................................      2
Multiemployer Plans......................................................     17
Newco....................................................................     40
Non-Election.............................................................      5
Non-Election Fraction....................................................      7
Non-Election Shares......................................................      7
NYSE.....................................................................      6
Order....................................................................     33
Partial Cash Election....................................................      3
Partial Cash Election Shares.............................................      3
Partial Exchange Ratio...................................................      3
Post-Signing Returns.....................................................     30
Preferred Stock..........................................................     13
Pro-Rata Bonus...........................................................     52
Program Agreement........................................................     30
Proxy Statement..........................................................     31
Registration Statement...................................................     31
Representatives..........................................................     46
Restructuring Trigger....................................................     40
Reverse Merger...........................................................      1
Reverse Merger Exchange Ratio............................................      3
Secretary of State.......................................................      2
Securities Act...........................................................     14
Special Committee........................................................      1

                                                                            Page
                                                                            ----
Stock Election.............................................................   5
Stock Election Shares......................................................   7
Stock Fraction.............................................................   7
Stockholders' Meeting......................................................  32
Surviving Corporation......................................................   2
Terminating Buyer Breach...................................................  44
Terminating Company Breach.................................................  44
Termination Date...........................................................  44
Tota1 Consideration........................................................   8
UTV........................................................................   1
UTV Common Stock...........................................................  13
UTV Merger.................................................................   1
UTV Merger Agreement.......................................................   1
UTV Preferred Stock........................................................  23
Valuation Period...........................................................   4
VEBA.......................................................................  17
Voting Agreement...........................................................   1

   AGREEMENT AND PLAN OF MERGER dated as of August 13, 2000, as amended (this "Agreement") by and among BHC COMMUNICATIONS, INC., a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED, a South Australian corporation ("Buyer"), NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub") and FOX TELEVISION HOLDINGS, INC., a Delaware corporation (but solely as to Section 6.3 and Section 6.21 of this Agreement).

   Whereas, in furtherance of the acquisition of the Company by Buyer, the respective Boards of Directors of the Company, Buyer and Acquisition Sub, and Buyer, as the sole stockholder of Acquisition Sub, have each approved this Agreement and the merger of (A) the Company with and into Acquisition Sub (the "Forward Merger") and (B) in the event a Restructuring Trigger (as defined herein) has occurred, the merger of Acquisition Sub with and into the Company (the "Reverse Merger" and, together with the Forward Merger, as applicable, the "Merger"), in each case upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law");

   Whereas, each of the Board of Directors of the Company and the special committee of the Board of Directors of the Company (the "Special Committee")
(i) has determined that the Merger is fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

   Whereas, for Federal income tax purposes, it is intended that the Forward Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and Chris-Craft Industries, Inc. ("Chris-Craft"), a Delaware corporation and the parent corporation of the Company, are entering into an agreement and plan of merger (the "Chris-Craft Merger Agreement"), providing for the merger of Chris-Craft with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer with and into Chris-Craft, in each case upon the terms and subject to the conditions set forth in the Chris-Craft Merger Agreement (the "Chris-Craft Merger");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and United Television, Inc. ("UTV"), a Delaware corporation and a direct, majority-owned subsidiary of the Company, are entering into an agreement and plan of merger (the "UTV Merger Agreement"), providing for the merger of UTV with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer (or of BHC) with and into UTV, in each case upon the terms and subject to the conditions set forth in the UTV Merger Agreement (the "UTV Merger");

   Whereas, it is intended that the mergers heretofore referred to shall be completed in the following order: first, the Chris-Craft Merger; second, the Merger; and third, the UTV Merger; and

   Whereas, as a condition and inducement to Buyer to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Buyer is entering into a Voting Agreement, substantially in the form of Exhibit A attached hereto (the "Voting Agreement"), with Chris-Craft pursuant to which, among other things, Chris-Craft has agreed, subject to the terms and conditions contained therein, to vote all shares of Class A Common Stock of the Company, par value $.01 per share (the "Class A Common Stock"), and all shares of Class B Common Stock of the Company, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Company Common Stock"), owned by it in favor of this Agreement and the Merger and, to the extent provided for therein, against any conflicting transaction.

   Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained and contained in the Voting Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Merger.

   (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), in the case of the Forward Merger, the Company shall be merged with and into Acquisition Sub, whereupon the separate existence of the Company shall cease, and Acquisition Sub shall continue as the surviving corporation and, in the case of the Reverse Merger, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "News Publishing Australia Limited." Whether the Forward Merger or the Reverse Merger is to be effected shall be determined in accordance with Section 6.19 hereof.

   (b) Concurrently with the Closing (as defined in Section 1.9 hereof), the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as are agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

   (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Acquisition Sub.

   Section 1.2 Effect on Securities. At the Effective Time:

   (a) Cancellation of Securities. In the case of the Forward Merger, each share of Company Common Stock held by the Company as treasury stock or held by Buyer or its subsidiaries or by Chris-Craft (unless the Chris-Craft Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall automatically be cancelled and revert to the status of authorized but unissued shares, and no consideration or payment shall be delivered therefor or in respect thereto. In the case of the Reverse Merger, each share of Company Common Stock held by Chris-Craft (unless the Chris-Craft Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall remain outstanding and continue to represent one share of common stock of the Company.

   (b) Conversion of Securities. Except as otherwise provided in this Agreement and subject to Section 1.4 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.8 hereof)) shall be converted into the following (the "Merger Consideration"):

     Either (X) in the case of the Forward Merger:

       (i) for each share of Company Common Stock with respect to which an election to receive only cash (to the extent available) has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof, the right to receive in cash from Buyer the Per Share Amount (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; and

       (ii) for each share of Company Common Stock with respect to which an election to receive forty percent (40%) of the Cash Merger Price in cash and the remainder of the Merger Consideration in American Depositary Shares of Buyer ("Buyer Shares"), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares of Buyer ("Buyer Preferred Stock"), has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof (a "Partial Cash Election"), (A) the right to receive from Buyer an amount in cash equal to $66 and (B) 2.2278 (the "Partial Exchange Ratio") Buyer Shares (such shares of Company Common Stock being, collectively, "Partial Cash Election Shares" and, together with the All Cash Election Shares (as defined herein), "Cash Election Shares"); provided, however, that the foregoing shall be subject to Sections 1.2(f) and 1.4(f) hereof. The Buyer Preferred Stock allotted and issued in accordance with this Agreement shall on and from its date of allotment rank pari passu with all existing Buyer Preferred Stock on issue at that date, including as to all dividend entitlements (in respect of which they shall receive the same entitlement as any previously issued Buyer Preferred Stock); and

       (iii) for each other share of Company Common Stock, the right to receive from Buyer, the number of Buyer Shares equal to the Exchange Ratio (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; or,

     (Y) in the case of the Reverse Merger, subject to Section 1.2(f), for each share of Company Common Stock, (A) the right to receive from Buyer an amount in cash equal to $69.30 and (B) 2.3392 Buyer Shares (the "Reverse Merger Exchange Ratio").

   (c) Cancellation of Company Common Stock. All shares of Company Common Stock to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 1.5(c) hereof and (iii) any cash to be paid in lieu of any fractional Buyer Share in accordance with Section 1.5(d) hereof.

   (d) [INTENTIONALLY OMITTED]

   (e) Capital Stock of Acquisition Sub. In the Forward Merger, no shares of Acquisition Sub stock will be issued directly or indirectly and each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. In the case of the Reverse Merger, each share of common stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the Surviving Corporation.

   (f) Adjustments to Exchange Ratio.

     (i) Subject to clause (ii) below, in the event that Buyer declares or effects a stock split, stock or cash dividend (other than ordinary course cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Buyer Shares or Buyer Preferred Stock, in each case with a record or ex-dividend date or effective date occurring after the date hereof and on or prior to the date of the Effective Time, there will be an appropriate adjustment made to the Merger Consideration so as to provide for the inclusion therein of the cash, property, securities or combination thereof that each holder of Company Common Stock who has the right to receive the Merger Consideration pursuant to Section 1.2 hereof would have received had such Company Common Stock been converted into Buyer Shares or Buyer Preferred Stock as of the date hereof.

     (ii) If either (A) in the case of the Forward Merger, the tax opinion to the Company referred to in Section 7.3(c) hereof as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), (B) in the case of the Forward Merger, the tax opinion to Buyer referred to in Section 7.2(f) as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), (C) in the case of the Forward Merger, in the reasonable judgment of the Company or Buyer, based on the advice of their respective counsel, there is a meaningful risk that the receipt of the cash, property, securities or combination thereof referred to in clause (i) above would be taxable or have an adverse tax consequence to the holders of Company Common Stock or
  (D) in the case of either the Forward Merger or the Reverse Merger, the adjustment referred to in clause (i) above is not possible or not possible without materially changing the tax treatment of the transaction referred to in clause (i) in question, then, in each case, Buyer (but only if requested by the Company in the case of clause (C) above) shall make an appropriate adjustment to the Merger Consideration that (x) conveys an equivalent value (taking into account, among other things, the impact of the transaction referred to in clause (i) above on the trading price of Company Common Stock, Buyer Shares, Buyer Preferred Stock and any newly issued securities) to the holders of Company Common Stock as the adjustments contemplated in paragraph (i) above, (y) in the case of the Forward Merger, allows such tax opinions to be delivered and (z) in the case of the Forward Merger, avoids the consequences referred to in clause
  (C) above; it being understood that, by way of illustration and not limitation, the Company's written agreement that clause (x) is satisfied shall constitute conclusive evidence as to such fact.

   (g) Certain Definitions. For purposes of this Agreement, or, in the case of clause (xii) below, solely for purposes of Sections 1.2, 1.3 and 1.4 hereof, the following terms shall have the following meanings:

     (i) "Aggregate Buyer Share Amount" means (A) 60% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof, and (y) 3.7131, less (B) the number of Buyer Shares to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (ii) "Aggregate Cash Amount" means (A) 40% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof and (y) the Cash Merger Price, less (B) the amount of cash to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (iii) "All Cash Election Number" means (A) that number of shares of Company Common Stock as shall be equal to the quotient obtained by dividing the Aggregate Cash Amount by the Per Share Amount, less (B) the number of Dissenting Shares, subject to adjustment as described in Section 1.4(f) hereof.

     (iv) "Cash Merger Price" means $165.

     (v) "Closing Buyer Share Value" means the volume weighted average sales price for all trades of Buyer Shares reported on the New York Stock Exchange (the "NYSE") for each of the five trading days immediately preceding but not including the Closing Date (the "Valuation Period"); provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Date in this clause (iv) shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations. Buyer agrees that during the Valuation Period neither Buyer nor its affiliates shall (x) purchase or acquire, or offer to purchase or acquire, or announce any intention to purchase or acquire, any Buyer Shares or Buyer Preferred Stock or other outstanding securities of Buyer or its affiliates convertible into Buyer Shares or Buyer Preferred Stock (other than purchases at market value of Buyer Shares (in accordance with all applicable laws) by a broker who has full discretion as to the amount and timing of such purchases pursuant to a pre-existing stock buyback program) or (y) announce or effect any material corporate transaction.

     (vi) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Buyer Share Amount by the Closing Buyer Share Value.

     (vii) "Exchange Ratio" means that number of Buyer Shares as shall be obtained by dividing the Per Share Amount by the Closing Buyer Share Value.

     (viii) "Exchangeable Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares cancelled pursuant to Section 1.2(a) hereof and less the aggregate number of Partial Cash Election Shares (other than Dissenting Shares).

     (ix) "Exchanged Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares (A) cancelled pursuant to Section 1.2(a) hereof and (B) that are Dissenting Shares.

     (x) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

     (xi) "Stock Election Number" means that number of shares of Company Common Stock as shall be equal to (A) the number of Exchanged Shares less
  (B) the sum of (i) the All Cash Election Number and (ii) the aggregate number of Partial Cash Election Shares (other than Dissenting Shares), subject to adjustment as described in Section 1.4(f) hereof.

     (xii) "Dissenting Shares" means shares of Company Common Stock that are potentially Dissenting Shares within the meaning of Section 1.8 hereof in respect of which the holder thereof shall have taken all steps necessary to exercise and perfect properly his or her demand for appraisal under Section 262 of the Delaware Law to the extent that such steps are required to have been taken by the applicable date of determination.

   Section 1.3 Share Election. In the case of the Forward Merger (and, with respect to clauses (b) and, unless a Restructuring Trigger has theretofore occurred, (c) and (e) below, in the case of the Reverse Merger to the extent applicable):

   (a) Each Person (as defined in Section 1.3(b) hereof) who, on or prior to the Election Deadline referred to in subsection (c) below is a record holder of shares of Company Common Stock (collectively, "Holders") shall have the right, with respect to the Merger Consideration, (i) to elect to receive only cash for such shares pursuant to Section 1.2(b)(X)(i) hereof (an "All Cash Election"),
(ii) to make a Partial Cash Election, (iii) to elect to receive Buyer Shares for such shares pursuant to Section 1.2(b)(X)(iii) hereof (a "Stock Election"),
(iv) to indicate that such record holder has no preference as to the receipt of cash or Buyer Shares for such shares (a "Non-Election") or (v) to make a mixed election, specifying the number of shares of Company Common Stock corresponding with each such Election (the All Cash Election, the Partial Cash Election, the Stock Election, and the Non-Election are collectively referred to as the "Elections"). Holders who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election (as defined below).

   (b) Prior to the mailing of the Proxy Statement (as defined in Section 6.1 hereof), The Bank of New York or such other bank, trust company, Person or Persons shall be designated by Buyer and reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration. The Exchange Agent shall act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates (as defined below) and shall obtain no rights or interests (beneficial or otherwise) in such shares. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

   (c) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal and election form (together, a "Form of Election"). Elections shall be made by Holders by mailing to the Exchange Agent a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates) shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer, in consultation with the Company, may reasonably specify. Buyer and the Company will announce the Exchange Ratio and the Per Share Amount when known and will announce the anticipated Closing Date at least three business days, but not more than five business days, prior thereto; provided, however, that the Closing Date (A) shall occur immediately following the Chris-Craft Merger or (B) in the event that the Chris-Craft Merger Agreement is terminated and this Agreement is not also terminated, shall not be earlier than the second business day after the satisfaction or waiver of all conditions set forth in Article VII hereof (other than the conditions set forth in Sections 7.1(h), 7.2(a), 7.2(b) 7.2(f), 7.3(a), 7.3(b), 7.3(c) and, in so far as it relates to the accuracy of representations and warranties and the performance of covenants, Section 7.1(i), so long as the foregoing enumerated conditions are anticipated by the parties hereto to be satisfied on the Closing Date); provided, further that the Closing Date shall not be earlier than the satisfaction of the condition set forth in Section 7.1(h) . All Certificates so surrendered shall be subject to the exchange procedures set forth in Section 1.5 hereof. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the Election Deadline (as defined below)). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters, absent manifest error, shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent and Buyer shall also make all computations contemplated by this Section 1.3 and by Section 1.4 hereof and all such computations shall be conclusive and binding on the Holders absent manifest error. The Form of Election and the accompanying Certificates (or appropriate guarantee of delivery in respect thereof) must be received by the Exchange Agent prior to 10:00 a.m New York City time on the day on which the Closing occurs (the "Election Deadline") in order to be effective. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed and Buyer will promptly announce such rescheduled Election Deadline and Closing. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (c), such shares shall be deemed to be Non-Election Shares (as defined in Section
1.4 hereof). If a Form of Election is revoked, or in the event that this Agreement is terminated pursuant to the provisions hereof, and any Certificates (or guarantee(s) of delivery, as appropriate), have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates (and, in the case of a revoked Form of Election, guarantee(s) of delivery, as appropriate), shall promptly be returned without charge to the Person submitting the same.

   (d) For the purposes hereof, Company Common Stock as to which the Holder has not made a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to be Non-Election Shares. If Buyer or the Exchange Agent shall determine that any purported All Cash Election, Partial Cash Election or Stock Election was not properly made, such purported All Cash Election, Partial Cash Election or Stock Election shall be deemed to be of no force and effect and the Holder making such purported All Cash Election, Partial Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. Shares in respect of which a Non-Election shall have been made or deemed made shall be treated as Non-Election Shares.

   (e) Concurrently with the mailing of the Proxy Statement, Buyer and the Company shall mail the Form of Election to each person who is a Holder on the record date for the Stockholders' Meeting (as defined in Section 6.2 hereof) and shall each use its reasonable best efforts to mail the Form of Election to all persons who become Holders during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become Holders subsequent to the date described in clause (ii) but not later than 5:00 p.m. New York City time on the last business day prior to the Effective Time. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect such Elections fully.

   Section 1.4 Allocation and Proration.

   (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Company Common Stock which shall be converted into the right to receive cash in the Merger (other than pursuant to Partial Cash Elections and other than Dissenting Shares) shall be equal to the All Cash Election Number. The maximum number of shares of Company Common Stock to be converted into the right to receive Buyer Shares in the Merger (other than pursuant to Partial Cash Elections (other than Dissenting Shares)) shall be equal to the Stock Election Number.

   (b) If the aggregate number of shares of Company Common Stock covered by All Cash Elections (the "All Cash Election Shares") (other than Dissenting Shares) exceeds the All Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Shares, and the All Cash Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each All Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the All Cash Election Number and the denominator of which shall be the total number of All Cash Election Shares (other than Dissenting Shares), and (ii) a number of shares of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

   (c) If the aggregate number of Stock Election Shares (other than Dissenting Shares) exceeds the Stock Election Number, all All Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Stock Election Share shall be converted into the right to receive
    (i) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares (other than Dissenting Shares), and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction equal to one minus the Stock Fraction.

   (d) In the event that neither Section 1.4(b) nor 1.4(c) above is applicable, all All Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Shares and the Non-Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Non-Election Share shall be converted into the right to receive
    (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the All Cash Election Number over the total number of All Cash Election Shares (other than Dissenting Shares) and the denominator of which shall be the excess of
    (A) the number of Exchanged Shares over (B) the sum of the total number of All Cash Election Shares (other than Dissenting Shares) and the total number of Stock

    Election Shares (other than Dissenting Shares) and (ii) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

   (e) Partial Cash Election Shares (other than Dissenting Shares) shall not be subject to proration and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.2(b)(X)(ii) hereof, subject to
Section 1.4(f) hereof.

   (f) If the sum of (i) the Aggregate Cash Amount (without giving effect to the reference therein to this subsection (f)) and (ii) 40% of the Cash Merger Price multiplied by the number of Partial Cash Election Shares (such sum being the "Cash Amount") exceeds 55% of the sum of (x) the Cash Amount and (y) the product of (A) the closing price of Buyer Shares reported on the NYSE Composite Tape on the trading day immediately preceding the Closing Date (the "Closing Price") multiplied by (B) 3.7131 multiplied by (C) 60% of the excess of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time over the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof (such sum of (x) and (y) being the "Tota1 Consideration"), then the components of the Merger Consideration shall be modified (1) first, in the case of shares of Company Common Stock (other than Dissenting Shares) as to which All Cash Elections shall have been made, by reducing the cash portion of the Merger Consideration to the minimum extent necessary, and in no event below 40% of the Cash Merger Price, and issuing in lieu thereof additional Buyer Shares in an amount equal to the result obtained by dividing (x) the amount of such per share cash reduction by (y) the Closing Price and (2) second, in the event that the foregoing reduction is not sufficient to result in the Cash Amount not exceeding 55% of the Total Consideration, in the case of shares of Company Common Stock as to which an All Cash Election or a Partial Cash Election shall have been made, by further reducing the amount of the cash portion of the Merger Consideration to the minimum extent necessary to satisfy the 55% limitation referred to above and to issue in lieu thereof additional Buyer Shares, in amount equal to the result obtained by dividing (u) the amount of such per share reduction by (v) the Closing Price. In the case of the Forward Merger, if either (i) the tax opinion referred to in Section 7.3(c) hereof cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), or (ii) the tax opinion to Buyer referred to in Section 7.2(f) cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), then the foregoing adjustments shall be similarly made, in each case to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered. For purposes of this Section 1.4(f), holders of Dissenting Shares shall be deemed to be Persons making All Cash Elections notwithstanding, and in lieu of, any election they have or have not made.

   Section 1.5 Exchange of Certificates.

   (a) As of the Effective Time, Buyer shall (i) deposit, or cause to be deposited with (A) the Exchange Agent for the benefit of holders of shares of Company Common Stock, cash to the extent it constitutes Merger Consideration and (B) pursuant to the terms of the Deposit Agreement (as defined below) the Custodian (as defined in the Deposit Agreement) certificates representing the Buyer Preferred Stock underlying the Buyer Shares to the extent they constitute Merger Consideration and (ii) pursuant to the terms of the Deposit Agreement, instruct the Depositary to deposit the Buyer Shares to be issued in the Merger with the Exchange Agent for the benefit of holders of shares of Company Common Stock for exchange in the Merger. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among Buyer, the Depositary and the holders from time to time of Buyer Shares (the "Deposit Agreement"). In addition, Buyer shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment to all Holders entitled to receive the Merger Consideration in the form of cash. The Buyer shall pay, or cause one of its affiliates to pay, any transfer taxes and all other charges and fees (including all fees for the depositary, registry or custodian for the ADRs).

   (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (other than in the case of the Forward Merger those who had not previously properly delivered their Certificates to the Exchange Agent along with a Form of Election), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing that number of whole Buyer Shares, if any, into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement and (B) the amount of cash, if any, into which all or a portion of the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days following the later to occur of
(i) the Effective Time or (ii) the Exchange Agent's receipt of such Certificates, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration (or the cash pursuant to subsections
(c) and (d) below) payable upon the surrender of the Certificates.

   (c) Buyer may retain any dividends or other distributions with respect to Buyer Shares with a record date on or after the Effective Time in respect of the holder of any unsurrendered Certificate with respect to the Buyer Shares represented thereby by reason of the conversion of shares of Company Common Stock pursuant to Sections 1.2(b), 1.3 and 1.4 hereof and no cash payment in lieu of fractional Buyer Shares shall be paid to any such holder pursuant to
Section 1.5(d) hereof until such Certificate is surrendered in accordance with this Article 1. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be released and paid, without interest, to the Person in whose name the Buyer Shares representing such securities are registered (i) at the time of such surrender or as promptly as practicable after the sale of the Excess Buyer Shares (as defined in Section 1.5(d) hereof), the amount of any cash payable in lieu of fractional Buyer Shares to which such holder is entitled pursuant to Section 1.5(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Buyer Shares issued upon conversion of Company Common Stock, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Buyer Shares.

   (d) Notwithstanding any other provision of this Agreement, no fraction of a Buyer Share will be issued and no dividend or other distribution, stock split or interest with respect to Buyer Shares shall relate to any fractional Buyer Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Buyer Shares. In lieu of any such fractional security, each holder of shares of Company Common Stock otherwise entitled to a fraction of a Buyer Share will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Buyer Shares which would otherwise be issued (the "Excess Buyer Shares"). The sale of the Excess Buyer Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent will, subject to
Section 1.5(e) hereof, hold such proceeds in trust for the holders of such shares (the "Buyer Shares Trust"). Subject to its right to withhold for taxes as described in Section 1.6 hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which the

Company's former stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Buyer Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional Buyer Share interests, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest.

   (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Buyer for their claim for (1) cash, if any, without interest, (2) Buyer Shares, if any, (3) any cash without interest, to be paid, in lieu of any fractional Buyer Shares and (4) any dividends or other distributions with respect to Buyer Shares to which such holders may be entitled. None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any Buyer Shares, (iii) any cash in lieu of fractional Buyer Shares or (iv) any dividends or distributions with respect to Buyer Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.3 hereof)), any such Buyer Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

   (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and any other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Company Common Stock.

   Section 1.6 Transfer Taxes; Withholding; Certain Stock.

   (a) If any certificate for a Buyer Share is to be issued to, or cash is to be remitted to, a Person who holds shares of Company Common Stock (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.14 hereof) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or
(ii) establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Buyer Shares (or cash in lieu of fractional Buyer Shares) otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Buyer or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by Buyer or the Exchange Agent.

   (b) Prior to the Effective Time, Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who
(a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent Section 16 of the Exchange Act is applicable to such person.

   Section 1.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article I.

   Section 1.8 Dissenting Shares. Notwithstanding Sections 1.2 and 1.4 hereof, to the extent that holders thereof are entitled to appraisal rights under
Section 262 of Delaware Law, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Buyer (and not the Company or Acquisition Sub).

   Section 1.9 Merger Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on a date determined in accordance with, in the case of the Forward Merger, the third sentence of Section 1.3(c) hereof and, in the case of the Reverse Merger, the proviso of the third sentence of Section 1.3(c) hereof, and in each case at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of Acquisition Sub in the case of the Forward Merger, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The certificate of incorporation of the Company in the case of the Reverse Merger shall be the certificate of incorporation of the Surviving Corporation, amended at the Effective Time to read in its entirety as the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law.

   Section 2.2 By-laws. The By-laws of Acquisition Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of formation of such entity and the By-laws of such entity.

   Section 2.3 Officers and Board of Directors.

   (a) From and after the Effective Time, the officers of Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

   (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except (i) as disclosed in the report on Form 10-K dated March 30, 2000 for the year ended December 31, 1999, the reports on Form 10-Q and Form 8-K filed by the Company since December 31, 1999 or the proxy statement dated April 5, 2000, in each case in the form filed by the Company with the SEC prior to the date of this Agreement or in such similar forms filed by the Company's subsidiaries for such periods or, to the extent it is readily apparent that such disclosure would be applicable hereto, in the disclosure schedules to the Chris-Craft Merger Agreement or the UTV Merger Agreement, and (ii) as disclosed in a separate disclosure schedule which has been delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), the Company hereby represents and warrants to Buyer:

   Section 3.1 Organization and Qualification; Subsidiaries.

   (a) Each of the Company and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Chris-Craft and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the television broadcasting industry,
(ii) changes in general economic conditions or securities markets in general, or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   (b) Other than with respect to UTV (the capitalization of which is described in Section 3.22 hereof) and its subsidiaries, all the outstanding shares of capital stock or other equity or voting interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.1(b) of the Company Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

   Section 3.2 Restated Certificate of Incorporation and By-Laws. The Company has made available to Buyer a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. The Restated Certificate of Incorporation and By-laws (or equivalent organizational documents) of the Company and its subsidiaries are in full force and effect. None of the Company or its subsidiaries is in material violation of any provision of its Restated Certificate of Incorporation or By-laws (or equivalent organizational documents).

   Section 3.3 Capitalization.

   (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 200,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock, and 50,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). At the close of business on June 30, 2000, (i) 4,510,823 shares of Class A Common Stock were issued and outstanding, 18,000,000 shares of Class B Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding; (ii) no shares of Class A Common Stock, Class B Common Stock or Preferred Stock were held by the Company in its treasury; and (iii) no shares of Class A Common Stock or Class B Common Stock were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of the Company have been issued. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. As of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) to vote or to dispose of any shares of the capital stock of any of the Company.

   (b) As of the date of this Agreement the Company, directly or indirectly, owns 5,509,027 shares of Common Stock of UTV, par value $.10 per share (the "UTV Common Stock").

   Section 3.4 Authority Relative to Agreement.

   (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement and the approval of the Merger by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting (as defined in Section 6.2 hereof) voting together as a single class. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   (b) The Special Committee has been duly authorized and constituted. The Special Committee, at a meeting thereof duly called and held on August 13, 2000, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (B) determined that this Agreement and the Merger should be approved and declared advisable and (C) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement. The Board of Directors of the Company, at a meeting thereof duly called and held on August 13, 2000, in reliance upon the advice of the Special Committee (X) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (Y) approved and declared the advisability of this Agreement and the Merger and (Z) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement.

   Section 3.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not,
(i) conflict with or violate the Restated Certificate of Incorporation or By-Laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 3.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (Federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the UTV Merger; provided, however, that for purposes of this Section 3.5(a), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any filings and approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder (collectively, the "Communications Act"), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the UTV Merger; provided, however, that for purposes of this Section 3.5(b), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   Section 3.6 Permits and Licenses; Contracts; Compliance with Laws.

   (a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the

Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted and contemplated to be conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or to the knowledge of the Company is bound by, any contract or agreement that contains a covenant restricting the ability of the Company or any of its subsidiaries or, after the Effective Time, could restrict the ability of Buyer or any of its subsidiaries or affiliates, to compete in any line of business or with any person or engage in any business in any geographic area.

   (c) The Company and its subsidiaries have operated their respective television stations and associated facilities (the "Company Stations"), in compliance with the terms of the Company Permits issued by the FCC to the Company and its subsidiaries ("Company FCC Licenses"), and in compliance with the Communications Act, and the Company and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Company Stations and have timely paid all FCC regulatory fees with respect thereto, in each case except as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of any of the broadcasting facilities of the Company's subsidiaries' New York or Los Angeles television stations and would not have a Company Material Adverse Effect and (ii) would not result in the loss of the Company's subsidiaries' main station license issued by the FCC with respect to any of the Company's subsidiaries' New York or Los Angeles television stations and would not have a Company Material Adverse Effect. (i) There is not, as of the date of this Agreement, pending or, to the Company's knowledge, threatened before the FCC any material proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries and (ii) there is not pending or, to the Company's knowledge, threatened before the FCC any proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries, except for any such proceedings, notices, orders, complaints or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (d) Except as disclosed in Section 3.6(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation or default of, nor has the Company or, to the knowledge of the Company, any subsidiary or affiliate thereof received written notice from any third party alleging that the Company or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger or the UTV Merger.

   (e) Set forth in Section 3.6(e) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of all (i) network affiliation agreements, (ii) employment agreements involving payments in excess of $100,000 per annum or $300,000 in the aggregate, (iii) talent agreements involving payments in excess of $250,000 per annum or $500,000 in the aggregate, (iv) program or film syndication or license agreements requiring remaining payments after the date hereof of more than $500,000 per annum or $2,500,000 in the aggregate or, in the case of barter agreements, having a term ending more than one year from the date hereof, (v) retransmission consent agreements entered into with any direct satellite providers and each of the top 10 (ranked by number of subscribers) multiple system operators, and (vi) agreements licensing or creating any obligations with respect to the current or future use of the digital data stream of any digital television ("DTV") station owned or to be constructed by the Company or any of its subsidiaries that would be in effect following the Effective Time, to which, in each case, the Company or any of its subsidiaries is a party, and the Company has made available to Buyer true and complete copies of the agreements described in this Section 3.6(e). Also set forth in Section 3.6(e) of the Company Disclosure Schedule are the most recent syndicated program and feature film inventory reports for each of the Company Stations.

   (f) Section 3.6(f) of the Company Disclosure Schedules sets forth a list, as of the date of this Agreement, of all material licenses and construction permits held by the Company with respect to the construction and operation of DTV stations in each of the markets in which the Company and its subsidiaries operate broadcast television stations (the "DTV Stations"). Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances existing as of the date of this Agreement that would prevent the construction and operation of the DTV Stations by the relevant deadline established by the FCC.

   (g) Set forth in Section 3.6(g) of the Company Disclosure Schedule is a list of all attributable interests, as defined at Note 2 to 47 C.F.R. Section 73.3555, of the Company and its subsidiaries in any broadcast radio or television station, daily English language newspaper or cable television system.

   Section 3.7 SEC Reports. The Company and UTV have filed with the SEC, and have heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company and UTV since January 1, 1997 (together with all information incorporated therein by reference, the "Company SEC Reports"). Except for UTV, no subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and UTV and their respective consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as and to the extent set forth in Section 3.7 of the Company Disclosure Schedule, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Company Material Adverse Effect, including, to the extent covered by the definition of such term set forth in
Section 3.1 hereof, any adverse effect on the Company's investment in UTV, and
(b) since December 31, 1999 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by the Company or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company, the Company's special dividend which was paid in February 2000 and the UTV regular annual cash dividend paid in April 2000), (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice, or (E) any action, event, occurrence or transaction that would have been prohibited by Section 5.1 hereof if this Agreement had been in effect since December 31, 1999.

   Section 3.9 Absence of Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.10 Employee Benefit Plans.

   (a) Section 3.10(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), maintained, contributed or required to be contributed to by the Company, any of its subsidiaries or any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or with respect to which the Company, any of its subsidiaries or any ERISA Affiliate could incur liability under Section 4069 of ERISA (the "Company Benefit Plans"), each, with respect to which current and former employees of the Company and any of its subsidiaries (the "Company Employees") participate. No Company Benefit Plan has ever been or is currently subject to or governed by the Laws of any jurisdiction other than the United States or any State or Commonwealth of the United States. The Company has provided to Buyer a true and correct copy of each of the following documents, including any amendments thereto, with respect to each Company Benefit Plan, other than Multiemployer
Plans: (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) all plan documents for such Company Benefit Plan, (iii) each trust agreement, insurance contract or other funding vehicle relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code or voluntary employees' benefit association ("VEBA") qualified under Section 501(c)(9) of the Code. Except as specifically provided in the foregoing documents delivered to Buyer or except as otherwise contemplated by this Agreement or except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. The Company will, promptly following the date of this

Agreement, request a copy of each Company Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and the Company shall deliver such copy of the plan to Buyer promptly upon its receipt thereof.

   (b) Each Company Benefit Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining or other labor union contract or agreement, and in compliance with applicable laws. The Company, its subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Benefit Plans, except for any defaults or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Company Benefit Plans, no event has occurred and no condition or set of circumstances exists, in connection with which the Company, any of its subsidiaries or any ERISA Affiliate is subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by any Governmental Authority nor has the Company, any subsidiary or any ERISA Affiliate been notified of any audit or investigation. Neither the Company nor any ERISA Affiliate has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with
(i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 400l(a)(3) and 4063, respectively, of the Code), and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (c) The Company has made available to Buyer: (i) copies of all employment agreements with executive officers of the Company and its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees which contain change in control provisions. Except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, or except as otherwise contemplated by this Agreement neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any of its subsidiaries from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any material benefits, (iv) result in a restriction on Buyer's ability to amend, modify or terminate any plan, (v) trigger a requirement for funding or the acceleration of funding of any material benefits, (vi) commence a period during which a subsequent termination of employment by a Company Employee will entitle such Company Employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (vii) result in a reportable event within the meaning of Section 4043(c) of ERISA for which a notice requirement has not been waived. There are no outstanding options to purchase Company Common Stock or any other equity security of the Company and there are no other awards or grants outstanding that relate to the Company Common Stock or other equity securities of the Company. Without limiting the generality of the foregoing, except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no amount paid or payable by the Company to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

   (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Each Company Benefit Plan that is a VEBA meets the requirements of Section 501(c)(9) of the Code.

   (e) The Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former officers, directors or employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

   (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of the ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

   (g) The Company has taken reasonable steps to ensure that each individual classified by the Company or any subsidiary as an independent contractor has been properly classified as such.

   Section 3.11 Labor Matters. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such contract except for any breaches or failures to comply that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.12 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

   (a) the Company and its subsidiaries (i) are in compliance with all, and, to the Company's knowledge, are not subject to any asserted liability or liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

   (b) neither the Company nor any Company subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries or, to the Company's knowledge as of the date of this Agreement, any of their predecessors in interest, is or may be in violation of, or liable under, any Environmental Law;

   (c) (i) neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee or is the subject of a claim for personal injury or property damage for any liability under any Environmental Law or relating to any Hazardous Materials; and

   (d) none of the real property owned or leased by the Company or any of its subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

   For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

     "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls and (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

   Section 3.13 Trademarks, Patents and Copyrights.

   (a) Except as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries own, or possess necessary or required licenses, to be used in each case in the manner currently used, or other necessary or required rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information (the "Intellectual Property Rights") used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), and (ii) neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property Rights.

   (b) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company

Intellectual Property Rights, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.14 Taxes.

   (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing; and (ii) "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

   (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect (unless stated otherwise below): (i) each of the Company and each of its subsidiaries has timely filed all U.S. Federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting in writing or, to the knowledge of the Company or its subsidiaries after due inquiry, threatening in writing to assert against the Company or any of its subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its subsidiaries without regard to whether such waiver or extension could have a Company Material Adverse Effect in connection with Federal, New York State and California Taxes; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 1999 (and the notes thereto) (the "1999 Balance Sheet") and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries; (vi) the Company and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of the Company or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due, (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the Federal income Tax Returns for the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of Federal income Taxes for such periods have expired) for all years through 1995; (x) the Company and its subsidiaries have given or otherwise made available to Buyer correct and complete copies of (A) all Federal income Tax Returns of the Company and UTV filed for periods ending after December 31, 1993 and (B) income Tax returns filed on behalf of KCOP Television, Inc. and affiliates for California and WWOR-TV, Inc. for New Jersey and New York State for tax years 1997 and 1998; (xi) neither the Company nor any of its subsidiaries are a party to any agreement relating to the sharing, allocation, or indemnification of Taxes or any similar contract or arrangement without regard to whether any such agreement could have a Company Material Adverse Effect other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; (xii) neither the Company nor any of its subsidiaries have agreed, or is required to make, any adjustment under Section 481 of the Code; (xiii) the Company and each of its subsidiaries were not, at any time during the period specified in
Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code without regard to whether such status could give rise to a Company Material Adverse Effect; and (xiv) there have been no redemptions by the Company or any of its subsidiaries since March 31, 1998 without regard to whether such redemptions could give rise to a Company Material Adverse Effect.

   Section 3.15 Tax Matters. None of the Company or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 3.16 Title to Properties; Assets. Neither the Company nor any of its subsidiaries owns, or has any material interest in, (i) any material assets in Australia or (ii) any television, media or other broadcasting assets in Australia. Except in each case as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of the broadcasting facilities of the Company's subsidiaries' New York or Los Angeles television stations and (ii) would not have a Company Material Adverse
Effect:

   (a) Each of the Company and its subsidiaries has good, marketable fee simple title to its owned properties and assets or good and valid leasehold interests in all of its leasehold properties and assets together with full legal and practical access to all of its properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens.

   (b) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all deeds in respect of property which it owns, and all such leases and deeds are in full force and effect. Section 3.16(b) of the Company Disclosure Schedule sets forth a description of (i) each lease to which it is a party relating to its television broadcasting, (ii) all other leases to which it is a party in which the annual rental payments exceed $250,000 or which contemplate aggregate payments in excess of $500,000 and (iii) each deed under which it is the owner; and a copy of each such lease or deed, as applicable, has previously been provided to Buyer. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases. There are no facts that would prevent Buyer or any of its subsidiaries from using or occupying all of the leased and owned property referred to in clauses (i), (ii) and (iii) above, after the Effective Time, in the same manner such leased and owned property is used or occupied by the Company or its subsidiaries immediately prior to the Effective Time.

   (c) The assets of the Company and each of its subsidiaries constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in, the conduct of the business as it is now being conducted and contemplated to be conducted by the Company and its subsidiaries. At all times since December 31, 1999, each of the Company and its subsidiaries has caused such assets to be maintained in accordance with good business practice, and all of such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

   Section 3.17 Year 2000 Compliance.

   (a) The Company has adopted a plan that it believes will cause Company Systems (as defined below) to be Company Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems.

   (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the year 2000.

   Section 3.18 Opinion of Financial Advisors. The Special Committee has received the written opinion of Wasserstein Perella & Co. (the "Company Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company (other than Chris-Craft) from a financial point of view, and the Company will deliver a copy of such opinion to Buyer promptly after the date of this Agreement.

   SECTION 3.19 Vote Required. At the Stockholders' Meeting, the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock voting together as a single class are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

   SECTION 3.20 Brokers. The Company Financial Advisor has entered into a letter of engagement with the Special Committee in connection with the Merger, a copy of which has previously been provided to Buyer. Except as disclosed in
Section 3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than as provided in a letter of engagement previously provided to Buyer.

   SECTION 3.21 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render inapplicable to the Merger and the Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

   SECTION 3.22 UTV.

   (a) As of the date of this Agreement, the authorized capital stock of UTV consists of 25,000,000 shares of UTV Common Stock and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("UTV Preferred Stock"). At the close of business on June 30, 2000, (i) 9,486,173 shares of UTV Common Stock were issued and outstanding and no shares of UTV Preferred Stock were issued and outstanding; (ii) no shares were held by UTV in its treasury; and (iii) 234,570 shares of UTV Common Stock were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of UTV have been issued except pursuant to exercise of options of UTV outstanding as of September 30, 1999 in accordance with the terms thereof. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of UTV are issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth above or in Section 3.22(a) of the Company Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which UTV or any of its subsidiaries is a party or by which any of them is bound obligating UTV or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of UTV or of any of its subsidiaries or obligating UTV or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of UTV are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of UTV or any of its subsidiaries, and no securities or other instruments or obligations of UTV or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of UTV having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of UTV may vote. Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of UTV or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of UTV or
(ii) to vote or to dispose of any shares of the capital stock of any of UTV's subsidiaries.

   (b) As of the date of this Agreement, the Company, directly or indirectly, owns 5,509,027 shares of UTV Common Stock.

                                   ARTICLE IV

                    Representations and Warranties of Buyer

   Except as disclosed in its Annual Report on Form 20-F filed with the SEC on October 27, 1999 and the reports on Form 6-K filed with the SEC on November 3, 1999, February 15, 2000 and May 12, 2000, or in a separate disclosure schedule which has been delivered by Buyer to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Buyer hereby represents and warrants to the Company that:

   Section 4.1 Organization and Qualification; Subsidiaries. Each of Buyer and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industry in which Buyer conducts business, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 4.2 Charter Documents. Buyer has made available to the Company a complete and correct copy of the constitution, as amended to date, of Buyer. The constitution (or equivalent organizational documents) of Buyer and its subsidiaries are in full force and effect. Except as would not have a Buyer Material Adverse Effect, none of Buyer or its subsidiaries is in violation of any provision of its corporate charter documents (or equivalent organizational documents).

   Section 4.3 Capitalization. (a) No shares of capital stock of Buyer are owned by any subsidiary of Buyer. All outstanding shares of capital stock of Buyer are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Buyer or any of its subsidiaries, and no securities or other instruments or obligations of Buyer or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are no contracts of any kind to which Buyer or any of its subsidiaries is a party or by which

Buyer or any of its subsidiaries is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are not any outstanding contractual obligations of Buyer or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of Buyer as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of Buyer or any of its subsidiaries.

   (b) All shares of Buyer Preferred Stock underlying the Buyer Shares to be issued in the Merger, when deposited with the Custodian in accordance with
Section 1.5(a) hereof and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of Buyer Shares evidencing Preferred Stock against the deposit of Buyer Preferred Stock in accordance with the terms of the Deposit Agreement, the Buyer Shares to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Liens, and the persons in whose names the Buyer Shares are registered will be entitled to the rights of registered holders of Buyer Shares specified in the Deposit Agreement, and the Buyer Shares will conform in all material respects to the description of the Buyer Shares set forth on the proxy statement dated July 10, 1997 of Heritage Media Corporation, which proxy statement was incorporated by reference into the Registration Statement on Form F-4 of Buyer. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of Buyer, has been duly and validly executed and delivered by Buyer, and, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 4.4 Authority Relative to Agreement. Buyer and its subsidiaries have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer and certain of its subsidiaries of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer or any of its subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than any necessary stockholder approval of Buyer (as provided in Section 4.5(b) hereof) or of any publicly owned subsidiaries of Buyer in connection with Section 6.18 hereof, which shall be obtained in accordance with Section 6.2(b) hereof). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Newco-FTH Agreement (as hereinafter defined), when executed and delivered by the parties thereto, will have been duly and validly executed and delivered by such parties and will constitute a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

   Section 4.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, (i) conflict with or violate the corporate charter documents (or equivalent organizational documents) of (A) Buyer or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law or the Listing Rules (the "ASX Listing Rules") of the Australian Stock Exchange Limited ("ASX") applicable to Buyer or any of its subsidiaries or by which any property or asset of Buyer or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any property or asset of Buyer or any of its subsidiaries is bound or affected, except, in the case of clauses
(i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 4.5(a), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings and approvals as may be required under the Communications Act, filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE filings and recordings of appropriate documents with, and announcements to, the Australian Securities and Investment Commission and the ASX, and a waiver from the ASX (or, if not obtained, the approval of Buyer's shareholders at a special meeting of Buyer shareholders (the "Buyer Shareholder Approval") with respect to the Listing Rule 10.1 of the ASX Listing Rules (the "ASX Waiver") and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(b), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 4.6 Permits and Licenses. Buyer or its subsidiaries have (i) operated the television stations and associated facilities for which Buyer or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Buyer or its subsidiaries (the "Buyer Licensed Facilities"), in compliance with the terms of the permits issued by the FCC to Buyer or its subsidiaries ("Buyer FCC Licenses"), and in compliance with the Communications Act, and (ii) timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Buyer Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Buyer Material Adverse Effect. As of the date hereof, to Buyer's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Buyer or any of its subsidiaries, relating to any of the Buyer Licensed Facilities or FCC regulated services conducted by Buyer or its subsidiaries that, if adversely decided, would have a Buyer Material Adverse Effect.

   Section 4.7 Buyer SEC/ASX Reports. Buyer has filed with the SEC and ASX all forms, reports, schedules, statements and other documents required to be filed with the SEC and ASX by Buyer since January 1, 1997 (together with all information incorporated therein by reference, the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act or the ASX Listing Rules, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports, and none of the Buyer Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the Buyer Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or the ASX with respect thereto, have been prepared in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP as required by SEC rules (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Buyer and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

   Section 4.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Buyer Material Adverse Effect, and (b) since December 31, 1999 to the date of this Agreement, each of Buyer and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice.

   Section 4.9 Tax Matters. None of Buyer or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 4.10 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer.

   Section 4.11 Interim Operations of Acquisition Sub. In the case of the Reverse Merger, Acquisition Sub will be a newly formed indirect subsidiary of Buyer or a newly formed subsidiary of Chris-Craft (unless the Chris-Craft Merger has not occurred prior to the Effective Time), will be a Delaware corporation and, when formed, will have been formed solely for the purpose of engaging in the transactions contemplated hereby, the Chris-Craft Merger and the UTV Merger, as applicable, and will have engaged in no business other than in connection with such transactions and the transactions contemplated by this Agreement. In the case of the Forward Merger, Acquisition Sub will be News Publishing Australia Limited, a Delaware corporation, of which Buyer directly owns and will continue to own at least 80% of the total combined voting power of all classes of stock entitled to vote and 80% of the total number of shares of each other class of stock of such corporation.

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (x) as expressly contemplated by this Agreement (including, without limitation, as set forth in Section 5.1 of the Company Disclosure Schedule or as set forth as an exception or qualification to paragraphs (a) through (n) of this Section 5.1), (y) as expressly authorized pursuant to the Chris-Craft Merger Agreement, and (z) as Buyer shall otherwise agree in advance in writing, the business of the Company and its subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company's business organization, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require or permit the Company to offer retention bonuses or other non-ordinary course compensation to such individuals without Buyer's written consent) and to preserve the current relationships of the Company and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which the Company and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, the Company will not do, and, subject to the fiduciary duties of the Company to UTV and the members of the Board of Directors of UTV, shall not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

   (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws of the Company or, in any material respect, that of any of its subsidiaries;

   (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of the Company or any of its subsidiaries, (ii) any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate (including, for purposes of calculating such $500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to
Section 5.1(b) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(b) of the UTV Merger Agreement);

   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock (other than cash dividends payable by any wholly owned subsidiary (or by UTV if permitted under the UTV Merger Agreement)) with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice);

   (d) in the case of the Company, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

   (e) (i) except in connection with acquisitions or investments which are made in the ordinary cause of business consistent with past practice not in excess of $10,000,000 individually or $25,000,000 in the aggregate (including, for purposes of calculating such $25,000,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to Section 5.1(e) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to
Section 5.1(e) of the UTV Merger Agreement) and which the Buyer has not reasonably objected to as presenting any meaningful risk of resulting in the FCC Consent (with no Adverse Condition) not being obtained or delayed for more than an immaterial period of time and except with respect to the reinvestment of marketable securities or investment assets, and the investment of cash generated by the operations of the Company and its subsidiaries in marketable securities, in each case in the ordinary course of business consistent with past practice (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system, as defined at Note 2 to 47 C.F.R. Section 73.3555; or
(B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which the Company has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of 110% of the amounts currently budgeted for fiscal year 2000, and with respect to fiscal year 2001, in excess of 120% of the amount budgeted for fiscal year 2000, in each case for the Company and its subsidiaries taken as a whole; provided that any amounts budgeted in respect of DTV may be reallocated between the two years or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require the Company to take any action prohibited by this subsection (e);

   (f) except as set forth in Section 6.12 hereof or as required by Law or by the terms of any collective bargaining agreement or other labor union contract or other agreement currently in effect between the Company or any subsidiary of the Company and any executive officer or employee thereof, (provided, however, that except as contemplated hereby no actions shall be taken with respect to the acceleration of vesting or cashing-out of Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise), increase the compensation payable or to become payable to its executive officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of it or any of its subsidiaries, or establish, adopt, enter into or amend in any respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent the Company or any of its subsidiaries from (i) making severance payments to the extent contractually obligated under contractual arrangements currently existing at the Company or such subsidiary and previously disclosed to Buyer, (ii) increasing compensation in accordance with the provisions of agreements with executive officers or employees in accordance with the terms of such agreements in effect on the date of this Agreement, provided that if any such agreement does not specify the amount of such increase, no such increase shall (A) fail to be in the ordinary course of business and in accordance with the past practices of the Company and
(B) exceed 10 percent of the compensation of such executive officer or employee in effect on the date of this Agreement, or (iii) increasing compensation for employees who are not parties to agreements relating to compensation, provided that each such increase (A) is in the ordinary course of business, and in accordance with the past practices of the Company and (B) does not exceed, with respect to any employee, 10 percent of the compensation of such employee on the date of this Agreement;

   (g) change (except as required by the SEC or changes in GAAP which become effective after the date of this Agreement) any accounting methods, policies, practices or procedures;

   (h) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to the Company prior to the date of this Agreement would have resulted in a breach of Section
3.4 hereof;

   (i) settle or compromise any material arbitration, action, suit, investigation or proceeding (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof), other than in the ordinary course of business consistent with past practice not in excess of $2,500,000 in the aggregate (including for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft (other than in respect of Excluded Matters) (as defined in the Chris-Craft Merger Agreement), UTV or the Company pursuant to Section 5.1(i) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(i) of the UTV Merger Agreement); provided, however that the Company shall not in any event settle any arbitration action, suit, investigation or proceeding arising out of this Agreement, the Voting Agreement or the matters contemplated hereby or thereby without Buyer's consent (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof);

   (j) settle or discharge any material liability of a type not covered in subsection (i) above, other than in accordance with its terms or on terms no less favorable to the Company and its subsidiaries;

   (k) amend or waive any right under or enter into any agreement with any affiliate of the Company (other than its wholly owned subsidiaries or UTV in the ordinary course of business consistent with past practice) or with any stockholder of the Company or any of its subsidiaries or any affiliate of any such stockholder;

   (l) enter into, amend in any material respect or terminate any network affiliation agreement, retransmission consent agreement or, except in the case of agreements terminable without cost or penalty by the Company prior to the Closing or by Buyer within 30 days thereafter, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any DTV Station;

   (m) enter into, amend or terminate any film or program license or syndication agreement (each a "Program Agreement") involving aggregate payments of more than (i) $2,500,000 in the aggregate on a per Program Agreement, per station basis (including, for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(m) of the UTV Merger Agreement), (ii) $5,000,000 in the aggregate (including, for purposes of calculating such $500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, the Company or UTV pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of UTV pursuant to Section 5.1(m) of the UTV Merger Agreement) on a per station basis, (iii) $500,000 per annum on a per Program Agreement, per station basis and (iv) barter agreements that expire after December 31, 2001; or

   (n) enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to, do any of the foregoing actions set forth in this Section 5.1.

   Section 5.2 FCC Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries: (i) to use its reasonable best efforts to comply with all material requirements of the FCC applicable to the operation of the Company Stations; (ii) promptly to deliver to Buyer copies of any material reports, applications or responses filed with the FCC; (iii) promptly to notify Buyer of any inquiry, investigation or proceeding initiated by the FCC; (iv) not to make or revoke any material election with the FCC; and (v) use its reasonable best efforts to take all actions necessary to complete construction and initiate operation of the DTV Stations by the relevant deadline established by the FCC, as it may be extended, and to consult with Buyer about, and keep Buyer reasonably informed of, the progress of construction of the DTV Stations.

   Section 5.3 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Buyer of any Federal, California, New Jersey or New York income or franchise tax and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Buyer's consent, which consent shall not be unreasonably withheld; and (v) not make or revoke any material Tax election or adopt or change a material tax accounting method without Buyer's consent.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption of this Agreement and the approval of the Merger and (ii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to be issued to the stockholders of the Company pursuant to the Merger. In addition to the foregoing, Buyer shall make such other appropriate filings and deliveries as may be required by applicable law (including any applicable prospectus delivery requirements thereof). Each of Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective at such time as they shall agree, and, prior to the effective date of the Registration Statement, Buyer shall use reasonable best efforts to take all or any action required under any applicable Federal or state securities Laws in connection with the issuance of Buyer Shares pursuant to the Merger. If requested by the SEC, each of the Forward Merger and the Reverse Merger shall be submitted to the Company's stockholders at the Stockholders' Meeting (as defined in Section 6.2) as separate proposals. Each of Buyer and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Each of Buyer and the Company shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

   (b) The Proxy Statement shall include the recommendations of the Special Committee and the Board of Directors of the Company to the stockholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that the Special Committee and the Board of Directors of the Company may take or disclose to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting (as defined in Section 6.2 hereof), withdraw, modify, or change any such recommendation to the extent that the Special Committee or the Board of Directors of the Company determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be the Company's regularly engaged outside legal counsel). Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders at its Stockholders' Meeting even if the Special Committee or the Board of Directors of the Company determines at any time after the date hereof that is no longer advisable or recommends that the Company's stockholders reject it.

   (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Buyer or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) The information supplied by Buyer for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or any of its subsidiaries, or their respective officers or directors, should be discovered by Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Buyer shall promptly inform the Company. All documents that Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   Section 6.2 Stockholders' Meetings.

   (a) The Company shall, as promptly as practicable following the date of this Agreement establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), for the purpose of voting upon the adoption of this Agreement and approval of the Merger, and the Company shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to cause the Stockholders' Meeting to occur on the same day as the meetings of stockholders are held to consider the Chris-Craft Merger and the UTV Merger. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other action necessary or advisable to secure the vote of its stockholders, required by the NYSE or Delaware Law, as applicable, to obtain such approvals; provided, however, that the Company shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting (but shall nonetheless remain obligated to submit this Agreement to a vote of its stockholders) to the extent that the Board of Directors of the Company determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel).

   (b) Without limiting the provisions of Section 4.4 hereof, Buyer shall, as promptly as practicable following the date of this Agreement, obtain, and cause its subsidiaries to obtain, all stockholder and other approvals, including the Buyer Shareholder Approval if required, necessary to consummate the Merger and the other transactions contemplated hereby, including, without limitation, entering into and performing the agreements and transactions contemplated by
Section 6.18 hereof.

   Section 6.3 Appropriate Action; Consents; Filings.

   (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein (the "FCC Application"). The parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated herein and to cause the conditions to the Forward Merger and, if a Restructuring Trigger has occurred, the Reverse Merger, in each case as set forth in Article VII to be satisfied (including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as reasonably possible; provided, however, that Buyer and FTH shall have the right to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555) as in effect on the date of this Agreement (the "FCC Multiple Ownership Rules"); provided, that Buyer and FTH shall regularly consult with the Company during the processes referred to in this
Section 6.3 and consider in good faith the views of the Company with respect thereto; and provided, further, that, in connection with the Merger, Buyer and FTH shall not seek a waiver of Section 73.3555 of the FCC's rules except for a temporary waiver of subsections (b), and (e) thereof for a period not to exceed twelve months from the Closing Date for television divestitures required in order to obtain the FCC Consent (as defined in Section 7.1(e) hereof) and, with respect to subsection (d) thereof, in the FCC Application when it is filed, Buyer will (1) maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and (2) request in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold the two television stations and newspaper for a period not to extend beyond the date which is the later of (A) twelve months from the Closing Date and (B) the conclusion of any then pending FCC rule making proceeding regarding 47 C.F.R. Section 73.3555(d); provided, that the foregoing sentence shall be subject to the provisions of subsection
(b) below. Failure to obtain any of the waivers set forth above shall not limit Buyer's obligations pursuant to subsection (b) below.

   (b) Notwithstanding anything to the contrary in this Agreement other than the following sentence, the Company and Buyer and FTH each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be validly required by any U.S. federal, state or local antitrust or competition Governmental Authority, or by the FCC or similar Governmental Authority, or by any Australian Law, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent (as defined below), or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority (each, an "Order"), that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, (i) neither Buyer nor FTH shall be required to divest any of its material assets or accept any material limitation on any of its material businesses other than (x) the divestiture of such broadcast assets (i.e., newspaper and television stations) as it is required to divest or (y) the material limitation on such broadcast assets or Buyer's and FTH's operation thereof as it is required to be subject to, in the case of each of clauses (x) and (y) in order to comply with the FCC Multiple Ownership Rules or a final Order in an action brought by an antitrust or competition or FCC or similar Governmental Authority, (ii) notwithstanding clause (i), neither the Company, Buyer nor FTH shall be required to divest or to hold separate, or to accept any substantial limitation on the operation of, or to waive any rights material to, the Los Angeles television station of Buyer or the Company (each of the actions described in clause (i) and (ii) above being an "Adverse Condition"), (iii) neither party shall be required to take any of the foregoing actions if such action is not conditioned on the consummation of the Merger and (iv) without limiting Buyer's obligations set forth herein, the Company shall not agree to any of the foregoing without Buyer's consent and, at Buyer's request, the Company shall agree to any of the foregoing so long as such agreement is conditioned upon consummation of the Merger.

   (c) Each of Buyer, FTH and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Buyer, FTH and the Company shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above, necessary, proper or advisable to consummate the Forward Merger or, if a Restructuring Trigger has occurred, the Reverse Merger; provided that neither Buyer nor FTH shall be required to pay, and the Company shall not pay, without Buyer's prior written consent, any material consideration to obtain any such third party consent.

Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

   Section 6.4 Access to Information; Confidentiality.

   (a) From the date hereof to the Effective Time, Buyer will comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated by this Agreement and to make available information regarding Buyer and its subsidiaries as the Company may reasonably request.

   (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, the Company will provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all employees, sites, properties, information and documents which Buyer may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company; provided, however, that the Company shall not be required to provide access to any employees, sites, properties, information or documents which would breach any agreement with any third-party or which would constitute a waiver of the attorney-client or other privilege by the Company.

   (c) Except with respect to matters related to the hiring of employees and the solicitation for hiring of employees, which matters shall be governed by the provisions of Section 6.17 hereof, the parties hereto shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated September 16, 1999 between Buyer and Chris-Craft, as supplemented by the Addendum to the Confidentiality Agreement, dated August 7, 2000 (as so supplemented, the "Confidentiality Agreement"); provided that, following any termination of this Agreement, Section 6.17 hereof shall be of no further force or effect.

   (d) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.
   Section 6.5 No Solicitation of Competing Transactions.

   (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Buyer as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement and the approval of the Merger by the stockholders of the Company, nothing contained in this Section 6.5 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the

Company (1) provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and provides, in any such notice to Buyer in reasonable detail the identity of the Person making such proposal and the material terms and conditions of such proposal, and (2) has received from such person or entity an executed confidentiality agreement or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law.

   (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to
Section 5.1 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 25% of the voting power of the capital stock then outstanding or more than 25% of the assets of the Company and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

   For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the capital stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment, after consultation with independent legal counsel and its financial advisors, to be more favorable to the Company's stockholders than the Merger.

   Section 6.6 Directors' and Officers' Indemnification and Insurance.

   (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were officers, directors or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

   (b) The Surviving Corporation shall maintain (or cause to be maintained) in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.6 more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; and provided further that if the annual premiums exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   (c) In addition to the other rights provided for in this Section 6.6 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.6(b)), from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law (the "Indemnifying Party"), (i) indemnify and hold harmless (and release from any liability to Buyer or the Surviving Corporation or any of their respective subsidiaries), the individuals who, on or prior to the Effective Time, were officers, directors or employees of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's current or former subsidiaries or affiliates (including, without limitation, those affiliates listed in Section 6.6(c) of the Company Disclosure Schedule (collectively, "Covered Affiliates") or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (the "Indemnitees") against all Expenses (as defined hereinafter), losses, claims, damages, judgments or amounts paid in settlement ("Costs") in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director, officer, employee or stockholder (controlling or otherwise) of the Company or any of its current or former subsidiaries or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby (an "Indemnifiable Claim"; except for acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law); provided that the Surviving Corporation and Buyer shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Buyer and the Surviving Corporation; and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim (including in circumstances where the Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided that, the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. Any Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained shall be reasonably acceptable to Buyer. The Indemnifying Party shall be entitled to assume and control the defense of any potential Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of its receipt of notice from the Indemnified Party that a potential Indemnifiable Claim has been made and so long as it unconditionally agrees in writing (x) to indemnify fully and indefinitely, subject only to limitations required by applicable Law, and (y) not to seek repayment of any Expenses advanced (unless such repayment would otherwise be available pursuant to clause (ii) of the first sentence of this Section 6.6(c) solely because such matter was excluded from the definition of Indemnifiable Claim pursuant to the exception contained in the definition thereof appearing immediately prior to the initial proviso in this subsection) from, the Indemnitees in respect of such potential Indemnifiable Claim, and acknowledges in writing its obligation to do so under this Section; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Indemnifiable Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Indemnifiable Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Indemnifiable Claim may be settled by any Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. For the purposes of this Section 6.6, "Expenses" shall include reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in

(including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim, but shall exclude damages, losses, claims, judgments and amounts paid in settlement. The term "Indemnitees" shall exclude persons who both (x) were serving as officers or directors or employees of the Covered Affiliates listed on Section 6.6(c) of the Company Disclosure Schedule at the request of an entity other than the Company or one of its current or former subsidiaries, or any predecessor thereto, and (y) are not otherwise an Indemnitee.

   (d) Notwithstanding anything contained in Section 9.1 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely, is intended to benefit each Indemnitee, shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors. In the event that Buyer or the Surviving Corporation or any of its subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or the Surviving Corporation or its subsidiary, as the case may be, shall expressly assume and be bound by the indemnification obligations set forth in this Section 6.6.

   (e) The obligations of the Surviving Corporation, its subsidiaries and Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6).

   Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied or
(z) the Forward Merger not to be consummated and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 6.8 Tax Matters. Buyer and Chris-Craft shall submit any filings or documents necessary to obtain the IRS Ruling and shall engage, through their representatives in any communications with the IRS and Buyer and, on behalf of the Company, Chris-Craft shall control the process of obtaining the IRS Ruling. Buyer and the Company shall make reasonable best efforts to obtain the IRS Ruling, the tax opinions set forth in Sections 7.2(f) and 7.3(c) hereof, and the FCC Consent, including taking any reasonable actions requested by the IRS or the FCC in connection with obtaining the IRS Ruling and the FCC Consent and cooperating in preparing and submitting any filings and documents to the IRS and the FCC in a prompt manner. In the case of the Forward Merger (a) the Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code; (b) neither the Company nor Buyer nor their affiliates shall directly or indirectly (without the consent of the other) take any action, that would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement; (c) officers of Buyer, Acquisition Sub and the Company shall execute and deliver to (i) Squadron, Ellenoff, Plesent & Sheinfeld LLP, tax counsel to Buyer, and Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Company, certificates substantially in the form agreed to by the parties as of the date hereof and other appropriate representations at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with their respective deliveries of opinions, pursuant to Sections 7.2(f) and 7.3(c) hereof, with respect to the tax treatment of the Merger and (ii) Squadron, Ellenoff, Plesent & Sheinfeld LLP, counsel to Buyer and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Chris-Craft, such representations as are required by the IRS in order to issue the IRS Ruling; and (d) none of the Buyer, Acquisition Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

   Section 6.9 Stock Exchange Listing. Buyer and the Company shall (a) as promptly as reasonably practicable prepare and submit to the NYSE an application covering the Buyer Shares to be issued in the Merger, and shall use their reasonable best efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, (b) within two business days after the Effective Time, prepare and submit to ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares issued pursuant to the Merger and cause such securities to be approved for quotation by the ASX, and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, as soon as possible thereafter call a special meeting of shareholders to obtain the Buyer Shareholder Approval) and take all actions and prepare all documents and shareholder materials required in connection therewith.

   Section 6.10 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing rules of, or listing agreement or arrangement with, a national securities exchange or the ASX to which Buyer or the Company is a party. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement.

   Section 6.11 Affiliates of the Company. The Company represents and warrants to Buyer that prior to the date of the Stockholders' Meeting the Company will deliver to Buyer a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Buyer that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit A. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit A.

   Section 6.12 Employee Matters.

   (a) During the one-year period commencing on the Effective Date, Buyer shall provide or shall cause the Surviving Corporation to provide to each Company Employee employee benefits (including incentive opportunities but excluding benefits under equity-based plans) that are either (i) in the aggregate, substantially comparable to the benefits being provided to Company Employees as of the date of this Agreement under the Company Benefit Plans or (ii) substantially similar to those being provided to similarly situated employees of the Buyer (other than for former employees of the Company).

   (b) Without limiting the generality of paragraph (a) of this Section 6.12, if the Effective Time occurs prior to December 31, 2000, (1) each Company Employee who received an annual bonus in respect of 1999 and is eligible to receive an annual bonus for the year 2000 and who, is employed by the Company immediately prior to the Effective Time, shall be entitled to receive, in lieu of any other bonus to which the participant may otherwise be entitled under such plan, or for the period from January 1, 2000 through the Effective Time, as the case may be, a prorated bonus (the "Pro-Rata Bonus"), determined by multiplying (i) the participant's annual bonus in respect of 1999 by (ii) a fraction, the numerator of which is equal to the number of days in calendar year 2000 through and including the Effective Time and the denominator of which is 366 and (2) each such Company Employee who remains employed with the Company (or its successor) or any affiliate thereof through December 31, 2000, shall be entitled to receive an additional bonus such that, when added to such employee's Pro-Rata Bonus, such employee's aggregate annual bonus in respect of 2000 is not less than such employee's annual bonus in respect of 1999. Such annual bonus with respect of 2000 shall be payable at such time that annual bonuses are normally paid to similarly situated employees of the Company. If the Effective Time occurs during the calendar year 2001, then the process described in (i) of the preceding sentence shall apply in an analogous manner to the Company's 2001 Bonus Plan and to other employees who receive an annual bonus in respect of the year 2000, with the references to the year 2000 therein being deemed to be references to the year 2001 and with references to the year 1999 therein being deemed to be references to the year 2000 and subject to Section 6.12(a), the process for determining the bonus for those who remain employed on and after the Effective Time through December 31, 2001 shall be determined in the discretion of the Buyer.

   (c) Without limiting the generality of paragraph (a) of this Section 6.12, with respect to each Surviving Corporation plan and such other employee benefit plans as may be maintained for Company Employees from time to time following the Effective Time by Buyer, the Surviving Corporation or any subsidiary of the Surviving Corporation (including, without limitation, plans or policies providing severance benefits and vacation entitlement), and service with the Company and any of its subsidiaries (or a predecessor to the Company's or any of its subsidiaries' business or assets) shall be treated as service with the Buyer, the Surviving Corporation or any of its subsidiaries, as the case may be, to the extent recognized in the comparable plans of the Company for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. In the event Company Employees are transferred to a new health plan maintained by the Surviving Corporation effective as of a date within the annual plan year for purposes of accumulating annual deductibles, copayments and out-of-pocket maximums, Company Employees shall be given credit for amounts they have paid under a corresponding benefit plan during the new health plan's year in which the Company Employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Surviving Corporation or any of its subsidiaries. Buyer shall also honor, or cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by the Company Employees under the plans, policies, programs and arrangements of the Company or any of its subsidiaries immediately prior to the Effective Time to the extent reserved against the Company's financial statements.

   (d) Without limiting the generality of paragraph (a) of this Section 6.12, the Surviving Corporation shall, or shall cause its subsidiaries to, honor, in accordance with their terms, and shall, or shall cause its subsidiaries to, make required payments when due under, all Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any Company Employee or any director of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that, subject to the provisions of Section 6.12(e) of the Chris-Craft Disclosure Schedule, the foregoing shall not preclude the Surviving Corporation or any of its subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms.

   Section 6.13 Letters of the Company's Accountants. The Company shall use reasonable best efforts to cause to be delivered to Buyer two "comfort" letters in customary form from PricewaterhouseCoopers LLP, the Company's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to Buyer.

   Section 6.14 Letters of Buyer's Accountants. Buyer shall use reasonable best efforts to cause to be delivered to the Company two "comfort" letters in customary form from Arthur Andersen LLP, Buyer's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to the Company.

   Section 6.15 [INTENTIONALLY OMITTED].

   Section 6.16 Other Merger Agreements. Buyer shall comply with its obligations under the Chris-Craft Merger Agreement and the UTV Merger Agreement. The Company shall comply with its obligations under the Voting Agreement related to the UTV Merger.

   Section 6.17 Employee Solicitation. In addition to, and not in limitation of any restrictions on the parties hereto contained in other documents, the parties hereto agree that during the period from the date hereof to the earlier of the termination of this Agreement or the consummation of the Merger, neither they nor any of their controlled affiliates shall solicit for employment any current senior management level employees or any of the three (3) highest compensated on air talent employees at each station of the other party hereto. This Section 6.17 shall govern in the event of any inconsistency between this
Section 6.17 and Section 6.4 hereof.

   Section 6.18 Post-Closing Covenant of Buyer. As of or promptly following the Effective Time, in the event of the Forward Merger (as defined in the Chris-Craft Merger Agreement) under the Chris-Craft Merger Agreement Buyer shall cause such assets as Buyer shall determine, but at a minimum shall include the broadcast assets and related liabilities held or previously held by the Company and its subsidiaries, to be transferred to and assumed by one or more direct or indirect subsidiaries of Buyer, and shall cause such assets and liabilities to be ultimately held by a newly formed subsidiary which is controlled by Buyer within the meaning of Section 368(c) of the Code ("Newco") of Fox Entertainment Group, Inc. ("FEG"). As of or promptly following the Effective Time, Newco and either FTH or a wholly owned subsidiary will enter into the Newco-FTH Agreement (as hereinafter defined). The Newco-FTH Agreement shall be an agreement prepared by Buyer and FTH as soon as practicable after the date hereof and in any event no later than August 31, 2000 which (i) reflects and is consistent with the terms set forth on Exhibit C hereto and (ii) otherwise is as Buyer and FTH shall determine, but which is consistent with the objective of obtaining the FCC Consent (without an Adverse Condition) with respect to the Forward Merger and, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), with respect to the Chris-Craft Merger, and the IRS Ruling; provided that it shall not contain any provisions as to which Chris-Craft or, if the Merger is to be effected as a Forward Merger, the Company reasonably objects by reason of concerns as to the Federal income tax treatment of the Chris-Craft Merger or, if the Merger is a Forward Merger, the Forward Merger, or the ability to obtain the FCC Consent (without any Adverse Condition) or the IRS Ruling for the Forward Merger or, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), for the Chris-Craft Merger. Buyer and FTH shall comply with this Section 6.18 in a manner deemed appropriate by Buyer and FTH; provided, that Buyer and FTH shall act in a manner that preserves (i) the qualification of the Merger or the Chris-Craft Merger, as the case may be, as a reorganization under Section 368(a) of the Code and (ii) the effectiveness and validity of the FCC Consent (as defined below). In the event (and only in the event) that the Merger is a Reverse Merger and the Chris-Craft Merger is a Reverse Merger (as defined in the Chris-Craft Merger Agreement), as of or promptly following the Effective Time, the broadcast assets and related liabilities held by the Company and its subsidiaries (or the Company and its subsidiaries themselves by way of merger) will be transferred to and assumed by FTH or one or more direct or indirect subsidiaries thereof. The foregoing processes contained in this Section 6.18 and the actions contemplated hereby shall be deemed to constitute "transactions contemplated by this Agreement" for purposes of Buyer's representations and warranties herein.

   Section 6.19 Form of Merger. In the event that there is a Ruling Failure or an FCC Failure (each, a "Restructuring Trigger"), then the Merger shall be effected as the Reverse Merger and not as the Forward Merger and, in lieu of News Publishing Australia Limited, a newly formed indirect subsidiary of Buyer (which could, at the election of Buyer, be a subsidiary of Chris-Craft unless the Chris-Craft Merger has not occurred prior to the Effective Time) shall be Acquisition Sub and Buyer shall cause such Acquisition Sub to execute a counterpart signature page to this Agreement and become a party hereto; provided, that, notwithstanding the foregoing, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), then such Acquisition Sub shall be a first-tier subsidiary of Buyer that is controlled by Buyer within the meaning of Section 368(c) of the Code. In the event that, following the occurrence of a Restructuring Trigger and prior to the Effective Time, subsequent events occur such that the conditions to effecting the Forward Merger are all satisfied, then the Merger shall occur as if such Triggering Event had never occurred. For purposes of this Agreement, a "Ruling Failure" shall be deemed to have occurred (i) if the IRS Ruling (as defined herein) is not obtained on or prior to the seven-month anniversary of the submission of the ruling request to the IRS (unless a responsible officer of the IRS has indicated to representatives of both the

Company and Buyer that the IRS Ruling is likely to be issued within the next succeeding three months and such IRS Ruling is so issued within such three-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the IRS has indicated to representatives of both Chris-Craft and Buyer prior to the three-month anniversary of this Agreement that the IRS Ruling, in form and substance reasonably satisfactory to each of the parties hereto, is not likely to be issued, and such indication shall not have been reversed or withdrawn prior to the five-month anniversary of the date of this Agreement or (iii) either Kaye, Scholer, Fierman, Hays & Handler, LLP or Squadron, Ellenoff, Plesent & Sheinfeld LLP indicates in writing to Chris-Craft and Buyer that it will not be able to deliver its respective opinion pursuant to Section 7.3 or Section 7.2, as the case may be. For purposes of this Agreement, an "FCC Failure" shall be deemed to have occurred (i) if the FCC Consent (without an Adverse Condition) is not obtained on or prior to the ten-month anniversary of this Agreement (unless a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent (without an Adverse Condition) will be issued within the next succeeding two months and such FCC Consent is so issued within such two-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent, in form and substance reasonably satisfactory to each of the parties hereto, will not be issued and, prior to the three- month anniversary of this Agreement, such indication shall not have been reversed or withdrawn; provided that no FCC Failure shall have occurred if a responsible officer of the FCC has indicated (and subsequently not withdrawn or changed such indication) to representatives of both the Company and Buyer that the sole reason or reasons for the FCC Consent (without an Adverse Condition) not having been obtained does not relate in any manner to whether the Merger is the Forward Merger or the Reverse Merger and that there is no material greater likelihood of obtaining the FCC Consent (without an Adverse Condition) with respect to the Reverse Merger than the Forward Merger.

   Section 6.20 Advance of Funds. Notwithstanding anything to the contrary contained in this Agreement, the Company shall (and shall be permitted to) advance funds to Chris-Craft on an as needed basis, including, without limitation, to pay any and all fees and expenses payable by Chris-Craft in connection with the Chris-Craft Merger; provided, however, that any such advances shall be made pursuant to short term loans on arms-length terms and must be repaid no later than 30 days after consummation of the Merger, unless the Chris-Craft Merger has also been consummated.

   Section 6.21 Obligations of FTH. In view of the fact that one or more subsidiaries of FTH would become the licensees of the Company Stations under either the Forward Merger or the Reverse Merger and would otherwise benefit from either merger, FTH agrees that it shall take such actions, and shall cause its subsidiaries to take such actions, as may be necessary to accomplish the requirements of FTH under Sections 6.3, 6.18 and 6.19 hereof and any other requirements of this Agreement relating to the effectuation of, or transactions to be accomplished immediately following, the Forward Merger and the Reverse Merger, as the case may be.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

   (a) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting voting together as a single class;

   (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

   (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

   (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

   (e) the FCC Consent (as defined below) shall have been obtained. "FCC Consent," as used herein, means action by the FCC granting its consent to the assignment or to the transfer of control of the FCC licenses of the Company and UTV to FTH (or a wholly owned subsidiary of FTH), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Company Stations, pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement;

   (f) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Buyer and the Company prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Authorities, including the ASX Waiver or, if the ASX Waiver is not granted, the Buyer Shareholder Approval, and except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a Company Material Adverse Effect or Buyer Material Adverse Effect; provided, however, that a party who has failed to fulfill its obligations under Section 6.3 hereof shall not be entitled to deem this Section 7.1(e) unsatisfied by reason of such non-fulfillment;

   (g) the Buyer Shares issuable to the Company's stockholders in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

   (h) the Chris-Craft Merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft Merger at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof; and

   (i) all conditions to all parties' obligations to consummate the UTV Merger, except completion of the UTV Merger, shall have been satisfied or waived; provided, however, that this condition may not be enforced by a party if such party's actions or failure to act has prevented the conditions to the consummation of the UTV Merger from being satisfied; and provided further that this condition may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of UTV at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

   (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (c) Buyer shall have received from each person named in the letter referred to in Section 6.11 an executed copy of an agreement substantially in the form of Exhibit B hereto;

   (d) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that Buyer or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Authorities legally required for the consummation of the Merger and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities or third parties required (other than those set forth in Section 7.2(d) of the Company Disclosure Schedule) for the consummation of the Merger, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided, however, that if Buyer has failed to fulfill its obligations under Section 6.3 hereof it shall not be entitled to deem this
Section 7.2(d) unsatisfied by reason of such non-fulfillment;

   (e) [INTENTIONALLY OMITTED]

   (f) In the case of the Forward Merger, Buyer shall have received (i) the opinion of Squadron, Ellenoff, Plesent & Sheinfeld LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) a private letter ruling (the "IRS Ruling") from the IRS, to the effect that the Merger will satisfy the continuity of business enterprise requirement described in Treasury Regulations Section 1.368-1(d). In rendering the opinion described in clause (i) hereof, Squadron, Ellenoff, Plesent & Sheinfeld LLP shall have received and may rely upon the certificates and representations referred to in
Section 6.8 hereof; and

   (g) the FCC Consent shall not contain any Adverse Condition.

   Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

   (a) each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer contained in this Agreement that are not qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect;

   (b) Buyer and FTH shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect; and

   (c) in the case of the Forward Merger, the Company shall have received (i) the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) the IRS Ruling. In rendering the opinion described in clause (i) hereof, Kaye, Scholer, Fierman, Hays & Handler, LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement and approval of the Merger, as follows:

   (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

   (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before 15 months from the execution of this Agreement (the "Termination Date");

   (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or FTH set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) cannot be satisfied on or before the Termination Date (a "Terminating Buyer Breach");

   (d) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) cannot be satisfied on or before the Termination Date ("Terminating Company Breach");

   (e) by either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable;

   (f) by Buyer or the Company if the approval of the Merger by the stockholders of the Company required for the consummation of the Merger as set forth in Section 7.1(a) shall not have been obtained by reason of the failure to obtain such required vote at a duly held Stockholders' Meeting or at any adjournment or postponement thereof provided, however, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if the breach by Chris-Craft of the Voting Agreement is the reason for such failure;

   (g) by Buyer or the Company if the Chris-Craft Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if its actions or failure to act shall have prevented the consummation of the Chris-Craft Merger; provided, further, that the Company shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if the Chris-Craft Merger shall have been terminated as a result of the failure of the Chris-Craft stockholders to approve the Chris-Craft Merger at a duly held stockholders meeting called for such purpose or at any adjournment or postponement thereof; or

   (h) by Buyer or the Company if the UTV Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) if its actions or failure to act shall have prevented the consummation of UTV Merger; and provided further that the right to terminate this Agreement pursuant to this Section 8.1(h) may not be enforced by the Company by reason of the failure to obtain the requisite stockholder vote by the stockholders of UTV at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof.

   Section 8.2 Effect of Termination. Subject to Sections 8.5 and 9.1 hereof, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, FTH or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 8.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and provided further that any such amendment must also be approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.3, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.5 Expenses. Except as set forth in this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Buyer each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities; provided, however, that Buyer shall pay all Expenses relating to the Exchange Agent and, provided further, that the Company, Chris-Craft and UTV shall not, in the aggregate, pay more than one-half of the Expenses. "Expenses" as used in this Agreement (other than Section 6.6 hereof) shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC or the FCC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.4, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 and 6.21.

   Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

   if to Buyer or FTH:

    The News Corporation Limited
    1211 Avenue of the Americas
    New York, New York 10036
    Telecopier No.: (212) 768-2029
    Attention: Arthur M. Siskind, Esq.
     Senior Executive Vice President and Group General Counsel

   with copies to:

    Squadron, Ellenoff, Plesent & Sheinfeld LLP
    551 Fifth Avenue
    New York, New York 10176
    Telecopier No.: (212) 697-6686
    Attention: Jeffrey W. Rubin, Esq.

   if to the Company:

    BHC Communications, Inc.
    767 Fifth Avenue
    New York, New York 10153
    Telecopier No.: (212) 759-7653
    Attention: General Counsel

   with copies to:

    Swidler Berlin Shereff Friedman, LLP
    The Chrysler Building
    405 Lexington Avenue
    New York, New York 10174
    Telecopier No.: (212) 891-9598
    Attention: Charles I. Weissman, Esq.

   with copies to:

    Kaye, Scholer, Fierman, Hays & Handler, LLP
    425 Park Avenue
    New York, New York 10022
    Telecopier No.: (212) 836-8689
    Attention: Lynn Toby Fisher, Esq.

   Section 9.3 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also references to its permitted successors and assigns. References of "$" or "dollars" herein shall be deemed to be references to U.S. $.

   For purposes of this Agreement, the term:

     (a) "affiliate," of a specified Person, means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

     (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (d) "Governmental Authority" means any United States (Federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission;


     (e) "knowledge" means the actual knowledge of the following officers and employees of the Company (or Chris-Craft) and Buyer, without benefit of an independent investigation of any matter, as to (i) the Company: Herbert J. Siegel, John C. Siegel, William D. Siegel, Brian C. Kelly, Evan C. Thompson and Joelen K. Merkel and (ii) Buyer: K.R. Murdoch, D.F. DeVoe, A. Siskind, Peter Chernin and Chase Carey; and

     (f) "subsidiary" or "subsidiaries," of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, FTH and its subsidiaries shall each be deemed to be a subsidiary of Buyer, of FEG and of all of the entities of which FEG is itself a subsidiary.

   Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

   Section 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Voting Agreement, and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the Company Disclosure Schedule and the Buyer Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by the Company. Buyer shall not assign this Agreement, other than to an affiliate of Buyer; provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

   Section 9.6 Parties in Interest. Except as otherwise provided in this
Section 9.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Sections 6.6, 6.8, 6.12, 6.18 and 6.21 (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons (including Chris-Craft in respect of Sections 6.8, 6.9, 6.18 and 6.21)). In the event that the Forward Merger is consummated, Sections 6.8, 6.18 and 6.21 are intended for the benefit of the persons who were the stockholders of the Company immediately preceding the Effective Time.

   Section 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

   Section 9.8 Consent to Jurisdiction.

   (a) Each of Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Buyer and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Buyer and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of Buyer and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party in accordance with Section 9.2. Nothing in this Section 9.8 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.10 WAIVER OF JURY TRIAL. EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   In Witness Whereof, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          The News Corporation Limited

                                             /s/ Arthur M. Siskind
                                          By: _________________________________
                                            Name:Arthur M. Siskind
                                            Title:Director

                                          News Publishing Australia Limited

                                             /s/ Paula Wardynski
                                          By: _________________________________
                                            Name:Paula Wardynski
                                            Title:Vice President

                                          BHC Communications, Inc.

                                             /s/ William D. Siegel
                                          By: _________________________________
                                            Name:William D. Siegel
                                            Title:President and Chief
                                            Executive Officer

                                          Fox Television Holdings, Inc.
                                           (solely as to Section 6.3 and
                                           Section 6.21 of this Agreement)

                                             /s/ Paula Wardynski
                                          By: _________________________________
                                            Name:Paula Wardynski
                                            Title:Vice President

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CONFORMED COPY
                                                                         ANNEX C

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                            UNITED TELEVISION, INC.,

                         THE NEWS CORPORATION LIMITED,

                       NEWS PUBLISHING AUSTRALIA LIMITED

                                      and

                         FOX TELEVISION HOLDINGS, INC.

                    Dated as of August 13, 2000, as Amended

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I
                                   The Merger
 Section 1.1  The Merger.................................................   C-2
 Section 1.2  Effect on Securities.......................................   C-2
 Section 1.3  Share Election.............................................   C-5
 Section 1.4  Allocation and Proration...................................   C-6
 Section 1.5  Exchange of Certificates...................................   C-8
 Section 1.6  Transfer Taxes; Withholding................................  C-10
 Section 1.7  Stock Options and Other Stock..............................  C-10
 Section 1.8  Lost Certificates..........................................  C-11
 Section 1.9  Dissenting Shares..........................................  C-12
 Section 1.10 Merger Closing.............................................  C-12
                                   ARTICLE II
                           The Surviving Corporation
 Section 2.1  Certificate of Incorporation...............................  C-12
 Section 2.2  By-laws....................................................  C-12
 Section 2.3  Officers and Board of Directors............................  C-12
                                  ARTICLE III
                 Representations and Warranties of the Company
 Section 3.1  Organization and Qualification; Subsidiaries...............  C-13
 Section 3.2  Restated Certificate of Incorporation and By-Laws..........  C-13
 Section 3.3  Capitalization.............................................  C-13
 Section 3.4  Authority Relative to Agreement............................  C-14
 Section 3.5  No Conflict; Required Filings and Consents.................  C-14
 Section 3.6  Permits and Licenses; Contracts; Compliance with Laws......  C-15
 Section 3.7  SEC Reports................................................  C-17
 Section 3.8  Absence of Certain Changes or Events.......................  C-17
 Section 3.9  Absence of Litigation......................................  C-18
 Section 3.10 Employee Benefit Plans.....................................  C-18
 Section 3.11 Labor Matters..............................................  C-20
 Section 3.12 Environmental Matters......................................  C-20
 Section 3.13 Trademarks, Patents and Copyrights.........................  C-21
 Section 3.14 Taxes......................................................  C-21
 Section 3.15 Tax Matters................................................  C-22
 Section 3.16 Title to Properties; Assets................................  C-23
 Section 3.17 Year 2000 Compliance.......................................  C-23
 Section 3.18 Opinion of Financial Advisors..............................  C-24
 Section 3.19 Vote Required..............................................  C-24
 Section 3.20 Brokers....................................................  C-24
 Section 3.21 State Takeover Statutes....................................  C-24

                                                                           Page
                                                                           ----
                                   ARTICLE IV
                    Representations and Warranties of Buyer
 Section 4.1  Organization and Qualification; Subsidiaries...............  C-24
 Section 4.2  Charter Documents..........................................  C-25
 Section 4.3  Capitalization.............................................  C-25
 Section 4.4  Authority Relative to Agreement............................  C-25
 Section 4.5  No Conflict; Required Filings and Consents.................  C-26
 Section 4.6  Permits and Licenses.......................................  C-26
 Section 4.7  Buyer SEC/ASX Reports......................................  C-27
 Section 4.8  Absence of Certain Changes or Events.......................  C-27
 Section 4.9  Tax Matters................................................  C-27
 Section 4.10 Brokers....................................................  C-27
 Section 4.11 Interim Operations of Acquisition Sub......................  C-27
                                   ARTICLE V
                     Conduct of Business Pending the Merger
 Section 5.1  Conduct of Business by the Company Pending the Merger......  C-28
 Section 5.2  FCC Matters................................................  C-30
 Section 5.3  Certain Tax Matters........................................  C-30
                                   ARTICLE VI
                             Additional Agreements
 Section 6.1  Registration Statement; Proxy Statement....................  C-31
 Section 6.2  Stockholders' Meetings.....................................  C-32
 Section 6.3  Appropriate Action; Consents; Filings......................  C-33
 Section 6.4  Access to Information; Confidentiality.....................  C-34
 Section 6.5  No Solicitation of Competing Transactions..................  C-34
 Section 6.6  Directors' and Officers' Indemnification and Insurance.....  C-35
 Section 6.7  Notification of Certain Matters............................  C-37
 Section 6.8  Tax Matters................................................  C-37
 Section 6.9  Stock Exchange Listing.....................................  C-38
 Section 6.10 Public Announcements.......................................  C-38
 Section 6.11 Affiliates of the Company..................................  C-38
 Section 6.12 Employee Matters...........................................  C-38
 Section 6.13 Letters of the Company's Accountants.......................  C-40
 Section 6.14 Letters of Buyer's Accountants.............................  C-40
 Section 6.15 [INTENTIONALLY OMITTED]....................................  C-40
 Section 6.16 Other Merger Agreements....................................  C-40
 Section 6.17 Employee Solicitation......................................  C-40
 Section 6.18 Post-Closing Covenant of Buyer.............................  C-40
 Section 6.19 Form of Merger.............................................  C-41
 Section 6.20 Advance of Funds...........................................  C-41
 Section 6.21 Obligations................................................  C-41
                                  ARTICLE VII
                            Conditions to the Merger
 Section 7.1  Conditions to the Obligations of Each Party................  C-42
 Section 7.2  Conditions to the Obligations of Buyer.....................  C-43
 Section 7.3  Conditions to the Obligations of the Company...............  C-43

                                                                        Page
                                                                        ----
                                ARTICLE VIII
                      Termination, Amendment and Waiver
 Section 8.1  Termination.............................................  C-44
 Section 8.2  Effect of Termination...................................  C-45
 Section 8.3  Amendment...............................................  C-45
 Section 8.4  Waiver..................................................  C-45
 Section 8.5  Expenses................................................  C-45
                                 ARTICLE IX
                             General Provisions
 Section 9.1  Non-Survival of Representations, Warranties and
               Agreements.............................................  C-46
 Section 9.2  Notices.................................................  C-46
 Section 9.3  Interpretation, Certain Definitions.....................  C-47
 Section 9.4  Severability............................................  C-48
 Section 9.5  Entire Agreement; Assignment............................  C-48
 Section 9.6  Parties in Interest.....................................  C-48
 Section 9.7  Governing Law...........................................  C-48
 Section 9.8  Consent to Jurisdiction.................................  C-48
 Section 9.9  Counterparts............................................  C-48
 Section 9.10 WAIVER OF JURY TRIAL....................................  C-49
 EXHIBITS
 Exhibit A    Voting Agreement
 Exhibit B    Form of Written Agreement with Company Affiliate
 Exhibit C    Terms of Newco--FTH Agreement

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
1999 Balance Sheet.........................................................  22
Acquisition Sub............................................................   1
Actions....................................................................  30
Adverse Condition..........................................................  34
affiliate..................................................................  47
Aggregate Buyer Share Amount...............................................   4
Aggregate Cash Amount......................................................   4
Agreement..................................................................   1
All Cash Election..........................................................   5
All Cash Election Number...................................................   4
All Cash Election Shares...................................................   7
ASX........................................................................  10
ASX Waiver.................................................................  28
BHC........................................................................   1
BHC Merger.................................................................   1
BHC Merger Agreement.......................................................   1
Blue Sky Laws..............................................................  15
business day...............................................................  47
Buyer......................................................................   1
Buyer Disclosure Schedule..................................................  24
Buyer FCC Licenses.........................................................  26
Buyer Licensed Facilities..................................................  26
Buyer Material Adverse Effect..............................................  24
Buyer Preferred Stock......................................................   3
Buyer SEC Reports..........................................................  27
Buyer Shareholder Approval.................................................  26
Buyer Shares...............................................................   3
Buyer Shares Trust.........................................................   9
Cash Amount................................................................   7
Cash Election Shares.......................................................   3
Cash Fraction..............................................................   7
Cash Merger Price..........................................................   4
CERCLA.....................................................................  20
Certificate of Merger......................................................   2
Certificates...............................................................   8
change in control..........................................................  11
Chris-Craft................................................................   1
Chris-Craft Merger.........................................................   1
Chris-Craft Merger Agreement...............................................   1
Closing....................................................................  12
Closing Buyer Share Value..................................................   4
Closing Date...............................................................  12
Closing Price..............................................................   7
Closing Transaction Value..................................................   4
Code.......................................................................   1
Communications Act.........................................................  15
Company....................................................................   1
Company Benefit Plans......................................................  18

                                                                           Page
                                                                          ------
Company Common Stock.....................................................      1
Company Disclosure Schedule..............................................     13
Company Employees........................................................     18
Company FCC Licenses.....................................................     16
Company Financial Advisor................................................     24
Company Intellectual Property Rights.....................................     21
Company Material Adverse Effect.......................................... 13, 15
Company Options..........................................................     10
Company Permits..........................................................     15
Company Preferred Stock..................................................     13
Company SEC Reports......................................................     17
Company Stations.........................................................     16
Company Systems..........................................................     23
Company Year 2000 Compliant..............................................     23
Company Year 2000 Plan...................................................     23
Competing Transaction....................................................     35
Confidentiality Agreement................................................     34
control..................................................................     47
controlled by............................................................     47
Costs....................................................................     36
Covered Affiliates.......................................................     36
Delaware Law.............................................................      1
Deposit Agreement........................................................      8
Depositary...............................................................      8
Dissenting Shares........................................................  5, 12
DTV......................................................................     16
DTV Stations.............................................................     17
Effective Time...........................................................      2
Election Deadline........................................................      6
Elections................................................................      5
Environmental Laws.......................................................     21
Environmental Permits....................................................     21
ERISA....................................................................     18
ERISA Affiliate..........................................................     18
Excess Buyer Shares......................................................      9
excess parachute payment.................................................     19
Exchange Act.............................................................     11
Exchange Agent...........................................................      5
Exchange Fund............................................................      9
Exchange Ratio...........................................................      5
Exchangeable Shares......................................................      5
Exchanged Shares.........................................................      5
Expenses................................................................. 37, 45
FCC......................................................................     15
FCC Consent..............................................................     42
FCC Failure..............................................................     41
FCC Multiple Ownership Rules.............................................     33
FEG......................................................................     40
Form of Election.........................................................      5
Forward Merger...........................................................      1

                                                                           Page
                                                                          ------
FTH......................................................................     40
GAAP.....................................................................     17
Governmental Authority...................................................     47
Hazardous Materials......................................................     21
herein...................................................................     47
hereof...................................................................     47
hereunder................................................................     47
Holders..................................................................      5
HSR Act..................................................................     15
incentive stock options..................................................     11
include..................................................................     47
includes.................................................................     47
including................................................................     47
Indemnifiable Claim......................................................     36
Indemnifying Party.......................................................     36
Indemnitees.............................................................. 36, 37
Intellectual Property Rights.............................................     21
IRS...................................................................... 18, 43
IRS Ruling...............................................................     43
knowledge................................................................     47
Laws.....................................................................     15
Liens....................................................................     13
Merger...................................................................      1
Merger Consideration.....................................................      2
Multiemployer Plans......................................................     18
National Priorities List.................................................     29
Newco....................................................................     40
Non-Election.............................................................      5
Non-Election Fraction....................................................      7
Non-Election Shares......................................................      7
NYSE.....................................................................      4
Option Registration Statement............................................     31
Order....................................................................     33
Partial Cash Election....................................................      3
Partial Cash Election Shares.............................................      3
Partial Exchange Ratio...................................................      3
Per Share Amount.........................................................      5
Person...................................................................      5
Post-Signing Returns.....................................................     43
Pro-Rata Bonus...........................................................     39
Program Agreement........................................................     43
Proxy Statement..........................................................     31
Registration Statement...................................................     31
Representatives..........................................................     34
Restructuring Trigger....................................................     41
Reverse Merger...........................................................      1
Reverse Merger Exchange Ratio............................................      3
Ruling Failure...........................................................     41
SEC......................................................................      4
Secretary of State.......................................................      2

                                                                            Page
                                                                            ----
Securities Act.............................................................  15
Share Registration Statement...............................................  31
Special Committee..........................................................   1
Stock Election.............................................................   5
Stock Election Number......................................................   5
Stock Election Shares......................................................   7
Stock Fraction.............................................................   7
Stockholders Meeting ......................................................  32
subsidiaries...............................................................  47
subsidiary.................................................................  47
Substituted Option.........................................................  10
Superior Proposal..........................................................  34
Surviving Corporation......................................................   2
Tax........................................................................  21
Tax Returns................................................................  22
Taxes......................................................................  21
Terminating Buyer Breach...................................................  44
Terminating Company Breach.................................................  44
Termination Date...........................................................  44
Total Consideration........................................................   7
Valuation Period...........................................................   4
VEBA.......................................................................  18
Voting and Proxy Agreement.................................................   1

   AGREEMENT AND PLAN OF MERGER dated as of August 13, 2000, as amended (this "Agreement") by and among UNITED TELEVISION, INC., a Delaware corporation (the "Company"), THE NEWS CORPORATION LIMITED, a South Australian corporation ("Buyer"), NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation and a subsidiary of Buyer ("Acquisition Sub") and FOX TELEVISION HOLDINGS, INC., a Delaware corporation and an indirect subsidiary of Buyer ("FTH") (but solely as to Section 6.3 and Section 6.21 of this Agreement).

   Whereas, in furtherance of the acquisition of the Company by Buyer, the respective Boards of Directors of the Company, Buyer and Acquisition Sub, and Buyer, as the sole stockholder of Acquisition Sub, have each approved this Agreement and the merger of (A) the Company with and into Acquisition Sub (the "Forward Merger") and (B) in the event a Restructuring Trigger (as defined herein) has occurred, the merger of Acquisition Sub with and into the Company (the "Reverse Merger" and, together with the Forward Merger, as applicable, the "Merger"), in each case upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law");

   Whereas, each of the Board of Directors of the Company and the special committee of the Board of Directors of the Company (the "Special Committee")
(i) has determined that the Merger is fair to, advisable and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the stockholders of the Company;

   Whereas, for Federal income tax purposes, it is intended that the Forward Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and Chris-Craft Industries, Inc. ("Chris-Craft"), a Delaware corporation and the indirect parent corporation of the Company, are entering into an agreement and plan of merger (the "Chris-Craft Merger Agreement"), providing for the merger of Chris-Craft with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer with and into Chris-Craft, in each case upon the terms and subject to the conditions set forth in the Chris-Craft Merger Agreement (the "Chris-Craft Merger");

   Whereas, simultaneously with the execution and delivery of this Agreement, Buyer, Acquisition Sub and BHC Communications, Inc. ("BHC"), a Delaware corporation and the direct parent of the Company, are entering into an agreement and plan of merger (the "BHC Merger Agreement"), providing for the merger of BHC with and into Acquisition Sub, or, if a Restructuring Trigger (as defined for purposes of such agreement) has occurred, the merger of a direct or indirect owned subsidiary of Buyer (or of Chris-Craft) with and into BHC, in each case upon the terms and subject to the conditions set forth in the BHC Merger Agreement (the "BHC Merger");

   Whereas , it is intended that the mergers heretofore referred to shall be completed in the following order: first, the Chris-Craft Merger; second, the BHC Merger; and third, the Merger; and

   Whereas, as a condition and inducement to Buyer to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Buyer is entering into a Voting Agreement, substantially in the form of Exhibit A attached hereto (the "Voting Agreement"), with BHC pursuant to which, among other things, it has agreed, subject to the terms and conditions contained therein, to vote all shares of Common Stock of the Company, par value $.10 per share (the "Company Common Stock"), owned by it in favor of this Agreement and the Merger and, to the extent provided for therein, against any conflicting transaction.

   Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained and contained in the Voting Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Merger.

   (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined below), in the case of the Forward Merger, the Company shall be merged with and into Acquisition Sub, whereupon the separate existence of the Company shall cease, and Acquisition Sub shall continue as the surviving corporation and, in the case of the Reverse Merger, Acquisition Sub shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation (the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "News Publishing Australia Limited." Whether the Forward Merger or the Reverse Merger is to be effected shall be determined in accordance with Section 6.19 hereof.

   (b) Concurrently with the Closing (as defined in Section 1.10 hereof), the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided under Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as are agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

   (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Acquisition Sub.

   Section 1.2 Effect on Securities. At the Effective Time:

   (a) Cancellation of Securities. In the case of the Forward Merger, each share of Company Common Stock held by the Company as treasury stock or held by Buyer or its subsidiaries or by BHC (unless the BHC Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall automatically be cancelled and revert to the status of authorized but unissued shares, and no consideration or payment shall be delivered therefor or in respect thereto. In the case of the Reverse Merger, each share of Company Common Stock held by BHC (unless the BHC Merger shall not have occurred prior to the Effective Time) immediately prior to the Effective Time shall remain outstanding and continue to represent one share of common stock of the Company.

   (b) Conversion of Securities. Except as otherwise provided in this Agreement and subject to Section 1.4 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.9 hereof)) shall be converted into the following (the "Merger Consideration"):

   Either (X) in the case of the Forward Merger:

     (i) for each share of Company Common Stock with respect to which an election to receive only cash (to the extent available) has been effectively made and not revoked or lost, pursuant to 1.3 hereof, the right to receive in cash from Buyer the Per Share Amount (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; and

     (ii) for each share of Company Common Stock with respect to which an election to receive forty percent (40%) of the Cash Merger Price in cash and the remainder of the Merger Consideration American Depositary Shares of Buyer ("Buyer Shares"), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares of Buyer ("Buyer Preferred Stock") has been effectively made and not revoked or lost, pursuant to Section 1.3 hereof (a "Partial Cash Election"), (A) the right to receive from Buyer an amount in cash equal to $60 and (B) 2.0253 (the "Partial Exchange Ratio") Buyer Shares (such shares of Company Common Stock being, collectively, "Partial Cash Election Shares" and, together with the All Cash Election Shares (as defined herein), "Cash Election Shares"); provided, however, that the foregoing shall be subject to Sections 1.2(f) and 1.4(f) hereof. The Buyer Preferred Stock allotted and issued in accordance with this Agreement shall on and from its date of allotment rank pari passu with all existing Buyer Preferred Stock on issue at that date, including as to all dividend entitlements (in respect of which they shall receive the same entitlement as any previously issued Buyer Preferred Stock); and

     (iii) for each other share of Company Common Stock, the right to receive from Buyer, the number of Buyer Shares equal to the Exchange Ratio (as defined below), subject to Sections 1.2(f) and 1.4(f) and to the allocation and proration procedures set forth in Section 1.4 hereof; or,

   (Y) in the case of the Reverse Merger, subject to Section 1.2(f), for each share of Company Common Stock, (A) the right to receive from Buyer an amount in cash equal to $63 and (B) 2.1266 Buyer Shares (the "Reverse Merger Exchange Ratio").

   (c) Cancellation of Company Common Stock. All shares of Company Common Stock to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Section 1.5(c) hereof and (iii) any cash to be paid in lieu of any fractional Buyer Share in accordance with Section 1.5(d) hereof.

   (d) [INTENTIONALLY OMITTED]

   (e) Capital Stock of Acquisition Sub. In the Forward Merger, no shares of Acquisition Sub stock will be issued directly or indirectly and each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. In the case of the Reverse Merger, each share of common stock of Acquisition Sub shall be converted into one fully paid and nonassessable share of the Surviving Corporation.

   (f) Adjustments to Exchange Ratio.

     (i) Subject to clause (ii) below, in the event that Buyer declares or effects a stock split, stock or cash dividend (other than ordinary course cash dividends declared and paid consistent with past practice) or other reclassification, acquisition, exchange or distribution with respect to the Buyer Shares or Buyer Preferred Stock, in each case with a record or ex-dividend date or effective date occurring after the date hereof and on or prior to the date of the Effective Time, there will be an appropriate adjustment made to the Merger Consideration so as to provide for the inclusion therein of the cash, property, securities or combination thereof that each holder of Company Common Stock who has the right to receive the Merger Consideration pursuant to Section 1.2 hereof would have received had such Company Common Stock been converted into Buyer Shares or Buyer Preferred Stock as of the date hereof.

     (ii) If either (A) in the case of the Forward Merger, the tax opinion to the Company referred to in Section 7.3(c) hereof as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), (B) in the case of the Forward Merger, the tax opinion to Buyer referred to in Section 7.2(f) as to the Merger qualifying as a reorganization cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP),
  (C) in the case of the Forward Merger, in the reasonable judgment of the Company or Buyer, based on the advice of their respective counsel, there is a meaningful risk that the receipt of the cash, property, securities or combination thereof referred to in clause (i) above would be taxable or have an adverse tax consequence to the holders of Company Common Stock or
  (D) in the case of either the Forward Merger or the Reverse Merger, the adjustment referred to in clause (i) above is not possible or not possible without materially changing the tax treatment of the transaction referred to in clause (i) in question, then, in each case, Buyer (but only if requested by the Company in the case of clause (C) above) shall make an appropriate adjustment to the Merger Consideration that (x) conveys an equivalent value (taking into account, among other things, the impact of the transaction referred to in clause (i) above on the trading price of Company Common Stock, Buyer Shares, Buyer Preferred Stock and any newly issued securities) to the holders of Company Common Stock as the adjustments contemplated in paragraph (i) above, (y) in the case of the Forward Merger, allows such tax opinions to be delivered and (z) in the case of the Forward Merger, avoids the consequences referred to in clause
  (C) above; it being understood that, by way of illustration and not limitation, the Company's written agreement that clause (x) is satisfied shall constitute conclusive evidence as to such fact.

   (g) Certain Definitions. For purposes of this Agreement, or, in the case of clause (xii) below, solely for purposes of Sections 1.2, 1.3 and 1.4 hereof, the following terms shall have the following meanings:

     (i) "Aggregate Buyer Share Amount" means (A) 60% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof, and (y) 3.3755, less (B) the number of Buyer Shares to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (ii) "Aggregate Cash Amount" means (A) 40% of the product of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, less the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof and (y) the Cash Merger Price, less (B) the amount of cash to be paid in respect of Partial Cash Election Shares (other than Dissenting Shares), in each case subject to adjustment as described in Section 1.4(f) hereof.

     (iii) "All Cash Election Number" means (A) that number of shares of Company Common Stock as shall be equal to the quotient obtained by dividing the Aggregate Cash Amount by the Per Share Amount, less (B) the number of Dissenting Shares, subject to adjustment as described in Section 1.4(f) hereof.

     (iv) "Cash Merger Price" means $150.

     (v) "Closing Buyer Share Value" means the volume weighted average sales price for all trades of Buyer Shares reported on the New York Stock Exchange (the "NYSE") for each of the five trading days immediately preceding but not including the Closing Date (the "Valuation Period"); provided, however, if necessary to comply with any requirements of the Securities and Exchange Commission (the "SEC"), the term Closing Date in this clause (iv) shall be deemed to mean the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations. Buyer agrees that during the Valuation Period neither Buyer nor its affiliates shall (x) purchase or acquire, or offer to purchase or acquire, or announce any intention to purchase or acquire, any Buyer Shares or Buyer Preferred Stock or other outstanding securities of Buyer or its affiliates convertible into Buyer Shares or Buyer Preferred Stock (other than purchases at market value of Buyer Shares (in accordance with all applicable laws) by a broker who has full discretion as to the amount and timing of such purchases pursuant to a pre-existing stock buyback program) or (y) announce or effect any material corporate transaction.

     (vi) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate Buyer Share Amount by the Closing Buyer Share Value.

     (vii) "Exchange Ratio" means that number of Buyer Shares as shall be obtained by dividing the Per Share Amount by the Closing Buyer Share Value.

     (viii) "Exchangeable Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares cancelled pursuant to Section 1.2(a) hereof and less the aggregate number of Partial Cash Election Shares (other than Dissenting Shares).

     (ix) "Exchanged Shares" means the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time less the number of such shares (A) cancelled pursuant to Section 1.2(a) hereof and (B) that are Dissenting Shares.

     (x) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the number of Exchangeable Shares.

     (xi) "Stock Election Number" means that number of shares of Company Common Stock as shall be equal to (A) the number of Exchanged Shares less
  (B) the sum of (i) the All Cash Election Number and (ii) the aggregate number of Partial Cash Election Shares (other than Dissenting Shares), subject to adjustment as described in Section 1.4(f) hereof.

     (xii) "Dissenting Shares" means shares of Company Common Stock that are potentially Dissenting Shares within the meaning of Section 1.9 hereof in respect of which the holder thereof shall have taken all steps necessary to exercise and perfect properly his or her demand for appraisal under Section 262 of the Delaware Law to the extent that such steps are required to have been taken by the applicable date of determination.

   Section 1.3 Share Election. In the case of the Forward Merger (and, with respect to clauses (b) and, unless a Restructuring Trigger has theretofore occurred, (c) and (e) below, in the case of the Reverse Merger to the extent applicable):

   (a) Each Person (as defined in Section 1.3(b) hereof) who, on or prior to the Election Deadline referred to in subsection (c) below is a record holder of shares of Company Common Stock (collectively, "Holders") shall have the right, with respect to the Merger Consideration, (i) to elect to receive only cash for such shares pursuant to Section 1.2(b)(X)(i) hereof (an "All Cash Election"),
(ii) to make a Partial Cash Election, (iii) to elect to receive Buyer Shares for such shares pursuant to Section 1.2(b)(X)(iii) hereof (a "Stock Election"),
(iv) to indicate that such record holder has no preference as to the receipt of cash or Buyer Shares for such shares (a "Non-Election") or (v) to make a mixed election, specifying the number of shares of Company Common Stock corresponding with each such Election (the All Cash Election, the Partial Cash Election, the Stock Election, and the Non-Election are collectively referred to as the "Elections"). Holders who hold such shares as nominees, trustees or in other representative capacities may submit multiple Forms of Election (as defined below).

   (b) Prior to the mailing of the Proxy Statement (as defined in Section 6.1 hereof), The Bank of New York or such other bank, trust company, Person or Persons shall be designated by Buyer and reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for payment of the Merger Consideration. The Exchange Agent shall act as the agent for the Company's stockholders for the purpose of receiving and holding their Forms of Election and Certificates (as defined below) and shall obtain no rights or interests (beneficial or otherwise) in such shares. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

   (c) All Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal and election form (together, a "Form of Election"). Elections shall be made by Holders by mailing to the Exchange Agent a Form of Election, which shall specify that delivery shall be effected, and risk of loss and title to any Certificates) shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer, in consultation with the Company, may reasonably specify. Buyer and the Company will announce the Exchange Ratio and the Per Share Amount when known and will announce the anticipated Closing Date at least three business days, but not more than five business days, prior thereto; provided, however, that the Closing Date shall occur immediately following the closing of the BHC Merger. All Certificates so surrendered shall be subject to the exchange procedures set forth in Section 1.5 hereof. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of the NYSE or another registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the Election Deadline (as defined below)). Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters, absent manifest error, shall be conclusive and binding. Neither Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent and Buyer shall also make all computations contemplated by this
Section 1.3 and by Section 1.4 hereof and all such computations shall be conclusive and binding on the Holders absent manifest error. The Form of Election and the accompanying Certificates (or appropriate guarantee of delivery in respect thereof) must be received by the Exchange Agent prior to 10:00 a.m. New York City time on the day on which the Closing occurs (the "Election Deadline") in order to be effective. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed and Buyer will promptly announce such rescheduled Election Deadline and Closing. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form, accompanied by a Certificate, is thereafter submitted in accordance with this paragraph (c), such shares shall be deemed to be Non-Election Shares (as defined in Section 1.4 hereof). If a Form of Election is revoked, or in the event that this Agreement is terminated pursuant to the provisions hereof, and any Certificates (or guarantee(s) of delivery, as appropriate), have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates (and, in the case of a revoked Form of Election, guarantee(s) of delivery, as appropriate), shall promptly be returned without charge to the Person submitting the same.

   (d) For the purposes hereof, Company Common Stock as to which the Holder has not made a valid Election prior to the Election Deadline, including as a result of revocation, shall be deemed to be Non-Election Shares. If Buyer or the Exchange Agent shall determine that any purported All Cash Election, Partial Cash Election or Stock Election was not properly made, such purported All Cash Election, Partial Cash Election or Stock Election shall be deemed to be of no force and effect and the Holder making such purported All Cash Election, Partial Cash Election or Stock Election shall for purposes hereof be deemed to have made a Non-Election. Shares in respect of which a Non-Election shall have been made or deemed made shall be treated as Non-Election Shares.

   (e) Concurrently with the mailing of the Proxy Statement, Buyer and the Company shall mail the Form of Election to each person who is a Holder on the record date for the Stockholders' Meeting (as defined in Section 6.2 hereof) and shall each use its reasonable best efforts to mail the Form of Election to all persons who become Holders during the period between (i) such record date and (ii) the date seven calendar days prior to the anticipated Effective Time, and to make the Form of Election available to all persons who become Holders subsequent to the date described in clause (ii) but not later than 5:00 p.m. New York City time on the last business day prior to the Effective Time. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect such Elections fully.

   Section 1.4 Allocation and Proration.

   (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Company Common Stock which shall be converted into the right to receive cash in the Merger (other than pursuant to Partial Cash Elections and other than Dissenting Shares) shall be equal to the All Cash Election Number. The maximum number of shares of Company Common Stock to be converted into the right to receive Buyer Shares in the Merger (other than pursuant to Partial Cash Elections (other than Dissenting Shares)) shall be equal to the Stock Election Number.

   (b) If the aggregate number of shares of Company Common Stock covered by All Cash Elections (the "All Cash Election Shares") (other than Dissenting Shares) exceeds the All Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Buyer Shares, and the All Cash Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each All Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the All Cash Election Number and the denominator of which shall be the total number of All Cash Election Shares (other than Dissenting Shares), and (ii) a number of shares of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

   (c) If the aggregate number of Stock Election Shares (other than Dissenting Shares) exceeds the Stock Election Number, all All Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Stock Election Share shall be converted into the right to receive
    (i) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares (other than Dissenting Shares), and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction equal to one minus the Stock Fraction.

   (d) In the event that neither Section 1.4(b) nor 1.4(c) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive Buyer Shares and the Non-Election Shares shall be converted into the right to receive Buyer Shares and cash in the following manner:

    each Non-Election Share shall be converted into the right to receive
    (i) an amount in cash, without interest, equal to the product of (x) the Per Share Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess of the All Cash Election Number over the total number of All Cash Election Shares (other than Dissenting Shares) and the denominator of which shall be the excess of
    (A) the number of Exchanged Shares over (B) the sum of the total number of All Cash Election Shares (other than Dissenting Shares) and the total number of Stock Election Shares (other than Dissenting Shares) and (ii) a number of Buyer Shares equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

   (e) Partial Cash Election Shares (other than Dissenting Shares) shall not be subject to proration and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.2(b)(X)(ii) hereof, subject to
Section 1.4(f) hereof.

   (f) If the sum of (i) the Aggregate Cash Amount (without giving effect to the reference therein to this subsection (f)) and (ii) 40% of the Cash Merger Price multiplied by the number of Partial Cash Election Shares (such sum being the "Cash Amount") exceeds 55% of the sum of (x) the Cash Amount and (y) the product of (A) the closing price of Buyer Shares reported on the NYSE Composite Tape on the trading day immediately preceding the Closing Date (the "Closing Price") multiplied by (B) 3.3755 multiplied by (C) 60% of the excess of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time over the number of outstanding shares of Company Common Stock cancelled pursuant to Section 1.2(a) hereof (such sum of (x) and (y) being the "Total Consideration"), then the components of the Merger Consideration shall be modified (1) first, in the case of shares of Company Common Stock (other than Dissenting Shares) as to which All Cash Elections shall have been made, by reducing the cash portion of the Merger Consideration to the minimum extent necessary, and in no event below 40% of the Cash Merger Price, and issuing in lieu thereof additional Buyer Shares in an amount equal to the result obtained by dividing (x) the amount of such per share cash reduction by (y) the Closing Price and (2) second, in the event that the foregoing reduction is not sufficient to result in the Cash Amount not exceeding 55% of the Total Consideration, in the case of shares of Company Common Stock as to which an All Cash Election or a Partial Cash Election shall have been made, by further reducing the amount of the cash portion of the Merger Consideration to the minimum extent necessary to satisfy the 55% limitation referred to above and to issue in lieu thereof additional Buyer Shares, in amount equal to the result obtained by dividing (u) the amount of such per share reduction by (v) the Closing Price. In the case of the Forward Merger, if either (i) the tax opinion referred to in Section 7.3(c) hereof cannot be rendered (as reasonably determined by Kaye, Scholer, Fierman, Hays & Handler, LLP), or (ii) the tax opinion to Buyer referred to in Section 7.2(f) cannot be rendered (as reasonably determined by Squadron, Ellenoff, Plesent & Sheinfeld LLP), then the foregoing adjustments shall be similarly made, in each case to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered. For purposes of this Section 1.4(f), holders of Dissenting Shares shall be deemed to be Persons making All Cash Elections notwithstanding, and in lieu of, any election they have or have not made.

   Section 1.5 Exchange of Certificates.

   (a) As of the Effective Time Buyer shall (i) deposit, or cause to be deposited with (A) the Exchange Agent for the benefit of holders of shares of Company Common Stock, cash to the extent it constitutes Merger Consideration and (B) pursuant to the terms of the Deposit Agreement (as defined below) the Custodian (as defined in the Deposit Agreement) certificates representing the Buyer Preferred Stock underlying the Buyer Shares to the extent they constitute Merger Consideration and (ii) pursuant to the terms of the Deposit Agreement, instruct the Depositary to deposit the Buyer Shares to be issued in the Merger with the Exchange Agent for the benefit of the holders of shares of Company Common Stock for exchange in the Merger. For purposes of this Agreement, "Depositary" shall mean Citibank, N.A., as Depositary, pursuant to the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among Buyer, the Depositary and the holders from time to time of Buyer Shares (the "Deposit Agreement"). In addition, Buyer shall make available to the Exchange Agent on a daily basis sufficient cash to permit prompt payment to all Holders entitled to receive the Merger Consideration in the form of cash. The Buyer shall pay, or cause one of its affiliates to pay, any transfer taxes and all other charges and fees (including all fees for the depositary, registry or custodian for the ADRs).

   (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (other than in the case of the Forward Merger those who had not previously properly delivered their Certificates to the Exchange Agent along with a Form of Election), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing that number of whole Buyer Shares, if any, into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement and (B) the amount of cash, if any, into which all or a portion of the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days following the later to occur of (i) the Effective Time or (ii) the Exchange Agent's receipt of such Certificates, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration (or the cash pursuant to subsections (c) and (d) below) payable upon the surrender of the Certificates.

   (c) Buyer may retain any dividends or other distributions with respect to Buyer Shares with a record date on or after the Effective Time in respect of the holder of any unsurrendered Certificate with respect to the Buyer Shares represented thereby by reason of the conversion of shares of Company Common Stock pursuant to Sections 1.2(b), 1.3 and 1.4 hereof and no cash payment in lieu of fractional Buyer Shares shall be paid to any such holder pursuant to
Section 1.5(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be released and paid, without interest, to the Person in whose name the Buyer Shares representing such securities are registered (i) at the time of such surrender or as promptly as practicable after the sale of the Excess Buyer Shares (as defined in Section 1.5(d) hereof), the amount of any cash payable in lieu of fractional Buyer Shares to which such holder is entitled pursuant to Section 1.5(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Buyer Shares issued upon conversion of Company Common Stock, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Buyer Shares.

   (d) Notwithstanding any other provision of this Agreement, no fraction of a Buyer Share will be issued and no dividend or other distribution, stock split or interest with respect to Buyer Shares shall relate to any fractional Buyer Share, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the Buyer Shares. In lieu of any such fractional security, each holder of shares of Company Common Stock otherwise entitled to a fraction of a Buyer Share will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Buyer Shares which would otherwise be issued (the "Excess Buyer Shares"). The sale of the Excess Buyer Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent will, subject to
Section 1.5(e) hereof, hold such proceeds in trust for the holders of such shares (the "Buyer Shares Trust"). Subject to its right to withhold for taxes as described in Section 1.6 hereof, the Surviving Corporation shall pay all commissions, transfer taxes (other than those transfer taxes for which the Company's former stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Buyer Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional Buyer Share interests, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest.

   (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "Exchange Fund") which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Buyer for their claim for (1) cash, if any, without interest, (2) Buyer Shares, if any, (3) any cash without interest, to be paid, in lieu of any fractional Buyer Shares and (4) any dividends or other distributions with respect to Buyer Shares to which such holders may be entitled. None of the Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (f) None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Buyer Shares or cash held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any Buyer Shares, (iii) any cash in lieu of fractional Buyer Shares or (iv) any dividends or distributions with respect to Buyer Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 9.3 hereof)), any such Buyer Shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

   (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and any other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Company Common Stock.

   Section 1.6 Transfer Taxes; Withholding. If any certificate for a Buyer Share is to be issued to, or cash is to be remitted to, a Person who holds shares of Company Common Stock (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Company Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.14 hereof) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or (ii) establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the Buyer Shares (or cash in lieu of fractional Buyer Shares) otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Buyer or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by Buyer or the Exchange Agent.

   Section 1.7 Stock Options and Other Stock.

   (a) Prior to the Effective Time, Buyer and the Company shall take such action as may be necessary (including, without limitation, enacting such amendments, if any, to the Company stock plans as necessary to comply with the requirements of the Australian Stock Exchange ("ASX") or Australian Law; provided, however, that any such amendments shall not affect in any respect the number of Buyer Shares issuable upon exercise of Substituted Options (as defined below) or the exercise price thereof) to cause each unexpired and unexercised option to purchase shares of Common Stock which is outstanding immediately prior to the Effective Time (collectively, "Company Options"), to be automatically converted at the Effective Time into an option (collectively, a "Substituted Option") to purchase a number of Buyer Shares equal to the number of shares of Common Stock that could have been purchased under such Company Option multiplied by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded to the nearest whole number of Buyer Shares) at a price per Buyer Share equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio in the case of the Forward Merger and by the product of one and two-thirds and the Reverse Merger Exchange Ratio in the case of the Reverse Merger (in each case, rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as were applicable to such Company Option, except as mandated by the requirements of the ASX or Australian Law; provided, however, that clarification of the terms of the Substitute Options shall be made so as to make clear that, to the extent permitted by applicable law (without the need for obtaining additional Buyer shareholder approval), the optionee may use shares of capital stock of Buyer that have been held for six months by the option holder (including any period prior to the Effective Time during which such stock was stock of the Company) as payment of the exercise price thereof and in respect of the legally required withholding obligation. The date of the grant of the Substituted Option shall be the date on which the corresponding Company Option was granted and at the Effective Time all references in the related stock option agreements to the Company shall be deemed to refer to Buyer. Except as otherwise provided herein or in the applicable plan or program, employee deferrals and all other equity based compensation that reference Common Stock will, as of and after the Effective Time, be deemed to refer to Buyer Shares (as adjusted to reflect the Exchange Ratio or one and two-thirds multiplied by the Reverse Merger Exchange Ratio, as applicable). The adjustments provided for herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Nothing contained herein shall alter or affect any provision providing for the accelerated vesting of Company Options in the event of a termination of employment following a "change in control" of the Company contained in any severance plans of the Company in effect as of the date hereof, as such terms are set forth in such plans, and Buyer agrees not to amend such provisions of any such plans following the Closing.

   (b) Buyer shall take such corporate action as may be necessary or appropriate within two (2) business days following the Effective Time, file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Buyer Shares subject to the Substituted Options to the extent such registration is required under applicable law in order for such Buyer Shares to be sold without restriction in the United States, and Buyer shall use its reasonable best efforts to obtain and maintain the effectiveness of such registration statement for so long as such Substituted Options remain outstanding. Buyer shall promptly prepare and submit to the NYSE applications covering the Buyer Shares subject to the Substituted Options and use commercially reasonable efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, and within ten days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares to be issued upon the exercise of Substituted Options.

   (c) Prior to the Effective Time, Buyer and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Buyer equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Buyer, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to the extent Section 16 of the Exchange Act is applicable to such persons.

   (d) At the time that a Substituted Option is exercised in accordance with the terms hereof, Buyer shall, pursuant to the terms of the Deposit Agreement,
(x) deposit with the Custodian the shares of Buyer Preferred Stock underlying the Buyer Shares to be issued upon such exercise and (y) instruct the Depositary to deliver the Buyer Shares to be issued upon such exercise in accordance with the written instructions of the holder of such Substituted Option so exercised.

   Section 1.8 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article I.

   Section 1.9 Dissenting Shares. Notwithstanding Sections 1.2 and 1.4 hereof, to the extent that holders thereof are entitled to appraisal rights under
Section 262 of Delaware Law, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of Delaware Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of Delaware Law; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Delaware Law, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. Any payments required to be made with respect to the Dissenting Shares shall be made by Buyer (and not the Company or Acquisition Sub).

   Section 1.10 Merger Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the "Closing") will take place at 9:00 a.m., New York City time, on a date determined in accordance with, in the case of the Forward Merger, the third sentence of Section 1.3(c) hereof and, in the case of the Reverse Merger, the proviso of the third sentence of Section 1.3(c) hereof, and in each case at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date being the "Closing Date").

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of Acquisition Sub in the case of the Forward Merger and, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The certificate of incorporation of the Company in the case of the Reverse Merger shall be the certificate of incorporation of the Surviving Corporation, amended at the Effective Time to read in its entirety as the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law.

   Section 2.2 By-laws. The By-laws of Acquisition Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the articles of formation of such entity and the By-laws of such entity.

   Section 2.3 Officers and Board of Directors. (a) From and after the Effective Time, the officers of the Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

   (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except (i) as disclosed in the report on Form 10-K dated March 30, 2000 for the year ended December 31, 1999, the reports on Form 10-Q and Form 8-K filed by the Company since December 31, 1999 or the proxy statement dated April 5, 2000, in each case in the form filed by the Company with the SEC prior to the date of this Agreement or, to the extent it is readily apparent that such disclosure would be applicable hereto, in the disclosure schedules to the Chris-Craft Merger Agreement or the BHC Merger Agreement, and (ii) as disclosed in a separate disclosure schedule which has been delivered by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), the Company hereby represents and warrants to Buyer:

   Section 3.1 Organization and Qualification; Subsidiaries.

   (a) Each of the Company and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Chris-Craft and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the television broadcasting industry,
(ii) changes in general economic conditions or securities markets in general, or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   (b) All the outstanding shares of capital stock or other equity or voting interests of each subsidiary of the Company are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above or in Section 3.1(b) of the Company Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association or other entity.

   Section 3.2 Restated Certificate of Incorporation and By-Laws. The Company has made available to Buyer a complete and correct copy of the Restated Certificate of Incorporation and the By-laws, each as amended to date, of the Company. The Restated Certificate of Incorporation and By-laws (or equivalent organizational documents) of the Company and its subsidiaries are in full force and effect. None of the Company or its subsidiaries is in material violation of any provision of its Restated Certificate of Incorporation or By-laws (or equivalent organizational documents).

   Section 3.3 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $1.00 per share ("Company Preferred Stock"). At the close of business on June 30, 2000, (i) 9,486,173 shares of Company Common Stock were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding; (ii) no shares were held by the Company in its treasury; and (iii) 234,570 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase such shares. Since January 31, 2000, no shares of capital stock of Company have been issued except pursuant to exercise of options of Company outstanding as of September 30, 1999 in accordance with the terms thereof. As of the date of this Agreement, except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. As of the date of this Agreement, other than the options referred to in clause (iii) above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) to vote or to dispose of any shares of the capital stock of any of the Company's subsidiaries.

   Section 3.4 Authority Relative to Agreement.

   (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement and the approval of the Merger by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting (as defined in Section 6.2 hereof) voting together as a single class. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   (b) The Special Committee has been duly authorized and constituted. The Special Committee, at a meeting thereof duly called and held on August 13, 2000, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (B) determined that this Agreement and the Merger should be approved and declared advisable and (C) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement. The Board of Directors of the Company, at a meeting thereof duly called and held on August 13, 2000, in reliance upon the advice of the Special Committee (X) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Buyer and its affiliates), (Y) approved and declared the advisability of this Agreement and the Merger and (Z) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement.

   Section 3.5 No Conflict; Required Filings and Consents.

   (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not,
(i) conflict with or violate the Restated Certificate of Incorporation or By-Laws (or equivalent organizational documents) of (A) the Company or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 3.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (Federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 3.5(a), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   (b) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any filings and approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder (collectively, the "Communications Act"), filing and recordation of appropriate merger documents as required by Delaware Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 3.5(b), the definition of "Company Material Adverse Effect" shall be read so as not to include clause (iii) thereof.

   Section 3.6 Permits And Licenses; Contracts; Compliance With Laws.

   (a) Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company or any of its subsidiaries to own, lease and operate the properties of the Company and its subsidiaries or to carry on its business as it is now being conducted and contemplated to be conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, (ii) any of the Company Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is a party to, or to the knowledge of the Company is bound by, any contract or agreement that contains a covenant restricting the ability of the Company or any of its subsidiaries or, after the Effective Time, could restrict the ability of Buyer or any of its subsidiaries or affiliates, to compete in any line of business or with any person or engage in any business in any geographic area.

   (c) The Company and its subsidiaries have operated their respective television stations and associated facilities (the "Company Stations"), in compliance with the terms of the Company Permits issued by the FCC to the Company and its subsidiaries ("Company FCC Licenses"), and in compliance with the Communications Act, and the Company and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Company Stations and have timely paid all FCC regulatory fees with respect thereto, in each case except as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of any of the broadcasting facilities of the Company's subsidiaries' San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect and (ii) would not result in the loss of the Company's subsidiaries' main station license issued by the FCC with respect to the Company's subsidiaries' San Francisco or Minneapolis television stations and would not have a Company Material Adverse Effect. Except as set forth in Section 3.6(c) of the Company Disclosure Schedule, (i) there is not, as of the date of this Agreement, pending or, to the Company's knowledge, threatened before the FCC any material proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries and, (ii) there is not pending or, to the Company's knowledge, threatened before the FCC any proceeding, notice of violation, order of forfeiture or complaint or, to the knowledge of the Company, investigation against the Company or any of its subsidiaries, relating to any of the Company Stations or FCC regulated services conducted by the Company or any of its subsidiaries, except for any such proceedings, notices, orders, complaints or investigations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (d) Except as disclosed in Section 3.6(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation or default of, nor has the Company or, to the knowledge of the Company, any subsidiary or affiliate thereof received written notice from any third party alleging that the Company or any of its subsidiaries is in violation of or in default under, nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for any such violations or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

   (e) Set forth in Section 3.6(e) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of all (i) network affiliation agreements, (ii) employment agreements involving payments in excess of $100,000 per annum or $300,000 in the aggregate, (iii) talent agreements involving payments in excess of $250,000 per annum or $500,000 in the aggregate, (iv) program or film syndication or license agreements requiring remaining payments after the date hereof of more than $500,000 per annum or $2,500,000 in the aggregate or, in the case of barter agreements, having a term ending more than one year from the date hereof, (v) retransmission consent agreements entered into with any direct satellite providers and each of the top 10 (ranked by number of subscribers) multiple system operators, and (vi) agreements licensing or creating any obligations with respect to the current or future use of the digital data stream of any digital television ("DTV") station owned or to be constructed by the Company or any of its subsidiaries that would be in effect following the Effective Time, to which, in each case, the Company or any of its subsidiaries is a party, and the Company has made available to Buyer true and complete copies of the agreements described in this Section 3.6(e). Also set forth in Section 3.6(e) of the Company Disclosure Schedule are the most recent syndicated program and feature film inventory reports for each of the Company Stations.

   (f) Section 3.6(f) of the Company Disclosure Schedules sets forth a list, as of the date of this Agreement, of all material licenses and construction permits held by the Company with respect to the construction and operation of DTV stations in each of the markets in which the Company and its subsidiaries operate broadcast television stations (the "DTV Stations"). Except as set forth in Section 3.6(f) of the Company Disclosure Schedule, to the knowledge of the Company, there are no facts or circumstances existing as of the date of this Agreement that would prevent the construction and operation of the DTV Stations by the relevant deadline established by the FCC.

   (g) Set forth in Section 3.6(g) of the Company Disclosure Schedule is a list of all attributable interests, as defined at Note 2 to 47 C.F.R. Section 73.3555, of the Company and its subsidiaries in any broadcast radio or television station, daily English-language newspaper or cable television system.

   Section 3.7 SEC Reports. The Company has filed with the SEC, and has heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company since January 1, 1997 (together with all information incorporated therein by reference, the "Company SEC Reports"). No subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as and to the extent set forth in
Section 3.7 of the Company Disclosure Schedule, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Company Material Adverse Effect, and (b) since December 31, 1999 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by the Company or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company and other than the Company's regular annual cash dividend paid in April 2000), (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice, or (E) any action, event, occurrence or transaction that would have been prohibited by Section 5.1 hereof if this Agreement had been in effect since December 31, 1999.

   Section 3.9 Absence of Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Company, any of its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.10 Employee Benefit Plans.

   (a) Section 3.10(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), maintained, contributed or required to be contributed to by the Company, any of its subsidiaries or any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate"), or with respect to which the Company, any of its subsidiaries or any ERISA Affiliate could incur liability under Section 4069 of ERISA (the "Company Benefit Plans"), each, with respect to which current and former employees of the Company and any of its subsidiaries (the "Company Employees") participate. No Company Benefit Plan has ever been or is currently subject to or governed by the Laws of any jurisdiction other than the United States or any State or Commonwealth of the United States. The Company has provided to Buyer a true and correct copy of each of the following documents, including any amendments thereto, with respect to each Company Benefit Plan, other than Multiemployer
Plans: (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) all plan documents for such Company Benefit Plan, (iii) each trust agreement, insurance contract or other funding vehicle relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code or voluntary employees' benefit association ("VEBA") qualified under Section 501(c)(9) of the Code. Except as specifically provided in the foregoing documents delivered to Buyer or except as otherwise contemplated by this Agreement or except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan. The Company will, promptly following the date of this Agreement, request a copy of each Company Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and the Company shall deliver such copy of the plan to Buyer promptly upon its receipt thereof.

   (b) Each Company Benefit Plan has been administered in accordance with its terms and the terms of any applicable collective bargaining or other labor union contract or agreement, and in compliance with applicable laws. The Company, its subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Benefit Plans, except for any defaults or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Company Benefit Plans, no event has occurred and no condition or set of circumstances exists, in connection with which the Company, any of its subsidiaries or any ERISA Affiliate is subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Company Benefit Plan (other than a Multiemployer Plan) is under audit or investigation by any Governmental Authority nor has the Company, any subsidiary or any ERISA Affiliate been notified of any audit or investigation. Neither the Company nor any ERISA Affiliate has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan (within the meaning of Section 4001(a)(3) and 4063, respectively, of the Code), and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (c) The Company has made available to Buyer: (i) copies of all employment agreements with executive officers of the Company and its subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company, any of its subsidiaries or any ERISA Affiliate with or relating to the Company Employees which contain change in control provisions. Except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, or except as otherwise contemplated by this Agreement neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of the Company or any of its subsidiaries from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any material benefits, (iv) result in a restriction on Buyer's ability to amend, modify or terminate any plan, (v) trigger a requirement for funding or the acceleration of funding of any material benefits, (vi) commence a period during which a subsequent termination of employment by a Company Employee will entitle such Company Employee to benefits in excess of what would otherwise have been required in the absence of the transactions contemplated hereby or (vii) result in a reportable event within the meaning of Section 4043(c) of ERISA for which a notice requirement has not been waived. Except as contemplated hereby, or as otherwise disclosed in Section 3.10(c) of the Company Disclosure Schedule, the Company has taken no action with respect to the Company Options that would result in any acceleration of vesting of the Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise. Without limiting the generality of the foregoing, except as set forth in Section 3.10(c) of the Company Disclosure Schedule, no amount paid or payable by the Company to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

   (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. Each Company Benefit Plan that is a VEBA meets the requirements of Section 501(c)(9) of the Code.

   (e) The Company and its subsidiaries have no liability for life, health, medical or other welfare benefits to former officers, directors or employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

   (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any liability of the Company or any of the ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

   (g) The Company has taken reasonable steps to ensure that each individual classified by the Company or any subsidiary as an independent contractor has been properly classified as such.

   Section 3.11 Labor Matters. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of its subsidiaries, except where such dispute, strike, work stoppage or lockout individually or in the aggregate would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to any employees of the Company or any of its subsidiaries and there are no grievances or complaints outstanding or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any such contract except for any breaches or failures to comply that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.12 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

   (a) the Company and its subsidiaries (i) are in compliance with all, and, to the Company's knowledge, are not subject to any asserted liability or liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

   (b) neither the Company nor any Company subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its subsidiaries or, to the Company's knowledge as of the date of this Agreement, any of their predecessors in interest, is or may be in violation of, or liable under, any Environmental Law;

   (c) (i) neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, and (ii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee or is the subject of a claim for personal injury or property damage for any liability under any Environmental Law or relating to any Hazardous Materials; and

   (d) none of the real property owned or leased by the Company or any of its subsidiaries or, to the knowledge of the Company as of the date of this Agreement, any of their predecessors in interest, is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

   For purposes of this Agreement:

   "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

   "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

   "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

   "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls and (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

   Section 3.13 Trademarks, Patents and Copyrights.

   (a) Except as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries own, or possess necessary or required licenses, to be used in each case in the manner currently used, or other necessary or required rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information (the "Intellectual Property Rights") used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Intellectual Property Rights"), and (ii) neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property Rights.

   (b) To the Company's knowledge, none of the Company or any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that the Company or any of its subsidiaries must license or refrain from using any Company Intellectual Property Rights or other proprietary information of any other person) that has not been settled or otherwise fully resolved, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property Rights, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, would not have a Company Material Adverse Effect.

   Section 3.14 Taxes.

   (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing; and (ii) "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

   (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect (unless stated otherwise below): (i) each of the Company and each of its subsidiaries has timely filed all U.S. Federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting in writing or, to the knowledge of the Company or its subsidiaries after due inquiry, threatening in writing to assert against the Company or any of its subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its subsidiaries without regard to whether such waiver or extension could have a Company Material Adverse Effect in connection with Federal, New York State and California Taxes; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of December 31, 1999 (and the notes thereto) (the "1999 Balance Sheet") and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by the Company or any of its subsidiaries; (vi) the Company and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of the Company or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due, (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the Federal income Tax Returns for the Company and each of its subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of Federal income Taxes for such periods have expired) for all years through 1996; (x) the Company and its subsidiaries have given or otherwise made available to Buyer correct and complete copies of (A) all Federal income Tax Returns of the Company filed for periods ending after December 31, 1993 and (B) income Tax returns filed on behalf of KCOP Television, Inc. and affiliates for California for tax years 1997 and 1998; (xi) neither the Company nor any of its subsidiaries is a party to any agreement relating to the sharing, allocation, or indemnification of Taxes or any similar contract or arrangement without regard to whether any such agreement could have a Company Material Adverse Effect other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; (xii) neither the Company nor any of its subsidiaries have agreed, or is required to make, any adjustment under Section 481 of the Code; (xiii) the Company and each of its subsidiaries were not, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code without regard to whether such status could give rise to a Company Material Adverse Effect; and (xiv) there have been no redemptions by the Company or any of its subsidiaries since March 31, 1998 without regard to whether such redemptions could give rise to a Company Material Adverse Effect.

   Section 3.15 Tax Matters. None of the Company or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section

368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 3.16 Title to Properties; Assets. Neither the Company nor any of its subsidiaries owns, or has any material interest in, (i) any material assets in Australia or (ii) any television, media or other broadcasting assets in Australia. Except in each case as, individually or in the aggregate, (i) as of the date of this Agreement, would not materially adversely affect the operation of the broadcasting facilities of the Company's subsidiaries' San Francisco or Minneapolis television stations and (ii) would not have a Company Material Adverse Effect:

   (a) Each of the Company and its subsidiaries has good, marketable fee simple title to its owned properties and assets or good and valid leasehold interests in all of its leasehold properties and assets together with full legal and practical access to all of its properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens.

   (b) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all deeds in respect of property which it owns, and all such leases and deeds are in full force and effect. Section 3.16(b) of the Company Disclosure Schedule sets forth a description of (i) each lease to which it is a party relating to its television broadcasting, (ii) all other leases to which it is a party in which the annual rental payments exceed $250,000 or which contemplate aggregate payments in excess of $500,000 and (iii) each deed under which it is the owner; and a copy of each such lease or deed, as applicable, has previously been provided to Buyer. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases. There are no facts that would prevent Buyer or any of its subsidiaries from using or occupying all of the leased and owned property referred to in clauses (i), (ii) and (iii) above, after the Effective Time, in the same manner such leased and owned property is used or occupied by the Company or its subsidiaries immediately prior to the Effective Time.

   (c) The assets of the Company and each of its subsidiaries constitute all of the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in, the conduct of the business as it is now being conducted and contemplated to be conducted by the Company and its subsidiaries. At all times since December 31, 1999, each of the Company and its subsidiaries has caused such assets to be maintained in accordance with good business practice, and all of such assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

   Section 3.17 Year 2000 Compliance.

   (a) The Company has adopted a plan that it believes will cause Company Systems (as defined below) to be Company Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Company Year 2000 Plan") in all material respects. The Company has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Company Year 2000 Plan with respect to the Company Systems.

   (b) For purposes of this Section 3.17, (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the year 2000.

   Section 3.18 Opinion of Financial Advisors. The Special Committee has received the written opinion of Bear, Stearns & Co. Inc. (the "Company Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair to the stockholders of the Company (other than BHC) from a financial point of view, and the Company will deliver a copy of such opinion to Buyer promptly after the date of this Agreement.

   Section 3.19 Vote Required. At the Stockholders' Meeting, the affirmative vote of the holders of a majority of the outstanding Common Stock voting together as a single class are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

   Section 3.20 Brokers. The Company Financial Advisor has entered into a letter of engagement with the Special Committee in connection with the Merger, a copy of which has previously been provided to Buyer. Except as disclosed in
Section 3.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company other than as provided in a letter of engagement previously provided to Buyer.

   Section 3.21 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render inapplicable to the Merger and the Voting Agreement and the transactions contemplated hereby and thereby (including the proxy with respect to the Common Stock delivered by BHC concurrently with the delivery of the Voting Agreement) the provisions of
Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

                                   ARTICLE IV

                    Representations and Warranties of Buyer

   Except as disclosed in its Annual Report on Form 20-F filed with the SEC on October 27, 1999 and the reports on Form 6-K filed with the SEC on November 3, 1999, February 15, 2000 and May 12, 2000, or in a separate disclosure schedule which has been delivered by Buyer to the Company prior to the execution of this Agreement (the "Buyer Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Buyer hereby represents and warrants to the Company that:

   Section 4.1 Organization and Qualification; Subsidiaries. Each of Buyer and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and, as applicable, in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Buyer Material Adverse Effect (as defined below). Each of Buyer and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Buyer Material Adverse Effect. The term "Buyer Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, operations, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the industry in which Buyer conducts business, (ii) changes in general economic conditions or securities markets in general or
(iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

   Section 4.2 Charter Documents. Buyer has made available to the Company a complete and correct copy of the constitution, as amended to date, of Buyer. The constitution (or equivalent organizational documents) of Buyer and its subsidiaries are in full force and effect. Except as would not have a Buyer Material Adverse Effect, none of Buyer or its subsidiaries is in violation of any provision of its corporate charter documents (or equivalent organizational documents).

   Section 4.3 Capitalization. (a) No shares of capital stock of Buyer are owned by any subsidiary of Buyer. All outstanding shares of capital stock of Buyer are, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Buyer or any of its subsidiaries, and no securities or other instruments or obligations of Buyer or any of its subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are no contracts of any kind to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are not any outstanding contractual obligations of Buyer or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. To the knowledge of Buyer as of the date of this Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of Buyer or any of its subsidiaries.

   (b) All shares of Buyer Preferred Stock underlying the Buyer Shares to be issued in the Merger, when deposited with the Custodian in accordance with
Section 1.5(a) hereof and the terms of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of Buyer Shares evidencing Buyer Preferred Stock against the deposit of Buyer Preferred Stock in accordance with the terms of the Deposit Agreement, the Buyer Shares to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and the persons in whose names the Buyer Shares are registered will be entitled to the rights of registered holders of Buyer Shares specified in the Deposit Agreement, and the Buyer Shares will conform in all material respects to the description of the Buyer Shares set forth in the proxy statement dated July 10, 1997 of Heritage Media Corporation, which proxy statement was incorporated by reference into the Registration Statement on Form F-4 of Buyer. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of Buyer, has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 4.4 Authority Relative to Agreement. Buyer and its subsidiaries have all necessary power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer and certain of its subsidiaries of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer or any of its subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than any necessary stockholder approval of Buyer (as provided in Section 4.5(b) hereof) or of any publicly owned subsidiaries of Buyer in connection with Section 6.18 hereof, which shall be obtained in accordance with Section 6.2(b) hereof). This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The Newco-FTH Agreement (as hereinafter defined), when executed and delivered by the parties thereto, will have been duly and validly executed and delivered by such parties and will constitute a legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms.

   Section 4.5 No Conflict; Required Filings and Consents.

   (a) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, (i) conflict with or violate the corporate charter documents (or equivalent organizational documents) of (A) Buyer or (B) any of its subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.5(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law or the Listing Rules (the "ASX Listing Rules") of the Australian Stock Exchange Limited ("ASX") applicable to Buyer or any of its subsidiaries or by which any property or asset of Buyer or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Buyer's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries or any property or asset of Buyer or any of its subsidiaries is bound or affected, except, in the case of clauses
(i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this
Section 4.5(a), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated hereby by Buyer and its subsidiaries will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings and approvals as may be required under the Communications Act, filing and recordation of appropriate merger documents as required by Delaware Law, the rules of the NYSE filings and recordings of appropriate documents with, and announcements to, the Australian Securities and Investment Commission and the ASX, and a waiver from the ASX (or, if not obtained, the approval of Buyer's shareholders at a special meeting of Buyer shareholders (the "Buyer Shareholder Approval")) with respect to Listing Rule
10.1 of the ASX Listing Rules (the "ASX Waiver") and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Buyer Material Adverse Effect and would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.5(b), the definition of Buyer Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

   Section 4.6 Permits and Licenses. Buyer or its subsidiaries have (i) operated the television stations and associated facilities for which Buyer or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Buyer or its subsidiaries (the "Buyer Licensed Facilities"), in compliance with the terms of the permits issued by the FCC to Buyer or its subsidiaries ("Buyer FCC Licenses"), and in compliance with the Communications Act, and (ii) timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Buyer Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Buyer Material Adverse Effect. As of the date hereof, to Buyer's knowledge, there is not pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Buyer or any of its subsidiaries, relating to any of the Buyer Licensed Facilities or FCC regulated services conducted by Buyer or its subsidiaries that, if adversely decided, would have a Buyer Material Adverse Effect.

   Section 4.7 Buyer SEC/ASX Reports. Buyer has filed with the SEC and ASX all forms, reports, schedules, statements and other documents required to be filed with the SEC by Buyer since January 1, 1997 (together with all information incorporated therein by reference, the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act or the ASX Listing Rules, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports, and none of the Buyer Reports at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the Buyer Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or the ASX with respect thereto, have been prepared in accordance with Australian generally accepted accounting principles with appropriate reconciliation to GAAP as required by SEC rules (except, in the case of unaudited statements, as permitted by forms or rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Buyer and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

   Section 4.8 Absence of Certain Changes or Events.

   (a) Since December 31, 1999, except as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Buyer Material Adverse Effect, and

   (b) since December 31, 1999 to the date of this Agreement, each of Buyer and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice.

   Section 4.9 Tax Matters. None of Buyer or any of its affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing representation is made only as of the date hereof in the case of the Reverse Merger. The preceding sentence excludes all transactions contemplated by this Agreement.

   Section 4.10 Brokers. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette, Inc. is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Buyer.

   Section 4.11 Interim Operations of Acquisition Sub. In the case of the Reverse Merger, Acquisition Sub will be a newly formed indirect subsidiary of Buyer or a newly formed subsidiary of BHC (unless the BHC Merger has not occurred prior to the Effective Time of the Merger), will be a Delaware corporation and, when formed, will have been formed solely for the purpose of engaging in the transactions contemplated hereby, the Chris-Craft Merger and the BHC Merger, as applicable, and will have engaged in no business other than in connection with such transactions and the transactions contemplated by this Agreement. In the case of the Forward Merger, Acquisition Sub will be News Publishing Australia Limited, a Delaware corporation, of which Buyer directly owns and will continue to own at least 80% of the total combined voting power of all classes of stock entitled to vote and 80% of the total number of shares of each other class of stock of such corporation.

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   Section 5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (x) as expressly contemplated by this Agreement (including, without limitation, as set forth in Section 5.1 of the Company Disclosure Schedule or as set forth as an exception or qualification to paragraphs (a) through (n) of this Section 5.1), (y) as expressly authorized pursuant to the Chris-Craft Merger Agreement and (z) as Buyer shall otherwise agree in advance in writing, the business of the Company and its subsidiaries shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall use their reasonable best efforts to preserve substantially intact the Company's business organization, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require or permit the Company to offer retention bonuses or other non-ordinary course compensation to such individuals without Buyer's written consent) and to preserve the current relationships of the Company and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which the Company and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, the Company will not do, and shall not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

   (a) amend or otherwise change the Restated Certificate of Incorporation or By-laws of the Company or, in any material respect, that of any of its subsidiaries;

   (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of the Company or any of its subsidiaries (except for the issuance of shares issuable pursuant to any Company Options outstanding as of the date hereof), (ii) any assets except for sales of marketable securities and investment assets for their fair value and except for sales of other assets in the ordinary course of business consistent with past practice not in excess of $500,000 in the aggregate (including, for purposes of calculating such $500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(b) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(b) of the BHC Merger Agreement);

   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its subsidiaries' capital stock (other than cash dividends payable by any wholly owned subsidiary with respect to ordinary course dividends, including dividends designated as special dividends, in a manner consistent with past practice);

   (d) in the case of the Company, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

   (e) (i) except in connection with acquisitions or investments which are made in the ordinary cause of business consistent with past practice not in excess of $10,000,000 individually or $25,000,000 in the aggregate (including for purposes of calculating such $25,000,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(e) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to
Section 5.1(e) of the BHC Merger Agreement) and which the Buyer has not reasonably objected to as presenting any meaningful risk of resulting in the FCC Consent (with no Adverse Condition) not being obtained or delayed for more than an immaterial period of time and except with respect to the reinvestment of marketable securities or investment assets, and the investment of cash generated by the operations of the Company and its subsidiaries in marketable securities, in each case in the ordinary course of business consistent with past practice (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, or acquire any interest in any broadcast radio or television station, daily English-language newspaper or cable television system, as defined at Note 2 to 47 C.F.R. Section 73.3555; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which the Company has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of 110% of the amounts currently budgeted for fiscal year 2000, and with respect to fiscal year 2001, in excess of 120% of the amount budgeted for fiscal year 2000, in each case for the Company and its subsidiaries taken as a whole; provided that any amounts budgeted in respect of DTV may be reallocated between the two years or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require the Company to take any action prohibited by this subsection (e);

   (f) except as set forth in Section 6.12 hereof or as required by Law or by the terms of any collective bargaining agreement or other labor union contract or other agreement currently in effect between the Company or any subsidiary of the Company and any executive officer or employee thereof, (provided, however, that except as contemplated hereby no actions shall be taken with respect to the acceleration of vesting or cashing-out of Company Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise), increase the compensation payable or to become payable to its executive officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of it or any of its subsidiaries, or establish, adopt, enter into or amend in any respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent the Company or any of its subsidiaries from (i) making severance payments to the extent contractually obligated under contractual arrangements currently existing at the Company or such subsidiary and previously disclosed to Buyer, (ii) increasing compensation in accordance with the provisions of agreements with executive officers or employees in accordance with the terms of such agreements in effect on the date of this Agreement, provided that if any such agreement does not specify the amount of such increase, no such increase shall (A) fail to be in the ordinary course of business and in accordance with the past practices of the Company and
(B) exceed 10 percent of the compensation of such executive officer or employee in effect on the date of this Agreement, (iii) increasing compensation for employees who are not parties to agreements relating to compensation, provided that each such increase (A) is in the ordinary course of business, and in accordance with the past practices of the Company and (B) does not exceed, with respect to any employee, 10 percent of the compensation of such employee on the date of this Agreement;

   (g) change (except as required by the SEC or changes in GAAP which become effective after the date of this Agreement) any accounting methods, policies, practices or procedures;

   (h) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to the Company prior to the date of this Agreement would have resulted in a breach of Section
3.4 hereof;

   (i) settle or compromise any material arbitration, action, suit, investigation or proceeding (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof), other than in the ordinary course of business consistent with past practice not in excess of $2,500,000 in the aggregate (including for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft (other than in respect of Excluded Matters) (as defined in the Chris-Craft Merger Agreement), BHC or the Company pursuant to Section 5.1(i) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(i) of the BHC Merger Agreement); provided, however, that the Company shall not in any event settle any arbitration action, suit, investigation or proceeding arising out of this Agreement, the Voting Agreement or the matters contemplated hereby or thereby without Buyer's consent (other than those related to Tax matters, which shall be governed exclusively by the provisions of Section 5.3 hereof);

   (j) settle or discharge any material liability of a type not covered in subsection (i) above, other than in accordance with its terms or on terms no less favorable to the Company and its subsidiaries;

   (k) amend or waive any right under or enter into any agreement with any affiliate of the Company (other than its wholly owned subsidiaries in the ordinary course of business consistent with past practice) or with any stockholder of the Company or any of its subsidiaries or any affiliate of any such stockholder;

   (l) enter into, amend in any material respect or terminate any network affiliation agreement, retransmission consent agreement or, except in the case of agreements terminable without cost or penalty by the Company prior to the Closing or by Buyer within 30 days thereafter, any agreement licensing or creating any obligations with respect to the use of the digital data stream of any DTV Station;

   (m) enter into, amend or terminate any film or program license or syndication agreement (each a "Program Agreement") involving aggregate payments of more than (i) $2,500,000 in the aggregate on a per Program Agreement, per station basis (including, for purposes of calculating such $2,500,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(m) of the BHC Merger Agreement), (ii) $5,000,000 in the aggregate (including, for purposes of calculating such $5,000,000 aggregate limitation, any action taken by or on behalf of Chris-Craft, BHC or the Company pursuant to Section 5.1(m) of the Chris-Craft Merger Agreement or by or on behalf of BHC pursuant to Section 5.1(m) of the BHC Merger Agreement) on a per station basis, (iii) $500,000 per annum on a per Program Agreement, per station basis and (iv) barter agreements that expire after December 31, 2001; or

   (n) enter into or publicly announce an intention to enter into any contract, agreement, commitment or arrangement to do any of the foregoing actions set forth in this Section 5.1.

   Section 5.2 FCC Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries: (i) to use its reasonable best efforts to comply with all material requirements of the FCC applicable to the operation of the Company Stations; (ii) promptly to deliver to Buyer copies of any material reports, applications or responses filed with the FCC; (iii) promptly to notify Buyer of any inquiry, investigation or proceeding initiated by the FCC; (iv) not to make or revoke any material election with the FCC; and (v) use its reasonable best efforts to take all actions necessary to complete construction and initiate operation of the DTV Stations by the relevant deadline established by the FCC, as it may be extended, and to consult with Buyer about, and keep Buyer reasonably informed of, the progress of construction of the DTV Stations.

   Section 5.3 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to: (i) timely file all Tax Returns ("Post-Signing Returns") required to be filed by it and such Post-Signing Returns shall be prepared in a manner consistent with past practice; (ii) timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Buyer of any Federal or New Jersey income or franchise tax and any other material suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the

Company or any of its subsidiaries in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Buyer's consent, which consent shall not be unreasonably withheld, and (v) not make or revoke any material Tax election or adopt or change a material tax accounting method without Buyer's consent.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's stockholders to be held to consider the adoption of this Agreement and the approval of the Merger,
(ii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Share Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to be issued to the stockholders of the Company pursuant to the Merger and
(iii) Buyer shall prepare and file with the SEC a registration statement on the appropriate form (together with all amendments thereto, the "Option Registration Statement," and together with the Share Registration Statement, the "Registration Statement") in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Shares to the issued upon exercise of the Substituted Options, it being understood that the Option Registration Statement shall be considered filed as promptly as practicable if it is filed by Buyer within at least two
(2) business days following the Effective Time. In addition to the foregoing, Buyer shall make such other appropriate filings and deliveries as may be required by applicable law (including any applicable prospectus delivery requirements thereof). Each of Buyer and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective at such time as they shall agree, and, prior to the effective date of the Registration Statement, Buyer shall use reasonable best efforts to take all or any action required under any applicable Federal or state securities Laws in connection with the issuance of Buyer Shares pursuant to the Merger. If requested by the SEC, each of the Forward Merger and the Reverse Merger shall be submitted to the Company's stockholders at the Stockholders' Meeting (as defined in Section 6.2) as separate proposals. Each of Buyer and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Each of Buyer and the Company shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to the Company's stockholders, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

   (b) The Proxy Statement shall include the recommendations of the Special Committee and the Board of Directors of the Company to the stockholders of the Company in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that the Special Committee and the Board of Directors of the Company may take or disclose to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting (as defined in Section 6.2 hereof), withdraw, modify, or change any such recommendation to the extent that the Special Committee or the Board of Directors of the Company determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be the Company's regularly engaged outside legal counsel). Unless this Agreement is previously terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders at its Stockholders' Meeting even if the Special Committee or the Board of Directors of the Company determines at any time after the date hereof that is no longer advisable or recommends that the Company's stockholders reject it.

   (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Buyer or the Company without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (d) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) The information supplied by Buyer for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Buyer or any of its subsidiaries, or their respective officers or directors, should be discovered by Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Buyer shall promptly inform the Company. All documents that Buyer is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   Section 6.2 Stockholders' Meetings.

   (a) The Company shall, as promptly as practicable following the date of this Agreement establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), for the purpose of voting upon the adoption of this Agreement and approval of the Merger, and the Company shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall use its reasonable best efforts to cause the Stockholders' Meeting to occur on the same day as the meetings of stockholders are held to consider the Chris-Craft Merger and the BHC Merger. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other action necessary or advisable to secure the vote of its stockholders, required by the NYSE or Delaware Law, as applicable, to obtain such approvals; provided, however, that the Company shall not be obligated to solicit proxies in favor of the adoption of this Agreement at its Stockholders' Meeting (but shall nonetheless remain obligated to submit this Agreement to a vote of its stockholders) to the extent that the Board of Directors of the Company determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel).

   (b) Without limiting the provisions of Section 4.4 hereof, Buyer shall, as promptly as practicable following the date of this Agreement, obtain, and cause its subsidiaries to obtain, all stockholder and other approvals, including the Buyer Shareholder Approval if required, necessary to consummate the Merger and the other transactions contemplated hereby, including, without limitation, entering into and performing the agreements and transactions contemplated by
Section 6.18 hereof.

   Section 6.3 Appropriate Action; Consents; Filings.

   (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein (the "FCC Application"). The parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated herein and to cause the conditions to the Forward Merger and, if a Restructuring Trigger has occurred, the Reverse Merger, in each case as set forth in Article VII to be satisfied (including using reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as reasonably possible; provided, however, that Buyer and FTH shall have the right to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555 as in effect on the date of this Agreement (the "FCC Multiple Ownership Rules"); provided that Buyer and FTH shall regularly consult with the Company during the processes referred to in this Section 6.3 and consider in good faith the views of the Company with respect thereto; and provided, further, that, in connection with the Merger, Buyer and FTH shall not seek a waiver of Section 73.3555 of the FCC's rules except for a temporary waiver of subsections (b) and (e) thereof for a period not to exceed twelve months from the Closing Date for television divestitures required in order to obtain the FCC Consent (as defined in Section 7.1(e) hereof) and, with respect to subsection (d) thereof, in the FCC Application when it is filed, Buyer will (1) maintain that no waiver is required to permit it to own a newspaper and two television stations in the New York market, and (2) request in the alternative, if that position is rejected or a permanent waiver is not issued by the FCC, a temporary waiver to hold two television stations and a newspaper for a period not to extend beyond the date which is the later of (A) twelve months from the Closing Date and (B) the conclusion of any then pending FCC rule making proceeding regarding 47 C.F.R.
Section 73.3555(d); provided, that the foregoing sentence shall be subject to the provisions of subsection (b) below. Failure to obtain any of the waivers set forth above shall not limit Buyer's obligations pursuant to subsection (b) below.

   (b) Notwithstanding anything to the contrary in this Agreement other than the following sentence, the Company, Buyer and FTH each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be validly required by any U.S. federal, state or local antitrust or competition Governmental Authority, or by the FCC or similar Governmental Authority, or by any Australian Law, in each case with competent jurisdiction, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent (as defined below), or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority (each, an "Order"), that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, (i) neither Buyer nor FTH shall not be required to divest any of its material assets or accept any material limitation on any of its material businesses other than (x) the divestiture of such broadcast assets (i.e., newspaper and television stations) as it is required to divest or (y) the material limitation on such broadcast assets or Buyer's and FTH's operation thereof as it is required to be subject to, in the case of each of clauses (x) and (y) in order to comply with the

FCC Multiple Ownership Rules or a final Order in an action brought by an antitrust or competition or FCC or similar Governmental Authority, (ii) notwithstanding clause (i), neither the Company, Buyer nor FTH shall be required to divest or to hold separate, or to accept any substantial limitation on the operation of, or to waive any rights material to, the San Francisco television station of Buyer or the Company (each of the actions described in clause (i) and (ii) above being an "Adverse Condition"), (iii) neither party shall be required to take any of the foregoing actions if such action is not conditioned on the consummation of the Merger and (iv) without limiting Buyer's obligations set forth herein, the Company shall not agree to any of the foregoing without Buyer's consent and, at Buyer's request, the Company shall agree to any of the foregoing so long as such agreement is conditioned upon consummation of the Merger.

   (c) Each of Buyer, FTH and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Buyer, FTH and the Company shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by paragraphs (a) and (b) above, necessary, proper or advisable to consummate the Forward Merger or, if a Restructuring Trigger has occurred, the Reverse Merger; provided that neither Buyer nor FTH shall be required to pay, and the Company shall not pay, without Buyer's prior written consent, any material consideration to obtain any such third party consent. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

   Section 6.4 Access to Information; Confidentiality.

   (a) From the date hereof to the Effective Time, Buyer will comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated by this Agreement and to make available information regarding Buyer and its subsidiaries as the Company may reasonably request.

   (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, the Company will provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all employees, sites, properties, information and documents which Buyer may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company; provided, however, that the Company shall not be required to provide access to any employees, sites, properties, information or documents which would breach any agreement with any third-party or which would constitute a waiver of the attorney-client or other privilege by the Company.

   (c) Except with respect to matters relating to the hiring of employees and the solicitation for hiring of employees, which matters shall be governed by the provisions of Section 6.17 hereof, the parties hereto shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated September 16, 1999 between Buyer and Chris-Craft, as supplemented by the Addendum to the Confidentiality Agreement, dated August 7, 2000 (as so supplemented, the "Confidentiality Agreement") provided that, following any termination of this Agreement, Section 6.17 hereof shall be of no further force or effect.

   (d) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

   Section 6.5 No Solicitation of Competing Transactions.

   (a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action, and the Company shall notify Buyer as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which the Company or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement and the approval of the Merger by the stockholders of the Company, nothing contained in this Section 6.5 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes an unsolicited proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and independent legal counsel, can be reasonably expected to result in a Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (1) provides notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and provides, in any such notice to Buyer in reasonable detail the identity of the Person making such proposal and the material terms and conditions of such proposal, and (2) has received from such person or entity an executed confidentiality agreement or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law.

   (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to
Section 5.1 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its stockholders) acquiring more than 25% of the voting power of the capital stock then outstanding or more than 25% of the assets of the Company and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

   For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the capital stock then outstanding or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, for consideration which the Board of Directors of the Company determines in its good faith judgment, after consultation with independent legal counsel and its financial advisors, to be more favorable to the Company's stockholders than the Merger.

   Section 6.6 Directors' and Officers' Indemnification and Insurance.

   (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Certificate of Incorporation and By-laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were officers, directors or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

   (b) The Surviving Corporation shall maintain (or cause to be maintained) in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.6 more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; and provided further that if the annual premiums exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

   (c) In addition to the other rights provided for in this Section 6.6 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.6(b)), from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law (the "Indemnifying Party"), (i) indemnify and hold harmless (and release from any liability to Buyer or the Surviving Corporation or any of their respective subsidiaries), the individuals who, on or prior to the Effective Time, were officers, directors or employees of the Company or served on behalf of the Company as an officer, director or employee of any of the Company's current or former subsidiaries or affiliates (including, without limitation, those affiliates listed in Section 6.6(c) of the Company Disclosure Schedule (collectively, "Covered Affiliates") or any of their predecessors in all of their capacities (including as stockholder, controlling or otherwise) and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (the "Indemnitees") against all Expenses (as defined hereinafter), losses, claims, damages, judgments or amounts paid in settlement ("Costs") in respect of any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such person is or was a director, officer, employee or stockholder (controlling or otherwise) of the Company or any of its current or former subsidiaries or Covered Affiliates or any of their predecessors arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby (an "Indemnifiable Claim"; except for acts or omissions which involve conduct known to such Person at the time to constitute a material violation of Law); provided that the Surviving Corporation and Buyer shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Buyer and the Surviving Corporation; and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim (including in circumstances where the Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor; provided that the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. Any Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained shall be reasonably acceptable to Buyer. The Indemnifying Party shall be entitled to assume and control the defense of any potential Indemnifiable Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of its receipt of notice from the Indemnified Party that a potential Indemnifiable Claim has been made and so long as it unconditionally agrees in writing (x) to indemnify fully and indefinitely, subject only to limitations required by applicable Law, and (y) not to seek repayment of any Expenses advanced (unless such repayment would otherwise be available pursuant to clause (ii) of the first sentence of this Section 6.6(c) solely because such matter was excluded from the definition of Indemnifiable Claim pursuant to the exception contained in the definition thereof appearing immediately prior to the initial proviso in this subsection) from, the Indemnitees in respect of such potential Indemnifiable Claim, and acknowledges in writing its obligation to do so under this Section; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Indemnifiable Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Indemnifiable Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Indemnifiable Claim may be settled by any Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. For the purposes of this Section 6.6, "Expenses" shall include reasonable attorneys' fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim, but shall exclude damages, losses, claims, judgments and amounts paid in settlement. The term "Indemnitees" shall exclude persons who both (x) were serving as officers or directors or employees of the Covered Affiliates listed on Section 6.6(c) of the Company Disclosure Schedule at the request of an entity other than the Company or one of its current or former subsidiaries, or any predecessor thereto, and (y) are not otherwise an Indemnitee.

   (d) Notwithstanding anything contained in Section 9.1 hereof to the contrary, this Section 6.6 shall survive the consummation of the Merger indefinitely, is intended to benefit each Indemnitee, shall be binding, jointly and severally, on all successors and assigns of Buyer, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees and their successors. In the event that Buyer or the Surviving Corporation or any of its subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Buyer or the Surviving Corporation or its subsidiary, as the case may be, shall expressly assume and be bound by the indemnification obligations set forth in this Section 6.6.

   (e) The obligations of the Surviving Corporation, its subsidiaries and Buyer under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6).

   Section 6.7 Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied or
(z) the Forward Merger not to be consummated and (ii) any failure of the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 6.8 Tax Matters. Buyer and Chris-Craft shall submit any filings or documents necessary to obtain the IRS Ruling and shall engage, through their representatives, in any communications with the IRS and Buyer and, on behalf of the Company, Chris-Craft shall control the process of obtaining the IRS Ruling. Buyer and the Company shall make reasonable best efforts to obtain the IRS Ruling, the tax opinions set forth in Sections 7.2(f) and 7.3(c) hereof, and the FCC Consent, including taking any reasonable actions requested by the IRS or the FCC in connection with obtaining the IRS Ruling and the FCC Consent and cooperating in preparing and submitting any filings and documents to the IRS and the FCC in a prompt manner. In the case of the Forward Merger (a) the Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code; (b) neither the Company nor Buyer nor their affiliates shall directly or indirectly (without the consent of the other) take any action, that would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement; (c) officers of Buyer, Acquisition Sub and the Company shall execute and deliver to (i) Squadron, Ellenoff, Plesent & Sheinfeld LLP, tax counsel to Buyer, and Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Company, certificates substantially in the form agreed to by the parties as of the date hereof and other appropriate representations at such time or times as may be reasonably requested by such law firms, including contemporaneously with the execution of this Agreement and at the Effective Time, in connection with their respective deliveries of opinions, pursuant to Sections 7.2(f) and 7.3(c) hereof, with respect to the tax treatment of the Merger and (ii) Squadron, Ellenoff, Plesent & Sheinfeld LLP, counsel to Buyer and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Chris-Craft, such representations as are required by the IRS in order to issue the IRS Ruling; and (d) none of the Buyer, Acquisition Sub or the Company shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of such certificates and representations.

   Section 6.9 Stock Exchange Listing. Buyer and the Company shall (a) as promptly as reasonably practicable prepare and submit to the NYSE applications covering the Buyer Shares to be issued in the Merger and the Buyer Shares underlying the Company Options outstanding immediately prior to the Effective Time and shall use their reasonable best efforts to cause such securities to be approved for listing on the NYSE prior to the Effective Time, (b) within two business days after the Effective Time, prepare and submit to the ASX, pursuant to the applicable listing rules of the ASX, applications covering the Buyer Preferred Stock underlying the Buyer Shares issued pursuant to the Merger and cause such securities to be approved for quotation by the ASX, and (c) promptly seek the ASX Waiver or, if the ASX Waiver is not granted, as soon as possible thereafter call a special meeting of shareholders to obtain the Buyer Shareholder Approval and take all actions and prepare all documents and shareholder materials required in connection therewith.

   Section 6.10 Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing rules of, or listing agreement or arrangement with, a national securities exchange or the ASX to which Buyer or the Company is a party. The parties have agreed on the text of a joint press release by which Buyer and the Company will announce the execution of this Agreement.

   Section 6.11 Affiliates of the Company. The Company represents and warrants to Buyer that prior to the date of the Stockholders' Meeting the Company will deliver to Buyer a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Buyer that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit B. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit A.

   Section 6.12 Employee Matters.

   (a) During the one-year period commencing on the Effective Date, Buyer shall provide or shall cause the Surviving Corporation to provide to each Company Employee employee benefits (including incentive opportunities but excluding benefits under equity-based plans) that are either (i) in the aggregate, substantially comparable to the benefits being provided to Company Employees as of the date of this Agreement under the

Company Benefit Plans or (ii) substantially similar to those being provided to similarly situated employees of the Buyer (other than for former employees of the Company).

   (b) Without limiting the generality of paragraph (a) of this Section 6.12, if the Effective Time occurs prior to December 31, 2000, (1) each Company Employee who received an annual bonus in respect of 1999 and is eligible to receive an annual bonus for the year 2000 and who is employed by the Company immediately prior to the Effective Time, shall be entitled to receive, in lieu of any other bonus to which the participant may otherwise be entitled under such plan, or for the period from January 1, 2000 through the Effective Time, as the case may be, a prorated bonus (the "Pro-Rata Bonus"), determined by multiplying (i) the participant's annual bonus in respect of 1999 by (ii) a fraction, the numerator of which is equal to the number of days in calendar year 2000 through and including the Effective Time and the denominator of which is 366 and (2) each such Company Employee who remains employed with the Company (or its successor) or any affiliate thereof through December 31, 2000, shall be entitled to receive an additional bonus such that, when added to such employee's Pro-Rata Bonus, such employee's aggregate annual bonus in respect of 2000 is not less than such employee's annual bonus in respect of 1999. Such annual bonus with respect of 2000 shall be payable at such time that annual bonuses are normally paid to similarly situated employees of the Company. If the Effective Time occurs during the calendar year 2001, then the process described in (i) of the preceding sentence shall apply in an analogous manner to the Company's 2001 Bonus Plan and to other employees who receive an annual bonus in respect of the year 2000, with the references to the year 2000 therein being deemed to be references to the year 2001 and with references to the year 1999 therein being deemed to be references to the year 2000 and subject to
Section 6.12(a), the process for determining the bonus for those who remain employed on and after the Effective Time through December 31, 2001 shall be determined in the discretion of the Buyer.

   (c) Without limiting the generality of paragraph (a) of this Section 6.12, with respect to each Buyer Plan, each Surviving Corporation plan and such other employee benefit plans as may be maintained for Company Employees from time to time following the Effective Time by Buyer, the Surviving Corporation or any subsidiary of the Surviving Corporation (including, without limitation, plans or policies providing severance benefits and vacation entitlement), and service with the Company and any of its subsidiaries (or a predecessor to the Company's or any of its subsidiaries' business or assets) shall be treated as service with the Buyer, the Surviving Corporation or any of its subsidiaries, as the case may be, to the extent recognized in the comparable plans of the Company for purposes of determining eligibility to participate and vesting but not for purposes of benefit accrual. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. In the event Company Employees are transferred to a new health plan maintained by the Surviving Corporation effective as of a date within the annual plan year for purposes of accumulating annual deductibles, copayments and out-of-pocket maximums, Company Employees shall be given credit for amounts they have paid under a corresponding benefit plan during the new health plan's year in which the Company Employees are transferred for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Surviving Corporation or any of its subsidiaries. Buyer shall also honor, or cause the Surviving Corporation to honor, all vacation, personal and sick days accrued by the Company Employees under the plans, policies, programs and arrangements of the Company or any of its subsidiaries immediately prior to the Effective Time to the extent reserved against the Company's financial statements.

   (d) Without limiting the generality of paragraph (a) of this Section 6.12, the Surviving Corporation shall, or shall cause its subsidiaries to, honor, in accordance with their terms, and shall, or shall cause its subsidiaries to, make required payments when due under, all Company Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any Company Employee or any director of the Company or any of its subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that, subject to the provisions of Section 6.12(e) of the Chris-Craft Disclosure Schedule Merger Agreement, the foregoing shall not preclude the Surviving

Corporation or any of its subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms.

   Section 6.13 Letters of the Company's Accountants. The Company shall use reasonable best efforts to cause to be delivered to Buyer two "comfort" letters in customary form from PricewaterhouseCoopers LLP, the Company's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to Buyer.

   Section 6.14 Letters of Buyer's Accountants. Buyer shall use reasonable best efforts to cause to be delivered to the Company two "comfort" letters in customary form from Arthur Andersen LLP, Buyer's independent public accountants, one dated a date within five business days before the date on which the Registration Statement shall become effective and one dated a date within five business days before the Closing Date, each addressed to the Company.

   Section 6.15 [INTENTIONALLY OMITTED].

   Section 6.16 Other Merger Agreements. Buyer shall comply with its obligations under the Chris-Craft Merger Agreement and the BHC Merger Agreement.

   Section 6.17 Employee Solicitation. In addition to, and not in limitation of any restrictions on the parties hereto contained in other documents, the parties hereto agree that during the period from the date hereof to the earlier of the termination of this Agreement or the consummation of the Merger, neither they nor any of their controlled affiliates shall solicit for employment any current senior management level employees or any of the three (3) highest compensated on air talent employees at each station of the other party hereto. This Section 6.17 shall govern in the event of any inconsistency between this
Section 6.17 and Section 6.4 hereof.

   Section 6.18 Post-Closing Covenant of Buyer. As of or promptly following the Effective Time, in the event of the Forward Merger (as defined in the Chris-Craft Merger Agreement) under the Chris-Craft Merger Agreement Buyer shall cause such assets as Buyer shall determine, but at a minimum shall include the broadcast assets and related liabilities held or previously held by the Company and its subsidiaries, to be transferred to and assumed by one or more direct or indirect subsidiaries of Buyer, and shall cause such assets and liabilities to be ultimately held by a newly formed subsidiary which is controlled by Buyer within the meaning of Section 368(c) of the Code ("Newco") of Fox Entertainment Group, Inc. ("FEG"). As of or promptly following the Effective Time, Newco and either FTH or a wholly owned subsidiary thereof will enter into the Newco-FTH Agreement (as hereinafter defined). The Newco-FTH Agreement shall be an agreement prepared by Buyer and FTH as soon as practicable after the date hereof and in any event no later than August 31, 2000 which (i) reflects and is consistent with the terms set forth on Exhibit C hereto and (ii) otherwise is as Buyer and FTH shall determine, but which is consistent with the objective of obtaining the FCC Consent (without an Adverse Condition) with respect to the Forward Merger and, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), with respect to the Chris-Craft Merger, and the IRS Ruling; provided that it shall not contain any provisions as to which Chris-Craft or, if the Merger is a Forward Merger, the Company reasonably objects by reason of concerns as to the Federal income tax treatment of the Chris-Craft Merger or, if the Merger is a Forward Merger, the Forward Merger, or the ability to obtain the FCC Consent (without any Adverse Condition) or the IRS Ruling for the Forward Merger or, if the Chris-Craft Merger is a Forward Merger (as defined in the Chris-Craft Merger Agreement), for the Chris-Craft Merger. Buyer shall comply with this Section 6.18 in a manner deemed appropriate by Buyer and FTH; provided, that Buyer and FTH shall act in a manner that preserves (i) the qualification of the Merger or the Chris-Craft Merger, as the case may be, as a reorganization under Section 368(a) of the Code and (ii) the effectiveness and validity of the FCC Consent (as defined below). In the event (and only in the event) that the Merger is a Reverse Merger and the Chris-Craft Merger is a Reverse Merger (as defined in the Chris-Craft Merger Agreement), as of or promptly following the Effective Time, the broadcast assets and related liabilities held by the Company and its subsidiaries (or the Company and its subsidiaries themselves by way of merger) will be transferred to and assumed by FTH or one or more direct or indirect subsidiaries thereof. The foregoing processes contained in this Section 6.18 and the actions contemplated hereby shall be deemed to constitute "transactions contemplated by this Agreement" for purposes of Buyer's representations and warranties herein.

   Section 6.19 Form of Merger. In the event that there is a Ruling Failure or an FCC Failure (each, a "Restructuring Trigger"), then the Merger shall be effected as the Reverse Merger and not as the Forward Merger and, in lieu of News Publishing Australia Limited, a newly formed indirect subsidiary of Buyer (which could, at the election of Buyer, be a subsidiary of BHC unless the BHC Merger has not occurred prior to the Effective Time) shall be Acquisition Sub and Buyer shall cause such Acquisition Sub to execute a counterpart signature page to this Agreement and become a party hereto; provided, that, notwithstanding the foregoing, if the Chris-Craft Merger is to be effected as a Forward Merger (as defined in the Chris-Craft Merger Agreement), then such Acquisition Sub shall be a first-tier subsidiary of Buyer that is controlled by Buyer within the meaning of Section 368(c) of the Code. In the event that, following the occurrence of a Restructuring Trigger, and prior to the Effective Time, subsequent events occur such that the conditions to effecting the Forward Merger are all satisfied, then the Merger shall occur as if such Triggering Event had never occurred. For purposes of this Agreement, a "Ruling Failure" shall be deemed to have occurred (i) if the IRS Ruling (as defined herein) is not obtained on or prior to the seven-month anniversary of the submission of the ruling request to the IRS (unless a responsible officer of the IRS has indicated to representatives of both the Company and Buyer that the IRS Ruling is likely to be issued within the next succeeding three months and such IRS Ruling is so issued within such three-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the IRS has indicated to representatives of both Chris-Craft and Buyer prior to the three-month anniversary of this Agreement that the IRS Ruling, in form and substance reasonably satisfactory to each of the parties hereto, is not likely to be issued, and such indication shall not have been reversed or withdrawn prior to the five-month anniversary of the date of this Agreement or (iii) either Kaye, Scholer, Fierman, Hays & Handler, LLP or Squadron, Ellenoff, Plesent & Sheinfeld LLP indicates in writing to Chris-Craft and Buyer that it will not be able to deliver its respective opinion pursuant to Section 7.3 or Section 7.2, as the case may be. For purposes of this Agreement, an "FCC Failure" shall be deemed to have occurred (i) if the FCC Consent (without an Adverse Condition) is not obtained on or prior to the ten-month anniversary of this Agreement (unless a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent (without an Adverse Condition) will be issued within the next succeeding two months and such FCC Consent is so issued within such two-month period) in form and substance reasonably satisfactory to each of the parties hereto or (ii) a responsible officer of the FCC has indicated to representatives of both the Company and Buyer that the FCC Consent, in form and substance reasonably satisfactory to each of the parties hereto, will not be issued and, prior to the three-month anniversary of this Agreement, such indication shall not have been reversed or withdrawn; provided that no FCC Failure shall have occurred if a responsible officer of the FCC has indicated (and subsequently not withdrawn or changed such indication) to representatives of both the Company and Buyer that the sole reason or reasons for the FCC Consent (without an Adverse Condition) not having been obtained does not relate in any manner to whether the Merger is the Forward Merger or the Reverse Merger and that there is no material greater likelihood of obtaining the FCC Consent (without an Adverse Condition) with respect to the Reverse Merger than the Forward Merger.

   Section 6.20 Advance of Funds. Notwithstanding anything to the contrary contained in this Agreement, the Company shall (and shall be permitted to) advance funds to Chris-Craft on an as needed basis, including, without limitation, to pay any and all fees and expenses payable by Chris-Craft in connection with the Chris-Craft Merger; provided, however, that any such advances shall be made pursuant to short term loans on arms-length terms and must be repaid no later than 30 days after consummation of the Merger, unless the Chris-Craft Merger has also been consummated.

   Section 6.21 Obligations of FTH. In view of the fact that one or more subsidiaries of FTH would become the licensees of the Company Stations under either the Forward Merger or the Reverse Merger and would otherwise benefit from either merger, FTH agrees that it shall take such actions, and shall cause its subsidiaries to take such actions, as may be necessary to accomplish the requirements of FTH under Sections 6.3, 6.18 and 6.19 hereof and any other requirements of this Agreement relating to the effectuation of, or transactions to be accomplished immediately following, the Forward Merger and the Reverse Merger.

                                  ARTICLE VII

                            Conditions to the Merger

   Section 7.1 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver by the Company and Buyer of the following conditions:

   (a) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Stockholders' Meeting voting together as a single class;

   (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

   (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

   (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

   (e) the FCC Consent (as defined below) shall have been obtained. "FCC Consent," as used herein, means action by the FCC granting its consent to the transfer of control of the FCC licenses of the Company and its subsidiaries to FTH (or a wholly owned subsidiary of FTH), including transfer of those authorizations, licenses, permits, and other approvals, issued by the FCC, and used in the operation of the Company Stations, pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement;

   (f) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Buyer and the Company prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Authorities including the ASX Waiver or, if the ASX Waiver is not granted, the Buyer Shareholder Approval, and except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate, have a Company Material Adverse Effect or Buyer Material Adverse Effect; provided, however, that a party who has failed to fulfill its obligations under Section 6.3 hereof shall not be entitled to deem this Section 7.1(e) unsatisfied by reason of such non-fulfillment;

   (g) the Buyer Shares issuable to the Company's stockholders in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

   (h) the Chris-Craft Merger shall have occurred or the stockholders of Chris-Craft shall have failed to approve the Chris-Craft Merger at a duly held stockholders' meeting called for such purpose or at any adjournment or postponement thereof; and

   (i) all conditions to all parties' obligations to consummate the BHC Merger, except completion of the BHC Merger, shall have been satisfied or waived; provided, however, that this condition may not be enforced by a party if such party's actions or failure to act has prevented the conditions to the consummation of the BHC Merger from being satisfied.

   Section 7.2 Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

   (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect;

   (c) Buyer shall have received from each person named in the letter referred to in Section 6.11 an executed copy of an agreement substantially in the form of Exhibit B hereto;

   (d) Buyer shall have received evidence, in form and substance reasonably satisfactory to it, that Buyer or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Authorities legally required for the consummation of the Merger and (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Authorities or third parties required (other than those set forth in Section 7.2(d) of the Company Disclosure Schedule) for the consummation of the Merger, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided, however, that if Buyer has failed to fulfill its obligations under Section 6.3 hereof it shall not be entitled to deem this
Section 7.2(d) unsatisfied by reason of such non-fulfillment;

   (e) [INTENTIONALLY OMITTED]

   (f) In the case of the Forward Merger, Buyer shall have received (i) the opinion of Squadron, Ellenoff, Plesent & Sheinfeld LLP, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) a private letter ruling (the "IRS Ruling") from the IRS, to the effect that the Merger will satisfy the continuity of business enterprise requirement described in Treasury Regulations Section 1.368-1(d). In rendering the opinion described in clause (i) hereof, Squadron, Ellenoff, Plesent & Sheinfeld LLP shall have received and may rely upon the certificates and representations referred to in
Section 6.8 hereof; and

   (g) the FCC Consent shall not contain any Adverse Condition.

   Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company of the following further conditions:

   (a) each of the representations and warranties of Buyer contained in this Agreement that is qualified as to materiality shall be true and correct, and each of the representations and warranties of Buyer contained in this

Agreement that are not qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect;

   (b) Buyer and FTH shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect; and

   (c) in the case of the Forward Merger, the Company shall have received (i) the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion, the IRS Ruling, and certificates obtained from officers of Buyer, Acquisition Sub and the Company, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that (A) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code,
(B) for U.S. federal income tax purposes, no income, gain or loss will be recognized by Buyer, Acquisition Sub and the Company as a result of the Merger, and (C) for U.S. federal income tax purposes, no income, gain or loss will be recognized by the holders of Company Common Stock as a result of the Merger except to the extent such holders receive cash as Merger Consideration and (ii) the IRS Ruling. In rendering the opinion described in clause (i) hereof, Kaye, Scholer, Fierman, Hays & Handler, LLP shall have received and may rely upon the certificates and representations referred to in Section 6.8 hereof.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement and approval of the Merger, as follows:

   (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

   (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before 15 months from the execution of this Agreement (the "Termination Date");

   (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or FTH set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or (b) cannot be satisfied on or before the Termination Date (a "Terminating Buyer Breach");

   (d) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) or (b) cannot be satisfied on or before the Termination Date ("Terminating Company Breach");

   (e) by either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable;

   (f) by Buyer or the Company if the approval of the Merger by the stockholders of the Company required for the consummation of the Merger as set forth in Section 7.1(a) shall not have been obtained by reason of the failure to obtain such required vote at a duly held Stockholders' Meeting or at any adjournment or postponement thereof; provided, however, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if the breach by BHC of the Voting Agreement is the reason for such failure;

   (g) by Buyer or the Company if the Chris-Craft Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if its actions or failure to act shall have prevented the consummation of the Chris-Craft Merger; provided, further, that the Company shall not have the right to terminate the Agreement pursuant to this Section 8.1(g) if the Chris-Craft Merger shall have been terminated as a result of the failure of the Chris-Craft stockholders to approve the Chris-Craft Merger at a duly held stockholders meeting called for such purpose or at any adjournment or postponement thereof; or

   (h) by Buyer or the Company if the BHC Merger Agreement shall have been terminated; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.1(h) if its actions or failure to act shall have prevented the consummation of the BHC Merger.

   Section 8.2 Effect of Termination. Subject to Sections 8.5 and 9.1 hereof, in the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer, FTH or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 8.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement and the approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and provided further that any such amendment must also be approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   Section 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.3, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   Section 8.5 Expenses. Except as set forth in this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Buyer each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities; provided, however, that Buyer shall pay all Expenses relating to the Exchange Agent and, provided further, that the Company, Chris-Craft and BHC shall not, in the aggregate, pay more than one-half of the Expenses. "Expenses" as used in this Agreement (other than Section 6.6 hereof) shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations, any filings with the SEC or the FCC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE IX

                               General Provisions

   Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including, without limitation, those contained in Sections 6.4, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 and 6.21.

   Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

   if to Buyer:

    The News Corporation Limited
    1211 Avenue of the Americas
    New York, New York 10036
    Telecopier No.: (212) 768-2029
    Attention: Arthur M. Siskind, Esq.
    Senior Executive Vice President and Group General Counsel

   with copies to:

    Squadron, Ellenoff, Plesent & Sheinfeld LLP
    551 Fifth Avenue
    New York, New York 10176
    Telecopier No.: (212) 697-6686
    Attention: Jeffrey W. Rubin, Esq.

   if to the Company:

    United Television, Inc.
    132 South Rodeo Drive
    4th Floor
    Beverly Hills, California 90212
    Telecopier No.: (310) 281-5870
    Attention: Garth S. Lindsey

   with copies to:

    Kramer Levin Naftalis & Frankel LLP
    919 Third Avenue
    New York, New York 10022
    Telecopier No.: (212) 718-8000
    Attention: Thomas D. Balliett, Esq.

   with copies to:

    Kaye, Scholer, Fierman, Hays & Handler, LLP
    425 Park Avenue
    New York, New York 10022
    Telecopier No.: (212) 836-8689
    Attention: Lynn Toby Fisher, Esq.

   Section 9.3 Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also references to its permitted successors and assigns. References of "$" or "dollars" herein shall be deemed to be references to US $.

   For purposes of this Agreement, the term:

   (a) "affiliate," of a specified Person, means a Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

   (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

   (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

   (d) "Governmental Authority" means any United States (Federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission;

   (e) "knowledge" means the actual knowledge of the following officers and employees of the Company (or Chris-Craft) and Buyer, without benefit of an independent investigation of any matter, as to (i) the Company: Herbert J. Siegel, John C. Siegel, William D. Siegel, Brian C. Kelly, Evan C. Thompson, Joelen K. Merkel and Garth Lindsey and (ii) Buyer: K.R. Murdoch, D.F. DeVoe, A. Siskind, Peter Chernin and Chase Carey; and

   (f) "subsidiary" or "subsidiaries," of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. For purposes of this Agreement, FTH and its subsidiaries shall each be deemed to be a subsidiary of Buyer, of FEG and of all of the entities of which FEG is itself a subsidiary.

   Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

   Section 9.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Buyer Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Voting Agreement, and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the Company Disclosure Schedule and the Buyer Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by the Company. Buyer shall not assign this Agreement, other than to an affiliate of Buyer; provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

   Section 9.6 Parties in Interest. Except as otherwise provided in this
Section 9.6, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than Sections 6.6, 6.8, 6.12, 6.18 and 6.21 (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons (including Chris-Craft in respect of Sections 6.8, 6.9, 6.18 and 6.21)). In the event that the Forward Merger is consummated, Sections 6.8, 6.18 and 6.21 are intended for the benefit of the persons who were the stockholders of the Company immediately preceding the Effective Time.

   Section 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

   Section 9.8 Consent to Jurisdiction.

   (a) Each of Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Buyer and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Buyer and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of Buyer and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party in accordance with Section 9.2 hereof. Nothing in this Section 9.8 shall affect the right of any party to serve legal process in any other manner permitted by law.

   Section 9.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.10 WAIVER OF JURY TRIAL. EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   In Witness Whereof, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          The News Corporation Limited

                                           /s/ Arthur M. Siskind
                                          By: _________________________________
                                            Name: Arthur M. Siskind
                                            Title: Director

                                          News Publishing Australia Limited

                                            /s/ Paula Wardynski
                                          By: _________________________________
                                            Name: Paula Wardynski
                                            Title:Vice President

                                          Fox Television Holdings, Inc.
                                          (solely as to Section 6.3 and
                                           Section 6.21 of this Agreement)

                                            /s/ Paula Wardynski
                                          By: _________________________________
                                            Name: Paula Wardynski
                                            Title:Vice President

                                          United Television, Inc.

                                           /s/ John C. Siegel
                                          By: _________________________________
                                            Name: John C. Siegel
                                            Title:Chairman of the Board

                                                                         ANNEX D

[ALLEN & COMPANY LOGO]

                                                                 August 13, 2000

Board of Directors
Chris-Craft Industries, Inc.
767 Fifth Avenue
New York, NY 10153

Members of the Board of Directors:

   We understand that Chris-Craft Industries, Inc. ("Chris-Craft") and The News Corporation Limited ("News Corporation"), through its wholly owned subsidiary News Publishers Australia Limited, are considering entering into an Agreement and Plan of Merger with terms substantially as set forth in the draft dated August 12, 2000 (the "Merger Agreement") proposing to effect a transaction as described in the Merger Agreement and related documentation (the "Transaction").

   Pursuant to an engagement letter dated September 13, 1999, as amended from time to time and most recently on July 31, 2000, you have asked us to render our opinion as of the date hereof as to the fairness of the consideration to be received by the stockholders of Chris-Craft (collectively, "Securityholders") in connection with the Transaction, from a financial point of view.

   Allen & Company Incorporated ("Allen"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes.

   As you know, Allen has been engaged by Chris-Craft since September 13, 1999, to render certain financial advisory services in connection with a potential sale of Chris-Craft. In connection with such engagement, Allen will receive a fee upon consummation of the Transaction. In the past, Allen has provided financial advisory services to each of Chris-Craft and News Corporation and has received fees for the rendering of such services.

   Stanley S. Shuman, who is a Managing Director of Allen and has participated in this engagement, also serves as a Director and is a shareholder of News Corporation. News Corporation has acknowledged that while Mr. Shuman is a member of News Corporation's Board of Directors, he has acted solely on behalf of Chris-Craft with respect to the Transaction and has recused himself from News Corporation's deliberations with respect to the Transaction.

   In the course of its business as a broker-dealer, Allen may from time to time trade in the securities of Chris-Craft and News Corporation for its own account, the accounts of investment funds under management of Allen and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

   Our opinion as expressed herein reflects and gives effect to information concerning each of Chris-Craft and News Corporation which we acquired during the course of this assignment, including information provided by senior management in the course of a number of discussions. We have not, however, conducted an independent appraisal of either Chris-Craft's or News Corporation's assets, or independently verified the information concerning either Chris-Craft's or News Corporation's operations or other data which we have considered in our review, and for the purpose of expressing our opinion set forth herein, we have assumed that all such information is accurate, complete and current.

   In arriving at our conclusion, we have considered, among other factors we deemed relevant, (i) the terms of the draft Merger Agreement and related documentation (which prior to the delivery of this opinion has not been executed by the parties); (ii) the nature of the operations, assets and financial history of each of Chris-Craft and News Corporation, including discussions with senior management of each regarding their respective businesses and prospects relating to, among other things, their respective operating budgets and financial outlooks; (iii) filings with the Securities and Exchange Commission, including audited and unaudited financial statements, for each of Chris-Craft and News Corporation; (iv) the historical trading information for the equity securities of each of Chris-Craft and News Corporation; (v) certain publicly available equity research reports, published by nationally recognized brokerage houses, covering News Corporation and certain other companies in businesses related to those of News Corporation;
(vi) certain financial and stock market information for certain other companies in businesses related to those of each of Chris-Craft and News Corporation;
(vii) certain financial information relating to certain merger and acquisition transactions involving companies in businesses related to those of Chris-Craft; and (viii) certain publicly available information relating to premiums paid in certain selected merger and acquisition transactions. In addition to our review and analyses of the specific information set forth above, our opinion herein reflects and gives effect to our assessment of general economic, monetary, market and industry conditions existing as of the date hereof as they may affect the business and prospects of Chris-Craft.

   It is understood that this letter is for the information of the Board of Directors of Chris-Craft and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Chris-Craft or News Corporation with the Securities and Exchange Commission with respect to the Transaction.

   The opinion rendered herein does not constitute a recommendation to Securityholders of Chris-Craft as to how they should vote or what action they should take in connection with the Transaction.

   Based upon and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the Securityholders of Chris-Craft in connection with the Transaction is fair from a financial point of view.

                                          Very truly yours,

                                          ALLEN & COMPANY INCORPORATED

                                                                         ANNEX E

[WASSERSTEIN PERELLA & CO. LOGO]

                                                                 August 13, 2000

Special Committee of the Board of Directors
BHC Communications, Inc.
767 Fifth Avenue
New York, NY 10153

Members of the Special Committee of the Board:

   You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of BHC Communications, Inc. ("BHC"), other than Chris-Craft Industries, Inc. ("Chris-Craft"), of the Merger Consideration (as defined below) provided for pursuant to the terms of the Agreement and Plan of Merger, dated as of August 13, 2000 (the "Merger Agreement"), among BHC, The News Corporation Limited ("News Corp"), News Publishing Australia Limited, a wholly owned subsidiary of News Corp ("Acquisition Sub") and Fox Television Holdings Inc., an indirect subsidiary of News Corp. The Merger Agreement provides for, among other things, a merger of BHC with and into Acquisition Sub (the "Merger") pursuant to which the holder of each outstanding share of Class A common stock, par value $.01 per share, of BHC (other than any such shares held in the treasury of BHC, owned by Chris-Craft or owned by News Corp, Acquisition Sub or their respective affiliates ) will have the option to elect to convert each share into (a) $165.00 of cash (the "All Cash Amount"), (b) 3.7131 American Depositary Shares of News Corp (the "News Corp ADSs"), each of which represents four fully paid and nonassessable Preferred Limited Voting Ordinary Shares of News Corp (the "All Stock Exchange Ratio"), or (c) a combination of $66.00 (the "Partial Cash Amount") and 2.2278 American Depositary Shares of News Corp (the "Partial Exchange Ratio"). The All Cash Amount, the All Stock Exchange Ratio and the Partial Cash Amount and Partial Exchange Ratio are referred to collectively herein as the "Merger Consideration." The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. The Merger Agreement contains adjustments to the amounts of cash and stock to be received by BHC stockholders who elect to receive the All Cash Amount or the All Stock Amount, the effect of which is intended to equalize the value of the consideration received by the BHC stockholders regardless of their election by giving effect to the market value of the News Corp ADSs during a period prior to the closing (the "Rebalancing Mechanism").

   In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement, and for purposes hereof, we have assumed that the final form of this document will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to BHC, Chris-Craft, United Television ("UTV"), Inc., a 57.9% owned subsidiary of BHC, and News Corp for recent years and interim periods to date, as well as certain internal financial and operating information, including certain prospective financial information for the calendar year 2000 prepared by or on behalf of BHC, Chris-Craft and UTV and provided to us for purposes of our analysis, (collectively, the "Prospective Financial Information"). We have also reviewed the estimates of third party research analysts of the earnings of News Corp for 2000 and 2001 (the "Analysts' Estimates"). We have met with the managements, of BHC, Chris-Craft, UTV and News Corp to review and discuss such information and, among other matters, each of BHC's, Chris-Craft's, UTV's and News Corp's businesses, results of operations, assets, financial conditions and future prospects.

   We have reviewed and considered certain financial and stock market data relating to BHC, Chris-Craft, UTV and News Corp and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to BHC, or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and other business combination transactions in the television broadcasting industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion. Management informed us that BHC does not prepare prospective financial information for periods extending beyond fiscal year 2000; therefore, we did not perform a discounted cash flow analysis in connection with rendering this opinion.

   In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the Prospective Financial Information provided to us, and we have assumed that such Prospective Financial Information was reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of BHC's, Chris-Craft's and UTV's respective managements. We express no opinion with respect to such Prospective Financial Information or the respective assumptions upon which it is based. We have also assumed and relied on the reasonableness and accuracy of the Analysts' Estimates. In addition, we have not reviewed any of the books and records of BHC, Chris-Craft, UTV or News Corp, or assumed any responsibility for conducting a physical inspection of the properties or facilities of BHC, Chris-Craft, UTV or News Corp, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of BHC, Chris-Craft, UTV or News Corp, and no such independent valuation or appraisal was provided to us. We also have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have a material effect on BHC or News Corp or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of News Corp, Chris-Craft, BHC or UTV will actually trade at any time.

   In the ordinary course of our business, we may actively trade the debt and equity securities of BHC, Chris-Craft, UTV or News Corp for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We are acting as exclusive financial advisor to the Special Committee of the Board of Directors of BHC in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as a fee for rendering this opinion. BHC has also agreed to indemnify us for certain liabilities arising out of our engagement and the rendering of this opinion.

   It should be noted that in the context of our engagement, we were not authorized to and did not solicit third party indications of interest in acquiring all or any part of BHC, or investigate any alternative transactions that may be available to BHC.

   Our opinion addresses only the fairness from a financial point of view to the stockholders of BHC (other than Chris-Craft) of the Merger Consideration provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger Agreement or the Merger (including the Rebalancing Mechanism and the consideration to be paid to Chris-Craft pursuant to the Merger or any transaction related thereto). Specifically, our opinion does not address BHC's underlying business decision to effect the transactions contemplated by the Merger Agreement or the merits of the Merger relative to any alternative transaction or business strategy that may be available to BHC.

   It is understood that this letter is for the benefit and use of the Special Committee of the Board of Directors of BHC in its consideration of the Merger and, except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to stockholders of BHC relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Merger or whether such holder should elect to receive the All Cash Amount, the All Stock Exchange Ratio, or the Partial Cash Amount and Partial Exchange Ratio, and should not be relied upon by any stockholder as such.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Merger Consideration provided for pursuant to the Merger Agreement is fair to the stockholders of BHC (other than Chris-Craft) from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.

                                                                        ANNEX F
Bear Stearns

                                                       BEAR, STEARNS & CO. INC.

                                                                245 PARK AVENUE
                                                       NEW YORK, NEW YORK 10167
                                                                 (212) 272-2000
                                                            FAX: (212) 272-3092


                                                               ATLANTA * BOSTON
                                                 CHICAGO * DALLAS * LOS ANGELES
                                                       NEW YORK * SAN FRANCISCO

                                            SAO PAULO * LONDON * PARIS * GENEVA
                                         BEIJING * HONG KONG * SHANGHAI * TOKYO

August 13, 2000

The Special Committee of the Board of Directors
United Television, Inc.
132 South Rodeo Drive, Fourth Floor
Beverly Hills, CA 30212

Attention:  James D. Hodgson
      Director

      Howard F. Roycroft
      Director

Gentlemen:

We understand that United Television, Inc. ("UTVI") proposes to enter into an Agreement and Plan of Merger dated August 13, 2000 (the "Agreement"), pursuant to which UTVI will be acquired by The News Corporation Limited ("News Corp.") (the "Transaction"). Upon consummation of the Transaction contemplated by the Agreement, each share of UTVI Common Stock, other than certain shares, including for example those held in treasury or as to which dissenters' rights have been perfected, will be converted into the right to receive a combination of $60 in cash (the "Partial Cash") and 2.0253 American Depositary Shares of News Corp. (NYSE ticker symbol: NWS.A), each of which represents four (4) fully paid and nonassessable Preferred Limited Voting Ordinary Shares of News Corp. (the "ADRs") (the "Partial Exchange Ratio"); provided, that each stockholder will be entitled to elect to receive instead, subject to pro-ration, equivalent value of the sum of the Partial Cash and the Partial Exchange Ratio either in (i) cash (the "Cash") or (ii) ADRs (the "ADR Value") (such consideration being referred to collectively as the "Base Consideration").

If the value of the ADRs declines such that the aggregate value of the ADRs at closing does not equal at least 45% of the aggregate value of the total consideration paid for the UTVI Common Stock, the components of the Base Consideration will be modified, in accordance with and as more fully described in the Agreement, by reducing the cash portion of the Base Consideration to the minimum extent necessary, and issuing in lieu thereof ADRs, such that the total cash paid for shares of UTVI Common Stock in the Transaction does not exceed 55% of the aggregate value of the total consideration paid (the modified Base Consideration is referred to as the "Tax-Adjusted Consideration"), as provided for in Section 1.4(f) of the Agreement.

Pursuant to the Agreement, if News Corp. does not receive the necessary
Federal Communications Commission approval for the Transaction to be accomplished in a manner that will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or if a ruling from the Internal Revenue Service and certain tax opinions are not obtained and the Transaction will not be effected as a tax-free reorganization, the ADR Value, the Partial Exchange Ratio, the Cash and the Partial Cash each will be increased by 5% (the increased ADR Value, Partial Exchange Ratio, Cash and Partial Cash are referred collectively as the "Enhanced Consideration"). The value delivered as a result of the Base Consideration, the Tax-Adjusted Consideration or the Enhanced Consideration are referred collectively to as the "Consideration". You have provided us with a copy of the Agreement.

We also understand that, simultaneously with the Transaction, News Corp. will enter into agreements to acquire both BHC Communications, Inc. ("BHC") and Chris-Craft Industries, Inc. ("Chris-Craft"), which owns 80.0% of the shares and controls 95.0% of the vote of BHC, and that BHC, which owns 57.9% of the voting shares of UTVI, will agree to vote its shares in favor of the Transaction.

You have asked us to render our opinion as to whether the Consideration to be received is fair, from a financial point of view, to the public shareholders of UTVI.

In the course of performing our review and analyses for rendering this opinion, we have:

 .  reviewed the Agreement;

 .  reviewed UTVI's Annual Reports to Shareholders and Annual Reports on Form
   10-K for the years ended December 31, 1997 through 1999, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its Report on Form 8-K dated July 7, 1999;

 .  reviewed BHC's Annual Reports to Shareholders and Annual Reports on Form 10-
   K for the years ended December 31, 1997 through 1999, its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2000 and its Report on Form 8-K dated February 8, 2000;

 .  reviewed Chris-Craft's Annual Reports to Shareholders and Annual Reports on
   Form 10-K for the years ended December 31, 1997 through 1999 and its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2000;

 .  reviewed News Corp.'s Annual Reports to Shareholders and Annual Reports on
   Form 20-F for the fiscal years ended June 30, 1997 through 1999 and its Interim Report on Form 6-K for the period ended March 31, 2000;

 . reviewed certain operating and financial information, including a budget for the year ended December 31, 2000, provided to us by UTVI's management relating to UTVI's business and prospects;

 . reviewed certain operating and financial information, including a budget for the year ended December 31, 2000, provided to us by Chris-Craft's management relating to Chris-Craft's business and prospects;

 . met with certain members of UTVI's senior management to discuss UTVI's business, operations, historical and budgeted financial results and future prospects;

 .  spoke with certain members of News Corp.'s senior management to discuss News
   Corp.'s business, operations, historical and projected financial results and future prospects and noted that News Corp.'s management expressed confidence that it would meet analyst expectations for 2000 and 2001;

 . reviewed the historical prices, trading multiples and trading volumes of the common shares of UTVI, BHC and Chris-Craft and Ordinary Shares and Preferred Limited Voting Ordinary Shares (and respective American Depositary Shares) of News Corp. (collectively, the "News Corp. Ordinary Share Classes");

 . reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to UTVI and News Corp.;

 . reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to the Transaction involving companies which we deemed generally comparable to UTVI;

 . reviewed the pro forma results, financial condition and capitalization of News Corp. giving effect to the Transaction; and

 . conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

We have relied upon, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the budget, provided to us by UTVI and Chris-Craft. With respect to such budgeted financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of each such company as to the expected future performance of such companies. We have not independently verified any such information or the budget provided to us, and we have further relied upon the assurances of the senior management of each such company that they are unaware of any facts that would make the information and budget provided to us incomplete or misleading.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of UTVI, nor have we been furnished with any such appraisals. Except in the case of the Enhanced Consideration, we have assumed that the stock portion of the consideration to be received will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement without any regulatory limitations, restrictions, conditions, amendments or modifications that collectively would have a material effect on UTVI, News Corp., BHC or Chris-Craft.

We do not express any opinion as to the price or range of prices at which the shares of common stock of UTVI and the News Corp. Ordinary Share Classes may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the News Corp. Ordinary Share Classes may trade subsequent to the consummation of the Transaction.

We have acted as a financial advisor to the Special Committee of UTVI in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of UTVI, BHC, Chris-Craft, and/or News Corp. for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

This letter was provided to the Special Committee of the Board of Directors of UTVI for their use in considering the Transaction and does not constitute a recommendation to the Special Committee of the Board of Directors of UTVI or any holders of UTVI common stock as to how to vote in connection with the Transaction. This opinion does not address UTVI's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for UTVI or the effects of any other transaction in which UTVI might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of UTVI common stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received is fair, from a financial point of view, to the public shareholders of UTVI.

Very truly yours,

BEAR, STEARNS & CO. INC.

                                                                         ANNEX G

                          THE GENERAL CORPORATION LAW
                                       OF
                             THE STATE OF DELAWARE

  SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
(S) 264 of this title:

       (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

       (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

       (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

       (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

       (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20 Indemnification of Directors and Officers.

   With respect to News Corporation, Section 199A of the Corporations Law of South Australia provides:

     "(1) A company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company.

     (2) A company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer or auditor of the company:

       (a) a liability owed to the company or a related body corporate

       (b) a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H

       (c) a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

   This subsection does not apply to a liability for legal costs.

     (3) A company or related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

       (a) in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under subsection (2); or

       (b) in defending or resisting criminal proceedings in which the person is found guilty; or

       (c) in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

       (d) in connection with proceedings for relief to the person under this Law in which the Court denies the relief.

   Paragraph (c) does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

     (4) For the purpose of subsection (3), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings."

   Section 116 of the Articles of Association of News Corporation provides as follows:

     "(1) To the extent permitted by law and without limiting the powers of the Company, the Company must indemnify each person who is, or has been, a director, principal executive officer or secretary of the Company against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity: (a) incurred on or after 15 April 1994 to any person (other than the Company or a related body corporate), whether or not arising from a prior contingent liability, and which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful; or (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Law.

     (2) The Company need not indemnify a person as provided for in paragraph
  (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

     (3) To the extent permitted by law and without limiting the powers of the Company, the Board of Directors may authorize the Company to, and the Company may, enter into any: (a) documentary indemnity in favor of; or (b) insurance policy for the benefit of, a person who is, or has been, a director, principal executive officer, secretary, auditor, employee or other officer of the Company, or of a subsidiary of the Company.

     (4) The benefit of any indemnity previously given to any person in respect of liabilities incurred prior to 15 April 1994 is not affected by this Article.

     (5) The benefit of each indemnity given in paragraph (1) continues, even after its terms are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion."

Item 21 Exhibits and Financial Statement Schedules.

   See the Exhibit Index of this Registration Statement.

Item 22 Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8 of Form 20-F at the start of any delayed offering or throughout a continuous offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes: (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (2) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 21, 2001.

                                          The News Corporation Limited
                                          (Registrant)

                                                 /s/ Arthur M. Siskind
                                          By: _________________________________

                                                   Arthur M. Siskind

                                                       Director

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Executive Director,          March 21, 2001
______________________________________ Chairman and Chief
          K. Rupert Murdoch            Executive (Principal
                                       Executive Officer)

                  *                    Executive Director, Chief    March 21, 2001
______________________________________ Financial Officer and
            David F. DeVoe             Finance Director
                                       (Principal Financial and
                                       Accounting Officer)

                  *                    Non-Executive Director       March 21, 2001
______________________________________
          Geoffrey C. Bible

                  *                    Executive Director           March 21, 2001
______________________________________
             Chase Carey

                  *                    Executive Director           March 21, 2001
______________________________________
            Peter Chernin

                  *                    Non-Executive Director       March 21, 2001
______________________________________
          Kenneth E. Cowley

                  *                    Non-Executive Director       March 21, 2001
______________________________________
        Roderich I. Eddington

                  *                    Non-Executive Director       March 21, 2001
______________________________________
             Aatos Erkko

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Non-Executive Director       March 21, 2001
______________________________________
         Andrew S. B. Knight

                  *                    Executive Director           March 21, 2001
______________________________________
          Lachlan L. Murdoch

                  *                    Non-Executive Director       March 21, 2001
______________________________________
          Thomas J. Perkins

                  *                    Non-Executive Director       March 21, 2001
______________________________________
         Bert C. Roberts, Jr.

                  *                    Non-Executive Director       March 21, 2001
______________________________________
          Stanley S. Shuman

        /s/ Arthur M. Siskind          Executive Director           March 21, 2001
______________________________________
          Arthur M. Siskind

--------

* The undersigned by signing his name hereto, does hereby sign and execute this Amendment No. 1 to this Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

        /s/ Arthur M. Siskind
By: __________________________________
          Arthur M. Siskind
           Attorney-in-fact

                                 EXHIBIT INDEX

  No.                                    Item
  ---                                    ----
  2.1   Agreement and Plan of Merger, dated as of August 13, 2000, among
        Chris-Craft Industries, Inc., The News Corporation Limited, News
        Publishing Australia Limited and Fox Television Holdings, Inc. (3)

  2.2   Agreement and Plan of Merger, dated as of August 13, 2000, among BHC
        Communications, Inc., The News Corporation Limited, News Publishing
        Australia Limited and Fox Television Holdings, Inc. (4)

  2.3   Agreement and Plan of Merger, dated as of August 13, 2000, among
        United Television, Inc., The News Corporation Limited, News Publishing
        Australia Limited and Fox Television Holdings, Inc. (5)

  2.4   Amendment No. 1 to Agreement and Plan of Merger, dated as of August
        13, 2000, among Chris-Craft Industries, Inc., The News Corporation
        Limited, News Publishing Australia Limited and Fox Television
        Holdings, Inc. (1)

  2.5   Amendment No. 1 to Agreement and Plan of Merger, dated as of August
        13, 2000, among BHC Communications, Inc., The News Corporation
        Limited, News Publishing Australia Limited and Fox Television
        Holdings, Inc. (1)

  2.6   Amendment No. 1 to Agreement and Plan of Merger, dated as of August
        13, 2000, among United Television, Inc., The News Corporation Limited,
        News Publishing Australia Limited and Fox Television Holdings, Inc.
        (1)

  5.1   Opinion of Allen Allen & Hemsley as to the validity of the Preferred
        Limited Voting Ordinary Shares of News Corporation offered hereby and certain other matters. (2)

  8.1   Opinion of Squadron Ellenoff Plesent & Sheinfeld LLP as to certain
        U.S. federal income tax matters. (2)

  8.2   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain U.S.
        federal income tax matters. (2)

  8.3 Opinion of Kaye Scholer LLP as to certain U.S. federal income tax matters. (2)

  8.4 Opinion of Kaye Scholer LLP as to certain U.S. federal income tax matters. (2)

  8.5   Opinion of Allen Allen & Hemsley as to certain Australian tax matters.
        (2)

 10.1   Voting Agreement, dated as of August 13, 2000, among The News
        Corporation Limited, News Publishing Australia Limited and Chris-Craft
        Industries, Inc. (6)

 10.2   Voting Agreement, dated as of August 13, 2000, among The News
        Corporation Limited, News Publishing Australia Limited and BHC
        Communications, Inc. (7)

 23.1   Consent of Arthur Andersen LLP regarding The News Corporation Limited.
        (2)

 23.2   Consent of Arthur Andersen LLP regarding Fox Entertainment Group, Inc.
        (2)

 23.3   Consent of Arthur Andersen LLP regarding British Sky Broadcasting
        Group plc. (2)

 23.4   Consent of Arthur Andersen LLP regarding Stream S.p.A. (2)

 23.5   Consent of PricewaterhouseCoopers LLP regarding Chris-Craft
        Industries, Inc. (2)

 23.6   Consent of PricewaterhouseCoopers LLP regarding BHC Communications,
        Inc. (2)

 23.7   Consent of PricewaterhouseCoopers LLP regarding United Television,
        Inc. (2)

 23.8   Consent of Allen Allen & Hemsley (included in the opinion filed as
        Exhibit 5.1 to this Registration Statement and incorporated herein by reference). (2)

 23.9 Consent of Squadron Ellenoff Plesent & Sheinfeld LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement and incorporated herein by reference). (2)

 23.10 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference). (2)

  No.                                   Item
  ---                                   ----

 23.11  Consent of Kaye Scholer LLP (included in the opinion filed as Exhibit
        8.3 to this Registration Statement and incorporated herein by reference). (2)

 23.12  Consent of Kaye Scholer LLP (included in the opinion filed as Exhibit
        8.4 to this Registration Statement and incorporated herein by reference). (2)

 23.13  Consent of Allen Allen & Hemsley (included in the opinion filed as
        Exhibit 8.5 to this Registration Statement and incorporated herein by reference). (2)

 24.1   Powers of Attorney (included at page II-4 of previous filing). (1)

 99.1   Consent of Allen & Company, Incorporated. (2)

 99.2   Consent of Bear, Stearns & Co. (2)

 99.3   Consent of Dresdner Kleinwort Wasserstein, Inc. (2)

 99.4   Form of proxy card of Chris-Craft Industries, Inc. (2)

 99.5   Form of proxy card of BHC Communications, Inc. (2)

 99.6   Form of proxy card of United Television, Inc. (2)

--------

(1) Previously filed.

(2) Filed herewith.
(3) Incorporated herein by reference to exhibit number 2.1 to Chris-Craft's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-02999).
(4) Incorporated herein by reference to exhibit number 2.1 to BHC's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-10342).
(5) Incorporated herein by reference to exhibit number 2.1 to United Television's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-08411).
(6) Incorporated herein by reference to exhibit number 10.1 to Chris-Craft's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-02999).
(7) Incorporated herein by reference to exhibit number 10.3 to BHC's Current Report on Form 8-K filed on August 23, 2000 (File No. 001-10342).